Filed Pursuant to Rule 433
                                                         File No.: 333-131400-01

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

 THIS FREE WRITING PROSPECTUS, DATED JUNE 23, 2006, MAY BE AMENDED OR COMPLETED
                              PRIOR TO TIME OF SALE
                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-131400) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

                          ----------------------------

                          $3,327,238,000 (Approximate)

                   Greenwich Capital Commercial Funding Corp.
                                  as Depositor

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                      as Sponsors and Mortgage Loan Sellers

                       Commercial Mortgage Trust 2006-GG7
                                as Issuing Entity

         Commercial Mortgage Pass-Through Certificates, Series 2006-GG7
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M,
            Class A-J, Class B, Class C, Class D, Class E and Class F

      We, Greenwich Capital Commercial Funding Corp., have prepared this document in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this document. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

      The offered certificates will represent interests in, and represent obligations of, the issuing entity only and do not represent the obligations of the depositor, the sponsors or any of their affiliates. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The primary assets of the trust will be a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately $3,611,656,138 as of the cut-off date.

      Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, on the 10th day of the month, or if such 10th day is not a business day, on the next succeeding business day, commencing in August 2006. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under "Description of the Offered Certificates--Payments" in this document.

      You should fully consider the risk factors beginning on page S-44 and on page 14 in the accompanying prospectus prior to investing in the offered certificates.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document or the accompanying prospectus. Any representation to the contrary is a criminal offense.


           Approximate Initial
               Certificate       Initial Pass-     Pass-Through Rate                       Expected Ratings
 Class      Principal Balance     Through Rate        Description       Principal Window     S&P/Moody's
--------   -------------------   ---------------   ------------------   ----------------   ----------------
 A-1(1)      $100,000,000                      %          (2)            08/06 - 12/10         AAA/Aaa
 A-2(1)      $260,782,000                      %          (2)            12/10 - 11/11         AAA/Aaa
 A-3(1)      $101,915,000                      %          (2)            09/12 - 07/13         AAA/Aaa
 A-AB(1)     $125,000,000                      %          (2)            11/11 - 09/15         AAA/Aaa
 A-4(1)      $1,845,339,000                    %          (2)            09/15 - 06/16         AAA/Aaa
A-1-A(1)     $95,123,000                       %          (2)            08/06 - 06/16         AAA/Aaa
   A-M       $361,165,000                      %          (2)            06/16 - 06/16         AAA/Aaa
   A-J       $261,845,000                      %          (2)            06/16 - 07/16         AAA/Aaa
    B        $27,088,000                       %          (2)            07/16 - 07/16         AA+/Aa1
    C        $54,175,000                       %          (2)            07/16 - 07/16          AA/Aa2
    D        $27,087,000                       %          (2)            07/16 - 07/16         AA-/Aa3
    E        $22,573,000                       %          (2)            07/16 - 07/16          A+/A1
    F        $45,146,000                       %          (2)            07/16 - 07/16           A/A2


      (Footnotes to table on page S-9)

      Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about July 12, 2006.

      With respect to this offering, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are acting as co-lead bookrunning managers and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers.

Goldman, Sachs & Co.                                [RBS Greenwich Capital Logo]

Bear, Stearns & Co. Inc.                                     Merrill Lynch & Co.
Morgan Stanley                                               Wachovia Securities

                                   June , 2006

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE OFFERED CERTIFICATES............................S-5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS.....S-5
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS FREE WRITING
   PROSPECTUS..............................................................S-5
EUROPEAN ECONOMIC AREA.....................................................S-6
UNITED KINGDOM.............................................................S-6
NOTICE TO UNITED KINGDOM INVESTORS.........................................S-7
SELLING LEGENDS FOR HONG KONG, JAPAN AND SINGAPORE.........................S-7
SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-9
INTRODUCTION TO THE TRANSACTION............................................S-9
RISK FACTORS..............................................................S-44
   Risks Related to the Offered Certificates..............................S-44
   Risks Related to the Underlying Mortgage Loans.........................S-47
   Conflicts of Interest..................................................S-68
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT......................S-70
FORWARD-LOOKING STATEMENTS................................................S-70
THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS.......................S-71
   The Sponsors...........................................................S-71
   The Mortgage Loan Sellers and Originators..............................S-74
THE DEPOSITOR.............................................................S-78
THE ISSUING ENTITY........................................................S-78
THE SERVICERS.............................................................S-79
   The Master Servicer....................................................S-79
   The Special Servicer...................................................S-81
THE TRUSTEE...............................................................S-83
   General................................................................S-83
   Duties of the Trustee..................................................S-85
   Certain Matters Regarding the Trustee..................................S-85
   Resignation and Removal of the Trustee.................................S-86
DESCRIPTION OF THE MORTGAGE POOL..........................................S-87
   General................................................................S-87
   Cross-Collateralized Mortgage Loans and Multi-Property Mortgage
      Loans...............................................................S-90
   Mortgage Loans with Affiliated Borrowers...............................S-90
   Terms and Conditions of the Trust Mortgage Loans.......................S-90
   Mortgage Pool Characteristics.........................................S-101
   Split Loan Structure..................................................S-101
   Additional Loan and Property Information..............................S-104
   Assessments of Property Condition.....................................S-111
   Assignment of the Underlying Mortgage Loans...........................S-113
   Representations and Warranties........................................S-116
   Cures and Repurchases.................................................S-117
   Changes in Mortgage Pool Characteristics..............................S-118
SERVICING UNDER THE POOLING AND SERVICING AGREEMENT......................S-119
   General...............................................................S-119
   Servicing of the Non-Serviced Loan Groups.............................S-120
   Servicing and Other Compensation and Payment of Expenses..............S-122
   The Directing Holders.................................................S-128
   Replacement of the Special Servicer...................................S-135
   Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions..........S-136
   Modifications, Waivers, Amendments and Consents.......................S-136
   Required Appraisals...................................................S-138
   Custodial Account.....................................................S-140
   Maintenance of Insurance..............................................S-142

   Fair Value Option.....................................................S-143
   Realization Upon Defaulted Mortgage Loans.............................S-145
   REO Properties........................................................S-146
   Inspections; Collection of Operating Information......................S-148
   Evidence as to Compliance.............................................S-148
   Certain Matters Regarding the Master Servicer, the Special
      Servicer and the Depositor.........................................S-149
   Events of Default.....................................................S-152
   Rights Upon Event of Default..........................................S-153
DESCRIPTION OF THE OFFERED CERTIFICATES..................................S-154
   General...............................................................S-154
   Registration and Denominations........................................S-156
   Distribution Account..................................................S-156
   Interest Reserve Account..............................................S-158
   Payments..............................................................S-158
   Treatment of REO Properties...........................................S-165
   Reductions of Certificate Principal Balances in Connection With
      Realized Losses and Additional Trust Fund Expenses.................S-165
   Fees and Expenses.....................................................S-167
   Advances of Delinquent Monthly Debt Service Payments..................S-169
   Reimbursement of Advances.............................................S-170
   Rated Final Payment Date..............................................S-172
   Assumed Final Payment Date............................................S-172
   Reports to Certificateholders; Available Information..................S-173
   Voting Rights.........................................................S-176
   Termination...........................................................S-176
YIELD AND MATURITY CONSIDERATIONS........................................S-177
   Yield Considerations..................................................S-177
   Weighted Average Lives................................................S-181
LEGAL PROCEEDINGS........................................................S-182
USE OF PROCEEDS..........................................................S-182
CERTAIN LEGAL ASPECTS....................................................S-182
   Election of Remedies..................................................S-182
FEDERAL INCOME TAX CONSEQUENCES..........................................S-184
   General...............................................................S-184
   Discount and Premium; Prepayment Consideration........................S-185
   Characterization of Investments in Offered Certificates...............S-185
CERTAIN ERISA CONSIDERATIONS.............................................S-186
LEGAL INVESTMENT.........................................................S-189
LEGAL MATTERS............................................................S-190
RATINGS..................................................................S-190
GLOSSARY.................................................................S-192

ANNEX A--CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS.........A-1-1
ANNEX A-2--JP MORGAN INTERNATIONAL PLAZA I & II AMORTIZATION SCHEDULE.....A-2-1
ANNEX A-3--WEST OAKS MALL AMORTIZATION SCHEDULE...........................A-3-1
ANNEX A-4--1544 OLD ALABAMA AND 900 HOLCOMB ROAD AMORTIZATION SCHEDULE....A-4-1
ANNEX B--STRUCTURAL AND COLLATERAL TERM SHEET...............................B-1
ANNEX C--MORTGAGE POOL CHARACTERISTICS......................................C-1
ANNEX D--DECREMENT TABLES...................................................D-1
ANNEX E--FORM OF PAYMENT DATE STATEMENT.....................................E-1
ANNEX F--CLASS A-AB PLANNED PRINCIPAL BALANCE...............................F-1
ANNEX G--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES......G-1

                 IMPORTANT NOTICE ABOUT THE OFFERED CERTIFICATES

      The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

      Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

      The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected in this free writing prospectus. The underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned in this prospectus supplement or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed in this free writing prospectus supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                     IMPORTANT NOTICE ABOUT THE INFORMATION
                    CONTAINED IN THIS FREE WRITING PROSPECTUS

      This free writing prospectus is also referred to as "this prospectus supplement." Information about the offered certificates is contained in two separate documents:

      o this prospectus supplement, which describes the specific terms of the offered certificates; and

      o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

      You should only rely on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying prospectus.

                             EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

      (i) TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

      (ii) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN (euro)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(euro)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

      (iii) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE TRUST OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

      (i) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE TRUST; AND

      (ii) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE TRUST FUND AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

               SELLING LEGENDS FOR HONG KONG, JAPAN AND SINGAPORE

      THE CERTIFICATES MAY NOT BE OFFERED OR SOLD BY MEANS OF ANY DOCUMENT OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES, WHETHER AS PRINCIPAL OR AGENT, OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 32) OF HONG KONG, AND NO ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE CERTIFICATES MAY BE ISSUED, WHETHER IN HONG KONG OR ELSEWHERE, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC IN HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO "PROFESSIONAL INVESTORS" WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) OF HONG KONG AND ANY RULES MADE THEREUNDER.

      THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES AND EXCHANGE LAW OF JAPAN (THE SECURITIES AND EXCHANGE LAW) AND EACH UNDERWRITER HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS SUPPLEMENT MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN), OR TO OTHERS FOR REOFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE SECURITIES AND EXCHANGE LAW AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

      THIS PROSPECTUS SUPPLEMENT HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS PROSPECTUS SUPPLEMENT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN

INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE "SFA"), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN
SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

      WHERE THE CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES' RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE NOTES UNDER SECTION 275 EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO
SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS, SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2006-GG7 Commercial Mortgage Pass-Through Certificates, which consist of multiple classes and are referred to in this prospectus supplement as the series 2006-GG7 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          Series 2006-GG7 Commercial Mortgage Pass-Through Certificates


            Approximate Total Principal     Approx. % Total         Approx. %
           Balance or Notional Amount at   Credit Support at   of Initial Mortgage   Pass-Through Rate    Approx. Initial
  Class           Initial Issuance          Initial Issuance      Pool Balance          Description      Pass-Through Rate
--------   -----------------------------   -----------------   -------------------   -----------------   -----------------
Offered Certificates
 A-1(1)                    $100,000,000       30.000%               2.769%                  (2)                  %
 A-2(1)                    $260,782,000       30.000%               7.221%                  (2)                  %
 A-3(1)                    $101,915,000       30.000%               2.822%                  (2)                  %
 A-AB(1)                   $125,000,000       30.000%               3.461%                  (2)                  %
 A-4(1)                  $1,845,339,000       30.000%              51.094%                  (2)                  %
A-1-A(1)                    $95,123,000       30.000%               2.634%                  (2)                  %
   A-M                     $361,165,000       20.000%              10.000%                  (2)                  %
   A-J                     $261,845,000       12.750%               7.250%                  (2)                  %
    B                       $27,088,000       12.000%               0.750%                  (2)                  %
    C                       $54,175,000       10.500%               1.500%                  (2)                  %
    D                       $27,087,000        9.750%               0.750%                  (2)                  %
    E                       $22,573,000        9.125%               0.625%                  (2)                  %
    F                       $45,146,000        7.875%               1.250%                  (2)                  %

Non-Offered Certificates
    G                       $31,602,000        7.000%               0.875%                  (2)                  %
    H                       $45,145,000        5.750%               1.250%                  (2)                  %
    J                       $40,632,000        4.625%               1.125%                  (2)                  %
    K                       $36,116,000        3.625%               1.000%                  (2)                  %
    L                       $13,544,000        3.250%               0.375%                  (2)                  %
    M                       $18,058,000        2.750%               0.500%                  (2)                  %
    N                       $18,058,000        2.250%               0.500%                  (2)                  %
    O                        $4,515,000        2.125%               0.125%                  (2)                  %
    P                       $13,544,000        1.750%               0.375%                  (2)                  %
    Q                        $9,029,000        1.500%               0.250%                  (2)                  %
    S                       $54,175,137        0.000%               1.500%                  (2)                  %
  X(3)                   $3,611,656,137           N/A                  N/A              Variable IO              %
    V                     N/A                     N/A                  N/A                  N/A                 N/A
   R-I                    N/A                     N/A                  N/A                  N/A                 N/A
  R-II                    N/A                     N/A                  N/A                  N/A                 N/A



           Approx. Weighted
             Average Life      Principal        Ratings
  Class        (Years)           Window       S&P/Moody's
--------   ----------------   ------------   ------------
Offered Certificates
 A-1(1)          3.32         08/06 - 12/10    AAA/Aaa
 A-2(1)          4.79         12/10 - 11/11    AAA/Aaa
 A-3(1)          6.87         09/12 - 07/13    AAA/Aaa
 A-AB(1)         7.44         11/11 - 09/15    AAA/Aaa
 A-4(1)          9.67         09/15 - 06/16    AAA/Aaa
A-1-A(1)         9.39         08/06 - 06/16    AAA/Aaa
   A-M           9.91         06/16 - 06/16    AAA/Aaa
   A-J           9.92         06/16 - 07/16    AAA/Aaa
    B            9.99         07/16 - 07/16    AA+/Aa1
    C            9.99         07/16 - 07/16    AA/Aa2
    D            9.99         07/16 - 07/16    AA-/Aa3
    E            9.99         07/16 - 07/16     A+/A1
    F            9.99         07/16 - 07/16     A/A2

Non-Offered Certificates
    G            9.99         07/16 - 07/16     A-/A3
    H            9.99         07/16 - 07/16   BBB+/Baa1
    J            9.99         07/16 - 07/16   BBB/Baa2
    K            9.99         07/16 - 07/16   BBB-/Baa3
    L            9.99         07/16 - 07/16    BB+/Ba1
    M            9.99         07/16 - 07/16    BB/Ba2
    N            9.99         07/16 - 07/16    BB-/Ba3
    O            9.99         07/16 - 07/16     B+/B1
    P            9.99         07/16 - 07/16     B/B2
    Q            9.99         07/16 - 07/16     B-/B3
    S            9.99         07/16 - 07/16     NR/NR
  X(3)           N/A               N/A         AAA/Aaa
    V            N/A               N/A          NR/NR
   R-I           N/A               N/A          NR/NR
  R-II           N/A               N/A          NR/NR


----------

(1) For purposes of making distributions on the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub-pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 126 mortgage loans, representing approximately 97.4% of the initial mortgage pool balance and includes all mortgage loans other than 8 of the mortgage loans secured by multifamily properties. Sub-pool 2 will consist of 8 mortgage loans, representing approximately 2.6% of the initial mortgage pool balance and includes all but 2 of the mortgage loans that are secured by multifamily properties.

(2) For any payment date, the pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii) or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

(3) The class X certificates will not have a principal balance and are sometimes referred to as the interest-only certificates. For purposes of calculating the amount of accrued interest, the interest-only certificates will have a notional amount. The notional amount of the interest-only certificates is described in this prospectus supplement under "Description of the Offered Certificates--General."

      The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Commercial Mortgage Trust 2006-GG7. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

      The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of July 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

      The parties to the pooling and servicing agreement will include us as depositor, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                            Key Certificate Features

A.    Approximate Principal
      Balance or Notional
      Amount at Initial Issuance........  The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A,
                                          class A-M, class A-J, class B, class
                                          C, class D, class E, class F, class G,
                                          class H, class J, class K, class L,
                                          class M, class N, class O, class P,
                                          class Q and class S certificates will
                                          be the series 2006-GG7 certificates
                                          with principal balances and are
                                          sometimes referred to as the principal
                                          balance certificates. Only the class
                                          A-1, class A-2, class A-3, class A-AB,
                                          class A-4, class A-1-A, class A-M,
                                          class A-J, class B, class C, class D,
                                          class E and class F certificates are
                                          offered by this prospectus supplement.
                                          The table on page S-9 of this
                                          prospectus supplement identifies for
                                          each of those classes of principal
                                          balance certificates the approximate
                                          total principal balance of that class
                                          at initial issuance. The actual total
                                          principal balance of any class of
                                          principal balance certificates at
                                          initial issuance may be larger or
                                          smaller than the amount shown in the
                                          table above, depending on, among other
                                          things, the actual size of the initial
                                          mortgage pool balance. The actual size
                                          of the initial mortgage pool balance
                                          may be as much as 5% larger or smaller
                                          than the amount presented in this
                                          prospectus supplement.

                                          This prospectus supplement contains a
                                          description of certain features
                                          pertaining to the non-offered classes
                                          of the series 2006-GG7 certificates.
                                          These certificates are not offered by
                                          this prospectus supplement and are
                                          provided only for informational
                                          purposes to prospective purchasers of
                                          the offered certificates to assist
                                          them in evaluating a prospective
                                          purchase of a class of the offered
                                          certificates.

                                          The class X certificates will not have
                                          principal balances and are sometimes
                                          referred to in this prospectus
                                          supplement as the interest-only
                                          certificates. For purposes of
                                          calculating the amount of accrued
                                          interest,
                                          the initial notional amount of the
                                          class X certificates will be
                                          $3,611,656,137, although it may be as
                                          much as 5% larger or smaller.

                                          On each payment date, the notional
                                          amount of the class X certificates
                                          will equal the aggregate outstanding
                                          principal balance of the class A-1,
                                          class A-2, class A-3, class A-AB,
                                          class A-4, class A-1-A, class A-M,
                                          class A-J, class B, class C, class D,
                                          class E, class F, class G, class H,
                                          class J, class K, class L, class M,
                                          class N, class O, class P, class Q and
                                          class S certificates outstanding from
                                          time to time.

                                          The class R-I and class R-II
                                          certificates will not have principal
                                          balances or notional amounts. They
                                          will be residual interest
                                          certificates. The holders of the class
                                          R-I and class R-II certificates are
                                          not expected to receive any material
                                          payments.

                                          The class V certificates will not have
                                          principal balances or notional
                                          amounts. They will entitle holders to
                                          certain additional interest that may
                                          accrue with respect to the mortgage
                                          loan that has an anticipated repayment
                                          date. See "Description of the Offered
                                          Certificates--Payments--Priority of
                                          Payments" below.

B.    Total Credit Support
      at Initial Issuance...............  The respective classes of the series
                                          2006-GG7 certificates, other than the
                                          class R-I, class R-II and class V
                                          certificates, will entitle their
                                          holders to varying degrees of
                                          seniority for purposes of--

                                          o     receiving payments of interest
                                                and, if and when applicable,
                                                payments of principal, and

                                          o     bearing the effects of losses on
                                                the underlying mortgage loans,
                                                as well as default-related and
                                                other unanticipated expenses of
                                                the trust.

                                          The class A-1, class A-2, class A-3,
                                          class A-AB, class A-4, class A-1-A and
                                          class X certificates will be the most
                                          senior classes of certificates. The
                                          class S certificates will be the most
                                          subordinate class of certificates.

                                          The class R-I and class R-II
                                          certificates will be residual interest
                                          certificates and will not provide any
                                          credit support to the other series
                                          2006-GG7 certificates. The class V
                                          certificates will be neither senior
                                          nor subordinate to any other series
                                          2006-GG7 certificates, but rather will
                                          entitle holders to collections of
                                          additional interest on the mortgage
                                          loan with an anticipated repayment
                                          date. The remaining classes of
                                          principal balance certificates are
                                          listed from top to bottom in the table
                                          on page S-9 of this prospectus
                                          supplement in descending order of
                                          seniority.

                                          The table on page S-9 of this
                                          prospectus supplement shows the
                                          approximate total credit support
                                          provided to each class of the offered
                                          certificates, through the
                                          subordination of other classes of the
                                          series 2006-GG7 certificates, other
                                          than the class X certificates. In the
                                          case of each class of offered
                                          certificates, the credit support shown
                                          in the table on page S-9 of this
                                          prospectus supplement represents the
                                          total initial principal balance,
                                          expressed as a percentage of the
                                          initial mortgage pool balance, of all
                                          classes of the principal balance
                                          certificates that are subordinate to
                                          the indicated class.

C.    Pass-Through Rate.................  Each class of the series 2006-GG7 certificates, other than the class
                                          R-I, class R-II and class V
                                          certificates, will bear interest. The
                                          table on page S-9 of this prospectus
                                          supplement provides the indicated
                                          information regarding the pass-through
                                          rate at which each of those classes of
                                          the series 2006-GG7 certificates will
                                          accrue interest.

                                          The pass-through rates on the class
                                          A-1, class A-2, class A-3, class A-AB,
                                          class A-4, class A-1-A, class A-M,
                                          class A-J, class B, class C, class D,
                                          class E, class F, class G, class H,
                                          class J, class K, class L, class M,
                                          class N, class O, class P, class Q and
                                          class S certificates will equal one of
                                          (i) a fixed rate, (ii) the weighted
                                          average of the net interest rates on
                                          the mortgage loans (in each case,
                                          adjusted if necessary to accrue on the
                                          basis of a 360-day year consisting of
                                          twelve 30-day months and amounts
                                          transferred into or out of the
                                          interest reserve account) as of their
                                          respective due dates in the month
                                          preceding the month in which the
                                          related payment date occurs, (iii) a
                                          rate equal to the lesser of a
                                          specified pass-through rate and the
                                          weighted average rate specified in
                                          clause (ii) or (iv) the weighted
                                          average rate specified in clause (ii)
                                          less a specified percentage.

                                          The pass-through rate applicable to
                                          the class X certificates for each
                                          payment date will equal the weighted
                                          average of the class X strip rates, at
                                          which interest accrues from time to
                                          time on the various components of the
                                          class X certificates outstanding
                                          immediately prior to such payment date
                                          (weighted on the basis of the balances
                                          of those class X components
                                          immediately prior to the related
                                          payment date). Each class X component
                                          will be comprised of the entire
                                          principal balance of one of the
                                          classes of principal balance
                                          certificates. For each payment date,
                                          the class X strip rate for each class
                                          X component will equal the excess, if
                                          any, of (a) the weighted average net
                                          interest rate on the mortgage loans
                                          for the payment date, over (b) the
                                          pass-through rate in effect for the
                                          payment date for the applicable class
                                          of principal balance certificates.

                                          The references to "net interest rates
                                          on the mortgage loans" above in this
                                          "--Pass-Through Rate" subsection mean,
                                          as to any particular mortgage loan, an
                                          interest rate that is generally equal
                                          to the related mortgage interest rate
                                          in effect as of the date of initial
                                          issuance of the offered certificates,
                                          minus the sum of:

                                          o     the annual rate at which the
                                                related master servicing fee,
                                                including any primary servicing
                                                fee, is calculated; and

                                          o     the annual rate at which the
                                                trustee fee is calculated;

                                          provided that, for each of the
                                          mortgage loans that accrues interest
                                          on the basis of the actual number of
                                          days elapsed during any one-month
                                          interest accrual period in a year
                                          assumed to consist of 360 days, in
                                          some months, the "related mortgage
                                          interest rate" referred to above in
                                          this sentence will be converted to an
                                          annual rate that would generally
                                          produce an equivalent amount of
                                          interest accrued on the basis of an
                                          assumed 360-day year consisting of
                                          twelve 30-day months. In addition,
                                          interest accrued in January, except
                                          during a leap year, or February will
                                          be decreased to reflect any amounts
                                          transferred into the interest reserve
                                          account and interest accrued in March
                                          will be increased to reflect any
                                          amounts transferred out of the
                                          interest reserve account. See
                                          "Description of the Offered
                                          Certificates--Interest Reserve
                                          Account" in this prospectus
                                          supplement.

D.    Weighted Average Life and
      Principal Window..................  The weighted average life of any class of offered certificates refers to the
                                          average amount of time that will
                                          elapse from the date of their issuance
                                          until each dollar to be applied in
                                          reduction of the total principal
                                          balance of those certificates is paid
                                          to the investor. The principal window
                                          for any class of offered certificates
                                          is the period during which the holders
                                          of that class of offered certificates
                                          will receive payments of principal.
                                          The weighted average life and
                                          principal window shown in the table on
                                          page S-9 of this prospectus supplement
                                          for each class of offered certificates
                                          were calculated based on the following
                                          assumptions with respect to each
                                          underlying mortgage loan--

                                          o     the related borrower timely
                                                makes all payments on the
                                                mortgage loan,

                                          o     if the mortgage loan has an
                                                anticipated repayment date, the
                                                mortgage loan will be paid in
                                                full on that date, and

                                          o     that the mortgage loan will not
                                                otherwise be prepaid prior to
                                                stated maturity.

                                          The weighted average life and
                                          principal window shown in the table on
                                          page S-9 of this prospectus supplement
                                          for each class of offered certificates
                                          were further calculated based on the
                                          other modeling assumptions referred to
                                          under "Yield and Maturity
                                          Considerations" in, and set forth in
                                          the glossary to, this prospectus
                                          supplement.

E.    Ratings...........................  The ratings shown in the table on page
                                          S-9 of this prospectus supplement for
                                          the offered certificates are those of
                                          Standard & Poor's Ratings Services, a
                                          division of The McGraw-Hill Companies,
                                          Inc. and Moody's Investors Service,
                                          Inc., respectively. It is a condition
                                          to their issuance that the respective
                                          classes of the offered certificates
                                          receive credit ratings no lower than
                                          those shown in that table. Each of the
                                          rating agencies identified above is
                                          expected to perform ratings
                                          surveillance with respect to its
                                          ratings for so long as the offered
                                          certificates remain outstanding.

                                          The ratings assigned to the respective
                                          classes of the offered certificates
                                          address the timely payment of interest
                                          and the ultimate payment of principal
                                          on or before the applicable rated
                                          final payment date described under
                                          "--Relevant Dates and Periods--Rated
                                          Final Payment Date" below.

                                          A security rating is not a
                                          recommendation to buy, sell or hold
                                          securities and the assigning rating
                                          agency may revise or withdraw its
                                          rating at any time.

                                          For a description of the limitations
                                          of the ratings of the offered
                                          certificates, see "Ratings" in this
                                          prospectus supplement.

                                Relevant Parties

Issuing Entity..........................  The issuing entity is Commercial
                                          Mortgage Trust 2006-GG7, a common law
                                          trust fund to be formed on the issue
                                          date under the laws of the State of
                                          New York pursuant to a pooling and
                                          servicing agreement by and among the
                                          depositor, the trustee, the master
                                          servicer and the
                                          special servicer. See "The Issuing
                                          Entity" in this prospectus supplement
                                          and in the prospectus.

Who We Are/Depositor....................  Our name is Greenwich Capital
                                          Commercial Funding Corp. We are a
                                          special purpose Delaware corporation.
                                          Our principal offices are located at
                                          600 Steamboat Road, Greenwich,
                                          Connecticut 06830. Our main telephone
                                          number is (203) 625-2700. We are an
                                          indirect wholly owned subsidiary of
                                          The Royal Bank of Scotland Group plc
                                          and an affiliate of Greenwich Capital
                                          Financial Products, Inc., one of the
                                          sponsors and one of the mortgage loan
                                          sellers, and of Greenwich Capital
                                          Markets, Inc., one of the
                                          underwriters. We will deposit into the
                                          trust the mortgage loans that will
                                          back the series 2006-GG7 certificates.
                                          See "Greenwich Capital Commercial
                                          Funding Corp." in the accompanying
                                          prospectus.

Initial Master Servicer.................  Midland Loan Services, Inc., a
                                          Delaware corporation will act as the
                                          initial master servicer under the
                                          pooling and servicing agreement.

                                          The mortgage loans, except for the
                                          mortgage loans secured by the One New
                                          York Plaza property, JQH Hotel
                                          Portfolio B2 properties and the Centra
                                          Point Portfolio properties, will be
                                          serviced under the pooling and
                                          servicing agreement entered into in
                                          connection with the issuance of series
                                          2006-GG7 certificates.

                                          The mortgage loan secured by the JQH
                                          Hotel Portfolio B2 properties and
                                          Centra Point Portfolio properties will
                                          be serviced under the pooling and
                                          servicing agreement entered into in
                                          connection with Greenwich Capital
                                          Commercial Funding Corp., as
                                          depositor, Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2005-GG5. The master servicer under
                                          that pooling and servicing agreement
                                          is Wachovia Bank, National
                                          Association, a national banking
                                          association.

                                          The mortgage loan secured by the One
                                          New York Plaza property will be
                                          serviced under the pooling and
                                          servicing agreement entered into in
                                          connection with Structured Asset
                                          Securities Corporation II, as
                                          depositor, LB-UBS Commercial Mortgage
                                          Trust 2006-C4 Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2006-C4. The master servicer under
                                          that pooling and servicing agreement
                                          is Wachovia Bank, National
                                          Association, a national banking
                                          association.

                                          See "The Servicers--The Master
                                          Servicer" and "Servicing Under the
                                          Pooling and Servicing
                                          Agreement--Servicing of the
                                          Non-Serviced Loan Groups" in this
                                          prospectus supplement.

                                          The master servicer will be primarily
                                          responsible for servicing and
                                          administering the mortgage loans
                                          directly or through sub-servicers:

                                          o     as to which there is no default
                                                or reasonably foreseeable
                                                default that would give rise to
                                                a transfer of servicing to the
                                                special servicer; and

                                          o     as to which any such default or
                                                reasonably foreseeable default
                                                has been corrected, including as
                                                part of a work-out.

                                          In addition, the master servicer will
                                          be the party primarily responsible for
                                          making principal and interest advances
                                          and servicing advances under the
                                          pooling and servicing agreement. See
                                          "The Servicers--The Master Servicer"
                                          in this prospectus supplement.

                                          The fee of the master servicer will be
                                          payable monthly on a loan-by-loan
                                          basis from amounts received in respect
                                          of interest on each underlying
                                          mortgage loan (except with respect to
                                          the mortgage loan secured by the 88
                                          Third Avenue property, the master
                                          servicing fee for which loan will be
                                          paid separately by the related
                                          borrower) (prior to application of
                                          those interest payments to make
                                          payments on the certificates), and
                                          will accrue at a rate, calculated on a
                                          basis of a 360-day year consisting of
                                          twelve 30-day months equal to a rate
                                          per annum equal to the administrative
                                          fee rate set forth on Annex A of this
                                          prospectus supplement (net of the
                                          trustee fee rate) and will be computed
                                          on the stated principal balance of the
                                          related mortgage loan. In addition,
                                          the master servicer will be entitled
                                          to retain certain borrower paid fees
                                          and certain income from investment of
                                          certain accounts maintained as part of
                                          the trust fund as additional servicing
                                          compensation.

Initial Special Servicer................  LNR Partners, Inc., a Florida
                                          corporation will act as the initial
                                          special servicer under the pooling and
                                          servicing agreement.

                                          The mortgage loans, except for the
                                          mortgage loans secured by the One New
                                          York Plaza property, JQH Hotel
                                          Portfolio B2 properties and Centra
                                          Point Portfolio properties, will be
                                          specially serviced under the pooling
                                          and servicing agreement entered into
                                          in connection with the issuance of
                                          series 2006-GG7 certificates.

                                          The mortgage loans secured by the JQH
                                          Hotel Portfolio B2 properties and
                                          Centra Point Portfolio properties will
                                          be specially serviced under the
                                          pooling and servicing agreement
                                          entered into in connection with
                                          Greenwich Capital Commercial Funding
                                          Corp., as depositor, Commercial
                                          Mortgage Pass-Through Certificates,
                                          Series 2005-GG5. The special servicer
                                          under that pooling and servicing
                                          agreement is LNR Partners, Inc., a
                                          Florida corporation.

                                          The mortgage loan secured by the One
                                          New York Plaza property will be
                                          specially serviced under the pooling
                                          and servicing agreement entered into
                                          in connection with Structured Asset
                                          Securities Corporation II, as
                                          depositor, LB-UBS Commercial Mortgage
                                          Trust 2006-C4 Commercial Mortgage
                                          Pass-Through Certificates, Series
                                          2006-C4. The special servicer under
                                          that pooling and servicing agreement
                                          is LNR Partners, Inc., a Florida
                                          corporation.

                                          See "The Servicers--The Special
                                          Servicer" in this prospectus
                                          supplement.

                                          Generally, the special servicer will
                                          service a mortgage loan upon the
                                          occurrence of certain events that
                                          cause that mortgage loan to become a
                                          "specially serviced mortgage loan."
                                          See "The Servicers--The Special
                                          Servicer" in this prospectus
                                          supplement. The principal compensation
                                          to be paid to the special servicer in
                                          respect of its special servicing
                                          activities will be the special
                                          servicing fee, the workout fee and the
                                          liquidation fee.

                                          The special servicing fee will accrue
                                          at a rate equal to 0.25% per annum on
                                          the stated principal balance of the
                                          related specially serviced mortgage
                                          loan and will be payable monthly.

                                          A workout fee will generally be
                                          payable with respect to each specially
                                          serviced mortgage loan which has
                                          become a "corrected mortgage loan"

                                          (which will occur (i) with respect to
                                          a specially serviced mortgage loan as
                                          to which there has been a payment
                                          default, when the borrower has brought
                                          the mortgage loan current and
                                          thereafter made three consecutive full
                                          and timely monthly payments, including
                                          pursuant to any workout and (ii) with
                                          respect to any other specially
                                          serviced mortgage loan, when the
                                          related default is cured or the other
                                          circumstances pursuant to which it
                                          became a specially serviced mortgage
                                          loan cease to exist in the good faith
                                          judgment of the Special Servicer). The
                                          workout fee will be calculated by
                                          application of a workout fee rate of
                                          1.0% to each collection of interest
                                          and principal (including scheduled
                                          payments, prepayments, balloon
                                          payments, and payments at maturity)
                                          received on the related mortgage loan
                                          for so long as it remains a corrected
                                          mortgage loan.

                                          A liquidation fee will be payable with
                                          respect to each specially serviced
                                          mortgage loan as to which the special
                                          servicer obtains a full or discounted
                                          payoff with respect thereto from the
                                          related borrower or which is
                                          repurchased by the related mortgage
                                          loan seller outside the applicable
                                          cure period and, except as otherwise
                                          described in this prospectus
                                          supplement, with respect to any
                                          specially serviced mortgage loan or
                                          REO property as to which the special
                                          servicer receives any liquidation
                                          proceeds. The liquidation fee for each
                                          specially serviced mortgage loan will
                                          be payable from, and will be
                                          calculated by application of a
                                          liquidation fee rate of 1.0% to, the
                                          related payment or proceeds. The
                                          special servicer will also be entitled
                                          to receive income from investment of
                                          funds in certain accounts and certain
                                          fees paid by the borrowers.

                                          The foregoing compensation to the
                                          special servicer will be paid from the
                                          applicable distributions on the
                                          mortgage loans prior to application of
                                          such distributions to make payments on
                                          the certificates, and may result in
                                          shortfalls in payments to series
                                          2006-GG7 certificateholders.

                                          See "Servicing Under the Pooling and
                                          Servicing Agreement--Servicing and
                                          Other Compensation and Payment of
                                          Expenses" and "Description of the
                                          Offered Certificates--Fees and
                                          Expenses" in this prospectus
                                          supplement.

Initial Trustee.........................  LaSalle Bank National Association, a
                                          national banking association, will act
                                          as the initial trustee on behalf of
                                          all the series 2006-GG7
                                          certificateholders. See "The Trustee"
                                          in this prospectus supplement. The
                                          trustee will also act as
                                          authenticating agent and certificate
                                          registrar with respect to the
                                          certificates. The trustee will also
                                          have, or be responsible for appointing
                                          an agent to perform, additional duties
                                          with respect to tax administration. In
                                          addition, the trustee will be
                                          primarily responsible for back up
                                          advancing if the master servicer fails
                                          to perform its advancing obligations.
                                          Following the transfer of the mortgage
                                          loans into the trust, the trustee, on
                                          behalf of the trust, will become the
                                          holder of each mortgage loan
                                          transferred to the trust.

                                          The fee of the trustee will be payable
                                          monthly on a loan-by-loan basis, and
                                          will accrue at a rate, calculated on a
                                          basis of a 360-day year consisting of
                                          twelve 30-day months, equal to
                                          0.00059% per annum and will be
                                          computed on the basis of the stated
                                          principal balance of the related
                                          mortgage loan. See "Description of the
                                          Offered Certificates--Fees and
                                          Expenses" in this prospectus
                                          supplement.

Sponsors................................  Greenwich Capital Financial Products,
                                          Inc., a Delaware corporation and
                                          Goldman Sachs Mortgage Company, a New
                                          York limited liability partnership,
                                          have each acted as a sponsor with
                                          respect to the issuance of the
                                          certificates. The sponsors are the
                                          entities that organize and initiate
                                          the issuance of the certificates by
                                          selling mortgage loans to the
                                          depositor, which in turn will transfer
                                          the mortgage loans to the issuing
                                          entity, which will then issue the
                                          certificates.

Mortgage Loan Sellers...................  We will acquire the mortgage loans that are to back the offered
                                          certificates, from--

                                          o     Greenwich Capital Financial
                                                Products, Inc., a Delaware
                                                corporation, as to 80 mortgage
                                                loans, representing
                                                approximately 53.9% of the
                                                initial mortgage pool balance,
                                                of which 76 mortgage loans are
                                                in sub-pool 1, representing
                                                53.4% of the initial sub-pool 1
                                                balance, and 4 mortgage loans
                                                are in sub-pool 2, representing
                                                75.1% of the initial sub-pool 2
                                                balance; and

                                          o     Goldman Sachs Mortgage Company,
                                                a New York limited partnership,
                                                as to 54 mortgage loans,
                                                representing approximately 46.1%
                                                of the initial mortgage pool
                                                balance, of which 50 mortgage
                                                loans are in sub-pool 1,
                                                representing 46.6% of the
                                                initial sub-pool 1 balance, and
                                                4 mortgage loans are in sub-pool
                                                2, representing 24.9% of the
                                                initial sub-pool 2 balance.

                                          Greenwich Capital Financial Products,
                                          Inc. is an affiliate of the depositor
                                          and of Greenwich Capital Markets,
                                          Inc., one of the underwriters. Goldman
                                          Sachs Mortgage Company is an affiliate
                                          of Goldman, Sachs & Co., one of the
                                          underwriters and Goldman Sachs
                                          Commercial Mortgage Capital, L.P., an
                                          originator.

                                          See "The Sponsors, Mortgage Loan
                                          Sellers and Originators" in this
                                          prospectus supplement.

Originators.............................  We are not the originator of any of the mortgage loans that we intend to
                                          include in the trust. Other than the
                                          mortgage loan secured by the mortgaged
                                          property identified on Annex A to this
                                          prospectus supplement as 88 Third
                                          Avenue, which was acquired by
                                          Greenwich Capital Financial Products,
                                          Inc., each mortgage loan seller or its
                                          affiliate originated or co-originated
                                          the mortgage loans as to which it is
                                          acting as mortgage loan seller.
                                          Greenwich Capital Financial Products,
                                          Inc. and Goldman Sachs Commercial
                                          Mortgage Capital, L.P. each originated
                                          more than 10% of the mortgage loans in
                                          the trust fund. The mortgage loan,
                                          secured by the 88 Third Avenue
                                          property was originated by Petra
                                          Mortgage Capital LLC and subsequently
                                          acquired by Greenwich Capital
                                          Financial Products, Inc. The mortgage
                                          loan which is part of a split loan
                                          structure secured by the One New York
                                          Plaza property, was co-originated by
                                          Goldman Sachs Commercial Mortgage
                                          Capital, L.P. and Lehman Brothers Bank
                                          FSB. See "The Sponsors, Mortgage Loan
                                          Sellers and Originators" in this
                                          prospectus supplement.

Directing Holders.......................  The directing holder with respect to the mortgage loans will be as follows:

                                          Non-Split Loans. With respect to the
                                          mortgage loans included in the trust
                                          that are not part of a split loan
                                          structure, the directing holder will
                                          be the holder of certificates
                                          representing a majority interest in a
                                          designated controlling class of the
                                          series 2006-GG7 certificates.

                                          Split Loans - Tier 1. With respect to
                                          the mortgage loan secured by the JP
                                          Morgan International Plaza I & II
                                          property, which is part of a split
                                          loan structure that has one senior
                                          mortgage loan and one subordinate
                                          non-trust mortgage loan, for so long
                                          as a control appraisal event does not
                                          exist or the holder or holders of more
                                          than 50% of the principal balance of
                                          the subordinate non-trust mortgage
                                          loan is not the mortgage loan borrower
                                          or a party related to the mortgage
                                          loan borrower, the directing holder
                                          will be the holder of the subordinate
                                          non-trust mortgage loan, and while a
                                          control appraisal event does exist or
                                          the holder or holders of more than 50%
                                          of the principal balance of the
                                          subordinate non-trust mortgage loan is
                                          the mortgage loan borrower or a party
                                          related to the mortgage loan borrower,
                                          the directing holder will be the
                                          holder of certificates representing a
                                          majority interest in a designated
                                          controlling class of the series
                                          2006-GG7 certificates.

                                          Split Loans - Tier 2. With respect to
                                          the mortgage loans secured by the
                                          Nemours Building property and the
                                          Lackland Self Storage property, which
                                          are each part of a split loan
                                          structure that has one senior mortgage
                                          loan and one subordinate non-trust
                                          mortgage loan, for so long as a
                                          control appraisal event does not exist
                                          or the holder or holders of more than
                                          50% of the principal balance of the
                                          subordinate non-trust mortgage loan is
                                          not the mortgage loan borrower or a
                                          party related to the mortgage loan
                                          borrower, the directing holder will be
                                          the holder of the applicable
                                          subordinate non-trust mortgage loan,
                                          and while a control appraisal event
                                          does exist or the holder or holders of
                                          more than 50% of the principal balance
                                          of the subordinate non-trust mortgage
                                          loan is the mortgage loan borrower or
                                          a party related to the mortgage loan
                                          borrower, the directing holder will be
                                          the holder of certificates
                                          representing a majority interest in a
                                          designated controlling class of the
                                          series 2006-GG7 certificates.

                                          Split Loans - Tier 3. With respect to
                                          the mortgage loan secured by the Towns
                                          of Riverside property, which is part
                                          of a split loan structure that has one
                                          senior mortgage loan and one
                                          subordinate non-trust mortgage loan,
                                          the directing holder will be the
                                          holder of certificates representing a
                                          majority interest in a designated
                                          controlling class of the series
                                          2006-GG7 certificates. Although the
                                          holder of the applicable subordinate
                                          non-trust mortgage loan will not be
                                          the directing holder, for so long as a
                                          control appraisal event does not
                                          exist, it will have non-binding
                                          consultation rights with respect to
                                          various matters affecting that
                                          mortgage loan.

                                          For purposes of this paragraph, a
                                          "control appraisal event" will exist
                                          if and for so long as the initial
                                          principal balance of the applicable
                                          non-trust subordinate mortgage loan,
                                          less principal payments, appraisal
                                          reduction amounts and (without
                                          duplication) realized losses allocated
                                          thereto is less than 25% of the
                                          initial principal balance of such
                                          non-trust subordinate mortgage loan.

                                          Split Loans - Pari Passu:

                                          o     With respect to the mortgage
                                                loan secured by the Investcorp
                                                Retail Portfolio properties,
                                                which is part of a split loan
                                                structure that has a non-trust
                                                pari passu floating rate
                                                mortgage loan, the directing
                                                holder will be the holder of
                                                certificates representing a
                                                majority interest in a
                                                designated controlling class of
                                                the series 2006-GG7 certificates
                                                subject to the non-binding
                                                consultation rights of the
                                                holder of the related pari passu
                                                floating rate mortgage loan.

                                          o     With respect to the mortgage
                                                loan secured by the JQH Hotel
                                                Portfolio B2 properties, which
                                                is part of a split loan
                                                structure that has two non-trust
                                                pari passu mortgage loans, the
                                                directing holder will be the
                                                holder of certificates
                                                representing a majority interest
                                                in the controlling class of the
                                                series 2005-GG5 certificates,
                                                subject to the non-binding
                                                consultation rights of the
                                                holder of certificates
                                                representing a majority interest
                                                in the controlling class of the
                                                series 2006-GG6 certificates and
                                                the holder of certificates
                                                representing a majority interest
                                                in the controlling class of the
                                                series 2006-GG7 certificates.

                                          o     With respect to the mortgage
                                                loan secured by the Centra Point
                                                Portfolio properties, which is
                                                part of a split loan structure
                                                that has one non-trust pari
                                                passu mortgage loan included in
                                                the 2005-GG5 Trust, the
                                                directing holder will be the
                                                holder of the certificates
                                                representing a majority interest
                                                in a designated controlling
                                                class of the series 2005-GG5
                                                certificates.

                                          o     With respect to the mortgage
                                                loan secured by the One New York
                                                Plaza property, which is part of
                                                a split loan structure that has
                                                one non-trust pari passu
                                                mortgage loan included in the
                                                LB-UBS 2006-C4 Trust, the
                                                directing holder will be the
                                                holder of the certificates
                                                representing a majority interest
                                                in a designated controlling
                                                class of the LB-UBS series
                                                2006-C4 certificates.

                                          In each case, the directing holder
                                          will have the right to--

                                          o     except in the case of the
                                                mortgage loans secured by the
                                                Investcorp Retail Portfolio
                                                properties, the One New York
                                                Plaza property and the tier 2
                                                split loans (mortgage loans
                                                secured by the Nemours Building
                                                property and the Lackland Self
                                                Storage property), replace the
                                                applicable special servicer with
                                                or without cause (or, in the
                                                case of the mortgage loan
                                                secured by the JQH Hotel
                                                Portfolio B2 properties, only
                                                for cause) as described under
                                                "Servicing Under the Pooling and
                                                Servicing Agreement--Replacement
                                                of the Special Servicer" in this
                                                prospectus supplement;

                                          o     in the case of the mortgage loan
                                                secured by the Investcorp Retail
                                                Portfolio properties, appoint a
                                                new special servicer if the
                                                special servicer is removed by
                                                either the holder of the
                                                mortgage loan or companion loan
                                                for cause as described under
                                                "Servicing Under the Pooling and
                                                Servicing Agreement--Replacement
                                                of the Special Servicer" in this
                                                prospectus supplement; and

                                          o     select a representative that may
                                                advise the applicable special
                                                servicer on various servicing
                                                matters.

                                          The holders of certificates
                                          representing a majority interest in
                                          the controlling class of series
                                          2006-GG7 certificates will have the
                                          right to replace the special servicer
                                          with respect to the mortgage loan
                                          secured by the One New York Plaza
                                          property and the tier 2 split loans
                                          (mortgage loans secured by the Nemours
                                          Building property and the Lackland
                                          Self Storage property) as described
                                          under "Servicing Under the Pooling and
                                          Servicing Agreement--Replacement of
                                          the Special Servicer" in this
                                          prospectus supplement.

                                          Unless there are significant losses on
                                          the underlying mortgage loans, the
                                          controlling class of series 2006-GG7
                                          certificateholders will be the holders
                                          of a non-offered class of series
                                          2006-GG7 certificates.

                                          See "Servicing Under the Pooling and
                                          Servicing Agreement--The Directing
                                          Holders" in this prospectus
                                          supplement.

Underwriters............................  Goldman, Sachs & Co., Greenwich
                                          Capital Markets, Inc., Bear, Stearns &
                                          Co. Inc., Merrill Lynch, Pierce,
                                          Fenner & Smith Incorporated, Morgan
                                          Stanley & Co. Incorporated and
                                          Wachovia Capital Markets, LLC are the
                                          underwriters of this offering. With
                                          respect to this offering--

                                          o     Greenwich Capital Markets, Inc.
                                                and Goldman, Sachs & Co. are
                                                acting as co-lead bookrunning
                                                managers, and

                                          o     Bear, Stearns & Co. Inc.,
                                                Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated, Morgan
                                                Stanley & Co. Incorporated and
                                                Wachovia Capital Markets, LLC
                                                are acting as co-managers.

                                          Greenwich Capital Markets, Inc. is our
                                          affiliate and an affiliate of one of
                                          the sponsors and mortgage loan
                                          sellers. Goldman, Sachs & Co. is an
                                          affiliate of one of the sponsors,
                                          mortgage loan sellers and originators.
                                          See "Method of Distribution" in this
                                          prospectus supplement.

                           Relevant Dates and Periods

Cut-off Date............................  The cut-off date for each mortgage loan included in the trust that pays
                                          in July 2006 will be its due date in
                                          July 2006. The cut-off date for any
                                          other mortgage loan included in the
                                          trust will be July 6, 2006. Each
                                          mortgage loan will be considered part
                                          of the trust as of the cut-off date.
                                          All payments and collections received
                                          on the mortgage loans included in the
                                          trust after the cut-off date,
                                          excluding any payments or collections
                                          that represent amounts due on or
                                          before that date, will belong to the
                                          trust.

Issue Date..............................  The date of initial issuance for the offered certificates will be on or
                                          about July 12, 2006.

Payment Date............................  Payments on the offered certificates are scheduled to occur monthly,
                                          commencing in August 2006. During any
                                          given month, the payment date will be
                                          the 10th day of the month, or if the
                                          10th day is not a business day, then
                                          the business day immediately following
                                          the 10th day, provided that the
                                          payment date will be at least 4
                                          business days following the
                                          determination date.

Determination Date......................  The determination date with respect to any payment date will be the 6th day
                                          of the same calendar month as that
                                          payment date or, if that 6th day is
                                          not a business day, the following
                                          business day.

Record Date.............................  The record date for each monthly payment on an offered certificate will
                                          be the last business day of the prior
                                          calendar month. The registered holders
                                          of the series 2006-GG7 certificates at
                                          the close of business on each record
                                          date will be entitled to receive, on
                                          the following payment date, any
                                          payments on those certificates, except
                                          that the last payment on any offered
                                          certificate will be made only upon
                                          presentation and surrender of the
                                          certificate.

Collection Period.......................  Amounts available for payment on the offered certificates on any payment
                                          date will depend on the payments and
                                          other collections received, and any
                                          advances of payments due, on the
                                          underlying mortgage loans during the
                                          related collection period. Each
                                          collection period--

                                          o     will relate to a particular
                                                payment date,

                                          o     will be approximately one month
                                                long,

                                          o     will begin immediately after the
                                                prior collection period ends or,
                                                in the case of the first
                                                collection period, will begin
                                                immediately after the cut-off
                                                date, and

                                          o     will end on the determination
                                                date.

Interest Accrual Period.................  The amount of interest payable with respect to the offered certificates on
                                          any payment date will be calculated
                                          based upon the interest accrued during
                                          the related interest accrual period.
                                          The interest accrual period for any
                                          payment date will be the preceding
                                          calendar month, however, for purposes
                                          of determining the interest due on
                                          each class of certificates each
                                          interest accrual period will be
                                          assumed to consist of 30 days and each
                                          year will be assumed to consist of 360
                                          days.

Rated Final Payment Date................  As discussed in this prospectus supplement, the ratings assigned to
                                          the respective classes of offered
                                          certificates will represent the
                                          likelihood of--

                                          o     timely receipt of all interest
                                                to which each certificateholder
                                                is entitled on each payment
                                                date, and

                                          o     the ultimate receipt of all
                                                principal to which each
                                                certificateholder is entitled by
                                                the related rated final payment
                                                date, which is the final payment
                                                date used by the rating agencies
                                                in providing their ratings.

                                          The rated final payment dates for each
                                          class of the offered certificates is
                                          the payment date in July 2038.

Assumed Final Payment Date..............  With respect to any class of offered certificates, the assumed final
                                          payment date is the payment date on
                                          which the holders of those
                                          certificates would be expected to
                                          receive their last payment and the
                                          total principal balance of those
                                          certificates would be expected to be
                                          reduced to zero, based upon--

                                          o     the assumption that each
                                                borrower timely makes all
                                                payments on its mortgage loan;

                                          o     the assumption that the mortgage
                                                loan with an anticipated
                                                repayment date is paid in full
                                                on that date;

                                          o     the assumption that no borrower
                                                otherwise prepays its mortgage
                                                loan prior to stated maturity;
                                                and

                                          o     the other modeling assumptions
                                                referred to under "Yield and
                                                Maturity Considerations" in, and
                                                set forth in the glossary to,
                                                this prospectus supplement.

                                          Accordingly, the assumed final payment
                                          date for each class of offered
                                          certificates is the payment date in
                                          the calendar month and year set forth
                                          below for that class:

                                                       Month and Year of
                                          Class   Assumed Final Payment Date
                                          -----   --------------------------
                                           A-1           December 2010
                                           A-2           November 2011
                                           A-3             July 2013
                                           A-AB         September 2015
                                           A-4             June 2016
                                          A-1-A            June 2016
                                           A-M             June 2016
                                           A-J             July 2016
                                            B              July 2016
                                            C              July 2016
                                            D              July 2016
                                            E              July 2016
                                            F              July 2016

                                          The actual final payment date is
                                          likely to vary materially from the
                                          assumed final payment date due to
                                          potential defaults by borrowers,
                                          unanticipated expenses of the trust
                                          and voluntary and involuntary
                                          prepayments on the mortgage loans.

                     Description of the Offered Certificates

Registration and Denominations..........  We intend to deliver the offered certificates in book-entry form in
                                          original denominations of $25,000
                                          initial principal balance and in any
                                          greater whole dollar denominations.

                                          You will initially hold your offered
                                          certificates, directly or indirectly,
                                          through The Depository Trust Company,
                                          in the United States, or Clearstream
                                          Banking, societe anonyme, or Euroclear
                                          Bank as operator of the Euroclear
                                          System, in Europe. As a result, you
                                          will not receive a fully registered
                                          physical certificate representing your
                                          interest in any offered certificate,
                                          except under the limited circumstances
                                          described under "Description of the
                                          Offered Certificates--Registration and
                                          Denominations" in this prospectus
                                          supplement and under "Description of
                                          the Certificates--Book-Entry
                                          Registration" in the accompanying
                                          prospectus.

Payments

A.    General...........................  The trustee will make payments of interest and principal to the classes
                                          of series 2006-GG7 certificateholders
                                          in the following order of priority,
                                          subject to available funds:

                                          Payment Order         Class
                                          -------------   --------------------
                                               1st          A-1, A-2, A-3,
                                                          A-AB, A-4, A-1-A, X*
                                               2nd               A-M
                                               3rd               A-J

                                          Payment Order         Class
                                          -------------   --------------------
                                               4th                B
                                               5th                C
                                               6th                D
                                               7th                E
                                               8th                F
                                               9th                G
                                               10th               H
                                               11th               J
                                               12th               K
                                               13th               L
                                               14th               M
                                               15th               N
                                               16th               O
                                               17th               P
                                               18th               Q
                                               19th               S

                                          -----------------

                                          *     The specific allocation of
                                                principal payments among the
                                                class A-1, class A-2, class A-3,
                                                class A-AB, class A-4 and class
                                                A-1-A certificates is described
                                                under "--C. Payments of
                                                Principal" below.

                                          For risks associated with owning
                                          subordinate certificates see "Risk
                                          Factors--Risks Related to the Offered
                                          Certificates."

                                          For purposes of making the required
                                          payments on the series 2006-GG7
                                          certificates, for so long as the class
                                          A-4 and class A-1-A certificates are
                                          outstanding, the master servicer will
                                          separately record the receipt of
                                          principal and interest received in
                                          respect of the mortgage loans in
                                          sub-pool 1 and the mortgage loans in
                                          sub-pool 2.

                                          Payment of interest to the holders of
                                          the class A-1, class A-2, class A-3,
                                          class A-AB, class A-4, class A-1-A and
                                          class X certificates is to be made
                                          concurrently as follows:

                                          o     available funds attributable to
                                                the mortgage loans in sub-pool 1
                                                and/or sub-pool 2 will be used
                                                to pay interest to the holders
                                                of the class X certificates;

                                          o     available funds attributable to
                                                the mortgage loans in sub-pool 1
                                                will be used to pay interest to
                                                the holders of the class A-1,
                                                class A-2, class A-3, class A-AB
                                                and class A-4 certificates, on a
                                                pro rata basis in accordance
                                                with the interest payable on
                                                each of those classes of
                                                certificates; and

                                          o     available funds attributable to
                                                the mortgage loans in sub-pool 2
                                                will be used to pay interest to
                                                the holders of class A-1-A
                                                certificates;

                                          provided that, if the foregoing
                                          allocation would result in a shortfall
                                          in the payment of interest due in
                                          respect of any of the class A-1, class
                                          A-2, class A-3, class A-AB, class A-4,
                                          class A-1-A and/or class X
                                          certificates, then available funds
                                          attributable to the entire mortgage
                                          pool will be used to pay interest to
                                          the holders of such classes on a pro
                                          rata basis in accordance with the
                                          respective amounts of interest payable
                                          on each of those classes.

                                          Payments of principal to the holders
                                          of series 2006-GG7 principal balance
                                          certificates are to be made as
                                          follows:

                                          o     principal collections
                                                attributable to the mortgage
                                                loans in sub-pool 1 will be used
                                                to make payments of principal to
                                                the holders of the series
                                                2006-GG7 principal balance
                                                certificates other than the
                                                class A-1-A certificates in the
                                                manner described under "--C.
                                                Payments of Principal" below;
                                                and

                                          o     principal collections
                                                attributable to the mortgage
                                                loans in sub-pool 2 will be used
                                                to make payments of principal to
                                                the holders of the class A-1-A
                                                certificates;

                                          provided that, after the principal
                                          balance of the class A-4 certificates
                                          is reduced to zero, principal
                                          collections attributable to the
                                          mortgage loans in sub-pool 1 are to be
                                          used to make payments of principal to
                                          the holders of the class A-1-A
                                          certificates until the principal
                                          balance of that class is reduced to
                                          zero. Similarly, after the principal
                                          balance of the class A-1-A
                                          certificates is reduced to zero,
                                          principal collections attributable to
                                          the mortgage loans in sub-pool 2 will
                                          be allocated to the other classes of
                                          series 2006-GG7 principal balance
                                          certificates in the manner described
                                          under "-C. Payments of Principal"
                                          below until the principal balance of
                                          each such class is reduced to zero.

                                          The class X certificates entitle
                                          holders to payments of interest at the
                                          related pass-through rate, but do not
                                          have principal balances and do not
                                          entitle holders to payments of
                                          principal.

                                          See "Description of the Offered
                                          Certificates--Payments--Priority of
                                          Payments" in this prospectus
                                          supplement.

B.    Payments of Interest..............  Each class of series 2006-GG7 certificates, other than the class
                                          R-I, class R-II and class V
                                          certificates, will bear interest. In
                                          each case, that interest will accrue
                                          during each interest accrual period
                                          based upon--

                                          o     the pass-through rate applicable
                                                for the particular class for
                                                that interest accrual period,

                                          o     the total principal balance or
                                                notional amount, as the case may
                                                be, of the particular class
                                                outstanding immediately prior to
                                                the related payment date, and

                                          o     the assumption that each year
                                                consists of twelve 30-day
                                                months.

                                          The borrowers under the mortgage loans
                                          are generally prohibited under the
                                          related mortgage loan documents from
                                          making whole or partial prepayments
                                          that are not accompanied by a full
                                          month's interest on the prepayment.
                                          If, however, a whole or partial
                                          voluntary prepayment (or, to the
                                          extent it results from the receipt of
                                          insurance proceeds or a condemnation
                                          award, a whole or partial involuntary
                                          prepayment) on an underlying mortgage
                                          loan is not accompanied by the amount
                                          of one full month's interest on the
                                          prepayment, then, as and to the extent
                                          described under "Description of the
                                          Offered
                                          Certificates--Payments--Payments of
                                          Interest" in this prospectus
                                          supplement, the resulting shortfall,
                                          less--

                                          o     the amount of the master
                                                servicing fee that would have
                                                been payable from that
                                                uncollected interest, and

                                          o     in the case of a voluntary
                                                prepayment on a non-specially
                                                serviced mortgage loan, the
                                                applicable portion of the
                                                payment made by the master
                                                servicer to cover prepayment
                                                interest shortfalls resulting
                                                from voluntary prepayments on
                                                non-specially serviced mortgage
                                                loans during the related
                                                collection period,

                                          may be allocated to reduce the amount
                                          of accrued interest otherwise payable
                                          to the holders of all of the
                                          interest-bearing classes of the series
                                          2006-GG7 certificates, including the
                                          offered certificates, on a pro rata
                                          basis in accordance with respective
                                          amounts of current accrued interest
                                          for those classes.

                                          On each payment date, subject to
                                          available funds and the payment
                                          priorities described under "--A.
                                          General" above, you will be entitled
                                          to receive your proportionate share of
                                          all unpaid distributable interest
                                          accrued with respect to your class of
                                          offered certificates through the end
                                          of the related interest accrual
                                          period.

                                          See "Description of the Offered
                                          Certificates--Payments--Payments of
                                          Interest" and "--Payments--Priority of
                                          Payments" in this prospectus
                                          supplement.

C.    Payments of Principal.............  Subject to available funds and the payment priorities described under
                                          "Description of the Offered
                                          Certificates--Payments--Priority of
                                          Payments" in this prospectus
                                          supplement, the holders of each class
                                          of offered certificates will be
                                          entitled to receive a total amount of
                                          principal over time equal to the total
                                          initial principal balance of their
                                          particular class.

                                          The trustee will be required to make
                                          payments of principal attributable to
                                          the mortgage loans in sub-pool 1 in a
                                          specified sequential order to ensure
                                          that:

                                          o     no payments of principal will be
                                                made to the holders of the class
                                                A-1 certificates until the
                                                principal balance of the class
                                                A-AB certificates is reduced to
                                                the planned principal balance
                                                for the related payment date set
                                                forth on Annex F to this
                                                prospectus supplement;

                                          o     no payments of principal will be
                                                made to the holders of the class
                                                A-2 certificates until the total
                                                principal balance of the class
                                                A-1 certificates is reduced to
                                                zero and the principal balance
                                                of the class A-AB certificates
                                                is reduced to the planned
                                                principal balance for the
                                                related payment date set forth
                                                on Annex F to this prospectus
                                                supplement;

                                          o     no payments of principal will be
                                                made to the holders of the class
                                                A-3 certificates until the total
                                                principal balance of the class
                                                A-2 certificates is reduced to
                                                zero and the principal balance
                                                of the class A-AB certificates
                                                is reduced to the planned
                                                principal balance for the
                                                related payment date set forth
                                                on Annex F to this prospectus
                                                supplement;

                                          o     no payments of principal in
                                                excess of the amount necessary
                                                to reduce the principal balance
                                                of the class A-AB certificates
                                                to the planned principal balance
                                                set forth on Annex F to this
                                                prospectus supplement for the
                                                related payment date will be
                                                made to the
                                                holders of the class A-AB
                                                certificates until the total
                                                principal balance of the class
                                                A-3 certificates is reduced to
                                                zero;

                                          o     no payments of principal will be
                                                made to the holders of the class
                                                A-4 certificates until the total
                                                principal balance of the class
                                                A-3 and class A-AB certificates
                                                is reduced to zero;

                                          o     no payments of principal will be
                                                made to the holders of the class
                                                A-M, A-J, class B, class C,
                                                class D, class E and class F
                                                certificates until, in the case
                                                of each of those classes, the
                                                total principal balance of all
                                                more senior classes of offered
                                                certificates is reduced to zero;
                                                and

                                          o     no payments of principal will be
                                                made to the holders of any
                                                non-offered class of series
                                                2006-GG7 certificates until the
                                                total principal balance of the
                                                offered certificates is reduced
                                                to zero.

                                          The trustee will be required to make
                                          payments of principal attributable to
                                          the mortgage loans in sub-pool 2 to
                                          the holders of the class A-1-A
                                          certificates.

                                          After the principal balance of the
                                          class A-4 certificates is reduced to
                                          zero, the trustee will be required to
                                          distribute principal collections
                                          attributable to the mortgage loans in
                                          sub-pool 1 to the holders of the class
                                          A-1-A certificates until the principal
                                          balance of such class is reduced to
                                          zero. Similarly, after the principal
                                          balance of the class A-1-A
                                          certificates is reduced to zero, the
                                          trustee will be required to distribute
                                          principal collections attributable to
                                          the mortgage loans in sub-pool 2 to
                                          the other classes of series 2006-GG7
                                          principal balance certificates in the
                                          manner described above until the
                                          principal balance of each such class
                                          is reduced to zero.

                                          Because of losses on the underlying
                                          mortgage loans and/or default-related
                                          or other unanticipated expenses of the
                                          trust, the total principal balance of
                                          the class A-M, A-J, class B, class C,
                                          class D, class E, class F, class G,
                                          class H, class J, class K, class L,
                                          class M, class N, class O, class P,
                                          class Q and class S certificates could
                                          be reduced to zero at a time when the
                                          class A-1, class A-2, class A-3, class
                                          A-AB, class A-4 and class A-1-A
                                          certificates remain outstanding. See
                                          "Risk Factors--The Investment
                                          Performance of Your Offered
                                          Certificates Will Depend Upon
                                          Payments, Defaults and Losses on the
                                          Underlying Mortgage Loans; and Those
                                          Payments, Defaults and Losses May Be
                                          Highly Unpredictable" in the
                                          accompanying prospectus. Under those
                                          circumstances, any payments of
                                          principal on the class A-1, class A-2,
                                          class A-3, class A-AB, class A-4 and
                                          class A-1-A certificates will be made
                                          on a pro rata basis in accordance with
                                          their respective principal balances.

                                          The interest-only certificates and
                                          class R-I, class R-II and class V
                                          certificates do not have principal
                                          balances and do not entitle their
                                          holders to payments of principal.

                                          The total payments of principal to be
                                          made on the series 2006-GG7
                                          certificates on any payment date will
                                          be a function of--

                                          o     the amount of scheduled payments
                                                of principal due or, in some
                                                cases, deemed due on the
                                                mortgage loans during the
                                                related collection period, which
                                                payments are either received as
                                                of the end
                                                of that collection period or
                                                advanced by the master servicer
                                                or the trustee; and

                                          o     the amount of any prepayments
                                                and other unscheduled
                                                collections of previously
                                                unadvanced principal with
                                                respect to the mortgage loans
                                                that are received during the
                                                related collection period.

                                          However, if the master servicer, the
                                          special servicer or the trustee
                                          reimburses itself (or the master
                                          servicer, special servicer, trustee or
                                          fiscal agent under a pooling and
                                          servicing agreement related to any of
                                          the One New York Plaza loan, the JQH
                                          Hotel Portfolio B2 loan or the Centra
                                          Point Portfolio loan is reimbursed)
                                          for advances out of principal
                                          collections on the mortgage loans for
                                          any advance that it has determined is
                                          not recoverable out of collections on
                                          the mortgage loan for which those
                                          advances were made or for any work-out
                                          delayed reimbursement amounts, as
                                          described under "Description of the
                                          Offered Certificates--Reimbursement of
                                          Advances" in this prospectus
                                          supplement, then the total payments of
                                          principal to be made on the series
                                          2006-GG7 principal balance
                                          certificates on the corresponding
                                          payment date will be reduced by the
                                          amount of such reimbursement.

                                          See "Description of the Offered
                                          Certificates--Payments--Payments of
                                          Principal" and "--Payments--Priority
                                          of Payments" in this prospectus
                                          supplement.

D.    Payments of Prepayment Premiums
      and Yield Maintenance Charges.....  If any prepayment premium or yield maintenance charge is collected on any
                                          of the mortgage loans, then the
                                          trustee will pay that amount in the
                                          proportions described under
                                          "Description of the Offered
                                          Certificates--Payments--Payments of
                                          Prepayment Premiums and Yield
                                          Maintenance Charges" in this
                                          prospectus supplement, to--

                                          o     the holders of any of the class
                                                A-1, class A-2, class A-3, class
                                                A-AB, class A-4, class A-1-A,
                                                class A-M, class A-J, class B,
                                                class C, class D, class E, class
                                                F, class G, class H, class J and
                                                class K certificates that are
                                                then entitled to receive
                                                payments of principal on that
                                                payment date, as described in
                                                this prospectus supplement from
                                                the sub-pool of which the
                                                mortgage loan is a part, to the
                                                extent funds are available, and

                                          o     any remaining amounts to the
                                                holders of the class X
                                                certificates.

Reductions of Certificate Principal
    Balances in Connection with Losses
    on the Underlying Mortgage Loans and
    Default-Related and Other
    Unanticipated Expenses..............  Future losses on the underlying mortgage loans and/or default-related
                                          and other unanticipated expenses of
                                          the trust may cause the total
                                          principal balance of the mortgage
                                          pool, net of advances of principal, to
                                          fall below the total principal balance
                                          of the series 2006-GG7 certificates.
                                          If and to the extent that losses and
                                          expenses on the mortgage loans cause a
                                          deficit to exist following the
                                          payments made on the series 2006-GG7
                                          certificates on any payment date, the
                                          total principal balances of the
                                          following classes of series 2006-GG7
                                          certificates will be sequentially
                                          reduced in the following order, until
                                          that deficit is eliminated:

                                          Reduction Order          Class
                                          ---------------   --------------------
                                                1st                  S
                                                2nd                  Q
                                                3rd                  P
                                                4th                  O
                                                5th                  N
                                                6th                  M
                                                7th                  L
                                                8th                  K
                                                9th                  J
                                               10th                  H
                                               11th                  G
                                               12th                  F
                                               13th                  E
                                               14th                  D
                                               15th                  C
                                               16th                  B
                                               17th                 A-J
                                               18th                 A-M
                                               19th         A-1, A-2, A-3, A-AB,
                                                            A-4 and class A-1-A

                                          Any reduction to the respective total
                                          principal balances of the class A-1,
                                          class A-2, class A-3, class A-AB,
                                          class A-4 and class A-1-A certificates
                                          will be made on a pro rata basis in
                                          accordance with the relative sizes of
                                          those principal balances at the time
                                          of reduction.

                                          Any losses and expenses that are
                                          associated with any mortgage loans
                                          with pari passu companion mortgage
                                          loans will generally be allocated pro
                                          rata among the pari passu mortgage
                                          loans secured by the respective
                                          properties in accordance with the
                                          related intercreditor agreement or
                                          co-lender agreement, as applicable (or
                                          in the case of the mortgage loan
                                          secured by the Investcorp Retail
                                          Portfolio properties, first to the
                                          subordinate component of the mortgage
                                          loan and then pro rata to the senior
                                          component of the mortgage loan and the
                                          pari passu floating rate companion
                                          loan). In each case, the portion of
                                          such losses and expenses that is
                                          allocated to the mortgage loan will be
                                          allocated among the series 2006-GG7
                                          certificates in the manner described
                                          above.

                                          See "Description of the Offered
                                          Certificates--Reductions of
                                          Certificate Principal Balances in
                                          Connection With Realized Losses and
                                          Additional Trust Fund Expenses" in
                                          this prospectus supplement.

Advances of Delinquent
   Monthly Debt Service Payments........  Except as described below in this subsection, the master servicer will
                                          be required to make advances with
                                          respect to any delinquent scheduled
                                          debt service payments, other than
                                          balloon payments, due on the mortgage
                                          loans, in each case net of related
                                          master servicing fees (which include
                                          any applicable primary servicing fees)
                                          and workout fees. In addition, the
                                          trustee must make any of those
                                          advances that the master servicer is
                                          required, but fails, to make. As
                                          described under "Description of the
                                          Offered Certificates--Advances of
                                          Delinquent Monthly Debt Service
                                          Payments" in this prospectus
                                          supplement, any party that makes an
                                          advance will be entitled to be
                                          reimbursed for the advance, together
                                          with interest at the prime rate
                                          described in that section of this
                                          prospectus supplement.

                                          Notwithstanding the foregoing, neither
                                          the master servicer nor the trustee
                                          will be required to make any advance
                                          that it determines will not be
                                          recoverable from proceeds of the
                                          related mortgage loan.

                                          In addition, if any of the adverse
                                          events or circumstances that we refer
                                          to under "Servicing Under the Pooling
                                          and Servicing Agreement--Required
                                          Appraisals" in, and identify in the
                                          glossary to, this prospectus
                                          supplement, occurs or exists with
                                          respect to any mortgage loan or the
                                          mortgaged property for that mortgage
                                          loan (excluding the non-serviced
                                          mortgage loans), a new appraisal (or,
                                          in some cases involving mortgage loans
                                          or mortgaged properties with principal
                                          balances or allocated loan amounts, as
                                          the case may be, of less than
                                          $2,000,000, a valuation estimate of
                                          that property) must be obtained or
                                          conducted. If, based on that appraisal
                                          or other valuation, it is determined
                                          that the principal balance of, and
                                          other delinquent amounts due under,
                                          the mortgage loan, exceed an amount
                                          equal to--

                                          o     90% of the new estimated value
                                                of that real property, plus

                                          o     certain escrows and reserves and
                                                any letters of credit
                                                constituting additional security
                                                for the mortgage loan, minus

                                          o     the amount of any obligations
                                                secured by liens on the
                                                property, which liens are prior
                                                to the lien of the mortgage
                                                loan,

                                          then the amount otherwise required to
                                          be advanced with respect to that
                                          mortgage loan will be reduced. The
                                          reduction will generally be in the
                                          same proportion that the excess,
                                          sometimes referred to as an appraisal
                                          reduction amount, bears to the
                                          principal balance of the mortgage
                                          loan, net of related advances of
                                          principal. Due to the payment
                                          priorities, any reduction in advances
                                          on the mortgage loans will reduce the
                                          funds available to pay interest on the
                                          most subordinate interest-bearing
                                          class of series 2006-GG7 certificates
                                          then outstanding.

                                          With respect to the mortgage loans
                                          that are in a split loan structure and
                                          are being serviced pursuant to a
                                          pooling and servicing agreement
                                          entered into in connection with
                                          another securitization,

                                          o     the master servicer under this
                                                pooling agreement is the party
                                                that is responsible for making
                                                P&I advances for the mortgage
                                                loan in that split loan
                                                structure that is included in
                                                this trust, and

                                          o     those mortgage loans will be
                                                subject to appraisal reduction
                                                provisions under the applicable
                                                pooling and servicing agreement
                                                that are similar, but may not be
                                                identical, to the appraisal
                                                reduction provisions described
                                                above.

                                          See "Description of the Offered
                                          Certificates--Advances of Delinquent
                                          Monthly Debt Service Payments" and
                                          "Servicing Under the Pooling and
                                          Servicing Agreement--Required
                                          Appraisals" in this prospectus
                                          supplement. See also "Description of
                                          the Certificates--Advances" in the
                                          accompanying prospectus.

Reports to Certificateholders...........  On each payment date, the trustee will make available to the registered
                                          holders of the series 2006-GG7
                                          certificates a monthly payment date
                                          statement substantially in the form of
                                          Annex E to this prospectus supplement.
                                          The trustee's report will detail,
                                          among other things, the payments made
                                          to the series 2006-GG7
                                          certificateholders on that payment
                                          date and the performance of the
                                          mortgage loans in the trust and the
                                          mortgaged properties. The trustee will
                                          also make available to the registered
                                          holders of the offered certificates,
                                          via its website, initially located at
                                          "www.etrustee.net," any such report at
                                          our request.

                                          You may also review via the trustee's
                                          website or upon reasonable prior
                                          notice, at the trustee's offices
                                          during normal business hours a variety
                                          of information and documents that
                                          pertain to the mortgage loans in the
                                          trust and the properties securing
                                          those mortgage loans. We expect that
                                          the available information and
                                          documents will include loan documents,
                                          borrower operating statements, rent
                                          rolls and property inspection reports,
                                          to the extent received by the trustee.

                                          See "Description of the Offered
                                          Certificates--Reports to
                                          Certificateholders; Available
                                          Information" in this prospectus
                                          supplement.

Optional Termination....................  Specified parties to the transaction may terminate the trust by purchasing
                                          the remaining trust assets when the
                                          total principal balance of the
                                          mortgage pool, net of advances of
                                          principal, is less than 1.0% of the
                                          initial mortgage pool balance. See
                                          "Description of the Offered
                                          Certificates--Termination" in this
                                          prospectus supplement.

Repurchase Obligation...................  Each mortgage loan seller will make certain representations and warranties
                                          with respect to the mortgage loans
                                          sold by it, as described in this
                                          prospectus supplement under
                                          "Description of the Mortgage
                                          Pool--Representations and Warranties."
                                          If a mortgage loan seller has been
                                          notified of a material breach of any
                                          of its representations and warranties
                                          or a material defect in the
                                          documentation of any mortgage loan,
                                          then that mortgage loan seller will be
                                          required to either cure such breach or
                                          repurchase the affected mortgage loan
                                          from the trust fund. If the related
                                          mortgage loan seller opts to
                                          repurchase the affected mortgage loan,
                                          the repurchase would have the same
                                          effect on the offered certificates as
                                          a prepayment in full of that mortgage
                                          loan, except that the purchase will
                                          not be accompanied by any prepayment
                                          premium or yield maintenance charge.
                                          See "Description of the Mortgage
                                          Pool--Cures and Repurchases" in this
                                          prospectus supplement.

Sale of Defaulted Loans.................  After any mortgage loan in the trust has become a specially serviced
                                          mortgage loan as to which an event of
                                          default has occurred or is reasonably
                                          foreseeable, the special servicer will
                                          give notice of that event to the
                                          trustee, and the trustee will promptly
                                          notify each holder of certificates of
                                          the series 2006-GG7 controlling class.
                                          Any single certificateholder or group
                                          of series 2006-GG7 certificateholders
                                          with a
                                                majority interest in the series
                                                2006-GG7 controlling class, the
                                                special servicer and any
                                                assignees of the foregoing
                                                parties will have the option to
                                                purchase that specially serviced
                                                mortgage loan at a price
                                                generally equal to the sum of--

                                          o     the outstanding principal
                                                balance of the mortgage loan,

                                          o     all accrued and unpaid interest
                                                on the mortgage loan, other than
                                                default interest,

                                          o     all unreimbursed servicing
                                                advances with respect to the
                                                mortgage loan, and

                                          o     all unpaid interest accrued on
                                                advances made by the master
                                                servicer, the special servicer
                                                and/or the trustee with respect
                                                to that mortgage loan.

                                          See "Servicing Under the Pooling and
                                          Servicing Agreement--Fair Value
                                          Option" in this prospectus supplement.

                                          In addition, certain of the mortgage
                                          loans are subject to a purchase option
                                          upon certain events of default
                                          exercisable by a subordinate lender or
                                          mezzanine lender.

           The Underlying Mortgage Loans and the Mortgaged Properties

General.................................  In this section, "--The Underlying
                                          Mortgage Loans and the Mortgaged
                                          Properties," we provide summary
                                          information with respect to the
                                          mortgage loans that we intend to
                                          include in the trust. The trust's
                                          primary assets will be 134 fixed rate
                                          mortgage loans, each evidenced by one
                                          or more promissory notes secured by
                                          first mortgages, deeds of trust or
                                          similar security instruments on 175
                                          commercial and multifamily properties,
                                          or in the case of 19 mortgaged
                                          properties, the leasehold estate in
                                          those properties, or in the case of 3
                                          mortgaged properties, the fee and
                                          leasehold estate in those properties.
                                          For more detailed information
                                          regarding those mortgage loans, you
                                          should review the following sections
                                          in this prospectus supplement:

                                          o     "Description of the Mortgage
                                                Pool";

                                          o     "Risk Factors--Risks Related to
                                                the Underlying Mortgage Loans";

                                          o     "Annex A--Certain
                                                Characteristics of the
                                                Underlying Mortgage Loans"; and

                                          o     "Annex B--Structural and
                                                Collateral Term Sheet".

                                          For purposes of calculating
                                          distributions on the respective
                                          classes of series 2006-GG7
                                          certificates, the pool of mortgage
                                          loans will be divided into the
                                          following two sub-pools:

                                          o     Sub-pool 1, which will consist
                                                of all of the mortgage loans
                                                that are secured by property
                                                types other than multifamily
                                                properties, together with 82
                                                mortgage loans that are secured
                                                by multifamily properties.
                                                Sub-pool 1 will consist of 126
                                                mortgage loans, with an initial
                                                sub-pool 1 balance of
                                                $3,516,533,007, representing
                                                approximately 97.4% of the
                                                initial mortgage pool balance.

                                          o     Sub-pool 2, which will consist
                                                of all but 2 of the mortgage
                                                loans that are secured by
                                                multifamily properties. Sub-pool
                                                2 will consist of 8 mortgage
                                                loans, with an initial sub-pool
                                                2 balance of $95,123,131,
                                                representing approximately 2.6%
                                                of the initial mortgage pool
                                                balance.

                                          Annex A to this prospectus supplement
                                          identifies which mortgage loans are
                                          included in each of sub-pool 1 and
                                          sub-pool 2.

                                          When reviewing the information that we
                                          have included in this prospectus
                                          supplement with respect to the
                                          mortgage loans that are to back the
                                          offered certificates, please note the
                                          following:

                                          o     All numerical information
                                                provided with respect to the
                                                mortgage loans is provided on an
                                                approximate basis.

                                          o     The sum of the numerical data in
                                                any column of any table
                                                presented in this prospectus
                                                supplement may not equal the
                                                indicated total due to rounding.

                                          o     All weighted average information
                                                provided with respect to the
                                                mortgage loans reflects a
                                                weighting based on their
                                                respective cut-off date
                                                principal balances. We will
                                                transfer the cut-off date
                                                principal balance for each of
                                                the mortgage loans to the trust.
                                                We show the cut-off date
                                                principal balance for each of
                                                the mortgage loans on Annex A to
                                                this prospectus supplement.

                                          o     If any of the mortgage loans are
                                                secured by multiple properties
                                                located in more than one state,
                                                a portion of the principal
                                                balance of that mortgage loan
                                                has been allocated to each of
                                                those properties as set forth in
                                                Annex A to this prospectus
                                                supplement.

                                          o     When information with respect to
                                                mortgaged properties is
                                                expressed as a percentage of the
                                                initial mortgage pool balance or
                                                sub-pool balance, the
                                                percentages are based upon the
                                                cut-off date principal balances
                                                of the related mortgage loans or
                                                with respect to an individual
                                                property securing a
                                                multi-property mortgage loan,
                                                the portions of those loan
                                                balances allocated to such
                                                properties. The allocated loan
                                                amount for each mortgaged
                                                property securing a
                                                multi-property mortgage loan is
                                                set forth on Annex A to this
                                                prospectus supplement.

                                          o     Certain of the mortgage loans
                                                are (or may in the future be)
                                                secured by a mortgaged property
                                                that also secures another loan
                                                that is not included in the
                                                trust, which mortgage loan may
                                                be subordinated to or pari passu
                                                in right of payment with the
                                                other mortgage loan included in
                                                the trust. See "Description of
                                                the Mortgage Pool--Split Loan
                                                Structure" and "--Additional
                                                Loan and Property
                                                Information--Other Financing" in
                                                this prospectus supplement.

                                          o     All information presented in
                                                this prospectus supplement with
                                                respect to a mortgage loan with
                                                one or more funded pari passu or
                                                subordinate companion loans was
                                                calculated without regard to the
                                                related pari passu or
                                                subordinate companion loans,
                                                unless otherwise indicated.

                                          o     The loan amount used in this
                                                prospectus supplement for
                                                purposes of calculating the
                                                loan-to-value ratio,
                                                debt-service-coverage ratio and
                                                loan per square foot/unit for
                                                each of the mortgage loans in a
                                                split loan structure with funded
                                                pari passu companion loans is
                                                the aggregate principal balance
                                                of the mortgage loan and the
                                                related pari passu companion
                                                loans.

                                          o     Statistical information
                                                regarding the mortgage loans may
                                                change prior to the date of
                                                initial issuance of the offered
                                                certificates due to changes in
                                                the composition of the mortgage
                                                pool prior to that date.

                                          o     The general characteristics of
                                                the entire mortgage pool are not
                                                necessarily representative of
                                                the general characteristics of
                                                either sub-pool 1 or sub-pool 2.
                                                The yield and risk of loss on
                                                any class of offered
                                                certificates will depend on,
                                                among other things, the
                                                composition of each of sub-pool
                                                1 and sub-pool 2. The general
                                                characteristics of each of those
                                                sub-pools should also be
                                                analyzed when making an
                                                investment decision. See
                                                "--Additional Statistical
                                                Information" below.

Payment and Other Terms.................  Each of the mortgage loans that we intend to include in the trust is the
                                          obligation of a borrower to repay a
                                          specified sum with a fixed rate of
                                          interest.

                                          The repayment obligation of each of
                                          the mortgage loans that we intend to
                                          include in the trust is evidenced by a
                                          promissory note executed by the
                                          related borrower and is secured by a
                                          mortgage lien on the fee and/or
                                          leasehold interest of the related
                                          borrower or another party in one or
                                          more commercial or multifamily
                                          properties. Except for limited
                                          permitted encumbrances, which we
                                          identify in the glossary to this
                                          prospectus supplement, each mortgage
                                          lien will be a first priority lien.

                                          All of the mortgage loans that we
                                          intend to include in the trust are or
                                          should be considered nonrecourse. None
                                          of the mortgage loans is insured or
                                          guaranteed by any governmental agency
                                          or instrumentality or by any private
                                          mortgage insurer or by the depositor,
                                          the underwriters, any mortgage loan
                                          seller, or any other party.

                                          Each of the mortgage loans that we
                                          intend to include in the trust
                                          currently accrues interest at the
                                          annual rate specified with respect to
                                          that mortgage loan on Annex A to this
                                          prospectus supplement. Except as
                                          otherwise described in this prospectus
                                          supplement with respect to one
                                          mortgage loan that has an anticipated
                                          repayment date and four mortgage loans
                                          that have an interest rate that steps
                                          up during the term of the mortgage
                                          loan, the mortgage interest rate for
                                          each mortgage loan is, in the absence
                                          of default, fixed for the entire term
                                          of the loan.

                                          The following chart identifies payment
                                          dates for the mortgage loans, subject,
                                          in some cases, to a next business day
                                          convention:


                                              % of Initial        Number of       % of Initial       Number of       % of Initial
                               Number of      Mortgage Pool   Mortgage Loans in    Sub-pool 1    Mortgage Loans in    Sub-pool 2
Due Date   Grace Period(1)   Mortgage Loans      Balance          Sub-pool 1         Balance         Sub-pool 2         Balance
--------   ---------------   --------------   -------------   -----------------   ------------   -----------------   ------------
  6th             0                 130            99.5%            123               99.6%              7               94.2%
  1st             5                   4             0.5%              3                0.4%              1                5.8%


----------

(1) As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under the mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

                                          The following chart identifies the
                                          amortization characteristics for the
                                          mortgage loans:


                                                               % of Initial        Number of       % of Initial       Number of
                                                Number of      Mortgage Pool   Mortgage Loans in    Sub-pool 1    Mortgage Loans in
                                              Mortgage Loans      Balance          Sub-pool 1         Balance         Sub-pool 2
                                              --------------   -------------   -----------------   ------------   -----------------
Interest-Only then Amortization(1)..........        76              43.1%             70               41.8%              6
Interest-Only...............................        21              38.8%             20               39.7%              1
Amortizing Balloon Loans(2).................        36              17.4%             35               17.7%              1
Interest Only then Amortization then
    Hyperamortization.......................         1               0.7%              1                0.8%              0


                                              % of Initial
                                               Sub-pool 2
                                                 Balance
                                              ------------
Interest-Only then Amortization(1)..........      89.6%
Interest-Only...............................       4.4%
Amortizing Balloon Loans(2).................       6.0%
Interest Only then Amortization then
    Hyperamortization.......................       0.0%


----------

(1)   Interest-only periods range from 6 to 84 months.

(2) Does not include partial interest-only loans. Includes the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as West Oaks Mall, representing approximately 2.4% of the initial mortgage pool balance and 2.4% of the initial sub-pool 1 balance, which mortgage loan provides for an amortization schedule for the $86,000,000 initial principal balance that is the equivalent of interest-only payments on $70,000,000 of the initial principal balance and amortization on a 300-month schedule with respect to $16,000,000 of the initial principal balance. See Annex A-3 to this prospectus supplement for the related amortization schedule.

Split Loan Structure....................  Each mortgage loan identified in the table below is or may become part of a
                                          split loan structure, comprised of two
                                          or more mortgage loans that are
                                          secured by a single mortgage
                                          instrument on the same mortgaged
                                          property. The mortgage loans in a
                                          split loan structure that are not
                                          included in the mortgage pool (also
                                          referred to as companion loans) may be
                                          subordinated and/or pari passu in
                                          right of payment with the mortgage
                                          loan included in the trust.

                                          The payment priority between the
                                          mortgage loans in a split loan
                                          structure is as follows--

                                          o     with respect to the mortgage
                                                loans identified in the table
                                                below as JPMorgan International
                                                Plaza I & II, Nemours Building,
                                                Lackland Self Storage and Towns
                                                of Riverside (which are each
                                                comprised of one senior and one
                                                subordinate mortgage loan),
                                                prior to certain defaults, the
                                                mortgage loan in the trust and
                                                the mortgage loan outside the
                                                trust are generally pari passu
                                                in right of payment and
                                                subsequent to such defaults the
                                                mortgage loan in the trust is
                                                senior in right of payment to
                                                the subordinate mortgage loan
                                                outside the trust;

                                          o     with respect to each of the
                                                mortgage loans identified in the
                                                table below as One New York
                                                Plaza, Centra Point Portfolio
                                                and JQH Hotel Portfolio B2, the
                                                mortgage loan included in the
                                                trust is always pari passu in
                                                right of payment with the
                                                mortgage loan or loans outside
                                                the trust; and

                                          o     with respect to the mortgage
                                                loan identified in the table
                                                below as Investcorp Retail
                                                Portfolio, the senior component
                                                of the mortgage loan included in
                                                the trust is always pari passu
                                                in right of payment with the
                                                mortgage loan outside the trust,
                                                and the subordinate component of
                                                the mortgage loan included in
                                                the trust is subordinate to both
                                                the senior component and the
                                                pari passu mortgage loan outside
                                                the trust. See "Annex
                                                B--Structural and

                                                Collateral Term Sheet--Ten
                                                Largest Mortgage
                                                Loans--Investcorp Retail
                                                Portfolio" in this prospectus
                                                supplement.

                                          See "Description of the Mortgage
                                          Pool--Split Loan Structure" in this
                                          prospectus supplement.


                                                       Trust Mortgage
                                                         Loan as a %
                                                          of Initial         Aggregate
                                      Trust Mortgage    Mortgage Pool    Non-Trust Mortgage      Non-Trust B Note
Mortgage Loan                          Loan Balance      Balance(1)         Loan Balance              Balance
-----------------------------------   --------------   --------------   ----------------------   ------------------
Investcorp Retail Portfolio           $  248,400,000        6.9%        $         63,800,000                    N/A
One New York Plaza                    $  200,000,000        5.5%        $        200,000,000                    N/A

JPMorgan International Plaza I & II   $  194,060,178        5.4%        $         30,750,000      $      30,750,000
Montehiedra Town Center               $  120,000,000        3.3%        $                  0(5)                 N/A
JQH Hotel Portfolio B2                $   76,000,000        2.1%        $        165,000,000(5)                 N/A
Nemours Building                      $   58,600,000        1.6%        $          5,000,000      $       5,000,000
Towns of Riverside                    $   27,900,000        0.8%        $          5,900,000      $       5,900,000
Lackland Self Storage                 $   10,600,000        0.3%        $          1,185,000      $       1,185,000
Centra Point Portfolio                $    9,372,677        0.3%        $         28,245,074                    N/A


                                          Non-Trust            Controlling       Initial        Initial
                                         Pari Passu       Pooling & Servicing     Master        Special
Mortgage Loan                           Loan Balance         Agreement(2)       Servicer(3)   Servicer(4)
-----------------------------------   -----------------   -------------------   -----------   -----------
Investcorp Retail Portfolio           $   63,800,000            2006-GG7          Midland         LNR
One New York Plaza                    $  200,000,000             LB-UBS          Wachovia         LNR
                                                                2006-C4
JPMorgan International Plaza I & II              N/A            2006-GG7          Midland         LNR
Montehiedra Town Center               $            0(5)         2006-GG7          Midland         LNR
JQH Hotel Portfolio B2                $  165,000,000(6)         2005-GG5         Wachovia         LNR
Nemours Building                                 N/A            2006-GG7          Midland
Towns of Riverside                               N/A            2006-GG7          Midland         LNR
Lackland Self Storage                            N/A            2006-GG7          Midland         LNR
Centra Point Portfolio                $   28,245,074            2005-GG5         Wachovia         LNR


----------

(1) The mortgage loans secured by the Investcorp Retail Portfolio properties, the One New York Plaza property, the JPMorgan International Plaza I & II property, the Montehiedra Town Center property, the JQH Hotel Portfolio B2 property, the Nemours Building property, the Lackland Self Storage property and the Centra Point Portfolio property are in sub-pool 1, representing 7.1%, 5.7%, 5.5%, 3.4%, 2.2%, 1.7%, 0.3%, 0.3% and % of the
      initial sub-pool 1 balance, respectively. The mortgage loan secured by the Towns of Riverside property is in sub-pool 2, representing 29.3% of the initial sub-pool 2 balance.

(2) 2006-GG7 refers to the pooling and servicing agreement for this transaction. 2005-GG5 refers to the pooling and servicing agreement entered into in connection with Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-GG5. LB-UBS 2006-C4 refers to the pooling and servicing agreement entered into in connection with Structured Asset Securities Corporation II, as depositor, LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4.

(3) Wachovia refers to Wachovia Bank, National Association. Midland refers to Midland Loan Services, Inc.

(4)   LNR refers to LNR Partners, Inc.

(5) The mortgage loan permits a future pari passu companion loan as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

(6) Comprised of two non-trust pari passu mortgage loans with loan balances of $110,000,000 and $55,000,000.

Delinquency Status......................  None of the mortgage loans that we intend to include in the trust was 30
                                          days or more delinquent with respect
                                          to any monthly debt service payment as
                                          of the cut-off date or at any time
                                          during the 12-month period preceding
                                          that date.

Lockbox Terms...........................  Sixty of the mortgage loans, representing approximately 81.5% of
                                          the initial mortgage pool balance, of
                                          which 57 mortgage loans are in
                                          sub-pool 1, representing 82.0% of the
                                          initial sub-pool 1 balance, and 3
                                          mortgage loans are in sub-pool 2,
                                          representing 66.0% of the initial
                                          sub-pool 2 balance, contain provisions
                                          for the payment of all rent and/or
                                          other income derived from the related
                                          mortgaged properties into a lockbox
                                          account.

                                          The above-referenced mortgage loans
                                          provide for the following types of
                                          lockbox accounts:

                                                         Mortgage Pool

                                                                      % of
                                                           Number    Initial
                                                             of      Mortgage
                                          Type of         Mortgage    Pool
                                          Lockbox          Loans     Balance
                                          -------         --------   --------
                                          Hard              52        72.7%
                                          Soft               7         6.3%

                                                         Sub-pool 1

                                                           Number
                                                             of
                                                           Mortgage     Initial
                                          Type of          Loans in    Sub-pool
                                          Lockbox         Sub-pool 1   1 Balance
                                          -------         ----------   ---------
                                          Hard                51         74.3%
                                          Soft                 5          5.0%

                                                         Sub-pool 2

                                                           Number
                                                             of
                                                           Mortgage     Initial
                                          Type of          Loans in    Sub-pool
                                          Lockbox         Sub-pool 2   2 Balance
                                          -------         ----------   ---------
                                          Hard                 1         12.5%
                                          Soft                 2         53.5%

                                          In general, "hard" means that tenants
                                          at the mortgaged property have been
                                          instructed to send rent payments
                                          directly to the lockbox bank; "soft"
                                          means that tenants send or deliver
                                          rent payments to the borrower or
                                          property manager who is required to
                                          send rents to the lockbox account. A
                                          more complete description of "soft"
                                          and "hard" lockbox accounts with
                                          respect to the above referenced
                                          mortgage loans is set forth under
                                          "Description of the Mortgage
                                          Pool--Additional Loan and Property
                                          Information--Lockboxes" in this
                                          prospectus supplement.

Prepayment Lock-Out
   Periods and Defeasance...............  All of the mortgage loans, other than the mortgage loans secured by the
                                          properties identified on Annex A to
                                          this prospectus supplement as Fremont
                                          Marriott and Arcadia Villa Apartments,
                                          contain provisions for a prepayment
                                          lock-out period that is currently in
                                          effect. The mortgage loans secured by
                                          the properties identified on Annex A
                                          to this prospectus supplement as
                                          Fremont Marriott and Arcadia Villa
                                          Apartments have no provision for a
                                          lock-out period. A lock-out period is
                                          a period during which the principal
                                          balance of a mortgage loan may not be
                                          voluntarily prepaid in whole or in
                                          part. See "Description of the Mortgage
                                          Pool--Terms and Conditions of the
                                          Trust Mortgage Loans--Prepayment
                                          Provisions" in this prospectus
                                          supplement.

                              Defeasance/Prepayment


                                Number                                            Number                         Number
                                  of       Aggregate Cut-off   % of Initial     of Mortgage    % of Initial    of Mortgage
                               Mortgage     Date Principal     Mortgage Pool     Loans in       Sub-pool 1      Loans in
                                 Loans         Balance            Balance       Sub-pool 1     Pool Balance    Sub-pool 2
                               ---------   -----------------   --------------   ------------   -------------   -----------
Lockout/Defeasance(1)                115       3,278,118,665            90.8%            108           90.8%             7
Lockout/Defeasance or Yield
  Maintenance(2)                       5         159,375,374              4.4              5             4.5             0
Lockout/Yield Maintenance(3)          12         141,822,098              3.9             12             4.0             0
Greater of Yield Maintenance
  and Declining Fee(4)                 2          32,340,000              0.9              1             0.7             1
                                     134       3,611,656,138           100.0%            126          100.0%             8



                               % of Initial
                                Sub-pool 2
                               Pool Balance
                               -------------
Lockout/Defeasance(1)                 91.2%
Lockout/Defeasance or Yield
  Maintenance(2)                        0.0
Lockout/Yield Maintenance(3)            0.0
Greater of Yield Maintenance
  and Declining Fee(4)                  8.8
                                     100.0%


                                          ----------
                                          (1)   Includes one mortgage loan
                                                (secured by the mortgaged
                                                property identified on Annex A
                                                to this prospectus supplement as
                                                Alpine Valley Center),
                                                representing approximately 0.3%
                                                of the initial mortgage pool
                                                balance and 0.4% of the initial
                                                sub-pool 1 balance, which
                                                provides for a lockout period
                                                followed by a defeasance period
                                                and in addition, in connection
                                                with a partial release of the
                                                mortgaged property, provides for
                                                partial defeasance or partial
                                                prepayment with the payment of a
                                                yield maintenance premium.

                                          (2)   Includes 4 mortgage loans (all
                                                of which mortgage loans are in
                                                sub-pool 1, representing 4.0% of
                                                the initial sub-pool 1 balance)
                                                which provide for defeasance or
                                                prepayment with the payment of
                                                prepayment consideration equal
                                                to the greater of (x) 1% of the
                                                outstanding principal amount
                                                being prepaid and (y) the yield
                                                maintenance charge, and one
                                                mortgage loan (secured by the
                                                mortgaged property identified on
                                                Annex A to this prospectus
                                                supplement as Grant & Geary
                                                Center) which provides for
                                                defeasance or prepayment with
                                                the payment of prepayment
                                                consideration equal to the yield
                                                maintenance charge.

                                          (3)   Includes 12 mortgage loans (all
                                                of which mortgage loans are in
                                                sub-pool 1, representing 4.0% of
                                                the initial sub-pool 1 balance)
                                                which provide for payment of
                                                prepayment consideration equal
                                                to the greater of (x) 1% of the
                                                outstanding principal amount
                                                being prepaid and (y) the yield
                                                maintenance charge.

                                          (4)   Includes one mortgage loan in
                                                sub-pool 1 (secured by the
                                                mortgaged property identified on
                                                Annex A to this prospectus
                                                supplement as Fremont Marriott)
                                                for which the declining fee is
                                                equal to (a) 6% from November 6,
                                                2005 through October 6, 2007,
                                                (b) 4% from November 6, 2007
                                                through October 6, 2008, (c) 2%
                                                from November 6, 2008 through
                                                October 6, 2009, (d) 1% from
                                                November 6, 2009 through June 6,
                                                2010 and (e) 0% from July 6,
                                                2010 through the maturity date
                                                of the mortgage loan (October 6,
                                                2010). Includes one mortgage
                                                loan in sub-pool 2 (secured by
                                                the mortgaged property
                                                identified on Annex A to this
                                                prospectus supplement as Arcadia
                                                Villa Apartments) for which the
                                                declining fee is equal to (a) 3%
                                                from May 6, 2006 through April
                                                6, 2007, (b) 2% from May 6, 2007
                                                through April 6, 2008, (c) 1%
                                                from May 6, 2008 through
                                                December 6, 2015 and (d) 0% from
                                                January 16, 2016 through the
                                                maturity date of the mortgage
                                                loan (April 6, 2016).

                                          Set forth below is information
                                          regarding the remaining terms of the
                                          lock-out period for the mortgage
                                          loans:

                                          Maximum remaining
                                            lock-out period.........  117 months
                                          Minimum remaining
                                            lock-out period.........    0 months
                                          Weighted average remaining
                                            lock-out period.........  101 months

                                          Generally, each of the mortgage loans
                                          is freely prepayable with no
                                          prepayment premium or yield
                                          maintenance premium for a specified
                                          open period (generally from one to six
                                          months) prior to its maturity date.

Property, Liability and Other
   Insurance............................  The loan documents for each of the mortgage loans that we intend to
                                          include in the trust generally require
                                          the related borrower to maintain or
                                          cause to be maintained with respect to
                                          the corresponding mortgaged property
                                          the following insurance coverage--

                                          o     property insurance;

                                          o     flood insurance, if the
                                                mortgaged property is located in
                                                a federally designated flood
                                                area;

                                          o     comprehensive general liability
                                                insurance against claims for
                                                personal and bodily injury,
                                                death or property damage
                                                occurring on, in or about the
                                                insured property; and

                                          o     business interruption or rent
                                                loss insurance.

                                          Substantially all of the mortgage
                                          loans that we intend to include in the
                                          trust provide that the borrowers are
                                          required to maintain full or partial
                                          insurance coverage for property damage
                                          to the related mortgaged
                                          property caused by certain acts of
                                          terrorism (except that the requirement
                                          to obtain terrorism insurance coverage
                                          may be subject to the commercial
                                          availability of that coverage, the
                                          cost of premiums and/or whether such
                                          hazards are at the time commonly
                                          insured against for property similar
                                          to the mortgaged properties that are
                                          located in the region in which the
                                          mortgaged property is located). Most
                                          terrorism insurance policies have
                                          exclusions for damage caused by
                                          nuclear, chemical or biological
                                          events.

                                          See "Risk Factors--Risks Related to
                                          the Underlying Mortgage Loans--The
                                          Absence of or Inadequacy of Insurance
                                          Coverage on the Mortgaged Properties
                                          May Adversely Affect Payments on Your
                                          Certificates" and "Description of the
                                          Mortgage Pool--Additional Loan and
                                          Property Information--Property,
                                          Liability and Other Insurance" in this
                                          prospectus supplement.

Additional Statistical Information

A.    General Characteristics...........  The mortgage pool will have the following general characteristics as
                                          of the cut-off date:(1)


                                                                   Mortgage
                                                                     Pool           Sub-pool 1     Sub-pool 2
                                                                 --------------   --------------   -----------
Initial mortgage pool balance/initial sub-pool balances(2)       $3,611,656,138   $3,516,533,007   $95,123,131
Number of mortgage loans                                                    134              126             8
Number of mortgaged properties                                              197              189             8
Maximum cut-off date principal balance                             $248,400,000     $248,400,000   $27,900,000
Minimum cut-off date principal balance                               $1,282,731       $1,282,731    $4,200,000
Average cut-off date principal balance                              $26,952,658      $27,908,992   $11,890,391
Maximum mortgage interest rate                                           7.965%           7.965%        6.280%
Minimum mortgage interest rate                                           4.940%           4.940%        5.475%
Weighted average mortgage interest rate(3)                               5.957%           5.965%        5.657%
Maximum original term to maturity(4)                                 122 months       122 months    120 months
Minimum original term to maturity(4)                                  60 months        60 months     84 months
Weighted average original term to maturity(4)                        114 months       114 months    118 months
Maximum remaining term to maturity(4)                                120 months       120 months    119 months
Minimum remaining term to maturity(4)                                 50 months        50 months     82 months
Weighted average remaining term to maturity(4)                       112 months       111 months    114 months
Weighted average underwritten debt-service-coverage ratio(3)              1.36x            1 36x         1.32x
Weighted average cut-off date loan-to-appraised value ratio(3)            71.7%            71.7%         73.3%


----------

(1) The initial mortgage pool balance, the initial sub-pool balances and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, are based on the cut-off date principal balances of the mortgage loans in the trust and exclude any subordinate companion loans or pari passu companion loans. See "--The Underlying Mortgage Loans and the Mortgaged Properties--General" in this prospectus supplement.

(2)   Subject to a permitted variance of plus or minus 5%.

(3) The loan amount used for purposes of calculating the loan-to-appraised value ratio and debt-service-coverage ratio for each of the mortgage loans with funded pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion loan. The principal balance of the subordinate companion loans are not included in these calculations, unless otherwise indicated. Additional adjustments to debt service ratios and loan-to-value ratios for the cross-collateralized mortgage loan group and certain of the mortgage loans with escrows and the mortgage loans with earnout provisions or performance guarantees are described in the glossary to this prospectus supplement. With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama property and 900 Holcomb Road properties and The Moorings property, which have an interest rate that steps up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this prospectus supplement as if the mortgage loans pay at their highest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).

(4) For purposes of calculating the original term to maturity and remaining term to maturity of the mortgage loan that has an anticipated repayment date, we assumed that that mortgage loan will mature on its anticipated repayment date.

B.    Geographic Concentration..........  The tables below show the number of, and percentage of the initial mortgage
                                          pool balance, initial sub-pool 1
                                          balance and initial sub-pool 2 balance
                                          secured by, mortgaged properties
                                          located in the indicated jurisdiction:

                                                   All Mortgaged Properties

                                                                                        % of Initial
                                                                      Number of           Mortgage
                                               Jurisdiction      Mortgaged Properties   Pool Balance
                                          --------------------   --------------------   ------------
                                          Texas                            39               17.7%
                                          New York                          6               14.0%
                                          California                       23               12.9%
                                          New Jersey                        4                7.3%
                                          District of Columbia              1                4.3%


                                          The remaining mortgaged properties
                                          with respect to the mortgage pool are
                                          located throughout 33 other states and
                                          Puerto Rico. No more than 3.9% of the
                                          initial mortgage pool balance is
                                          secured by mortgaged properties
                                          located in any of these other states
                                          or Puerto Rico.

                                                   Sub-pool 1


                                                                                        % of Initial
                                                                      Number of           Mortgage
                                               Jurisdiction      Mortgaged Properties   Pool Balance
                                          --------------------   --------------------   ------------
                                          Texas                            35               16.2%
                                          New York                          6               14.4%
                                          California                       23               13.2%
                                          New Jersey                        4                7.5%
                                          District of Columbia              1                4.4%


                                          The remaining mortgaged properties in
                                          sub-pool 1 are located throughout 33
                                          other states and Puerto Rico. No more
                                          than 4.0% of the initial sub-pool 1
                                          balance is secured by mortgaged
                                          properties located in any of these
                                          other states or Puerto Rico.

                                                   Sub-pool 2


                                                                                        % of Initial
                                                                      Number of           Mortgage
                                               Jurisdiction      Mortgaged Properties   Pool Balance
                                          --------------------   --------------------   ------------
                                          Texas                             4               75.1%
                                          Arizona                           1                8.8%
                                          Tennessee                         1                6.0%
                                          Kansas                            1                5.8%
                                          North Carolina                    1                4.4%


                                          No mortgaged properties in sub-pool 2
                                          are located in any other state.

C.    Property Types....................  The table below shows the number of, and percentage of the initial mortgage
                                          pool balance, initial sub-pool 1
                                          balance and initial sub-pool 2 balance
                                          secured by, mortgaged properties
                                          predominantly operated for each
                                          indicated purpose:


                     Number of Mortgaged   % of Initial Mortgage   % of Initial Sub-pool 1   % of Initial Sub-pool 2
                          Properties            Pool Balance               Balance                   Balance
                     -------------------   ---------------------   -----------------------   -----------------------
Office                         62                  47.8%                    49.1%                       0.0%
Retail                         93                  34.8%                    35.7%                       0.0%
   Anchored                    54                  21.3%                    21.9%                       0.0%
   Regional Mall                3                   7.9%                     8.2%                       0.0%
   Shadow Anchored             20                   2.2%                     2.3%                       0.0%
   Power Center                 3                   1.9%                     1.9%                       0.0%
   Unanchored                  11                   1.2%                     1.3%                       0.0%
   Single Tenant                2                   0.2%                     0.2%                       0.0%
Hospitality                    24                  11.1%                    11.4%                       0.0%
Multifamily                    10                   4.2%                     1.6%                     100.0%
Industrial                      5                   1.2%                     1.2%                       0.0%
Self-Storage                    2                   0.8%                     0.8%                       0.0%
Other                           1                   0.2%                     0.2%                       0.0%


D.    Encumbered Interests..............  The tables below show the number of, and percentage of the initial mortgage
                                          pool balance, initial sub-pool 1
                                          balance and initial sub-pool 2 balance
                                          secured by, mortgaged properties for
                                          which the whole or predominant
                                          encumbered interest is as indicated:

                                               All Mortgaged Properties


                                                                                                  % of Initial
                                              Encumbered Interest in the        Number of           Mortgage
                                               Mortgaged Real Property     Mortgaged Properties   Pool Balance
                                          ------------------------------   --------------------   ------------
                                          Fee simple                                175               90.8%
                                          Leasehold                                  19                8.4%
                                          Fee simple and Leasehold                    3                0.7%


                                                    Sub-pool 1


                                                                             Number of
                                                                             Mortgaged     % of Initial
                                              Encumbered Interest in the   Properties in    Sub-pool 1
                                               Mortgaged Real Property       Sub-pool 1       Balance
                                          ------------------------------   -------------   ------------
                                          Fee simple                            167            90.6%
                                          Leasehold                              19             8.7%
                                          Fee simple and Leasehold.               3             0.7%


                                                    Sub-pool 2


                                                                             Number of
                                                                             Mortgaged     % of Initial
                                              Encumbered Interest in the   Properties in    Sub-pool 2
                                               Mortgaged Real Property       Sub-pool 2       Balance
                                          ------------------------------   -------------   ------------
                                          Fee simple                              8          100.0%
                                          Leasehold                               0            0.0%
                                          Fee simple and Leasehold                0            0.0%


                                          It should be noted that each mortgage
                                          loan secured by overlapping fee and
                                          leasehold interests or by a
                                          predominant fee interest and a
                                          relatively minor leasehold interest,
                                          is presented as being secured by a fee
                                          simple interest in this prospectus
                                          supplement and is therefore included
                                          within the category referred to as
                                          "fee simple" in the charts above.

                              Other Considerations

Federal Income Tax Consequences.........  The trustee or its agent will make elections to treat designated portions
                                          of the assets of the trust as two
                                          separate real estate mortgage
                                          investment conduits, or REMICs, under
                                          sections 860A through 860G of the
                                          Internal Revenue Code of 1986, as
                                          amended. Those two REMICs are as
                                          follows:

                                          o     REMIC I, which will consist of,
                                                among other things, the mortgage
                                                loans that are included in the
                                                trust but will exclude
                                                collections of additional
                                                interest accrued and deferred as
                                                to payment with respect to the
                                                mortgage loan with an
                                                anticipated repayment date that
                                                remains outstanding past that
                                                date; and

                                          o     REMIC II, which will hold the
                                                regular interests in REMIC I.

                                          Any assets not included in a REMIC
                                          will constitute a grantor trust for
                                          federal income tax purposes.

                                          The offered certificates will be
                                          treated as regular interests in REMIC
                                          II. This means that they will be
                                          treated as newly issued debt
                                          instruments for federal income tax
                                          purposes. You will have to report
                                          income on your offered certificates in
                                          accordance with the accrual method of
                                          accounting even if you are otherwise a
                                          cash method taxpayer. The offered
                                          certificates will not represent any
                                          interest in the grantor trust referred
                                          to above.

                                          It is anticipated that the class and
                                          class certificates will be issued at a
                                          premium and that the class and class
                                          certificates will be issued with a de
                                          minimis amount of original issue
                                          discount for federal income tax
                                          purposes.

                                          When determining the rate of accrual
                                          of original issue discount, market
                                          discount and premium, if any, for
                                          federal income tax purposes, the
                                          prepayment assumption used will be
                                          that following any date of
                                          determination:

                                          o     no mortgage loan in the trust
                                                will be prepaid prior to
                                                maturity,

                                          o     there will be no extension of
                                                maturity for any mortgage loan
                                                in the trust, and

                                          o     the mortgage loan with an
                                                anticipated repayment date will
                                                be paid in full on that date.

                                          For a more detailed discussion of the
                                          federal income tax aspects of
                                          investing in the offered certificates,
                                          see "Federal Income Tax Consequences"
                                          in each of this prospectus supplement
                                          and the accompanying prospectus.

ERISA...................................  We anticipate that, subject to satisfaction of the conditions
                                          referred to under "Certain ERISA
                                          Considerations" in this prospectus
                                          supplement, retirement plans and other
                                          employee benefit plans and
                                          arrangements subject to--

                                          o     Title I of the Employee
                                                Retirement Income Security Act
                                                of 1974, as amended, or

                                          o     section 4975 of the Internal
                                                Revenue Code of 1986, as
                                                amended,

                                          will be able to invest in the offered
                                          certificates without giving rise to a
                                          non-exempt prohibited transaction.
                                          This is based upon an individual
                                          prohibited transaction exemption
                                          granted to Greenwich Capital Markets,
                                          Inc. by the U.S. Department of Labor.

                                          If you are a fiduciary of any
                                          retirement plan or other employee
                                          benefit plan or arrangement subject to
                                          Title I of ERISA or section 4975 of
                                          the Internal Revenue Code of 1986, as
                                          amended, you should review carefully
                                          with your legal advisors whether the
                                          purchase or holding of the offered
                                          certificates could give rise to a
                                          transaction that is prohibited under
                                          ERISA or section 4975 of the Internal
                                          Revenue Code of 1986, as amended. See
                                          "Certain ERISA Considerations" in this
                                          prospectus supplement and "Certain
                                          ERISA Considerations" in the
                                          accompanying prospectus.

Legal Investment........................  Upon initial issuance, and for so long as such certificates are rated in one
                                          of the two highest rating categories
                                          by at least one nationally recognized
                                          statistical rating organization, the
                                          class A-1, class A-2, class A-3, class
                                          A-AB, class A-4, class A-1-A, class
                                          A-M, class A-J, class B, class C and
                                          class D certificates will be mortgage
                                          related securities within the meaning
                                          of the Secondary Mortgage Market
                                          Enhancement Act of 1984, as amended.

                                          If your investment activities are
                                          subject to legal investment laws and
                                          regulations, regulatory capital
                                          requirements or review by regulation
                                          authorities, then you may be subject
                                          to restrictions on investments in the
                                          offered certificates. You should
                                          consult your own legal advisors to
                                          determine whether and to what extent
                                          the offered certificates will be legal
                                          investments for you. See "Legal
                                          Investment" in this prospectus
                                          supplement and in the accompanying
                                          prospectus.

Investment Considerations...............  The rate and timing of payments and other collections of principal on or
                                          with respect to the underlying
                                          mortgage loans will affect the yield
                                          to maturity on each offered
                                          certificate. In the case of any
                                          offered certificates purchased at a
                                          discount, a slower than anticipated
                                          rate of payments and other collections
                                          of principal on the underlying
                                          mortgage loans could result in a lower
                                          than anticipated yield. In the case of
                                          any offered certificates purchased at
                                          a premium, a faster than anticipated
                                          rate of payments and other collections
                                          of principal on the underlying
                                          mortgage loans could result in a lower
                                          than anticipated yield.

                                          Holders of the class A-1, A-2, A-3,
                                          A-AB and A-4 certificates will be
                                          affected by the rate and timing of
                                          payments and other collections of
                                          principal of the mortgage loans in
                                          sub-pool 1 and, in the absence of
                                          significant losses, should be largely
                                          unaffected by the rate and timing of
                                          payments and other collections of
                                          principal on the mortgage loans in
                                          sub-pool 2.

                                          Holders of the class A-1-A
                                          certificates will be affected by the
                                          rate and timing of payments and other
                                          collections of principal of the
                                          mortgage loans in sub-pool 2 and, in
                                          the absence of significant losses,
                                          should be largely unaffected by the
                                          rate and timing of payments and other
                                          collections of principal on the
                                          mortgage loans in sub-pool 1.

                                          See "Yield and Maturity
                                          Considerations" in this prospectus
                                          supplement and in the accompanying
                                          prospectus and "Description of the
                                          Mortgage Pool--Terms and Conditions of
                                          the Trust Mortgage Loans" in this
                                          prospectus supplement.

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

      Risks Related to the Offered Certificates

      The Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1-A Certificates and, With Respect to Interest Distributions, the Class X Certificates. If you purchase class A-M, class A-J, class B, class C, class D, class E or class F certificates, then your offered certificates will provide credit support to other classes of series 2006-GG7 certificates with an earlier designation. As a result, you will receive payments after, and may bear the effects of losses on the underlying mortgage loans before the holders of those other classes of offered certificates.

      When making an investment decision, you should consider, among other things--

      o the risk profile you seek for your investment compared to the risk profile of each of the offered certificates;

      o the payment priorities of the respective classes of the series 2006-GG7 certificates;

      o the order in which the principal balances of the respective classes of the series 2006-GG7 certificates with principal balances will be reduced in connection with losses and default-related shortfalls on the mortgage loans;

      o     the characteristics and quality of the mortgage loans; and

      o each of the risk factors described in this prospectus supplement and the accompanying prospectus.

      See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

      The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o the rate, timing and amount of payments on your offered certificates.

      The rate, timing and amount of payments on your offered certificates will depend on:

      o the pass-through rate for, and other payment terms of, your offered certificates;

      o the rate and timing of payments and prepayments and other collections of principal on the underlying mortgage loans;

      o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

      o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans;

      o     servicing decisions with respect to the underlying mortgage loans;
            and

      o the purchase of a mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller or a material defect in the related mortgage loan documents delivered by such mortgage loan seller, (ii) the holder of a related companion loan, (iii) a holder of the fair value purchase option, (iv) a mezzanine lender or (v) any other party with a purchase option.

      In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.

      Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See "Description of the Mortgaged Pool--Terms and Conditions of the Trust Mortgage Loans--Prepayment Provisions" and "--Other Prepayment Provisions" in this prospectus supplement.

      In addition, if the master servicer or the trustee reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing agreement for any non-serviced trust loan) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2006-GG7 principal balance certificates. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Reimbursement of Advances" below.

      See "Description of the Mortgage Pool," "Servicing Under the Pooling and Servicing Agreement," "Description of the Offered Certificates--Payments," "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

      The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances and the Right of the Special Servicer to Receive Special Servicing Compensation May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest. In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. Each of the non-serviced loan groups included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

      The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See "Yield and Maturity Considerations" in the accompanying prospectus.

      You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See "Risk Relating to Enforceability of Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

      Risks Relating to Enforceability of Prepayment Premiums or Defeasance Provisions. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

      Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. With respect to each non-serviced mortgage loan included in the trust, these decisions will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Risks Related to the Underlying Mortgage Loans

      The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. All of the mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Notwithstanding the mortgage loan insurance requirements,

      o a mortgaged property may suffer losses due to risks that are not covered by insurance or for which coverage is inadequate; and

      o a mortgaged property may be covered under a blanket insurance policy that covers other properties owned by affiliates of the borrower and the amount of coverage available for the mortgaged property will be reduced if insured events occur at such other properties.

      Therefore, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan.

      In addition, 39, 23, 12, and 1 mortgaged properties, representing approximately 17.7%, 12.9%, 3.9% and 0.1%, respectively, of the initial mortgage pool balance, are located in Texas, California, Florida and Louisiana, respectively. 35, 23, 12 and 1 mortgaged properties in sub-pool 1, representing approximately 16.2%, 13.2%, 4.0% and 0.1%, respectively, of the initial sub-pool 1 balance, are located in Texas, California, Florida and Louisiana, respectively. 4 mortgaged properties in sub-pool 2, representing approximately 75.1% of the initial sub-pool 2 balance, are located in Texas. Texas, California, Florida and Louisiana have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance in these states or in other states. For instance, with respect to flood insurance, such insurance is typically not included in standard property or casualty policies and such insurance is generally required only if the property is located in a federally designated flood hazard area. Furthermore, the amount of flood insurance required is usually limited to the maximum amount of such insurance available under current federal standards. This insurance may be inadequate to rebuild the premises or prepay the mortgage loan. In addition, we cannot assure you that acts of nature will occur only in those areas historically at risk for such acts of nature. Moreover, if reconstruction or major repairs are required, changes in laws may materially affect the borrower's ability to reconstruct or repair the premises, due to, for instance, changes in laws that materially increase the costs of the reconstruction or repairs.

      In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

      Following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007. The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government. In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

      The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 90 percent (or, in 2007, 85 percent) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

      There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

      To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

      Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost of premiums and/or whether such hazards are at the time commonly insured against at properties similar to the mortgaged property that are located in the region in which such mortgaged property is located). Substantially all of the borrowers have obtained terrorism insurance, although most of the policies have exclusions for damage caused by nuclear, chemical or biological events. In addition in certain cases, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property. In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificates. See "Description of the Mortgage Pool--Additional Loan and Property Information--Property, Liability and Other Insurance" below.

      Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

      o     office,

      o     retail,

      o     multifamily rental,

      o     industrial/warehouse,

      o     self-storage, and

      o     hospitality.

      The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

      o income producing properties that require the successful operation of the related mortgaged property;

      o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

      o income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space at the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

      o evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus.

      The Mortgaged Property Will Be the Sole Asset Available in an Event of Default With Respect to an Underlying Mortgage Loan. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults, none of the assets of the borrower (other than the mortgaged property or other collateral pledged as security for the mortgage loan) will be available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect amounts due under a recourse obligation or guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

      Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders. Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan. In the case of the mortgaged property identified on Annex A to this prospectus supplement as Bass Pro Shops representing approximately 0.9% of the initial pool balance and 0.9% of the initial sub-pool 1 balance, the related borrower is entitled to reimbursement of real estate taxes under an agreement entered into with the City of Rancho Cucamonga in conjunction with Bass Pro Outdoor World, L.L.C.'s lease. If a default by the related borrower under that agreement causes a termination of that agreement, the borrower will no longer receive these benefits.

      Tenant Actions May Affect Anticipated Cash Flow at the Property. In general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants" in the accompanying prospectus.

      Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations.

      Certain Mortgaged Properties Contain Specialty Uses. Certain of the mortgaged properties are special-use in nature and would require capital expenditures in order to retrofit the space for other users in the event that the existing tenant vacates. For example, with respect to the mortgaged property identified on Annex A to this prospectus supplement as Bass Pro Shops representing approximately 0.9% of the initial pool balance and 0.9% of the initial sub-pool 1 balance, the mortgaged property will not easily be converted to other uses due to the unique construction requirements of the related tenant, which involves specialized furnishings, fixtures and equipment.

      In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 111 mortgaged properties, securing 55.7% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged property. In the case of 19 of those properties, securing 17.6% of the initial mortgage pool balance, the related borrower has leased all or substantially all of the particular mortgaged property to a single tenant. Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

      o With respect to the mortgage loan identified on Annex A to this prospectus supplement as One New York Plaza, representing approximately 5.5% of the initial mortgage pool balance and 5.7% of the initial sub-pool 1 balance, the two largest tenants, Wachovia Securities LLC ("Wachovia") and Goldman Sachs ("Goldman"), collectively occupy approximately 77% of the related mortgaged property. Wachovia's lease expires on December 31, 2014. Goldman has two leases expiring September 30, 2009 and December 31, 2010. Pursuant to the loan documents, the related borrower is required to make deposits (a) on each month commencing on December 6, 2010 and continuing for the next forty-seven (47) succeeding months thereafter, an amount equal to $1,000,000 (the "Wachovia Reserve Fund"), until such time that the amount of the Wachovia Reserve Fund is equal to $48,000,000, and
            (b) on each month commencing on January 6, 2008 and continuing for the next nineteen (19) succeeding months thereafter, an amount equal to $1,000,000 (the "Goldman Reserve Fund"), until such time that the amount of the Goldman Reserve Fund is equal to $20,000,000, in each case for costs of tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Wachovia and Goldman, respectively. See "Annex B--Structural and Collateral Term Sheet-- Ten Largest Mortgage Loans--One New York Plaza" in this prospectus supplement.

      o With respect to the mortgage loan identified on Annex A to this prospectus supplement as JP Morgan International Plaza I & II, representing approximately 5.4% of the initial mortgage pool balance and 5.5% of the initial sub-pool 1 balance, the mortgaged properties, which consist of two office buildings, Tower I and Tower II, are leased to a single tenant (JPMorgan Chase Bank N.A.). Both leases expire on February 28, 2018, approximately twenty months after the maturity date of the mortgage loan (June 6, 2016). The tenant has certain limited termination options, which reflect approximately 7% of its total lease commitment, effective January 31, 2011 for Tower I and November 30, 2012 for Tower II. The tenant has subleased approximately 25.4% of the overall space under two long-term subleases. Federal National Mortgage Association is the larger of the two subtenants.

      o With respect to the mortgage loan identified on Annex A to this prospectus supplement as 55 Corporate Drive, representing approximately 5.3% of the initial mortgage pool balance and 5.4% of the initial sub-pool 1 balance, the related mortgage property is leased to a single tenant, Aventis, Inc. At closing, the related borrower was required to fund tenant improvements, leasing commissions and other unfunded obligations in the amount of approximately $44,198,193 and the tenant is entitled to certain free rent periods. The parent of the tenant, Sanofi Aventis, has provided a guarantee in the amount of $250 million, which decreases over the remaining term of the lease. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--55 Corporate Drive" in this prospectus supplement.

      o With respect to the mortgage loan, secured by a portfolio of thirteen (13) mortgaged properties, identified on Annex A to this prospectus supplement as Johnson Medical Office Portfolio, representing approximately 2.5% of the initial mortgage pool balance and 2.6% of the initial sub-pool 1 balance, two (2) of the mortgaged properties, Coosa Valley Medical Plaza and Family Medicine South, each have single tenants whose leases expire approximately 18 months and 84 months, respectively, prior to the maturity date of the mortgage loan. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Johnson Medical Office Portfolio" in this prospectus supplement.

      o With respect to the mortgage loan identified on Annex A to this prospectus supplement as John Marshall II, representing approximately 1.5% of the initial mortgage pool balance and 1.5% of the initial sub-pool 1 balance, the mortgaged property is leased to one tenant (Booz, Allen & Hamilton, Inc), whose lease expires prior to the maturity date of such mortgage loan. The mortgage loan provides for (i) a cash flow sweep commencing eighteen months prior to the expiration of the lease term and (ii) a letter of credit to be delivered at such time in an amount equal to $4,459,780 ($20/s.f.), less the amount of excess cash that the lender estimates will be swept during such period. The obligation to deliver this letter of credit is guaranteed by the guarantor of this mortgage loan.

      o With respect to the mortgage loan identified on Annex A to this prospectus supplement as 331 North Maple Drive, representing approximately 0.9% of the initial mortgage pool balance and 1.0% of the initial sub-pool 1 balance, the mortgaged property is leased to a single tenant (America Online) that has not yet occupied the property. The tenant is currently in the process of constructing tenant improvements, investing approximately $15.6 million of its own funds. The construction began in April 2006. The tenant is scheduled to take occupancy in three stages during 2006, beginning on July 30, 2006. At the closing of the mortgage loan, reserves of $4,271,290 were funded to pay for certain tenant improvements and for debt service prior to the tenant's occupancy.

      o With respect to the mortgaged property identified on Annex A to this prospectus supplement as the Bass Pro Shops mortgaged property, representing approximately 0.9% of the initial mortgage pool balance and 0.9% of the initial sub-pool 1 balance, the related mortgaged property is currently unimproved. The mortgaged property is leased to a single tenant, Bass Pro Outdoor World, L.L.C. ("Bass Pro"). Pursuant to the terms and conditions of the lease with Bass Pro (the "Bass Pro Lease"), Bass Pro agreed to construct a retail project containing approximately 185,000 square feet, and the mortgage borrower agreed to pay to Bass Pro a construction allowance in the amount of $30,500,000 to be used to pay a portion of the construction costs of the improvements on the Bass Pro Shops mortgaged property in accordance with the terms and conditions of the Bass Pro Lease. A $30,500,000 portion of the mortgage loan will be disbursed into a construction reserve and used to fund this allowance. Based on information furnished to the related mortgage loan seller, this allowance will be insufficient to complete the improvements on the Bass Pro Shops mortgaged property. However, Bass Pro has agreed to pay hard cost and soft cost overruns in accordance with the terms of its lease. In addition, the sponsor has provided a completion guaranty which covers certain cost overruns. Subject to certain conditions in the Bass Pro Lease, Bass Pro's obligation to pay rent under the Bass Pro Lease commences 400 days after delivery of certain permits. These permits have not yet been issued. In addition, $1,500,000 of the mortgage loan has been funded into a reserve for the payment of interest prior to the commencement of the obligation of Bass Pro to pay rent under the Bass Pro Lease. In the event that Bass Pro does not perform its obligations under the Bass Pro Lease, the sponsor has certain completion obligations under a completion guaranty.

      o With respect to the mortgaged property identified on Annex A to this prospectus supplement as 88 Third Avenue, representing approximately 0.7% of the initial mortgage pool balance and 0.8% of the initial sub-pool 1 balance, the related mortgaged property, which has four stories, is leased to a single tenant (the City of New York-The New York City Human Resources Administration) until August 31, 2024. The tenant currently occupies the first and second floors. The property is undergoing an approximately $1,300,000 renovation with regard to the third and fourth floors. The renovation is scheduled to be completed by the summer of 2006. The tenant is expected to occupy the third and fourth floors in September 2006 and commence paying rent for that portion of building at that time. The tenant has the right to terminate the entire lease in the event that the renovation is not completed as scheduled. At the closing of the mortgage loan, reserves of approximately $3,200,000 were funded to pay for renovation expenses and for debt service prior to the tenant's occupancy. Also, in the event that the borrower defaults in its obligation to complete the renovation, the mortgage loan will become recourse to the sponsor of that mortgage loan.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

      Certain Mortgaged Properties Contain Theaters. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years the theater industry experienced a high level of construction of new theaters, reduced attendance and an overall increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

      The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      82.6% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Retail or Office Properties. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things:

      o the exercise of termination options by tenants (including the exercise of such options by government-sponsored tenants that typically have a right to terminate their lease at any time or for lack of appropriations);

      o the timing of lease expirations (many of which lease expirations occur at varying rates, close in time and/or prior to the related mortgage loan maturity date) (see Annex A to this prospectus supplement for the lease expiration dates for the three largest tenants at each mortgaged property);

      o     the ability to renew leases or re-let space on comparable terms;

      o a concentration of tenants in a particular industry (at one or more of the mortgaged properties), as such properties may be more vulnerable to industry slumps or other economic downturn (and losses may be more severe) than if tenants were in diverse industries;

      o a concentration of the same tenant at different mortgaged properties;

      o the ability to build new competing properties in the same area as the mortgaged property; and

      o the financial difficulties or bankruptcy of a tenant (certain of which tenants may currently be, may have been, or may in the future be the subject of a bankruptcy proceeding).

      Ninety-three of the mortgaged properties, securing 34.8% of the initial mortgage pool balance and 35.7% of the initial sub-pool 1 balance, are primarily used for retail purposes. We consider 74 of those retail properties, securing 23.5% of the initial mortgage pool balance, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants and whose operation is vital in attracting customers to the retail mall or shopping center. A "shadow anchor" is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property that is not part of the mortgaged property, the borrower and/or lender may have little or no ability to ensure that any shadow anchor continues operations at or near the mortgaged property. Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Many tenants at retail properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Retail Properties" in the accompanying prospectus.

      We are aware of the following issues with respect to the mortgage loans we intend to include in the trust that may impact a borrower's ability to repay a mortgage loan secured by a retail property:

      o In the case of the mortgaged property identified on Annex A to this prospectus supplement as Citadel Crossing, representing approximately 1.0% of the initial mortgage pool balance and 1.0% of the initial sub-pool 1 balance, Best Buy Co. Inc., the third largest tenant, vacated the property in the fall of 2004 and sublet its space to Book Market, Inc., a local bookstore, on a month-to-month basis. Best Buy Co., Inc.'s lease expires on February 28, 2007. There is no certainty that the current subtenant will continue in space or that the borrower will be able to release the space.

      o In the case of the mortgaged property identified on Annex A to this prospectus supplement as The Marketplace, representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance. Winn-Dixie Stores Inc., the largest tenant, filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code on February 21, 2005. Winn-Dixie Stores Inc. has indicated that its reorganization plan includes closing stores located in 14 "designated market areas." The store at The Marketplace is not located in one of the "designated market areas." We cannot assure you, however, that Winn-Dixie Stores Inc. will not close this store, that the current reorganization plan will be confirmed or that Winn-Dixie Stores Inc. will emerge from bankruptcy.

      Sixty-two of the mortgaged properties, securing 47.8% of the initial mortgage pool balance and 49.1% of the initial sub-pool 1 balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Office Properties" in the accompanying prospectus.

      With respect to certain office properties, the related mortgaged property is a medical office. The performance of a medical office property may depend on reimbursement for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical office properties may not be easily converted to other uses.

      Hospitality Properties. Twenty-four of the mortgage properties, representing approximately 11.1% of the initial mortgage pool balance and 11.4% of the initial sub-pool 1 balance, are secured by one or more hospitality properties. Hospitality properties can be seasonal in nature, which can be expected to cause periodic fluctuations in room and restaurant revenues, occupancy levels, room rates and operating expenses. The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Hospitality Properties" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Hospitality Properties" and "--Recreational and Resort Properties" in the accompanying prospectus.

      Multifamily Properties. Ten of the mortgage loans, representing approximately 4.2% of the initial mortgage pool balance, of which 2 mortgage loans are in sub-pool 1, representing 1.6% of the initial sub-pool 1 balance and 8 mortgage loans are in sub-pool 2, representing 100.0% of the initial sub-pool 2 balance, are secured by one or more multifamily properties. The economic success of multifamily properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Many Risk Factors are Common to Most or all Multifamily and Commercial Properties" and "--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants" in the accompanying prospectus.

      Multifamily properties may be leased to persons eligible for low income housing tax credits or persons who receive government rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided to these tenants will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

      Geographic Concentration Risk. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A to this prospectus supplement contains the address for each mortgaged property.

      The tables below show the states with concentrations of mortgaged properties over 5% of the initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance. With respect to multi-property mortgage loans with properties located in different states, the cut-off date balance and percentage of initial mortgage pool balance, initial sub-pool 1 balance and initial sub-pool 2 balance are based on the allocated loan amount for such mortgaged property.

                             Geographic Distribution

                            All Mortgaged Properties

                  Number of         Aggregate Cut-off   % of Initial Mortgage
State        Mortgaged Properties     Date Balance          Pool Balance
----------   --------------------   -----------------   ----------------------
Texas                          39        $640,603,903                    17.7%
New York                        6        $506,050,000                    14.0%
California                     23        $464,453,592                    12.9%
New Jersey                      4        $264,100,000                     7.3%

                                   Sub-pool 1

                         Number of                   % of Initial
State        Mortgaged Properties in Sub-pool 1   Sub-pool 1 Balance
----------   ----------------------------------   -------------------
Texas                                        35                 16.2%
New York                                      6                  4.4%
California                                   23                 13.2%
New Jersey                                    4                  7.5%

                                   Sub-pool 2

                         Number of                   % of Initial
State        Mortgaged Properties in Sub-pool 2   Sub-pool 2 Balance
----------   ----------------------------------   -------------------
Texas                                         4                 75.1%
New York                                      1                  8.8%
California                                    1                  6.0%
New Jersey                                    1                  5.8%

      The Mortgage Pool Will Include Material Concentrations of Balloon Loans. One hundred thirty-three of the mortgage loans, representing approximately 99.3% of the initial mortgage pool balance, of which 125 mortgage loans are in sub-pool 1, representing 99.2% of the initial sub-pool 1 balance and 8 mortgage loans are in sub-pool 2, representing 100.0% of the initial sub-pool 2 balance, are balloon loans where the balloon payment is due on the stated maturity date of the mortgage loan. One mortgage loan, representing approximately 0.7% of the initial mortgage pool balance and 0.8% of the initial sub-pool 1 balance, is a balloon loan with an anticipated repayment date. The ability of a borrower to make the required balloon payment on a balloon loan at maturity (or, in the case of the mortgage loan with an anticipated repayment date, on that anticipated repayment date) depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

      The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The effect of mortgage pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the total mortgage pool balance. See "Description of the Mortgage Pool--General," "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Investcorp Retail Portfolio," "--One New York Plaza," "--JPMorgan International Plaza I & II," "--55 Corporate Drive," "--350 Madison Avenue," "--Portals I," "--Pacific Center," "--Montehiedra Town Center," "--The Strip," "--Johnson Medical Office Portfolio" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

      The table below presents information regarding loan concentration for all mortgage loans in the trust:

                               Loan Concentration


                                                 Aggregate Cut-off     % of Initial    % of the Initial
                                                   Date Balance        Pool Balance   Sub-pool 1 Balance
                                              ----------------------   ------------   ------------------
Largest Single Mortgage Loan                  $          248,400,000       6.9%                 7.1%
Largest 5 Mortgage Loans                      $        1,012,460,178      28.0%                28.8%
Largest 10 Mortgage Loans                     $        1,592,718,688      44.1%                45.3%
Largest Related Borrower Concentration        $          123,030,000       3.4%                 3.5%
Next Largest Related Borrower Concentration   $           97,900,000       2.7%                 2.8%


      The Mortgage Pool Will Include Leasehold Mortgaged Properties. Twenty-two mortgaged properties, representing approximately 9.2% of the initial mortgage pool balance, all of which are in sub-pool 1, representing 9.4% of the initial sub-pool 1 balance, are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus. Each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

      Condominium Ownership May Limit Use of the Property and Decision Making Related to the Property. In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      o With respect to the mortgage loan secured by a portfolio of 8 mortgaged properties identified on Annex A to this prospectus supplement as JQH Hotel Portfolio B2 properties, representing approximately 2.1% of the initial mortgage pool balance and 2.2% of the initial sub-pool 1 balance, the Montgomery Embassy Suites mortgaged property is a fee interest in a condominium unit. In the case of this mortgage loan, the related borrower controls the condominium board or the condominium association.

      o With respect to the mortgaged property identified on Annex A to this prospectus supplement as 88 Third Avenue, representing approximately 0.7% of the initial mortgage pool balance and 0.8% of the initial sub-pool 1 balance, the borrower may, at any time before the date which is two years before the anticipated repayment date of the mortgage loan, upon the satisfaction of certain conditions specified in the related mortgage loan documents, convert the mortgaged property to a condominium form of ownership consisting of two condominium units in order to release an immaterial, non-underwritten "air rights" parcel from the lien of the mortgage loan.

      o With respect to the mortgaged property identified on Annex A to this prospectus supplement as Plaza Towers, representing approximately 0.2% of the initial mortgage pool balance and 0.2% of the initial sub-pool 1 balance, the mortgaged property consists of fee interests in the hotel component of two condominium units within the 34-story Plaza Towers. The related borrower controls the condominium board as a result of its holding a majority of square footage at the mortgaged property.

      o With respect to the mortgage loan identified on Annex A to this prospectus supplement as 55 Corporate Drive, representing approximately 5.3% of the initial mortgage pool balance and 5.4% of the initial sub-pool 1 balance, the related mortgage property is a condominium unit owned by the borrower. There are currently two members on the board of the condominium association, both of whom have been appointed by the borrower. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--55 Corporate Drive" in this prospectus supplement.

      o     With respect to the mortgage loan secured by a portfolio of thirteen
            (13) mortgaged properties identified on Annex A to this prospectus supplement as Johnson Medical Office Portfolio, representing approximately 2.5% of the initial mortgage pool balance and 2.6% of the initial sub-pool 1 balance, one (1) of the mortgaged properties, The Women's Pavilion, is a medical office building located on campus of The Huntsville for Hospital Women and Children (the "Hospital"). The Hospital sold an 84.1% interest in the mortgaged property and conveyed control of the board of the condominium association to the borrower. The Hospital owns the remaining interest in the mortgaged property. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Johnson Medical Office Portfolio" in this prospectus supplement.

      Risks Related to Construction, Redevelopment and Renovation at the Mortgaged Properties. Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. One of the mortgaged properties, identified on Annex A as the Bass Pro Shops mortgaged property, has not yet been constructed. Additionally, the borrower at the mortgaged property identified as Montehiedra Town Center, representing approximately 3.3% of the initial mortgage pool balance and 3.4% of the initial sub-pool 1 balance, has an expansion planned. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement. The construction of improvements on a mortgaged property involves significant risks, including increases in the cost of labor and materials, unavailability or delays in obtaining specified materials, defaults by general contractors and subcontracts, delays in issuance or inability to obtain permits, the greater risk of casualty during construction, the insufficiency of available funds and inability to enforce completion guaranties. We cannot assure you that current or planned construction, redevelopment or renovation will be completed, that such construction, redevelopment or renovation will be completed in the time frame contemplated, or that, when and if construction, redevelopment or renovation is completed, such construction, redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan in the trust. In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing construction, redevelopment or renovation, the portion of the mortgaged property on which there is construction or renovation may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan. For instance, with respect to the mortgaged property identified on Annex A to this prospectus supplement as 350 Madison, representing approximately 5.0% of the initial mortgage pool balance and 5.1% of the initial sub-pool 1 balance, the related borrower is required to give the building a new facade within five years of the closing date of the mortgage loan. The sponsors have provided a $5,000,000 guarantee to support the costs of such renovation. For a discussion of certain other properties that are undergoing a renovation, see "-- In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few Major Tenants" above.

      With respect to the mortgaged property identified on Annex A to this prospectus supplement as Hilton Garden Inn - Las Vegas, representing approximately 0.4% of the initial mortgage pool balance and 0.4% of the initial sub-pool 1 balance, an estimated $3,000,000 renovation of the mortgaged property is scheduled for the immediate future.

The related mortgage loan is fully recourse to the borrower and any member or manager of the borrower if certain conditions related to the applicable renovation project are not satisfied within 18 months after the closing of the mortgage loan as set forth in the related loan documents. Additionally, the scheduled amortization for the mortgage loan will be reduced from 30 years to 20 years if the conditions related to the applicable renovation project are not satisfied within 18 months after the closing of the mortgage loan.

      Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

      Some of the Mortgaged Properties May Not Comply with the Americans with Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws. Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and consequently, its ability to pay its mortgage loan. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

      Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Certain mortgage loans may have borrowers that are the same or under common control. In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

            The Borrower's Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

            (i) operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

            (ii) individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

      Some of the Mortgaged Properties Are Owned by Borrowers That Are Tenants-In-Common. Twenty of the mortgage loans, which collectively represent approximately 19.1% of the initial mortgage pool balance (as identified on Annex A to this prospectus supplement), of which 17 mortgage loans are in sub-pool 1, representing 17.8% of the initial sub-pool 1 balance and 3 mortgage loans are in sub-pool 2 balance, representing 66.0% of the initial sub-pool 2 balance, have borrowers that own the related mortgaged properties as tenants-in-common. Each tenant-in-common borrower is a single purpose entity. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the tenant-in-common borrowers have generally (i) covenanted in their loan documents not to commence a partition action and/or (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-special purpose entity tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

      In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy. In the event a mortgage loan is cross-collateralized and cross defaulted with a mortgage loan to tenant-in-common borrowers, the tenant-in-common concerns discussed above may impact the benefits of the cross-collateralization agreement.

      Also, with respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as West Oaks Mall, representing approximately 2.4% of the initial mortgage pool balance and 2.4% of the initial sub-pool 1 balance, the borrowers consist of (i) the mortgaged property owner, (ii) a master tenant leasing the property improvements, (iii) up to 200 separate subtenants subleasing from the master tenant individual portions of the mortgaged property under separate subleases (one for each subtenant), and
(iv) a master
subtenant that (a) sub-subleases from each separate subtenant, under separate sub-subleases (one for each subtenant) the individual portions of the mortgaged property subleased by each such subtenant from the master tenant, and (b) subleases the remainder of the property improvements from the master tenant under a master sublease from such master tenant; thus the master subtenant ultimately holds, via the sub-subleases described in (a) above and the sublease described in (b) above, a sub-subleasehold or subleasehold interest in all the mortgaged property improvements. The concerns discussed above relating to enforcement of remedies against tenant-in-common borrowers would also apply to this multiple borrower structure. Additionally, the borrower's financial viability may be adversely affected, including in a manner similar to a mortgage loan that permits secured subordinate indebtedness as discussed under "Risk Factors--Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt" below in the event the master subtenant is or becomes unable to pay master sublease rents owing to the master tenants and separate subtenants, whether due to insufficiency of cash flow at the related mortgaged property or otherwise. Under the related mortgage loan documents, a master sublease or separate sub-sublease default constitutes a mortgage loan default.

      Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt. Eight of the mortgage loans, representing approximately 22.8% of the initial mortgage pool balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool. Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Annex A as Montehiedra Town Center, representing approximately 3.3% of the initial mortgage pool balance and 3.4% of the initial sub-pool 1 balance, the related borrower is permitted to incur additional pari passu debt. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement. The mortgage loans in each split loan structure are cross-defaulted with each other. See "Description of the Mortgage Pool--Split Loan Structure," "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--JP Morgan International Plaza I & II," "--One New York Plaza," "--Investcorp Retail Portfolio" and "--Montehiedra Town Center" in this prospectus supplement for a discussion of subordinate and pari passu companion loans. See also, "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

            o refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

            o reduced cash flow could result in deferred maintenance at the particular property;

            o borrower may have difficulty servicing and repaying multiple loans;

            o if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

            o if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

      The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

      Other loans may have secured subordinate debt as described under "Description of the Mortgage Pool--Additional Loan and Property
Information--Other Financing" in this prospectus supplement.

      In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Certain of the mortgage loans may permit the owners of the borrower to pledge their right to distributions from the borrower. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

      See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      The Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. Certain borrowers or affiliates of borrowers under certain mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower or right to distributions from the borrower as security for a loan. The mortgage loan sellers have informed us that with respect to 17 mortgage loans that we intend to include in the trust, representing approximately 22.3% of the initial mortgage pool balance and 22.9% of the initial sub-pool 1 balance, certain equity owners of the related borrower have pledged, or are permitted pursuant to the related loan documents to pledge, its equity interest in the related borrower as security for a mezzanine loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in respect of the related mortgage loan, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium, default interest and/or late charges that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

      The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower's cure period or in some cases for a period extending beyond the related borrower's cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

      While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--JP Morgan International Plaza I & II" in this prospectus supplement.

      The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

      The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally, "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

      In addition, the borrowers under certain mortgage loans are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

      The Mortgaged Properties that Secure Certain Mortgage Loans also Secure Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. Eight mortgage loans, representing approximately 22.8% of the initial mortgage pool balance, of which 7 mortgage loans are in sub-pool 1, representing 22.7% of the initial sub-pool 1 balance and 1 mortgage loan is in sub-pool 2, representing 29.3% of the initial sub-pool 2 balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, that the holder of the mortgage loans that are not included in the trust (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) may have certain rights
(i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See "Description of the Mortgage Pool--Split Loan Structure" and "Servicing Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See "--Conflicts of Interest" below.

      Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Annex A as Montehiedra Town Center, representing approximately 3.3% of the initial mortgage pool balance and 3.4% of the initial sub-pool 1 balance, the related borrower is permitted to incur additional pari passu debt. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E and class F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

      Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

      With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of 193 mortgaged properties, securing approximately 94.5% of the initial mortgage pool balance, 94.4% of the initial sub-pool 1 balance, and 100.0% of the initial sub-pool 2 balance, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. With respect to 4 mortgaged properties, securing approximately 5.5% of the initial mortgage pool balance, all of which are in sub-pool 1, representing 5.6% of the initial sub-pool 1 balance, the environmental assessments were completed during the period from 12 months to 15 months preceding the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was or is being performed. Phase II investigation typically consists of sampling and/or testing.

      If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

      If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party" was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

      In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

      o take remedial action if no third party was identified as being responsible for the remediation;

      o deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

      o monitor the environmental condition and/or carry out additional testing; and/or

      o obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

      For example, with respect to three mortgaged properties that are part of the portfolio identified on Annex A as Investcorp Retail Portfolio, representing approximately 6.9% of the initial mortgage pool balance and 7.1% of the initial sub-pool 1 balance, the lender required certain escrows in connection with environmental remediations in connection with the properties used as a dry cleaner. See "Annex B--Structural and Collateral Term Sheet--Top Ten Loans--Investcorp Retail Portfolio" in this prospectus supplement. In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

      o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

      o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

      o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

      o     the required environmental insurance policy will be obtained.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

      See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

      Property Inspectors May Not Adequately Identify Property Conditions and Such Conditions Could Result in Loss to Certificateholders. In connection with the origination of each mortgage loan, engineering firms inspected each mortgaged property securing all of the mortgage loans that we intend to include in the trust, to assess--

      o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

      o the general condition of the site, buildings and other improvements located at each mortgaged property.

      In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs.

      There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

      Limitations Related to Multi-Property Mortgage Loans and Cross-Collateralized Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties and mortgage loans cross-collateralized with other mortgage loans, as identified in Annex A to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

      o the release of one or more of the mortgaged properties from the related mortgage lien, and/or

      o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" and "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

      When multiple properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Three multi-property mortgage loans identified on Annex A to this prospectus supplement as Johnson Medical Office Portfolio, JQH Hotel Portfolio B2 and Silver Creek Portfolio II, representing approximately 5.1% of the initial mortgage pool balance and 5.2% of the initial sub-pool 1 balance, are secured by mortgaged properties located in two or more states. Upon a default under these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

      Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

      No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller's obligation to repurchase or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

      Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to (i) perform any construction or renovation work on the property (and then only if the construction was at least 10% complete when default on the loan occurred or became imminent) or (ii) operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2006-GG7 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes and such extraordinary tax may reduce net proceeds available for distribution with respect to the series 2006-GG7 certificates.

      Risks Relating to Taxation in Puerto Rico. One of the mortgaged properties, representing approximately 3.3% of the initial mortgage pool balance and 3.4% of the initial sub-pool 1 balance, is located in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto
Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns 50% or more of the value of the stock or participation of the debtor.

      However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to "gross up" the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross up payments).

      Risks Related to Puerto Rico-United States Relationship. The Commonwealth of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress. If the Commonwealth of Puerto Rico were granted complete independence, there can he no assurance of what impact this would have on the trust's interest in the mortgaged property located in Puerto Rico.

      Risks Related to Foreclosure in Puerto Rico. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming and costly.

      At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property. Such sales are made in accordance with procedures set forth in the Mortgage and Property Registry Act (Act No. 198 of August 8, 1979). The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Generally, the terms of the deed of mortgage and Puerto Rico law control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a mortgagee. The courts of Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of Puerto Rico, however, may, in extraordinary circumstances, refuse to foreclose a mortgage on grounds of equity when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. In any case, there can be no assurance that the net proceeds realized from foreclosures on any mortgage loan, after payment of all foreclosure expenses, will be sufficient to pay the principal, interest and other expenses, if any, which are due thereunder.

      For a description of certain other risk factors associated with the mortgage loans secured by the properties located in Puerto Rico, see "Description of the Mortgage Pool--Loans Secured By Mortgaged Properties Located in Foreign Jurisdictions" in this prospectus supplement.

      Prior Bankruptcies. We are aware that, in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as JP Morgan International Plaza I & II and Chicago Industrial Portfolio, which mortgage loans represent approximately 5.7% of the initial mortgage pool balance and 5.8% of the initial sub-pool 1 balance, a principal or affiliate of the related borrower emerged from bankruptcy less than 10 years ago.

      With respect to the mortgage loan secured by the mortgage property identified as JP Morgan International Plaza I & II on Annex A to this prospectus supplement, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, we are aware that David Walentas, the recourse guarantor, was a significant stockholder and chairman of Builder's Transport Inc., a publicly traded trucking company and that Builder's Transport Inc. filed a petition pursuant to Chapter 11 on May 21, 1998. On June 29-30, 1998 an auction of substantially all of the assets of Builder's Transport Inc. was held in the Bankruptcy Court. David Walentas and Jane Walentas, his wife, own, 40.6% and control, 59.0%, respectively, of the ownership interests in the borrower under the JP Morgan International Plaza I & II Mortgage Loan.

      With respect to the mortgage loans secured by the portfolio of mortgage properties, identified as Chicago Industrial Portfolio on Annex A to this prospectus supplement, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and 0.3% of the initial sub-pool 1 balance, we are aware that Joseph Beale, who owns, together with a family trust, an approximately 35% partnership interest in the borrower, has been, and continues to be involved in several law suits. Most significantly, Mr. Beale held an 80% general partnership interest in a partnership who obtained a land loan made by the Bank of New England, which loan was subsequently transferred to the FDIC in 1991. A judgment was later obtained for $3,516,845. The land was subsequently sold but the judgment was not fully satisfied. The original loan was sold as part of a portfolio to Revolution Portfolio L.L.C. and has recently been settled for approximately $1.5 million. Mr. Beale has also been the subject of an involuntary bankruptcy proceeding under Chapter 7 since March 2004. Additionally, Mr. Beale is affiliated with one of the tenants (Salvage One) with respect to the Chicago Industrial Portfolio.

      We are not aware of any other mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under "--82.6% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Retail or Office Properties."

      Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

      The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as "static pool data"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

      Impact Of Current Events On Financial Markets. The impact of recent domestic and international events involving the United States, such as the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence. Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

      Furthermore, it is uncertain what effects future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for hurricane related losses and terrorist acts.

      As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and

Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.

Conflicts of Interest

      General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc., in their capacity as co-lead underwriters, and the master servicer and special servicer, who may purchase some of the non-offered certificates.

      Conflicts of Interest May Arise Between the Trust and the Mortgage Loan Sellers or their Affiliates that Engage in the Acquisition, Development, Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

      Additionally, certain of the mortgage loans that we intend to include in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. For instance, with respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Residence Inn Midtown Atlanta, Random Properties Acquisition Corp. I, an affiliate of Greenwich Capital Financial Products, Inc., one of the mortgage loan sellers, and the depositor, owns a 75% equity interest in the mortgage loan borrower.

      Conflicts of Interest May Arise in Connection with the Servicing of the Non-Serviced Mortgage Loans. Each of the mortgage loans secured by the related mortgaged properties identified on Annex A to this prospectus supplement as Investcorp Retail Portfolio, One New York Plaza, JQH Hotel Portfolio B2 and Centra Point Portfolio are pari passu with one or more companion loans that are not assets of the trust. The One New York Plaza, JQH Hotel Portfolio B2 and Centra Point Portfolio mortgage loans will be serviced under pooling and servicing agreements separate from the pooling and servicing agreement under which the series 2006-GG7 certificates are issued. The master servicer and the special servicer that are parties to those pooling and servicing agreements will service those mortgage loans according to the servicing standards provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these mortgage loans than you would if they were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See "Servicing Under the Pooling and Servicing Agreement--Servicing of the Non-Serviced Loan Groups" in this prospectus supplement.

      Holders of certain interests in the non-serviced loan groups may have certain rights to remove the special servicer under the controlling pooling and servicing agreement and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 2006-GG7 certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

      With respect to the non-serviced loan groups, holders of pari passu companion loans and the related controlling class of certificateholders of any trust or operating advisors appointed by them may have certain rights to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

      The LB-UBS 2006-C4 special servicer may be removed as special servicer for the One New York Plaza property loan group at any time, for cause or without cause, by the holders of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the LB-UBS 2006-C4 series certificates and the series 2006-GG7 certificates.

      The 2005-GG5 special servicer may be removed as special servicer for the Centra Point Portfolio loan groups at any time for cause or without cause, by the holder of the certificates representing a majority interest in the controlling class of the 2005-GG5 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2005-GG5 certificates and series 2006-GG7 certificates.

      The 2005-GG5 special servicer may be removed as special servicer for the JQH Hotel Portfolio B2 loan group only for cause by the holder of the certificates representing a majority interest in the controlling class of the 2005-GG5 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2005-GG5 certificates and series 2006-GG7 certificates.

      The 2006-GG7 special servicer may be removed as special servicer for the Investcorp Retail Portfolio loan group only for cause by either the holder of the pari passu floating rate companion loan or the holder of the certificates representing a majority interest in the controlling class of the 2006-GG7 trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the 2006-GG7 certificates.

      The Special Servicer May Experience a Conflict of Interest in Owning Certain Classes of Non-Offered Certificates. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

      Conflicts Between the Directing Holder and Other Certificateholders. With respect to each mortgage loan, the directing holder will be one of (i) the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates, (ii) the holder of the applicable subordinate non-trust mortgage loan or (iii) the holder of one or more pari passu mortgage loans (or if such pari passu mortgage loans are assets in a securitization, the holder of certificates representing a majority interest in a designated controlling class of such securitization). See "Description of the Pooling and Servicing Agreement--The Directing Holders." The directing holder will generally have the right, subject to certain limitations described in this prospectus supplement, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder, although in some cases the special servicer may only be removed for cause. See "Servicing Under the Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement. The directing holder may have interests that differ from those of the holders of the series 2006-GG7 certificates (if the directing holder is a holder of a companion loan) or from the holders of other classes of the series 2006-GG7 certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder.

      Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

      o A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

      o the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

      o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

      Conflicts Where a Mortgage Loan Seller, Borrower or its Affiliate is a Tenant at the Mortgaged Property. With respect to mortgage loans where the mortgage loan seller, borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance the space "leased" by this borrower affiliate will eventually be occupied by third party tenants.

      With respect to one mortgage loan, representing approximately 5.5% of the initial mortgage pool balance and 5.7% of the initial sub-pool 1 balance, the second largest tenant at the related mortgaged property is Goldman Sachs. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--One New York Plaza" in this prospectus supplement.

      In the case of the borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 350 Madison Avenue, representing approximately 5.0% of the initial mortgage pool balance and 5.1% of the initial sub-pool 1 balance, the borrower and an affiliate of the borrower have entered into a master lease for 28,000 square feet located on the 16th and 17th floors at a rent of $54.66 per square foot per annum for a term of 4-years from the closing date of the mortgage loan (expiring February 6, 2010). The space was originally let to Vennworks under a lease which expires in January 2010. Vennworks subsequently filed for bankruptcy and never occupied the space or paid rent. The obligation under the master lease is guaranteed by the sponsors of the loan to a maximum liability of $4,288,333, which amount will be reduced dollar for dollar under rents paid by the borrower affiliate under the master lease and by any rents received by any replacement leases on the master leased space. Currently, the borrower affiliate has subleased a portion of this space to unaffiliated tenants. There can be no assurance that these subleases will remain in place or that the unoccupied space will be occupied by third party tenants.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

               THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

The Sponsors

      Greenwich Capital Financial Products, Inc. and Goldman Sachs Mortgage Company are the sponsors that have organized and initiated the issuance of the series 2006-GG7 certificates (collectively, the "Sponsors"). The information set forth in this prospectus supplement concerning the Sponsors and their underwriting standards has been provided by the Sponsors.

Greenwich Capital Financial Products, Inc.

      General. Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor and a loan seller. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. GCFP is also an affiliate of Greenwich Capital Commercial Funding Corp., the depositor, and Greenwich Capital Markets, Inc., one of the underwriters. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830. The main telephone number of GCFP is (203) 625-2700.

      GCFP's Commercial Mortgage Securitization Program. GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

      o Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

      o Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

      o Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

      In general, GCFP does not hold the loans it originates until maturity. As of March 31, 2006, GCFP had a portfolio of commercial mortgage loans in excess of 2.8 billion of assets.

      As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. Currently, GCFP engages in multiple seller transactions as the "GG" program in which GCFP and Goldman Sachs Mortgage Company generally are mortgage loan sellers.

      Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

      GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on March 31, 2006, GCFP was the sponsor of 23 commercial mortgage-backed securitization transactions. Approximately $22.3 billion of the mortgage loans included in those transactions were originated by GCFP. As of March 31, 2006, GCFP originated approximately $13.4 billion of commercial mortgage loans for the GG program, of which approximately $7.5 billion was included in a securitization for which an affiliate of GCFP acting as depositor, and approximately $5.9 billion was originated for securitization with an unaffiliated entity acting as depositor.

      The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by GCFP for the years ending on December 31, 2003, December 31, 2004 and December 31, 2005.

                           Fixed Rate Commercial Loans

                   Total GCFP Fixed Rate   Total GCFP Fixed Rate
                     Loans Originated        Loans Securitized
            Year       (approximate)           (approximate)
            ----   ---------------------   ---------------------
            2005        7.3 billion              7.0 billion
            2004        4.3 billion              2.7 billion
            2003        2.0 billion              3.0 billion

                     Floating Rate Commercial Mortgage Loans

                   Total GCFP Floating Rate   Total GCFP Floating Rate
                       Loans Originated           Loans Securitized
            Year         (approximate)              (approximate)
            ----   ---------------------      ------------------------
            2005          2.0 billion                 0.8 billion
            2004          2.4 billion                 0.9 billion
            2003          0.2 billion                 0.7 billion

      Underwriting Standards.

      General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore, Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

      Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

      Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

      Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

      Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

      Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

      Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

      Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties. Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

      Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

      Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

      o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

      o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

      o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

      o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

      o Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

      Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

      Goldman Sachs Mortgage Company

      General. Goldman Sachs Mortgage Company ("GSMC") is a sponsor and a loan seller.

      GSMC is a New York limited partnership. GSMC is an affiliate, through common parent ownership, of one of the underwriters. GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE: GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

      GSMC's Commercial Mortgage Securitization Program. As a sponsor, GSMC acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor or another entity that acts in a similar capacity. In coordination with its affiliate, Goldman Sachs Commercial Mortgage Capital, L.P., and other underwriters, GSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. As of March 31, 2006, GSMC has acted as a sponsor and mortgage loan seller on 45 fixed and floating-rate commercial mortgage backed securitization transactions.

      Many of the commercial mortgage loans acquired by GSMC are sold to securitizations in which GSMC acts as either sponsor or commercial mortgage loan seller. GSMC acquires both fixed-rate and floating-rate commercial mortgage loans which are included in both public and private securitizations. GSMC also acquires subordinate and mezzanine debt for investment, syndication or securitization. From the beginning of its participation in commercial mortgage securitization programs in 1996 through March 31, 2006, GSMC acquired approximately 1,394 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.0 billion. Approximately 1,358 fixed and floating-rate commercial mortgage loans with an aggregate original principal balance of approximately $28.8 billion were included in 45 securitization transactions. As of March 31, 2006, GSMC securitized approximately $9.6 billion of fixed-rate commercial mortgage loans through the GG program, of which approximately $4.6 billion was securitized by an affiliate of GSMC acting as depositor, and approximately $5.1 billion was securitized by unaffiliated entities acting as depositor. The properties securing these loans include office, retail, multifamily, industrial, hospitality, manufactured housing and self-storage properties.

The Mortgage Loan Sellers and Originators

      The Mortgage Loan Sellers are Greenwich Capital Financial Products, Inc. and Goldman Sachs Mortgage Company. The originators are Greenwich Capital Financial Products, Inc. and Goldman Sachs Commercial Mortgage Capital, L.P., a Delaware limited partnership ("GSCMC") and, in the case of one mortgage loan co-originated by GSCMC with Lehman Brothers Bank FSB, Lehman Brothers Bank FSB and, in the case of one mortgage loan acquired by Greenwich Capital Financial Products, Inc., Petra Mortgage Capital LLC. The information set forth in this prospectus supplement concerning the Loan Sellers, Originators and their underwriting standards has been provided by the Mortgage Loan Sellers and Originators.

      Greenwich Capital Financial Products, Inc. Greenwich Capital Financial Products, Inc. is a loan seller and originator. See "--The Sponsors--Greenwich Capital Financial Products, Inc." above.

      Goldman Sachs Mortgage Company. Goldman Sachs Mortgage Company is a loan seller. See "--The Sponsors--Goldman Sachs Mortgage Company" above.

      Goldman Sachs Commercial Mortgage Capital, L.P. GSCMC is an originator. GSCMC is an affiliate of GSMC, one of the loan sellers and sponsors and Goldman, Sachs & Co., one of the underwriters. GSCMC's primary business is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by GSCMC include both fixed and floating-rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. GSCMC has been an active participant in securitizations of commercial mortgage loans since 1996. Many of the commercial mortgage loans originated by GSCMC are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or mortgage loan seller. Multiple seller transactions in which GSCMC has participated historically include the "GMAC" program in which GSMC, GMAC Commercial Mortgage Corporation, Morgan Stanley Mortgage Capital Inc. and German American Capital Corporation generally were loan sellers and sponsors. Currently, GSCMC engages in multiple seller transactions as the "GG" program in which GSMC and Greenwich Capital Financial Products, Inc. generally are mortgage loan sellers.

      Between the inception of its commercial mortgage securitization program in 1996 and March 31, 2006, GSCMC originated approximately. 1,392 fixed and floating-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.0 billion, of which approximately 1,358 commercial mortgage loans with an aggregate original principal balance of approximately $28.8 billion, was included in 45 securitization transactions. In connection with originating commercial mortgage loans for securitization, GSCMC also originates subordinate or mezzanine debt which is typically syndicated. As of March 31, 2006, GSCMC originated approximately $9.6 billion of commercial mortgage loans for the GG program, of which approximately $4.6 billion was included in a securitization for which an affiliate of GSCMC acting as depositor, and approximately $5.1 billion was originated for securitizations with an unaffiliated entity acting as depositor.

                      Fixed Rate Commercial Mortgage Loans

                 Total GSCMC Fixed       Total GSCMC Fixed
               Rate Loans Originated   Rate Loans Securitized
        Year        (approximate)           (approximate)
        ----   ---------------------   ----------------------
        2005         5.6 billion             6.1 billion
        2004         3.4 billion             3.0 billion
        2003         2.1 billion             2.1 billion

                     Floating Rate Commercial Mortgage Loans

               Total GSCMC Floating     Total GSCMC Floating
               Rate Loans Originated   Rate Loans Securitized
        Year       (approximate)            (approximate)
        ----   ---------------------   ----------------------
        2005        1.5 billion              0.6 billion
        2004        1.5 billion              0.0 billion
        2003        1.4 billion              1.0 billion

      Underwriting Standards

      Overview. GSCMC's commercial mortgage loans are primarily originated in accordance with the underwriting criteria described below. However, variations from these guidelines may be implemented as a result of various conditions including each loan's specific terms, the quality or location of the underlying real estate, the property's tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by GSCMC. Therefore, this general description of GSCMC's underwriting standards is not intended as a representation that every commercial mortgage loan complies entirely with all criteria set forth below.

      Process. The credit underwriting process for each GSCMC loan is performed by a deal team comprised of real estate professionals, which typically includes a senior member, originator, analyst and commercial closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering (see "--Escrow Requirements" below and "--Third Party Reports--Property Analysis," "--Appraisal and Loan-to-Value Ratio," "--Environmental Report," "--Physical Condition Report," "--Title Insurance Policy" and "--Property Insurance" in this prospectus supplement).

      A member of the GSCMC team or its affiliates thereof is required to perform an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property's competitiveness within its market.

      The GSCMC deal team or its affiliates thereof also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants' ongoing occupancy or ability to pay rent.

      After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property's cash flow in accordance with GSCMC's property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

      Credit Approval. All commercial mortgage loans must be presented to one or more of credit committees which consist of senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

      Debt Service Coverage and LTV Requirements. GSCMC's underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and maximum LTV of 80%. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters.

      The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each mortgage loan as reported in this prospectus supplement and Annex C. Property and loan information is typically updated for securitization, including a complete re-underwriting of the property's cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

      Amortization Requirements. While GSCMC's underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the commercial mortgage loan term. However, if the loan entails only a partial interest-only period, the monthly debt service, the annual debt service and DSCR set forth in this prospectus supplement and Annex C reflects a calculation on the future (larger) amortizing loan payment. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. GSCMC may require borrowers to fund escrows for taxes, insurance and replacement reserves. In addition, GSCMC may identify certain risks that warrant additional escrows or holdbacks for items such as tenant improvements/leasing commissions, deferred maintenance, environmental costs or unpaid obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all GSCMC commercial mortgage loans.

      Servicing. Interim servicing for all GSCMC loans prior to securitization is typically performed by Archon Group, L.P., an affiliate of GSCMC. However, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSCMC, which may be retained post-securitization including the applicable fees. Otherwise, servicing responsibilities are transferred from Archon Group, L.P. to the Master Servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, Archon Group, L.P. may retain primary servicing.

      Third Party Reports

      General. In addition to the guidelines described above, each of the Originators generally has established guidelines outlining certain procedures with respect to third party reports with respect to the mortgage loans, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines, however, in many instances, one or more provisions of the guidelines were waived or modified. The Mortgage Loans were originated for securitization and were generally originated from May 31, 2005 to the present by the Originator.

      Property Analysis. Prior to origination of a loan, each Originator typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

      Appraisal and Loan-to-Value Ratio. Each Originator typically obtains an appraisal that complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

      Environmental Report. Each Originator generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the applicable Originator. Each Originator or their designated agents typically review the Phase I site assessment to verify the presence or absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the Phase I site assessment identifies material violations and no third party is identified as responsible for such violations, each Originator generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

      Physical Condition Report. Each Originator generally obtains a current physical condition report ("PCR") for each mortgaged property prepared by a structural engineering firm approved by the Originators. Each Originator, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, each Originator often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

      Title Insurance Policy. The borrower is required to provide, and each Originator or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association ("ALTA") form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

      Property Insurance. Each Originator typically require the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.

                                  THE DEPOSITOR

      Greenwich Capital Commercial Funding Corp. will be the depositor for this securitization transaction. We are a direct, wholly-owned subsidiary of GCFP and were incorporated in the State of Delaware on November 18, 1999. The principal executive offices of the Depositor are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

      We do not have, nor are we expected in the future to have, any significant assets.

      Since our formation, we have acted as depositor with respect to 10 securitization transactions, in an aggregate amount of $17.7 billion. GCFP has acted as sponsor of all of such transactions.

      The Depositor does not engage in any business operations other than securitizing mortgage assets and related activities.

      The Depositor has minimal ongoing duties with respect to the certificates and the mortgage loans. The Depositor's duties pursuant to the pooling and servicing agreement include, without limitation, the duty:

      o to keep in full force its existence, rights and franchises (subject to the right to merge, consolidate or sell substantially all of its assets so long as it receives a rating agency confirmation that such event would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2006-GG7 certificates),

      o to appoint a successor trustee in the event of the resignation or removal of the trustee,

      o to provide the trustee with a copy of any private placement memorandum used by the Depositor or an affiliate in connection with the resale of any certificates that have been privately offered,

      o to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration,

      o to notify the trustee of certain events that might require reporting under the Securities Exchange Act of 1934, as amended, and

      o to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities Exchange Commission promulgated thereunder, required to be filed by the trust.

      We are required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

                               THE ISSUING ENTITY

      The issuing entity for the certificates will be Commercial Mortgage Trust 2006-GG7. The trust is a New York common law trust that will be formed on the closing date pursuant to the pooling and servicing agreement. The only activities that the trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted underlying mortgage loans and REO Property, issuing the certificates and making distributions and providing reports to series 2006-GG7 certificateholders. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the custodial account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The trust may not lend or borrow money, except that the master servicer (or, if the master servicer fails to do so, the trustee) may make advances of delinquent monthly debt service payments and servicing advances to the trust, but only to the extent such party deems such advances to be recoverable from the related mortgage loan; such advances are intended to be in the nature of a liquidity, rather than a credit, facility. The pooling and servicing agreement may be amended as set forth in the prospectus under "Description of the Governing Documents--Amendment." The trust administers the underlying mortgage loans through the master servicer and special servicer. A discussion of the duties of the master servicer and special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement."

      The only assets of the trust other than the underlying mortgage loans and any REO Properties are the custodial accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the custodial account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties and indemnity obligations to the trustee, master servicer and special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors. It acts through the trustee, master servicer and special servicer.

      We are contributing the underlying mortgage loans to the trust. We are purchasing the underlying mortgage loans from the loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Representations and Warranties."

      Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

                                  THE SERVICERS

The Master Servicer

      Midland Loan Services, Inc. ("Midland") will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller or its predecessor.

      Midland is a Delaware corporation and a wholly-owned subsidiary of PNC Bank, National Association. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

      Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

      Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies, procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!(R) Loan Management System as its central servicing and investor reporting system; and (ii) an updated disaster recovery plan.

      Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for servicing actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

      From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

      Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

      As of March 31, 2006, Midland was servicing approximately 17,578 commercial and multifamily mortgage loans with a principal balance of approximately $140.2 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,300 of such loans, with a total principal balance of approximately $109.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

      Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

                                            Calendar Year End
Portfolio Growth - Master/Primary   (Approximate amounts in billions)
---------------------------------   ---------------------------------
                                         2003     2004       2005
                                       -------   -------   --------
CMBS                                   $    60   $    70   $    104
Other                                  $    23   $    28   $     32
Total                                  $    83   $    98   $    136

      The mortgage loans, except for the mortgage loans secured by the One New York Plaza property, JQH Hotel Portfolio B2 properties and the Centra Point Portfolio properties, will be serviced by the master servicer under the pooling and servicing agreement. The mortgage loans secured by the JQH Hotel Portfolio B2 properties and Centra Point Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-GG5. The master servicer under that pooling and servicing agreement is Wachovia Bank, National Association, a national banking association. The mortgage loan secured by the One New York Plaza property will be serviced under the pooling and servicing agreement entered into in connection with Structured Asset Securities Corporation II, as depositor, LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4. The master servicer under that pooling and servicing agreement is Wachovia Bank, National Association, a national banking association.

      The master servicer will be responsible for master servicing of all of the underlying mortgage loans. The master servicer may elect to sub-service some or all of its servicing duties with respect to each of the mortgage loans.

      Certain of the duties of the master servicer and the provisions of the pooling and servicing agreement are set forth in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement." The manner in which collections on the underlying mortgage loans are to be maintained is described in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement--Custodial Account." The advance obligations of the master servicer are described in this prospectus supplement under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments." Certain limitations on the master servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor." Certain terms of the pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement--Events of Default," "--Rights Upon Events of Default" and "--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor."

      The information set forth in this prospectus supplement concerning the master servicer has been provided by the master servicer.

The Special Servicer

      LNR Partners, Inc. ("LNR Partners"), a Florida corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer for the mortgage loans. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

      o     investing in high-yielding real estate loans, and

      o investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities ("CMBS").

      LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series 2006-GG7 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 13 years. The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to over 160 as of August 31, 2005. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 102 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; and (e) 136 domestic CMBS pools as of August 31, 2005, with a then current face value in excess of $131 billion. Additionally, LNR Partners has resolved over $23 billion of U.S. commercial and multifamily loans over the past 13 years, including $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004 and $1.1 billion of U.S. commercial and multifamily mortgage loans during the period of January 1 through August 31, 2005.

      LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Texas, Massachusetts, North Carolina and California, and in Europe in London, England, Paris, France and Munich, Germany. As of May 31, 2005, LNR Partners had 159 employees responsible for the special servicing of commercial real estate assets. As of August 31, 2005, LNR Partners and its affiliates specially service a portfolio which included approximately 16,000 assets in the 50 states and in Europe with a then current face value in excess of $146 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series 2006-GG7 certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

      LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

      LNR Partners has the highest ratings afforded to special servicers by S&P and Moody's, respectively.

      There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series 2006-GG7 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series 2006-GG7 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series 2006-GG7 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the Servicing Standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in six commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.

      LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

      There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

      There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series 2006-GG7 certificateholders.

      LNR Partners is not an affiliate of the depositor, the sponsor(s), the trust, the master servicer, the trustee or any originator of any of the underlying mortgage loans identified in this prospectus supplement.

      LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the certificates. Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      The mortgage loans secured by the JQH Hotel Portfolio B2 properties and Centra Point Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-GG5. The special servicer under that pooling and servicing agreement is LNR Partners. The mortgage loan secured by the One New York Plaza property will be specially serviced under the pooling and servicing agreement entered into in connection with Structured Asset Securities Corporation II, as depositor, LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4. The special servicer under that pooling and servicing agreement is LNR Partners.

      Certain of the duties of the special servicer and the provisions of the pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" and "--Realization Upon Defaulted Mortgage Loans." Certain limitations on the special servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing Under the Pooling and Servicing Agreement--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor." Certain terms of the pooling and servicing agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "Servicing of the Underlying Mortgage Loans--Replacement of the Special Servicer," "Events of Default," "--Rights Upon Events of Default" and "--Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor" in this prospectus supplement.

      The information set forth in this prospectus supplement concerning the special servicer has been provided by the special servicer.

                                   THE TRUSTEE

General

      LaSalle Bank National Association ("LaSalle") will serve as trustee and custodian under the pooling and servicing agreement pursuant to which the series 2006-GG7 certificates are being issued. The trustee is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. The trustee has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, the trustee has served as trustee on over 640 commercial mortgage-backed security transactions for which it currently serves as trustee numbers 425 with an aggregate outstanding certificate balance of approximately $271.5 billion. The long-term unsecured debt of the trustee is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch Inc. The depositor, the master servicer or the special servicer may maintain other banking relationships in the ordinary course of business with the trustee and its affiliates. The corporate trust office of the trustee responsible for administration of the trust is located for certificate transfer purposes and for all other purposes, at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2006-GG7.

      In its capacity as custodian under the pooling and servicing agreement, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the payment date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

      LaSalle and Greenwich Capital Financial Products, Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Greenwich Capital Financial Products, Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services to most of the mortgage loans to be sold by Greenwich Capital Financial Products, Inc. to the Depositor in connection with this securitization. LaSalle is also currently providing custodial services to Goldman Sachs Mortgage Company with respect to most of the mortgage loans to be sold by Goldman Sachs Mortgage Company pursuant to a custodial agreement. The terms of each of these custodial agreements are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      The information set forth under this heading "--General" has been provided by the trustee.

Duties of the Trustee

      The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the offered certificates or any mortgage loan or related document and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the mortgage loans to the trust, or any funds deposited in or withdrawn from a custodial account or any other account by or on behalf of the depositor, the master servicer or the special servicer. The trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the depositor, the master servicer or the special servicer, and accepted by the trustee in good faith, pursuant to the pooling and servicing agreement. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that if no event of default has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement, and in the absence of bad faith on the part of the trustee, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the trustee and conforming to the requirements of the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, however, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

      As compensation for the performance of its routine duties, the trustee will be paid a fee. The trustee fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate, calculated on the basis of a 360 day year consisting of twelve 30 day months equal to 0.00059% per annum, and will be computed on the basis of the stated principal balance of the related mortgage loan as of the preceding payment date. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

      The pooling and servicing agreement provides that the trustee will not be liable for an error of judgment made in good faith by a responsible officer of the trustee, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts. In addition, the trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to at least 25 percent of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the pooling and servicing agreement (unless a higher percentage of voting rights is required for such action). If no event of default shall have occurred and be continuing, the trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 25 percent of the voting rights; provided, however, that if the payment within a reasonable time to the trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the trustee, not reasonably assured to the trustee by the security afforded to it by the terms of the pooling and servicing agreement, the trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

      The trustee and any director, officer, employee or agent of the trustee, will be entitled to indemnification by the trust, to the extent of amounts held in the custodial account from time to time, for any loss, liability or reasonable out-of-pocket expense arising out of or incurred by the trustee in connection with any act or omission of the trustee relating to the exercise and performance of any of the powers and duties of the trustee under the pooling and servicing agreement. However, the indemnification will not extend to (i) any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the pooling and servicing agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement or (iii) any loss, liability or expense that constitute allocable overhead. If the indemnification of any loss, liability or reasonable out-of-pocket expenses of the trustee provided in the pooling and servicing agreement is invalid and unenforceable, then the trust fund will contribute to the amount paid or payable by the trustee as a result of such loss, liability or out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of any of the other parties on the one hand and the trustee on the other in connection with the actions or omissions which resulted in such loss, liability or out-of-pocket expenses, as well as any other relevant equitable considerations.

      The trustee and any of its respective affiliates may hold certificates in their own names. For purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee is incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who will exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee. In addition, the trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys; provided, however, that the trustee will remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions under the pooling and servicing agreement; provided, further, that, in the case of an agent appointed to authenticate the certificates, such agent must satisfy certain eligibility requirements set forth in the pooling and servicing agreement.

      The trustee will at all times be required to be, and will be required to resign if it fails to be,

      o a bank, a trust company, an association or a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state banking authority;

      o an entity that is not affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be);

      o a long-term unsecured debt rating of at least "Aa3" by Moody's and "AA-" by S&P (or "A+" by S&P if the short-term unsecured debt rating of the trustee is rated at least "A-1" by S&P) (or, in the case of either Rating Agency, such other rating as shall not result in a downgrade, withdrawal or qualification of the then current ratings of any class of series 2006-GG7 certificates, as confirmed in writing by such Rating Agency);

provided that if the trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $50,000,000, and if the trustee proposes to the depositor, the master servicer and the special servicer to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the trustee's continuing to act as trustee under the pooling and servicing agreement would not (as evidenced in writing by each Rating Agency) cause a downgrade, withdrawal or qualification of the then current ratings of any class of series 2006-GG7 certificates, then upon the execution and delivery of such agreement the trustee will not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the series 2006-GG7 certificates are adversely affected by the trustee's continuing to act as trustee under the pooling and servicing agreement.

Resignation and Removal of the Trustee

      The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to us, the master servicer, the special servicer, all series 2006-GG7 certificateholders and the Companion Loan Holders. Upon receiving this notice of resignation, we will be required to promptly appoint a successor trustee acceptable to the master servicer. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, or if the trustee shall fail (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the trustee's reasonable control) to deliver or otherwise make available certain reports and such failure shall continue for five days after receipt of written notice by the trustee of such failure, or if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund, we will be authorized to remove the trustee and appoint a successor trustee acceptable to us and the master servicer. In addition, holders of the certificates entitled to at least 51 percent of the voting rights may at any time, with or without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the pooling and servicing agreement for services rendered and expenses incurred. The pooling and servicing agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal.

      If the trustee resigns or is terminated or removed, then any and all costs and expenses associated with transferring the duties of the trustee to a successor trustee, including those associated with the transfer of mortgage files and other documents and statements held by the predecessor trustee to the successor trustee, are to be paid:

      (a) by the predecessor trustee, if such predecessor trustee has resigned or been removed with cause, including by the Depositor in accordance with the pooling and servicing agreement;

      (b) by the certificateholders that effected the removal, if the predecessor trustee has been removed without cause by such certificateholders; and

      (c) out of the trust assets, if such costs and expenses are not paid by the predecessor trustee, as contemplated by the immediately preceding clause
(a), within a specified period after they are incurred (except that such predecessor trustee will remain liable to the trust for those costs and expenses).

                        DESCRIPTION OF THE MORTGAGE POOL

General

      We intend to include the 134 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage loans will have an Initial Mortgage Pool Balance as of the cut-off date of $3,611,656,138. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See "--Changes In Mortgage Pool Characteristics" below.

      For purposes of calculating distributions on the respective classes of the series 2006-GG7 certificates, the mortgage loans will be divided into the following two sub-pools:

      o Sub-pool 1, which will consist of all of the mortgage loans that are secured by property types other than multifamily, together with 2 mortgage loans that are secured by multifamily properties. Sub-pool 1 will consist of 126 mortgage loans, with an Initial Sub-pool 1 Balance of $3,516,533,007, representing approximately 97.4% of the Initial Mortgage Pool Balance.

      o Sub-pool 2, which will consist of all but 2 of the mortgage loans that are secured by multifamily properties. Sub-pool 2 will consist of 8 mortgage loans, with an Initial Sub-pool 2 Balance of $95,123,131, representing approximately 2.6% of the Initial Mortgage Pool Balance.

      Annex A to this prospectus supplement identifies which mortgage loans are included in each of sub-pool 1 and sub-pool 2.

      Eight of the mortgage loans, representing approximately 22.8% of the Initial Mortgage Pool Balance, 22.7% of the Initial Sub-pool 1 Balance (7 loans) and 29.3% of the Initial Sub-pool 2 Balance (1 loan), are each part of a split loan structure, comprised of two or more mortgage loans that are secured by the same mortgage instrument on the same mortgaged property or mortgaged properties. See "--Split Loan Structure" below. Additionally, the mortgage loan secured by the mortgaged property identified on Annex A as Montehiedra Town Center permits the borrower to incur future pari passu debt. See "--Additional Loan and Property Information--Other Financing" below.

      The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the Initial Sub-pool 1 Balance will equal the total cut-off date principal balance of the mortgage loans in sub-pool 1, and the Initial Sub-pool 2 Balance will equal the total cut-off date principal balance of the mortgage loans in sub-pool 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $1,282,731 to $248,400,000, and the average of those cut-off date principal balances is $26,952,658.

      Of the mortgage loans to be included in the trust:

      o Seventy-nine mortgage loans, representing approximately 53.2% of the Initial Mortgage Pool Balance, of which 75 mortgage loans are in sub-pool 1, representing 52.6% of the Initial Sub-pool 1 Balance, and 4 mortgage loans are in sub-pool 2, representing 75.1% of the Initial Sub-pool 2 Balance, were originated by Greenwich Capital Financial Products, Inc. ("GCFP") and one mortgage loan, representing approximately 0.7% of the Initial Mortgage Pool Balance, representing 0.7% of the Initial Sub-pool 1 Balance was acquired by GCFP from Petra Mortgage Capital LLC; and

      o Fifty-four mortgage loans (the "GSCMC Loans"), representing approximately 46.1% of the Initial Mortgage Pool Balance, of which 50 mortgage loans are in sub-pool 1, representing 46.6% of the Initial Sub-pool 1 Balance, and 4 mortgage loans are in sub-pool 2, representing 24.9% of the Initial Sub-pool 2 Balance, were originated by Goldman Sachs Commercial Mortgage Capital, L.P. ("GSCMC" and together with GCFP, the "Originators") and in the case of one mortgage loan, representing approximately 5.5% of the Initial Mortgage Pool Balance and 5.7% of the Initial Sub-pool 1 Balance, co-originated with Lehman Brothers Bank FSB.

      The GSCMC Loans were originated for sale to, and acquired by, Goldman Sachs Mortgage Company ("GSMC"). We will acquire the mortgage loans from GCFP and GSMC (collectively, the "Mortgage Loan Sellers") on or about July 12, 2006. We will cause the mortgage loans that we intend to include in the trust to be assigned to the trustee pursuant to the pooling and servicing agreement.

      Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases (other than as described in the next sentence), be a first priority lien, subject only to Permitted Encumbrances.

      You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any Mortgage Loan Seller or any other party.

      We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

      o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

      o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

      o If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties.

      o When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Sub-pool 1 Balance, or the Initial Sub-pool 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties. We show the allocated loan amount for each individual mortgaged property securing a multi-property mortgage loan on Annex A to this prospectus supplement.

      o Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan (or may in the future) that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See "Description of the Mortgage Pool--Split Loan Structure" and "--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      o The Initial Mortgage Pool Balance, the Initial Sub-pool 1 Balance and the Initial Sub-pool 2 Balance and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, is based on the cut-off date principal balances of the mortgage loans and excludes any subordinate or pari passu mortgage loans.

      o With respect to the mortgage loans that are part of a Loan Group, the underwritten debt-service-coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the funded non-trust pari passu mortgage loan(s) in that Loan Group, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that Loan Group.

      o With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Towns of Riverside, Alanza Brook Apartments, 1544 Old Alabama and 900 Holcomb Road and The Moorings, representing approximately 0.8%, 0.6%, 0.6% and 0.3%, respectively, of the Initial Mortgage Pool Balance, 0.0%, 0.0%, 0.6% and 0.0%, respectively, of the Initial Sub-pool 1 Balance and 29.3%, 24.2%, 0.0% and 12.5%, respectively, of the Initial Sub-pool 2 Balance, which have an interest rate that steps up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this prospectus supplement as if the mortgage loans pay at their highest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).

      o With respect to the mortgage loans that are part of a Loan Group, the cut-off date principal balance used in the calculation of Cut-Off Date Loan-to-Appraised Value ratio includes the cut-off date principal balance of the mortgage loan that has been included in the trust plus any related funded non-trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that Loan Group.

      o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

      A description of the underwriting standards of GCFP is set forth above under "The Sponsors, Mortgage Loan Sellers and Originators--Sponsors--Greenwich Capital Financial Products, Inc.--Underwriting Standards." A description of the underwriting standards of GSCMC is set forth above under "The Sponsors, Mortgage Loan Sellers and Originators--The Mortgage Loan Sellers and Originators--Goldman Sachs Commercial Mortgage Capital, L.P."

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Sponsors, taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans

      The Mortgage Pool will include 9 mortgage loans, representing approximately 14.0% of the Initial Mortgage Pool Balance, all of which are in sub-pool 1, representing 14.4% of the Initial Sub-pool 1 Balance, that are, in each case, individually or through cross collateralization with other mortgage loans, secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Mortgage Loans with Affiliated Borrowers

      The mortgage pool includes two separate groups of mortgaged real properties (with a combined Initial Mortgage Pool Balance of at least 2.7% and a combined Initial Sub-pool 1 Balance of at least 2.8%) that are under common ownership and/or control and that secure two or more mortgage loans that are not cross-collateralized, as identified in the following table:


                                                                                                                Combined % of
                                                                                               Number of      Initial Mortgage
                                       Mortgage Loans                                        Mortgage Loans     Pool Balance
------------------------------------------------------------------------------------------   --------------   ----------------
Johnson Medical Office Portfolio, Louisville Medical Office Portfolio and Alexian Brothers         3                3.4%
    Medical Office Portfolio
Santan Gateway, Oak Park Shopping Center, Anderson Fiesta, Chandler Santan South, Cortaro          6                2.7%
    Plaza and Lancaster Plaza


                                                                                               Combined % of
                                                                                             Initial Sub-pool 1
                                       Mortgage Loans                                            Balance(1)
------------------------------------------------------------------------------------------   ------------------
Johnson Medical Office Portfolio, Louisville Medical Office Portfolio and Alexian Brothers         3.5%
    Medical Office Portfolio
Santan Gateway, Oak Park Shopping Center, Anderson Fiesta, Chandler Santan South, Cortaro          2.8%
    Plaza and Lancaster Plaza


----------
(1) All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

Terms and Conditions of the Trust Mortgage Loans

      Due Dates. The following chart identifies the days on which scheduled debt service payments are due with respect to the mortgage loans we intend to include in the trust, subject, in some cases, to a next business day convention:


                                              % of Initial        Number of       % of Initial       Number of       % of Initial
                               Number of      Mortgage Pool   Mortgage Loans in    Sub-pool 1    Mortgage Loans in    Sub-pool 2
Due Date   Grace Period(1)   Mortgage Loans     Balance          Sub-pool 1         Balance         Sub-pool 2         Balance
--------   ---------------   --------------   -------------   -----------------   ------------   -----------------   ------------
  6th             0                 130            99.5%            123               99.6%              7               94.2%
  1st             5                   4             0.5%              3                0.4%              1                5.8%


----------
(1) As used in this prospectus supplement, "grace period" is the number of days before a payment default is an event of default under the mortgage loan. See Annex A to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

      Mortgage Rates; Calculations of Interest. Except as otherwise described below with respect to one mortgage loan that has an anticipated repayment date and four mortgage loans that have an interest rate that steps up as described below, each of the other mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

      As described below under "--ARD Loan," the mortgage loan that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date.

      With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Towns of Riverside, representing approximately 0.8% of the Initial Mortgage Pool Balance and 29.3% of the Initial Sub-pool 2 Balance, the interest rate on that mortgage loan is 4.350% per annum through the February 2007 payment date and increases annually after that payment date to a rate of 5.350% per annum for the February 2013 payment date. On and after the February 2013 payment date, the interest rate increases to 5.475% and remains the same through the maturity date of the mortgage loan (February 6, 2016). The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of 5.475% is 1.39x.

      With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Alanza Brook Apartments, representing approximately 0.6% of the Initial Mortgage Pool Balance and 24.2% of the Initial Sub-pool 2 Balance, the interest rate on that mortgage loan is 4.350% per annum through the March 2007 payment date and increases annually after that payment date to a rate of 5.350% per annum for the March 2013 payment date. On and after the March 2013 payment date, the interest rate increases to 5.475% and remains the same through the maturity date of the mortgage loan (March, 2016). The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of 5.475% is 1.35x.

      With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 1544 Old Alabama, representing approximately 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Sub-pool 1 Balance, the interest rate on that mortgage loan is 7.750% per annum through the July 2009 payment date and 7.965% per annum thereafter. The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of 7.965% is 1.07x.

      With respect to one mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as The Moorings representing approximately 0.3% of the Initial Mortgage Pool Balance and 12.5% of the Initial Sub-pool 2 Balance, the interest rate on that mortgage loan is 4.395% per annum through the February 2007 payment date and increases annually after that payment date to a rate of 5.395% per annum for the February 2013 payment date. On and after the February 2013 payment date, the interest rate increases to 5.520% and remains the same though the maturity date of the mortgage loan (February 6, 2016). The DSCR as of the cut-off date assuming the highest interest rate payable under that mortgage loan of 5.520% is 1.20x.

      The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 4.940% per annum to 7.965% per annum, and the weighted average of those mortgage interest rates was 5.954% per annum. For purposes of calculating the weighted average of the mortgage interest rates, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Towns of Riverside, Alanza Brook Apartments and 1544 Old Alabama and 900 Holcomb Road and The Moorings, which have an interest rate that steps up during the term of the mortgage loan, we assumed that the mortgage loans pay at their highest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965 and 5.520%, respectively).

      None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

      Balloon Loans. One hundred thirty-three of the mortgage loans, representing approximately 99.3% of the Initial Mortgage Pool Balance, of which 125 mortgage loans are in sub-pool 1, representing 99.2% of the Initial Sub-pool 1 Balance and 8 mortgage loans are in sub-pool 2, representing 100.0% of the Initial Sub-pool 2 Balance, are each characterized by:

      o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

      o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

      Seventy-six of the mortgage loans, representing approximately 43.1% of the Initial Mortgage Pool Balance of which 70 mortgage loans are in sub-pool 1, representing 41.8% of the Initial Sub-pool 1 Balance and 6 mortgage loans are in sub-pool 2, representing 89.6% of the Initial Sub-pool 2 Balance, are interest-only loans for a certain period, then amortizing.

      Twenty-one of the mortgage loans, representing approximately 38.8% of the Initial Mortgage Pool Balance of which 20 mortgage loans are in sub-pool 1, representing 39.7% of the Initial Sub-pool 1 Balance and 1 mortgage loan is in sub-pool 2, representing 4.4% of the Initial Sub-pool 2 Balance, are interest-only loans that provide for a balloon payment being due on their respective stated maturity dates.

      Thirty-six of the mortgage loans, representing approximately 17.4% of the Initial Mortgage Pool Balance, of which 35 mortgage loans are in sub-pool 1, representing 17.7% of the initial sub-pool 1 balance, and 1 mortgage loan is in sub-pool 2 balance, representing 6.0% of the initial sub-pool 2 balance, are amortizing loans that provide for a balloon payment being due on their respective stated maturity dates.

      ARD Loan. The mortgage loan identified on Annex A to this prospectus supplement as 88 Third Avenue that we intend to include in the trust, representing approximately 0.7% of the Initial Mortgage Pool Balance and 0.8% of the Initial Sub-pool 1 Balance, is characterized by the following features:

      o     A maturity date that is more than 30 years following origination.

      o The designation of an anticipated repayment date that is approximately 10 years following origination. The anticipated repayment date for the ARD Loan is listed on Annex A to this prospectus supplement.

      o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is 3 months prior to the anticipated repayment date.

      o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

      o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to the sum of

            (i) the greater of its initial mortgage interest rate or the average yield to maturity for treasury obligations coterminous with the ARD Loan, plus

            (ii) 5 percentage points.

      o The deferral of any interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will be due and payable with the entire unpaid principal balance of the mortgage loan on the extended maturity date.

      o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

      In the case of the ARD Loan that we intend to include in the trust, the related borrower has entered into a cash management agreement. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from the property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

      Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates. For purposes of the following table, the ARD Loan is assumed to mature on its anticipated repayment date.

                                            Pooled
                                        Mortgage Loans   Sub-pool 1   Sub-pool 2
                                        --------------   ----------   ----------
Original Term to Maturity (Mos )
Maximum                                       122            122           120
Minimum                                        60             60            84
Weighted Average                              114            114           118

Remaining Term to Maturity (Mos )
Maximum                                       120            120           119
Minimum                                        50             50            82
Weighted Average                              112            111           114

Original Amortization Term (Mos ) (1)
Maximum                                       503            503           360
Minimum                                       240            240           360
Weighted Average                              358            357           360

Remaining Amortization Term (Mos ) (1)
Maximum                                       503            503           360
Minimum                                       238            238           356
Weighted Average                              357            357           360

----------
(1)   Calculation excludes interest-only loans.

      Seventy-six mortgage loans, representing approximately 43.1% of the Initial Mortgage Pool Balance, of which 70 mortgage loans are in sub-pool 1, representing 41.8% of the Initial Sub-pool 1 Balance and 6 mortgage loans are in sub-pool 2, representing 89.6% of the Initial Sub-pool 2 Balance, require that payments of interest-only be made during a 6-month to 84-month period following origination of such mortgage loans. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360-months.

      Some of the mortgage loans included in the trust provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      The mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as JP Morgan International Plaza I & II, West Oaks Mall, 1544 Old Alabama and 900 Holcomb Road, representing 5.4%, 2.4% and 0.6% of the Initial Mortgage Pool Balance, respectively, and 5.5%, 2.4% and 0.6% of the Initial Sub-pool 1 Balance, respectively, amortize on custom amortization schedules. See "Annex A-2--JP Morgan International Plaza I & II Amortization Schedule," "Annex A-3--West Oaks Mall Amortization Schedule" and "Annex A-4--1544 Old Alabama and Holcomb Road Amortization Schedule" in this prospectus supplement.

      Prepayment Provisions. All of the mortgage loans, other than the mortgage loan identified on Annex A to this prospectus supplement as Fremont Marriott and Arcadia Villa Apartments, provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by generally one of the following:

      o a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance,

      o     a defeasance period, or

      o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents.

      The mortgage loans identified on Annex A to this prospectus supplement as Fremont Marriott and Arcadia Villa Apartments do not provide for a lock-out period but provide for a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of a declining prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents.

      The following chart sets forth the number of mortgage loans that we intend to include in the trust fund that have each of the defeasance or prepayment provisions described above.

                              Defeasance/Prepayment


                                                                                          Number
                                                    Aggregate Cut-off   % of Initial    of Mortgage   % of Initial
                                     Number of        Date Principal    Mortgage Pool     Loans in     Sub-pool 1
                                   Mortgage Loans        Balance          Balance       Sub-pool 1   Pool Balance
                                   --------------   -----------------   -------------   -----------   ------------
Lockout/Defeasance(1)                    115           $3,278,118,665        90.8%          108             90.8%
Lockout/Defeasance or Yield
    Maintenance(2)                         5              159,375,374         4.4%            5              4.5%
Lockout/Yield Maintenance(3)              12              141,822,098         3.9%           12              4.0%
Greater of Yield Maintenance and
    Declining Fee(4)                       2               32,340,000         0.9%            1              0.7%
                                   --------------   -----------------   -------------   -----------   ------------
                                         134           $3,611,656,138       100.0%          126            100.0%
                                   ==============   =================   =============   ===========   ============


                                        Number         % of Initial
                                   of Mortgage Loans     Sub-pool 2
                                    in Sub-pool 2      Pool Balance
                                   -----------------   ------------
Lockout/Defeasance(1)                        7               91.2%
Lockout/Defeasance or Yield
    Maintenance(2)                           0                0.0%
Lockout/Yield Maintenance(3)                 0                0.0%
Greater of Yield Maintenance and
    Declining Fee(4)                         1                8.8%
                                   -----------------   ------------
                                             8              100.0%
                                   =================   ============


----------

(1) Includes one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as Alpine Valley Center), representing approximately 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1 Balance, which provides for a lockout period followed by a defeasance period and in addition, in connection with a partial release of the mortgaged property, provides for partial defeasance or partial prepayment with the payment of a yield maintenance premium.

(2) Includes 4 mortgage loans (all of which mortgage loans are in sub pool 1, representing 4.0% of the Initial Sub-pool 1 Balance) which provide for defeasance or prepayment with the payment of prepayment consideration equal to the greater of (x) 1% of the outstanding principal amount being prepaid and (y) the yield maintenance charge, and one mortgage loan (secured by the mortgaged property identified on Annex A to this prospectus supplement as Grant & Geary Center) which provides for defeasance or prepayment with the payment of prepayment consideration equal to the yield maintenance charge.

(3) Includes 12 mortgage loans (all of which mortgage loans are in sub pool 1, representing 4.0% of the Initial Sub-pool 1 Balance) which provide for payment of prepayment consideration equal to the greater of (x) 1% of the outstanding principal amount being prepaid and (y) the yield maintenance charge.

(4) Includes one mortgage loan in sub pool 1 (secured by the mortgaged property identified on Annex A to this prospectus supplement as Fremont Marriott) for which the declining fee is equal to (a) 6% from November 6, 2005 through October 6, 2007, (b) 4% from November 6, 2007 through October 6, 2008, (c) 2% from November 6, 2008 through October 6, 2009, (d) 1% from November 6, 2009 through June 6, 2010 and (e) 0% from July 6, 2010 through the maturity date of the mortgage loan (October 6, 2010). Includes one mortgage loan in sub pool 2 (secured by the mortgaged property identified on Annex A to this prospectus supplement as Arcadia Villa Apartments) for which the declining fee is equal to (a) 3% from May 6, 2006 through April 6, 2007, (b) 2% from May 6, 2007 through April 6, 2008, (c) 1% from May 6,
      2008 through December 6, 2015 and (d) 0% from January 16, 2016 through the maturity date of the mortgage loan (April 6, 2016).

      All of the mortgage loans, other than the mortgage loan secured by the property identified on Annex A to this prospectus supplement as Fremont Marriott, contain provisions for a prepayment lock-out period that is currently in effect. The mortgage loan secured by the property identified on Annex A to this prospectus supplement as Fremont Marriott has no provision for a lock-out period. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. With respect to the mortgage loans that are in a prepayment lock-out period--

      o the maximum remaining prepayment lock-out period as of the cut-off date is 117 months;

      o the minimum remaining prepayment lock-out period as of the cut-off date is 0 months; and

      o the weighted average remaining prepayment lock-out period as of the cut-off date is 101 months.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under "--Other Prepayment Provisions" below.

      The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

      Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than six months prior to stated maturity or, in the case of the ARD Loan, not more than two months prior to the related anticipated repayment date, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

      Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

      With respect to the mortgage loans secured by the mortgaged properties listed below (the "Earnout Loans"), the amounts specified in the table below were funded into earnout reserves, pending satisfaction of certain conditions, including without limitation, achievement of certain debt-service-coverage ratios, loan to value ratios, occupancy or other tests. If these tests are met by the borrower by a specified date, these amounts will be released to the borrower. If these tests are not met by the specified target date, these earnout amounts will be used by the related master servicer to prepay the related Earnout Loan. If these earnout amounts are used to prepay the related Earnout Loan, the related master servicer will reduce the monthly debt service payments accordingly to account for the new outstanding Earnout Loan balance. The DSCRs and LTVs shown in this prospectus supplement and in Annex A were calculated based on the principal balance of the Earnout Loans net of the related earnout amount or a portion thereof which may be applied to prepay the Earnout Loans. In addition, the LTVs at maturity for the Earnout Loans shown in this prospectus supplement and in the foldout pages on Annex A were calculated based on the as-stabilized appraised values and under the assumption that the performance conditions were satisfied and the earnout amounts were released to the related borrower. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on the principal balance of those Earnout Loans including the related earnout amount. The following table sets forth certain information regarding the Earnout Loans for which the master servicer will be required to use such earnout amount to prepay the related Earnout Loan. For each of the Earnout Loans, the earliest date, if any, on which any amounts may be so applied is set forth beneath the caption "Earliest Defeasance or Prepay Date."


                                                   % of        % of
                                                  Initial    Initial                                Full Loan   Net of
                      Earnout        Earnout     Mortgage   Sub-pool 1   Full Loan      Net of       Amount     Earnout
 Property Names        Amount        Reserve       Pool      Balance     Amount LTV   Earnout LTV     DSCR      NCF DSCR
-----------------   -----------   ------------   --------   ----------   ----------   -----------   ---------   --------
Water Tower Place   $ 1,496,000   $  1,645,000     0.2%        0.2%        88.8%         73.2%        1.10x      1.34x
Balmoral Centre     $ 1,225,000   $  1,347,500     0.2%        0.2%        77.6%         65.1%        1.15x      1.37x
Commerce Center     $   677,431   $    745,000     0.1%        0.1%        77.9%         67.3%        1.13x      1.30x
Six Quebec          $   345,000   $    379,500     0.1%        0.1%        73.9%         67.6%        1.16x      1.27x

                    Earliest
                    Defeasance              If Prepay,
                    or Prepay    Defease/   Yield Maint.
 Property Names       Date        Prepay    Applicable
-----------------   ----------   --------   ------------
Water Tower Place   11/6/2007     Prepay        Yes
Balmoral Centre     2/6/2008      Prepay        Yes
Commerce Center     9/6/2008      Prepay        Yes
Six Quebec          6/1/2007      Prepay        Yes


      With respect to certain mortgage loans (other than the Earnout Loans), certain amounts were escrowed at closing, which amounts may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds as additional collateral for the related mortgage loan or, after expiration of the related defeasance lockout period, use such amounts to partially defease the related mortgage loan. In addition, with respect to certain other mortgage loans with a performance related escrow or reserve, in the event such performance condition is not satisfied, the related loan documents may provide the master servicer with the option to hold such escrow amounts as additional collateral or use such amounts to partially prepay the mortgage loan. The master servicer may determine, based on the servicing standard, that such amounts should be used to reduce the principal balance of the related mortgage loan. Unless otherwise indicated in this prospectus supplement or Annex A to this prospectus supplement, all calculations with respect to the mortgage loans with reserves that are not Earnout Loans treat any reserves as fully disbursed.

      Release Provisions. Five multi-property mortgage loans, representing approximately 12.2% of the Initial Mortgage Pool Balance and 12.5% of the Initial Sub-pool 1 Balance, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage in connection with a partial defeasance following the expiration of the Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of Government Securities in an amount generally equal to at least 125% of the allocated loan amount of the property or properties to be released (exceptions are listed below), (ii) in some cases, satisfaction of certain debt-service-coverage ratio tests and (iii) no event of default. In some cases, the loan documents require that the Government Securities be in an amount equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property. The following multi-property mortgage loans permit partial defeasance with a release price in an amount less than 125% of the allocated loan amount for the mortgaged property to be released:

      o With respect to the mortgage loan secured by a portfolio of twenty-nine (29) mortgaged properties, identified on Annex A to this prospectus supplement as Investcorp Retail Portfolio, representing approximately 6.9% of the Initial Mortgage Pool Balance and 7.1% of the Initial Sub-pool 1 Balance, the loan documents permit the related borrower to release any mortgaged property from the lien of the mortgage, subject to the satisfaction of the certain conditions, including: (i) the borrower's prepayment of all or a portion of the Investcorp Retail Portfolio Pari Passu Companion Loan in an amount not less the 110% of the allocated loan amount (the "Release Price") or, after the Investcorp Retail Portfolio Pari Passu Companion Loan has been reduced to zero and the defeasance lockout period, the defeasance of all or portion of the Investcorp Retail Portfolio Trust Loan in an amount not less than the applicable Release Price (or the portion of the Release Price that was not applied toward the prepayment of the Investcorp Retail Portfolio Pari Passu Companion
            Loan), and (ii) after giving effect to the release, unless the Investcorp Retail Portfolio Pari Passu Companion Loan is prepaid in full and the Investcorp Retail Portfolio Trust Loan is defeased in full, the DSCR is equal to or greater than the greater of (A) the DSCR as of the closing date of the mortgage loan and (B) the DSCR for the test period immediately prior to the release.

      o     With respect to the mortgage loan secured by a portfolio of eight
            (8) mortgaged properties identified on Annex A to this prospectus supplement as JQH Hotel Portfolio B2, representing approximately 2.1% of the Initial Mortgage Pool Balance and 2.2% of the Initial Sub-pool 1 Balance, the loan documents permit the partial defeasance and release of one or more mortgaged properties, subject to the satisfaction of certain conditions, including (i) the borrower deliver to the lender a partial defeasance deposit in an amount equal to the JQH Defeasance Amount, (ii) after giving effect to such release, the DSCR is not less than 1.35x and (iii) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of Certificates. The debt-service-coverage ratio is calculated based on trailing 12 months' net operating income and a loan constant of 6.80%. The "JQH Defeasance Amount" is
            (1) 102%, until 5% of the related mortgage loan has been defeased; then (2) 110%, until 10% of the related mortgage loan has been defeased; then (3) 115%, until 20% of the related mortgage loan has been defeased; then (4) 120%, until 30% of the related mortgage loan has been defeased; and then (z) 125%.

      o With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Silver Creek Portfolio II, representing approximately 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1 Balance, the related borrower may partially release one or more mortgaged properties upon satisfaction of certain conditions set forth in the related loan documents including (i) payment by the related borrower of a release price allocated to the mortgaged property to be released, as set forth in the loan documents, (ii) payment by the related borrower of all reasonable costs and expenses incurred by the lender, (iii) the non-occurrence or discontinuance of an event of default, (iv) pledging of defeasance collateral in the form of U.S. government securities providing cash payment in an amount sufficient to pay and discharge the scheduled partial defeasance payment, if applicable, and (v) achievement of a debt service coverage ratio with respect to the mortgaged properties remaining immediately after such release (calculated with a stressed debt service constant of 10.09%) not less than the greater of (x) the debt service coverage ratio with respect to the mortgaged properties immediately prior to such release and (y) 0.73x.

      In addition to the partial defeasance releases permitted with respect to multi-property mortgage loans described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage:

      o With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Best Western
            - Charleston, representing approximately 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Sub-pool 1 Balance, the related loan documents permit a release of the lien on the ground lease parcel consisting of an adjacent parking lot upon satisfaction of certain conditions set forth in the related loan documents including (i) execution by the related borrower of a lease for a parking garage or another related agreement as contemplated by the loan documents, (ii) payment by the related borrower of all reasonable costs and expenses incurred by the lender, (iii) the non-occurrence or discontinuance of an event of default and (iv) timely satisfaction of all of the conditions to termination of the ground lease relating to the adjacent parking lot parcel.

      o With respect to the mortgage loan identified on Annex A to this prospectus supplement as 131 Spring Street, representing approximately 0.8% of the Initial Mortgage Pool Balance and 0.9% of the Initial Sub-pool 1 Balance, the loan documents permit the release of the eight residential units at such property (each, a "131 Spring Release Parcel") in connection with a third party sale of such 131 Spring Release Parcels and the conversion of the property to a condominium form of ownership. The release is subject to the satisfaction of certain conditions, including (i) after giving effect to such release, the DSCR (calculated using an 8% constant) for the remaining property is not less than 1.30x and
            (iii) after giving effect to such release, the LTV ratio for the remaining property is not more than 70%. The release is also conditioned upon the lender's approval of the condominium documents. Additionally, the borrower is required to deliver letters from the rating agencies confirming that the release will not result in a downgrade or qualification of the ratings of the series 2006-GG7 certificates and an opinion of counsel that the release will not adversely affect the status of the REMIC trust.

      o With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Mohawk Hills Apartments, representing approximately 0.8% of the Initial Mortgage Pool Balance and 0.8% of the Initial Sub-pool 1 Balance, the borrower may cause the release of up to 21 rental buildings, totaling 304 rentable units, and corresponding covered parking structure (each a "Mohawk Hills Release Parcel"). The release is subject to the satisfaction of certain conditions, including (i) prepayment by the borrower of the mortgage loan in an amount equal to the release amount (115% of the allocated loan amount attributable to such Mohawk Hills Release Parcel) together with a yield maintenance premium on the principal being prepaid, (ii) after giving effect to such release, the DSCR for the remaining property is not less than the greater of (x) the DSCR immediately preceding such release and (y) the DSCR at closing and (iii) the aggregate amount of principal prepaid pursuant to such release provisions shall not exceed $18,285,815 (i.e., not more than sixty two percent (62%) of the original principal amount of the mortgage loan).

      o With respect to one mortgage loan identified on Annex A to this prospectus supplement as The Mall at Turtle Creek, representing approximately 2.2% of the Initial Mortgage Pool Balance and 2.3% of the Initial Sub-pool 1 Balance, the borrower may obtain a release of two parcels of the mortgaged property

            (unimproved, other than with surface parking) without consideration upon satisfaction of conditions set forth in the loan documents, including evidence of compliance of the remaining mortgaged property with applicable zoning and subdivision requirements. In addition, the borrower has, under certain circumstances, an option or right of first offer to purchase an anchor store parcel (which is not collateral for the mortgage loan). In the event the borrower (as opposed to an affiliate of the borrower or other third party to which the borrower assigns the option) purchases this parcel, it will become additional collateral for the mortgage loan; however, in the event the borrower were to then sell this parcel to an affiliate of borrower or other third party for use or redevelopment of the parcel as a substitute anchor, the borrower will be permitted to release this parcel from the lien of the mortgage without payment of any release price.

      o With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Centra Point Portfolio, representing approximately 0.3% of the Initial Mortgage Pool Balance and 0.3% of the Initial Sub-pool 1 Balance, the borrower may cause the release of a certain unimproved portion of the mortgaged property from the lien of the mortgage, provided the following conditions, among others, are satisfied: (i) the unimproved parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot, (ii) the release does not adversely affect the operation of or access to the remaining mortgaged property, and (iii) the release does not cause the remaining mortgaged property to violate any zoning or other legal requirements applicable to it.

      o With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Alpine Valley Center, representing approximately 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1 Balance, the borrower may obtain the release of the leasehold portion of the property, known as Lot 4, in connection with either a partial defeasance or partial repayment any time after the date which is the earlier of (i) three years following the date of the loan agreement or (ii) two years after the date of a securitization. The loan documents permit partial defeasance subject to the satisfaction of certain conditions, including among others: (i) the payment to the lender of an amount equal to $1,720,000 plus any additional amount required to purchase defeasance collateral necessary to meet the scheduled partial defeasance payments and any other expenses, and (ii) written confirmation from each rating agency that the release would not cause a re-qualification, reduction or withdrawal of the then current ratings of any class of Certificates. The loan documents permit partial prepayment subject to the satisfaction of certain conditions, including among others: (i) the payment to the lender of the prepayment amount of $1,720,000, (ii) the payment to the lender of an amount equal to one percent (1%) of the prepayment amount or the present value of the remaining scheduled payments, and (ii) written confirmation from each rating agency that the release would not cause a re-qualification, reduction or withdrawal of the then current ratings of any class of certificates.

      o With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 88 Third Avenue, representing approximately 0.7% of the Initial Mortgage Pool Balance and 0.8% of the Initial Sub-pool 1 Balance, the related loan documents permit the borrower to convert the mortgaged property into a condominium form of ownership and subsequently release one of the condominium units consisting solely of "air rights" with respect to the related office building. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Condominium Ownership May Limit Use of Property and Decision Making Related to the Property" in this prospectus supplement.

      o With respect to one mortgage loan secured by a portfolio of thirteen mortgaged properties identified on Annex A to this prospectus supplement as Johnson Medical Office Portfolio Loan, representing approximately 2.5% of the Initial Mortgage Pool Balance and 2.6% of the Initial Sub-pool 1 Balance, the borrower is permitted to obtain the release of any or all of the properties after the second anniversary of the securitization closing date, subject to the satisfaction of certain conditions, including, among others: (i)(a) either the prepayment of the related allocated loan amount for the related property to be released together with the applicable yield maintenance charge or (b) the delivery of defeasance collateral in an amount sufficient to make all scheduled payments on the defeased note in the amount of the allocated loan amount for the mortgaged property being released; (ii) in the case of a prepayment as set forth in clause (i)(a), the debt-service coverage ratio for the trailing 12-month period, after giving effect to the partial prepayment, is equal to the greater of 1.69x and the debt-service coverage ratio for the Johnson Medical Office Portfolio Loan, giving effect to the partial prepayment and (iii) in the case of a defeasance as set forth in clause (i)(b), the rating agencies have confirmed that the partial defeasance will not result in the reduction, withdrawal or qualification of the then current ratings on the certificates.

      In addition, certain of the mortgage loans, including the loans identified on Annex A to this prospectus supplement as Moulton Plaza, Tequa Festival Marketplace, Glenwood Meadows and Hopewell Shopping Center provide for the release or exchange of undeveloped land or certain portions of the related mortgaged property that were not considered material in underwriting such mortgage loan.

      Substitution. The mortgage loan identified below, representing approximately 2.1% of the Initial Mortgage Pool Balance and 2.2% of the Initial Sub-pool 1 Balance, permit the related borrower to replace one or more of the related mortgaged properties with a substitute property:

      o One mortgage loan secured by a portfolio of eight mortgaged properties identified on Annex A to this prospectus supplement as JQH Hotel Portfolio B2, representing approximately 2.1% of the Initial Mortgage Pool Balance and 2.2% of the Initial Sub-pool 1 Balance, permit the borrower to replace up to two of the related mortgaged properties with a substitute property prior to the payment date in October 2014, subject to the satisfaction of certain conditions, including, among other things, (i) the property to be substituted is (a) a real property located in the United States that is primarily used or designed to be used as a hotel and (b) of equal or greater quality the property to be replaced, as reasonably determined by lender, (ii) the market value of the substitute property (based on an appraisal less than three months old) equals or exceeds the greater of the appraised value of the property to be replaced at origination or the current appraised value of the property to be replaced (based on an appraisal less than 12 months old) (which may be calculated in the aggregate if two properties are being substituted for simultaneously), (iii) the debt-service coverage ratio for the prior 12-month period based on the remaining properties and the substitute properties is not less than 1.35x (the debt-service-coverage ratio at origination) and (iv) with respect to the second property substitution only, the lender have received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates.

      Defeasance Loans. One hundred twenty of the mortgage loans, representing approximately 95.2% of the Initial Mortgage Pool Balance, of which 113 mortgage loans are in sub-pool 1, representing 95.3% of the Initial Sub-pool 1 Balance, and 7 mortgage loans are in sub-pool 2 balance, representing 91.2% of the Initial Sub-pool 2 Balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, as described above under "--Release Provisions" during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

      In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

      o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

      o will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

      In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date, or, in certain circumstances, the expiration of the prepayment lockout period.

      None of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

      Although many of the mortgage loans require that the Government Securities used as defeasance collateral consist of U.S. Treasury securities, subject to obtaining confirmation from the Rating Agencies that the use of other Government Securities would not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates, other types of obligations that constitute Government Securities may be acceptable as defeasance collateral.

      For purposes of determining the defeasance collateral for the ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      Due-on-Sale and Due-on-Encumbrance Provisions. The mortgage loans that we intend to include in the trust generally contain "due-on-sale" and "due-on-encumbrance" clauses. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

      o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

      o prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

      See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

      The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the "due-on-sale" or "due-on-encumbrance" provisions):

      o transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following--

            1. the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates;

            2. the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

            3.    the transferee is reasonably acceptable to the lender.

      o a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

      o transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

      o     issuance by the borrower of new partnership or membership interests;

      o changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

      o a transfer of non-controlling ownership interests in the related borrower;

      o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal;

      o transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

      o transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

      o     other transfers similar in nature to the foregoing.

Mortgage Pool Characteristics

      A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A, Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Split Loan Structure

      The Mortgage Pool will include 8 mortgage loans that are each part of a split loan structure, also referred to as a Loan Group. A Loan Group generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Group that are outside the trust may be subordinated or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Group are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Group.

      The following is a brief description of the Loan Groups of which one or more mortgage loans are included in the trust--

      o One of the Loan Groups, which is secured by the Investcorp Retail Portfolio properties, consists of two mortgage loans, one of which is a fixed rate loan that is included in the trust (the "Investcorp Retail Portfolio Trust Loan") and the remaining is a floating rate loan that is not included in the trust (the "Investcorp Retail Portfolio Pari Passu Companion Loan"). The senior component of the Investcorp Retail Portfolio Trust Loan pays pari passu with the Investcorp Retail Portfolio Pari Passu Companion Loan. The subordinate component of the Investcorp Retail Portfolio Trust Loan will be subordinate in right of payment to the senior component of the Investcorp Retail Portfolio Trust Loan and the Investcorp Retail Portfolio Pari Passu Companion Loan as described under "Annex B--Structural and Collateral Term Sheets--Top Ten Loans--Investcorp Retail Portfolio" in this prospectus supplement.

      o One of the Loan Groups, which is secured by the One New York Plaza property, consists of two pari passu mortgage loans, one of which is included in the trust (the "One New York Plaza Trust Loan") and the remaining loan is not included in the trust (the "One New York Plaza Pari Passu Companion Loan"). The One New York Plaza Pari Passu Companion Loan is owned by the trust fund ("LB-UBS 2006-C4 Trust") established pursuant to the pooling and servicing agreement related to the LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4, among Structured Asset Securities Corporation II, as depositor, Wachovia Bank National Association, as master servicer, LNR Partners, Inc., as special servicer and LaSalle Bank National Association, as trustee.

      o One of the Loan Groups, which is secured by the JQH Hotel Portfolio B2 properties, consists of three pari passu mortgage loans, of which one loan is included in the trust (the "JQH Hotel Portfolio B2 Trust Loan") and the remaining loans are not included in the trust (the "JQH Hotel Portfolio B2 Pari Passu Companion Loans"). One of the JQH Hotel Portfolio B2 Pari Passu Companion Loans is owned by the trust fund (the "2005-GG5 Trust") established pursuant to the pooling and servicing agreement related to the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2005-GG5, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as master servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent. One of the JQH Hotel Portfolio B2 Pari Passu Companion Loans is owned by the trust fund (the "2006-GG6 Trust") established pursuant to the pooling and servicing agreement related to the GS Mortgage Securities Trust 2006-GG6, Commercial Mortgage Pass Through Certificates, Series 2006-GG6, among GS Mortgage Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, ING Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee.

      o One of the Loan Groups, which is secured by the Centra Point Portfolio properties, consists of two pari passu mortgage loans, of which one loan is included in the trust (the "Centra Point Portfolio Trust Loan") and the remaining loan is not included in the trust (the "Centra Point Portfolio Pari Passu Companion Loan"). The Centra Point Portfolio Pari Passu Companion Loan is owned by the 2005-GG5 Trust.

      o Additionally, with respect to the mortgage loan secured by the mortgaged property identified on Annex A as Montehiedra Town Center, representing approximately 3.3% of the Initial Mortgage Pool Balance and 3.4% of the Initial Sub-pool 1 Balance, the related borrower is permitted to incur additional pari passu debt. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

      o Four of the Loan Groups, which are respectively secured by the JP Morgan International Plaza I & II, Nemours Building, Lackland Self Storage and Towns of Riverside properties consist of two mortgage loans, one senior mortgage loan that is included in the trust and one subordinate mortgage loan that is not included in the trust. With respect to these Loan Groups, to the extent DSCR or LTV ratios are shown in this prospectus supplement, unless otherwise specified, the DSCR and LTV ratio includes any pari passu Companion Loan, if applicable, but does not include the principal balance of the subordinate Companion Loan. The following chart identifies the LTV ratio and the DSCR for the Loan Groups with a subordinate Companion
            Loan:

          Mortgage Loan                Loan Group DSCR   Loan Group LTV Ratio
------------------------------------   ---------------   --------------------
JP Morgan International Plaza I & II        1.07x              83.9%
Nemours Building                            1.11x              78.1%
Towns of Riverside                          1.00x              84.7%
Lackland Self Storage                       1.23x              82.4%

      Three of the ten largest mortgage loans in the Mortgage Pool, representing 18.3% of the Initial Mortgage Pool Balance, all of which are in sub-pool 1, representing 18.3% of the Initial Sub-pool 1 Balance, are each part of a Loan Group. For a discussion of these mortgage loans, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Investcorp Retail Portfolio," "--One New York Plaza" and "--JP Morgan International Plaza I & II."

      The payment priority between each Loan Group is as follows--

      o with respect to the Loan Groups identified in the table below as JP Morgan International Plaza I & II, Nemours Building, Towns of Riverside and Lackland Self Storage (which are each comprised of one senior and one subordinate mortgage loan) prior to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan and the Companion Loan are pari passu in right of payment (i.e., each of the mortgage loans and each of the subordinate Companion Loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the mortgage loans will be paid their share prior to holders of the subordinate Companion Loans) and subsequent to the events described in clauses (i) and (ii) above, the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

      o with respect to each of the Loan Groups identified in the table below as Investcorp Retail Portfolio, One New York Plaza, JQH Hotel Portfolio B2 and Centra Point Portfolio, and their corresponding pari passu Companion Loans, the mortgage loans in the trust and the corresponding pari passu Companion Loans are always pari passu in right of payment.

      The notes comprising each Loan Group amortize at the same monthly rate and mature at the same maturity date.

      The table below identifies each of the mortgage loans and its corresponding Companion Loan.

                                   Loan Groups


                                                          Trust
                                                         Mortgage
                                                       Loan as a %      Aggregate
                                                        of Initial      Non-Trust         Non-Trust      Non-Trust
                                      Trust Mortgage     Mortgage        Mortgage          B Note       Pari Passu
Mortgage Loan                          Loan Balance    Pool Balance    Loan Balance        Balance     Loan Balance
-----------------------------------   --------------   -------------   ------------      -----------   -------------
Investcorp Retail Portfolio             $248,400,000            6.9%    $63,800,000               $0     $63,800,000
One New York Plaza                      $200,000,000            5.5%   $200,000,000               $0    $200,000,000
JPMorgan International Plaza I & II     $194,060,178            5.4%    $30,750,000      $30,750,000             N/A
Montehiedra Town Center                 $120,000,000            3.3%             $0(4)           N/A              $0(4)
JQH Hotel Portfolio B2                   $76,000,000            2.1%   $165,000,000(4)           N/A    $165,000,000(5)
Nemours Building                         $58,600,000            1.6%     $5,000,000       $5,000,000             N/A
Towns of Riverside                       $27,900,000            0.8%     $5,900,000       $5,900,000             N/A
Lackland Self Storage                    $10,600,000            0.3%     $1,185,000       $1,185,000             N/A
Centra Point Portfolio                    $9,372,677            0.3%    $28,245,074          N/A         $28,245,074




                                       Controlling
                                        Pooling &        Initial       Initial
                                        Servicing        Master        Special
Mortgage Loan                          Agreement(1)    Servicer(2)   Servicer(3)
-----------------------------------   --------------   -----------   -----------
Investcorp Retail Portfolio              2006-GG7        Midland         LNR
One New York Plaza                    LB-UBS 2006-C4    Wachovia         LNR
JPMorgan International Plaza I & II      2006-GG7        Midland         LNR
Montehiedra Town Center                  2006-GG7        Midland         LNR
JQH Hotel Portfolio B2                   2005-GG5       Wachovia         LNR
Nemours Building                         2006-GG7        Midland         LNR
Towns of Riverside                       2006-GG7        Midland         LNR
Lackland Self Storage                    2006-GG7        Midland         LNR
Centra Point Portfolio                   2005-GG5       Wachovia         LNR


----------

(1) 2006-GG7 refers to the pooling and servicing agreement for this transaction. 2005-GG5 refers to the pooling and servicing agreement entered into in connection with Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2005-GG5. LB-UBS 2006-C4 refers to the pooling and servicing agreement entered into in connection with Structured Asset Securities Corporation II, as depositor, LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4.

(2) Wachovia refers to Wachovia Bank, National Association. Midland refers to Midland Loan Services, Inc.

(3)   LNR refers to LNR Partners, Inc.

(4) The mortgage loan permits a pari passu companion loan as described under "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

(5) Comprised of two non-trust pari passu mortgage loans with loan balances of $110,000,000 and $55,000,000.

      Except for the One New York Plaza Loan Group, JQH Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan Group (collectively referred to as the "Non-Serviced Loan Groups") the co-lender agreement or intercreditor agreement, as applicable, for each Loan Group generally provides that both the mortgage loan(s) included in the trust and the corresponding Companion Loan(s) will be serviced and administered pursuant to the pooling and servicing agreement.

      The One New York Plaza Loan Group will be serviced under the LB-UBS 2006-C4 PSA. The JQH Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan Group will be serviced under the 2005-GG5 PSA.

      For a discussion regarding the directing holder with respect to the split loans, see "Servicing Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement.

      Certain rights of the holders of Subordinate Companion Loans are as follows--

      o Purchase Option. Each co-lender agreement with respect to the Loan Groups identified above as JPMorgan International Plaza I & II, Nemours Building, Towns of Riverside and Lackland Self Storage provides that in the event that (a) any payment of principal or interest on the Loan Group is 90 days delinquent (or, in the case of the co-lender agreement for the Loan Group identified above as JP Morgan International Plaza I & II, 60 days delinquent), (b) the Loan Group has been accelerated, (c) the principal balance of the Loan Group is not paid at maturity, (d) the borrower files a petition for bankruptcy, or (e) the Loan Group is a specially serviced mortgage loan (and the Loan Group is either in default or a default with respect thereto is reasonably foreseeable), the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given within 85 days of receipt of notice from the master servicer or the special servicer of such occurrence (and, in the case of the co-lender agreement for the Loan Group identified above as JP Morgan International Plaza I & II, if the related Companion Loan Holder pays all of the fees of the special servicer, until all remedies under the mortgage loan have been exhausted), to purchase the corresponding mortgage loan at a price equal to the sum of (i) the outstanding principal balance of such mortgage loan, (ii) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase, (iii) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent, (iv) any unpaid advance interest on any servicing or delinquent payment advances and (v) any unreimbursed fees payable to the master servicer and the special servicer.

      o Cure Rights. The related co-lender agreement generally provides that in the event the related borrower fails to make any payment of principal or interest or the borrower otherwise defaults, the holder of the subordinate Companion Loan will have the right to cure such default within a limited number of days. The related co-lender agreement contains limitations on the number of cures that a holder of a subordinate Companion Loan may effect.

      o Transfer Restrictions. The related co-lender agreement with respect to each of the Loan Groups with subordinate Companion Loans provides that transfers of more than 49% of the ownership of the related subordinate Companion Loan may only be made to (i) institutional lenders or investment funds exceeding a minimum net worth requirement and their affiliates, (ii) trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans, unless a ratings confirmation has been received.

Additional Loan and Property Information

      Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

      Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

      o One hundred eleven of the mortgaged properties, securing 55.7% of the Initial Mortgage Pool Balance and 57.2% of the Initial Sub-pool 1 Balance, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

      o Nineteen of the mortgaged properties, securing 17.6% of the Initial Mortgage Pool Balance and 18.1% of the Initial Sub-pool 1 Balance, are entirely or substantially leased to a single tenant.

      o A number of companies are major tenants at more than one of the mortgaged properties. Annex A to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A may also be tenants (but not one of the largest three) at other mortgaged properties.

      Loan Purpose. Fifty of the mortgage loans that we intend to include in the trust, representing approximately 40.8% of the Initial Mortgage Pool Balance, of which 45 mortgage loans are in sub-pool 1, representing 39.9% of the Initial Sub-pool 1 Balance and 5 mortgage loans are in sub-pool 2, representing 76.4% of the Initial Sub-pool 2 Balance, were originated in connection with the borrowers acquisition of the mortgaged property that secures such mortgage loan and 84 of the mortgage loans that we intend to include in the trust, representing approximately 59.2% of the Initial Mortgage Pool Balance, of which 81 mortgage loans are in sub-pool 1, representing 60.1% of the Initial Sub-pool 1 Balance and 3 mortgage loans are in sub-pool 2, representing 23.6% of the Initial Sub-pool 2 Balance, were originated in connection with the borrowers refinancing of a previous mortgage loan.

      o Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

      Ground Leases. Twenty-two of the mortgaged properties that we intend to include in the trust, representing approximately 9.2% of the Initial Mortgage Pool Balance and 9.4% of the Initial Sub-pool 1 Balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as discussed below, each ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee. To the extent "ground leases" are discussed in this prospectus supplement, the information applies to these air rights leases as well.

      With respect to the mortgage loan identified on Annex A to this prospectus supplement as Wyndham Union Station, representing approximately 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1 Balance, the ground lessor has consented only to a foreclosure by Greenwich Capital Financial Products, Inc. Any foreclosure by another lender must be approved by the ground lessor. At closing, a pledge of 100% of the membership interests in the related borrower was delivered. A foreclosure of this pledge by any lender does not constitute an assignment of the ground lease. Accordingly, the lender can succeed to the rights of the tenant under the ground lease without the consent of the ground lessor by foreclosing on this pledge.

      With respect to the mortgage loan identified on Annex A to this prospectus supplement as Grant & Geary Center, representing approximately 0.6% of the Initial Mortgage Pool Balance and 0.6% of the Initial Sub-pool 1 Balance, (i) although a foreclosure by the mortgagee is permitted without the consent of the ground lessor, the assignment of the ground lease to the mortgagee or to any subsequent assignee requires the consent of the ground lessor, and (ii) the ground lessor is only required to enter into a new lease with the mortgagee if the ground lease is terminated due to a default by the ground lessee, but the ground lease does not provide for a new lease for the leasehold mortgagee in the event that the ground lease is rejected by the tenant or otherwise terminated as a result of a bankruptcy proceeding.

      Other Financing. The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business and to the extent a borrower does not meet single-purpose entity criteria, such borrower is generally not restricted from incurring unsecured debt. In addition, the terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds as additional collateral for the benefit of the lender under the related mortgage loan. Such obligations may constitute a contingent reimbursement obligation of the related borrower. However, in most or all such cases, the related issuing bank or surety did not agree to subordination and standstill protection benefiting the lender.

      With respect to the mortgaged property identified on Annex A to this prospectus supplement as Hilton Garden Inn - Las Vegas, representing approximately 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Sub-pool 1 Balance, in connection with a transfer and assumption of the related borrower's obligations, a transferee of the related borrower is permitted, at any time after the 24th payment date with respect to the related mortgage loan and no more than one time during the term of the related mortgage loan, to obtain subordinate debt from the borrower in the form of (i) a second mortgage financing secured solely by a second mortgage on the mortgaged property, (ii) mezzanine financing secured solely by a pledge of membership or other equity interests in the borrower, or (iii) unsecured debt, in each event upon satisfaction of conditions set forth in the loan documents including (a) the nonoccurrence of an event of default since the time of the closing of the mortgage loan, (b) the coterminous nature of the subordinate debt and the related mortgage loan, (c) the achievement of a debt service coverage ratio no less than 1.30x and (d) the achievement of an aggregate loan-to-value ratio with respect to the related mortgage loan and the subordinate debt no greater than 75% and the achievement of an outstanding balance with respect to the related mortgage loan and the subordinate debt not in excess of 75% of the purchase price paid in connection with the related transfer and assumption. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt" in this prospectus supplement.

      With respect to the mortgage loan secured by the mortgaged property, identified on Annex A to this prospectus supplement as Montehiedra Town Center, representing approximately 3.3% of the Initial Mortgage Pool Balance and 3.4% of the Initial Sub-pool 1 Balance, the related borrower is permitted under the loan documents at any time on or prior to June 9, 2011 to receive an additional pari passu advance (the "Montehiedra Pari Passu Advance") from any qualified institutional lender (the "Pari Passu Advance Lender") which will be evidenced by a note and secured by a mortgage on the existing collateral and future planned expansion improvements at the borrower's option, within the main "mall" portion of the Montehiedra Town Center Property and on approximately 4.1 acres of land adjacent thereto or on one of two adjacent parcels (the "Expansion Improvements"). The Montehiedra Pari Passu Advance will be in an aggregate amount equal to the lesser of (i) $35,000,000 and (ii) nine (9) times the expected increase (based on executed leases) in net operating income as a result of the Expansion Improvements (or a lesser amount requested by borrower). The Montehiedra Pari Passu Advance is required to be pari passu in right of payment with the Montehiedra Town Center Loan.

      The term of the Montehiedra Pari Passu Advance is required to have a fixed rate of interest and be coterminous with the Montehiedra Town Center Loan. The Pari Passu Advance Lender is required to enter into a co-lender agreement with the lender that is reasonably acceptable to the lender and the Pari Passu Advance Lender in their respective good faith business judgment, which provides, among other things, for pro rata payments and acceptable control and cooperation provisions; it being understood that control of servicing, consents, approvals, foreclosure, workout and/or other disposition and/or realization of the Montehiedra Town Center Loan must be vested in the holder of the Montehiedra Town Center Loan.

      The borrower's right to receive the Montehiedra Pari Passu Advance is subject to, among others, the satisfaction of the following conditions: (a) no event of default shall have occurred and be continuing on the funding date of the Montehiedra Pari Passu Advance, (b) the borrower has delivered evidence reasonably satisfactory to the lender that all of the Expansion Improvements have been constructed, improved and completed in compliance with all applicable legal requirements, (c) the lender has received estoppel letters from tenants occupying, in the aggregate, not less than 75% of the aggregate rentable square feet in the Expansion Improvements and paying, in the aggregate, not less than 75% of the rent generated pursuant to leases for the Expansion Improvements; (d) at the time of the Montehiedra Pari Passu Advance, the debt service coverage ratio for the Expansion Parcel is not less than 1.60x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (e) the debt service coverage ratio for the Montehiedra Town Center Property (including the Expansion Parcel) is not less than 1.50x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (f) the Montehiedra Pari Passu Advance does not exceed 75% of the appraised value of the Expansion Parcel and improvements, and (g) aggregate loan-to-value ratio of the Montehiedra Town Center Loan and the Montehiedra Pari Passu Advance does not exceed 79%.

      Except as disclosed in the previous paragraphs, as disclosed under "--Split Loan Structure" and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have incurred or are permitted to incur debt secured by the related mortgaged property.

      Based on information we received from the related Mortgage Loan Sellers, we are aware of the following borrowers (excluding borrowers that do not meet the single-purpose entity criteria) that have incurred or are permitted to incur unsecured debt:

      o With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 3 Gannett Drive, representing approximately 0.8% of the Initial Mortgage Pool Balance and 0.8% of the Initial Sub-pool 1 Balance, the related borrower has an unsecured loan from an affiliate in the amount of $5,700,000, which (i) is payable only to the extent of excess cash flow and (ii) is subject to a subordination, standstill and intercreditor agreement that contains a complete standstill agreement during the term of the mortgage loan.

      Although the mortgage loans generally include restrictions on the pledging of the general partnership and managing member equity interests in the borrower, the mortgage loans generally permit the pledge of less than a controlling interest in the partnership or membership interests in a borrower. Mezzanine debt is secured by direct or indirect ownership interests in a borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Based on information received from the related Mortgage Loan Sellers, we are aware of the following existing mezzanine indebtedness with respect to the mortgage loans:


                                                    % of
                                                   Initial                       Initial
                                                   Mortgage   % of Initial      Principal
                                Cut-off Date        Pool       Sub-pool 1       Amount of          Holder of       Interest Rate on
Mortgage Loan                     Balance          Balance     Balance(5)    Mezzanine Debt     Mezzanine Loan      Mezzanine Loan
----------------------------   ---------------   ----------   ------------   ---------------   -----------------   ----------------
JP Morgan International                                                                        FPG JPM
  Plaza I & II                    $194,060,178         5.4%         5.5%      $10,000,000      Investor, LLC            6.00%
Nemours Building                   $58,600,000         1.6%         1.7%       $7,900,000(4)   GCFP Bristol             7.512%
Holiday Inn-Fishermans Wharf       $25,000,000         0.7%         0.7%       $5,000,000      Management, LP        LIBOR + 2.50%
Lackland Self Storage              $10,600,000         0.3%         0.3%       $1,325,000      GCFP                      6.00%


                                   Mezzanine
                                     Loan         Intercreditor
Mortgage Loan                    Maturity Date     Agreement(1)
----------------------------   ----------------   --------------
JP Morgan International
  Plaza I & II                    6/6/2016(2)           Yes
Nemours Building                  6/6/2016(2)           Yes
Holiday Inn-Fishermans Wharf                            No(3)
Lackland Self Storage             5/6/2016(2)           Yes


----------

(1) Includes provisions stating that the mezzanine loan is subordinate to the mortgage loan and, except with respect to JP Morgan International Plaza I & II, that no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon an event of default under the related mortgage loan.

(2)   Co-terminus with the related mortgage loan maturity date.

(3) Pursuant to the related property management agreement, and a separate agreement among the borrower, the mortgage lender and the holder of the mezzanine loan, the mezzanine loan is subordinate to the mortgage loan and the loan is payable only from net cash flow of the property, and the mezzanine loan matures and comes due and payable in full only upon termination under certain circumstances of the holder's property management agreement affecting the property. The loan will survive a foreclosure and remain payable to the hotel manager which is the holder of the mezzanine loan.

(4) The mezzanine loan is currently outstanding in the amount of $7,900,000 and provides for future advances in the aggregate amount of $3,500,000.

(5) All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

      In the case of the above described mortgage loans with existing mezzanine debt, except Holiday Inn-Fishermans Wharf, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

      With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Pacific Center, representing approximately 3.4% of the Initial Mortgage Pool Balance and 3.4% of the Initial Sub-pool 1 Balance, the mortgage loan documents permit the related borrower's parent (or any entity holding any direct or indirect interests in the borrower's parent) to pledge (but not the foreclosure thereon) their direct or indirect ownership interest in the related borrower to any institutional lender providing a corporate line of credit or other financing, provided that the value of the Mortgaged Property which is indirectly pledged as collateral under such financing constitutes no more than 33% of the total value of all assets directly or indirectly securing such financing.

      With respect to the mortgage loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge its interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:


                                                                                                        Acceptable
                                                                                                       Intercreditor
                                            Loan Cut-off Date   Combined Maximum    Combined Minimum     Agreement
Mortgage Loan                                    Balance           LTV Ratio              DSCR          Required(1)
-----------------------------------------   -----------------   -----------------   ----------------   --------------
55 Corporate Drive                               $190,000,000                 90%        1.10x              Yes
Hilton Minneapolis                                $83,000,000                 75%        1.40x              Yes
The Mall at Turtle Creek                          $80,750,000                 85%        1.10x              Yes
131 Spring Street                                 $30,000,000                 80%         N/A               Yes
Providence at Old Meridian                        $25,500,000                 80%        1.00x              Yes
Residence Inn Midtown Atlanta                     $23,000,000                 85%        1.10x              Yes
Louisville Medical Office Portfolio               $22,100,000                N/A         1.25x              Yes
Medinah Temple                                    $19,000,000                 75%        1.20x              Yes
Pleasant Hill                                     $17,500,000                 75%        1.25x              Yes



                                                                                                        Acceptable
                                                                                                       Intercreditor
                                            Loan Cut-off Date   Combined Maximum    Combined Minimum     Agreement
Mortgage Loan                                    Balance           LTV Ratio              DSCR          Required(1)
-----------------------------------------   -----------------   -----------------   ----------------   --------------

Hilton Garden Inn - Las Vegas(2)                  $15,000,000                 75%        1.30x              Yes
Alexian Brothers Medical Office Portfolio          $9,200,000                N/A         1.25x              Yes
Best Western Charleston(3)                         $7,800,000                 75%        1.40x              Yes
Manchester Theater                                 $6,761,889                 81%        1.07x              Yes
Hampton Inn-Palm Desert                            $4,169,652                 70%        1.30x              Yes


---------

(1)   Acceptable to lender.

(2) Mezzanine debt is permitted solely in connection with the consummation of a transfer of the mortgaged property and assumption of the mortgage loan by a new borrower. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt" and "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

(3) Mezzanine debt is not permitted until at least 24 months after the loan origination date.

      Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

      Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

      o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

      o determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

      o     required law and ordinance insurance.

      Lockboxes. Sixty mortgage loans, representing approximately 81.5% of the Initial Mortgage Pool Balance, of which 57 mortgage loans are in sub-pool 1, representing 82.0% of the Initial Sub-pool 1 Balance, and 3 mortgage loans are in sub-pool 2, representing 66.0% of the Initial Sub-pool 2 Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

      o Hard Lockbox. With respect to 52 mortgage loans, representing approximately 72.7% of the Initial Mortgage Pool Balance, of which 51 mortgage loans are in sub-pool 1, representing 74.3% of the Initial Sub-pool 1 Balance, and 1 mortgage loan is in sub-pool 2, representing 12.5% of the Initial Sub-pool 2 Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

      o Springing Hard Lockbox. With respect to one mortgage loan, representing 2.6 % of the Initial Mortgage Pool Balance, which is in sub-pool 1, representing 2.6% of the Initial Sub-pool 1 Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender upon the occurrence of one or more trigger events specified in the loan documents.

      o Soft Lockbox. With respect to 7 mortgage loans, representing approximately 6.3% of the Initial Mortgage Pool Balance, of which 5 mortgage loans are in sub-pool 1, representing 5.0% of the Initial Sub-pool 1 Balance, and 2 mortgage loans are in sub-pool 2, representing 53.5% of the Initial Sub-pool 2 Balance, the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

      Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

      o in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower (referred to as "in-place" cash management); or

      o to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits (referred to as "springing" cash management).

      Examples of triggering events may include:

      o a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

      o     a failure to meet a specified debt-service-coverage ratio; or

      o a failure to satisfy a condition specified in the related loan documents; or

      o     an event of default under the related loan documents; or

      o a failure to pay the mortgage loan in full on any related anticipated repayment date.

      The mortgage loans provide for cash management as follows:


                                               % of Initial
                          Number of Mortgage     Mortgage     Number of Mortgage       % of Initial      Number of Mortgage
Type of Cash Management         Loans          Pool Balance   Loans in Sub-pool 1   Sub-pool 1 Balance   Loans in Sub-pool 2
-----------------------   ------------------   ------------   -------------------   ------------------   -------------------
Springing                                 40           39.3%                   40                 40.3%                    0
In-place                                  20           42.3%                   17                 41.6%                    3



                             % of Initial
Type of Cash Management   Sub-pool 2 Balance
-----------------------   ------------------
Springing                                0.0%
In-place                                66.0%


In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

      Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

      o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

            1. the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group), and

            2. the full insurable replacement cost of the improvements located on the insured property;

      o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the lesser of--

            1. the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group),

            2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

            3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

            4. the full replacement cost of the improvements located on the mortgaged property;

      o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

      o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

      Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

      The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

      The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee (indirectly in the case of the Non-Serviced Trust Loans) for the benefit of the series 2006-GG7 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

Assessments of Property Condition

      Property Inspections. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

      Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

      The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover, Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

      o     changes in governmental regulations, zoning or tax laws;

      o     potential environmental or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

      Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of 4 mortgaged properties, securing mortgage loans representing approximately 5.5% of the Initial Mortgage Pool Balance and 5.6% of the Initial Sub-pool 1 Balance, such assessments or updates were completed during the 12-month period ending on the cut-off date. In all cases, such assessments or updates were conducted within 12 months of origination. Additionally, all such assessments or updates were completed within the 15-month period ending on the cut-off date.

      The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s) of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

      The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

      o the continuation or the establishment of an operation and maintenance plan to address the issue, or

      o     the implementation of a remediation program.

      If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

      In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

      o to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

      o to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

      o to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

      Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

      o the mortgaged property had not been affected or had been minimally affected,

      o the potential for the problem to affect the mortgaged property was limited, or

      o     a person responsible for remediation had been identified.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending on Income-Producing Real Properties Entails Environmental Risk" in this prospectus supplement.

      The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

      There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

      Engineering Assessments. In connection with the origination process, each mortgaged property securing the mortgage loans that we intend to include in the trust, was inspected by an engineering firm to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves. With respect to the mortgage loan identified on Annex A to this prospectus supplement as Bass Pro Shops, representing 0.9% of the Initial Mortgage Pool Balance and 0.9% of the Initial Sub-pool 1 Balance, the related mortgaged property is currently under construction and no engineering report has been obtained with respect to that mortgaged property.

Loans Secured by Mortgaged Properties Located in Puerto Rico

One of the mortgaged properties, representing approximately 3.3% of the Initial Mortgage Pool Balance, are located in Puerto Rico. Commercial mortgage loans secured by mortgaged properties located in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee, and a "mortgage note" payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Notwithstanding the existence of both the promissory note and the bearer mortgage note, the mortgagor has only a single indebtedness to the mortgagee and in the event of default the mortgagee may bring a single unitary action to proceed directly against the mortgaged property without any requirement to take a separate action under the promissory notes or mortgage notes. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico.

      Enforcement of Environmental Laws in Puerto Rico. Puerto Rico Environmental Quality Board (the "EQB") has authority to enforce the Puerto Rico Environmental Public Policy Act, Act No. 416 of September 22, 2004, effective as of March 22, 2005, ("Act No. 416") and the regulations promulgated thereunder. Act No. 416 grants EQB the authority to exercise, execute, receive and administer federal environmental laws and to adopt and implement regulations and a permit system related, among others, to the Federal Clean Water Act, Clean Air Act, Solid Waste Disposal Act, Resource Conservation and Recovery Act, CERCLA and any other federal environmental legislation that might be enacted. The environmental regulations in Puerto Rico address, among others, such areas as air emissions, waste water direct and indirect discharges, hazardous and non-hazardous solid waste management, underground injection, underground storage tanks and protection of natural resources. Therefore, facilities in Puerto Rico under certain circumstances may be subject to enforcement action from both the United States Environmental Protection Agency (the "EPA") and the EQB. In those cases where enforcement of the environmental program has not been delegated to the EQB, the EPA retains its enforcement authority. If the EQB fails to carry out its enforcement responsibility of a federal delegated program, the EPA may exercise its enforcement authority.

       For a description of certain other risk factors associated with the mortgage loans secured by the properties located in Puerto Rico, see "Risk Factors--Risks Related to the Underlying Mortgage Loans--Risks Related to Taxation in Puerto Rico" above in this prospectus supplement.

Assignment of the Underlying Mortgage Loans

      On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

                            ------------------------
                              Mortgage Loan Sellers

                                      GCFP
                                 $1,948,282,741
                                      GSMC
                                 $1,663,373,397
                            ------------------------
                                        |
                                        |  All mortgage loans
                                        |  $3,611,656,138
                                        V
                            ------------------------
                                Greenwich Capital
                            Commercial Funding Corp.
                            ------------------------
                                        |
                                        |  All mortgage loans
                                        |  $3,611,656,138
                                        V
                            ------------------------
                                   Commercial
                                 Mortgage Trust
                                    2006-GG7
                            ------------------------

      In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan, other than the One New York Plaza Trust Loan, JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust
Loan:

      o     either--

            1.    the original promissory note evidencing that mortgage loan, or

            2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

                  o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

                  o the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

                  o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

      o     either--

            1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

            2.    a certified copy of that assignment as sent for recording;

      o     either--

            1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

            2.    a certified copy of that assignment as sent for recording; and

                  o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

      With respect to the JQH Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan Group, LaSalle Bank National Association, as the trustee under the 2005-GG5 PSA will hold the original documents related to such Loan Groups for the benefit of the 2005-GG5 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the 2005-GG5 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

      With respect to the One New York Plaza Loan Group, LaSalle Bank National Association, as the trustee under the LB-UBS 2006-C4 PSA will hold the original documents related to that Loan Group for the benefit of the LB-UBS 2006-C4 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the LB-UBS 2006-C4 PSA, which will be held by the trustee under the pooling and servicing agreement for this transaction.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2006-GG7 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If, as provided in the pooling and servicing agreement--

      o any of the above-described documents required to be delivered by the applicable Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

      o that omission or defect materially and adversely affects the interests of the series 2006-GG7 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued, and

      o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Groups). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

            Representations and Warranties

      As of the date of initial issuance of the offered certificates, each of the Mortgage Loan Sellers will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

      o The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the cut-off date and contains all information required by the pooling and servicing agreement to be contained therein.

      o Prior to the sale of the mortgage loan to the depositor, the Mortgage Loan Seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan other than with respect to loans in a split loan structure, the applicable companion loans.

      o As of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

      o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

      o The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and
            (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and
            (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

      o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted Encumbrances and, with respect to mortgage loans with a split loan structure, the applicable companion loan. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

      o Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

      o The assignment of each related mortgage instrument in favor of the trustee (or in the case of a Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

      o All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

      o To the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage. With respect to the mortgaged properties that are located in counties in Alabama, Louisiana or Texas that, as of the cut-off date, are listed on the FEMA website as having been designated by FEMA for Individual Assistance or Public Assistance following Hurricane Katrina or Hurricane Rita, as of the cut-off date, there is no material damage.

      o To the actual knowledge of the Mortgage Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

      o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

      o The related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

      If, as provided in the pooling and servicing agreement--

      o there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

      o that breach materially and adversely affects the interests of the series 2006-GG7 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

Cures and Repurchases

   If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

      o to remedy that material breach or material document defect, as the case may be, in all material respects, or

      o to repurchase the affected mortgage loan at a price generally equal to the sum of--

            1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

            2. all unpaid interest, other than Default Interest and Post-ARD Additional Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

            3. all unreimbursed servicing advances relating to that mortgage loan, plus

            4. all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, plus

            5. to the extent not otherwise covered by clause 4. of this bullet, all special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other Additional Trust Fund Expenses related to that mortgage loan, plus

            6. if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the applicable mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

      The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

      If a material breach or a material document defect exists with respect to any mortgage loan (i) that is cross-collateralized with one or more other mortgage loans in the trust and the cross-collateralization can be terminated, or (ii) that is secured by a portfolio of mortgaged properties, then the applicable Mortgage Loan Seller will be permitted, subject to specified conditions including no adverse tax consequence for the trust, to repurchase only the affected mortgage loan or mortgaged property. Otherwise, such entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

      o determining the materiality of the subject breach or document defect, and

      o     the repurchase remedy.

      The cure/repurchase obligations described above will constitute the sole remedy available to the series 2006-GG7 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.

Changes in Mortgage Pool Characteristics

      The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

      A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

General

      The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced Trust Loans (i.e., the One New York Plaza Trust Loan, the JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust Loan)) as well as the servicing and administration of the Companion Loans (other than the Non-Serviced Companion Loans), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

      The pooling and servicing agreement provides that, except for the Non-Serviced Loan Groups, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO Properties in the trust, directly or through the primary servicer or sub-servicers, in accordance with--

      o     any and all applicable laws,

      o the express terms of the pooling and servicing agreement and, in the case of the Loan Groups, the related co-lender agreement,

      o     the express terms of the subject mortgage loans, and

      o     to the extent consistent with the foregoing, the Servicing Standard.

      In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the Non-Serviced Loan Groups)--

      o     as to which no Servicing Transfer Event has occurred, or

      o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan (other than the Non-Serviced Loan Groups) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

      Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

      The master servicer will transfer servicing of a mortgage loan (other than a Non-Serviced Loan Group) to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. In the case of any Loan Group (other than a Non-Serviced Loan Group), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Group will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loans in the Loan Group.

      Each Non-Serviced Loan Group is being serviced and administered in accordance with the related Pari Passu PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan Group will be effected in accordance with the related Pari Passu PSA and related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to any Non-Serviced Loan Group, but instead the servicing and administration of the Non-Serviced Loan Group will be governed by the related Pari Passu PSA.

      Each Pari Passu PSA provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the related Pari Passu PSA, servicing of the related Non-Serviced Trust Loan and its related Non-Serviced Companion Loan(s) will be transferred to the related special servicer.

      Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

      In general, for so long as any mortgage loan that is part of a Loan Group is included in the trust (other than the Non-Serviced Loan Groups), the related Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust.

Servicing of the Non-Serviced Loan Groups

      JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group. The JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group and any related REO property are being serviced under the 2005-GG5 PSA. The 2005-GG5 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2005-GG5 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

      In that regard:

      o The 2005-GG5 Master Servicer is Wachovia Bank, National Association and the 2005-GG5 Special Servicer is LNR Partners, Inc., with respect to the servicing of the JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group.

      o The 2005-GG5 Trustee will be the mortgagee of record for the JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group.

      o The master servicer, the special servicer or the trustee under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the 2005-GG5 Master Servicer, the 2005-GG5 Special Servicer, the 2005-GG5 Trustee or the 2005-GG5 Fiscal Agent or to make servicing advances with respect to the JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group. The obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series 2006-GG7 certificateholders with respect to the JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group, as applicable, will be dependent on their receipt of the corresponding information and collections from the 2005-GG5 Master Servicer, the 2005-GG5 Special Servicer or the 2005-GG5 Fiscal Agent, as applicable.

      o The 2005-GG5 Master Servicer will make servicing advances and remit collections on the JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust Loan to or on behalf of the trust, but will not make P&I advances.

      o The master servicer will be required to make P&I advances on each of the JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust Loan, unless it has determined that such advances would not be recoverable from collections on the related Trust Loan. If the master servicer is an S&P approved servicer and a Moody's approved master servicer, the 2005-GG5 Master Servicer may also rely on a determination by the master servicer that a P&I advance with respect to the JQH Hotel Portfolio B2 Trust Loan or the Centra Point Portfolio Trust Loan is nonrecoverable.

      o Pursuant to the 2005-GG5 PSA, the workout fee and liquidation fee with respect to each of the JQH Hotel Portfolio B2 Trust Loan and Centra Point Portfolio Trust Loan will be 1.0% and 1.0%, respectively.

      o With respect to each of the JQH Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan Group, the majority certificateholder of the controlling class for this transaction will be able to consult on a non-binding basis with the 2005-GG5 Special Servicer with respect to certain proposed actions to be taken by the 2005-GG5 Master Servicer or the 2005-GG5 Special Servicer. See "--The Directing Holders--Non-Serviced Loan Groups" below in this prospectus supplement.

      o With respect to the JQH Hotel Portfolio B2 Loan Group, the 2005-GG5 Special Servicer may be removed as special servicer only for cause, but only with the consent of the holder of the certificates representing a majority interest in the controlling class of the 2005-GG5 Trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates issued in either securitization which includes a mortgage loan in the related Loan Group.

      o With respect to the Centra Point Portfolio Loan Group, the 2005-GG5 Special Servicer may be removed as special servicer, for cause or without cause, but only with the consent of the holder of the certificates representing a majority interest in the controlling class of the 2005-GG5 Trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates issued in either securitization which includes a mortgage loan in the related Loan Group.

      o The transfer of the ownership of any JQH Hotel Portfolio B2 Pari Passu Companion Loan or Centra Point Portfolio Pari Passu Companion Loan to any person or entity other than institutional lenders, investment funds exceeding a minimum net worth requirement, their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

      One New York Plaza Loan Group. The One New York Plaza Loan Group and any related REO property are being serviced under the LB-UBS 2006-C4 PSA. The LB-UBS 2006-C4 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the LB-UBS 2006-C4 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

      In that regard:

      o The LB-UBS 2006-C4 Master Servicer is Wachovia Bank, National Association and the LB-UBS 2006-C4 Special Servicer is LNR Partners, Inc., with respect to the servicing of the One New York Plaza Loan Group.

      o The LB-UBS 2006-C4 Trustee will be the mortgagee of record for the One New York Plaza Loan Group.

      o The master servicer, the special servicer or the trustee under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the LB-UBS 2006-C4 Master Servicer, the LB-UBS 2006-C4 Special Servicer or the LB-UBS 2006-C4 Trustee or to make servicing advances with respect to the One New York Plaza Loan Group. The obligation of the master servicer and the special servicer to provide information and collections to the trustee and the series 2006-GG7 certificateholders with respect to the One New York Plaza Loan Group will be dependent on their receipt of the corresponding information and collections from the LB-UBS 2006-C4 Master Servicer or the LB-UBS 2006-C4 Special Servicer, as applicable.

      o The LB-UBS 2006-C4 Master Servicer will make servicing advances and remit collections on the One New York Plaza Trust Loan to or on behalf of the trust, but will not make P&I advances.

      o The master servicer will be required to make P&I advances on the One New York Plaza Trust Loan, unless it has determined that such advances would not be recoverable from collections on that Trust Loan. The master servicer will be required to rely on a determination by the LB-UBS 2006-C4 Master Servicer that a P&I advance with respect to the One New York Plaza Trust Loan is nonrecoverable.

      o Pursuant to the LB-UBS 2006-C4 PSA, the workout fee and liquidation fee with respect to each of the One New York Plaza Trust Loan will be 1.0% and 1.0%, respectively.

      o With respect to the One New York Plaza Loan Group, the majority certificateholder of the controlling class for this transaction will be able to consult on a non-binding basis with the LB-UBS 2006-C4 Special Servicer with respect to certain proposed actions to be taken by the LB-UBS 2006-C4 Master Servicer or the LB-UBS 2006-C4 Special Servicer. See "--The Directing Holders--Non-Serviced Loan Groups" below in this prospectus supplement.

      o With respect to the One New York Plaza Loan Group, the LB-UBS 2006-C4 Special Servicer may be removed as special servicer, for cause or without cause, by the holder of the certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings of the series LB-UBS 2006-C4 certificates and the series 2006-GG7 certificates.

      See "--Servicing Advances--Non-Serviced Loan Groups" and "--Fair Value Option--Non-Serviced Loan Groups" below in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

      The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

      The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

      o     that is a Non-Serviced Trust Loan,

      o     that is being specially serviced,

      o as to which the corresponding mortgaged property has become an REO Property, or

      o     that has been defeased.

      In the case of each mortgage loan in the trust, the master servicing fee will--

      o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

      o     accrue at the related master servicing fee rate,

      o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan (except with respect to the mortgage loan secured by the 88 Third Avenue property, the master servicing fee for which loan will be paid separately by the related borrower) or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

      The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loans), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

      The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.08% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A under the column heading "Administrative Fee Rate."

      The One New York Plaza Trust Loan, JQH Hotel Portfolio B2 Trust Loan and Centra Point Portfolio Trust Loan will be serviced by the related master servicer under the applicable Pari Passu PSA. A master servicing fee will be payable on each of the One New York Plaza Trust Loan, JQH Hotel Portfolio B2 Trust Loan and Centra Point Portfolio Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the applicable master servicer under the related Pari Passu PSA at a primary servicing fee rate of 0.01% per annum.

      Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

      In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

      All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

      o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

      o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12 month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

      Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

      Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls, and

      o with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

      No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

      Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2006-GG7 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2006-GG7 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Groups)--

      o     that is being specially serviced, or

      o as to which the corresponding mortgaged property has become an REO Property.

      In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

      o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

      o     accrue at a special servicing fee rate of 0.25% per annum,

      o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

      o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

      The Non-Serviced Loan Groups will have a similar special servicing fee payable under the related Pari Passu PSA.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Groups) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

      o     interest, other than Default Interest and Post-ARD Additional
            Interest,

      o     principal, and

      o     prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

      The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

      If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan and Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The resigning or terminated special servicer will also receive a workout fee on any worked-out mortgage loan for which the resigning or terminated special servicer has cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a worked-out mortgage loan solely because the borrower had not made three consecutive full and timely monthly payments and which subsequently becomes a worked-out mortgage loan as a result of the borrower making such three consecutive timely monthly payments, but such fee will cease to be payable in each case if the worked-out mortgage loan again becomes a specially serviced mortgage loan. The successor special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2006-GG7 certificateholders.

      The Non-Serviced Loan Groups will have a similar workout fee payable under the related Pari Passu PSA.

      The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and Companion Loan (excluding the Non-Serviced Loan Groups) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

      Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

      o the repurchase of any mortgage loan in the trust by the applicable Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the applicable Mortgage Loan Seller of such breach, defect or omission, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement. If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

      o the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under "--Fair Value Option" below;

      o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

      o the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2006-GG7 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2006-GG7 certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement; or

      o the purchase of any mortgage loan that is part of a Loan Group by the holder of a related Companion Loan as described under "Description of the Mortgage Pool--Split Loan Structure" above in this prospectus supplement and within any period specified in such intercreditor agreement or co-lender agreement.

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2006-GG7 certificateholders.

      The Non-Serviced Loan Groups will have a similar liquidation fee payable under the related Pari Passu PSA.

      Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

      All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

      o to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

      o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

      o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan in the 12 month period preceding the collection of those late payment charges and Default Interest, which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

      Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

      Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

      Trustee Compensation. The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its custodial account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of 0.00059% multiplied by the total Stated Principal Balance of the entire Mortgage Pool outstanding immediately prior to the payment date in that month. In addition, the trustee will be authorized to invest or direct the investment of funds held in its custodial account and its interest reserve account in Permitted Investments. See "--Custodial Account" and "--Interest Reserve Account" below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee's distribution account or interest reserve account meeting the requirements of the pooling and servicing agreement.

      Servicing Advances.

      Serviced Loans. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan Groups), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

      The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. The Special Servicer may elect to make certain servicing advances on an emergency basis.

      If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

      o if the failure continues for three more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the master servicer or special servicer, as applicable, exercised in accordance with the Servicing Standard or the trustee, in its good faith business judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

      The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2006-GG7 certificateholders and, if that specially serviced asset is a Loan Group (other than a Non-Serviced Loan Group), the holder of the related Companion Loan, as a collective whole.

      The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

      o first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

      o then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      Non-Serviced Loan Groups. None of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to the Non-Serviced Loan Groups.

      Servicing advances in the case of the One New York Plaza Loan Group, JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group will be made by the applicable master servicer, trustee or fiscal agent in accordance with the related Pari Passu PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the One New York Plaza Loan Group, JQH Hotel Portfolio B2 Loan Group or the Centra Point Portfolio Loan Group under the related Pari Passu PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the related Pari Passu PSA, including in the event that the applicable master servicer, trustee or fiscal agent has made a servicing advance on the One New York Plaza Loan Group, JQH Hotel Portfolio B2 Loan Group or Centra Point Portfolio Loan Group that it subsequently determines is not recoverable from expected collections on the One New York Loan Group, JQH Hotel Portfolio B2 Loan Group or the Centra Point Portfolio Loan Group, as applicable.

The Directing Holders

      General. The directing holder will be as follows:

      o Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Group, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates.

      o Split Loans - Tier 1. With respect to the Loan Groups secured by the JPMorgan International Plaza I & II property, for so long as a control appraisal event does not exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is not the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of the subordinate non-trust mortgage loan, and while a control appraisal event does exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates.

      o Split Loans - Tier 2. With respect to the Loan Groups secured by the Nemours Building property and the Lackland Self Storage property, which are each part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, for so long as a control appraisal event does not exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is not the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of the applicable subordinate non-trust mortgage loan, and while a control appraisal event does exist or the holder or holders of more than 50% of the principal balance of the subordinate non-trust mortgage loan is the mortgage loan borrower or a party related to the mortgage loan borrower, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates.

o Split Loans - Tier 3. With respect to the Loan Group secured by the Towns of Riverside property, which is part of a split loan structure that has one senior mortgage loan and one subordinate non-trust mortgage loan, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates. Although the holder of the applicable subordinate non-trust mortgage loan will not be the directing holder, for so long as a control appraisal event does not exist, it will have non-binding consultation rights with respect to various matters affecting that mortgage loan.

            For purposes of this paragraph, a "control appraisal event" will exist if and for so long as the initial principal balance of the applicable non trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such non-trust subordinate mortgage loan.

      o     Split Loans - Pari Passu:

            o With respect to the Loan Group secured by the Investcorp Retail Portfolio properties, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates subject to the non-binding consultation rights of the holder of the Investcorp Retail Portfolio Pari Passu Companion Loan.

            o With respect to the Loan Group secured by the JQH Hotel Portfolio B2 properties, the directing holder will be the holder of certificates representing a majority interest in the controlling class of the series 2005-GG5 certificates, subject to the non-binding consultation rights of the holder of certificates representing a majority interest in the controlling class of the series 2006-GG6 certificates and the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates.

            o With respect to the Loan Group secured by the Centra Point Portfolio properties, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the series 2005-GG5 certificates.

            o With respect to the Loan Group secured by the One New York Plaza property, the directing holder will be the holder of the certificates representing a majority interest in a designated controlling class of the LB-UBS series 2006-C4 certificates, subject to the non-binding consultation rights of the holder of the One New York Plaza Trust Loan.

      The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Group will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan Group and any rights to replace the special servicer will be limited to the related Loan Group.

      Series 2006-GG7 Controlling Class. As of any date of determination, the controlling class of series 2006-GG7 certificateholders will be the holders of the most subordinate class of series 2006-GG7 certificates then outstanding, other than the class X, class R-I, class R-II and class V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2006-GG7 certificates, exclusive of the class X, class R-I, class R-II and class V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2006-GG7 certificateholders will be the holders of the most subordinate class of series 2006-GG7 certificates then outstanding, other than the class X, class R-I, class R-II and class V certificates, that has a total principal balance greater than zero. The class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2006-GG7 certificates.

      Rights and Powers of the Directing Holder.

      Serviced Loans. Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

      o any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

      o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow a borrower to maintain insurance with a qualified insurer rated at least "A" from S&P and "A2" from Moody's despite a higher standard in the related loan documents) of a mortgage loan in the trust;

      o any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon;

      o any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

      o any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

      o any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan (with no material discretion by the mortgagee);

      o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

      o any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

      o any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

      o     any extension of the maturity date of a mortgage loan;

      o any determination by the special servicer that a Servicing Transfer Event pursuant to clause (2), (3) or (4) of that definition has occurred;

      o any determination by the special servicer that a Servicing Transfer Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

      o taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Group (other than a Non-Serviced Loan Group), to protect the interests of the certificateholders and the related Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder's response.

      In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

      No advice, direction or objection given or made by the directing holder (or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's or master servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder (or its representative) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

      o the special servicer has, as described above, notified the directing holder (or its representative) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

      o for 60 days following the first of those notices, the directing holder (or its representative) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      Additionally, with respect to the Investcorp Retail Portfolio Loan Group, the holder of the non-trust pari passu Companion Loan will have the right to consult with the special servicer on a non-binding basis with respect to:

      o any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

      o any modification, extension, amendment or waiver of a monetary term (including the timing of payments but excluding waiver of default changes) or any material non-monetary term of the mortgage loan;

      o any proposed sale of the mortgaged property (other than in connection with a termination of the trust) for less than the price set forth in the pooling and servicing agreement;

      o     any acceptance of a discounted payoff of the mortgage loan;

      o any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

      o any release of real property collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the mortgage loan);

      o any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o any acceptance of a change in the property management company or the hotel franchise for mortgaged real property;

      o     any extension of the maturity dates;

      o any determination by the special servicer that a servicing transfer event has occurred;

      o any determination not to maintain or cause the borrower to maintain terrorism insurance coverage; and

      o any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

      With respect to the Towns of Riverside Loan Group, the holder of the subordinate Companion Loan, so long as no control appraisal event has occurred or is continuing, will have the right to consult with the special servicer on a non-binding basis with respect to:

      o any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

      o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non monetary term (including any prohibition on additional debt or any material term relating to insurance other than a determination to allow a borrower to maintain insurance with a qualified insurer rated at least "A" from S&P and "A2" from Moody's despite a higher standard in the related loan documents) of a mortgage loan in the trust;

      o any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon;

      o any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

      o any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

      o any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

      o any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan (with no material discretion by the mortgagee);

      o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

      o any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

      o any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

      o     any extension of the maturity date of a mortgage loan;

      o any determination by the special servicer that a Servicing Transfer Event pursuant to clause (2), (3) or (4) of that definition has occurred;

      o any determination by the special servicer that a Servicing Transfer Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

      o taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

      For purposes of the foregoing consultation rights, a "control appraisal event" will exist if and for so long as the initial principal balance of the applicable non trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such non-trust subordinate mortgage loan.

      Non-Serviced Loan Groups. The rights of the directing holder with respect to the JQH Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan Group, as set forth in the 2005-GG5 PSA, are substantially similar, but not necessarily identical, to the rights described above. Additionally, the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates and the holder of certificates representing a majority interest in the controlling class of the 2006-GG6 Trust will have the right to consult with the 2005-GG5 Special Servicer on a non-binding basis with respect to:

      o any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

      o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of the mortgage loan;

      o any proposed sale of the mortgaged property (other than in connection with a termination of the 2005-GG5 Trust) for less than the Purchase Price (as defined in the 2005-GG5 PSA);

      o     any acceptance of a discounted payoff of the mortgage loan;

      o any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

      o any release of collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan);

      o any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

      o any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

      The rights of the directing holder with respect to the One New York Plaza Loan Group, as set forth in the LB-UBS 2006-C4 PSA, are substantially similar, but not necessarily identical, to the rights described above. Additionally, the holders of certificates representing a majority interest in the controlling interest of the series 2006-GG7 certificates will have the right to consult with the LB-UBS 2006-C4 Special Servicer on a non-binding basis with respect to, among others:

      o any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the mortgaged property securing the mortgage loan if it comes into and continues in default;

      o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of the mortgage loan;

      o any proposed sale of the mortgaged property (other than in connection with a termination of the LB-UBS 2006-C4 Trust) for less than the unpaid principal amount, all accrued and unpaid interest thereon plus certain unreimbursed advances and other amounts;

      o     any acceptance of a discounted payoff of the mortgage loan;

      o any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

      o any release of collateral for the mortgage loan or any release of the borrower (other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan);

      o any acceptance of substitute or additional collateral for the mortgage loan (other than in accordance with the terms of the mortgage loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

      o any renewal or replacement of the then existing insurance policies with respect to the extent that such renewal or replacement policy does not comply with the terms of the loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents (in each case if lenders' approval is required under the loan documents);

      o any approval of a material capital expenditure (if lenders' approval is required under the loan documents);

      o any replacement of the property manager (if lenders' approval is required under the loan documents);

      o any approval of the incurrence of additional indebtedness secured by the mortgaged property (if lenders' approval is required under the loan documents);

      o     any adoption or approval of a plan in bankruptcy of the borrower;

      o any modification to a ground lease or certain designated space leases;

      o any determination to apply casualty proceeds or condemnation awards toward repayment of the Loan Group rather than toward restoration of the mortgaged property;

      o the subordination of any lien created pursuant to the terms of the loan documents;

      o any material alteration to the mortgaged property (to the extent the lender has approval rights);

      o     any proposed amendment to any single purpose entity provision;

      o any determination by any servicer that a servicing transfer event that is based on imminent default has occurred; and

      o any acceptance of an assumption agreement releasing the borrower from liability under the mortgage loan.

      Limitation on Liability of the Directing Holder. The directing holder and the directing holder representative will not be liable to the trust or the series 2006-GG7 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2006-GG7 certificateholder acknowledges and agrees, by its acceptance of its series 2006-GG7 certificates, that:

      o the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2006-GG7 certificates;

      o the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2006-GG7 controlling class or the related Companion Loan, as applicable;

      o the directing holder or any directing holder representative do not have any duties to the holders of any class of series 2006-GG7 certificates (other than the series 2006-GG7 controlling class if the directing holder representative was appointed by such class);

      o the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series 2006-GG7 controlling class or the related Companion Loan, as the case may be, over the interests of the holders of one or more classes of series 2006-GG7 certificates; and

      o the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2006-GG7 controlling class or the related Companion Loan, as the case may be, and no series 2006-GG7 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

      In addition, the directing holders of each Non-Serviced Loan Group will have limitations on their liability to the holders of the series 2006-GG7 certificates similar to those described above for the directing holder and its representative.

Replacement of the Special Servicer

      The directing holder (or its representative) with respect to any mortgage loan (other than the Investcorp Retail Portfolio, the JQH Hotel Portfolio B2 Loan Group, the Nemours Building Loan Group and the Lackland Self Storage Loan Group) may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated. With respect to the JQH Hotel Portfolio B2 Loan Group, the related directing holder may only terminate an existing special servicer for cause. With respect to the Investcorp Retail Portfolio Loan Group, either the directing holder or the holder of the related Pari Passu Companion Loan may terminate the special servicer, but only for cause. With respect to the Nemours Building Loan Group and the Lackland Self Storage Loan Group, only the holder of certificates representing a majority interest in a designated controlling class of the series-GG7 certificates may terminate the special servicer.

      If a holder of a Companion Loan has the right to terminate the special servicer, such holder will have the right to terminate the special servicer only with respect to the related Loan Group, and the replaced special servicer will continue to act as special servicer for the other mortgage loans.

      Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2006-GG7 certificates or any Companion Loan Securities, and

      o the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

      Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

      The LB-UBS 2006-C4 special servicer may be removed as special servicer for the One New York Plaza Loan Group at any time, for cause or without cause, by the holders of certificates representing a majority interest in a designated controlling class of the series 2006-GG7 certificates who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the LB-UBS series 2006-C4 certificates and the series 2006-GG7 certificates.

      The 2005-GG5 Special Servicer may be removed as special servicer for the JQH Hotel Portfolio B2 Loan Group only for cause, and may be removed as special servicer for the Centra Point Portfolio Loan Group with or without cause, in each case by the majority holder of the controlling class of the 2005-GG5 Trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the JQH Hotel Portfolio B2 Loan Group or the Centra Point Portfolio Loan Group.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

      Due-on-Sale. Subject to the discussion under "--The Directing Holders" above, the master servicer with the consent of the special servicer and the directing holder, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. Neither the master servicer nor the special servicer may waive any rights of the lender or grant consent under any due-on-sale clause, unless--

      o the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2006-GG7 certificates or any Companion Loan Securities, or

      o such mortgage loan (A), together with all mortgage loans cross-collateralized with such mortgage loan, represents less than 5% the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $35 million or less, and (C) is not one of the 10 largest mortgage loans in the pool based on principal balance.

      Due-on-Encumbrance. Subject to the discussion under "--The Directing Holders" above, the master servicer with the consent of the special servicer and the directing holder with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan. Neither the master servicer nor the special servicer, may waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless--

      o the master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to specially serviced mortgage loans, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2006-GG7 certificates or any Companion Loan Securities,

      o such mortgage loan (A), together with all mortgage loans cross-collateralized with such mortgage loan, represents less than 2% of the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is $20 million or less,
            (C) is not one of the 10 largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt-service-coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x, or

      o the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the master servicer (with the consent of the special servicer) or the special servicer, as applicable, determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

Modifications, Waivers, Amendments and Consents

      The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan (other than a Non-Serviced Loan Group) if that modification, extension, waiver or amendment:

      o     is consistent with the Servicing Standard, and

      o     except under the circumstances described below, will not--

            1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

            2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

            3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

            4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

      Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders" above, the special servicer may--

      o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

      o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

      o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

      o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

      o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

      o the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

      o in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2006-GG7 certificateholders and, if the mortgage loan is part of a Loan Group (other than a Non-Serviced Loan Group), to the related Companion Loan Holder, as a collective whole, on a present value basis, and

      o that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      In no event, however, will the master servicer or special servicer be permitted to:

      o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

      o extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

      o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

      Notwithstanding the foregoing, the master servicer will be permitted, in the case of the ARD Loan that is not a specially serviced loan, in its discretion, after the anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--

      o     must be in accordance with the Servicing Standard, and

      o     will be subject to approval by the special servicer.

      The master servicer will not have any liability to the trust, the series 2006-GG7 certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

      Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Group (other than a Non-Serviced Loan Group) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

      Notwithstanding anything to the contrary herein, the special servicer may agree to any waiver, modification or amendment of a mortgage loan that is not in default or as to which default is not reasonably foreseeable if the special servicer determines that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or (ii) will not cause (x) REMIC I or REMIC II to fail to qualify as a REMIC or (y) REMIC I or REMIC II to be subject to any tax under the REMIC provisions of the Internal Revenue Code. Such determination of the special servicer shall be based on consultation with counsel and, if it is determined in accordance with the Servicing Standard by the special servicer to be necessary or prudent, on an opinion of counsel delivered to the trustee to that effect (which shall be at the expense of the related mortgagor or such other person requesting such modification or, if such expense cannot be collected from the related mortgagor or such other person, to be paid by the master servicer as a servicing expense out of general collections on the mortgage loans).

      Each of the special servicer and the master servicer will be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

      Except as described above and in other limited matters, neither the master servicer nor the special servicer may agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

Required Appraisals

      Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the mortgage loans (other than a Non-Serviced Loan Group), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

      o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

      o the receipt of a new appraisal or estimate, if one is required and obtained.

      See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

      o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

      o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

      o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

      At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a Loan Group (excluding the Non-Serviced Loan Groups), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

      With respect to the JQH Hotel Portfolio B2 Loan Group and Centra Point Portfolio Loan Group, the 2005-GG5 Special Servicer will be required to calculate an appraisal reduction under the 2005-GG5 PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the 2005-GG5

PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in the related Loan Group.

      With respect to the One New York Plaza Loan Group, the LB-UBS 2006-C4 Special Servicer will be required to calculate an appraisal reduction under the LB-UBS 2006-C4 PSA upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the LB-UBS 2006-C4 PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in that Loan Group.

Custodial Account

      General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o all payments on account of principal on the subject mortgage loans, including principal prepayments;

      o all payments on account of interest on the subject mortgage loans, including Default Interest and Post-ARD Additional Interest;

      o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

      o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

      o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

      o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

      o any amount required to be transferred from the special servicer's REO account; and

      o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

      Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

      Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

      1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account," in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

            (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

            (b) payments and other collections received after the end of the related collection period, and

            (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2006-GG7 certificateholders in accordance with any of clauses 3. through 8., below;

      2. to apply amounts held for future distribution on the series 2006-GG7 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

      3. to reimburse the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on a Non-Serviced Trust Loan, under the applicable Pari Passu PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see "Description of the Offered Certificates--Reimbursement of Advances" in this prospectus supplement;

      4. to pay out of general collections on deposit in the custodial account: (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters regarding the Trustee" in the accompanying prospectus;
            (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

      5. to pay the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

      6. to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

      7. to pay any other items described in this prospectus supplement as being payable from the custodial account;

      8.    to withdraw amounts deposited in the custodial account in error; and

      9. to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

      With respect to each Loan Group (other than a Non-Serviced Loan Group), the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co-lender or intercreditor agreement, as applicable.

      The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

Maintenance of Insurance

      The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Groups), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

      Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain (and shall not cause a borrower to be in default with respect to the failure of the related borrower to obtain such insurance) for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer, with the consent of the holder or holders of a majority interest in the controlling class of the series 2006-GG7 certificates, determines that such insurance (a) is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or
(b) is not available at any rate.

      Any holder of a certificate that belongs to the series 2006-GG7 controlling class (or in the case of a Loan Group, the holder of the related Companion Note) may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

      The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate (including insurance that covers losses arising from terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located.

      If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

      o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

      o provides protection equivalent to the individual policies otherwise required, the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

Fair Value Option

      Serviced Loans. After any mortgage loan in the trust (excluding the One New York Plaza Trust Loan, JQH Hotel Portfolio B2 Trust Loan and Centra Point Portfolio Trust Loan) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 2006-GG7 controlling class. Any single certificateholder or group of certificateholders with a majority interest in the series 2006-GG7 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

      o     the outstanding principal balance of the mortgage loan,

      o all accrued and unpaid interest on the mortgage loan, other than Default Interest and Post-ARD Additional Interest,

      o all unreimbursed servicing advances with respect to the mortgage loan, and

      o all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

      With respect to a Loan Group that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

      If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan.

      Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under "--Fair Value Option" above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option--Serviced Loans" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

      There can be no assurance that the special servicer's fair market value determination for any specially serviced mortgage loan will equal the amount that could have actually been realized in an open bid or will equal or be greater than the amount that could have been realized through foreclosure or a workout of the subject specially serviced mortgage loan.

      If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from the special servicer's most recent determination of the fair value price and the special servicer thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

      If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

      Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

      In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

      The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard.

      Non-Serviced Loan Groups.

      With respect to the JQH Hotel Portfolio B2 Loan Group, the 2005-GG5 Special Servicer will use the fair value method determined by the 2005-GG5 Special Servicer under the 2005-GG5 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The purchase option holders under the pooling and servicing agreement described above under "--Serviced Loans" will be entitled to purchase the JQH Hotel Portfolio B2 Trust Loan at the purchase price so determined by the 2005-GG5 Special Servicer. The holder of JQH Hotel Portfolio B2 Trust Loan will not be entitled to purchase the JQH Hotel Portfolio B2 Pari Passu Companion Loan from the 2005-GG5 Trust. Conversely, the holder of the purchase option under the 2005-GG5 PSA will not be entitled to purchase the JQH Hotel Portfolio B2 Trust Loan from the trust in connection with the exercise of its option.

      With respect to the One New York Plaza Loan Group, the LB-UBS 2006-C4 Special Servicer will use the fair value method determined by the LB-UBS 2006-C4 Special Servicer under the LB-UBS 2006-C4 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The purchase option holders under the pooling and servicing agreement described above under "--Serviced Loans" will be entitled to purchase the One New York Plaza Trust Loan at the purchase price so determined by the LB-UBS 2006-C4 Special Servicer. The holder of the One New York Plaza Trust Loan will not be entitled to purchase the One New York Plaza Pari Passu Companion Loan from the LB-UBS 2006-C4 Trust.

Conversely, the holder of the purchase option under the LB-UBS 2006-C4 PSA will not be entitled to purchase the One New York Plaza Trust Loan from the trust in connection with the exercise of its option.

      With respect to the Centra Point Portfolio Loan Group, the 2005-GG5 Special Servicer will use the fair value method determined by the 2005-GG5 Special Servicer under the 2005-GG5 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The purchase option holders under the pooling and servicing agreement described above under "--Serviced Loans" will be entitled to purchase the Centra Point Portfolio Trust Loan at the purchase price so determined by the 2005-GG5 Special Servicer. The holder of the Centra Point Portfolio Trust Loan will not be entitled to purchase the Centra Point Portfolio Pari Passu Companion Loan from the 2005-GG5 Trust. Conversely, the holder of the purchase option under the 2005-GG5 PSA will not be entitled to purchase the Centra Point Portfolio Trust Loan from the trust in connection with the exercise of its option.

Realization Upon Defaulted Mortgage Loans

      With respect to any specially serviced mortgage loan (excluding the Non-Serviced Trust Loans) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o exercise any power of sale contained in the related mortgage instrument;

      o     obtain a deed in lieu of foreclosure; or

      o otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

      Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series 2006-GG7 certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of CERCLA or any comparable law, unless:

      o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

      o in the event that the determination described in the preceding bullet cannot be made--

            1. The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2006-GG7 certificateholders and, if the subject mortgaged property secures a Loan Group, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

            2. the applicable directing holder representative has not objected to the special servicer's doing so,

in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder" above.

      The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

      If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing Holders--Rights and Powers of The Directing Holder" above, release all or a portion of the mortgaged property from the lien of the related mortgage.

      If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2006-GG7 certificateholders, for--

      o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

      o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

      o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      In addition, amounts otherwise payable on the series 2006-GG7 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO Properties

      If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property, or

      o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

      Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

      Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

      In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

      o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

      o would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

      The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

      This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2006-GG7 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The REO account and account activity conducted by the special servicer will not be independently verified by any other person or entity. Cash in the REO account in any collection period will generally be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

      o any withdrawals made out of those amounts as described in the preceding sentence, and

      o any portion of those amounts that may be retained as reserves as described in the next sentence.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Inspections; Collection of Operating Information

      The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non-Serviced Loan Groups) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2007, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non-Serviced Loan Groups) securing a non-specially serviced mortgage loan--

      o at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

      o at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

      The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

      The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (excluding the Non-Serviced Loan Groups), will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

Evidence as to Compliance

      On or before March 15 of each year, commencing in March 2007, the master servicer and the special servicer will be required to deliver annually to the trustee and to us an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default. Each of the master servicer and the special servicer will be required to cause its respective sub-servicer to provide a similar officer's certificate, if such sub-servicer is either affiliated with the master servicer or special servicer, as applicable, or services 10% or more of the underlying mortgage loans.

      In addition, the master servicer, the special servicer and the trustee will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      o a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each of the master servicer and the special servicer will be required to cause its respective sub-servicer to provide an Assessment of Compliance and an Attestation Report, unless such sub-servicer's activities relate to less than 5% of the underlying mortgage loans.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

      Each of the master servicer and the special servicer may assign its rights and delegate its duties and obligations under the pooling and servicing agreement, provided that certain conditions are satisfied including obtaining the written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the certificates. The resigning master servicer or special servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The pooling and servicing agreement provides that the master servicer or the special servicer, as the case may be, may not otherwise resign from its obligations and duties as master servicer or the special servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the trustee. No such resignation may become effective until a successor master servicer or special servicer has assumed the obligations of the master servicer or the special servicer under the pooling and servicing agreement. The trustee or any other successor master servicer or special servicer assuming the obligations of the master servicer or the special servicer under the pooling and servicing agreement will be entitled to the compensation to which the master servicer or the special servicer would have been entitled after the date of assumption of such obligations (other than certain workout fees which the prior special servicer will be entitled to retain and certain portion of servicing fee which the initial master servicer will be entitled to retain pursuant to the terms of the pooling and servicing agreement).

      The pooling and servicing agreement also provides that none of the depositor, the master servicer, the special servicer, nor any director, officer, employee or agent of the depositor, the master servicer or the special servicer will be under any liability to the trust or the holders of the certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the master servicer, the special servicer nor any such person will be protected against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms of the pooling and servicing agreement or any liability which would otherwise be imposed by reason of (i) any breach of such party's warranty or representation in the pooling and servicing agreement, or (ii) any willful misfeasance, bad faith, fraud or negligence in the performance of their duties under the pooling and servicing agreement or by reason of negligent disregard of obligations or duties under the pooling and servicing agreement. The pooling and servicing agreement further provides that the depositor, the master servicer, the special servicer and any director, manager, officer, employee or agent of the depositor, the master servicer or the special servicer will be entitled to indemnification by the trust fund for any loss, liability or expense incurred in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (including in connection with the dissemination of information and reports as contemplated by the pooling and servicing agreement), other than any such loss, liability or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the pooling and servicing agreement; (ii) which constitutes a servicing advance that is otherwise reimbursable under the pooling and servicing agreement; (iii) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any breach on the part of that party of a representation or warranty made in the pooling and servicing agreement; or (iv) incurred in connection with any legal action or claim against the party seeking indemnification, resulting from any willful misfeasance, bad faith or negligence on the part of that party in the performance of its obligations or duties under the pooling and servicing agreement or negligent disregard of such obligations or duties.

      In addition, the pooling and servicing agreement provides that none of the depositor, the master servicer, nor the special servicer will be under any obligation to appear in, prosecute or defend any administrative or legal action , proceeding, hearing or examination unless such action is related to its duties under the pooling and servicing agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured. The depositor, the master servicer or the special servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the holders of certificates under the pooling and servicing agreement. In such event, the legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the trust fund, and the depositor, the master servicer and the special servicer will be entitled to be reimbursed for those amounts from the Custodial Account. The special servicer, with respect to specially serviced mortgage loans, and master servicer, with respect to non-specially serviced mortgage loans, and where the applicable servicer contemplates availing itself of indemnification as provided for in the pooling and servicing agreement, such servicer shall, for the benefit of the certificateholders and the trustee, have the right to direct, manage, prosecute, defend and/or settle any and all claims and litigation relating to
(a) the enforcement of the obligations of a mortgagor under the related mortgage loan documents and (b) any action brought against the trust, the trustee, the master servicer or the special servicer with respect to any mortgage loan (the foregoing rights and obligations, "Litigation Control"). Such Litigation Control shall be carried out in accordance with the terms of the pooling and servicing agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any claim or litigation that falls within the scope of Litigation Control, the master servicer shall immediately notify the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates of such claim or litigation. In addition, the master servicer shall prepare and submit a monthly status report regarding any Litigation Control matter to the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates.

      Notwithstanding the foregoing as applicable, each of the special servicer and the master servicer, shall consult with and keep the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates advised of any material development, including, without limitation,
(i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms f settlement, and shall submit any such development or decision to the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates for its approval or consent. Subject to the terms of the pooling and servicing agreement, the special servicer or the master servicer, as the case may be, is required not to take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates in writing and the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates has not objected in writing within five (5) business days of having been notified thereof and having been provided with all information that the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the special servicer or the master servicer, as the case may be, within such 5 business day period, then the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates shall be deemed to have approved the taking of such action); provided, that, in the event that the special servicer or the master servicer, as the case may be, determines that immediate action is necessary to protect the interests of the certificateholders and, in the case of a Loan Group (other than a Non-

Serviced Loan Group), the related holder of the Companion Loan, the special servicer or the master servicer, as the case may be, may take such action without waiting for the response from the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates; provided that the special servicer or the master servicer, as the case may be, has confirmation that the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates received notice of such action in writing.

      Notwithstanding anything contained herein to the contrary, with respect to any Litigation Control otherwise required to be exercised hereunder by the master servicer relating to a mortgage loan that has either (i) been satisfied or paid in full, or (ii) as to which a final recovery determination has been made, after receiving the required notice from the master servicer acknowledging that it became aware of or was named in the subject claim or litigation, the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates may direct in writing that such Litigation Control nevertheless be exercised by the special servicer, provided, however, that the special servicer (with the consent of the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates) has determined and advised the master servicer that its actions with respect to such obligations are indemnifiable under the pooling and servicing agreement, and accordingly, any loss, liability or expense (including legal fees and expenses incurred up until such date of transfer of Litigation Control to the special servicer) arising from the related legal action or claim underlying such Litigation Control and not otherwise paid to the master servicer pursuant to the pooling and servicing agreement shall be payable by the trust.

      Notwithstanding the foregoing, no advice, direction or objection given or made, or consent withheld, by the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates may (i) require or cause the special servicer or the master servicer to violate any applicable law, the terms of any mortgage loan or any related intercreditor, co-lender or similar agreement, any provision of the pooling and servicing agreement, including the special servicer's or the master servicer's obligation to act in accordance with the Servicing Standard or the loan documents for any mortgage loan, (ii) will adversely affect the status of the REMIC trust or the grantor trust or have adverse tax consequences for the trust fund, (iii) expose any of the Mortgage Loan Sellers, the depositor, the master servicer, the special servicer, the trust fund, the trustee, any holder of a Companion Loan, or any of their respective affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which the pooling and servicing agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or (iv) materially expand the scope of the special servicer's or the master servicer's, as applicable, responsibilities under the pooling and servicing agreement, and neither the special servicer nor the master servicer will follow any such advice, direction, or objection if given by the holder of certificates representing a majority interest in the controlling class of the series 2006-GG7 certificates or initiate any such actions.

      Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the trustee in its individual capacity, or in the event that any judgment is rendered against the trustee in its individual capacity, the trustee, upon prior written notice to the master servicer or the special servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim); provided that the master servicer or the special servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding, (ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a borrower under the related mortgage loan documents or the obligations of a Mortgage Loan Seller under a mortgage loan purchase agreement, the master servicer or the special servicer, as applicable, will not, without the prior written consent of the trustee, (A) initiate any action, suit, litigation or proceeding in the name of the trustee, whether in such capacity or individually, (B) engage counsel to represent the trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the trustee to be registered to do business in any state, and (iii) in the event that any court finds that the trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from the pooling and servicing agreement or any mortgage loan, the trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as trustee or individually, provided that the master servicer or the special servicer, as applicable, shall retain the right to manage and direct any such action, suit, litigation or proceeding.

      The master servicer or the special servicer will not be liable or responsible for any action taken or omitted to be taken by the other of them (unless they are the same person or affiliates) or for any action taken or omitted to be taken by the Depositor, the trustee, any certificateholders or the Companion Loan Holders.

      The pooling and servicing agreement will provide that each of the LB-UBS 2006-C4 Master Servicer, LB-UBS 2006-C4 Special Servicer, LB-UBS 2006-C4 Depositor and LB-UBS 2006-C4 Trustee under the LB-UBS 2006-C4 PSA, each of the 2005-GG5 Master Servicer, 2005-GG5 Special Servicer, 2005-GG5 Depositor, 2005-GG5 Trustee and the 2005-GG5 Fiscal Agent under the 2005-GG5 PSA, and any of their respective directors, officers, employees or agents (each, a "Pari Passu Indemnified Party"), shall be indemnified by the trust fund and held harmless against the trust fund's pro rata share (subject to the related intercreditor agreement or co-lender agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the related Loan Group under the LB-UBS 2006-C4 PSA, the 2005-GG5 PSA or the pooling and servicing agreement (but excluding any such losses allocable to the One New York Plaza Pari Passu Companion Loan, JQH Hotel Portfolio B2 Pari Passu Companion Loans and the Centra Point Portfolio Pari Passu Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Pari Passu Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the LB-UBS 2006-C4 PSA or 2005-GG5 PSA, as applicable.

Events of Default

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

      o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any Companion Loan Holder, and that failure continues unremedied until 11:00 a.m., New York City time, on the first business day following the applicable payment date;

      o the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by the trustee or any other parties to the pooling and servicing agreement;

      o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days (15 days in the case of payment of insurance premiums) or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2006-GG7 certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan Holder, if affected;

      o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2006-GG7 certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2006-GG7 certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

      o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      o one or more ratings assigned by Moody's to the series 2006-GG7 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch (and such "watch status" placement shall not have been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and Moody's has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity;

      o the master servicer or the special servicer is removed from S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days; and

      o the master servicer, or any primary servicer or sub-servicer appointed by the master servicer after the closing date (but excluding any primary servicer or sub-servicer which the master servicer has been instructed to retain by the Depositor, a Mortgage Loan Seller or the trustee at the direction of a Companion Loan Holder) shall, after any applicable notice, grace and/or cure period, fail to deliver the items required by the pooling and servicing agreement to enable the trustee or Depositor to comply with the trust's reporting obligations under the Securities Exchange Act of 1934, as amended.

      The pooling and servicing agreement will also provide that upon the master servicer's failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under "--Rights Upon Event of Default."

Rights Upon Event of Default

      If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2006-GG7 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2006-GG7 certificateholder. Upon any termination, the trustee must either:

      o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

      The holders of series 2006-GG7 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the related directing holder to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the seventh and eighth bullet points under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment S&P and Moody's have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2006-GG7 certificates.

      Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects a Companion Loan and if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default on the part of the master servicer only affects a Companion Loan, the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub-servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Group. If an event of default has occurred with respect to the master servicer but not the primary servicer for any mortgage loan or Loan Group under the relevant primary servicing agreement, the primary servicer will remain responsible for servicing such mortgage loan or Loan Group.

      In general, series 2006-GG7 certificateholders entitled to at least 66?% of the voting rights allocated to each class of series 2006-GG7 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2006-GG7 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

      No series 2006-GG7 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

      o that holder previously has given to the trustee written notice of default,

      o except in the case of a default by the trustee, series 2006-GG7 certificateholders entitled to not less than 25% of the voting rights for the 2006-GG7 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

      o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2006-GG7 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

      The series 2006-GG7 certificates will be issued, on or about July 12, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     the mortgage loans;

      o any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Group), including any intercreditor agreement or co-lender agreement with respect to any Loan Group;

      o our rights under our mortgage loan purchase agreement with each Mortgage Loan Seller;

      o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

      o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

      The series 2006-GG7 certificates will include the following classes:

      o class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E and class F which are the classes of series 2006-GG7 certificates that are offered by this prospectus supplement, and

      o class X, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q, class S, class R-I, class R-II and class V, which are the classes of series 2006-GG7 certificates which will be retained or privately placed by us, and are not offered by this prospectus supplement.

      The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates are the series 2006-GG7 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2006-GG7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2006-GG7 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

      The class X certificates will not have principal balances and are sometimes referred to in this prospectus supplement as the interest-only certificates. For purposes of calculating the amount of accrued interest, the class X certificates will have a notional amount. The initial notional amount of the class X certificates will be $3,611,656,137, although it may be as much as 5% larger or smaller.

      On each payment date, the notional amount of the class X certificates will equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates.

      The class R-I, class R-II and class V certificates will not have principal balances or notional amounts.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

Registration and Denominations

      General. The offered certificates will be issued in book-entry form in original denominations of 25,000 initial principal balance and in any additional whole dollar denominations.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

      o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, or Euroclear Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G to this prospectus supplement.

Distribution Account

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2006-GG7 certificates and from which it will make those payments. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

            Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2. payments and other collections received after the end of the related collection period;

            3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2006-GG7 certificateholders, including--

      (a) amounts payable to the master servicer (including any primary servicer) or the special servicer as compensation, as described under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

      (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement,

      (c) amounts payable to any other party under a Pari Passu PSA or intercreditor agreement, as applicable, with respect to a Loan Group, and

      (d) amounts payable with respect to other expenses of the trust; and

            4. amounts deposited in the master servicer's custodial account in error.

      o Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans with respect to that payment date.

      o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to each payment date that occurs during March, commencing in 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o to pay itself a monthly fee which is described under "The Trustee" above and "--Fees and Expenses" below;

      o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

      o to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

      o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

      o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

      o with respect to each payment date during January of any year, commencing in 2007, that is not a leap year or during February of any year, commencing in 2007 (unless, in either case, the related payment date is the final payment date), to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

      o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

      On each payment date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2006-GG7 certificates. For any payment date, those funds will consist of three separate components--

      o the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K and class X certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

      o the remaining portion of those funds, which we refer to as the Available P&I Funds and will be paid to the holders of all the series 2006-GG7 certificates as described under "--Payments--Priority of Payments" below, and

      o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loan in the trust during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below.

Interest Reserve Account

      The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

      During January, except in a leap year, and during February of each calendar year, beginning in 2007 (unless, in either case, the related payment date is the final payment date), the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

      During March of each calendar year, beginning in 2007 (or February, if the related payment date is the final payment date), the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

Payments

      General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2006-GG7 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

      In order for a series 2006-GG7 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      For purposes of making the required payments on the series 2006-GG7 certificates, for so long as the class A-4 and class A-1-A certificates are outstanding, the master servicer will separately record the receipt of interest and principal received in respect of the mortgage loans in sub-pool 1 and the mortgage loans in sub-pool 2.

      Payments of Interest. All of the classes of the series 2006-GG7 certificates will bear interest, except for the class R-I, class R-II and class V certificates.

      With respect to each interest-bearing class of the series 2006-GG7 certificates, that interest will accrue during each interest accrual period based upon--

      o the pass-through rate applicable for that class for that interest accrual period,

      o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

      o     the assumption that each year consists of twelve 30-day months.

      If the holders of any interest-bearing class of the series 2006-GG7 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

      The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2006-GG7 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2006-GG7 certificates for the related interest accrual period.

      Calculation of Pass-Through Rates. The pass-through rates for each of the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q, and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months and amounts transferred into or out of the interest reserve account) as of their respective due dates in the month preceding the month in which the related payment date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average rate specified in clause (ii) or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

      The pass-through rate applicable to the class X certificates for each payment date will equal the weighted average of the class X strip rates at which interest accrues from time to time on the various components of the class X certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class X components immediately prior to the related payment date). Each class X component will be comprised of the entire principal balance of one of the classes of principal balance certificates. For each payment date, the class X strip rate for each class X component will be the excess, if any, of (a) the Weighted Average Pool Pass-Through

Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

      The class R-I, class R-II and class V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

      Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2006-GG7 certificates, other than the class X, class R-I, class R-II and class V certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

      In general, on each payment date, the portion of the Total Principal Payment Amount that is attributable to the mortgage loans in sub-pool 1 will be distributed to the holders of the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates in the following order of priority:

      o first, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to the planned principal balance for such payment date set forth on Annex F to this prospectus supplement;

      o second, to the class A-1 certificates, until the principal balance of the class A-1 certificates is reduced to zero;

      o third, to the class A-2 certificates, until the principal balance of the class A-2 certificates is reduced to zero;

      o fourth, to the class A-3 certificates, until the principal balance of the class A-3 certificates is reduced to zero;

      o fifth, to the class A-AB certificates, until the principal balance of the class A-AB certificates is reduced to zero; and

      o sixth, to class A-4 certificates, until the principal balance of the class A-4 certificates is reduced to zero.

      On each payment date, the portion of the Total Principal Payment Amount that is attributable to the mortgage loans in sub-pool 2 will be distributed to the holders of the class A-1-A certificates until the principal balance of such class is reduced to zero.

      On each payment date on which the class A-1-A certificates are outstanding and the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates have been reduced to zero, subject to the Available P&I Funds and the priority of distributions described below, the holders of the class A-1-A certificates, to the extent necessary to reduce the total principal balance of the class A-1-A certificates to zero, will be entitled to an additional distribution of principal up to the remaining portion of the Total Principal Payment Amount for such payment date attributable to the mortgage loans in sub-pool 1.

      Likewise, on each payment date after the principal balance of the class A-1-A certificates has been reduced to zero, any portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 2 will be allocated to the other classes of series 2006-GG7 principal balance certificates in the manner described above until the principal balance of each such class is reduced to zero.

      On each payment date coinciding with and following the Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-3, class A-AB class, A-4 and class A-1-A certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

      While any of the class A-1, class A-2, class A-3, class A-AB, class A-4 or class A-1-A certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series 2006-GG7 certificates.

      Following the retirement of the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2006-GG7 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o the portion of that Total Principal Payment Amount that remains unallocated, and

      o the total principal balance of the particular class immediately prior to that payment date.

                         Order of Allocation   Class
                         -------------------   -----
                                 1st            A-M
                                 2nd            A-J
                                 3rd             B
                                 4th             C
                                 5th             D
                                 6th             E
                                 7th             F
                                 8th             G
                                 9th             H
                                 10th            J
                                 11th            K
                                 12th            L
                                 13th            M
                                 14th            N
                                 15th            O
                                 16th            P
                                 17th            Q
                                 18th            S

      In no event will the holders of any class of series 2006-GG7 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2006-GG7 certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series 2006-GG7 certificates, if any, listed above it in the foregoing table is reduced to zero.

      If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2006-GG7 principal balance certificates. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "--Reimbursement of Advances" below. Reimbursements out of principal collections will be deemed to be withdrawn from principal collections attributable to mortgage loans in the related sub-pool until there are no principal payments or collections for that sub-pool for the related collection period, and then out of the payments and other collection of principal on the other sub-pool. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal (and will be treated as having been received in respect of the related sub-pool) with respect to the series 2006-GG7 principal balance certificates.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2006-GG7 certificates, other than the class X, class R-I, class R-II and class V certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2006-GG7 certificates, then, subject to Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 2006-GG7 certificates, other than the class X, class R-I, class R-II and class V certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

      In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage loans exceeds the total principal balance of the series 2006-GG7 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2006-GG7 principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2006-GG7 principal balance certificates. See "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

      Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:


    Order of
     Payment           Recipient Class or Classes                        Type and Amount of Payment
------------------ ----------------------------------- -----------------------------------------------------------------------------
        1           A-1, A-2, A-3, A-AB, A-4, A-1-A,   Interest up to the total interest payable on those classes, pro rata based
                                   X*                  on the respective amounts of interest payable on each of those classes
------------------ ----------------------------------- -----------------------------------------------------------------------------
        2                         A-AB                 Principal up to the portion of the Total Principal Payment Amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance for such payment date as set forth on Annex F to this prospectus supplement
------------------ ----------------------------------- -----------------------------------------------------------------------------
        3             A-1, A-2, A-3, A-AB, A-4 and     Principal up to the total principal payable on those classes, allocable among
                                 A-1-A**               those classes as described above under "--Payments of Principal"
------------------ ----------------------------------- -----------------------------------------------------------------------------
        4             A-1, A-2, A-3, A-AB, A-4 and     Reimbursement up to the total loss reimbursement amount for those classes,
                                A-1-A**                pro rata based on the loss reimbursement amount for each of those classes
------------------ ----------------------------------- -----------------------------------------------------------------------------
        5                         A-M                  Interest up to the total interest payable on that class
        6                         A-M                  Principal up to the total principal payable on that class
        7                         A-M                  Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
        8                         A-J                  Interest up to the total interest payable on that class
        9                         A-J                  Principal up to the total principal payable on that class
       10                         A-J                  Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       11                          B                   Interest up to the total interest payable on that class
       12                          B                   Principal up to the total principal payable on that class
       13                          B                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       14                          C                   Interest up to the total interest payable on that class
       15                          C                   Principal up to the total principal payable on that class
       16                          C                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------


    Order of
     Payment           Recipient Class or Classes                        Type and Amount of Payment
------------------ ----------------------------------- -----------------------------------------------------------------------------
       17                          D                   Interest up to the total interest payable on that class
       18                          D                   Principal up to the total principal payable on that class
       19                          D                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       20                          E                   Interest up to the total interest payable on that class
       21                          E                   Principal up to the total principal payable on that class
       22                          E                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       23                          F                   Interest up to the total interest payable on that class
       24                          F                   Principal up to the total principal payable on that class
       25                          F                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       26                          G                   Interest up to the total interest payable on that class
       27                          G                   Principal up to the total principal payable on that class
       28                          G                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       29                          H                   Interest up to the total interest payable on that class
       30                          H                   Principal up to the total principal payable on that class
       31                          H                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       32                          J                   Interest up to the total interest payable on that class
       33                          J                   Principal up to the total principal payable on that class
       34                          J                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       35                          K                   Interest up to the total interest payable on that class
       36                          K                   Principal up to the total principal payable on that class
       37                          K                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       38                          L                   Interest up to the total interest payable on that class
       39                          L                   Principal up to the total principal payable on that class
       40                          L                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       41                          M                   Interest up to the total interest payable on that class
       42                          M                   Principal up to the total principal payable on that class
       43                          M                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       44                          N                   Interest up to the total interest payable on that class
       45                          N                   Principal up to the total principal payable on that class
       46                          N                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       47                          O                   Interest up to the total interest payable on that class
       48                          O                   Principal up to the total principal payable on that class
       49                          O                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       50                          P                   Interest up to the total interest payable on that class
       51                          P                   Principal up to the total principal payable on that class
       52                          P                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       53                          Q                   Interest up to the total interest payable on that class
       54                          Q                   Principal up to the total principal payable on that class
       55                          Q                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       56                          S                   Interest up to the total interest payable on that class
       57                          S                   Principal up to the total principal payable on that class
       58                          S                   Reimbursement up to the loss reimbursement amount for that class
------------------ ----------------------------------- -----------------------------------------------------------------------------
       59                     R-I and R-II             Any remaining Available P&I Funds
------------------ ----------------------------------- -----------------------------------------------------------------------------


----------
*     See "--Payments of Interest" above.

** In general, payments of principal to the holders of the classes of principal balance certificates, other than the class A-1-A certificates, is to be made out of the portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 1 and payments of principal to the holders of the class A-1-A certificates is to be made out of the portion of the Total Principal Payment Amount attributable to the mortgage loans in sub-pool 2. See "--Payment of Principal" above.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates that are entitled to payments of principal from the sub-pool which the mortgage loan is a part of on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

      o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o (A) with respect to any class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, a fraction, the numerator of which is equal to the amount of principal from the sub-pool of which the mortgage loan is a part payable to that class of certificates on that payment date, and the denominator of which is the portion of the Total Principal Payment Amount from the sub-pool of which the mortgage loan is a part for that payment date, and (B) with respect to any class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J and class K certificates, a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

      The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class X certificates.

      The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

      o with the same coupon, the issue with the lower yield will be utilized, or

      o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

      Neither we nor the underwriters make any representation as to--

      o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

      o the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      Payments of Post-ARD Additional Interest. The class V certificates will entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loan in the trust.

Treatment of REO Properties

      Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the series 2006-GG7 certificates,

      o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2006-GG7 certificates, and

      o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

      Operating revenues and other proceeds derived from an REO Property will be applied--

      o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

      o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses

      As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2006-GG7 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2006-GG7 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

             Order of Allocation                       Class
             -------------------                       -----
                     1st                                 S
                     2nd                                 Q
                     3rd                                 P
                     4th                                 O
                     5th                                 N
                     6th                                 M
                     7th                                 L
                     8th                                 K
                     9th                                 J
                    10th                                 H
                    11th                                 G
                    12th                                 F
                    13th                                 E
                    14th                                 D
                    15th                                 C
                    16th                                 B
                    17th                                A-J
                    18th                                A-M

             Order of Allocation                       Class
             -------------------                       -----
                    19th                  A-1, A-2, A-3, A-AB, A-4, A-1-A
                                   pro rata based on total outstanding principal
                                                      balances

      The reductions in the total principal balances of the respective classes of series 2006-GG7 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 2006-GG7 certificates.

      Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under the related Pari Passu PSA and intercreditor agreement and are associated with any of the Loan Groups secured by the One New York Plaza property, JQH Hotel Portfolio B2 properties or the Centra Point Portfolio properties will generally be allocated pro rata among the corresponding pari passu Companion Loans secured by such properties. The portion of such Realized Losses or Additional Trust Fund Expenses that are allocated to the One New York Plaza Trust Loan, the JQH Hotel Portfolio B2 Trust Loan or the Centra Trust Loan will be allocated among the series 2006-GG7 certificates in the manner described above.

      The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

      o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

      o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such Liquidation Proceeds;

provided that, in the case of each Loan Group, losses will be allocated as set forth in the related intercreditor agreement and any Realized Loss shall also take into account the principal balance of, and application of the net Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of, the related Companion Loans allocated as set forth in the related intercreditor agreement or co-lender agreement.

      If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

            Some examples of Additional Trust Fund Expenses are:

      o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

      o any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

      o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

      o any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including--

            1. any reimbursements and indemnifications to the trustee described under "Description of the Governing
                  Documents--Matters Regarding the Trustee" in the accompanying prospectus,

            2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

            3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

      o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

      o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

      The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2006-GG7 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2006-GG7 principal balance certificates, the total principal balances of one or more classes of series 2006-GG7 principal balance certificates that had previously been reduced as described above in this "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 2006-GG7 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2006-GG7 principal balance certificates being in excess of the Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

Fees and Expenses

      The amounts available for distribution on the Certificates on any payment date will generally be net of the following amounts:


        Type / Recipient                                 Amount                                   Frequency
--------------------------------- ----------------------------------------------------- ------------------------------
Fees

Master Servicing Fee / Master     The Stated Principal Balance of each mortgage loan    monthly
Servicer                          multiplied by the Master Servicing Fee Rate
                                  calculated on the same basis as interest accrues on
                                  the mortgage loan.
Non-Serviced Trust Loan           The Stated Principal Balance of the Non-Serviced      monthly
Servicing Fee/Master Servicer     Trust Loan multiplied by the applicable servicing
under the Related Pooling and     fee rate under the related pooling and servicing
Servicing Agreement               agreement as calculated under the related pooling
                                  and servicing agreement.
Additional Master Servicing       Prepayment interest excess.                           time to time


        Type / Recipient                     Source of Payment
--------------------------------- ----------------------------------------
Fees

Master Servicing Fee / Master     Interest payment on the related mortgage
Servicer                          loan


Non-Serviced Trust Loan           Interest payment on the related
Servicing Fee/Master Servicer     Non-Serviced Trust Loan
under the Related Pooling and
Servicing Agreement

Additional Master Servicing       Any actual prepayment interest excess



        Type / Recipient                                 Amount                                   Frequency
--------------------------------- ----------------------------------------------------- ------------------------------
Compensation / Master Servicer    All late payment fees and net default interest        time to time
                                  (other than on specially serviced mortgage
                                  loans) not used to pay interest on advances
                                  and certain trust expenses.

                                  50% of loan modification, extension and
                                  assumption fees on non-specially serviced mortgage loans.

                                  100% of loan service transaction fees,
                                  beneficiary statement charges and or similar items (but excluding prepayment premiums and yield maintenance charges).

                                  All investment income earned on amounts on            monthly
                                  deposit monthly The investment income in the
                                  Custodial Account.

Special Servicing Fee / Special   The Stated Principal Balance of each specially        monthly
Servicer                          serviced loan and REO loan (excluding an REO loan
                                  that corresponds to a non-serviced trust loan)
                                  multiplied by a special servicing fee rate of
                                  0.25% per annum.

Workout Fee / Special Servicer    1.0% of each collection of principal and interest on  monthly each Corrected Mortgage Loan.

Liquidation Fee / Special         1.0% of each recovery of Liquidation Proceeds,        upon receipt of Liquidation
Servicer                          except as specified under "Servicing under the        Proceeds
                                  Pooling and Servicing Agreement--Servicing and Other
                                  Compensation and Payment of Expenses--The Liquidation
                                  Fee."

Additional Special Servicing      All late payment fees and net default interest (on    from time to time
Compensation / Special Servicer   Specially Serviced Loans) not used to pay interest
                                  on Advances and certain trust expenses.

                                  50% of loan modification, extension and
                                  assumption fees on non-specially serviced mortgage loans and 100% of such fees on specially serviced mortgage loans.

                                  All investment income received on funds in any REO    monthly
                                  Account.

Trustee Fee / Trustee             The trustee fee rate multiplied by the Stated         monthly
                                  Principal Balance of the mortgage loans calculated
                                  on a 30/360 basis.
Expenses

Servicing Advances / Master       To the extent of funds available, the amount of any   time to time
Servicer and Special Servicer /   servicing advances.
Trustee


Interest on Servicing Advances /  At Prime Rate.                                        when Advance is reimbursed
Master Servicer and Special
Servicer / Trustee

P&I Advances / Master Servicer /  To the extent of funds available, the amount of any   time to time
Trustee                           P&I advances.


        Type / Recipient                     Source of Payment
--------------------------------- ----------------------------------------
Compensation / Master Servicer    The related fees












                                  The investment income




Special Servicing Fee / Special   Collections on the related mortgage loan
Servicer




Workout Fee / Special Servicer    The related collection of principal or
                                  interest

Liquidation Fee / Special         The related Liquidation Proceeds
Servicer




Additional Special Servicing      The related fees
Compensation / Special Servicer







                                  The investment income

Trustee Fee / Trustee             Payment of interest on the related
                                  mortgage loan

Expenses

Servicing Advances / Master       Recoveries on the related mortgage loan,
Servicer and Special Servicer /   or to the extent that the party making
Trustee                           the advance determines it is
                                  nonrecoverable, from collections in the
                                  Custodial Account.
Interest on Servicing Advances /  First from late payment charges and
Master Servicer and Special       default interest in excess of the
Servicer / Trustee                regular interest rate, and then from all
                                  collections in the Custodial Account
P&I Advances / Master Servicer /  Recoveries on the related mortgage loan,
Trustee                           or to the extent



        Type / Recipient                                 Amount                                   Frequency
--------------------------------- ----------------------------------------------------- ------------------------------




Interest on P&I Advances /        At Prime Rate.                                        when advance is reimbursed
Master Servicer / Trustee


Indemnification Expenses /        Amounts for which the trustee, the master servicer
Trustee, Master Servicer and      and the special servicer are entitled to
Special Servicer                  indemnification.
Trust Fund Expenses not Advanced  Based on third party charges.                         from time to time
(may include environmental
remediation, appraisals,
expenses of operating REO
Property and any independent
contractor hired  to operate REO
Property)


        Type / Recipient                     Source of Payment
--------------------------------- ----------------------------------------
                                  that the party making
                                  the advance determines it is
                                  nonrecoverable, from collections in the
                                  Custodial Account.
Interest on P&I Advances /        First from late payment charges and
Master Servicer / Trustee         default interest in excess of the
                                  regular interest rate, and then from all
                                  collections in the Custodial Account.
Indemnification Expenses /        All collections in the Custodial Account
Trustee, Master Servicer and
Special Servicer
Trust Fund Expenses not Advanced  First from income on the related REO
(may include environmental        Property, if applicable, and then from
remediation, appraisals,          all collections in the Custodial Account
expenses of operating REO
Property and any independent
contractor hired  to operate REO
Property)


Advances of Delinquent Monthly Debt Service Payments

      Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments other than balloon payments, and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

      o were due or deemed due, as the case may be, with respect to the mortgage loans (including the One New York Plaza Trust Loan, the JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust
            Loan) during the related collection period, and

      o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans.

      If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under any Pari Passu PSA) exists with respect to any mortgage loan then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

      o the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

      o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

      With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2006-GG7 certificates on that payment date.

      The trustee will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make. See "The Trustee" above.

      Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

      A monthly debt service payment will be assumed to be due with respect to:

      o each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for the ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

      With respect to each of the JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust Loan, if any master servicer with respect to a securitization of any part of the related Loan Group makes a non-recoverability determination with respect to a principal and interest advance, each other master servicer will not be required to make any principal and interest advance for the loan included in its trust until the master servicers agree that circumstances have changed such that any future new advance would not be nonrecoverable.

      With respect to the One New York Plaza Trust Loan, if the master servicer under the Pari Passu PSA makes a determination that a principal and interest advance would not be recoverable on the related Companion Loan, the master servicer under the GG-7 pooling and servicing agreement will not be permitted to make a principal and interest advance on the One New York Plaza Trust Loan.

Reimbursement of Advances

      The master servicer and the trustee will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

      If the master servicer and the trustee makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

      Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2006-GG7 certificateholders to the detriment of other classes of series 2006-GG7 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2006-GG7 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2006-GG7 certificateholders. The master servicer's or the trustee's agreement to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series 2006-GG7 certificateholders and is not to be construed as an obligation on the part of the master servicer or the trustee or a right of the series 2006-GG7 certificateholders. Nothing in this prospectus supplement will be deemed to create in the series 2006-GG7 certificateholders a right to prior payment of distributions over the master servicer's or the trustee's right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer or the trustee to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

      In addition, the master servicer, the special servicer or the trustee, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a "Work-out Delayed Reimbursement Amount"), first out of collections of principal in the custodial account received with respect to the sub-pool of which such mortgage loan is a part and, if related to a Loan Group, the related loan group custodial account, and then out of collections of principal with respect to the other sub-pool, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest on those advances as described in the previous paragraph. The master servicer, the special servicer or the trustee will be permitted to recover a Work-out Delayed Reimbursement Amount first from general collections in the custodial account received with respect to the sub-pool that such mortgage loan is a part of and, if related to a Loan Group, the related loan group custodial account, and then out of general collections with respect to the other sub-pool, if the master servicer or the trustee, as applicable, (a) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan or (b) has determined or the special servicer has determined that such Work-out Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Work-out Delayed Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO Properties.

      When the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal on the sub-pool that includes the underlying mortgage loans for which the nonrecoverable advances were made, until there are no remaining principal payments or collections of principal for that sub-pool for the related collection period, then out of payments and other collections of principal on the mortgages in the other sub-pool, until there are no remaining principal payments or collections of principal for that sub-pool for the related collection period and lastly out of other collections of interest on the underlying mortgage loans otherwise distributable on the series 2006-GG7 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans in either sub-pool would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed Reimbursement Amount paid from principal collections on the underlying mortgage loan.

      The master servicer or the trustee will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

      Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

      o first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period, and

      o then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

      To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

      The co-lender agreement for the One New York Plaza Loan Group provides that if any of the master servicer, special servicer or trustee under the LB-UBS 2006-C4 PSA has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made that advance will be entitled to seek reimbursement with interest thereon of a pro rata portion of such servicing advance from the trust or the trust formed under the LB-UBS 2006-C4 PSA.

      The intercreditor agreement for the JQH Hotel Portfolio B2 Loan Group provides that if any of the master servicer, special servicer, trustee or fiscal agent under a pooling and servicing agreement entered into in connection with the securitization of either of the JQH Hotel Portfolio B2 Pari Passu Companion Loans has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the other holders of the JQH Hotel Portfolio B2 Loan Group.

      The co-lender agreement for the Centra Point Portfolio Loan Group provides that if any of the master servicer, special servicer, trustee or fiscal agent under the 2005-GG5 PSA has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made that advance will be entitled to seek reimbursement with interest thereon from the trust or the trust formed under the 2005-GG5 PSA.

Rated Final Payment Date

      As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

      o timely receipt of all interest to which each certificateholder is entitled on each payment date, and

      o the ultimate receipt of all principal to which each certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

      The rated final payment dates for each class of the offered certificates is the payment date in July 2038.

Assumed Final Payment Date

      With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

      o the assumption that each borrower timely makes all payments on its mortgage loan;

      o the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

      o the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                     Month and Year of
                         Class   Assumed Final Payment Date
                         -----   --------------------------
                          A-1          December 2010
                          A-2          November 2011
                          A-3            July 2013
                         A-AB          September 2015
                          A-4            June 2016
                         A-1-A           June 2016
                          A-M            June 2016
                          A-J            July 2016
                           B             July 2016
                           C             July 2016
                           D             July 2016
                           E             July 2016
                           F             July 2016

      The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

Reports to Certificateholders; Available Information

      Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

      o A payment date statement substantially in the form of Annex E to this prospectus supplement.

      o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

      o A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on Annex A to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

      The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee on each payment date (commencing on the fourth payment date), and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

      o     A CMSA Delinquent Loan Status Report.

      o     A CMSA Historical Loan Modification and Corrected Mortgage Loan
            Report.

      o     A CMSA Historical Liquidation Report.

      o     A CMSA REO Status Report.

      o     A CMSA Servicer Watch List.

      o     A CMSA Loan Level Reserve/LOC Report.

      o     A CMSA Comparative Financial Status Report.

      o     A CMSA Advance Recovery Report.

      In addition, upon the request of any holder of a series 2006-GG7 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

      o with respect to any mortgaged property or REO Property, a CMSA Operating Statement Analysis Report; and

      o with respect to any mortgaged property or REO Property, a CMSA NOI Adjustment Worksheet.

      The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

      Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2006-GG7 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

      The pooling and servicing agreement provides that, absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable, under the pooling and servicing agreement.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2006-GG7 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2006-GG7 certificates are registered on the books and records of the certificate registrar.

      Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2006-GG7 certificateholders and beneficial owners of series 2006-GG7 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at www.etrustee.net.

      The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.midlandls.com.

      None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

      The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc. and any other similar third party information provider, a copy of the reports made available to the series 2006-GG7 certificateholders.

      Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

      o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2006-GG7 certificates, in the form most recently provided by us or on our behalf to the trustee;

      o the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

      o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2006-GG7 certificateholders since the date of initial issuance of the offered certificates;

      o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

      o the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

      o the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

      o upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

      o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

      Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee may require:

      o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

      o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

Voting Rights

      The voting rights for the series 2006-GG7 certificates will be allocated among the respective classes of those certificates as follows:

      o 99% of the voting rights will be allocated among the holders of the various classes of series 2006-GG7 certificates that have principal balances, pro rata in accordance with those principal balances;

      o 1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

      o 0% of the voting rights will be allocated among the holders of the class R-I, class R-II and class V certificates.

      Voting rights allocated to a class of series 2006-GG7 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

      o the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the special servicer, any single certificateholder or group of certificateholders of the series 2006-GG7 controlling class or the master servicer, in that order of preference, and

      o after the certificate balances of the class A-1 through class F have been reduced to zero, if (i) all of the then outstanding series 2006-GG7 certificates (excluding class R-I, class R-II and class V certificates) are held by a single certificateholder and (ii) all accrued and unpaid fees and other amounts payable to the master servicer, special servicer and the trustee are paid.

      Written notice of termination of the pooling and servicing agreement will be given to each series 2006-GG7 certificateholder. The final payment with respect to each series 2006-GG7 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2006-GG7 certificate registrar or at any other location specified in the notice of termination.

            Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and
                  (c) unpaid interest on advances made with respect to those mortgage loans, and

            2. the appraised value of all REO Properties then included in the trust, minus

      o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding series 2006-GG7 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2006-GG7 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2006-GG7 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

      With respect to the mortgage loans in the trust that are part of a Loan Group, references in the preceding paragraph to the value of REO Properties in the trust means the value of the trust's proportionate beneficial interest in any REO Property acquired under the applicable Pari Passu PSA or the pooling and servicing agreement on behalf of the trust as holder of the mortgage loan.

                        YIELD AND MATURITY CONSIDERATIONS

      Yield Considerations

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor, and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

      o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

      o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

      o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

      o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

      o the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty, by the holder of a related Companion Loan, by a holder of the fair value purchase option or by a mezzanine lender.

      See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

      Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2006-GG7 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2006-GG7 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

      In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool Pass-Through Rate and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to or based on the Weighted Average Pool Pass-Through Rate. The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur. In addition, the ability of a borrower under the ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that the ARD Loan in the trust will be paid in full on its anticipated repayment date.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

      Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

      If--

      o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

      o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2006-GG7 principal balance certificates. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2006-GG7 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

      The Effect of Sub-pools. Because the mortgage pool has been divided into two sub-pools for purposes of calculating distributions on the series 2006-GG7 certificates, the holders of the class A-1, class A-2, class A-3, class A-AB and class A- 4 certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 1 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 2. Similarly, the holders of the class A-1-A certificates will be affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 2 and, in the absence of significant losses, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in sub-pool 1. Investors should take this into account when reviewing this "Yield and Maturity Considerations" section.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1. provisions that require the payment of prepayment premiums and yield maintenance charges,

            2.    provisions that impose prepayment lock-out periods,

            3.    amortization terms that require balloon payments, and

            4. provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve specified targets under the loan documents;

      o the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

      o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing Under the Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

      The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that the ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

      Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

      o     the relative importance of those factors;

      o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o the overall rate of prepayment or default on the underlying mortgage loans.

      Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Weighted Average Lives

      The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

      o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

      o     sum the results; and

      o divide the sum by the total amount of the reductions in the principal balance of the certificate.

      Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

      As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2006-GG7 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates may be shorter, and the weighted average lives of the other classes of series 2006-GG7 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

      The tables set forth in Annex D to this prospectus supplement show with respect to each class of offered certificates--

      o     the weighted average life of that class, and

      o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

      We make no representation that--

      o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

      o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

      o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

      o the ARD Loan in the trust will be paid in full on its anticipated repayment date.

                                LEGAL PROCEEDINGS

      There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 2006-GG7 certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

      o     purchase the mortgage loans that we will include in the trust, and

      o pay expenses incurred in connection with the issuance of the series 2006-GG7 certificates.

                              CERTAIN LEGAL ASPECTS

      The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

Election of Remedies

      The following discussion contains a summary of certain legal aspects of mortgage loans in Texas, New York, California (17.7%, 14.0% and 12.9% of the Initial Mortgage Pool Balance, respectively, 16.2%, 14.4% and 13.2% of the Initial Sub-pool 1 Balance, respectively and 75.1%, 0.0% and 0.0% of the Initial Sub-pool 2 Balance, respectively), which is general in nature.

      Texas, New York and California and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged real properties. Even if recourse is available pursuant to the terms of the related mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged real properties are located may restrict the ability of the master servicer or the special servicer, as applicable, to realize on the related mortgage loan and may adversely affect the amount and timing of receipts on the related mortgage loan.

      Texas Law. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the mortgage loans because of the limited nature of their recourse liabilities.

      New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

      California Law. Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and
(b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

      Risks Relating to Taxation in Puerto Rico. Currently, Puerto Rico does not impose income or withholding tax on interest received on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico, as long as the foreign (non-Puerto Rico) entity receiving the interest payment and the debtor making the interest payment are not related, or if the interest payment is not from sources within Puerto Rico (i.e., when the entity making the interest payment is not a resident of Puerto Rico). For purposes of the interest income tax withholding provisions, an entity is related to the debtor if it owns 50% or more of the value of the stock or participation of the debtor.

      However, in the event that the laws of Puerto Rico change and payments on loans by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico are subject to Puerto Rico income or withholding tax, under certain circumstances, the related borrower may not be required to "gross up" the payments to (or otherwise indemnify) the mortgagee, thus resulting in a shortfall to the trust fund. Such gross up, if any, would result in the borrower being required to make additional payments to the mortgagee; in this event, the borrower may not have sufficient cash flow from the related mortgaged property to pay all amounts required to be paid on the loan (including such gross up payments).

                         FEDERAL INCOME TAX CONSEQUENCES

General

      Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement and (iii) the LB-UBS 2006-C4 PSA and the 2005-GG5 PSA are administered in accordance with their respective terms and the REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue Code.

      The assets of REMIC I will generally include--

      o     the mortgage loans included in the trust,

      o the trust's interest in any REO Properties (or beneficial interests therein, in the case of the Non-Serviced Trust Loans) acquired on behalf of the series 2006-GG7 certificateholders,

      o the master servicer's custodial account (or the trust's interest therein in the case of a Non-Serviced Trust Loan),

      o     the trust's interest in the special servicer's REO account, and

      o     the trustee's distribution account and interest reserve account,

      o but will exclude any collections of Post-ARD Additional Interest on the ARD Loan.

      For federal income tax purposes,

      o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

      o the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class X, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II, and

      o the class R-II certificates will evidence the sole class of residual interests in REMIC II.

      o In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Post-ARD Additional Interest and the related account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Internal Revenue Code and the class V certificates will represent undivided beneficial interests in the grantor trust.

Discount and Premium; Prepayment Consideration

      It is anticipated that the class and class certificates will be treated for federal income tax purposes as having been issued at a premium and that the class and class certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

      When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series 2006-GG7 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

      o no mortgage loan in the trust will otherwise be prepaid prior to maturity,

      o there will be no extension of maturity for any mortgage loan in the trust, and

      o the ARD Loan in the trust will be paid in full on its anticipated repayment date.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

      Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

      (1) the borrower pledges substitute collateral that consist solely of Government Securities;

      (2)   the mortgage loan documents allow that substitution;

      (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

      (4)   the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

      If you are--

      o     a fiduciary of a Plan, or

      o     any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "Certain ERISA Considerations" in the accompanying prospectus.

      If a Plan acquires a series 2006-GG7 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "Certain ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2006-GG7 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2006-GG7 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2006-GG7 certificates.

      If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

      The U.S. Department of Labor issued an individual prohibited transaction exemption to Greenwich Capital Markets, Inc., which exemption is identified as Prohibited Transaction Exemption 90-59. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

      o the servicing and operation of pools of real estate loans, such as the Mortgage Pool, and

      o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

      The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

      o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Inc. or Moody's;

      o third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter;

      o     fourth, the following must be true--

            1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

            2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

            3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

      o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

      The Underwriter Exemption also requires that the trust meet the following requirements:

      o the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Inc. or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

      o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

      o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

      o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

      o     the continued holding of an offered certificate by a Plan.

      However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

      o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0 or less of the fair market value of the underlying mortgage loans;

      o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

      o     the continued holding of offered certificates by a Plan.

      Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue

Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

      solely as a result of the Plan's ownership of offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

      o the offered certificates are "securities" for purposes of the Underwriter Exemption, and

      o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

      A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

      o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

      o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C and class D certificates will be mortgage related securities for purposes of SMMEA.

      Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them, or

      o     are subject to investment, capital or other restrictions.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

      There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

      See "Legal Investment" in the accompanying prospectus.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                             Class   S&P   Moody's
                             -----   ---   -------
                              A-1    AAA     Aaa
                              A-2    AAA     Aaa
                              A-3    AAA     Aaa
                             A-AB    AAA     Aaa
                              A-4    AAA     Aaa
                             A-1-A   AAA     Aaa
                              A-M    AAA     Aaa
                              A-J    AAA     Aaa
                               B     AA+     Aa1
                               C     AA      Aa2
                               D     AA-     Aa3
                               E     A+       A1
                               F     A        A2

      The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust,

      o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

      o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

      o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

      o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

      o whether and to what extent prepayment premiums, yield maintenance charges or Default Interest or Post-ARD Additional Interest will be received, and

      o     the yield to maturity that investors may experience.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding.

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

      "2005-GG5 Fiscal Agent" means ABN AMRO Bank, N.V., as fiscal agent, under the 2005-GG5 PSA.

      "2005-GG5 Master Servicer" means Wachovia Bank, National Association, as master servicer, under the 2005-GG5 PSA.

      "2005-GG5 PSA" means the pooling and servicing agreement dated as of November 3, 2005, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, LNR Partners, Inc., as master servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent.

      "2005-GG5 Special Servicer" means LNR Partners, Inc., as special servicer, under the 2005-GG5 PSA.

      "2005-GG5 Trust" means the trust created pursuant to the 2005-GG5 PSA.

      "2005-GG5 Trustee" means LaSalle Bank National Association, as trustee, under the 2005-GG5 PSA.

      "2006-GG6 Trust" means the trust created pursuant to the pooling and servicing agreement related to the GS Mortgage Securities Trust 2006-GG6, Commercial Mortgage Pass-Through Certificates, Series 2006-GG6, among GS Mortgage Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, ING Clarion Partners, LLC, as special servicer and Wells Fargo Bank, N.A., as trustee.

      "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "Additional Trust Fund Expense" means an expense of the trust that--

      o arises out of a default on a mortgage loan or an otherwise unanticipated event,

      o is not required to be paid by any party to the pooling and servicing agreement,

      o     is not included in the calculation of a Realized Loss,

      o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

      o causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2006-GG7 certificates.

      We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Administrative Fee Rate" means, (i) with respect to each mortgage loan in the trust except for the mortgage loan secured by the 88 Third Avenue property, the sum of the master servicing fee rate, the primary servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated and (ii) with respect to the mortgage loan secured by the 88 Third Avenue property, the per annum rate at which the monthly fee of the trustee is calculated.

      "Appraisal Reduction Amount" means, for any mortgage loan in the trust (other than a Non-Serviced Loan Group) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      o     "x" is equal to the sum of:

            1.    the Stated Principal Balance of the mortgage loan;

            2. to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

            3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

            4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

            5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

            6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

      o     "y" is equal to the sum of:

            1.    the excess, if any, of--

      (a) 90 of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal or estimate and such other information as it may deem appropriate) of the related mortgaged property or REO Property, over

      (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

            2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

      (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

      (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

      (c) may be used to reduce the principal balance of the mortgage loan; and

            3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

      If, however--

      o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

      o no appraisal or other valuation estimate, as described under "Servicing Under the Pooling and Servicing Agreement--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

      o     either--

            1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

            2. there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

      Each Loan Group will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

      For each Non-Serviced Trust Loan, appraisal reductions will be calculated in a similar, although not identical, manner under the related Pari Passu PSA.

            "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), any of the following events:

      o the mortgage loan has been modified by the special servicer in a manner that--

            1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

            2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

            3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

      o the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

      o that date on which the mortgage loan is delinquent in respect of its balloon payment has been (A) 10 days delinquent; or (B) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date the balloon payment was due, up to 60 days delinquent beyond the date on which such refinancing commitment is delivered (or such shorter period beyond such date within which the refinancing is scheduled to occur) provided that the borrower continues to make the assumed monthly debt service payments during such period;

      o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

      o the mortgaged property securing the mortgage loan becomes an REO Property; or

      o the mortgage loan remains outstanding five years after any extension of its maturity.

      For each Non-Serviced Trust Loan, appraisals will be required under similar but not identical circumstances under the related Pari Passu PSA.

      "ARD Loan" means the mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loan" in this prospectus supplement.

      "Available P&I Funds" means the total amount available to make payments of interest and principal on the series 2006-GG7 certificates on each payment date.

      "Balloon Loan" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2006-GG7 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

      "Bankruptcy Code" means the United States Bankruptcy Code, 11 USC Section 101 et seq., as amended from time to time.

      "Centra Point Portfolio Loan Group" means, collectively, the two mortgage loans secured by the mortgaged properties identified on Annex A as the Centra Point Portfolio. These loans are pari passu with each other (the Centra Point Portfolio Trust Loan and the Centra Point Portfolio Pari Passu Companion Loan).

      "Centra Point Portfolio Pari Passu Companion Loan" means the mortgage loan that is part of a split loan structure secured by the Centra Point Portfolio property and that is pari passu with the Centra Point Portfolio Trust Loan but is not an asset of the trust.

      "Centra Point Portfolio Trust Loan" means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as the Centra Point Portfolio on Annex A to this prospectus supplement. The Centra Point Portfolio Trust Loan is pari passu with the Centra Point Portfolio Pari Passu Companion Loan.

      "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

      "Clearstream" means Clearstream Banking, societe anonyme.

      "Companion Loan" means a mortgage loan that is part of a Loan Group but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust (or in the case of the Investcorp Retail Portfolio Companion Loan, pari passu in right of payment to the senior component of the Investcorp Retail Portfolio Trust Loan).

      "Companion Loan Holder(s)" means the holder of a note evidencing a Companion Loan.

      "Companion Loan Securities" means any securities issued in connection with a securitization of any Companion Loan.

      "Condemnation Proceeds" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "Cross-Over Date" means the payment date on which--

      o the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, or any two or more of those classes, remain outstanding, and

      o the total principal balance of the class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates are reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Cut-off Date Loan-to-Value Ratio," "Cut-off Date Loan-to-Appraised Value Ratio" or "Cut-off Date LTV" means:

      o with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

            1. the cut-off date principal balance of that mortgage loan, as shown on Annex A to this prospectus supplement (plus, if applicable, or funded, each related non-trust pari passu Companion Loan), except that in the case of the Earnout Loans and certain other mortgage loans with a performance guarantee, that are secured by the mortgaged properties identified on Annex A to this prospectus supplement as Water Tower Place, Balmoral Centre, Commerce Center and Six Quebec, where the cut-off date principal balance is calculated net of the earnout or performance guarantee, as applicable, to

            2. the appraised value of the related mortgaged property, as shown on Annex A to this prospectus supplement.

      o with respect to any subordinate Companion Loan, the calculation of Cut-off Date LTV Ratio does not include the principal balance of the subordinate Companion Loan; and

      o with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio, expressed as a percentage, of the combined cut-off date principal balances of the subject mortgage loans, as shown on Annex A to this prospectus supplement.

      o With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Water Tower Place, Balmoral Centre, Commerce Center and Six Quebec, the Cut-off Date Loan-to-Value Ratios presented in this prospectus supplement were calculated based on the financing reduced by earnouts in the amounts of $1,496,000, $1,225,000, $677,431 and
            $345,000, respectively. Not reducing the financing by the related earnout amounts, the Cut-off Date Loan-to-Value Ratios for the Water Tower Place mortgage loan, the Balmoral Centre mortgage loan, the Commerce Center mortgage loan and the Six Quebec mortgage loan would be 88.8%, 77.6%, 77.9% and 73.9%, respectively.

      "Default Interest" means any interest that--

      o accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

      "DSCR" means, with respect to any mortgage loan, the debt-service-coverage ratio calculated in accordance with the related loan documents; provided that in the case of an Earnout Loan, where the cut-off date principal balance is calculated net of the related earnout or performance guarantee; provided further, that with respect to mortgage loans with interest-only periods, calculated based on the debt service after commencement of principal payments.

      "Earnout Loan" means any of the mortgage loans listed below, each of which
(i) require the related borrower to deposit a portion of the original loan amount in a reserve pending satisfaction of certain conditions, including, without limitation, achievement of certain DSCRs, LTV ratios or satisfaction of certain occupancy or other tests and (ii) permit, in the event the condition is not satisfied by a specified date, the Master Servicer to apply amounts held in reserve to prepay the related mortgage loan. For all of the Earnout Loans, the Cut-off Date LTV and the U/W NCF DSCR is shown in this prospectus supplement and on the Annexes thereto net of the related earnout amount. Below, under the headings "Full Loan Amount LTV" and "Full Loan Amount NCR DSCR," the Cut-off Date LTV and U/W NCF DSCR is shown based on the principal balance of the Earnout Loans, including the related earnout amount.



                                                       % of Initial        % of Initial       Full Loan Amount      Net of
Mortgage Loan       Earnout Amount   Earnout Reserve   Mortgage Pool    Sub-pool 1 Balance          LTV           Earnout LTV
-----------------   --------------   ---------------   -------------    ------------------    ----------------    -----------
Water Tower Place       $1,496,000        $1,645,000             0.2%                  0.2%               88.8%          73.2%
Balmoral Centre         $1,225,000        $1,347,500             0.2%                  0.2%               77.6%          65.1%
Commerce Center           $677,431          $745,000             0.1%                  0.1%               77.9%          67.3%
Six Quebec                $345,000          $379,500             0.1%                  0.1%               73.9%          67.6%


                                                                                              If Prepay,
                    Full Loan Amount   Net of Earnout NCF   Earliest Defeasance   Defease/   Yield Maint.
Mortgage Loan             DSCR                DSCR          or Prepay Date (1)     Prepay     Applicable
-----------------   ----------------   ------------------   -------------------   --------   ------------
Water Tower Place        1.10x               1.34x               11/6/2007         Prepay        Yes
Balmoral Centre          1.15x               1.37x               2/6/2008          Prepay        Yes
Commerce Center          1.13x               1.30x               9/6/2008          Prepay        Yes
Six Quebec               1.16x               1.27x               6/1/2007          Prepay        Yes


----------

(1)   The earliest date on which the reserve amounts may be used to prepay.

(2) All of the mortgaged properties in this table secure mortgage loans that are part of sub-pool 1.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

      "Euroclear" means Euroclear Bank, as operator of the Euroclear System.

      "Exemption-Favored Party" means any of--

      o     Greenwich Capital Markets, Inc.;

      o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets, Inc.; and

      o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

      "GCFP" means Greenwich Capital Financial Products, Inc.

      "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "GSCMC" means Goldman Sachs Commercial Mortgage Capital, L.P.

      "GSCMC Loans" means the mortgage loans originated by GSCMC.

      "GSMC" means Goldman Sachs Mortgage Company.

      "Initial Mortgage Pool Balance" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

      "Initial Sub-pool 1 Balance" means the aggregate principal balance of the mortgage loans included in the trust in sub-pool 1 as of the cut-off date.

      "Initial Sub-pool 2 Balance" means the aggregate principal balance of the mortgage loans included in the trust in sub-pool 2 as of the cut-off date.

      "Insurance Proceeds" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated pursuant thereto.

      "Investcorp Retail Portfolio Loan Group" means, collectively, the two mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as the Investcorp Retail Portfolio.

      "Investcorp Retail Portfolio Pari Passu Companion Loans" means the one floating rate mortgage loan that is part of a split loan structure secured by the Investcorp Retail Portfolio properties and that is pari passu with respect to the senior component of the Investcorp Retail Portfolio Trust Loan but is not an asset of the trust.

      "Investcorp Retail Portfolio Trust Loan" means the one mortgage loan that is included in the trust and secured by the mortgaged properties identified as the Investcorp Retail Portfolio on Annex A to this prospectus supplement. The senior component of the Investcorp Retail Portfolio Trust Loan is pari passu with the Investcorp Retail Portfolio Pari Passu Companion Loan. The junior component of the Investcorp Retail Portfolio Trust Loan is subordinate to the senior component thereof and the JQH Hotel Portfolio Pari Passu Companion Loan to the extent described in this prospectus supplement.

      "IRS" means the Internal Revenue Service.

      "Issue Date" means the date of initial issuance for the Series 2006-GG7 certificates, which is expected to be on or about July 12, 2006.

      "JQH Hotel Portfolio B2 Loan Group" means, collectively, the three mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as the JQH Hotel Portfolio B2. These loans are pari passu with each other (the JQH Hotel Portfolio B2 Trust Loan and the JQH Hotel Portfolio B2 Pari Passu Companion Loans).

      "JQH Hotel Portfolio B2 Pari Passu Companion Loans" means the two mortgage loans that are part of a split loan structure secured by the JQH Hotel Portfolio B2 properties and that are pari passu with the JQH Hotel Portfolio B2 Trust Loan but are not assets of the trust.

      "JQH Hotel Portfolio B2 Trust Loan" means the one mortgage loan that is included in the trust and secured by the mortgaged properties identified as the JQH Hotel Portfolio B2 on Annex A to this prospectus supplement. The JQH Hotel Portfolio B2 Trust Loan is pari passu with the JQH Hotel Portfolio B2 Pari Passu Companion Loans.

      "JP Morgan International Plaza I & II Loan Group" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as JP Morgan International Plaza I & II. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "Lackland Self Storage Loan Group" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Lackland Self Storage. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "LB-UBS 2006-C4 Master Servicer" means Wachovia Bank, National Association, as master servicer, under the LB-UBS 2006-C4 PSA.

      "LB-UBS 2006-C4 PSA" means the pooling and servicing agreement, expected to be dated on or about June 1, 2006, among Structured Asset Securities Corporation II, as depositor, and Wachovia Bank, National Association, as master servicer and LaSalle Bank National Association, as trustee.

      "LB-UBS 2006-C4 Special Servicer" means LNR Partners, Inc., as special servicer, under the LB-UBS 2006-C4 PSA.

      "LB-UBS 2006-C4 Trust" means the trust created pursuant to the LB-UBS 2006-C4 PSA.

      "LB-UBS 2006-C4 Trustee" means LaSalle Bank National Association, as trustee, under the LB-UBS 2006-C4 PSA.

      "Liquidation Proceeds" means all cash proceeds received and retained by the trust in connection with--

      o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

      o the repurchase of any mortgage loan by the applicable Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

      o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement;

      o the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2006-GG7 controlling class or the master servicer, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

      o the purchase of a mortgage loan in the trust by the related Companion Loan Holder as described under "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement;

      o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

      o     the sale of an REO Property.

      "Loan Group" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property or properties. Each of the Loan Groups is more particularly identified on the table entitled "Loan Groups" under "Description of the Mortgage Pool--Split Loan Structure." If the Montehiedra Pari Passu Advance has been funded, "Loan Groups" will also include the Montehiedra Loan Group.

      "Moody's" means Moody's Investors Service, Inc.

      "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2006-GG7 certificates and the mortgage loans in the trust:

      o the mortgage loans have the characteristics set forth on Annex A to this prospectus supplement and the Initial Mortgage Pool Balance is approximately $3,611,656,138;

      o the initial total principal balance or notional amount, as the case may be, of each class of series 2006-GG7 certificates is as described in this prospectus supplement;

      o the pass-through rate for each class of series 2006-GG7 certificates is as described in this prospectus supplement;

      o there are no delinquencies or losses with respect to the mortgage loans;

      o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

      o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o there are no casualties or condemnations affecting the corresponding mortgaged properties;

      o each of the mortgage loans provides for monthly payments to be due on the first or sixth day of each month, which monthly payments are timely received;

      o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

      o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or yield maintenance period in each case if any;

      o     the ARD Loan will be paid in full on its anticipated repayment date;

      o except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

      o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

      o no mortgage loan is required to be repurchased by us or any Mortgage Loan Seller;

      o     there are no Additional Trust Fund Expenses;

      o payments on the offered certificates are made on the 10th day of each month, commencing in August 2006;

      o     the offered certificates are settled on July 12, 2006; and

      o     no optional termination will occur.

      For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge.

      "Montehiedra Loan Group" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A to this prospectus supplement as Montehiedra if the Montehiedra Pari Passu Advance is funded. These loans would be pari passu with each other (the Montehiedra Trust Loan and the Montehiedra Pari Passu Companion Loan).

      "Montehiedra Pari Passu Companion Loan" means, if the Montehiedra Pari Passu Advance is funded, the one mortgage loan that would be part of a split loan structure secured by the Montehiedra property and that would be pari passu with the Montehiedra Trust Loan but would not be an asset of the trust.

      "Montehiedra Trust Loan" means the one mortgage loan that is included in the trust and secured by the mortgaged property identified as Montehiedra on Annex A to this prospectus supplement. The Montehiedra Trust Loan would be pari passu with the Montehiedra Pari Passu Companion Loan.

      "Mortgage Loan Seller" means any of Greenwich Capital Financial Products, Inc. and Goldman Sachs Mortgage Company that have each transferred mortgage loans to us for inclusion in the trust.

      "Mortgage Pool" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

      "NAP" means that, with respect to a particular category of data, the data is not applicable.

      "Nemours Building Loan Group" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Nemours Building. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "Net Aggregate Prepayment Interest Shortfall" means, with respect to any payment date, the excess, if any, of--

      o the Prepayment Interest Shortfalls incurred with respect to the entire Mortgage Pool during the related collection period, over

      o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

      "Net Cash Flow" or "U/W Net Cash Flow" means for any mortgaged property securing a mortgage loan in the trust:

      o     the revenue derived from the use and operation of that property;
            less

      o     the total of the following items--

                  (a) allowances for vacancies and credit losses,

                  (b) operating expenses, such as utilities, administrative
            expenses, repairs and maintenance, management fees and advertising,

                  (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

                  (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

      Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

      In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

      o     rolling 12-month operating statements;

      o anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

      o     applicable year-to-date financial statements, if available;

      o     full year budgeted financial statements, if available; and

      o rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

      In general, these items were not audited or otherwise confirmed by an independent party.

      In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s) generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator's underwriting standards.

      In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

      For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

      In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

      In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

      In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

      o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

      o property management fees were generally assumed to be 2% to 5% of effective gross revenue;

      o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

      o expenses were generally assumed to include annual replacement reserves equal to--

      (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

      (b) in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per year, depending on the condition of the property; and

      (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

      In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator(s) determined appropriate.

      "Non-Serviced Companion Loan" means the One New York Plaza Pari Passu Companion Loan, the JQH Hotel Portfolio B2 Pari Passu Companion Loans and the Centra Point Portfolio Pari Passu Companion Loan.

      "Non-Serviced Loan Group" means the One New York Plaza Loan Group, the JQH Hotel Portfolio B2 Loan Group and the Centra Point Portfolio Loan Group.

      "Non-Serviced Trust Loan" means the One New York Plaza Trust Loan, the JQH Hotel Portfolio B2 Trust Loan and the Centra Point Portfolio Trust Loan.

      "One New York Plaza Loan Group" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A to this prospectus supplement as One New York Plaza. These loans are pari passu with each other (the One New York Plaza Trust Loan and the One New York Plaza Pari Passu Companion Loan).

      "One New York Plaza Pari Passu Companion Loan" means the one mortgage loan that is part of a split loan structure secured by the One New York Plaza property and that is pari passu with the One New York Plaza Trust Loan but is not an asset of the trust.

      "One New York Plaza Trust Loan" means the one mortgage loan that is included in the trust and secured by the mortgaged property identified as One New York Plaza on Annex A to this prospectus supplement. The One New York Plaza Trust Loan is pari passu with the One New York Plaza Pari Passu Companion Loan.

      "Original Amortization Term" means, with respect to each mortgage loan in the trust, the number of months from origination (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

      "Original Term to Maturity" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of the ARD Loan, to the anticipated repayment date.

      "P&I" means principal and/or interest.

      "Pari Passu PSA" means, with respect to the mortgage loans identified on Annex A to this prospectus supplement as JQH Hotel Portfolio B2 and Centra Point Portfolio, the 2005-GG5 PSA or, with respect to the mortgage loan identified on Annex A to this prospectus supplement as One New York Plaza, the LB-UBS 2006-C4 PSA, as applicable.

      "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

      "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

      o liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

      o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

      o exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

      o other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property, and condominium declarations, and

      o if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

      "Permitted Investments" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

      "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

      "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

      "Post-ARD Additional Interest" means, with respect to the ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest or Post-ARD Additional Interest included in that interest collection.

      "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

      "Rating Agency" means each of S&P and Moody's.

      "Realized Losses" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Recovered Amount" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

      "Relevant Persons" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

      "Remaining Amortization Term" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date (or, with respect to partial interest-only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

      "Remaining Term to Maturity" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of the ARD Loan, to the anticipated repayment date.

      "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

      "REO Property" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

      "Replacement Reserve" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

      "Restricted Group" means, collectively--

      1.    the trustee,

      2.    the Exemption-Favored Parties,

      3.    us,

      4.    the master servicer,

      5.    the special servicer,

      6.    any sub-servicers,

      7.    the mortgage loan sellers,

      8. each borrower, if any, with respect to mortgage loans constituting more than 5.0 of the total unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the offered certificates, and

      9.    any and all affiliates of any of the aforementioned persons.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "SEC" means the Securities and Exchange Commission.

      "Servicing Standard" means, with respect to either the master servicer or special servicer, to service and administer those mortgage loans and any REO Properties subject to the pooling and servicing agreement:

      o     in accordance with the higher of the following standards of care--

            1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

            2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

      o     with a view to--

            1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

            2. in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2006-GG7 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series 2006-GG7 certificateholders and the related Companion Loan Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

      o     without regard to--

            1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

            2. the ownership of any series 2006-GG7 certificate (or any security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

            3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

            4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

            5. The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

      "Servicing Transfer Event" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

      1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in its reasonable, good faith judgment, will continue, unremedied (without regard to any grace period)--

            (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

            (b) solely in the case of a delinquent balloon payment, for 10 days after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for up to 60 days beyond the date on which such refinancing commitment is delivered (or for such shorter period beyond such date within which the refinancing is scheduled to occur) provided that the borrower continues to make the assumed monthly debt service payments during such period;

      2. the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in accordance with the servicing standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

      3. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged property that covers acts of terrorism in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that in the judgment of the master servicer or special servicer materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2006-GG7 certificateholders or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s) (provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the Class 2006-GG7 Certificateholders, or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s)), and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

      4. the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that
            (i) a default (other than as described in clause 2. of this definition) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2006-GG7 certificateholders or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under "Servicing Under the Pooling and Servicing Agreement--The Directing Holders--Rights and Powers of the Directing Holder" in this prospectus supplement;

      5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      6. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

      A Servicing Transfer Event will cease to exist, if and when:

      o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

      o with respect to the circumstances described in clauses 2., 4. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the proceeding;

      o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Group, it will also be considered to exist for the remainder of the Loan Group.

      For each Non-Serviced Trust Loan, similar but not identical events will result in a transfer to special servicing under the related Pari Passu PSA.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Stated Principal Balance" means, for each mortgage loan in the trust, an amount that:

      o     will initially equal its cut-off date principal balance; and

      o will be permanently reduced on each payment date, to not less than zero, by--

            1. all payments of principal (whether received or advanced), including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

            2. all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

            3. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

      However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

      When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted Average Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer or the trustee for any Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

      "Total Principal Payment Amount" means, for any payment date, an amount equal to the total, without duplication, of the following:

      o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

      o all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

      o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

      o all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

      The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

      Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered Certificates--Reimbursement of Advances," then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as described under "Description of the Offered Certificates--Reimbursement of Advances," then the Total Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement.

      If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under "Description of the Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of any such item (such recovery, a "Recovered Amount"), that Recovered Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered Amount was received.

      "Towns of Riverside Loan Group" means, collectively, the two mortgage loans secured by the mortgaged property identified on Annex A as Towns of Riverside. The Loan Group consists of a subordinate non-trust Companion Loan and a senior trust mortgage loan.

      "Underwriter Exemption" means Prohibited Transaction Exemption 90-59, as amended to date, including by Prohibited Transaction Exemption 2002-41, as described under "Certain ERISA Considerations" in this prospectus supplement.

      "Underwritten Debt-Service-Coverage Ratio," "DSCR Net Cash Flow," "U/W NCF DSCR" or "DSCR" means:

      o     with respect to any mortgage loan in the trust, the ratio of--

            1.    the Net Cash Flow for the related mortgaged property, to

            2. the annualized amount of debt service that will be payable under that mortgage loan (plus, if applicable, each non-trust pari passu Companion Loan) commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A); provided that in the case of the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as Water Tower Place, Balmoral Centre, Commerce Center and Six Quebec, underwritten DSCR was calculated based on the monthly debt service that would be in place based on a loan balance that was reduced by the amount of an earnout reserve, escrow or performance guarantee, as applicable. With respect to any subordinate Companion Loan, the calculation of underwritten DSCR does not include the monthly debt service that is due in connection with such subordinate Companion Loan; and

      o with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio of--

            1. the combined Net Cash Flow for each mortgage loan that is cross-collateralized and cross-defaulted with another mortgage loan in the trust, to

            2. the annualized amount of debt service that will be payable under those mortgage loans commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A to this prospectus supplement).

      "Weighted Average Pool Pass-Through Rate" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans' respective Stated Principal Balances immediately prior to the related payment date:

      o in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

            1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

            2.    the related Administrative Fee Rate; and

      o in the case of each mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

            1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

            2.    the related Administrative Fee Rate.

      Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, commencing in 2007 (unless the related payment date is the final payment date), then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, commencing in 2007 (or February, if the related payment date is the final payment date), then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

      "Work-out Delayed Reimbursement Amount" means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX A

            Certain Characteristics of the Underlying Mortgage Loans


              Control    Loan
   Footnote    Number   Group   Seller             Property Name                                Street Address
-----------------------------------------------------------------------------------------------------------------------------------
     2, 3                 1      GSMC    Investcorp Retail Portfolio
                                         Westgate Marketplace                 1122-1550 Fry Road
                                         Market At First Colony               2309-2331 Williams Trace Boulevard & 3307-3699
                                                                              Highway 6 South
                                         Village At Blanco                    1130 and 1150 West Loop 1604 North
                                         Copperfield Crossing                 15540 FM 529
                                         Mason Park                           501-613 South Mason Road
                                         Bandera Festival                     8315, 8407, 8425 Bandera Road & 7711,
                                                                              7723 Guilbeau Road
                                         Grogan's Mill                        536 Sawdust Road
                                         Creekside Plaza Shopping Center      2344-2400 Southeast Green Oaks Boulevard
                                         Southlake Village                    2100-2140 East Southlake Boulevard
                                         Townsend Square                      900-901 North Polk Street
                                         Highland Square                      3111-3229 Highway 6 South
                                         Forestwood                           15802-15882 Champion Forest Drive
                                         Steeplechase                         9503 Jones Road
                                         Spring Shadows                       10243-10251 Kempwood Drive & 2745-2765 Gessner Road
      4                                  Mission Bend                         6804-7020 Highway 6 South
                                         Sterling Plaza                       2904 North Beltline Road
                                         Parkwood                             2000 Custer Road
                                         Village By The Park                  4115 South Cooper Street
                                         Barker Cypress                       17817 FM 529 Road
                                         Benchmark Crossing                   5757 Hollister Street
                                         DeSoto Shopping Center               100-210 East Pleasant Run Road
      5                                  Beechcrest                           10828 Beechnut Street
                                         Richwood                             2105 Buckingham Road
                                         Colony Plaza                         4811 Highway 6
                                         Melbourne Plaza                      900-980 Melbourne Road
                                         Minyard's                            11445 Garland Road
                                         Green Oaks                           4001 West Green Oaks Boulevard
                                         Kroger's Bissonnet                   11850 Bissonnet Street
                                         Wurzbach                             10103, 10131 & 10141 Wurzbach Road
      6                   1      GSMC    One New York Plaza                   One Water Street
 7, 8, 9, 10              1      GCFP    JP Morgan International              14201 & 14221 Dallas North Tollway
                                         Plaza I & II
      10                  1      GSMC    55 Corporate Drive                   55 Corporate Drive
                          1      GCFP    350 Madison Avenue                   350 Madison Avenue
                          1      GSMC    Portals I                            1250-1280 Maryland Avenue Southwest
                          1      GCFP    Pacific Center                       1455 Frazee Road and 1615 Murray Canyon Road
      11                  1      GSMC    Montehiedra Town Center              9410 Avenue Los Romeros
                          1      GSMC    The Strip                            6619 Strip Avenue Northwest
      12                  1      GSMC    Johnson Medical Office Portfolio
                                         Sacred Heart MOB                     5153 North 9th Avenue
                                         Shelby Physicians Center             1010 First Street North
                                         Cullman MOB I                        1948 Alabama Highway 157
                                         Physicians Medical Plaza             550 Redstone Avenue West
                                         Cullman MOB II                       1948 Alabama Highway 157
                                         Wesley Medical Plaza                 39 Franklin Road
                                         Emerald Coast Physicians Plaza       7720 US Highway 98
                                         Coosa Valley Medical Plaza           315 Hickory Street
                                         Kingsport Medical Office Plaza       111 West Stone Drive
                                         Carolina Medical Plaza               3010 Farrow Road
                                         The Women's Pavilion                 910 Adams Street
                                         Coastal Carolina Medical Plaza       1010 Medical Center Drive
                                         Family Medicine South                3143 Pelham Parkway
    9, 13                 1      GCFP    West Oaks Mall                       1000 West Oaks Mall
                          1      GCFP    The Hilton Minneapolis               1001 Marquette Avenue
                          1      GCFP    The Mall at Turtle Creek             Highland Drive and Stadium Boulevard
     3, 6                 1      GSMC    JQH Hotel Portfolio B2
                                         Dallas Embassy Suites                2401 Bass Pro Drive
                                         Sacramento Holiday Inn               300 J Street
                                         Charlotte Renaissance                2800 Coliseum Centre Drive
                                         Montgomery Embassy Suites            300 Tallapoosa Street
                                         Columbia Embassy Suites              200 Stonebridge Drive
                                         Jefferson City Capitol Plaza         415 West McCarty Street
                                         Coral Springs Marriott               11775 Heron Bay Boulevard
                                         Cedar Rapids Marriott                1200 Collins Road
      7                   1      GCFP    Nemours Building                     1007 North Orange Street
                          1      GCFP    John Marshall II                     8283B Greensboro Drive
                          1      GCFP    Mount Kemble Corporate Center        350-360 Mount Kemble Avenue
      3                   1      GSMC    The Hotel on Rivington               107 Rivington Street
      10                  1      GCFP    Corporate Center                     110 East Broward Boulevard
                          1      GCFP    Citadel Crossing                     501-975 Academy Boulevard
                          1      GCFP    331 North Maple Drive                331 North Maple Drive
                          1      GSMC    Buckhead Crossing                    2625 Piedmont Road
                          1      GCFP    Bass Pro Shops                       7800 Victoria Gardens Lane
                          1      GCFP    131 Spring Street                    131 Spring Street
                          1      GCFP    Mohawk Hills Apartments              945 Mohawk Hills Drive
                          1      GCFP    3 Gannett Drive                      3 Gannett Drive
      3                   1      GSMC    Glenwood Meadows                     10-45 Market Street, 100-400 West Meadows Drive
                                                                              and 105-405 East Meadows Drive
      10                  1      GSMC    Santan Gateway                       1005-1445 South Arizona Avenue
                          1      GCFP    Two Towne Square                     2 Towne Square
  7, 10, 14               2      GCFP    Towns of Riverside                   2803 Riverside Parkway
                          1      GCFP    88 Third Avenue                      88 Third Avenue
                          1      GCFP    Lorden Plaza                         586 Nashua Street
                          1      GCFP    Providence at Old Meridian           300 Providence Boulevard
                          1      GCFP    Holiday Inn, Fishermans Wharf        550 North Point Street
      10                  1      GCFP    Moulton Plaza                        23641 Moulton Parkway
      15                  1      GCFP    Fremont Marriott                     46100 Landing Parkway
    10, 16                2      GCFP    Alanza Brook Apartments              3030 Dunvale Road
                          1      GCFP    Residence Inn Midtown Atlanta        1365 Peachtree Street
17, 18, 19, 20            1      GCFP    1544 Old Alabama Road and
                                         900 Holcomb Road
                                         1544 Old Alabama Road                1544 Old Alabama Road
                                         900 Holcomb Road                     900 Holcomb Road
                          1      GSMC    Louisville Medical Office Portfolio
                                         Gray Street Medical Office Plaza     210 East Gray Street
                                         Audubon Medical Plaza West           2355 Poplar Level Road
                                         Audubon Medical Plaza East           3 Audubon Plaza Drive
                          1      GSMC    Aliso Viejo 20                       26701 Aliso Creek Road
                          1      GSMC    Paradise 24                          15601 Sheridan Street
      10                  1      GCFP    Anderson Station                     100-174 Station Drive
      10                  1      GCFP    Tequa Festival Marketplace           7000 Highway 179
                          1      GCFP    6200 Oak Tree Boulevard              6200 Oak Tree Boulevard
                          1      GCFP    Grant & Geary Center                 77 Geary Street
                          1      GSMC    Oak Park Shopping Center             604 - 688 Lindero Canyon Road
      10                  1      GCFP    107 Tom Starling Road                107 Tom Starling Road
                          1      GCFP    Residence Inn by Marriott-           3563 US Route 1 South
                                         Princeton, NJ
                          1      GCFP    Medinah Temple                       600 North Wabash
                          1      GCFP    Price Self Storage - National        10151 National Boulevard
      10                  1      GCFP    Padonia Shopping Center              Padonia Road and York Road
                          1      GCFP    Pleasant Hill                        3250 Buskirk Avenue
      10                  1      GCFP    Homewood Suites - Del Mar            11025 Vista Sorrento Parkway
      21                  1      GCFP    289 Greenwich Avenue                 289 Greenwich Avenue
                          1      GSMC    American River Office                3638, 3638 and 3640 American River Drive
      10                  1      GCFP    Fairfax Office Building              10710 Midlothian Turnpike
                          1      GSMC    Andersen Fiesta                      1840-1940 West Chandler Boulevard
                          1      GCFP    Silver Creek Portfolio II
                                         1005 East Spruce Street              1005 East Spruce Street
                                         912 U.S. Highway 12                  912 U.S. Highway 12
                                         2002 South Pleasant Street           2002 South Pleasant Street
                                         2405 West 7th Street                 2405 West 7th Street
                                         3907 Beinville Road                  3907 Beinville Road
                                         2200 North Wayne Street              2200 North Wayne Street
                                         2050 Walton Drive                    2050 Walton Drive
                                         771 Lost Creek Boulevard             771 Lost Creek Boulevard
                                         5441 South 24th Street               5441 South 24th Street
      22                  1      GCFP    Hilton Garden Inn - Las Vegas        7830 South Las Vegas Boulevard
      10                  1      GSMC    Chandler Santan South                1445 South Arizona Avenue
                          1      GCFP    Mayfaire Community Center            1120-1138 Military Cutoff
                                         (Harris Teeter)
                          1      GSMC    Mercado del Rancho                   9301 East Shea Boulevard
                          1      GSMC    Brookhollow Two                      2221 East Lamar Boulevard
                          1      GSMC    Camelback Village Center             4410-4430 East Camelback Road & 5013-5111 44th Street
    3, 23                 1      GSMC    Alpine Valley Center                 604, 632, 656 & 678 West Main Street
                          1      GCFP    Wyndham Union Station Hotel          1001 Broadway
                          1      GSMC    Cortaro Plaza                        8300-8360 North Thornydale Road &
                                                                              3605 Cortaro Farms Road
      24                  1      GCFP    Hotel Los Gatos                      210 East Main Street
    10, 25                2      GCFP    The Moorings                         601 Enterprise
                          1      GCFP    Palm Plaza                           3301 & 3309 South Atlantic Avenue
                          1      GCFP    Chicago Industrial Portfolio
                                         1812 West Hubbard                    1812 West Hubbard
                                         7200 Leamington                      7200 Leamington
                          1      GSMC    Shops at World Golf Village          275-455 South Legacy Trail
    7, 26                 1      GCFP    Lackland Self Storage                2425 Tonnelle Avenue
                          1      GCFP    Comfort Suites Manassas              7350 Williamson Boulevard
                          1      GCFP    Townplace Suites by                  700 East Campbell Avenue
                                         Marriott, Campbell
      6                   1      GCFP    Centra Point Portfolio
                                         Centra Point Building 2              8337 West Sunset Road
                                         Centra Point Building 8              8301 West Sunset Road
                                         Centra Point Building 4              8311 West Sunset Road
                                         Centra Point Building 3              8329 West Sunset Road
                          1      GCFP    Hoffman Village Shopping Center      Hoffman Road & Gaston Day School Road
                          1      GSMC    Alexian Brothers
                                         Medical Office Portfolio
                                         Alexian Brothers II MOB              227 North Jackson Avenue
                                         Alexian Brothers I MOB               175 North Jackson Avenue
      10                  1      GSMC    Energy Park Corporate Center         1260 Energy Lane
                          2      GCFP    Mesquite Village                     2605 Franklin Road
                          1      GCFP    Plaza Towers                         11 Monroe Avenue NW
    3, 27                 1      GSMC    Water Tower Place                    6901 East Fish Lake Road
                          1      GCFP    The Marketplace                      981 US Highway 280
                          2      GSMC    Arcadia Villa Apartments             3915 East Camelback Road
                          1      GSMC    Promenade Building                   1936 University Avenue
                          1      GSMC    Lancaster Plaza                      1006, 1022, 1030 & 1060 East Avenue J
      10                  1      GCFP    Ebensburg Plaza                      881 Hills Plaza Drive
      28                  1      GCFP    Best Western - Charleston            250 Spring Street
                          1      GCFP    New Center Parking Decks             116 Lothrop Avenue and 6540 Cass Avenue
    3, 27                 1      GSMC    Balmoral Centre                      32121 Woodward Avenue
                          1      GCFP    Snyder Warehouse                     1711-1755 North Powerline Road
                          1      GCFP    Galtier Plaza                        380 Jackson Street
                          1      GSMC    Hilltop Village                      13632, 13700 & 13762 Colorado Boulevard
                                                                              & 4243 East 136th Avenue
                          1      GCFP    LA Fitness, Beaverton                2800 SW Hocken Avenue
                          1      GCFP    Biltmore Shopping Plaza              11300 NW 87th Court
                          1      GSMC    North 101 Business Park              14110 Northdale Boulevard
                          1      GCFP    Manchester Theater                   1935 Cinema Drive
                          1      GCFP    Southboro Executive Place            352 Turnpike Street
                          1      GSMC    Hopewell Shopping Center             2282-2300 Brodhead Road
                          2      GSMC    Meadows Apartments                   1291 Walter Webb Drive
                          1      GCFP    Colony at Piper Glen I & II          7810 Ballantyne Commons Parkway
                          1      GSMC    Heritage Place                       1515 Fifth Avenue
                          2      GSMC    Somerset Apartments                  2029 North Woodlawn Boulevard
                          1      GSMC    Hiram Square                         5157 Jimmy Lee Smith Parkway
    3, 27                 1      GSMC    Commerce Center                      1717-1761 Haggerty Highway
                          1      GCFP    Southlake Village Retail Center      4524 Southlake Parkway
                          1      GCFP    201 Providence Road                  201 Providence Road
                          1      GCFP    Eastern HIlls Center                 10895 S. Eastern Avenue
      3                   1      GSMC    Grove Towers                         1001, 1100 & 1110 Navaho Drive
                          1      GCFP    425 Ashley Ridge Boulevard           425 Ashley Ridge Boulevard
                          1      GCFP    85 East Colorado Boulevard           85 East Colorado Boulevard
      3                   2      GSMC    Keswick Apartments                   1510 Bridle Circle
                          1      GCFP    Hampton Inn - Palm Desert            74-900 Gerald Ford Drive
    3, 27                 1      GSMC    Six Quebec                           601 Marquette Avenue
                          1      GSMC    Hill Country Crossing                12274 Bandera Road
                          1      GSMC    Martin Crossing                      109 Williamson Road
                          1      GCFP    Fair Hope                            800-802 Fair Oaks & 1605 Hope Street
                          1      GCFP    Day Hill Village Shoppes             555 Day Hill Road
                          1      GSMC    Supercenter Exchange                 2308-2352 Hendrickson Road
                          1      GSMC    Beach Park Walgreens                 39023 Green Bay Road
                          1      GSMC    Mercedes Plaza                       4835 Kingston Pike
                          1      GSMC    4790 Sugarloaf Parkway               4790 Sugarloaf Parkway
                          1      GSMC    Augusta Business Center              111 Shartom Drive
                          1      GSMC    Lakeside Office Building             6867 Southpointe Drive North
                          1      GCFP    South Wayne Center                   38500-38680 Michigan Avenue and
                                                                              3760-3769 Commerce Court
                          1      GCFP    Rhett at Remount                     1213 Remount Road
                          1      GSMC    Milestone South Retail Center        4535 & 4773 Milestone Lane
      10                  1      GSMC    Central Texas Marketplace            2316 West Loop 340
                          1      GSMC    Westlake Office Center               805 Beachway Drive
                          1      GCFP    Trenton Shopping Center              4651 - 4665 Highway 136 West
                          1      GCFP    Tire Kingdom                         7390 52nd Place East
      10                  1      GCFP    Parkway Village                      1233, 1235 and 1237 Parkway Drive
                          1      GCFP    460 West Ontario Street              460 West Ontario Street
                                                                              (a.k.a. 645 North Kingsbury Street)





                                                                                                         Zip       Property
              Property Name                   City                  State                 County        Code         Type
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio
Westgate Marketplace                 Houston               Texas                 Harris                 77084    Retail
Market At First Colony               Sugar Land            Texas                 Fort Bend              77478    Retail
Village At Blanco                    San Antonio           Texas                 Bexar                  78248    Retail
Copperfield Crossing                 Houston               Texas                 Harris                 77095    Retail
Mason Park                           Katy                  Texas                 Harris                 77450    Retail
Bandera Festival                     San Antonio           Texas                 Bexar                  78250    Retail
Grogan's Mill                        Spring                Texas                 Montgomery             77380    Retail
Creekside Plaza Shopping Center      Arlington             Texas                 Tarrant                76018    Retail
Southlake Village                    Southlake             Texas                 Tarrant                76092    Retail
Townsend Square                      DeSoto                Texas                 Dallas                 75115    Retail
Highland Square                      Sugar Land            Texas                 Fort Bend              77478    Retail
Forestwood                           Spring                Texas                 Harris                 77379    Retail
Steeplechase                         Houston               Texas                 Harris                 77065    Retail
Spring Shadows                       Houston               Texas                 Harris                 77080    Retail
Mission Bend                         Houston               Texas                 Harris                 77083    Retail
Sterling Plaza                       Irving                Texas                 Dallas                 75062    Retail
Parkwood                             Plano                 Texas                 Collin                 75075    Retail
Village By The Park                  Arlington             Texas                 Tarrant                76015    Retail
Barker Cypress                       Houston               Texas                 Harris                 77095    Retail
Benchmark Crossing                   Houston               Texas                 Harris                 77040    Retail
DeSoto Shopping Center               DeSoto                Texas                 Dallas                 75115    Retail
Beechcrest                           Houston               Texas                 Harris                 77072    Retail
Richwood                             Richardson            Texas                 Dallas                 75081    Retail
Colony Plaza                         Missouri City         Texas                 Fort Bend              77459    Retail
Melbourne Plaza                      Hurst                 Texas                 Tarrant                76053    Retail
Minyard's                            Dallas                Texas                 Dallas                 75218    Retail
Green Oaks                           Arlington             Texas                 Tarrant                76016    Retail
Kroger's Bissonnet                   Houston               Texas                 Harris                 77099    Retail
Wurzbach                             San Antonio           Texas                 Bexar                  78230    Retail
One New York Plaza                   New York              New York              New York               10038    Office
JP Morgan International              Farmers Branch        Texas                 Dallas                 75254    Office
Plaza I & II
55 Corporate Drive                   Bridgewater           New Jersey            Somerset               08807    Office
350 Madison Avenue                   New York              New York              New York               10017    Office
Portals I                            Washington            District Of Columbia  District of Columbia   20024    Office
Pacific Center                       San Diego             California            San Diego              92108    Office
Montehiedra Town Center              San Juan              Puerto Rico           San Juan               00926    Retail
The Strip                            North Canton          Ohio                  Stark                  44720    Retail
Johnson Medical Office Portfolio
Sacred Heart MOB                     Pensacola             Florida               Escambia               32504    Office
Shelby Physicians Center             Alabaster             Alabama               Shelby                 35007    Office
Cullman MOB I                        Cullman               Alabama               Cullman                35058    Office
Physicians Medical Plaza             Crestview             Florida               Okaloosa               32536    Office
Cullman MOB II                       Cullman               Alabama               Cullman                35058    Office
Wesley Medical Plaza                 Hattiesburg           Mississippi           Forrest                39402    Office
Emerald Coast Physicians Plaza       Destin                Florida               Walton                 32550    Office
Coosa Valley Medical Plaza           Sylacauga             Alabama               Talladega              35150    Office
Kingsport Medical Office Plaza       Kingsport             Tennessee             Sullivan               37660    Office
Carolina Medical Plaza               Columbia              South Carolina        Richland               29203    Office
The Women's Pavilion                 Huntsville            Alabama               Madison                35801    Office
Coastal Carolina Medical Plaza       Hardeeville           South Carolina        Jasper                 29927    Office
Family Medicine South                Pelham                Alabama               Shelby                 35124    Office
West Oaks Mall                       Houston               Texas                 Harris                 77082    Retail
The Hilton Minneapolis               Minneapolis           Minnesota             Hennepin               55403    Hospitality
The Mall at Turtle Creek             Jonesboro             Arkansas              Craighead              72401    Retail
JQH Hotel Portfolio B2
Dallas Embassy Suites                Grapevine             Texas                 Tarrant                76051    Hospitality
Sacramento Holiday Inn               Sacramento            California            Sacramento             95814    Hospitality
Charlotte Renaissance                Charlotte             North Carolina        Mecklenburg            28217    Hospitality
Montgomery Embassy Suites            Montgomery            Alabama               Montgomery             36104    Hospitality
Columbia Embassy Suites              Columbia              South Carolina        Richland               29210    Hospitality
Jefferson City Capitol Plaza         Jefferson City        Missouri              Cole                   65101    Hospitality
Coral Springs Marriott               Coral Springs         Florida               Broward                33076    Hospitality
Cedar Rapids Marriott                Cedar Rapids          Iowa                  Linn                   52402    Hospitality
Nemours Building                     Wilmington            Delaware              New Castle             19801    Office
John Marshall II                     Mclean                Virginia              Fairfax                22102    Office
Mount Kemble Corporate Center        Morristown            New Jersey            Morris                 07960    Office
The Hotel on Rivington               New York              New York              New York               10002    Hospitality
Corporate Center                     Fort Lauderdale       Florida               Broward                33301    Office
Citadel Crossing                     Colorado Springs      Colorado              El Paso                80909    Retail
331 North Maple Drive                Beverly Hills         California            Los Angeles            90210    Office
Buckhead Crossing                    Atlanta               Georgia               Fulton                 30324    Retail
Bass Pro Shops                       Rancho Cucamonga      California            San Bernardino         91730    Retail
131 Spring Street                    New York              New York              New York               10012    Retail
Mohawk Hills Apartments              Carmel                Indiana               Hamilton               46032    Multifamily
3 Gannett Drive                      Harrison              New York              Westchester            10604    Office
Glenwood Meadows                     Glenwood Springs      Colorado              Garfield               81601    Retail
Santan Gateway                       Chandler              Arizona               Maricopa               85248    Retail
Two Towne Square                     Southfield            Michigan              Oakland                48076    Office
Towns of Riverside                   Grand Prairie         Texas                 Tarrant                75050    Multifamily
88 Third Avenue                      Brooklyn              New York              Kings                  11217    Office
Lorden Plaza                         Milford               New Hampshire         Hillsborough           03055    Retail
Providence at Old Meridian           Carmel                Indiana               Hamilton               46032    Multifamily
Holiday Inn, Fishermans Wharf        San Francisco         California            San Francisco          94133    Hospitality
Moulton Plaza                        Laguna Hills          California            Orange                 92653    Retail
Fremont Marriott                     Fremont               California            Alameda                94538    Hospitality
Alanza Brook Apartments              Houston               Texas                 Harris                 77063    Multifamily
Residence Inn Midtown Atlanta        Atlanta               Georgia               Fulton                 30309    Hospitality
1544 Old Alabama Road and
900 Holcomb Road
1544 Old Alabama Road                Roswell               Georgia               Fulton                 30076    Office
900 Holcomb Road                     Roswell               Georgia               Fulton                 30075    Office
Louisville Medical Office Portfolio
Gray Street Medical Office Plaza     Louisville            Kentucky              Jefferson              40202    Office
Audubon Medical Plaza West           Louisville            Kentucky              Jefferson              40217    Office
Audubon Medical Plaza East           Louisville            Kentucky              Jefferson              40217    Office
Aliso Viejo 20                       Aliso Viejo           California            Orange                 92656    Retail
Paradise 24                          Davie                 Florida               Broward                33331    Retail
Anderson Station                     Anderson              South Carolina        Anderson               29621    Retail
Tequa Festival Marketplace           Sedona                Arizona               Yavapai                86351    Retail
6200 Oak Tree Boulevard              Independence          Ohio                  Cuyahoga               44131    Office
Grant & Geary Center                 San Francisco         California            San Francisco          94108    Office
Oak Park Shopping Center             Oak Park              California            Ventura                91377    Retail
107 Tom Starling Road                Fayetteville          North Carolina        Cumberland             28306    Industrial
Residence Inn by Marriott-           Princeton             New Jersey            Mercer                 08540    Hospitality
Princeton, NJ
Medinah Temple                       Chicago               Illinois              Cook                   60611    Office
Price Self Storage - National        Los Angeles           California            Los Angeles            90034    Self-Storage
Padonia Shopping Center              Timonium              Maryland              Baltimore              21093    Retail
Pleasant Hill                        Pleasant Hill         California            Contra Costa           94523    Retail
Homewood Suites - Del Mar            Del Mar               California            San Diego              92130    Hospitality
289 Greenwich Avenue                 Greenwich             Connecticut           Fairfield              06830    Office
American River Office                Sacramento            California            Sacramento             95864    Office
Fairfax Office Building              Richmond              Virginia              Chesterfield           23235    Office
Andersen Fiesta                      Chandler              Arizona               Maricopa               85224    Retail
Silver Creek Portfolio II
1005 East Spruce Street              Mitchell              South Dakota          Davison                57301    Retail
912 U.S. Highway 12                  Baraboo               Wisconsin             Sauk                   53913    Retail
2002 South Pleasant Street           Springdale            Arkansas              Washington             72764    Retail
2405 West 7th Street                 Joplin                Missouri              Jasper                 64801    Retail
3907 Beinville Road                  Ocean Spring          Mississippi           Jackson                39564    Retail
2200 North Wayne Street              Angola                Indiana               Steuben                46703    Retail
2050 Walton Drive                    Jackson               Missouri              Cape Girardeau         63755    Retail
771 Lost Creek Boulevard             Lima                  Ohio                  Allen                  45804    Retail
5441 South 24th Street               Fort Smith            Arkansas              Sebastian              72901    Retail
Hilton Garden Inn - Las Vegas        Las Vegas             Nevada                Clark                  89123    Hospitality
Chandler Santan South                Chandler              Arizona               Maricopa               85248    Retail
Mayfaire Community Center            Wilmington            North Carolina        New Hanover            28405    Retail
(Harris Teeter)
Mercado del Rancho                   Scottsdale            Arizona               Maricopa               85260    Retail
Brookhollow Two                      Arlington             Texas                 Tarrant                76006    Office
Camelback Village Center             Phoenix               Arizona               Maricopa               85018    Retail
Alpine Valley Center                 American Fork         Utah                  Utah                   84003    Retail
Wyndham Union Station Hotel          Nashville             Tennessee             Davidson               37203    Hospitality
Cortaro Plaza                        Tucson                Arizona               Pima                   85741    Retail
Hotel Los Gatos                      Los Gatos             California            Santa Clara            95030    Hospitality
The Moorings                         League City           Texas                 Galveston              77573    Multifamily
Palm Plaza                           Daytona Beach Shores  Florida               Volusia                32118    Hospitality
Chicago Industrial Portfolio
1812 West Hubbard                    Chicago               Illinois              Cook                   60622    Office
7200 Leamington                      Bedford Park          Illinois              Cook                   60638    Industrial
Shops at World Golf Village          St. Augustine         Florida               St. Johns              32092    Retail
Lackland Self Storage                North Bergen          New Jersey            Hudson                 07047    Self-Storage
Comfort Suites Manassas              Manassas              Virginia              Manassas               20109    Hospitality
Townplace Suites by                  Campbell              California            Santa Clara            95008    Hospitality
Marriott, Campbell
Centra Point Portfolio
Centra Point Building 2              Las Vegas             Nevada                Clark                  89113    Office
Centra Point Building 8              Las Vegas             Nevada                Clark                  89113    Office
Centra Point Building 4              Las Vegas             Nevada                Clark                  89113    Office
Centra Point Building 3              Las Vegas             Nevada                Clark                  89113    Office
Hoffman Village Shopping Center      Gastonia              North Carolina        Gaston                 28054    Retail
Alexian Brothers
Medical Office Portfolio
Alexian Brothers II MOB              San Jose              California            Santa Clara            95116    Office
Alexian Brothers I MOB               San Jose              California            Santa Clara            95116    Office
Energy Park Corporate Center         St. Paul              Minnesota             Ramsey                 55108    Office
Mesquite Village                     Mesquite              Texas                 Dallas                 75150    Multifamily
Plaza Towers                         Grand Rapids          Michigan              Kent                   49503    Hospitality
Water Tower Place                    Maple Grove           Minnesota             Hennepin               55369    Industrial
The Marketplace                      Alexander City        Alabama               Tallapoosa             35010    Retail
Arcadia Villa Apartments             Phoenix               Arizona               Maricopa               85018    Multifamily
Promenade Building                   Berkeley              California            Alameda                94704    Office
Lancaster Plaza                      Lancaster             California            Los Angeles            93535    Retail
Ebensburg Plaza                      Ebensburg             Pennsylvania          Cambria                15931    Retail
Best Western - Charleston            Charleston            South Carolina        Charleston             29403    Hospitality
New Center Parking Decks             Detroit               Michigan              Wayne                  48202    Other
Balmoral Centre                      Royal Oak             Michigan              Oakland                48073    Office
Snyder Warehouse                     Pompano Beach         Florida               Broward                33069    Industrial
Galtier Plaza                        St. Paul              Minnesota             Ramsey                 55101    Office
Hilltop Village                      Thornton              Colorado              Adams                  80602    Retail
LA Fitness, Beaverton                Beaverton             Oregon                Washington             97005    Retail
Biltmore Shopping Plaza              Hialeah Gardens       Florida               Miami-Dade             33018    Retail
North 101 Business Park              Rogers                Minnesota             Hennepin               55374    Office
Manchester Theater                   Rock Hill             South Carolina        York                   29730    Retail
Southboro Executive Place            Southborough          Massachusetts         Worcester              01772    Office
Hopewell Shopping Center             Aliquippa             Pennsylvania          Beaver                 15001    Retail
Meadows Apartments                   Sevierville           Tennessee             Sevier                 37862    Multifamily
Colony at Piper Glen I & II          Charlotte             North Carolina        Mecklenburg            28277    Office
Heritage Place                       Moline                Illinois              Rock Island            61265    Office
Somerset Apartments                  Wichita               Kansas                Sedgwick               67208    Multifamily
Hiram Square                         Hiram                 Georgia               Paulding               30141    Retail
Commerce Center                      Commerce              Michigan              Oakland                48390    Retail
Southlake Village Retail Center      Hoover                Alabama               Shelby                 35244    Retail
201 Providence Road                  Charlotte             North Carolina        Mecklenburg            28207    Office
Eastern HIlls Center                 Henderson             Nevada                Clark                  89052    Retail
Grove Towers                         Raleigh               North Carolina        Wake                   27609    Office
425 Ashley Ridge Boulevard           Shreveport            Louisiana             Caddo                  71106    Office
85 East Colorado Boulevard           Pasadena              California            Los Angeles            91105    Retail
Keswick Apartments                   Greenville            North Carolina        Pitt                   27834    Multifamily
Hampton Inn - Palm Desert            Palm Desert           California            Riverside              92211    Hospitality
Six Quebec                           Minneapolis           Minnesota             Hennepin               55402    Office
Hill Country Crossing                Helotes               Texas                 Bexar                  78023    Office
Martin Crossing                      Mooresville           North Carolina        Iredell                28117    Retail
Fair Hope                            South Pasadena        California            Los Angeles            91030    Retail
Day Hill Village Shoppes             Windsor               Connecticut           Hartford               06095    Retail
Supercenter Exchange                 Albert Lea            Minnesota             Freeborn               56007    Retail
Beach Park Walgreens                 Beach Park            Illinois              Lake                   60087    Retail
Mercedes Plaza                       Knoxville             Tennessee             Knox                   37919    Retail
4790 Sugarloaf Parkway               Lawrenceville         Georgia               Gwinnett               30044    Office
Augusta Business Center              Augusta               Georgia               Richmond               30907    Retail
Lakeside Office Building             Jacksonville          Florida               Duval                  32216    Office
South Wayne Center                   Wayne                 Michigan              Wayne                  48184    Industrial
Rhett at Remount                     North Charleston      South Carolina        Charleston             29406    Retail
Milestone South Retail Center        Castle Rock           Colorado              Douglas                80104    Retail
Central Texas Marketplace            Waco                  Texas                 McLennan               76711    Retail
Westlake Office Center               Indianapolis          Indiana               Marion                 46224    Office
Trenton Shopping Center              Trenton               Georgia               Dade                   30752    Retail
Tire Kingdom                         Bradenton             Florida               Manatee                34203    Retail
Parkway Village                      Blackfoot             Idaho                 Bingham                83221    Retail
460 West Ontario Street              Chicago               Illinois              Cook                   60610    Retail





                                                          Property                                       Year           Number
              Property Name                             Type Detail                  Year Built        Renovated       of Units
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                                                                                              2,798,308
Westgate Marketplace                       Anchored                                   2000-2002           NAP              300,707
Market At First Colony                     Anchored                                     1988              NAP              107,301
Village At Blanco                          Anchored                                     2000              NAP              108,325
Copperfield Crossing                       Anchored                                     1987              NAP              133,985
Mason Park                                 Anchored                                     1985              NAP              160,047
Bandera Festival                           Anchored                                     1989              NAP              195,438
Grogan's Mill                              Anchored                                     1986              NAP              118,517
Creekside Plaza Shopping Center            Anchored                                  1996, 1999          2006              103,464
Southlake Village                          Anchored                                   1996-1997           NAP              118,092
Townsend Square                            Anchored                                     1985              NAP              144,234
Highland Square                            Unanchored                                 1982-1984          1997               64,171
Forestwood                                 Anchored                                     1993              NAP               88,760
Steeplechase                               Anchored                                     1985              NAP              105,152
Spring Shadows                             Anchored                                1998-1999, 2005        NAP              106,995
Mission Bend                               Anchored                                     1979             1999              131,575
Sterling Plaza                             Anchored                                     1968              NAP               65,765
Parkwood                                   Anchored                                     1985              NAP               81,590
Village By The Park                        Anchored                                     1989              NAP               44,523
Barker Cypress                             Anchored                                     1999              NAP               66,945
Benchmark Crossing                         Anchored                               1986, 1991, 1994        NAP               58,384
DeSoto Shopping Center                     Anchored                                     1996              NAP               69,090
Beechcrest                                 Anchored                                     1981              NAP               90,647
Richwood                                   Anchored                                     1985              NAP               54,871
Colony Plaza                               Unanchored                                   1997              NAP               26,513
Melbourne Plaza                            Unanchored                                   1983              NAP               47,517
Minyard's                                  Anchored                                  1970, 2002           NAP               65,295
Green Oaks                                 Shadow Anchored                              1983              NAP               65,092
Kroger's Bissonnet                         Shadow Anchored                              1999             2003               15,542
Wurzbach                                   Anchored                                1979-1980, 1984        NAP               59,771
One New York Plaza                         General Urban                                1970             1994            2,416,887
JP Morgan International                    General Urban                                1999             2002              756,851
Plaza I & II
55 Corporate Drive                         General Urban                                1987              NAP              669,704
350 Madison Avenue                         General Urban                                1924             2001              383,927
Portals I                                  General Urban                                1992              NAP              475,975
Pacific Center                             General Suburban                             1986             2002              438,960
Montehiedra Town Center                    Regional Mall                                1994              NAP              540,490
The Strip                                  Anchored                                   1996-2003           NAP              782,611
Johnson Medical Office Portfolio                                                                                           787,586
Sacred Heart MOB                           Medical                                      1999              NAP              163,813
Shelby Physicians Center                   Medical                                      2003              NAP               73,226
Cullman MOB I                              Medical                                      1993              NAP               80,478
Physicians Medical Plaza                   Medical                                      2001              NAP               71,704
Cullman MOB II                             Medical                                      1997              NAP               71,280
Wesley Medical Plaza                       Medical                                      2003              NAP               41,884
Emerald Coast Physicians Plaza             Medical                                      2003              NAP               55,602
Coosa Valley Medical Plaza                 Medical                                      1999              NAP               42,774
Kingsport Medical Office Plaza             Medical                                      2004              NAP               56,648
Carolina Medical Plaza                     Medical                                      2000              NAP               40,466
The Women's Pavilion                       Medical                                      2003              NAP               47,596
Coastal Carolina Medical Plaza             Medical                                      2004              NAP               27,565
Family Medicine South                      Medical                                      1999              NAP               14,550
West Oaks Mall                             Regional Mall                                1984             2004              506,497
The Hilton Minneapolis                     Full Service                                 1991             2005                  821
The Mall at Turtle Creek                   Regional Mall                                2006              NAP              313,924
JQH Hotel Portfolio B2                                                                                                       2,108
Dallas Embassy Suites                      Full Service                                 1999             2004                  328
Sacramento Holiday Inn                     Full Service                                 1979             2004                  361
Charlotte Renaissance                      Full Service                                 1999              NAP                  274
Montgomery Embassy Suites                  Full Service                                 1995             2004                  236
Columbia Embassy Suites                    Full Service                                 1988             2004                  213
Jefferson City Capitol Plaza               Full Service                                 1987             2003                  254
Coral Springs Marriott                     Full Service                                 1999             2005                  223
Cedar Rapids Marriott                      Full Service                                 1988             2004                  219
Nemours Building                           General Suburban                             1935             2002              541,971
John Marshall II                           General Suburban                             1996              NAP              222,989
Mount Kemble Corporate Center              General Suburban                             2000              NAP              227,860
The Hotel on Rivington                     Full Service                               2004-2005           NAP                  110
Corporate Center                           General Urban                                1981             1999              342,686
Citadel Crossing                           Anchored                                     1987             2003              492,052
331 North Maple Drive                      General Urban                                2000              NAP               82,576
Buckhead Crossing                          Anchored                                     1988             2002              221,874
Bass Pro Shops                             Power Center / Big Box                       2007              NAP              185,000
131 Spring Street                          Anchored                                     1905             2005               65,500
Mohawk Hills Apartments                    Garden                                       1967             2004                  564
3 Gannett Drive                            General Suburban                             1982              NAP              161,166
Glenwood Meadows                           Anchored                                   2005-2006           NAP              141,174
Santan Gateway                             Power Center / Big Box                       2005              NAP              123,149
Two Towne Square                           General Suburban                             2003              NAP              182,031
Towns of Riverside                         Conventional                                 1999              NAP                  436
88 Third Avenue                            General Urban                                1916             2001               97,020
Lorden Plaza                               Anchored                                     1982             2000              148,803
Providence at Old Meridian                 Conventional                                 2002              NAP                  330
Holiday Inn, Fishermans Wharf              Limited Service                              2001              NAP                  252
Moulton Plaza                              Anchored                                     1976             2004              133,584
Fremont Marriott                           Full Service                                 1999             2005                  357
Alanza Brook Apartments                    Conventional                                 2003              NAP                  336
Residence Inn Midtown Atlanta              Limited Service                              1962             2001                  160
1544 Old Alabama Road and                                                                                                   90,000
900 Holcomb Road
1544 Old Alabama Road                      General Suburban                             1999              NAP               70,000
900 Holcomb Road                           General Suburban                             2005              NAP               20,000
Louisville Medical Office Portfolio                                                                                        299,568
Gray Street Medical Office Plaza           Medical                                      1990              NAP              124,278
Audubon Medical Plaza West                 Medical                                      2004              NAP               86,704
Audubon Medical Plaza East                 Medical                                      1979             2004               88,586
Aliso Viejo 20                             Anchored                                     1998              NAP               98,557
Paradise 24                                Anchored                                     1999              NAP               96,497
Anderson Station                           Anchored                                     2001             2004              243,663
Tequa Festival Marketplace                 Shadow Anchored                              1999             2006               54,193
6200 Oak Tree Boulevard                    General Suburban                             1971             2001              234,105
Grant & Geary Center                       General Urban                                1908             1980              121,146
Oak Park Shopping Center                   Anchored                                   1990-1991           NAP               74,328
107 Tom Starling Road                      Warehouse                                    1975             1999              925,980
Residence Inn by Marriott-                 Extended Stay                                2005              NAP                  120
Princeton, NJ
Medinah Temple                             General Urban                                1894             2005               55,356
Price Self Storage - National              Self-Storage                                 2004              NAP              125,497
Padonia Shopping Center                    Anchored                                     1967             1997              116,205
Pleasant Hill                              Anchored                                     1969             2006               69,786
Homewood Suites - Del Mar                  Limited Service                              2005              NAP                  120
289 Greenwich Avenue                       General Suburban                             1905             1997               32,717
American River Office                      General Suburban                          1976, 1999           NAP              129,935
Fairfax Office Building                    Medical                                      1989             2003              148,812
Andersen Fiesta                            Anchored                                1998-1999, 2001        NAP              117,449
Silver Creek Portfolio II                                                                                                  127,752
1005 East Spruce Street                    Shadow Anchored                              2002              NAP               23,892
912 U.S. Highway 12                        Shadow Anchored                              2002              NAP               18,452
2002 South Pleasant Street                 Shadow Anchored                              2000              NAP               14,035
2405 West 7th Street                       Shadow Anchored                              2002              NAP               13,649
3907 Beinville Road                        Shadow Anchored                              2001              NAP               12,916
2200 North Wayne Street                    Shadow Anchored                              2002              NAP               10,063
2050 Walton Drive                          Shadow Anchored                              2001              NAP               11,827
771 Lost Creek Boulevard                   Shadow Anchored                              2003              NAP               10,846
5441 South 24th Street                     Shadow Anchored                              2001              NAP               12,072
Hilton Garden Inn - Las Vegas              Limited Service                              2004              NAP                  128
Chandler Santan South                      Anchored                                     2005              NAP               57,037
Mayfaire Community Center                  Anchored                                     2005              NAP               70,961
(Harris Teeter)
Mercado del Rancho                         Anchored                                     1985              NAP               89,506
Brookhollow Two                            General Suburban                             1986             2001              145,298
Camelback Village Center                   Anchored                                     1978              NAP               77,044
Alpine Valley Center                       Shadow Anchored                            2003-2004           NAP               91,156
Wyndham Union Station Hotel                Full Service                                 1900             2006                  125
Cortaro Plaza                              Anchored                                     1997              NAP              102,681
Hotel Los Gatos                            Full Service                                 2002              NAP                   72
The Moorings                               Garden                                       1998              NAP                  201
Palm Plaza                                 Limited Service                              1985             2004                  129
Chicago Industrial Portfolio                                                                                               426,332
1812 West Hubbard                          General Urban                                1900             2002              115,580
7200 Leamington                            Industrial / Warehouse w/ Office             1953              NAP              310,752
Shops at World Golf Village                Anchored                                     1998              NAP               79,991
Lackland Self Storage                      Self-Storage                                 2000              NAP              114,195
Comfort Suites Manassas                    Limited Service                              2001              NAP                  138
Townplace Suites by                        Limited Service                              2005              NAP                   95
Marriott, Campbell
Centra Point Portfolio                                                                                                     199,903
Centra Point Building 2                    General Suburban                             2005              NAP               56,339
Centra Point Building 8                    General Suburban                             2006              NAP               50,000
Centra Point Building 4                    General Suburban                             2005              NAP               46,782
Centra Point Building 3                    General Suburban                             2005              NAP               46,782
Hoffman Village Shopping Center            Anchored                                     2004              NAP               72,344
Alexian Brothers                                                                                                            79,699
Medical Office Portfolio
Alexian Brothers II MOB                    Medical                                      1994              NAP               49,628
Alexian Brothers I MOB                     Medical                                   1967, 1972           NAP               30,071
Energy Park Corporate Center               General Urban                                2003              NAP              100,364
Mesquite Village                           Garden                                       1984              NAP                  264
Plaza Towers                               Full Service                                 1991             2005                  214
Water Tower Place                          Industrial / Warehouse w/ Office             2003              NAP              113,000
The Marketplace                            Anchored                                     1988              NAP              162,723
Arcadia Villa Apartments                   Garden                                       1970             2002                  169
Promenade Building                         General Urban                                1992              NAP               42,665
Lancaster Plaza                            Anchored                                     1989              NAP               53,821
Ebensburg Plaza                            Anchored                                     1987             1993              124,632
Best Western - Charleston                  Full Service                                 1982             2006                  153
New Center Parking Decks                   Parking Garage                               1973             1985                1,859
Balmoral Centre                            General Suburban                           2005-2006           NAP               46,001
Snyder Warehouse                           Warehouse                                    1983              NAP               75,225
Galtier Plaza                              General Urban                                1985              NAP              217,158
Hilltop Village                            Anchored                                     2003              NAP               34,032
LA Fitness, Beaverton                      Power Center / Big Box                       2006              NAP               41,000
Biltmore Shopping Plaza                    Unanchored                                   1989              NAP               53,305
North 101 Business Park                    General Suburban                             2000              NAP              119,630
Manchester Theater                         Single Tenant                                2000             2005               47,541
Southboro Executive Place                  General Suburban                             1986              NAP               70,762
Hopewell Shopping Center                   Anchored                               1965, 1980, 1990,       NAP              146,761
                                                                                   1992, 1995, 2003
Meadows Apartments                         Garden                                     1986-1993           NAP                  129
Colony at Piper Glen I & II                General Suburban                             1997              NAP               45,483
Heritage Place                             General Suburban                             1992              NAP               95,280
Somerset Apartments                        Garden                                       1973             1997                  192
Hiram Square                               Shadow Anchored                              2005              NAP               27,740
Commerce Center                            Shadow Anchored                              2004              NAP               19,988
Southlake Village Retail Center            Shadow Anchored                              1988              NAP               56,796
201 Providence Road                        General Suburban                             1992             1998               26,077
Eastern HIlls Center                       Unanchored                                   2006             2006               17,535
Grove Towers                               General Urban                                1968              NAP              115,144
425 Ashley Ridge Boulevard                 General Suburban                             2003              NAP               46,404
85 East Colorado Boulevard                 Unanchored                                   1920             1986               19,195
Keswick Apartments                         Garden                                    1986, 1989           NAP                  180
Hampton Inn - Palm Desert                  Limited Service                              2003              NAP                   88
Six Quebec                                 General Urban                                1949           2003-2004            20,961
Hill Country Crossing                      General Suburban                       2001, 2003, 2004        NAP               29,636
Martin Crossing                            Shadow Anchored                              2004              NAP               23,960
Fair Hope                                  Unanchored                                   1911             1985               23,841
Day Hill Village Shoppes                   Unanchored                                   1989              NAP               34,404
Supercenter Exchange                       Shadow Anchored                              2005              NAP               31,910
Beach Park Walgreens                       Anchored                                   2005-2006           NAP               14,560
Mercedes Plaza                             Shadow Anchored                              1999              NAP               26,101
4790 Sugarloaf Parkway                     General Suburban                             1999              NAP               17,562
Augusta Business Center                    Unanchored                                   1987              NAP               73,252
Lakeside Office Building                   Medical                                      1991              NAP               37,778
South Wayne Center                         Warehouse                                    1991             2005               59,200
Rhett at Remount                           Anchored                                     1983             1994               42,628
Milestone South Retail Center              Shadow Anchored                            2004-2005           NAP               11,033
Central Texas Marketplace                  Anchored                                     2004              NAP               11,800
Westlake Office Center                     General Suburban                             1984             1995               29,259
Trenton Shopping Center                    Anchored                                     1992              NAP               33,200
Tire Kingdom                               Single Tenant                                2004              NAP                6,485
Parkway Village                            Unanchored                                   2005              NAP                8,200
460 West Ontario Street                    Unanchored                                   2002              NAP                5,410





                                                  Unit                                       Loan per            Original
              Property Name                   Description           Loan Purpose               Unit               Balance
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                sf                 Acquisition                          $111.57          $248,400,000
Westgate Marketplace                       sf
Market At First Colony                     sf
Village At Blanco                          sf
Copperfield Crossing                       sf
Mason Park                                 sf
Bandera Festival                           sf
Grogan's Mill                              sf
Creekside Plaza Shopping Center            sf
Southlake Village                          sf
Townsend Square                            sf
Highland Square                            sf
Forestwood                                 sf
Steeplechase                               sf
Spring Shadows                             sf
Mission Bend                               sf
Sterling Plaza                             sf
Parkwood                                   sf
Village By The Park                        sf
Barker Cypress                             sf
Benchmark Crossing                         sf
DeSoto Shopping Center                     sf
Beechcrest                                 sf
Richwood                                   sf
Colony Plaza                               sf
Melbourne Plaza                            sf
Minyard's                                  sf
Green Oaks                                 sf
Kroger's Bissonnet                         sf
Wurzbach                                   sf
One New York Plaza                         sf                 Refinance                            $165.50          $200,000,000
JP Morgan International                    sf                 Acquisition                          $256.40          $194,250,000
Plaza I & II
55 Corporate Drive                         sf                 Acquisition                          $283.71          $190,000,000
350 Madison Avenue                         sf                 Refinance                            $468.84          $180,000,000
Portals I                                  sf                 Refinance                            $325.65          $155,000,000
Pacific Center                             sf                 Acquisition                          $276.11          $121,200,000
Montehiedra Town Center                    sf                 Refinance                            $222.02          $120,000,000
The Strip                                  sf                 Refinance                            $117.97           $92,600,000
Johnson Medical Office Portfolio           sf                 Refinance                            $116.47           $91,730,000
Sacred Heart MOB                           sf
Shelby Physicians Center                   sf
Cullman MOB I                              sf
Physicians Medical Plaza                   sf
Cullman MOB II                             sf
Wesley Medical Plaza                       sf
Emerald Coast Physicians Plaza             sf
Coosa Valley Medical Plaza                 sf
Kingsport Medical Office Plaza             sf
Carolina Medical Plaza                     sf
The Women's Pavilion                       sf
Coastal Carolina Medical Plaza             sf
Family Medicine South                      sf
West Oaks Mall                             sf                 Refinance                            $169.79           $86,000,000
The Hilton Minneapolis                     Rooms              Acquisition                      $101,096.22           $83,000,000
The Mall at Turtle Creek                   sf                 Refinance                            $257.23           $80,750,000
JQH Hotel Portfolio B2                     Rooms              Refinance                        $114,326.38           $76,000,000
Dallas Embassy Suites                      Rooms
Sacramento Holiday Inn                     Rooms
Charlotte Renaissance                      Rooms
Montgomery Embassy Suites                  Rooms
Columbia Embassy Suites                    Rooms
Jefferson City Capitol Plaza               Rooms
Coral Springs Marriott                     Rooms
Cedar Rapids Marriott                      Rooms
Nemours Building                           sf                 Refinance                            $108.12           $58,600,000
John Marshall II                           sf                 Acquisition                          $243.51           $54,300,000
Mount Kemble Corporate Center              sf                 Acquisition                          $195.30           $44,500,000
The Hotel on Rivington                     Rooms              Refinance                        $365,909.09           $40,250,000
Corporate Center                           sf                 Acquisition                          $116.72           $40,000,000
Citadel Crossing                           sf                 Refinance                             $73.16           $36,000,000
331 North Maple Drive                      sf                 Refinance                            $411.74           $34,000,000
Buckhead Crossing                          sf                 Refinance                            $149.70           $33,215,000
Bass Pro Shops                             sf                 Refinance                            $172.97           $32,000,000
131 Spring Street                          sf                 Acquisition                          $458.02           $30,000,000
Mohawk Hills Apartments                    Units              Refinance                         $52,304.96           $29,500,000
3 Gannett Drive                            sf                 Acquisition                          $178.70           $28,800,000
Glenwood Meadows                           sf                 Refinance                            $201.88           $28,500,000
Santan Gateway                             sf                 Acquisition                          $227.85           $28,060,000
Two Towne Square                           sf                 Refinance                            $153.82           $28,000,000
Towns of Riverside                         Units              Acquisition                       $63,990.83           $27,900,000
88 Third Avenue                            sf                 Refinance                            $278.29           $27,000,000
Lorden Plaza                               sf                 Refinance                            $174.73           $26,000,000
Providence at Old Meridian                 Units              Refinance                         $77,272.73           $25,500,000
Holiday Inn, Fishermans Wharf              Rooms              Refinance                         $99,206.35           $25,000,000
Moulton Plaza                              sf                 Refinance                            $181.91           $24,300,000
Fremont Marriott                           Rooms              Acquisition                       $67,226.89           $24,000,000
Alanza Brook Apartments                    Units              Acquisition                       $68,452.38           $23,000,000
Residence Inn Midtown Atlanta              Rooms              Acquisition                      $143,750.00           $23,000,000
1544 Old Alabama Road and                  sf                 Refinance                            $250.00           $22,500,000
900 Holcomb Road
1544 Old Alabama Road                      sf
900 Holcomb Road                           sf
Louisville Medical Office Portfolio        sf                 Refinance                             $73.77           $22,100,000
Gray Street Medical Office Plaza           sf
Audubon Medical Plaza West                 sf
Audubon Medical Plaza East                 sf
Aliso Viejo 20                             sf                 Refinance                            $221.96           $22,000,000
Paradise 24                                sf                 Refinance                            $226.70           $22,000,000
Anderson Station                           sf                 Acquisition                           $88.50           $21,565,000
Tequa Festival Marketplace                 sf                 Refinance                            $374.59           $20,300,000
6200 Oak Tree Boulevard                    sf                 Refinance                             $86.29           $20,200,000
Grant & Geary Center                       sf                 Refinance                            $164.93           $20,000,000
Oak Park Shopping Center                   sf                 Acquisition                          $262.35           $19,500,000
107 Tom Starling Road                      sf                 Acquisition                           $20.84           $19,300,000
Residence Inn by Marriott-                 Rooms              Refinance                        $158,333.33           $19,000,000
Princeton, NJ
Medinah Temple                             sf                 Refinance                            $343.23           $19,000,000
Price Self Storage - National              sf                 Refinance                            $150.63           $19,000,000
Padonia Shopping Center                    sf                 Acquisition                          $152.32           $17,700,000
Pleasant Hill                              sf                 Refinance                            $250.77           $17,500,000
Homewood Suites - Del Mar                  Rooms              Refinance                        $141,666.67           $17,000,000
289 Greenwich Avenue                       sf                 Acquisition                          $519.61           $17,000,000
American River Office                      sf                 Refinance                            $126.60           $16,450,000
Fairfax Office Building                    sf                 Acquisition                          $107.52           $16,000,000
Andersen Fiesta                            sf                 Refinance                            $136.23           $16,000,000
Silver Creek Portfolio II                  sf                 Acquisition                          $121.41           $15,510,000
1005 East Spruce Street                    sf
912 U.S. Highway 12                        sf
2002 South Pleasant Street                 sf
2405 West 7th Street                       sf
3907 Beinville Road                        sf
2200 North Wayne Street                    sf
2050 Walton Drive                          sf
771 Lost Creek Boulevard                   sf
5441 South 24th Street                     sf
Hilton Garden Inn - Las Vegas              Rooms              Refinance                        $117,187.50           $15,000,000
Chandler Santan South                      sf                 Acquisition                          $251.42           $14,340,000
Mayfaire Community Center                  sf                 Refinance                            $197.29           $14,000,000
(Harris Teeter)
Mercado del Rancho                         sf                 Refinance                            $152.50           $13,650,000
Brookhollow Two                            sf                 Acquisition                           $93.88           $13,640,000
Camelback Village Center                   sf                 Refinance                            $172.63           $13,300,000
Alpine Valley Center                       sf                 Refinance                            $138.22           $12,600,000
Wyndham Union Station Hotel                Rooms              Acquisition                      $100,000.00           $12,500,000
Cortaro Plaza                              sf                 Refinance                            $116.87           $12,000,000
Hotel Los Gatos                            Rooms              Refinance                        $166,208.30           $12,000,000
The Moorings                               Units              Acquisition                       $59,203.98           $11,900,000
Palm Plaza                                 Rooms              Acquisition                       $89,831.32           $11,700,000
Chicago Industrial Portfolio               sf                 Refinance                             $26.27           $11,200,000
1812 West Hubbard                          sf
7200 Leamington                            sf
Shops at World Golf Village                sf                 Acquisition                          $134.44           $10,800,000
Lackland Self Storage                      sf                 Acquisition                           $92.82           $10,600,000
Comfort Suites Manassas                    Rooms              Refinance                         $76,086.96           $10,500,000
Townplace Suites by                        Rooms              Refinance                        $105,263.16           $10,000,000
Marriott, Campbell
Centra Point Portfolio                     sf                 Refinance                            $188.54            $9,400,000
Centra Point Building 2                    sf
Centra Point Building 8                    sf
Centra Point Building 4                    sf
Centra Point Building 3                    sf
Hoffman Village Shopping Center            sf                 Refinance                            $129.24            $9,350,000
Alexian Brothers                           sf                 Refinance                            $115.43            $9,200,000
Medical Office Portfolio
Alexian Brothers II MOB                    sf
Alexian Brothers I MOB                     sf
Energy Park Corporate Center               sf                 Acquisition                           $87.88            $8,820,000
Mesquite Village                           Units              Refinance                         $32,575.76            $8,600,000
Plaza Towers                               Rooms              Refinance                         $39,953.27            $8,550,000
Water Tower Place                          sf                 Refinance                             $75.42            $8,600,000
The Marketplace                            sf                 Refinance                             $52.24            $8,500,000
Arcadia Villa Apartments                   Units              Refinance                         $49,349.11            $8,340,000
Promenade Building                         sf                 Refinance                            $187.51            $8,000,000
Lancaster Plaza                            sf                 Acquisition                          $148.64            $8,000,000
Ebensburg Plaza                            sf                 Acquisition                           $63.19            $7,875,000
Best Western - Charleston                  Rooms              Acquisition                       $50,980.39            $7,800,000
New Center Parking Decks                   Parking Sp         Refinance                          $4,093.68            $7,687,500
Balmoral Centre                            sf                 Refinance                            $165.21            $7,600,000
Snyder Warehouse                           sf                 Refinance                             $99.70            $7,500,000
Galtier Plaza                              sf                 Acquisition                           $34.54            $7,500,000
Hilltop Village                            sf                 Refinance                            $220.38            $7,500,000
LA Fitness, Beaverton                      sf                 Refinance                            $170.73            $7,000,000
Biltmore Shopping Plaza                    sf                 Acquisition                          $130.83            $7,000,000
North 101 Business Park                    sf                 Refinance                             $58.10            $6,950,000
Manchester Theater                         sf                 Refinance                            $142.23            $6,800,000
Southboro Executive Place                  sf                 Acquisition                           $94.68            $6,700,000
Hopewell Shopping Center                   sf                 Refinance                             $44.73            $6,600,000
Meadows Apartments                         Units              Acquisition                       $44,249.08            $5,730,000
Colony at Piper Glen I & II                sf                 Refinance                            $125.21            $5,700,000
Heritage Place                             sf                 Acquisition                           $57.72            $5,500,000
Somerset Apartments                        Units              Refinance                         $28,515.63            $5,475,000
Hiram Square                               sf                 Refinance                            $196.11            $5,440,000
Commerce Center                            sf                 Acquisition                          $250.15            $5,000,000
Southlake Village Retail Center            sf                 Refinance                             $86.86            $5,000,000
201 Providence Road                        sf                 Refinance                            $185.80            $4,850,000
Eastern HIlls Center                       sf                 Acquisition                          $274.76            $4,818,000
Grove Towers                               sf                 Refinance                             $40.82            $4,700,000
425 Ashley Ridge Boulevard                 sf                 Refinance                            $100.11            $4,650,000
85 East Colorado Boulevard                 sf                 Acquisition                          $218.81            $4,200,000
Keswick Apartments                         Units              Acquisition                       $23,333.33            $4,200,000
Hampton Inn - Palm Desert                  Rooms              Refinance                         $47,382.41            $4,175,000
Six Quebec                                 sf                 Refinance                            $191.13            $4,010,000
Hill Country Crossing                      sf                 Acquisition                          $134.58            $4,000,000
Martin Crossing                            sf                 Refinance                            $158.60            $3,800,000
Fair Hope                                  sf                 Refinance                            $155.19            $3,700,000
Day Hill Village Shoppes                   sf                 Refinance                            $101.73            $3,500,000
Supercenter Exchange                       sf                 Refinance                             $97.82            $3,150,000
Beach Park Walgreens                       sf                 Acquisition                          $213.87            $3,114,000
Mercedes Plaza                             sf                 Acquisition                          $118.39            $3,090,000
4790 Sugarloaf Parkway                     sf                 Acquisition                          $175.26            $3,100,000
Augusta Business Center                    sf                 Refinance                             $41.88            $3,080,000
Lakeside Office Building                   sf                 Refinance                             $72.50            $2,750,000
South Wayne Center                         sf                 Refinance                             $40.43            $2,400,000
Rhett at Remount                           sf                 Refinance                             $55.77            $2,400,000
Milestone South Retail Center              sf                 Refinance                            $206.65            $2,280,000
Central Texas Marketplace                  sf                 Acquisition                          $169.49            $2,000,000
Westlake Office Center                     sf                 Acquisition                           $68.36            $2,000,000
Trenton Shopping Center                    sf                 Refinance                             $55.98            $1,880,000
Tire Kingdom                               sf                 Refinance                            $207.75            $1,350,000
Parkway Village                            sf                 Acquisition                          $158.40            $1,300,000
460 West Ontario Street                    sf                 Acquisition                          $237.10            $1,300,000



                                                                    Allocated
                                            Cut-off Date           Cut-off Date           % of
                                           Balance as of             Balance          Initial Pool     Interest     Administrative
              Property Name                  July 2006           (multi-property)        Balance         Rate            Fee
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                 $248,400,000.00                                   6.9%      5.7340%           0.02059%
Westgate Marketplace                                                $32,276,644.07
Market At First Colony                                              $16,107,570.40
Village At Blanco                                                   $15,538,048.56
Copperfield Crossing                                                $14,263,268.03
Mason Park                                                          $12,603,236.77
Bandera Festival                                                    $11,896,227.67
Grogan's Mill                                                       $11,681,085.59
Creekside Plaza Shopping Center                                     $10,543,712.75
Southlake Village                                                   $10,521,116.46
Townsend Square                                                      $8,730,042.66
Highland Square                                                      $8,545,612.43
Forestwood                                                           $8,361,182.19
Steeplechase                                                         $8,299,678.92
Spring Shadows                                                       $7,992,321.72
Mission Bend                                                         $7,316,024.47
Sterling Plaza                                                       $6,824,157.46
Parkwood                                                             $6,721,519.41
Village By The Park                                                  $6,060,578.09
Barker Cypress                                                       $6,041,243.95
Benchmark Crossing                                                   $5,963,429.98
DeSoto Shopping Center                                               $5,594,649.07
Beechcrest                                                           $5,348,715.57
Richwood                                                             $4,918,351.83
Colony Plaza                                                         $3,811,690.84
Melbourne Plaza                                                      $3,750,267.14
Minyard's                                                            $3,073,969.89
Green Oaks                                                           $2,889,539.65
Kroger's Bissonnet                                                   $1,541,002.95
Wurzbach                                                             $1,185,111.47
One New York Plaza                          $200,000,000.00        $200,000,000.00            5.5%      5.4995%           0.02059%
JP Morgan International                     $194,060,178.27        $194,060,178.27            5.4%      4.9400%           0.02059%
Plaza I & II
55 Corporate Drive                          $190,000,000.00        $190,000,000.00            5.3%      5.7465%           0.02059%
350 Madison Avenue                          $180,000,000.00        $180,000,000.00            5.0%      5.6000%           0.02059%
Portals I                                   $155,000,000.00        $155,000,000.00            4.3%      6.0330%           0.02059%
Pacific Center                              $121,200,000.00        $121,200,000.00            3.4%      5.7594%           0.02059%
Montehiedra Town Center                     $120,000,000.00        $120,000,000.00            3.3%      6.0400%           0.02059%
The Strip                                    $92,328,509.76         $92,328,509.76            2.6%      5.8390%           0.07059%
Johnson Medical Office Portfolio             $91,730,000.00                                   2.5%      6.0200%           0.04059%
Sacred Heart MOB                                                    $17,280,000.00
Shelby Physicians Center                                             $9,300,000.00
Cullman MOB I                                                        $9,110,000.00
Physicians Medical Plaza                                             $8,636,000.00
Cullman MOB II                                                       $8,632,000.00
Wesley Medical Plaza                                                 $7,406,000.00
Emerald Coast Physicians Plaza                                       $6,840,000.00
Coosa Valley Medical Plaza                                           $5,440,000.00
Kingsport Medical Office Plaza                                       $5,242,000.00
Carolina Medical Plaza                                               $4,300,000.00
The Women's Pavilion                                                 $4,234,000.00
Coastal Carolina Medical Plaza                                       $3,330,000.00
Family Medicine South                                                $1,980,000.00
West Oaks Mall                               $86,000,000.00         $86,000,000.00            2.4%      7.4400%           0.02059%
The Hilton Minneapolis                       $83,000,000.00         $83,000,000.00            2.3%      6.1700%           0.02059%
The Mall at Turtle Creek                     $80,750,000.00         $80,750,000.00            2.2%      6.5370%           0.02059%
JQH Hotel Portfolio B2                       $76,000,000.00                                   2.1%      5.4870%           0.02059%
Dallas Embassy Suites                                               $21,115,254.07
Sacramento Holiday Inn                                              $13,506,558.85
Charlotte Renaissance                                               $10,219,963.14
Montgomery Embassy Suites                                            $8,846,796.08
Columbia Embassy Suites                                              $7,541,162.12
Jefferson City Capitol Plaza                                         $5,155,003.37
Coral Springs Marriott                                               $4,887,966.80
Cedar Rapids Marriott                                                $4,727,295.55
Nemours Building                             $58,600,000.00         $58,600,000.00            1.6%      7.5120%           0.02059%
John Marshall II                             $54,300,000.00         $54,300,000.00            1.5%      5.7900%           0.04059%
Mount Kemble Corporate Center                $44,500,000.00         $44,500,000.00            1.2%      6.1330%           0.02059%
The Hotel on Rivington                       $40,250,000.00         $40,250,000.00            1.1%      6.2000%           0.02059%
Corporate Center                             $40,000,000.00         $40,000,000.00            1.1%      5.7970%           0.02059%
Citadel Crossing                             $36,000,000.00         $36,000,000.00            1.0%      6.1150%           0.02059%
331 North Maple Drive                        $34,000,000.00         $34,000,000.00            0.9%      6.1100%           0.02059%
Buckhead Crossing                            $33,215,000.00         $33,215,000.00            0.9%      5.5700%           0.02059%
Bass Pro Shops                               $32,000,000.00         $32,000,000.00            0.9%      6.0380%           0.02059%
131 Spring Street                            $30,000,000.00         $30,000,000.00            0.8%      6.2780%           0.02059%
Mohawk Hills Apartments                      $29,500,000.00         $29,500,000.00            0.8%      6.4400%           0.02059%
3 Gannett Drive                              $28,800,000.00         $28,800,000.00            0.8%      6.0950%           0.02059%
Glenwood Meadows                             $28,500,000.00         $28,500,000.00            0.8%      5.7100%           0.02059%
Santan Gateway                               $28,060,000.00         $28,060,000.00            0.8%      5.5720%           0.02059%
Two Towne Square                             $28,000,000.00         $28,000,000.00            0.8%      6.2513%           0.02059%
Towns of Riverside                           $27,900,000.00         $27,900,000.00            0.8%      5.4750%           0.02059%
88 Third Avenue                              $27,000,000.00         $27,000,000.00            0.7%      6.0400%           0.00059%
Lorden Plaza                                 $26,000,000.00         $26,000,000.00            0.7%      5.8230%           0.02059%
Providence at Old Meridian                   $25,500,000.00         $25,500,000.00            0.7%      6.0100%           0.02059%
Holiday Inn, Fishermans Wharf                $25,000,000.00         $25,000,000.00            0.7%      6.2000%           0.02059%
Moulton Plaza                                $24,300,000.00         $24,300,000.00            0.7%      5.8250%           0.02059%
Fremont Marriott                             $24,000,000.00         $24,000,000.00            0.7%      6.1600%           0.02059%
Alanza Brook Apartments                      $23,000,000.00         $23,000,000.00            0.6%      5.4750%           0.02059%
Residence Inn Midtown Atlanta                $23,000,000.00         $23,000,000.00            0.6%      6.5200%           0.02059%
1544 Old Alabama Road and                    $22,500,000.00                                   0.6%      7.9650%           0.02059%
900 Holcomb Road
1544 Old Alabama Road                                               $17,500,000.00
900 Holcomb Road                                                     $5,000,000.00
Louisville Medical Office Portfolio          $22,100,000.00                                   0.6%      5.7400%           0.06059%
Gray Street Medical Office Plaza                                     $8,448,872.18
Audubon Medical Plaza West                                           $8,052,631.58
Audubon Medical Plaza East                                           $5,598,496.24
Aliso Viejo 20                               $21,876,101.27         $21,876,101.27            0.6%      5.8400%           0.02059%
Paradise 24                                  $21,876,101.27         $21,876,101.27            0.6%      5.8400%           0.02059%
Anderson Station                             $21,565,000.00         $21,565,000.00            0.6%      5.7950%           0.02059%
Tequa Festival Marketplace                   $20,300,000.00         $20,300,000.00            0.6%      6.8150%           0.02059%
6200 Oak Tree Boulevard                      $20,200,000.00         $20,200,000.00            0.6%      5.9140%           0.02059%
Grant & Geary Center                         $19,980,373.82         $19,980,373.82            0.6%      6.0750%           0.02059%
Oak Park Shopping Center                     $19,500,000.00         $19,500,000.00            0.5%      6.0140%           0.02059%
107 Tom Starling Road                        $19,300,000.00         $19,300,000.00            0.5%      6.4620%           0.06059%
Residence Inn by Marriott-                   $19,000,000.00         $19,000,000.00            0.5%      5.8160%           0.02059%
Princeton, NJ
Medinah Temple                               $19,000,000.00         $19,000,000.00            0.5%      6.2000%           0.02059%
Price Self Storage - National                $18,903,908.65         $18,903,908.65            0.5%      5.9730%           0.02059%
Padonia Shopping Center                      $17,700,000.00         $17,700,000.00            0.5%      6.4580%           0.02059%
Pleasant Hill                                $17,500,000.00         $17,500,000.00            0.5%      5.6580%           0.02059%
Homewood Suites - Del Mar                    $17,000,000.00         $17,000,000.00            0.5%      6.7050%           0.02059%
289 Greenwich Avenue                         $17,000,000.00         $17,000,000.00            0.5%      5.8640%           0.02059%
American River Office                        $16,450,000.00         $16,450,000.00            0.5%      6.2900%           0.02059%
Fairfax Office Building                      $16,000,000.00         $16,000,000.00            0.4%      6.1600%           0.02059%
Andersen Fiesta                              $16,000,000.00         $16,000,000.00            0.4%      6.1500%           0.02059%
Silver Creek Portfolio II                    $15,510,000.00                                   0.4%      6.5200%           0.02059%
1005 East Spruce Street                                              $2,402,877.00
912 U.S. Highway 12                                                  $2,361,619.00
2002 South Pleasant Street                                           $1,756,763.00
2405 West 7th Street                                                 $1,669,232.00
3907 Beinville Road                                                  $1,645,772.00
2200 North Wayne Street                                              $1,603,613.00
2050 Walton Drive                                                    $1,560,541.00
771 Lost Creek Boulevard                                             $1,456,635.00
5441 South 24th Street                                               $1,052,948.00
Hilton Garden Inn - Las Vegas                $15,000,000.00         $15,000,000.00            0.4%      7.1190%           0.02059%
Chandler Santan South                        $14,340,000.00         $14,340,000.00            0.4%      5.5720%           0.02059%
Mayfaire Community Center                    $14,000,000.00         $14,000,000.00            0.4%      6.2300%           0.02059%
(Harris Teeter)
Mercado del Rancho                           $13,650,000.00         $13,650,000.00            0.4%      5.7100%           0.02059%
Brookhollow Two                              $13,640,000.00         $13,640,000.00            0.4%      6.2800%           0.02059%
Camelback Village Center                     $13,300,000.00         $13,300,000.00            0.4%      5.7500%           0.02059%
Alpine Valley Center                         $12,600,000.00         $12,600,000.00            0.3%      5.7000%           0.02059%
Wyndham Union Station Hotel                  $12,500,000.00         $12,500,000.00            0.3%      7.3500%           0.02059%
Cortaro Plaza                                $12,000,000.00         $12,000,000.00            0.3%      6.1700%           0.02059%
Hotel Los Gatos                              $11,966,997.35         $11,966,997.35            0.3%      7.2370%           0.02059%
The Moorings                                 $11,900,000.00         $11,900,000.00            0.3%      5.5200%           0.02059%
Palm Plaza                                   $11,588,240.09         $11,588,240.09            0.3%      6.0600%           0.02059%
Chicago Industrial Portfolio                 $11,200,000.00                                   0.3%      7.1750%           0.02059%
1812 West Hubbard                                                    $5,700,000.00
7200 Leamington                                                      $5,500,000.00
Shops at World Golf Village                  $10,753,786.95         $10,753,786.95            0.3%      5.3000%           0.02059%
Lackland Self Storage                        $10,600,000.00         $10,600,000.00            0.3%      7.3500%           0.02059%
Comfort Suites Manassas                      $10,500,000.00         $10,500,000.00            0.3%      6.2000%           0.02059%
Townplace Suites by                          $10,000,000.00         $10,000,000.00            0.3%      6.3600%           0.02059%
Marriott, Campbell
Centra Point Portfolio                        $9,372,676.53                                   0.3%      5.8800%           0.02059%
Centra Point Building 2                                              $2,777,089.34
Centra Point Building 8                                              $2,330,771.41
Centra Point Building 4                                              $2,157,203.33
Centra Point Building 3                                              $2,107,612.45
Hoffman Village Shopping Center               $9,350,000.00          $9,350,000.00            0.3%      6.3050%           0.02059%
Alexian Brothers                              $9,200,000.00                                   0.3%      5.9600%           0.07059%
Medical Office Portfolio
Alexian Brothers II MOB                                              $5,780,104.71
Alexian Brothers I MOB                                               $3,419,895.29
Energy Park Corporate Center                  $8,820,000.00          $8,820,000.00            0.2%      5.8400%           0.02059%
Mesquite Village                              $8,600,000.00          $8,600,000.00            0.2%      5.9200%           0.02059%
Plaza Towers                                  $8,550,000.00          $8,550,000.00            0.2%      6.7390%           0.02059%
Water Tower Place                             $8,522,249.14          $8,522,249.14            0.2%      5.2400%           0.02059%
The Marketplace                               $8,500,000.00          $8,500,000.00            0.2%      6.7100%           0.02059%
Arcadia Villa Apartments                      $8,340,000.00          $8,340,000.00            0.2%      5.9600%           0.02059%
Promenade Building                            $8,000,000.00          $8,000,000.00            0.2%      5.5500%           0.02059%
Lancaster Plaza                               $8,000,000.00          $8,000,000.00            0.2%      6.0700%           0.02059%
Ebensburg Plaza                               $7,875,000.00          $7,875,000.00            0.2%      6.0350%           0.02059%
Best Western - Charleston                     $7,800,000.00          $7,800,000.00            0.2%      7.2200%           0.02059%
New Center Parking Decks                      $7,610,151.73          $7,610,151.73            0.2%      5.9100%           0.02059%
Balmoral Centre                               $7,600,000.00          $7,600,000.00            0.2%      5.4700%           0.02059%
Snyder Warehouse                              $7,500,000.00          $7,500,000.00            0.2%      6.3970%           0.05059%
Galtier Plaza                                 $7,500,000.00          $7,500,000.00            0.2%      6.4070%           0.02059%
Hilltop Village                               $7,500,000.00          $7,500,000.00            0.2%      5.5700%           0.02059%
LA Fitness, Beaverton                         $7,000,000.00          $7,000,000.00            0.2%      6.1000%           0.02059%
Biltmore Shopping Plaza                       $6,973,634.94          $6,973,634.94            0.2%      5.8900%           0.02059%
North 101 Business Park                       $6,950,000.00          $6,950,000.00            0.2%      6.2500%           0.02059%
Manchester Theater                            $6,761,889.26          $6,761,889.26            0.2%      6.2930%           0.02059%
Southboro Executive Place                     $6,700,000.00          $6,700,000.00            0.2%      5.8800%           0.02059%
Hopewell Shopping Center                      $6,564,063.29          $6,564,063.29            0.2%      5.5800%           0.07059%
Meadows Apartments                            $5,708,130.94          $5,708,130.94            0.2%      5.8300%           0.02059%
Colony at Piper Glen I & II                   $5,694,699.17          $5,694,699.17            0.2%      6.3540%           0.02059%
Heritage Place                                $5,500,000.00          $5,500,000.00            0.2%      5.8800%           0.02059%
Somerset Apartments                           $5,475,000.00          $5,475,000.00            0.2%      6.1100%           0.02059%
Hiram Square                                  $5,440,000.00          $5,440,000.00            0.2%      5.7500%           0.02059%
Commerce Center                               $5,000,000.00          $5,000,000.00            0.1%      5.7540%           0.02059%
Southlake Village Retail Center               $4,933,304.01          $4,933,304.01            0.1%      5.6800%           0.02059%
201 Providence Road                           $4,845,088.09          $4,845,088.09            0.1%      5.9100%           0.02059%
Eastern HIlls Center                          $4,818,000.00          $4,818,000.00            0.1%      6.4570%           0.02059%
Grove Towers                                  $4,700,000.00          $4,700,000.00            0.1%      5.7500%           0.02059%
425 Ashley Ridge Boulevard                    $4,645,661.40          $4,645,661.40            0.1%      6.3370%           0.02059%
85 East Colorado Boulevard                    $4,200,000.00          $4,200,000.00            0.1%      5.9730%           0.02059%
Keswick Apartments                            $4,200,000.00          $4,200,000.00            0.1%      6.2800%           0.02059%
Hampton Inn - Palm Desert                     $4,169,652.29          $4,169,652.29            0.1%      6.7660%           0.02059%
Six Quebec                                    $4,006,224.40          $4,006,224.40            0.1%      6.2900%           0.08059%
Hill Country Crossing                         $3,988,470.37          $3,988,470.37            0.1%      5.9200%           0.02059%
Martin Crossing                               $3,800,000.00          $3,800,000.00            0.1%      5.7000%           0.02059%
Fair Hope                                     $3,700,000.00          $3,700,000.00            0.1%      5.9360%           0.02059%
Day Hill Village Shoppes                      $3,500,000.00          $3,500,000.00            0.1%      5.7100%           0.02059%
Supercenter Exchange                          $3,121,497.23          $3,121,497.23            0.1%      5.6300%           0.02059%
Beach Park Walgreens                          $3,114,000.00          $3,114,000.00            0.1%      5.9100%           0.02059%
Mercedes Plaza                                $3,090,000.00          $3,090,000.00            0.1%      5.4900%           0.02059%
4790 Sugarloaf Parkway                        $3,077,840.11          $3,077,840.11            0.1%      5.7100%           0.02059%
Augusta Business Center                       $3,067,529.37          $3,067,529.37            0.1%      6.2300%           0.02059%
Lakeside Office Building                      $2,738,892.63          $2,738,892.63            0.1%      5.5700%           0.02059%
South Wayne Center                            $2,393,470.43          $2,393,470.43            0.1%      6.1920%           0.02059%
Rhett at Remount                              $2,377,273.45          $2,377,273.45            0.1%      5.5500%           0.02059%
Milestone South Retail Center                 $2,280,000.00          $2,280,000.00            0.1%      6.1000%           0.07059%
Central Texas Marketplace                     $2,000,000.00          $2,000,000.00            0.1%      5.7000%           0.02059%
Westlake Office Center                        $2,000,000.00          $2,000,000.00            0.1%      6.0900%           0.07059%
Trenton Shopping Center                       $1,858,681.42          $1,858,681.42            0.1%      5.6500%           0.02059%
Tire Kingdom                                  $1,347,277.84          $1,347,277.84            0.0%      6.5930%           0.02059%
Parkway Village                               $1,298,851.47          $1,298,851.47            0.0%      6.6180%           0.02059%
460 West Ontario Street                       $1,282,730.60          $1,282,730.60            0.0%      5.7000%           0.02059%




                                               Pari Passu         Pari Passu
                                                Monthly           Annual Debt         Monthly            Annual Debt
              Property Name                     Payment             Service           Payment              Service
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                     $1,203,423.25      $14,441,079.00    $1,514,994.69          $18,179,936.28
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                              $1,228,115.27      $14,737,383.24    $2,456,230.53          $29,474,766.36
JP Morgan International                                                                $947,663.12          $11,371,957.49
Plaza I & II
55 Corporate Drive                                                                     $922,499.48          $11,069,993.76
350 Madison Avenue                                                                     $851,666.67          $10,220,000.00
Portals I                                                                              $790,085.59           $9,481,027.08
Pacific Center                                                                         $589,778.56           $7,077,342.70
Montehiedra Town Center                                                                $612,388.89           $7,348,666.68
The Strip                                                                              $545,635.22           $6,547,622.64
Johnson Medical Office Portfolio                                                       $466,570.21           $5,598,842.52
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                                                         $557,642.63           $6,691,711.58
The Hilton Minneapolis                                                                 $432,685.53           $5,192,226.39
The Mall at Turtle Creek                                                               $512,361.41           $6,148,336.92
JQH Hotel Portfolio B2                            $430,899.96       $5,170,799.52    $1,366,406.45          $16,396,877.40
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                                                                       $410,221.33           $4,922,655.96
John Marshall II                                                                       $318,261.20           $3,819,134.40
Mount Kemble Corporate Center                                                          $230,590.86           $2,767,090.35
The Hotel on Rivington                                                                 $246,518.77           $2,958,225.24
Corporate Center                                                                       $234,624.80           $2,815,497.60
Citadel Crossing                                                                       $218,507.05           $2,622,084.60
331 North Maple Drive                                                                  $206,257.89           $2,475,094.68
Buckhead Crossing                                                                      $156,314.25           $1,875,771.00
Bass Pro Shops                                                                         $192,638.66           $2,311,663.92
131 Spring Street                                                                      $185,261.83           $2,223,141.96
Mohawk Hills Apartments                                                                $160,515.51           $1,926,186.11
3 Gannett Drive                                                                        $174,433.50           $2,093,202.00
Glenwood Meadows                                                                       $165,594.78           $1,987,137.36
Santan Gateway                                                                         $160,591.48           $1,927,097.76
Two Towne Square                                                                       $172,424.49           $2,069,093.88
Towns of Riverside                                                                     $157,975.79           $1,895,709.48
88 Third Avenue                                                                        $162,573.65           $1,950,883.80
Lorden Plaza                                                                           $127,917.29           $1,535,007.50
Providence at Old Meridian                                                             $129,486.28           $1,553,835.42
Holiday Inn, Fishermans Wharf                                                          $153,117.24           $1,837,406.88
Moulton Plaza                                                                          $142,968.08           $1,715,616.96
Fremont Marriott                                                                       $146,370.17           $1,756,442.04
Alanza Brook Apartments                                                                $130,230.94           $1,562,771.28
Residence Inn Midtown Atlanta                                                          $155,585.21           $1,867,022.52
1544 Old Alabama Road and                                                              $165,516.27           $1,986,195.24
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio                                                    $128,829.23           $1,545,950.76
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                                                         $139,602.43           $1,675,229.16
Paradise 24                                                                            $139,602.43           $1,675,229.16
Anderson Station                                                                       $126,464.64           $1,517,575.68
Tequa Festival Marketplace                                                             $132,543.71           $1,590,524.52
6200 Oak Tree Boulevard                                                                $119,994.59           $1,439,935.08
Grant & Geary Center                                                                   $120,876.18           $1,450,514.16
Oak Park Shopping Center                                                               $117,087.93           $1,405,055.16
107 Tom Starling Road                                                                  $121,507.21           $1,458,086.52
Residence Inn by Marriott-                                                             $111,676.74           $1,340,120.88
Princeton, NJ
Medinah Temple                                                                         $116,369.11           $1,396,429.32
Price Self Storage - National                                                          $113,584.99           $1,363,019.88
Padonia Shopping Center                                                                $111,387.59           $1,336,651.08
Pleasant Hill                                                                          $101,104.78           $1,213,257.36
Homewood Suites - Del Mar                                                              $109,753.64           $1,317,043.68
289 Greenwich Avenue                                                                   $100,441.94           $1,205,303.28
American River Office                                                                  $101,713.82           $1,220,565.84
Fairfax Office Building                                                                 $97,580.12           $1,170,961.40
Andersen Fiesta                                                                         $97,476.51           $1,169,718.12
Silver Creek Portfolio II                                                               $85,441.43           $1,025,297.17
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                                                          $100,997.04           $1,211,964.48
Chandler Santan South                                                                   $82,069.91             $984,838.92
Mayfaire Community Center                                                               $86,018.38           $1,032,220.60
(Harris Teeter)
Mercado del Rancho                                                                      $79,311.18             $951,734.16
Brookhollow Two                                                                         $84,250.13           $1,011,001.56
Camelback Village Center                                                                $77,615.20             $931,382.40
Alpine Valley Center                                                                    $73,130.45             $877,565.40
Wyndham Union Station Hotel                                                             $91,157.75           $1,093,893.00
Cortaro Plaza                                                                           $73,262.83             $879,153.96
Hotel Los Gatos                                                                         $81,755.37             $981,064.44
The Moorings                                                                            $67,716.29             $812,595.48
Palm Plaza                                                                              $70,599.38             $847,192.56
Chicago Industrial Portfolio                                                            $75,834.83             $910,017.96
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                                                             $59,972.91             $719,674.92
Lackland Self Storage                                                                   $73,031.04             $876,372.48
Comfort Suites Manassas                                                                 $68,941.12             $827,293.44
Townplace Suites by                                                                     $66,648.53             $799,782.36
Marriott, Campbell
Centra Point Portfolio                             $55,634.59         $667,615.08      $218,136.17           $2,617,634.04
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center                                                         $57,904.43             $694,853.16
Alexian Brothers                                                                        $46,327.96             $555,935.52
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                                                            $51,976.51             $623,718.12
Mesquite Village                                                                        $51,119.85             $613,438.20
Plaza Towers                                                                            $59,013.56             $708,162.72
Water Tower Place                                                                       $47,436.27             $569,235.24
The Marketplace                                                                         $54,905.02             $658,860.24
Arcadia Villa Apartments                                                                $49,788.24             $597,458.88
Promenade Building                                                                      $45,674.40             $548,092.80
Lancaster Plaza                                                                         $48,324.66             $579,895.92
Ebensburg Plaza                                                                         $47,391.95             $568,703.40
Best Western - Charleston                                                               $56,228.27             $674,739.24
New Center Parking Decks                                                                $49,108.60             $589,303.20
Balmoral Centre                                                                         $46,534.59             $558,415.08
Snyder Warehouse                                                                        $46,898.21             $562,778.52
Galtier Plaza                                                                           $46,947.32             $563,367.84
Hilltop Village                                                                         $35,296.01             $423,552.12
LA Fitness, Beaverton                                                                   $42,419.64             $509,035.68
Biltmore Shopping Plaza                                                                 $41,474.77             $497,697.24
North 101 Business Park                                                                 $42,792.35             $513,508.20
Manchester Theater                                                                      $48,692.99             $584,315.88
Southboro Executive Place                                                               $39,654.44             $475,853.28
Hopewell Shopping Center                                                                $37,806.02             $453,672.24
Meadows Apartments                                                                      $33,730.49             $404,765.88
Colony at Piper Glen I & II                                                             $35,482.33             $425,787.96
Heritage Place                                                                          $27,324.31             $327,891.72
Somerset Apartments                                                                     $33,213.59             $398,563.08
Hiram Square                                                                            $31,746.37             $380,956.44
Commerce Center                                                                         $29,191.35             $350,296.20
Southlake Village Retail Center                                                         $28,956.68             $347,480.16
201 Providence Road                                                                     $28,798.16             $345,577.92
Eastern HIlls Center                                                                    $30,316.92             $363,803.04
Grove Towers                                                                            $22,833.62             $274,003.44
425 Ashley Ridge Boulevard                                                              $28,894.48             $346,733.76
85 East Colorado Boulevard                                                              $25,108.26             $301,299.12
Keswick Apartments                                                                      $22,285.28             $267,423.36
Hampton Inn - Palm Desert                                                               $28,887.75             $346,653.00
Six Quebec                                                                              $24,794.68             $297,536.16
Hill Country Crossing                                                                   $23,776.68             $285,320.16
Martin Crossing                                                                         $18,300.69             $219,608.28
Fair Hope                                                                               $22,031.36             $264,376.32
Day Hill Village Shoppes                                                                $20,336.20             $244,034.40
Supercenter Exchange                                                                    $18,934.22             $227,210.64
Beach Park Walgreens                                                                    $15,549.46             $186,593.52
Mercedes Plaza                                                                          $17,525.30             $210,303.60
4790 Sugarloaf Parkway                                                                  $18,012.06             $216,144.72
Augusta Business Center                                                                 $22,476.70             $269,720.40
Lakeside Office Building                                                                $15,735.19             $188,822.28
South Wayne Center                                                                      $14,686.80             $176,241.60
Rhett at Remount                                                                        $13,702.32             $164,427.84
Milestone South Retail Center                                                           $13,816.68             $165,800.16
Central Texas Marketplace                                                               $11,608.01             $139,296.12
Westlake Office Center                                                                  $12,106.98             $145,283.76
Trenton Shopping Center                                                                 $10,852.03             $130,224.36
Tire Kingdom                                                                            $10,139.29             $121,671.48
Parkway Village                                                                          $8,318.03              $99,816.36
460 West Ontario Street                                                                  $7,545.21              $90,542.52




                                                                       Interest                           First         Last IO
                                                 Balloon                Accrual             Note         Payment        Payment
              Property Name                      Balance                Method              Date           Date          Date
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                     $248,400,000.00       Actual/360          4/25/2006      6/6/2006      4/6/2016
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                              $169,465,217.07       Actual/360          3/1/2006       4/6/2006      3/6/2009
JP Morgan International                         $163,857,320.18       Actual/360          3/21/2006      5/6/2006      5/6/2006
Plaza I & II
55 Corporate Drive                              $190,000,000.00       Actual/360          6/6/2006       7/6/2006      12/6/2015
350 Madison Avenue                              $180,000,000.00       Actual/360          2/1/2006       3/6/2006      2/6/2016
Portals I                                       $155,000,000.00       Actual/360          6/6/2006       7/6/2006      7/6/2016
Pacific Center                                  $121,200,000.00       Actual/360          4/19/2006      6/6/2006      5/6/2016
Montehiedra Town Center                         $120,000,000.00       Actual/360          6/9/2006       8/6/2006      7/6/2016
The Strip                                        $78,170,747.97       Actual/360          4/5/2006       5/6/2006
Johnson Medical Office Portfolio                 $91,730,000.00       Actual/360          5/31/2006      7/6/2006      6/6/2016
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                   $84,132,387.13       Actual/360          6/23/2006      8/6/2006
The Hilton Minneapolis                           $83,000,000.00       Actual/360          3/22/2006      5/6/2006      4/6/2011
The Mall at Turtle Creek                         $76,079,416.20       Actual/360          6/2/2006       7/6/2006      6/6/2011
JQH Hotel Portfolio B2                           $67,843,988.43       Actual/360          9/26/2005     11/6/2005      9/6/2008
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                                 $53,589,786.24       Actual/360          5/24/2006      7/6/2006      6/6/2008
John Marshall II                                 $50,662,947.75       Actual/360          4/28/2006      6/6/2006      5/6/2011
Mount Kemble Corporate Center                    $44,500,000.00       Actual/360          6/8/2006       8/6/2006      7/6/2016
The Hotel on Rivington                           $35,115,741.79       Actual/360          3/29/2006      5/6/2006      4/6/2007
Corporate Center                                 $37,323,175.50       Actual/360          3/10/2006      5/6/2006      4/6/2011
Citadel Crossing                                 $34,490,138.22       Actual/360          12/1/2005      1/6/2006      6/6/2007
331 North Maple Drive                            $31,858,614.12       Actual/360          3/31/2006      5/6/2006      4/6/2011
Buckhead Crossing                                $33,215,000.00       Actual/360          4/13/2006      6/6/2006      5/6/2016
Bass Pro Shops                                   $27,803,716.60       Actual/360          6/20/2006      8/6/2006      7/6/2007
131 Spring Street                                $28,173,050.56       Actual/360          6/14/2006      8/6/2006      7/6/2011
Mohawk Hills Apartments                          $29,500,000.00       Actual/360          6/15/2006      8/6/2006      7/6/2011
3 Gannett Drive                                  $26,075,216.61       Actual/360          3/31/2006      5/6/2006      4/6/2009
Glenwood Meadows                                 $25,610,245.18       Actual/360          4/17/2006      6/6/2006      5/6/2009
Santan Gateway                                   $26,100,146.58       Actual/360          5/23/2006      7/6/2006      6/6/2011
Two Towne Square                                 $25,427,459.24       Actual/360          6/15/2006      8/6/2006      7/6/2009
Towns of Riverside                               $26,768,934.16       Actual/360          2/3/2006       3/6/2006      2/6/2013
88 Third Avenue                                  $24,602,151.25       Actual/360          2/17/2006      4/6/2006      8/6/2009
Lorden Plaza                                     $26,000,000.00       Actual/360          5/3/2006       6/6/2006      5/6/2016
Providence at Old Meridian                       $25,500,000.00       Actual/360          6/15/2006      8/6/2006      7/6/2011
Holiday Inn, Fishermans Wharf                    $22,254,760.24       Actual/360         12/14/2005      2/6/2006      1/6/2008
Moulton Plaza                                    $21,886,352.60       Actual/360          5/4/2006       6/6/2006      5/6/2009
Fremont Marriott                                 $23,452,917.23       Actual/360          9/22/2005     11/6/2005      10/6/2008
Alanza Brook Apartments                          $22,072,807.63       Actual/360          2/9/2006       4/6/2006      3/6/2013
Residence Inn Midtown Atlanta                    $22,058,617.46       Actual/360          3/31/2006      5/6/2006      10/6/2008
1544 Old Alabama Road and                        $18,000,000.00       Actual/360          6/13/2006      8/6/2006
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio              $20,604,868.47       Actual/360          3/20/2006      5/6/2006      4/6/2011
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                   $16,949,530.55       Actual/360          2/10/2006      4/6/2006
Paradise 24                                      $16,949,530.55       Actual/360          2/10/2006      4/6/2006
Anderson Station                                 $20,744,656.64       Actual/360         12/27/2005      2/6/2006      1/6/2013
Tequa Festival Marketplace                       $19,191,140.26       Actual/360          6/2/2006       7/6/2006      6/6/2011
6200 Oak Tree Boulevard                          $17,867,387.99       Actual/360          3/15/2006      5/6/2006      4/6/2008
Grant & Geary Center                             $17,001,612.04       Actual/360          5/22/2006      7/6/2006
Oak Park Shopping Center                         $18,248,456.90       Actual/360          5/15/2006      7/6/2006      6/6/2011
107 Tom Starling Road                            $17,279,489.60       Actual/360          5/17/2006      7/6/2006      6/6/2008
Residence Inn by Marriott-                       $16,767,875.55       Actual/360          5/26/2006      7/6/2006      6/6/2008
Princeton, NJ
Medinah Temple                                   $17,236,674.99       Actual/360          5/31/2006      7/6/2006      6/6/2009
Price Self Storage - National                    $16,095,013.76       Actual/360          1/31/2006      3/6/2006
Padonia Shopping Center                          $16,134,891.37       Actual/360          5/16/2006      7/6/2006      6/6/2009
Pleasant Hill                                    $15,387,541.06       Actual/360          3/8/2006       5/6/2006      4/6/2008
Homewood Suites - Del Mar                        $15,298,730.18       Actual/360          6/1/2006       7/6/2006      6/6/2008
289 Greenwich Avenue                             $15,876,883.41       Actual/360          3/24/2006      5/6/2006      4/6/2011
American River Office                            $14,673,059.49       Actual/360          5/17/2006      7/6/2006      6/6/2008
Fairfax Office Building                          $14,504,831.34       Actual/360          6/23/2006      8/6/2006      7/6/2009
Andersen Fiesta                                  $15,000,070.76       Actual/360          5/31/2006      7/6/2006      6/6/2011
Silver Creek Portfolio II                        $15,510,000.00       Actual/360          4/26/2006      6/6/2006      5/6/2011
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                    $13,614,309.34       Actual/360          6/6/2006       8/6/2006      7/6/2008
Chandler Santan South                            $13,338,421.68       Actual/360          5/23/2006      7/6/2006      6/6/2011
Mayfaire Community Center                        $12,708,614.60       Actual/360          6/15/2006      8/6/2006      7/6/2009
(Harris Teeter)
Mercado del Rancho                               $12,721,165.42       Actual/360          5/10/2006      7/6/2006      6/6/2011
Brookhollow Two                                  $12,164,962.74       Actual/360          4/28/2006      6/6/2006      5/6/2008
Camelback Village Center                         $12,401,845.73       Actual/360          5/12/2006      7/6/2006      6/6/2011
Alpine Valley Center                             $11,320,145.43       Actual/360          4/24/2006      6/6/2006      5/6/2009
Wyndham Union Station Hotel                      $11,525,190.40       Actual/360          8/16/2005     10/6/2005      9/6/2007
Cortaro Plaza                                    $11,253,002.36       Actual/360          5/15/2006      7/6/2006      6/6/2011
Hotel Los Gatos                                  $11,398,926.64       Actual/360          2/10/2006      4/6/2006
The Moorings                                     $11,421,793.44       Actual/360          1/31/2006      3/6/2006      2/6/2013
Palm Plaza                                       $10,952,972.49       Actual/360          8/31/2005     10/6/2005
Chicago Industrial Portfolio                     $10,762,889.88       Actual/360          2/1/2006       4/6/2006      3/6/2007
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                       $8,967,538.32       Actual/360          2/17/2006      4/6/2006
Lackland Self Storage                            $10,084,094.72       Actual/360          4/17/2006      6/6/2006      5/6/2011
Comfort Suites Manassas                           $8,337,279.49       Actual/360          3/1/2006       4/6/2006      9/6/2006
Townplace Suites by                               $8,387,656.30       Actual/360          3/27/2006      5/6/2006      4/6/2008
Marriott, Campbell
Centra Point Portfolio                            $7,978,175.59       Actual/360          8/26/2005      5/6/2006
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center                   $8,002,024.63       Actual/360          6/12/2006      8/6/2006
Alexian Brothers                                  $9,200,000.00       Actual/360          4/19/2006      6/6/2006      5/6/2016
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                      $7,945,912.56       Actual/360          3/6/2006       5/6/2006      4/6/2009
Mesquite Village                                  $8,037,937.76       Actual/360          3/31/2006      5/6/2006      4/6/2011
Plaza Towers                                      $8,140,433.14       Actual/360          5/1/2006       6/6/2006      5/6/2013
Water Tower Place                                 $7,124,268.64       Actual/360         10/26/2005     12/6/2005
The Marketplace                                   $7,783,844.43       Actual/360          5/23/2006      7/6/2006      6/6/2009
Arcadia Villa Apartments                          $7,384,670.97       Actual/360          3/30/2006      5/6/2006      4/6/2008
Promenade Building                                $7,439,236.91       Actual/360          2/17/2006      4/6/2006      3/6/2011
Lancaster Plaza                                   $7,492,438.54       Actual/360          5/1/2006       6/6/2006      5/6/2011
Ebensburg Plaza                                   $6,984,604.52       Actual/360          11/3/2005     12/6/2005      11/6/2007
Best Western - Charleston                         $7,390,183.28       Actual/360          4/13/2006      6/6/2006      5/6/2008
New Center Parking Decks                          $5,934,196.51       Actual/360          12/5/2005      1/6/2006
Balmoral Centre                                   $6,228,409.49       Actual/360          2/24/2006      4/6/2006      3/6/2008
Snyder Warehouse                                  $6,945,068.26       Actual/360          5/26/2006      7/6/2006      6/6/2010
Galtier Plaza                                     $6,707,340.63       Actual/360          6/13/2006      8/6/2006      7/6/2008
Hilltop Village                                   $7,500,000.00       Actual/360          3/22/2006      5/6/2006      4/6/2016
LA Fitness, Beaverton                             $6,338,666.97       Actual/360          5/2/2006       6/6/2006      5/6/2009
Biltmore Shopping Plaza                           $5,918,873.09       Actual/360          2/13/2006      4/6/2006
North 101 Business Park                           $6,310,958.64       Actual/360          5/31/2006      7/6/2006      6/6/2009
Manchester Theater                                $4,707,084.72       Actual/360          3/22/2006      5/6/2006
Southboro Executive Place                         $6,258,295.02       Actual/360         12/21/2005      2/6/2006      1/6/2008
Hopewell Shopping Center                          $5,525,241.71       Actual/360          1/13/2006      3/1/2006
Meadows Apartments                                $4,836,320.19       Actual/360          2/27/2006      4/6/2006
Colony at Piper Glen I & II                       $4,884,594.58       Actual/360          5/15/2006      7/6/2006
Heritage Place                                    $5,500,000.00       Actual/360          5/18/2006      7/6/2006      6/6/2016
Somerset Apartments                               $4,958,365.88       Actual/360          5/10/2006      7/1/2006      6/1/2009
Hiram Square                                      $5,072,860.09       Actual/360          3/2/2006       4/6/2006      3/6/2011
Commerce Center                                   $4,662,782.75       Actual/360          4/13/2006      6/6/2006      5/6/2011
Southlake Village Retail Center                   $4,199,720.01       Actual/360          5/20/2005      7/6/2005
201 Providence Road                               $4,102,864.66       Actual/360          5/9/2006       7/6/2006
Eastern HIlls Center                              $4,313,441.01       Actual/360          6/19/2006      8/6/2006      7/6/2008
Grove Towers                                      $4,700,000.00       Actual/360          3/15/2006      5/6/2006      4/6/2016
425 Ashley Ridge Boulevard                        $3,982,874.89       Actual/360          5/30/2006      7/6/2006
85 East Colorado Boulevard                        $3,928,307.76       Actual/360          3/7/2006       5/6/2006      4/6/2011
Keswick Apartments                                $4,200,000.00       Actual/360          4/24/2006      6/6/2006      5/6/2013
Hampton Inn - Palm Desert                         $3,315,843.01       Actual/360          6/1/2006       7/6/2006
Six Quebec                                        $3,430,090.43       Actual/360          5/17/2006      7/1/2006
Hill Country Crossing                             $3,384,883.93       Actual/360          3/28/2006      5/6/2006
Martin Crossing                                   $3,800,000.00       Actual/360          3/7/2006       5/6/2006      4/6/2016
Fair Hope                                         $3,339,837.03       Actual/360          2/14/2006      4/6/2006      3/6/2009
Day Hill Village Shoppes                          $3,144,971.07       Actual/360          3/28/2006      5/6/2006      4/6/2009
Supercenter Exchange                              $2,513,971.23       Actual/360          11/8/2005      1/6/2006
Beach Park Walgreens                              $3,114,000.00       Actual/360          3/16/2006      5/6/2006      4/6/2016
Mercedes Plaza                                    $2,706,358.30       Actual/360          2/28/2006      4/6/2006      3/6/2008
4790 Sugarloaf Parkway                            $2,606,018.47       Actual/360          12/6/2005      1/6/2006
Augusta Business Center                           $2,037,938.32       Actual/360          4/13/2006      6/6/2006
Lakeside Office Building                          $2,302,784.94       Actual/360          3/2/2006       4/6/2006
South Wayne Center                                $2,047,193.27       Actual/360          3/15/2006      5/6/2006
Rhett at Remount                                  $2,007,759.05       Actual/360          9/8/2005      11/6/2005
Milestone South Retail Center                     $2,025,343.00       Actual/360          4/7/2006       6/6/2006      5/6/2008
Central Texas Marketplace                         $1,863,124.55       Actual/360          1/23/2006      3/6/2006      2/6/2011
Westlake Office Center                            $1,739,970.80       Actual/360          3/16/2006      5/1/2006      4/1/2007
Trenton Shopping Center                           $1,577,615.47       Actual/360          7/28/2005      9/6/2005
Tire Kingdom                                        $905,399.31       Actual/360          5/19/2006      7/6/2006
Parkway Village                                   $1,122,302.12       Actual/360          5/12/2006      7/6/2006
460 West Ontario Street                           $1,092,591.64       Actual/360          5/19/2005      7/6/2005




                                             First P&I
                                              Payment        Payment                            Grace Days -
              Property Name                     Date           Day                                Late Fee
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                                     6                  5 days but only once per calendar year
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                            4/6/2009          6                                    0
JP Morgan International                       6/6/2006          6                                    0
Plaza I & II
55 Corporate Drive                                              6            3 days grace two times during any 12 month period
350 Madison Avenue                                              6                                    5
Portals I                                                       6                                    0
Pacific Center                                                  6                                    10
Montehiedra Town Center                                         6                                    0
The Strip                                     5/6/2006          6                                    0
Johnson Medical Office Portfolio                                6                                    0
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                8/6/2006          6                                    0
The Hilton Minneapolis                                          6                                    0
The Mall at Turtle Creek                      7/6/2011          6                                    0
JQH Hotel Portfolio B2                       10/6/2008          6            3 days grace no more than two times per calendar year
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                              7/6/2008          6                                    0
John Marshall II                              6/6/2011          6                                    0
Mount Kemble Corporate Center                                   6                                    0
The Hotel on Rivington                        5/6/2007          6                                    0
Corporate Center                              5/6/2011          6                                    0
Citadel Crossing                              7/6/2007          6                                    0
331 North Maple Drive                         5/6/2011          6                                    0
Buckhead Crossing                                               6                                    0
Bass Pro Shops                                8/6/2007          6                                    0
131 Spring Street                             8/6/2011          6                                    0
Mohawk Hills Apartments                                         6                                    0
3 Gannett Drive                               5/6/2009          6                                    0
Glenwood Meadows                              6/6/2009          6                                    0
Santan Gateway                                7/6/2011          6                                    0
Two Towne Square                              8/6/2009          6                                    0
Towns of Riverside                            3/6/2013          6                                    0
88 Third Avenue                               9/6/2009          6                                    0
Lorden Plaza                                                    6                                    0
Providence at Old Meridian                                      6                                    0
Holiday Inn, Fishermans Wharf                 2/6/2008          6                                    0
Moulton Plaza                                 6/6/2009          6                                    0
Fremont Marriott                             11/6/2008          6                                    0
Alanza Brook Apartments                       4/6/2013          6                                    0
Residence Inn Midtown Atlanta                11/6/2008          6                                    0
1544 Old Alabama Road and                     8/6/2006          6                                    0
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio           5/6/2011          6                                    0
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                4/6/2006          6                                    0
Paradise 24                                   4/6/2006          6                                    0
Anderson Station                              2/6/2013          6                                    0
Tequa Festival Marketplace                    7/6/2011          6                                    0
6200 Oak Tree Boulevard                       5/6/2008          6                                    0
Grant & Geary Center                          7/6/2006          6                                    0
Oak Park Shopping Center                      7/6/2011          6                                    0
107 Tom Starling Road                         7/6/2008          6                                    0
Residence Inn by Marriott-                    7/6/2008          6                                    0
Princeton, NJ
Medinah Temple                                7/6/2009          6                                    0
Price Self Storage - National                 3/6/2006          6                                    0
Padonia Shopping Center                       7/6/2009          6                                    0
Pleasant Hill                                 5/6/2008          6                                    0
Homewood Suites - Del Mar                     7/6/2008          6                                    0
289 Greenwich Avenue                          5/6/2011          6                                    0
American River Office                         7/6/2008          6                                    0
Fairfax Office Building                       8/6/2009          6                                    0
Andersen Fiesta                               7/6/2011          6                                    0
Silver Creek Portfolio II                                       6                                    0
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                 8/6/2008          6                                    0
Chandler Santan South                         7/6/2011          6                                    0
Mayfaire Community Center                     8/6/2009          6                                    0
(Harris Teeter)
Mercado del Rancho                            7/6/2011          6                                    0
Brookhollow Two                               6/6/2008          6                                    0
Camelback Village Center                      7/6/2011          6                                    0
Alpine Valley Center                          6/6/2009          6                                    0
Wyndham Union Station Hotel                  10/6/2007          6                                    0
Cortaro Plaza                                 7/6/2011          6                                    0
Hotel Los Gatos                               4/6/2006          6                                    0
The Moorings                                  3/6/2013          6                                    0
Palm Plaza                                   10/6/2005          6                                    0
Chicago Industrial Portfolio                  4/6/2007          6                                    0
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                   4/6/2006          6                                    0
Lackland Self Storage                         6/6/2011          6                                    0
Comfort Suites Manassas                      10/6/2006          6                                    0
Townplace Suites by                           5/6/2008          6                                    0
Marriott, Campbell
Centra Point Portfolio                        5/6/2006          6                                    0
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center               8/6/2006          6                                    15
Alexian Brothers                                                6                                    0
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                  5/6/2009          6                                    0
Mesquite Village                              5/6/2011          6                                    0
Plaza Towers                                  6/6/2013          6                                    0
Water Tower Place                            12/6/2005          6                                    0
The Marketplace                               7/6/2009          6                                    0
Arcadia Villa Apartments                      5/6/2008          6                                    0
Promenade Building                            4/6/2011          6                                    0
Lancaster Plaza                               6/6/2011          6                                    0
Ebensburg Plaza                              12/6/2007          6                                    0
Best Western - Charleston                     6/6/2008          6                                    0
New Center Parking Decks                      1/6/2006          6                                    0
Balmoral Centre                               4/6/2008          6                                    0
Snyder Warehouse                              7/6/2010          6                                    0
Galtier Plaza                                 8/6/2008          6                                    0
Hilltop Village                                                 6                                    0
LA Fitness, Beaverton                         6/6/2009          6                                    0
Biltmore Shopping Plaza                       4/6/2006          6                                    0
North 101 Business Park                       7/6/2009          6                                    0
Manchester Theater                            5/6/2006          6                                    0
Southboro Executive Place                     2/6/2008          6                                    0
Hopewell Shopping Center                      3/1/2006          1                                    5
Meadows Apartments                            4/6/2006          6                                    0
Colony at Piper Glen I & II                   7/6/2006          6                                    0
Heritage Place                                                  6                                    0
Somerset Apartments                           7/1/2009          1                                    5
Hiram Square                                  4/6/2011          6                                    0
Commerce Center                               6/6/2011          6                                    0
Southlake Village Retail Center               7/6/2005          6                                    0
201 Providence Road                           7/6/2006          6                                    15
Eastern HIlls Center                          8/6/2008          6                                    0
Grove Towers                                                    6                                    15
425 Ashley Ridge Boulevard                    7/6/2006          6                                    0
85 East Colorado Boulevard                    5/6/2011          6                                    0
Keswick Apartments                                              6                                    15
Hampton Inn - Palm Desert                     7/6/2006          6                                    0
Six Quebec                                    7/1/2006          1                                    5
Hill Country Crossing                         5/6/2006          6                                    0
Martin Crossing                                                 6                                    15
Fair Hope                                     4/6/2009          6                                    0
Day Hill Village Shoppes                      5/6/2009          6                                    0
Supercenter Exchange                          1/6/2006          6                                    0
Beach Park Walgreens                                            6                                    0
Mercedes Plaza                                4/6/2008          6                                    0
4790 Sugarloaf Parkway                        1/6/2006          6                                    0
Augusta Business Center                       6/6/2006          6                                    0
Lakeside Office Building                      4/6/2006          6                                    0
South Wayne Center                            5/6/2006          6                                    0
Rhett at Remount                             11/6/2005          6                                    0
Milestone South Retail Center                 6/6/2008          6                                    0
Central Texas Marketplace                     3/6/2011          6                                    0
Westlake Office Center                        5/1/2007          1                                    5
Trenton Shopping Center                       9/6/2005          6                                    0
Tire Kingdom                                  7/6/2006          6                                    0
Parkway Village                               7/6/2006          6                                    0
460 West Ontario Street                       7/6/2005          6                                    0




                                                                      Loan Type                  Original         Remaining
                                           Grace Days -           (IO, Amortizing,               Interest          Interest
              Property Name                   Default              IO Amortizing)                Only Term        Only Term
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                      0                  Interest Only                   119              117
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                               0         Interest Only, Then Amortizing           36                32
JP Morgan International                          0                   Amortizing                      1                0
Plaza I & II
55 Corporate Drive                               0                  Interest Only                   114              113
350 Madison Avenue                               0                  Interest Only                   120              115
Portals I                                        0                  Interest Only                   121              120
Pacific Center                                   0                  Interest Only                   120              118
Montehiedra Town Center                          0                  Interest Only                   120              120
The Strip                                        0                   Amortizing                      0                0
Johnson Medical Office Portfolio                 0                  Interest Only                   120              119
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                   0                   Amortizing                      0                0
The Hilton Minneapolis                           0                  Interest Only                   60                57
The Mall at Turtle Creek                         0         Interest Only, Then Amortizing           60                59
JQH Hotel Portfolio B2                           0         Interest Only, Then Amortizing           35                26
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                                 0         Interest Only, Then Amortizing           24                23
John Marshall II                                 0         Interest Only, Then Amortizing           60                58
Mount Kemble Corporate Center                    0                  Interest Only                   120              120
The Hotel on Rivington                           0         Interest Only, Then Amortizing           12                9
Corporate Center                                 0         Interest Only, Then Amortizing           60                57
Citadel Crossing                                 0         Interest Only, Then Amortizing           18                11
331 North Maple Drive                            0         Interest Only, Then Amortizing           60                57
Buckhead Crossing                                0                  Interest Only                   120              118
Bass Pro Shops                                   0         Interest Only, Then Amortizing           12                12
131 Spring Street                                0         Interest Only, Then Amortizing           60                60
Mohawk Hills Apartments                          0                  Interest Only                   60                60
3 Gannett Drive                                  0         Interest Only, Then Amortizing           36                33
Glenwood Meadows                                 0         Interest Only, Then Amortizing           36                34
Santan Gateway                                   0         Interest Only, Then Amortizing           60                59
Two Towne Square                                 0         Interest Only, Then Amortizing           36                36
Towns of Riverside                               0         Interest Only, Then Amortizing           84                79
88 Third Avenue                                  0         Interest Only, Then Amortizing,          41                37
                                                                 Then HyperAmortizing
Lorden Plaza                                     0                  Interest Only                   120              118
Providence at Old Meridian                       0                  Interest Only                   60                60
Holiday Inn, Fishermans Wharf                    0         Interest Only, Then Amortizing           24                18
Moulton Plaza                                    0         Interest Only, Then Amortizing           36                34
Fremont Marriott                                 0         Interest Only, Then Amortizing           36                27
Alanza Brook Apartments                          0         Interest Only, Then Amortizing           84                80
Residence Inn Midtown Atlanta                    0         Interest Only, Then Amortizing           30                27
1544 Old Alabama Road and                        0                   Amortizing                      0                0
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio              0         Interest Only, Then Amortizing           60                57
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                   0                   Amortizing                      0                0
Paradise 24                                      0                   Amortizing                      0                0
Anderson Station                                 0         Interest Only, Then Amortizing           84                78
Tequa Festival Marketplace                       0         Interest Only, Then Amortizing           60                59
6200 Oak Tree Boulevard                          0         Interest Only, Then Amortizing           24                21
Grant & Geary Center                             0                   Amortizing                      0                0
Oak Park Shopping Center                         0         Interest Only, Then Amortizing           60                59
107 Tom Starling Road                            0         Interest Only, Then Amortizing           24                23
Residence Inn by Marriott-                       0         Interest Only, Then Amortizing           24                23
Princeton, NJ
Medinah Temple                                   0         Interest Only, Then Amortizing           36                35
Price Self Storage - National                    0                   Amortizing                      0                0
Padonia Shopping Center                          0         Interest Only, Then Amortizing           36                35
Pleasant Hill                                    0         Interest Only, Then Amortizing           24                21
Homewood Suites - Del Mar                        0         Interest Only, Then Amortizing           24                23
289 Greenwich Avenue                             0         Interest Only, Then Amortizing           60                57
American River Office                            0         Interest Only, Then Amortizing           24                23
Fairfax Office Building                          0         Interest Only, Then Amortizing           36                36
Andersen Fiesta                                  0         Interest Only, Then Amortizing           60                59
Silver Creek Portfolio II                        0                  Interest Only                   60                58
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                    0         Interest Only, Then Amortizing           24                24
Chandler Santan South                            0         Interest Only, Then Amortizing           60                59
Mayfaire Community Center                        0         Interest Only, Then Amortizing           36                36
(Harris Teeter)
Mercado del Rancho                               0         Interest Only, Then Amortizing           60                59
Brookhollow Two                                  0         Interest Only, Then Amortizing           24                22
Camelback Village Center                         0         Interest Only, Then Amortizing           60                59
Alpine Valley Center                             0         Interest Only, Then Amortizing           36                34
Wyndham Union Station Hotel                      0         Interest Only, Then Amortizing           24                14
Cortaro Plaza                                    0         Interest Only, Then Amortizing           60                59
Hotel Los Gatos                                  0                   Amortizing                      0                0
The Moorings                                     0         Interest Only, Then Amortizing           84                79
Palm Plaza                                       0                   Amortizing                      0                0
Chicago Industrial Portfolio                     0         Interest Only, Then Amortizing           12                8
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                      0                   Amortizing                      0                0
Lackland Self Storage                            0         Interest Only, Then Amortizing           60                58
Comfort Suites Manassas                          0         Interest Only, Then Amortizing            6                2
Townplace Suites by                              0         Interest Only, Then Amortizing           24                21
Marriott, Campbell
Centra Point Portfolio                           0                   Amortizing                      0                0
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center                  0                   Amortizing                      0                0
Alexian Brothers                                 0                  Interest Only                   120              118
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                     0         Interest Only, Then Amortizing           36                33
Mesquite Village                                 0         Interest Only, Then Amortizing           60                57
Plaza Towers                                     0         Interest Only, Then Amortizing           84                82
Water Tower Place                                0                   Amortizing                      0                0
The Marketplace                                  0         Interest Only, Then Amortizing           36                35
Arcadia Villa Apartments                         0         Interest Only, Then Amortizing           24                21
Promenade Building                               0         Interest Only, Then Amortizing           60                56
Lancaster Plaza                                  0         Interest Only, Then Amortizing           60                58
Ebensburg Plaza                                  0         Interest Only, Then Amortizing           24                16
Best Western - Charleston                        0         Interest Only, Then Amortizing           24                22
New Center Parking Decks                         0                   Amortizing                      0                0
Balmoral Centre                                  0         Interest Only, Then Amortizing           24                20
Snyder Warehouse                                 0         Interest Only, Then Amortizing           48                47
Galtier Plaza                                    0         Interest Only, Then Amortizing           24                24
Hilltop Village                                  0                  Interest Only                   120              117
LA Fitness, Beaverton                            0         Interest Only, Then Amortizing           36                34
Biltmore Shopping Plaza                          0                   Amortizing                      0                0
North 101 Business Park                          0         Interest Only, Then Amortizing           36                35
Manchester Theater                               0                   Amortizing                      0                0
Southboro Executive Place                        0         Interest Only, Then Amortizing           24                18
Hopewell Shopping Center                         5                   Amortizing                      0                0
Meadows Apartments                               0                   Amortizing                      0                0
Colony at Piper Glen I & II                      0                   Amortizing                      0                0
Heritage Place                                   0                  Interest Only                   120              119
Somerset Apartments                              5         Interest Only, Then Amortizing           36                35
Hiram Square                                     0         Interest Only, Then Amortizing           60                56
Commerce Center                                  0         Interest Only, Then Amortizing           60                58
Southlake Village Retail Center                  0                   Amortizing                      0                0
201 Providence Road                              0                   Amortizing                      0                0
Eastern HIlls Center                             0         Interest Only, Then Amortizing           24                24
Grove Towers                                     0                  Interest Only                   120              117
425 Ashley Ridge Boulevard                       0                   Amortizing                      0                0
85 East Colorado Boulevard                       0         Interest Only, Then Amortizing           60                57
Keswick Apartments                               0                  Interest Only                   84                82
Hampton Inn - Palm Desert                        0                   Amortizing                      0                0
Six Quebec                                       5                   Amortizing                      0                0
Hill Country Crossing                            0                   Amortizing                      0                0
Martin Crossing                                  0                  Interest Only                   120              117
Fair Hope                                        0         Interest Only, Then Amortizing           36                32
Day Hill Village Shoppes                         0         Interest Only, Then Amortizing           36                33
Supercenter Exchange                             0                   Amortizing                      0                0
Beach Park Walgreens                             0                  Interest Only                   120              117
Mercedes Plaza                                   0         Interest Only, Then Amortizing           24                20
4790 Sugarloaf Parkway                           0                   Amortizing                      0                0
Augusta Business Center                          0                   Amortizing                      0                0
Lakeside Office Building                         0                   Amortizing                      0                0
South Wayne Center                               0                   Amortizing                      0                0
Rhett at Remount                                 0                   Amortizing                      0                0
Milestone South Retail Center                    0         Interest Only, Then Amortizing           24                22
Central Texas Marketplace                        0         Interest Only, Then Amortizing           60                55
Westlake Office Center                           5         Interest Only, Then Amortizing           12                9
Trenton Shopping Center                          0                   Amortizing                      0                0
Tire Kingdom                                     0                   Amortizing                      0                0
Parkway Village                                  0                   Amortizing                      0                0
460 West Ontario Street                          0                   Amortizing                      0                0




                                                                               Original             Remaining
                                             Original       Remaining        Amortization          Amortization
              Property Name                  Loan Term      Loan Term            Term                  Term             Seasoning
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                     119            117                NA                    NA                  2
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                              120            116                300                  300                  4
JP Morgan International                         122            119                388                  386                  3
Plaza I & II
55 Corporate Drive                              114            113                NA                    NA                  1
350 Madison Avenue                              120            115                NA                    NA                  5
Portals I                                       121            120                NA                    NA                  1
Pacific Center                                  120            118                NA                    NA                  2
Montehiedra Town Center                         120            120                NA                    NA                  0
The Strip                                       120            117                360                  357                  3
Johnson Medical Office Portfolio                120            119                NA                    NA                  1
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                  84             84                 503                  503                  0
The Hilton Minneapolis                          60             57                 NA                    NA                  3
The Mall at Turtle Creek                        120            119                360                  360                  1
JQH Hotel Portfolio B2                          120            111                360                  360                  9
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                                120            119                360                  360                  1
John Marshall II                                120            118                360                  360                  2
Mount Kemble Corporate Center                   120            120                NA                    NA                  0
The Hotel on Rivington                          120            117                360                  360                  3
Corporate Center                                120            117                360                  360                  3
Citadel Crossing                                60             53                 360                  360                  7
331 North Maple Drive                           120            117                360                  360                  3
Buckhead Crossing                               120            118                NA                    NA                  2
Bass Pro Shops                                  120            120                360                  360                  0
131 Spring Street                               120            120                360                  360                  0
Mohawk Hills Apartments                         60             60                 NA                    NA                  0
3 Gannett Drive                                 120            117                360                  360                  3
Glenwood Meadows                                120            118                360                  360                  2
Santan Gateway                                  120            119                360                  360                  1
Two Towne Square                                120            120                360                  360                  0
Towns of Riverside                              120            115                360                  360                  5
88 Third Avenue                                 120            116                360                  360                  4
Lorden Plaza                                    120            118                NA                    NA                  2
Providence at Old Meridian                      60             60                 NA                    NA                  0
Holiday Inn, Fishermans Wharf                   120            114                360                  360                  6
Moulton Plaza                                   120            118                360                  360                  2
Fremont Marriott                                60             51                 360                  360                  9
Alanza Brook Apartments                         120            116                360                  360                  4
Residence Inn Midtown Atlanta                   60             57                 300                  300                  3
1544 Old Alabama Road and                       120            120                285                  285                  0
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio             120            117                360                  360                  3
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                  120            116                300                  296                  4
Paradise 24                                     120            116                300                  296                  4
Anderson Station                                120            114                360                  360                  6
Tequa Festival Marketplace                      120            119                360                  360                  1
6200 Oak Tree Boulevard                         120            117                360                  360                  3
Grant & Geary Center                            120            119                360                  359                  1
Oak Park Shopping Center                        120            119                360                  360                  1
107 Tom Starling Road                           120            119                360                  360                  1
Residence Inn by Marriott-                      120            119                360                  360                  1
Princeton, NJ
Medinah Temple                                  120            119                360                  360                  1
Price Self Storage - National                   120            115                360                  355                  5
Padonia Shopping Center                         120            119                360                  360                  1
Pleasant Hill                                   120            117                360                  360                  3
Homewood Suites - Del Mar                       120            119                360                  360                  1
289 Greenwich Avenue                            120            117                360                  360                  3
American River Office                           120            119                360                  360                  1
Fairfax Office Building                         120            120                360                  360                  0
Andersen Fiesta                                 120            119                360                  360                  1
Silver Creek Portfolio II                       60             58                 NA                    NA                  2
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                   120            120                360                  360                  0
Chandler Santan South                           120            119                360                  360                  1
Mayfaire Community Center                       120            120                360                  360                  0
(Harris Teeter)
Mercado del Rancho                              120            119                360                  360                  1
Brookhollow Two                                 120            118                360                  360                  2
Camelback Village Center                        120            119                360                  360                  1
Alpine Valley Center                            120            118                360                  360                  2
Wyndham Union Station Hotel                     84             74                 300                  300                  10
Cortaro Plaza                                   120            119                360                  360                  1
Hotel Los Gatos                                 60             56                 360                  356                  4
The Moorings                                    120            115                360                  360                  5
Palm Plaza                                      60             50                 360                  350                  10
Chicago Industrial Portfolio                    60             56                 360                  360                  4
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                     120            116                360                  356                  4
Lackland Self Storage                           120            118                360                  360                  2
Comfort Suites Manassas                         120            116                300                  300                  4
Townplace Suites by                             120            117                300                  300                  3
Marriott, Campbell
Centra Point Portfolio                          118            115                360                  357                  3
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center                 120            120                360                  360                  0
Alexian Brothers                                120            118                NA                    NA                  2
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                    120            117                360                  360                  3
Mesquite Village                                120            117                360                  360                  3
Plaza Towers                                    120            118                300                  300                  2
Water Tower Place                               120            112                360                  352                  8
The Marketplace                                 120            119                360                  360                  1
Arcadia Villa Apartments                        120            117                360                  360                  3
Promenade Building                              120            116                360                  360                  4
Lancaster Plaza                                 120            118                360                  360                  2
Ebensburg Plaza                                 120            112                360                  360                  8
Best Western - Charleston                       66             64                 300                  300                  2
New Center Parking Decks                        120            113                300                  293                  7
Balmoral Centre                                 120            116                300                  300                  4
Snyder Warehouse                                120            119                360                  360                  1
Galtier Plaza                                   120            120                360                  360                  0
Hilltop Village                                 120            117                NA                    NA                  3
LA Fitness, Beaverton                           120            118                360                  360                  2
Biltmore Shopping Plaza                         120            116                360                  356                  4
North 101 Business Park                         120            119                360                  360                  1
Manchester Theater                              120            117                252                  249                  3
Southboro Executive Place                       84             78                 360                  360                  6
Hopewell Shopping Center                        120            115                360                  355                  5
Meadows Apartments                              120            116                360                  356                  4
Colony at Piper Glen I & II                     120            119                360                  359                  1
Heritage Place                                  120            119                NA                    NA                  1
Somerset Apartments                             120            119                360                  360                  1
Hiram Square                                    120            116                360                  360                  4
Commerce Center                                 120            118                360                  360                  2
Southlake Village Retail Center                 120            107                360                  347                  13
201 Providence Road                             120            119                360                  359                  1
Eastern HIlls Center                            120            120                360                  360                  0
Grove Towers                                    120            117                NA                    NA                  3
425 Ashley Ridge Boulevard                      120            119                360                  359                  1
85 East Colorado Boulevard                      120            117                360                  360                  3
Keswick Apartments                              84             82                 NA                    NA                  2
Hampton Inn - Palm Desert                       120            119                300                  299                  1
Six Quebec                                      120            119                360                  359                  1
Hill Country Crossing                           120            117                360                  357                  3
Martin Crossing                                 120            117                NA                    NA                  3
Fair Hope                                       120            116                360                  360                  4
Day Hill Village Shoppes                        120            117                360                  360                  3
Supercenter Exchange                            120            113                324                  317                  7
Beach Park Walgreens                            120            117                NA                    NA                  3
Mercedes Plaza                                  120            116                360                  360                  4
4790 Sugarloaf Parkway                          120            113                360                  353                  7
Augusta Business Center                         120            118                240                  238                  2
Lakeside Office Building                        120            116                360                  356                  4
South Wayne Center                              120            117                360                  357                  3
Rhett at Remount                                120            111                360                  351                  9
Milestone South Retail Center                   120            118                360                  360                  2
Central Texas Marketplace                       120            115                360                  360                  5
Westlake Office Center                          120            117                360                  360                  3
Trenton Shopping Center                         120            109                360                  349                  11
Tire Kingdom                                    120            119                240                  239                  1
Parkway Village                                 120            119                360                  359                  1
460 West Ontario Street                         120            107                360                  347                  13



                                                                                       Hyper
                                                                 Hyper             Amortization
                                             Maturity         Amortizing           Loan Maturity
              Property Name                    Date              Loan                  Date              Lockbox
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                  4/6/2016             No                                       Hard
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                           3/6/2016             No                                       Hard
JP Morgan International                      6/6/2016             No                                       Hard
Plaza I & II
55 Corporate Drive                           12/6/2015            No                                       Hard
350 Madison Avenue                           2/6/2016             No                                       Hard
Portals I                                    7/6/2016             No                                       Hard
Pacific Center                               5/6/2016             No                                       Hard
Montehiedra Town Center                      7/6/2016             No                                       Hard
The Strip                                    4/6/2016             No                                    Springing
Johnson Medical Office Portfolio             6/6/2016             No                                       Hard
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                               7/6/2013             No                                       Soft
The Hilton Minneapolis                       4/6/2011             No                                       Hard
The Mall at Turtle Creek                     6/6/2016             No                                       Hard
JQH Hotel Portfolio B2                       10/6/2015            No                                       Hard
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                             6/6/2016             No                                       Hard
John Marshall II                             5/6/2016             No                                       Hard
Mount Kemble Corporate Center                7/6/2016             No                                       Hard
The Hotel on Rivington                       4/6/2016             No                                       Hard
Corporate Center                             4/6/2016             No                                       Hard
Citadel Crossing                             12/6/2010            No                                       Hard
331 North Maple Drive                        4/6/2016             No                                       Hard
Buckhead Crossing                            5/6/2016             No                                        No
Bass Pro Shops                               7/6/2016             No                                       Hard
131 Spring Street                            7/6/2016             No                                       Hard
Mohawk Hills Apartments                      7/6/2011             No                                       Soft
3 Gannett Drive                              4/6/2016             No                                       Hard
Glenwood Meadows                             5/6/2016             No                                        No
Santan Gateway                               6/6/2016             No                                        No
Two Towne Square                             7/6/2016             No                                       Hard
Towns of Riverside                           2/6/2016             No                                       Soft
88 Third Avenue                              3/6/2036             Yes                  42435               Hard
Lorden Plaza                                 5/6/2016             No                                       Hard
Providence at Old Meridian                   7/6/2011             No                                       Soft
Holiday Inn, Fishermans Wharf                1/6/2016             No                                        No
Moulton Plaza                                5/6/2016             No                                       Hard
Fremont Marriott                             10/6/2010            No                                       Hard
Alanza Brook Apartments                      3/6/2016             No                                       Soft
Residence Inn Midtown Atlanta                4/6/2011             No                                       Hard
1544 Old Alabama Road and                    7/6/2016                                                      Hard
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio          4/6/2016             No                                        No
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                               3/6/2016             No                                        No
Paradise 24                                  3/6/2016             No                                        No
Anderson Station                             1/6/2016             No                                       Hard
Tequa Festival Marketplace                   6/6/2016             No                                       Hard
6200 Oak Tree Boulevard                      4/6/2016             No                                       Hard
Grant & Geary Center                         6/6/2016             No                                       Hard
Oak Park Shopping Center                     6/6/2016             No                                        No
107 Tom Starling Road                        6/6/2016             No                                       Hard
Residence Inn by Marriott-                   6/6/2016             No                                       Hard
Princeton, NJ
Medinah Temple                               6/6/2016             No                                       Hard
Price Self Storage - National                2/6/2016             No                                       Soft
Padonia Shopping Center                      6/6/2016             No                                        No
Pleasant Hill                                4/6/2016             No                                       Hard
Homewood Suites - Del Mar                    6/6/2016             No                                       Hard
289 Greenwich Avenue                         4/6/2016             No                                       Soft
American River Office                        6/6/2016             No                                        No
Fairfax Office Building                      7/6/2016             No                                        No
Andersen Fiesta                              6/6/2016             No                                        No
Silver Creek Portfolio II                    5/6/2011             No                                       Hard
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                7/6/2016             No                                       Hard
Chandler Santan South                        6/6/2016             No                                        No
Mayfaire Community Center                    7/6/2016             No                                        No
(Harris Teeter)
Mercado del Rancho                           6/6/2016             No                                        No
Brookhollow Two                              5/6/2016             No                                        No
Camelback Village Center                     6/6/2016             No                                        No
Alpine Valley Center                         5/6/2016             No                                        No
Wyndham Union Station Hotel                  9/6/2012             No                                       Hard
Cortaro Plaza                                6/6/2016             No                                        No
Hotel Los Gatos                              3/6/2011             No                                        No
The Moorings                                 2/6/2016             No                                       Hard
Palm Plaza                                   9/6/2010             No                                        No
Chicago Industrial Portfolio                 3/6/2011             No                                       Hard
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                  3/6/2016             No                                        No
Lackland Self Storage                        5/6/2016             No                                       Hard
Comfort Suites Manassas                      3/6/2016             No                                       Hard
Townplace Suites by                          4/6/2016             No                                        No
Marriott, Campbell
Centra Point Portfolio                       2/6/2016             No                                       Hard
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center              7/6/2016             No                                        No
Alexian Brothers                             5/6/2016             No                                        No
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                 4/6/2016             No                                        No
Mesquite Village                             4/6/2016             No                                        No
Plaza Towers                                 5/6/2016             No                                        No
Water Tower Place                            11/6/2015            No                                        No
The Marketplace                              6/6/2016             No                                       Hard
Arcadia Villa Apartments                     4/6/2016             No                                        No
Promenade Building                           3/6/2016             No                                        No
Lancaster Plaza                              5/6/2016             No                                        No
Ebensburg Plaza                              11/6/2015            No                                        No
Best Western - Charleston                    11/6/2011            No                                       Hard
New Center Parking Decks                     12/6/2015            No                                        No
Balmoral Centre                              3/6/2016             No                                        No
Snyder Warehouse                             6/6/2016             No                                        No
Galtier Plaza                                7/6/2016             No                                       Hard
Hilltop Village                              4/6/2016             No                                        No
LA Fitness, Beaverton                        5/6/2016             No                                        No
Biltmore Shopping Plaza                      3/6/2016             No                                        No
North 101 Business Park                      6/6/2016             No                                        No
Manchester Theater                           4/6/2016             No                                       Hard
Southboro Executive Place                    1/6/2013             No                                       Hard
Hopewell Shopping Center                     2/1/2016             No                                        No
Meadows Apartments                           3/6/2016             No                                        No
Colony at Piper Glen I & II                  6/6/2016             No                                        No
Heritage Place                               6/6/2016             No                                        No
Somerset Apartments                          6/1/2016             No                                        No
Hiram Square                                 3/6/2016             No                                        No
Commerce Center                              5/6/2016             No                                        No
Southlake Village Retail Center              6/6/2015             No                                        No
201 Providence Road                          6/6/2016             No                                        No
Eastern HIlls Center                         7/6/2016             No                                        No
Grove Towers                                 4/6/2016             No                                        No
425 Ashley Ridge Boulevard                   6/6/2016             No                                        No
85 East Colorado Boulevard                   4/6/2016             No                                        No
Keswick Apartments                           5/6/2013             No                                        No
Hampton Inn - Palm Desert                    6/6/2016             No                                        No
Six Quebec                                   6/1/2016             No                                        No
Hill Country Crossing                        4/6/2016             No                                        No
Martin Crossing                              4/6/2016             No                                        No
Fair Hope                                    3/6/2016             No                                        No
Day Hill Village Shoppes                     4/6/2016             No                                       Hard
Supercenter Exchange                         12/6/2015            No                                        No
Beach Park Walgreens                         4/6/2016             No                                        No
Mercedes Plaza                               3/6/2016             No                                        No
4790 Sugarloaf Parkway                       12/6/2015            No                                        No
Augusta Business Center                      5/6/2016             No                                        No
Lakeside Office Building                     3/6/2016             No                                        No
South Wayne Center                           4/6/2016             No                                        No
Rhett at Remount                             10/6/2015            No                                        No
Milestone South Retail Center                5/6/2016             No                                        No
Central Texas Marketplace                    2/6/2016             No                                        No
Westlake Office Center                       4/1/2016             No                                        No
Trenton Shopping Center                      8/6/2015             No                                        No
Tire Kingdom                                 6/6/2016             No                                        No
Parkway Village                              6/6/2016             No                                        No
460 West Ontario Street                      6/6/2015             No                                        No




                                                                                      Cross                   Cross
                                                         Cash                     Collateralized         Collateralized
              Property Name                           Management                      (Y/N)                   Group
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                            In Place                         No                     NAP
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                                     In Place                         No                     NAP
JP Morgan International                                In Place                         No                     NAP
Plaza I & II
55 Corporate Drive                                     In Place                         No                     NAP
350 Madison Avenue                                     In Place                         No                     NAP
Portals I                                              In Place                         No                     NAP
Pacific Center                                         Springing                        No                     NAP
Montehiedra Town Center                                Springing                        No                     NAP
The Strip                                              Springing                        No                     NAP
Johnson Medical Office Portfolio                       Springing                        No                     NAP
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                         Springing                        No                     NAP
The Hilton Minneapolis                                 Springing                        No                     NAP
The Mall at Turtle Creek                               Springing                        No                     NAP
JQH Hotel Portfolio B2                                 In Place                         No                     NAP
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                                       Springing                        No                     NAP
John Marshall II                                       Springing                        No                     NAP
Mount Kemble Corporate Center                          Springing                        No                     NAP
The Hotel on Rivington                                 In Place                         No                     NAP
Corporate Center                                       Springing                        No                     NAP
Citadel Crossing                                       In Place                         No                     NAP
331 North Maple Drive                                  Springing                        No                     NAP
Buckhead Crossing                                         NAP                           No                     NAP
Bass Pro Shops                                         Springing                        No                     NAP
131 Spring Street                                      Springing                        No                     NAP
Mohawk Hills Apartments                                Springing                        No                     NAP
3 Gannett Drive                                        Springing                        No                     NAP
Glenwood Meadows                                          NAP                           No                     NAP
Santan Gateway                                            NAP                           No                     NAP
Two Towne Square                                       Springing                        No                     NAP
Towns of Riverside                                     In Place                         No                     NAP
88 Third Avenue                                        Springing                        No                     NAP
Lorden Plaza                                           Springing                        No                     NAP
Providence at Old Meridian                             Springing                        No                     NAP
Holiday Inn, Fishermans Wharf                             NAP                           No                     NAP
Moulton Plaza                                          Springing                        No                     NAP
Fremont Marriott                                       Springing                        No                     NAP
Alanza Brook Apartments                                In Place                         No                     NAP
Residence Inn Midtown Atlanta                          In Place                         No                     NAP
1544 Old Alabama Road and                              In Place                         No                     NAP
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio                       NAP                           No                     NAP
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                            NAP                           No                     NAP
Paradise 24                                               NAP                           No                     NAP
Anderson Station                                       In Place                         No                     NAP
Tequa Festival Marketplace                             In Place                         No                     NAP
6200 Oak Tree Boulevard                                Springing                        No                     NAP
Grant & Geary Center                                   Springing                        No                     NAP
Oak Park Shopping Center                                  NAP                           No                     NAP
107 Tom Starling Road                                  Springing                        No                     NAP
Residence Inn by Marriott-                             Springing                        No                     NAP
Princeton, NJ
Medinah Temple                                         Springing                        No                     NAP
Price Self Storage - National                          In Place                         No                     NAP
Padonia Shopping Center                                   NAP                           No                     NAP
Pleasant Hill                                          Springing                        No                     NAP
Homewood Suites - Del Mar                              Springing                        No                     NAP
289 Greenwich Avenue                                   Springing                        No                     NAP
American River Office                                     NAP                           No                     NAP
Fairfax Office Building                                   NAP                           No                     NAP
Andersen Fiesta                                           NAP                           No                     NAP
Silver Creek Portfolio II                              In Place                         No                     NAP
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                          Springing                        No                     NAP
Chandler Santan South                                     NAP                           No                     NAP
Mayfaire Community Center                                 NAP                           No                     NAP
(Harris Teeter)
Mercado del Rancho                                        NAP                           No                     NAP
Brookhollow Two                                           NAP                           No                     NAP
Camelback Village Center                                  NAP                           No                     NAP
Alpine Valley Center                                      NAP                           No                     NAP
Wyndham Union Station Hotel                            Springing                        No                     NAP
Cortaro Plaza                                             NAP                           No                     NAP
Hotel Los Gatos                                           NAP                           No                     NAP
The Moorings                                           In Place                         No                     NAP
Palm Plaza                                                NAP                           No                     NAP
Chicago Industrial Portfolio                           In Place                         No                     NAP
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                               NAP                           No                     NAP
Lackland Self Storage                                  In Place                         No                     NAP
Comfort Suites Manassas                                Springing                        No                     NAP
Townplace Suites by                                       NAP                           No                     NAP
Marriott, Campbell
Centra Point Portfolio                                 Springing                        No                     NAP
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center                           NAP                           No                     NAP
Alexian Brothers                                          NAP                           No                     NAP
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                              NAP                           No                     NAP
Mesquite Village                                          NAP                           No                     NAP
Plaza Towers                                              NAP                           No                     NAP
Water Tower Place                                         NAP                           No                     NAP
The Marketplace                                        Springing                        No                     NAP
Arcadia Villa Apartments                                  NAP                           No                     NAP
Promenade Building                                        NAP                           No                     NAP
Lancaster Plaza                                           NAP                           No                     NAP
Ebensburg Plaza                                           NAP                           No                     NAP
Best Western - Charleston                              Springing                        No                     NAP
New Center Parking Decks                                  NAP                           No                     NAP
Balmoral Centre                                           NAP                           No                     NAP
Snyder Warehouse                                          NAP                           No                     NAP
Galtier Plaza                                          Springing                        No                     NAP
Hilltop Village                                           NAP                           No                     NAP
LA Fitness, Beaverton                                     NAP                           No                     NAP
Biltmore Shopping Plaza                                   NAP                           No                     NAP
North 101 Business Park                                   NAP                           No                     NAP
Manchester Theater                                     Springing                        No                     NAP
Southboro Executive Place                              Springing                        No                     NAP
Hopewell Shopping Center                                  NAP                           No                     NAP
Meadows Apartments                                        NAP                           No                     NAP
Colony at Piper Glen I & II                               NAP                           No                     NAP
Heritage Place                                            NAP                           No                     NAP
Somerset Apartments                                       NAP                           No                     NAP
Hiram Square                                              NAP                           No                     NAP
Commerce Center                                           NAP                           No                     NAP
Southlake Village Retail Center                           NAP                           No                     NAP
201 Providence Road                                       NAP                           No                     NAP
Eastern HIlls Center                                      NAP                           No                     NAP
Grove Towers                                              NAP                           No                     NAP
425 Ashley Ridge Boulevard                                NAP                           No                     NAP
85 East Colorado Boulevard                                NAP                           No                     NAP
Keswick Apartments                                        NAP                           No                     NAP
Hampton Inn - Palm Desert                                 NAP                           No                     NAP
Six Quebec                                                NAP                           No                     NAP
Hill Country Crossing                                     NAP                           No                     NAP
Martin Crossing                                           NAP                           No                     NAP
Fair Hope                                                 NAP                           No                     NAP
Day Hill Village Shoppes                               Springing                        No                     NAP
Supercenter Exchange                                      NAP                           No                     NAP
Beach Park Walgreens                                      NAP                           No                     NAP
Mercedes Plaza                                            NAP                           No                     NAP
4790 Sugarloaf Parkway                                    NAP                           No                     NAP
Augusta Business Center                                   NAP                           No                     NAP
Lakeside Office Building                                  NAP                           No                     NAP
South Wayne Center                                        NAP                           No                     NAP
Rhett at Remount                                          NAP                           No                     NAP
Milestone South Retail Center                             NAP                           No                     NAP
Central Texas Marketplace                                 NAP                           No                     NAP
Westlake Office Center                                    NAP                           No                     NAP
Trenton Shopping Center                                   NAP                           No                     NAP
Tire Kingdom                                              NAP                           No                     NAP
Parkway Village                                           NAP                           No                     NAP
460 West Ontario Street                                   NAP                           No                     NAP




                                                                                 Prepayment
                                                                                 Provisions
              Property Name                                                 (# of payments) (1)
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                Lockout/26_Defeasance/89_0%/4
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                         Lockout/28_Defeasance/88_0%/4
JP Morgan International                    Lockout/27_Defeasance/91_0%/4
Plaza I & II
55 Corporate Drive                         Lockout/25_Defeasance/86_0%/3
350 Madison Avenue                         Lockout/29_Defeasance/87_0%/4
Portals I                                  Lockout/25_Defeasance/91_0%/5
Pacific Center                             Lockout/26_Defeasance/90_0%/4
Montehiedra Town Center                    Lockout/24_Defeasance/91_0%/5
The Strip                                  Lockout/27_Defeasance/86_0%/7
Johnson Medical Office Portfolio           Lockout/25_Greater of YM or 1% or
                                           Defeasance or (Partial Defeasance or
                                           Greater of 1% or YM)/91_0%/4
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                             Lockout/24_Defeasance/57_0%/3
The Hilton Minneapolis                     Lockout/27_Defeasance/30_0%/3
The Mall at Turtle Creek                   Lockout/25_Defeasance/91_0%/4
JQH Hotel Portfolio B2                     Lockout/33_Defeasance/80_0%/7
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                           Lockout/25_Defeasance/91_0%/4
John Marshall II                           Lockout/26_Defeasance/90_0%/4
Mount Kemble Corporate Center              Lockout/24_Defeasance/93_0%/3
The Hotel on Rivington                     Lockout/27_Defeasance/89_0%/4
Corporate Center                           Lockout/27_Defeasance/90_0%/3
Citadel Crossing                           Lockout/31_Defeasance/25_0%/4
331 North Maple Drive                      Lockout/27_Defeasance/90_0%/3
Buckhead Crossing                          Lockout/26_Defeasance or Greater of YM or 1%/90_0%/4
Bass Pro Shops                             Lockout/24_Defeasance/92_0%/4
131 Spring Street                          Lockout/24_Defeasance/93_0%/3
Mohawk Hills Apartments                    Lockout/24_> YM or 1%/33_0%/3
3 Gannett Drive                            Lockout/27_Defeasance/89_0%/4
Glenwood Meadows                           Lockout/26_Defeasance/87_0%/7
Santan Gateway                             Lockout/25_Defeasance/91_0%/4
Two Towne Square                           Lockout/24_Defeasance/92_0%/4
Towns of Riverside                         Lockout/29_Defeasance/87_0%/4
88 Third Avenue                            Lockout/28_Defeasance/89_0%/3
Lorden Plaza                               Lockout/26_Defeasance/90_0%/4
Providence at Old Meridian                 Lockout/24_> YM or 1%/33_0%/3
Holiday Inn, Fishermans Wharf              Lockout/30_Defeasance/86_0%/4
Moulton Plaza                              Lockout/26_Defeasance/90_0%/4
Fremont Marriott                           >YM or 6%/24_>YM or 4%/12_>YM or 2%/12_>YM or 1%/8_0%/4
Alanza Brook Apartments                    Lockout/28_Defeasance/88_0%/4
Residence Inn Midtown Atlanta              Lockout/27_Defeasance/29_0%/4
1544 Old Alabama Road and                  Lockout/24_Defeasance/93_0%/3
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio        Lockout/27_>YM or 1%/89_0%/4
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                             Lockout/28_Defeasance/88_0%/4
Paradise 24                                Lockout/28_Defeasance/88_0%/4
Anderson Station                           Lockout/30_Defeasance/87_0%/3
Tequa Festival Marketplace                 Lockout/25_Defeasance/91_0%/4
6200 Oak Tree Boulevard                    Lockout/27_Defeasance/89_0%/4
Grant & Geary Center                       Lockout/25_Defeasance or YM/92_0%/3
Oak Park Shopping Center                   Lockout/25_Defeasance/91_0%/4
107 Tom Starling Road                      Lockout/59_> YM or 1%/57_0%/4
Residence Inn by Marriott-                 Lockout/25_Defeasance/91_0%/4
Princeton, NJ
Medinah Temple                             Lockout/25_Defeasance/92_0%/3
Price Self Storage - National              Lockout/29_Defeasance/87_0%/4
Padonia Shopping Center                    Lockout/25_Defeasance/91_0%/4
Pleasant Hill                              Lockout/27_Defeasance/89_0%/4
Homewood Suites - Del Mar                  Lockout/25_Defeasance/91_0%/4
289 Greenwich Avenue                       Lockout/27_Defeasance/90_0%/3
American River Office                      Lockout/25_Defeasance/91_0%/4
Fairfax Office Building                    Lockout/24_Defeasance/92_0%/4
Andersen Fiesta                            Lockout/25_Defeasance/91_0%/4
Silver Creek Portfolio II                  Lockout/26_Defeasance/31_0%/3
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas              Lockout/24_Defeasance/92_0%/4
Chandler Santan South                      Lockout/25_Defeasance/91_0%/4
Mayfaire Community Center                  Lockout/24_Defeasance/92_0%/4
(Harris Teeter)
Mercado del Rancho                         Lockout/25_Defeasance/91_0%/4
Brookhollow Two                            Lockout/26_Defeasance/90_0%/4
Camelback Village Center                   Lockout/25_Defeasance/91_0%/4
Alpine Valley Center                       Lockout/26_Defeasance or (Partial Defeasance or > YM or 1%)/87_0%/7
Wyndham Union Station Hotel                Lockout/34_Defeasance/47_0%/3
Cortaro Plaza                              Lockout/25_Defeasance/91_0%/4
Hotel Los Gatos                            Lockout/28_Defeasance/28_0%/4
The Moorings                               Lockout/29_Defeasance/87_0%/4
Palm Plaza                                 Lockout/34_Defeasance/22_0%/4
Chicago Industrial Portfolio               Lockout/28_Defeasance/29_0%/3
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                Lockout/28_Defeasance/88_0%/4
Lackland Self Storage                      Lockout/26_Defeasance/91_0%/3
Comfort Suites Manassas                    Lockout/28_Defeasance/85_0%/7
Townplace Suites by                        Lockout/27_Defeasance/89_0%/4
Marriott, Campbell
Centra Point Portfolio                     Lockout/27_> YM or 1%/87_0%/4
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center            Lockout/24_Defeasance/92_0%/4
Alexian Brothers                           Lockout/26_>YM or 1%/90_0%/4
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center               Lockout/27_Defeasance/89_0%/4
Mesquite Village                           Lockout/27_Defeasance/89_0%/4
Plaza Towers                               Lockout/26_Defeasance/90_0%/4
Water Tower Place                          Lockout/32_Defeasance/84_0%/4
The Marketplace                            Lockout/25_Defeasance/91_0%/4
Arcadia Villa Apartments                   >YM or 3%/12_> YM or 2%/12_>YM or 1%/92_0%/4
Promenade Building                         Lockout/28_Defeasance/88_0%/4
Lancaster Plaza                            Lockout/26_Defeasance/90_0%/4
Ebensburg Plaza                            Lockout/32_Defeasance/85_0%/3
Best Western - Charleston                  Lockout/26_Defeasance/33_0%/7
New Center Parking Decks                   Lockout/31_Defeasance/85_0%/4
Balmoral Centre                            Lockout/28_Defeasance/88_0%/4
Snyder Warehouse                           Lockout/25_Defeasance/91_0%/4
Galtier Plaza                              Lockout/24_Defeasance/92_0%/4
Hilltop Village                            Lockout/27_Defeasance or Greater of 1% or Yield Maintenance/89_0%/4
LA Fitness, Beaverton                      Lockout/26_Defeasance/90_0%/4
Biltmore Shopping Plaza                    Lockout/61_> YM or 1%/55_0%/4
North 101 Business Park                    Lockout/25_Defeasance or Greater of 1% or Yield Maintenance/91_0%/4
Manchester Theater                         Lockout/27_Defeasance/89_0%/4
Southboro Executive Place                  Lockout/30_Defeasance/50_0%/4
Hopewell Shopping Center                   Lockout/29_Defeasance/86_0%/5
Meadows Apartments                         Lockout/28_Defeasance/88_0%/4
Colony at Piper Glen I & II                Lockout/25_> YM or 1%/91_0%/4
Heritage Place                             Lockout/25_Defeasance/91_0%/4
Somerset Apartments                        Lockout/25_Defeasance/91_0%/4
Hiram Square                               Lockout/28_Defeasance/88_0%/4
Commerce Center                            Lockout/26_Defeasance/90_0%/4
Southlake Village Retail Center            Lockout/37_Defeasance/79_0%/4
201 Providence Road                        Lockout/25_> YM or 1%/91_0%/4
Eastern HIlls Center                       Lockout/24_Defeasance/92_0%/4
Grove Towers                               Lockout/27_Defeasance/89_0%/4
425 Ashley Ridge Boulevard                 Lockout/25_Defeasance/91_0%/4
85 East Colorado Boulevard                 Lockout/27_Defeasance/90_0%/3
Keswick Apartments                         Lockout/26_Defeasance/54_0%/4
Hampton Inn - Palm Desert                  Lockout/25_Defeasance/91_0%/4
Six Quebec                                 Lockout/25_Defeasance/91_0%/4
Hill Country Crossing                      Lockout/27_>YM or 1%/89_0%/4
Martin Crossing                            Lockout/27_Defeasance/89_0%/4
Fair Hope                                  Lockout/28_Defeasance/89_0%/3
Day Hill Village Shoppes                   Lockout/27_Defeasance/89_0%/4
Supercenter Exchange                       Lockout/31_Defeasance/85_0%/4
Beach Park Walgreens                       Lockout/27_Defeasance/89_0%/4
Mercedes Plaza                             Lockout/28_Defeasance/88_0%/4
4790 Sugarloaf Parkway                     Lockout/31_Defeasance/85_0%/4
Augusta Business Center                    Lockout/26_>YM or 1%/90_0%/4
Lakeside Office Building                   Lockout/28_Defeasance/88_0%/4
South Wayne Center                         Lockout/27_Defeasance/89_0%/4
Rhett at Remount                           Lockout/33_Defeasance/83_0%/4
Milestone South Retail Center              Lockout/26_>YM or 1%/90_0%/4
Central Texas Marketplace                  Lockout/29_Defeasance/87_0%/4
Westlake Office Center                     Lockout/27_Defeasance/89_0%/4
Trenton Shopping Center                    Lockout/35_Defeasance/81_0%/4
Tire Kingdom                               Lockout/25_Defeasance/91_0%/4
Parkway Village                            Lockout/25_Defeasance/91_0%/4
460 West Ontario Street                    Lockout/37_Defeasance/79_0%/4





                                                 Mezz Debt               B note            Earnout           Earnout
              Property Name                       Balance                Balance            Flag             Amount
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                                                                  No                          $0
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                                                                           No                          $0
JP Morgan International                               $10,000,000           $30,750,000      No                          $0
Plaza I & II
55 Corporate Drive                                                                           No                          $0
350 Madison Avenue                                                                           No                          $0
Portals I                                                                                    No                          $0
Pacific Center                                                                               No                          $0
Montehiedra Town Center                                                                      No                          $0
The Strip                                                                                    No                          $0
Johnson Medical Office Portfolio                                                             No                          $0
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                                                               No                          $0
The Hilton Minneapolis                                                                       No                          $0
The Mall at Turtle Creek                                                                     No                          $0
JQH Hotel Portfolio B2                                                                       No                          $0
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                                       $7,900,000            $5,000,000      No                          $0
John Marshall II                                                                             No                          $0
Mount Kemble Corporate Center                                                                No                          $0
The Hotel on Rivington                                                                       No                          $0
Corporate Center                                                                             No                          $0
Citadel Crossing                                                                             No                          $0
331 North Maple Drive                                                                        No                          $0
Buckhead Crossing                                                                            No                          $0
Bass Pro Shops                                                                               No                          $0
131 Spring Street                                                                            No                          $0
Mohawk Hills Apartments                                                                      No                          $0
3 Gannett Drive                                                                              No                          $0
Glenwood Meadows                                                                             No                          $0
Santan Gateway                                                                               No                          $0
Two Towne Square                                                                             No                          $0
Towns of Riverside                                                           $5,900,000      No                          $0
88 Third Avenue                                                                              No                          $0
Lorden Plaza                                                                                 No                          $0
Providence at Old Meridian                                                                   No                          $0
Holiday Inn, Fishermans Wharf                          $5,000,000                            No                          $0
Moulton Plaza                                                                                No                          $0
Fremont Marriott                                                                             No                          $0
Alanza Brook Apartments                                                                      No                          $0
Residence Inn Midtown Atlanta                                                                No                          $0
1544 Old Alabama Road and                                                                    No                          $0
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio                                                          No                          $0
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                                                               No                          $0
Paradise 24                                                                                  No                          $0
Anderson Station                                                                             No                          $0
Tequa Festival Marketplace                                                                   No                          $0
6200 Oak Tree Boulevard                                                                      No                          $0
Grant & Geary Center                                                                         No                          $0
Oak Park Shopping Center                                                                     No                          $0
107 Tom Starling Road                                                                        No                          $0
Residence Inn by Marriott-                                                                   No                          $0
Princeton, NJ
Medinah Temple                                                                               No                          $0
Price Self Storage - National                                                                No                          $0
Padonia Shopping Center                                                                      No                          $0
Pleasant Hill                                                                                No                          $0
Homewood Suites - Del Mar                                                                    No                          $0
289 Greenwich Avenue                                                                         No                          $0
American River Office                                                                        No                          $0
Fairfax Office Building                                                                      No                          $0
Andersen Fiesta                                                                              No                          $0
Silver Creek Portfolio II                                                                    No                          $0
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                                                                No                          $0
Chandler Santan South                                                                        No                          $0
Mayfaire Community Center                                                                    No                          $0
(Harris Teeter)
Mercado del Rancho                                                                           No                          $0
Brookhollow Two                                                                              No                          $0
Camelback Village Center                                                                     No                          $0
Alpine Valley Center                                                                         No                          $0
Wyndham Union Station Hotel                                                                  No                          $0
Cortaro Plaza                                                                                No                          $0
Hotel Los Gatos                                                                              No                          $0
The Moorings                                                                                 No                          $0
Palm Plaza                                                                                   No                          $0
Chicago Industrial Portfolio                                                                 No                          $0
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                                                                  No                          $0
Lackland Self Storage                                  $1,325,000            $1,185,000      No                          $0
Comfort Suites Manassas                                                                      No                          $0
Townplace Suites by                                                                          No                          $0
Marriott, Campbell
Centra Point Portfolio                                                                       No                          $0
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center                                                              No                          $0
Alexian Brothers                                                                             No                          $0
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                                                                 No                          $0
Mesquite Village                                                                             No                          $0
Plaza Towers                                                                                 No                          $0
Water Tower Place                                                                            Yes                 $1,496,000
The Marketplace                                                                              No                          $0
Arcadia Villa Apartments                                                                     No                          $0
Promenade Building                                                                           No                          $0
Lancaster Plaza                                                                              No                          $0
Ebensburg Plaza                                                                              No                          $0
Best Western - Charleston                                                                    No                          $0
New Center Parking Decks                                                                     No                          $0
Balmoral Centre                                                                              Yes                 $1,225,000
Snyder Warehouse                                                                             No                          $0
Galtier Plaza                                                                                No                          $0
Hilltop Village                                                                              No                          $0
LA Fitness, Beaverton                                                                        No                          $0
Biltmore Shopping Plaza                                                                      No                          $0
North 101 Business Park                                                                      No                          $0
Manchester Theater                                                                           No                          $0
Southboro Executive Place                                                                    No                          $0
Hopewell Shopping Center                                                                     No                          $0
Meadows Apartments                                                                           No                          $0
Colony at Piper Glen I & II                                                                  No                          $0
Heritage Place                                                                               No                          $0
Somerset Apartments                                                                          No                          $0
Hiram Square                                                                                 No                          $0
Commerce Center                                                                              Yes                   $677,431
Southlake Village Retail Center                                                              No                          $0
201 Providence Road                                                                          No                          $0
Eastern HIlls Center                                                                         No                          $0
Grove Towers                                                                                 No                          $0
425 Ashley Ridge Boulevard                                                                   No                          $0
85 East Colorado Boulevard                                                                   No                          $0
Keswick Apartments                                                                           No                          $0
Hampton Inn - Palm Desert                                                                    No                          $0
Six Quebec                                                                                   Yes                   $345,000
Hill Country Crossing                                                                        No                          $0
Martin Crossing                                                                              No                          $0
Fair Hope                                                                                    No                          $0
Day Hill Village Shoppes                                                                     No                          $0
Supercenter Exchange                                                                         No                          $0
Beach Park Walgreens                                                                         No                          $0
Mercedes Plaza                                                                               No                          $0
4790 Sugarloaf Parkway                                                                       No                          $0
Augusta Business Center                                                                      No                          $0
Lakeside Office Building                                                                     No                          $0
South Wayne Center                                                                           No                          $0
Rhett at Remount                                                                             No                          $0
Milestone South Retail Center                                                                No                          $0
Central Texas Marketplace                                                                    No                          $0
Westlake Office Center                                                                       No                          $0
Trenton Shopping Center                                                                      No                          $0
Tire Kingdom                                                                                 No                          $0
Parkway Village                                                                              No                          $0
460 West Ontario Street                                                                      No                          $0




                                                                                                                   Scheduled
                                               P & I After        Appraisal       Appraisal         Cut-off         Maturity
              Property Name                      Earnout             Date           Value          Date LTV         Date LTV
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                            $0.00                       $406,100,000      76.9%           75.6%
Westgate Marketplace                                              1/27/2006         $52,500,000
Market At First Colony                                            1/28/2006         $26,200,000
Village At Blanco                                                  1/1/2006         $24,500,000
Copperfield Crossing                                               2/1/2006         $23,200,000
Mason Park                                                        1/25/2006         $20,500,000
Bandera Festival                                                   1/1/2006         $19,350,000
Grogan's Mill                                                      2/1/2006         $19,000,000
Creekside Plaza Shopping Center                                    6/1/2006         $17,750,000
Southlake Village                                                 1/20/2006         $17,500,000
Townsend Square                                                    2/1/2006         $14,200,000
Highland Square                                                   1/28/2006         $13,900,000
Forestwood                                                         2/1/2006         $13,600,000
Steeplechase                                                       2/1/2006         $13,500,000
Spring Shadows                                                     2/1/2006         $13,000,000
Mission Bend                                                      1/27/2006         $11,900,000
Sterling Plaza                                                     2/1/2006         $11,200,000
Parkwood                                                           2/1/2006         $12,000,000
Village By The Park                                               1/20/2006          $9,600,000
Barker Cypress                                                     2/1/2006         $10,600,000
Benchmark Crossing                                                 2/1/2006          $9,700,000
DeSoto Shopping Center                                             2/1/2006          $9,100,000
Beechcrest                                                        1/27/2006          $8,700,000
Richwood                                                           2/1/2006          $8,000,000
Colony Plaza                                                      1/28/2006          $6,200,000
Melbourne Plaza                                                   1/20/2006          $6,100,000
Minyard's                                                          2/1/2006          $5,000,000
Green Oaks                                                        1/20/2006          $4,700,000
Kroger's Bissonnet                                                1/27/2006          $2,700,000
Wurzbach                                                           1/1/2006          $1,900,000
One New York Plaza                                     $0.00       3/1/2006        $800,000,000      50.0%           42.4%
JP Morgan International                                $0.00      2/23/2006        $268,000,000      72.4%           61.1%
Plaza I & II
55 Corporate Drive                                     $0.00      4/18/2006        $250,000,000      76.0%           76.0%
350 Madison Avenue                                     $0.00      10/1/2005        $260,000,000      69.2%           69.2%
Portals I                                              $0.00      4/28/2006        $235,000,000      66.0%           66.0%
Pacific Center                                         $0.00       2/8/2006        $155,000,000      78.2%           78.2%
Montehiedra Town Center                                $0.00       5/1/2006        $151,000,000      79.5%           79.5%
The Strip                                              $0.00       3/6/2006        $116,300,000      79.4%           67.2%
Johnson Medical Office Portfolio                       $0.00                       $142,801,000      64.2%           64.2%
Sacred Heart MOB                                                  11/3/2005         $26,300,000
Shelby Physicians Center                                          12/8/2005         $15,500,000
Cullman MOB I                                                     11/7/2005         $13,100,000
Physicians Medical Plaza                                          11/3/2005         $12,700,000
Cullman MOB II                                                    11/7/2005         $12,400,000
Wesley Medical Plaza                                              11/7/2005         $11,500,000
Emerald Coast Physicians Plaza                                    11/3/2005         $10,300,000
Coosa Valley Medical Plaza                                        11/2/2005          $8,000,000
Kingsport Medical Office Plaza                                    11/9/2005          $9,200,000
Carolina Medical Plaza                                            10/25/2005         $7,550,000
The Women's Pavilion                                              11/25/2005         $7,200,000
Coastal Carolina Medical Plaza                                     5/8/2006          $5,451,000
Family Medicine South                                             12/8/2005          $3,600,000
West Oaks Mall                                         $0.00       4/7/2006        $109,800,000      78.3%           76.6%
The Hilton Minneapolis                                 $0.00       3/1/2006        $108,000,000      76.9%           76.9%
The Mall at Turtle Creek                               $0.00       5/2/2006        $100,500,000      80.3%           75.7%
JQH Hotel Portfolio B2                                 $0.00                       $352,900,000      68.3%           57.6%
Dallas Embassy Suites                                              8/5/2005         $93,800,000
Sacramento Holiday Inn                                             8/8/2005         $60,000,000
Charlotte Renaissance                                              8/2/2005         $45,400,000
Montgomery Embassy Suites                                          8/4/2005         $39,300,000
Columbia Embassy Suites                                           8/10/2005         $33,500,000
Jefferson City Capitol Plaza                                      8/10/2005         $22,900,000
Coral Springs Marriott                                             8/2/2005         $37,000,000
Cedar Rapids Marriott                                             8/10/2005         $21,000,000
Nemours Building                                       $0.00       4/1/2006         $81,450,000      71.9%           65.8%
John Marshall II                                       $0.00      3/31/2006         $73,000,000      74.4%           69.4%
Mount Kemble Corporate Center                          $0.00      4/12/2006         $56,700,000      78.5%           78.5%
The Hotel on Rivington                                 $0.00       3/1/2006         $74,000,000      54.4%           40.8%
Corporate Center                                       $0.00      12/1/2005         $53,300,000      75.0%           70.0%
Citadel Crossing                                       $0.00      11/1/2005         $52,500,000      68.6%           65.7%
331 North Maple Drive                                  $0.00       1/1/2006         $45,000,000      75.6%           70.8%
Buckhead Crossing                                      $0.00       3/3/2006         $51,300,000      64.7%           64.7%
Bass Pro Shops                                         $0.00      12/4/2005         $45,900,000      69.7%           60.6%
131 Spring Street                                      $0.00       5/1/2006         $45,000,000      66.7%           62.6%
Mohawk Hills Apartments                                $0.00      4/11/2006         $40,000,000      73.8%           73.8%
3 Gannett Drive                                        $0.00       5/1/2006         $38,000,000      75.8%           68.6%
Glenwood Meadows                                       $0.00       3/3/2006         $41,500,000      68.7%           61.0%
Santan Gateway                                         $0.00      4/25/2006         $39,700,000      70.7%           65.7%
Two Towne Square                                       $0.00      4/11/2006         $35,000,000      80.0%           72.6%
Towns of Riverside                                     $0.00      11/17/2005        $39,900,000      69.9%           67.1%
88 Third Avenue                                        $0.00       7/1/2006         $33,700,000      80.1%           73.0%
Lorden Plaza                                           $0.00      4/10/2006         $32,630,000      79.7%           79.7%
Providence at Old Meridian                             $0.00       5/4/2006         $37,200,000      68.5%           68.5%
Holiday Inn, Fishermans Wharf                          $0.00      10/11/2005        $33,230,000      75.2%           67.0%
Moulton Plaza                                          $0.00      3/25/2006         $32,500,000      74.8%           67.3%
Fremont Marriott                                       $0.00       9/1/2005         $34,000,000      70.6%           69.0%
Alanza Brook Apartments                                $0.00      11/29/2005        $32,730,000      70.3%           67.4%
Residence Inn Midtown Atlanta                          $0.00       2/7/2006         $29,100,000      79.0%           75.8%
1544 Old Alabama Road and                              $0.00                        $24,600,000      83.3%           73.2%
900 Holcomb Road
1544 Old Alabama Road                                             5/14/2006         $19,100,000
900 Holcomb Road                                                  5/14/2006          $5,500,000
Louisville Medical Office Portfolio                    $0.00                        $43,225,000      51.1%           47.7%
Gray Street Medical Office Plaza                                   3/1/2006         $16,525,000
Audubon Medical Plaza West                                         3/1/2006         $15,750,000
Audubon Medical Plaza East                                         3/1/2006         $10,950,000
Aliso Viejo 20                                         $0.00      1/18/2006         $36,800,000      59.4%           46.1%
Paradise 24                                            $0.00      1/14/2006         $34,400,000      63.6%           49.3%
Anderson Station                                       $0.00      12/8/2005         $30,200,000      71.4%           68.7%
Tequa Festival Marketplace                             $0.00       3/3/2006         $26,500,000      76.6%           72.4%
6200 Oak Tree Boulevard                                $0.00       2/9/2006         $25,500,000      79.2%           70.1%
Grant & Geary Center                                   $0.00      1/10/2006         $31,200,000      64.0%           54.5%
Oak Park Shopping Center                               $0.00       4/4/2006         $27,000,000      72.2%           67.6%
107 Tom Starling Road                                  $0.00      2/14/2006         $26,650,000      72.4%           64.8%
Residence Inn by Marriott-                             $0.00      4/27/2006         $23,800,000      79.8%           70.5%
Princeton, NJ
Medinah Temple                                         $0.00      11/10/2005        $25,700,000      73.9%           67.1%
Price Self Storage - National                          $0.00      1/10/2006         $24,000,000      78.8%           67.1%
Padonia Shopping Center                                $0.00      4/21/2006         $23,600,000      75.0%           68.4%
Pleasant Hill                                          $0.00      2/10/2006         $20,470,000      85.5%           75.2%
Homewood Suites - Del Mar                              $0.00      2/22/2006         $24,900,000      68.3%           61.4%
289 Greenwich Avenue                                   $0.00      1/15/2006         $24,500,000      69.4%           64.8%
American River Office                                  $0.00      4/10/2006         $21,100,000      78.0%           69.5%
Fairfax Office Building                                $0.00       7/1/2006         $22,000,000      72.7%           65.9%
Andersen Fiesta                                        $0.00       4/8/2006         $20,000,000      80.0%           75.0%
Silver Creek Portfolio II                              $0.00                        $18,023,000      86.1%           86.1%
1005 East Spruce Street                                           11/6/2005          $2,800,000
912 U.S. Highway 12                                               11/15/2005         $2,770,000
2002 South Pleasant Street                                        11/9/2005          $1,943,000
2405 West 7th Street                                              11/5/2005          $1,720,000
3907 Beinville Road                                               12/5/2005          $2,100,000
2200 North Wayne Street                                           11/5/2005          $1,670,000
2050 Walton Drive                                                 11/15/2005         $1,560,000
771 Lost Creek Boulevard                                          11/20/2005         $1,550,000
5441 South 24th Street                                            11/9/2005          $1,910,000
Hilton Garden Inn - Las Vegas                          $0.00       1/1/2007         $22,700,000      66.1%           60.0%
Chandler Santan South                                  $0.00      4/25/2006         $20,300,000      70.6%           65.7%
Mayfaire Community Center                              $0.00      4/18/2006         $18,400,000      76.1%           69.1%
(Harris Teeter)
Mercado del Rancho                                     $0.00      3/22/2006         $21,000,000      65.0%           60.6%
Brookhollow Two                                        $0.00      2/28/2006         $17,600,000      77.5%           69.1%
Camelback Village Center                               $0.00       4/3/2006         $20,000,000      66.5%           62.0%
Alpine Valley Center                                   $0.00      2/28/2006         $16,800,000      75.0%           60.9%
Wyndham Union Station Hotel                            $0.00       7/1/2006         $15,720,000      79.5%           73.3%
Cortaro Plaza                                          $0.00       4/8/2006         $15,700,000      76.4%           71.7%
Hotel Los Gatos                                        $0.00      10/21/2005        $17,200,000      69.6%           66.3%
The Moorings                                           $0.00      11/14/2005        $16,850,000      70.6%           67.8%
Palm Plaza                                             $0.00       8/4/2005         $16,100,000      72.0%           68.0%
Chicago Industrial Portfolio                           $0.00                        $18,800,000      59.6%           57.2%
1812 West Hubbard                                                  9/8/2005          $7,200,000
7200 Leamington                                                   5/10/2006         $11,600,000
Shops at World Golf Village                            $0.00       7/1/2006         $14,500,000      74.2%           61.8%
Lackland Self Storage                                  $0.00      1/25/2006         $14,300,000      74.1%           70.5%
Comfort Suites Manassas                                $0.00      1/27/2006         $15,000,000      70.0%           55.6%
Townplace Suites by                                    $0.00      2/23/2006         $15,000,000      66.7%           55.9%
Marriott, Campbell
Centra Point Portfolio                                 $0.00                        $50,120,000      75.1%           63.3%
Centra Point Building 2                                           6/27/2005         $14,900,000
Centra Point Building 8                                           6/27/2005         $12,500,000
Centra Point Building 4                                           6/27/2005         $11,640,000
Centra Point Building 3                                           6/27/2005         $11,080,000
Hoffman Village Shopping Center                        $0.00      4/21/2006         $11,850,000      78.9%           67.5%
Alexian Brothers                                       $0.00                        $19,070,000      48.2%           48.2%
Medical Office Portfolio
Alexian Brothers II MOB                                           3/17/2006         $12,000,000
Alexian Brothers I MOB                                            3/17/2006          $7,070,000
Energy Park Corporate Center                           $0.00      1/19/2006         $12,300,000      71.7%           64.6%
Mesquite Village                                       $0.00       3/3/2006         $11,000,000      78.2%           73.1%
Plaza Towers                                           $0.00       3/1/2006         $13,900,000      61.5%           58.6%
Water Tower Place                                 $39,184.56      10/1/2005          $9,600,000      73.2%           66.3%
The Marketplace                                        $0.00       3/1/2006         $11,500,000      73.9%           67.7%
Arcadia Villa Apartments                               $0.00      1/23/2006         $10,800,000      77.2%           68.4%
Promenade Building                                     $0.00      1/30/2006         $11,160,000      71.7%           66.7%
Lancaster Plaza                                        $0.00      3/29/2006         $11,900,000      67.2%           63.0%
Ebensburg Plaza                                        $0.00      6/29/2005         $10,500,000      75.0%           66.5%
Best Western - Charleston                              $0.00       8/1/2007         $13,400,000      58.2%           55.2%
New Center Parking Decks                               $0.00      9/14/2005         $10,250,000      74.2%           57.9%
Balmoral Centre                                   $39,033.95      12/15/2005         $9,800,000      65.1%           62.3%
Snyder Warehouse                                       $0.00       4/1/2006          $9,400,000      79.8%           73.9%
Galtier Plaza                                          $0.00      3/20/2006          $9,650,000      77.7%           69.5%
Hilltop Village                                        $0.00       6/1/2006         $12,850,000      58.4%           58.4%
LA Fitness, Beaverton                                  $0.00      4/14/2006         $10,160,000      68.9%           62.4%
Biltmore Shopping Plaza                                $0.00      1/11/2006         $10,800,000      64.6%           54.8%
North 101 Business Park                                $0.00       5/2/2006          $9,250,000      75.1%           68.2%
Manchester Theater                                     $0.00      1/13/2006          $9,100,000      74.3%           51.7%
Southboro Executive Place                              $0.00      11/23/2005         $9,700,000      69.1%           64.5%
Hopewell Shopping Center                               $0.00      11/8/2005          $8,850,000      74.2%           62.4%
Meadows Apartments                                     $0.00      2/10/2006          $7,225,000      79.0%           66.9%
Colony at Piper Glen I & II                            $0.00      4/21/2006          $7,900,000      72.1%           61.8%
Heritage Place                                         $0.00       3/7/2006         $11,600,000      47.4%           47.4%
Somerset Apartments                                    $0.00      7/22/2005          $6,840,000      80.0%           72.5%
Hiram Square                                           $0.00      1/25/2006          $6,900,000      78.8%           73.5%
Commerce Center                                   $25,236.32      2/14/2006          $6,420,000      67.3%           71.4%
Southlake Village Retail Center                        $0.00      4/14/2005          $6,300,000      78.3%           66.7%
201 Providence Road                                    $0.00      4/21/2006          $6,300,000      76.9%           65.1%
Eastern HIlls Center                                   $0.00      4/21/2006          $6,200,000      77.7%           69.6%
Grove Towers                                           $0.00      1/26/2006          $7,320,000      64.2%           61.8%
425 Ashley Ridge Boulevard                             $0.00      4/15/2006          $6,600,000      70.4%           60.3%
85 East Colorado Boulevard                             $0.00      1/31/2006          $6,250,000      67.2%           62.9%
Keswick Apartments                                     $0.00      3/16/2006          $4,900,000      85.7%           72.4%
Hampton Inn - Palm Desert                              $0.00      3/21/2006          $8,100,000      51.5%           40.9%
Six Quebec                                        $22,661.47      2/28/2006          $5,420,000      67.6%           61.5%
Hill Country Crossing                                  $0.00       2/5/2006          $5,000,000      79.8%           67.7%
Martin Crossing                                        $0.00      1/24/2006          $6,830,000      55.6%           55.6%
Fair Hope                                              $0.00      1/12/2006          $5,600,000      66.1%           59.6%
Day Hill Village Shoppes                               $0.00       3/1/2006          $5,100,000      68.6%           61.7%
Supercenter Exchange                                   $0.00      10/10/2005         $3,950,000      79.0%           63.6%
Beach Park Walgreens                                   $0.00       9/6/2005          $4,950,000      62.9%           62.9%
Mercedes Plaza                                         $0.00      12/8/2005          $3,925,000      78.7%           69.0%
4790 Sugarloaf Parkway                                 $0.00      10/21/2005         $3,900,000      78.9%           66.8%
Augusta Business Center                                $0.00      2/16/2006          $4,585,000      66.9%           44.4%
Lakeside Office Building                               $0.00       7/1/2006          $4,200,000      65.2%           54.8%
South Wayne Center                                     $0.00      12/8/2005          $3,300,000      72.5%           62.0%
Rhett at Remount                                       $0.00      7/15/2005          $3,400,000      69.9%           59.1%
Milestone South Retail Center                          $0.00      2/25/2006          $3,875,000      58.8%           52.3%
Central Texas Marketplace                              $0.00       1/1/2006          $2,650,000      75.5%           70.3%
Westlake Office Center                                 $0.00      2/15/2006          $2,800,000      71.4%           62.1%
Trenton Shopping Center                                $0.00       4/7/2005          $2,350,000      79.1%           67.1%
Tire Kingdom                                           $0.00       4/7/2006          $2,000,000      67.4%           45.3%
Parkway Village                                        $0.00       4/1/2006          $1,800,000      72.2%           62.4%
460 West Ontario Street                                $0.00       4/8/2005          $1,740,000      73.7%           62.8%





                                               Occupancy      Occupancy                          Largest Tenant
              Property Name                        %         As of Date                     (Based on Square Footage)
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                      92.8%        2/1/2006
Westgate Marketplace                             97.9%        2/1/2006       Kohl's
Market At First Colony                           96.5%        2/1/2006       T.J. Maxx
Village At Blanco                                100.0%       2/1/2006       HEB Grocery
Copperfield Crossing                             97.1%        2/1/2006       24-Hour Fitness
Mason Park                                       96.9%        2/1/2006       Palais Royal
Bandera Festival                                 93.6%        2/1/2006       Beall's
Grogan's Mill                                    95.2%        2/1/2006       Randall's (Subleased)
Creekside Plaza Shopping Center                  100.0%       2/1/2006       Kroger
Southlake Village                                87.1%        2/1/2006       Kroger
Townsend Square                                  84.5%        2/1/2006       Beall's
Highland Square                                  99.7%        2/1/2006       Education Station
Forestwood                                       93.4%        2/1/2006       Kroger
Steeplechase                                     89.0%        2/1/2006       Randall Food Market
Spring Shadows                                   94.9%        2/1/2006       HEB Grocery & Fuel Station
Mission Bend                                     78.3%        2/1/2006       Randall's (Dark)
Sterling Plaza                                   94.1%        2/1/2006       99c Only Store
Parkwood                                         76.1%        2/1/2006       Planet Pizza
Village By The Park                              100.0%       2/1/2006       Movie Trading Company
Barker Cypress                                   85.0%        2/1/2006       HEB Grocery
Benchmark Crossing                               100.0%       2/1/2006       Bally's Total Fitness
DeSoto Shopping Center                           100.0%       2/1/2006       Randall's
Beechcrest                                       100.0%       2/1/2006       Randall's (Dark)
Richwood                                         90.4%        2/1/2006       Blockbuster
Colony Plaza                                     100.0%       2/1/2006       AAA Texas
Melbourne Plaza                                  90.0%        2/1/2006       Family Christian Stores
Minyard's                                        100.0%       2/1/2006       Minyards
Green Oaks                                       60.0%        2/1/2006       Taisho Japanese Rest.
Kroger's Bissonnet                               57.7%        2/1/2006       Hoang Nguyen, DDS
Wurzbach                                         100.0%       2/1/2006       Travis Assoc. (Dept of Def)
One New York Plaza                               95.4%        1/27/2006      Wachovia Securities
JP Morgan International                          100.0%       6/1/2006       JPMorgan Chase Bank N.A.
Plaza I & II
55 Corporate Drive                               100.0%       5/31/2006      Aventis, Inc
350 Madison Avenue                               99.2%        6/1/2006       BT North America
Portals I                                        93.4%        6/6/2006       GSA
Pacific Center                                   88.8%        5/30/2006      Booz Allen & Hamilton
Montehiedra Town Center                          98.3%        5/15/2006      K-Mart
The Strip                                        100.0%       3/31/2006      Wal-Mart
Johnson Medical Office Portfolio                 100.0%       5/23/2006
Sacred Heart MOB                                 100.0%       5/23/2006      Sacred Heart Hospital of Pensacola - Physician Space
Shelby Physicians Center                         100.0%       5/23/2006      Baptist Health System Inventory Space
Cullman MOB I                                    100.0%       5/23/2006      Cullman Regional Medical Center
Physicians Medical Plaza                         100.0%       5/23/2006      Campell Crestview Medical Clinic, PA
Cullman MOB II                                   100.0%       5/23/2006      Cullman Regional Medical Center
Wesley Medical Plaza                             100.0%       5/23/2006      Wesley Health System, LLC Physician Space
Emerald Coast Physicians Plaza                   100.0%       5/23/2006      Sacred Heart Hospital Inventory Space
Coosa Valley Medical Plaza                       100.0%       5/23/2006      Baptist Health System
Kingsport Medical Office Plaza                   100.0%       5/23/2006      Wellmont Health System
Carolina Medical Plaza                           100.0%       5/23/2006      Palmetto Health Alliance
The Women's Pavilion                             100.0%       5/23/2006      Huntsville Hospital
Coastal Carolina Medical Plaza                   100.0%       5/23/2006      PHC-Jasper
Family Medicine South                            100.0%       5/23/2006      Brookwood Health Services, Inc.
West Oaks Mall                                   93.5%        5/12/2006      Sears
The Hilton Minneapolis                           71.8%        4/28/2006      NAP
The Mall at Turtle Creek                         91.3%        5/31/2006      Barnes & Noble
JQH Hotel Portfolio B2                           67.0%       12/31/2005
Dallas Embassy Suites                            79.1%       12/31/2005      NAP
Sacramento Holiday Inn                           60.8%       12/31/2005      NAP
Charlotte Renaissance                            63.3%       12/31/2005      NAP
Montgomery Embassy Suites                        68.7%       12/31/2005      NAP
Columbia Embassy Suites                          75.6%       12/31/2005      NAP
Jefferson City Capitol Plaza                     58.1%       12/31/2005      NAP
Coral Springs Marriott                           63.6%       12/31/2005      NAP
Cedar Rapids Marriott                            67.3%       12/31/2005      NAP
Nemours Building                                 84.8%        3/15/2006      Connolly Bove
John Marshall II                                 100.0%      12/31/2005      Booz Allen Hamilton, Inc.
Mount Kemble Corporate Center                    91.2%        4/10/2006      Watson Pharmaceutical
The Hotel on Rivington                           84.1%        1/31/2006      NAP
Corporate Center                                 78.3%        3/1/2006       Certified Tours
Citadel Crossing                                 74.1%        3/17/2006      Burlington Coat Factory Warehouse of Col
331 North Maple Drive                            100.0%       3/31/2006      American Online, Inc.
Buckhead Crossing                                97.8%        3/1/2006        Ross Dress for Less
Bass Pro Shops                                   100.0%       5/1/2006       Bass Pro Shops
131 Spring Street                                92.4%        4/11/2006      Framestore
Mohawk Hills Apartments                          92.0%        5/16/2006      NAP
3 Gannett Drive                                  100.0%       3/1/2006       Wilson, Elser, Moskowitz, Edelman & Dick
Glenwood Meadows                                 91.0%        3/31/2006      Gart Sports
Santan Gateway                                   97.0%        3/31/2006      24 Hour Fitness
Two Towne Square                                 85.0%        4/1/2006       General Electric Company
Towns of Riverside                               98.0%        2/1/2006       NAP
88 Third Avenue                                  100.0%       7/1/2006       City of New York - HRA
Lorden Plaza                                     100.0%       3/1/2006       Shaw's Supermarket
Providence at Old Meridian                       94.8%        5/23/2006      NAP
Holiday Inn, Fishermans Wharf                    76.2%        4/30/2006      NAP
Moulton Plaza                                    95.3%        3/31/2006      Big Lots Stores, Inc.
Fremont Marriott                                 56.3%        4/28/2006      NAP
Alanza Brook Apartments                          91.0%        3/28/2006      NAP
Residence Inn Midtown Atlanta                    84.1%        2/28/2006      NAP
1544 Old Alabama Road and                        100.0%       5/11/2006
900 Holcomb Road
1544 Old Alabama Road                            100.0%       5/11/2006      MR Processing
900 Holcomb Road                                 100.0%       5/11/2006      McCalla Raymer
Louisville Medical Office Portfolio              91.4%        1/31/2006
Gray Street Medical Office Plaza                 91.8%        1/31/2006      Norton Healthcare, Inc.
Audubon Medical Plaza West                       88.9%        1/31/2006      Norton Healthcare, Inc.
Audubon Medical Plaza East                       93.3%        1/31/2006      Norton Healthcare, Inc.
Aliso Viejo 20                                   100.0%       3/31/2006      Edwards Theaters
Paradise 24                                      100.0%       3/31/2006      Muvico 24
Anderson Station                                 92.6%       11/30/2005      Hobby Lobby
Tequa Festival Marketplace                       67.1%        3/1/2006       Hilton Sedona Resort
6200 Oak Tree Boulevard                          89.4%        1/1/2006       Clear Channel Broadcasting, Inc.
Grant & Geary Center                             89.7%        5/2/2006       American Conservatory
Oak Park Shopping Center                         100.0%       4/30/2006      Bright Child
107 Tom Starling Road                            88.2%        2/15/2006      TBC Corporation
Residence Inn by Marriott-                       81.0%        5/26/2006      NAP
Princeton, NJ
Medinah Temple                                   100.0%       11/1/2005      Tree Studios Medinah Temple LLC
Price Self Storage - National                    92.6%       12/31/2005      NAP
Padonia Shopping Center                          94.5%        2/1/2006       Mars Supermarkets
Pleasant Hill                                    100.0%       2/8/2006       LNT West, Inc (Linens 'n Things)
Homewood Suites - Del Mar                        60.0%        3/31/2006      NAP
289 Greenwich Avenue                             87.8%        1/1/2006       Best & Company LLC
American River Office                            97.6%        5/31/2006      Interwest Insurance Services
Fairfax Office Building                          91.9%        7/1/2006       SunTrust Bank
Andersen Fiesta                                  97.6%        3/31/2006      Basha's
Silver Creek Portfolio II                        93.3%        2/28/2006
1005 East Spruce Street                          86.8%        2/28/2006      Dollar Tree Store 2384
912 U.S. Highway 12                              100.0%       2/28/2006      Dollar Tree Stores Inc.
2002 South Pleasant Street                       100.0%       2/28/2006      Fashion Bug 3507
2405 West 7th Street                             100.0%       2/28/2006      Fashion Bug #3549 Inc.
3907 Beinville Road                              100.0%       2/28/2006      Shoe Show 839
2200 North Wayne Street                          100.0%       2/28/2006      Blockbuster 18620
2050 Walton Drive                                100.0%       2/28/2006      Dollar Tree Stores, Inc.
771 Lost Creek Boulevard                         100.0%       2/28/2006      Deals Nothing Over a Dollar
5441 South 24th Street                           55.4%        2/28/2006      The CATO Corporation
Hilton Garden Inn - Las Vegas                    80.0%        1/1/2007       NAP
Chandler Santan South                            96.6%        3/31/2006      Paddock Pools
Mayfaire Community Center                        95.7%        3/12/2006      Harris Teeter, Inc.
(Harris Teeter)
Mercado del Rancho                               98.7%        3/31/2006      Sprouts Farmers Markets
Brookhollow Two                                  93.1%        4/6/2006       WBAP/KSCS
Camelback Village Center                         95.9%        3/31/2006      AJ's
Alpine Valley Center                             97.2%        3/31/2006      Office Depot
Wyndham Union Station Hotel                      72.2%        3/31/2006      NAP
Cortaro Plaza                                    96.9%        4/30/2006      Bashas
Hotel Los Gatos                                  67.1%        5/1/2006       NAP
The Moorings                                     93.0%        3/23/2006      NAP
Palm Plaza                                       62.8%        2/28/2006      NAP
Chicago Industrial Portfolio
1812 West Hubbard                                91.4%        11/7/2005      Salvage One
7200 Leamington                                  100.0%       11/7/2005      The Form House
Shops at World Golf Village                      88.9%        2/1/2006       PGA Tour Stop
Lackland Self Storage                            84.4%        3/31/2006      NAP
Comfort Suites Manassas                          73.6%        3/31/2006      NAP
Townplace Suites by                              75.0%        4/28/2006      NAP
Marriott, Campbell
Centra Point Portfolio                           100.0%       5/1/2006
Centra Point Building 2                          100.0%       5/1/2006       Prudential America
Centra Point Building 8                          100.0%       5/1/2006       GC Wallace
Centra Point Building 4                          100.0%       5/1/2006       RH Donnelley
Centra Point Building 3                          100.0%       5/1/2006       State Farm
Hoffman Village Shopping Center                  94.3%        3/31/2006      Lowe's Food Stores
Alexian Brothers                                 98.8%        3/31/2006
Medical Office Portfolio
Alexian Brothers II MOB                          100.0%       3/31/2006      San Jose Medical Group Management
Alexian Brothers I MOB                           96.9%        3/31/2006      Raghunand Sastry, MD
Energy Park Corporate Center                     100.0%       3/31/2006      Thompson Prometric
Mesquite Village                                 90.5%        2/24/2006      NAP
Plaza Towers                                     68.0%       12/31/2005      NAP
Water Tower Place                                79.5%        3/31/2006      Thrifty Drug Stores
The Marketplace                                  87.0%        3/16/2006      Winn-Dixie
Arcadia Villa Apartments                         94.7%        2/1/2006       NAP
Promenade Building                               88.7%        3/31/2006      Regents-Univ. of Cal.
Lancaster Plaza                                  100.0%       3/31/2006      Thrifty dba Rite Aid
Ebensburg Plaza                                  99.7%        9/30/2005      Big Lots
Best Western - Charleston                        70.0%        3/3/2006       NAP
New Center Parking Decks                         89.1%        11/1/2005      NAP
Balmoral Centre                                  79.9%        3/25/2006      Town and Country
Snyder Warehouse                                 97.7%        4/1/2006       Poggi Brothers USA
Galtier Plaza                                    78.7%        3/1/2006       Springsted Incorporated
Hilltop Village                                  80.0%        3/1/2006       Washington Mutual Bank
LA Fitness, Beaverton                            100.0%       3/24/2006      LA Fitness International LLC
Biltmore Shopping Plaza                          100.0%       1/9/2006       A Higher Learning dba Happy Child Care
North 101 Business Park                          93.5%        3/31/2006      ICM Plastics
Manchester Theater                               100.0%       1/25/2006      Rock Hill Cinema, LLC
Southboro Executive Place                        90.3%        11/4/2005      Ford Motor Company
Hopewell Shopping Center                         81.6%        1/1/2006       Shop N Save
Meadows Apartments                               95.3%        1/27/2006      NAP
Colony at Piper Glen I & II                      95.7%        3/1/2006       World @ Work
Heritage Place                                   95.1%        3/31/2006      Deere & Company
Somerset Apartments                              92.7%        3/31/2006      NAP
Hiram Square                                     100.0%       3/31/2006      Workout Any Time
Commerce Center                                  82.9%        3/31/2006      Charter One Bank (RBS)
Southlake Village Retail Center                  76.9%        3/31/2006      Residential Construction Specialties
201 Providence Road                              100.0%       3/31/2006      Thomas W. Armstrong, D.M.D.
Eastern HIlls Center                             78.0%        3/3/2006       EVOS Healthy Fast Foods
Grove Towers                                     82.5%        2/9/2006       State of NC
425 Ashley Ridge Boulevard                       100.0%       3/24/2006      Allstate Insurance Co.
85 East Colorado Boulevard                       89.5%        2/3/2006       KCB Management, Inc.
Keswick Apartments                               86.1%        3/15/2006      NAP
Hampton Inn - Palm Desert                        60.5%        1/1/2006       NAP
Six Quebec                                       86.1%        4/14/2006      Crown Bank
Hill Country Crossing                            98.2%        2/15/2006      Oasis of Life City Fellowship
Martin Crossing                                  100.0%       3/31/2006      Panera Bread
Fair Hope                                        98.7%       12/22/2005      Valencia, Perez & Echeveste
Day Hill Village Shoppes                         93.0%        3/1/2006       Educational Playground
Supercenter Exchange                             91.0%        4/12/2006      Dollar Tree
Beach Park Walgreens                             100.0%       3/31/2006      Walgreens
Mercedes Plaza                                   92.3%        2/22/2006      Persian Galleries
4790 Sugarloaf Parkway                           100.0%       4/21/2006      Coldwell Banker
Augusta Business Center                          94.5%        3/1/2006       Open Door Community Church
Lakeside Office Building                         87.6%        2/22/2006      Diagnostic Cardiology
South Wayne Center                               89.2%        3/1/2006       Outdoor Fun Store
Rhett at Remount                                 100.0%       2/28/2006      Food Lion, LLC
Milestone South Retail Center                    78.3%        3/31/2006      Washington Mutual Bank
Central Texas Marketplace                        100.0%       1/12/2006      David's Bridal
Westlake Office Center                           100.0%       3/31/2006      State of Indiana - Board of Animal Health
Trenton Shopping Center                          100.0%       1/25/2006      Food Lion
Tire Kingdom                                     100.0%       4/4/2006       Tire Kingdom, Inc.
Parkway Village                                  100.0%       5/1/2006       Hollywood Video
460 West Ontario Street                          100.0%       1/1/2006       White Hen Pantry, Inc.




                                              Largest          Largest
                                              Tenant         Tenant Lease
              Property Name                   Sq. Ft.         Expiration                        Second Largest Tenant
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio
Westgate Marketplace                            88,242         1/1/2023         HEB Grocery
Market At First Colony                          25,220         1/1/2008         CVS Pharmacy (Dark)
Village At Blanco                               74,627         4/1/2015         Hollywood Video
Copperfield Crossing                            31,000        10/15/2019        Dollar Tree
Mason Park                                      29,922         1/1/2007         Alamo Draft House
Bandera Festival                                30,000        1/31/2013         Big Lots
Grogan's Mill                                   56,558        6/24/2016         PETCO
Creekside Plaza Shopping Center                 60,932        11/1/2021         Hollywood Video
Southlake Village                               60,932        10/31/2021        Blockbuster
Townsend Square                                 30,090        1/31/2012         Victory Gym & Fitness
Highland Square                                  6,743        3/31/2008         Half Price Books
Forestwood                                      59,334        7/31/2013         Champion Liquor
Steeplechase                                    56,208         6/1/2016         Ninfa's Mexican
Spring Shadows                                  65,161        4/30/2023         Hollywood Entertainment
Mission Bend                                    46,112         6/1/2016         Remarkable Furniture
Sterling Plaza                                  18,000        1/30/2009         Bank One
Parkwood                                        20,351         2/1/2012         Hollywood Video
Village By The Park                             10,401        1/31/2008         PETCO
Barker Cypress                                  41,320        1/31/2014         Las Lomas Mexican
Benchmark Crossing                              40,966        12/31/2006        Click's Billiards
DeSoto Shopping Center                          58,960        11/15/2021        Blockbuster
Beechcrest                                      40,345        6/24/2016         Walgreens (Dark)
Richwood                                         6,000         3/1/2009         Harbor Point Bar & Grill
Colony Plaza                                     3,400        7/31/2008         King Bo Restaurant
Melbourne Plaza                                  7,526         2/1/2010         Cingular Wireless
Minyard's                                       58,695        4/30/2020         Hilo Auto Supply
Green Oaks                                       4,140        9/30/2007         Cafe Acapulco
Kroger's Bissonnet                               1,400         8/1/2009         Nubiance Salon
Wurzbach                                        52,957        1/31/2010         Sonova Beach Cafe (Sub to Blockbuster)
One New York Plaza                           1,308,666        12/31/2014        Goldman Sachs
JP Morgan International                        756,851        2/28/2018         NAP
Plaza I & II
55 Corporate Drive                             669,704        4/30/2023         NAP
350 Madison Avenue                              81,915        2/28/2013         Paul Stuart
Portals I                                      328,638        7/26/2012         Carefirst BlueCross BlueShield
Pacific Center                                 112,524        4/30/2011         Maxim Systems
Montehiedra Town Center                        135,333        4/30/2023         Home Depot
The Strip                                      149,429        10/25/2016        Lowe's
Johnson Medical Office Portfolio
Sacred Heart MOB                                86,996         6/1/2015         Nemours Children - Pensacola
Shelby Physicians Center                        25,109         1/1/2013         Baptist Health Systems Outpatient Surgery
Cullman MOB I                                   43,928         2/1/2015         Cullman Primary Care, PC
Physicians Medical Plaza                        18,037         2/1/2011         Crestview Hospital Corporation
Cullman MOB II                                  39,580         4/1/2023         Cullman Internal Medicine
Wesley Medical Plaza                            25,431        10/1/2015         Hattiesburg Ambulatory Surgery Center
Emerald Coast Physicians Plaza                   7,618         9/1/2015         Emerald Coast Radiation Oncology Center
Coosa Valley Medical Plaza                      42,774        1/31/2015         NAP
Kingsport Medical Office Plaza                  24,765         8/1/2014         Holston Medical Group
Carolina Medical Plaza                          13,999         6/1/2010         Med Quest Associates
The Women's Pavilion                            34,358        11/30/2018        The Clinic For Women
Coastal Carolina Medical Plaza                  16,959        11/1/2016         Low Country Medical Group of Beaufort Country, LLC
Family Medicine South                           14,550        6/30/2009         NAP
West Oaks Mall                                 102,036        8/31/2010         Steve & Barrys
The Hilton Minneapolis                               -                          NAP
The Mall at Turtle Creek                        26,080        3/31/2016         Bed, Bath & Beyond
JQH Hotel Portfolio B2
Dallas Embassy Suites                                -                          NAP
Sacramento Holiday Inn                               -                          NAP
Charlotte Renaissance                                -                          NAP
Montgomery Embassy Suites                            -                          NAP
Columbia Embassy Suites                              -                          NAP
Jefferson City Capitol Plaza                         -                          NAP
Coral Springs Marriott                               -                          NAP
Cedar Rapids Marriott                                -                          NAP
Nemours Building                                97,980        12/31/2014        Jupiter Financial
John Marshall II                               222,989        1/31/2011         NAP
Mount Kemble Corporate Center                   59,303        10/1/2011         Coughlin Duffy
The Hotel on Rivington                               -                          NAP
Corporate Center                                77,710        7/31/2007         Silversea Cruises, Ltd.
Citadel Crossing                                62,760        11/30/2014        EntertainMart- Colorado Springs
331 North Maple Drive                           82,576        12/31/2015        NAP
Buckhead Crossing                               33,750        1/31/2014          Marshalls
Bass Pro Shops                                 185,000        6/30/2037         NAP
131 Spring Street                               10,500        10/1/2009         Burberry
Mohawk Hills Apartments                              -                          NAP
3 Gannett Drive                                134,046        12/13/2013        J. Reckner Associates
Glenwood Meadows                                31,720        11/4/2015         Bed Bath & Beyond
Santan Gateway                                  30,233        4/30/2021         Terri's Consign
Two Towne Square                                57,470        5/31/2015         Telemus Capital Partners LLC
Towns of Riverside                                   -                          NAP
88 Third Avenue                                 97,020        8/31/2024         NAP
Lorden Plaza                                    71,000        2/28/2022         Brooks Drugs
Providence at Old Meridian                           -                          NAP
Holiday Inn, Fishermans Wharf                        -                          NAP
Moulton Plaza                                   26,270        1/31/2015         Pacific Hills Banquet Hall, Inc.
Fremont Marriott                                     -                          NAP
Alanza Brook Apartments                              -                          NAP
Residence Inn Midtown Atlanta                        -                          NAP
1544 Old Alabama Road and
900 Holcomb Road
1544 Old Alabama Road                           70,000        9/30/2021         NAP
900 Holcomb Road                                20,000        9/30/2021         NAP
Louisville Medical Office Portfolio
Gray Street Medical Office Plaza                57,584        12/1/2018         Spine Institute
Audubon Medical Plaza West                      31,542         2/1/2019         Norton (Sublease: Bio-Medical Applications of KY)
Audubon Medical Plaza East                      18,383        12/1/2018         Schiller, Bloemer & Stearns
Aliso Viejo 20                                  98,557        1/31/2018         NAP
Paradise 24                                     96,497        6/17/2019         NAP
Anderson Station                                55,000        8/31/2019         H.H. Gregg Appliances
Tequa Festival Marketplace                       5,500        5/14/2008         Dahl and DiLuca Cucina Rustica
6200 Oak Tree Boulevard                         60,752        8/31/2016         NovaStar Mortgage, Inc.
Grant & Geary Center                            37,765        11/30/2008        SportsChannel Pacific
Oak Park Shopping Center                        15,000        10/31/2013        Cleo's Hair Salon
107 Tom Starling Road                          586,942        1/31/2010         U.S. Government
Residence Inn by Marriott-                           -                          NAP
Princeton, NJ
Medinah Temple                                  16,701        12/31/2014        Metropolitan Capital Bancorp, Inc.
Price Self Storage - National                        -                          NAP
Padonia Shopping Center                         30,257        6/30/2016         DMC Enterprises
Pleasant Hill                                   30,234        1/31/2017         Office Depot, Inc.
Homewood Suites - Del Mar                            -                          NAP
289 Greenwich Avenue                             7,044        5/31/2010         Shipman & Goodwin LLP
American River Office                           35,946         9/1/2012         Matheny, Sears, Linkert & Long
Fairfax Office Building                         52,949        6/30/2011         Virginia Physicians
Andersen Fiesta                                 53,610        11/10/2018        PETCO
Silver Creek Portfolio II
1005 East Spruce Street                          6,246         1/1/2008         Maurices (clothing)
912 U.S. Highway 12                              5,500        1/31/2008         MGA Inc. dba Movie Gallery
2002 South Pleasant Street                       8,000           MTM            Dollar Tree Store 1830
2405 West 7th Street                             8,000        5/31/2011         Dollar Tree Stores, Inc.
3907 Beinville Road                              5,600           MTM            CATO Corp
2200 North Wayne Street                          4,499        8/31/2007         Malibu Tanning
2050 Walton Drive                                5,915        1/31/2007         Wright Entertainment dba Blockbuster Vid
771 Lost Creek Boulevard                         8,000        7/27/2008         E Brooks Jewelers
5441 South 24th Street                           4,176        1/31/2008         Stafford's Furniture
Hilton Garden Inn - Las Vegas                        -                          NAP
Chandler Santan South                           15,015        12/31/2015        Kerby's Furniture
Mayfaire Community Center                       46,246         9/1/2025         Schumacher Homes of North Carolina
(Harris Teeter)
Mercado del Rancho                              37,415         5/1/2018         Chompies Bagels
Brookhollow Two                                 36,595         4/1/2014         Laidlaw International
Camelback Village Center                        29,687        3/31/2024         Cork 'n Cleaver/ Burger King
Alpine Valley Center                            20,560        10/1/2016         Old Navy
Wyndham Union Station Hotel                          -                          NAP
Cortaro Plaza                                   51,500        8/26/2022         Family Dollar, Inc.
Hotel Los Gatos                                      -                          NAP
The Moorings                                         -                          NAP
Palm Plaza                                           -                          NAP
Chicago Industrial Portfolio
1812 West Hubbard                               56,921        11/30/2010        Modern Habitat, LLC
7200 Leamington                                310,752        5/31/2026         NAP
Shops at World Golf Village                     31,044        12/31/2013        Bluegreen Resorts
Lackland Self Storage                                -                          NAP
Comfort Suites Manassas                              -                          NAP
Townplace Suites by                                  -                          NAP
Marriott, Campbell
Centra Point Portfolio
Centra Point Building 2                         17,826        7/31/2012         McCormick Barstow
Centra Point Building 8                         50,000        3/31/2016         NAP
Centra Point Building 4                         17,705        5/31/2012         Mortgage Store
Centra Point Building 3                         27,062        4/30/2010         Mortgage IT
Hoffman Village Shopping Center                 51,871        10/31/2024        Angela Lin Restaurant
Alexian Brothers
Medical Office Portfolio
Alexian Brothers II MOB                         49,628        3/31/2010         NAP
Alexian Brothers I MOB                           2,152        9/30/2015         Phillip Tse MD & Daniel Tse MD
Energy Park Corporate Center                    59,915        7/31/2013         HP Hood, LLC
Mesquite Village                                     -                          NAP
Plaza Towers                                         -                          NAP
Water Tower Place                               20,065        11/30/2009        Muzak
The Marketplace                                 47,668         2/8/2015         Peebles
Arcadia Villa Apartments                             -                          NAP
Promenade Building                              16,627        11/30/2009        State of California-Dept of Rehab.
Lancaster Plaza                                 17,880        5/31/2009         Blockbuster Video
Ebensburg Plaza                                 36,051        1/31/2010         Giant Eagle
Best Western - Charleston                            -                          NAP
New Center Parking Decks                             -                          NAP
Balmoral Centre                                 19,330        1/31/2016         Kickham Hanley
Snyder Warehouse                                26,300        1/31/2009         Schwans Consumer Brands North America
Galtier Plaza                                   25,910        6/30/2013         GSA (IRS Appeals/District Council)
Hilltop Village                                  4,456        11/26/2008        Caring Hands Veterinary Hospital
LA Fitness, Beaverton                           41,000        3/31/2021         NAP
Biltmore Shopping Plaza                          4,885        9/30/2008         El Palmar Supermarket
North 101 Business Park                         26,408        8/31/2014         Kluge Design
Manchester Theater                              47,541        10/31/2020        NAP
Southboro Executive Place                       25,537        4/30/2010         Ford Motor Co Service
Hopewell Shopping Center                        31,690        6/18/2014         Jr. Achievement Bingo
Meadows Apartments                                   -                          NAP
Colony at Piper Glen I & II                     12,522        8/31/2007         Dr. Laxer & Dr. Long
Heritage Place                                  64,409        2/28/2010         GSA FBI
Somerset Apartments                                  -                          NAP
Hiram Square                                     5,250        5/31/2011         Donette's Academy of Performing Arts
Commerce Center                                  3,400        5/12/2014         Century 21
Southlake Village Retail Center                 11,891        9/30/2006         Tin Roof BBQ
201 Providence Road                             23,613        7/31/2018         Carl Smart, M.D.
Eastern HIlls Center                             2,845        6/30/2011         Vinny Alba-Italian Restaurant
Grove Towers                                    10,977         2/1/2011         Seniors Resource
425 Ashley Ridge Boulevard                      18,800        12/31/2012        Aulds Home & White Investment
85 East Colorado Boulevard                       3,796        3/31/2007         Law Offices of Ball
Keswick Apartments                                   -                          NAP
Hampton Inn - Palm Desert                            -                          NAP
Six Quebec                                       5,626        12/31/2009        Anxon
Hill Country Crossing                            5,625        6/30/2007         Helotes Pediatric
Martin Crossing                                  4,600        6/30/2011         Schumacher Homes
Fair Hope                                        6,239        4/30/2008         Darryl Roberts
Day Hill Village Shoppes                         8,690        8/31/2012         Bamboo Garden
Supercenter Exchange                            10,000         6/1/2010         Wok "N" Roll Buffet
Beach Park Walgreens                            14,560        10/31/2030        NAP
Mercedes Plaza                                   6,750        11/30/2007        Panera Bread
4790 Sugarloaf Parkway                           9,979        11/30/2009        Sportherapy
Augusta Business Center                          5,000        1/31/2007         Kinja Sushi Express
Lakeside Office Building                        11,342        8/31/2012         Altell
South Wayne Center                               8,000        12/31/2007        Bobby's Bouncers
Rhett at Remount                                29,748        10/31/2014        Family Dollar Stores
Milestone South Retail Center                    3,500        9/30/2014         KeyBank
Central Texas Marketplace                        9,000        10/14/2014        Sprint Nextel
Westlake Office Center                          12,294        6/30/2009         State of Indiana - Dept. of Workforce Development
Trenton Shopping Center                         29,000        3/26/2017         Price Pharmacy, Inc.
Tire Kingdom                                     6,485        6/30/2024         NAP
Parkway Village                                  5,850         4/8/2015         The Cash Store
460 West Ontario Street                          2,625        3/31/2014         Salon Excursion


                                                              Second
                                             Second           Largest
                                            Largest           Tenant
                                             Tenant            Lease
              Property Name                 Sq. Ft.         Expiration                          Third Largest Tenant
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio
Westgate Marketplace                            75,154       12/1/2015       Oshman's Sporting Goods
Market At First Colony                           8,640       3/1/2014        Total Wallcovering, Inc.
Village At Blanco                                5,600       1/1/2010        Sprint PCS
Copperfield Crossing                            21,130       3/31/2009       Jo-Ann Fabrics
Mason Park                                      28,750       9/1/2015        PETCO
Bandera Festival                                29,875       1/31/2010       Dollar Tree
Grogan's Mill                                   13,286       4/30/2007       Blockbuster
Creekside Plaza Shopping Center                  7,500      11/22/2007       Auto Zone
Southlake Village                                6,050       1/1/2007        Kumon Math & Reading
Townsend Square                                 12,675       8/31/2007       DeSoto Children's
Highland Square                                  5,850       7/31/2008       Darque Tan
Forestwood                                       3,500       9/1/2008        Blockbuster
Steeplechase                                     6,704       6/30/2006       Shield Tire & Service
Spring Shadows                                   7,500       12/1/2013       Washington Mutual Bank
Mission Bend                                    10,000       2/1/2008        Aaron Rent Inc.
Sterling Plaza                                  13,300       9/30/2007       Irving City Library
Parkwood                                         8,000       12/1/2007       Just a Dollar
Village By The Park                              9,263       8/31/2008       Salons at the Park
Barker Cypress                                   4,080       6/30/2007       Southern Maid Donuts
Benchmark Crossing                               7,000       7/31/2009       IHOP
DeSoto Shopping Center                           5,180       2/28/2011       Health Food Centers
Beechcrest                                      22,500       9/18/2011       Video 100
Richwood                                         4,899       9/1/2008        Binh Minh Restaurant
Colony Plaza                                     2,800       1/31/2007       American First National
Melbourne Plaza                                  6,268       1/31/2008       Souper Salad
Minyard's                                        6,600       6/30/2021       NAP
Green Oaks                                       4,085       7/31/2008       Art Frame
Kroger's Bissonnet                               1,400      12/31/2007       Papa John's Pizza
Wurzbach                                         5,146      10/31/2029       Popeye's
One New York Plaza                             559,049       9/30/2009       Fried Frank Harris
JP Morgan International                              -                       NAP
Plaza I & II
55 Corporate Drive                                   -                       NAP
350 Madison Avenue                              76,903       9/30/2014       C.E. Unterberg Towbin
Portals I                                       94,889       4/30/2011       Republic Properties Corp.
Pacific Center                                  34,307       2/28/2012       CACI Technologies, Inc
Montehiedra Town Center                        110,241       4/30/2023       Marshalls
The Strip                                      130,497       11/1/2016       Giant Eagle
Johnson Medical Office Portfolio
Sacred Heart MOB                                76,817       3/1/2015        NAP
Shelby Physicians Center                        18,290       1/1/2018        Dr. Head; Dr. Zaharias; Dr. Simmons; Dr. Hancock
Cullman MOB I                                    7,507       8/1/2009        Cullman Medical and Pediatric Associates
Physicians Medical Plaza                        17,650       3/1/2013        Emerald Coast Women's Center
Cullman MOB II                                  15,210       8/1/2012        Cullman OB/GYN
Wesley Medical Plaza                            14,258       11/1/2018       Wesley Health Systems, LLC Inventory Space
Emerald Coast Physicians Plaza                   5,512       6/1/2018        Sacred Heart Hospital
Coosa Valley Medical Plaza                           -                       NAP
Kingsport Medical Office Plaza                  22,936       8/1/2014        Pulmonary Associates of Kingsport
Carolina Medical Plaza                           8,648       7/1/2010        Midlands Surgical Center
The Women's Pavilion                            13,238      12/31/2018       NAP
Coastal Carolina Medical Plaza                   3,762       12/1/2014       Coastal Empire Plastic Surgery, PC
Family Medicine South                                -                       NAP
West Oaks Mall                                  75,000       1/31/2013       Linens N Things
The Hilton Minneapolis                               -                       NAP
The Mall at Turtle Creek                        25,000       3/31/2016       Steve & Barry's
JQH Hotel Portfolio B2
Dallas Embassy Suites                                -                       NAP
Sacramento Holiday Inn                               -                       NAP
Charlotte Renaissance                                -                       NAP
Montgomery Embassy Suites                            -                       NAP
Columbia Embassy Suites                              -                       NAP
Jefferson City Capitol Plaza                         -                       NAP
Coral Springs Marriott                               -                       NAP
Cedar Rapids Marriott                                -                       NAP
Nemours Building                                65,000       2/28/2009       US Attorney
John Marshall II                                     -                       NAP
Mount Kemble Corporate Center                   39,227       2/1/2016        Morgan Stanley Management Service II
The Hotel on Rivington                               -                       NAP
Corporate Center                                44,134      12/31/2010       Stratis Business Centers
Citadel Crossing                                45,900       5/1/2011        Best Buy Co, Inc.
331 North Maple Drive                                -                       NAP
Buckhead Crossing                               27,054       1/31/2011       Homegoods
Bass Pro Shops                                       -                       NAP
131 Spring Street                                9,000      10/31/2016       Diesel
Mohawk Hills Apartments                              -                       NAP
3 Gannett Drive                                 12,180       7/31/2015       Research Perspectives
Glenwood Meadows                                23,013      12/22/2015       PETCO
Santan Gateway                                  18,284      12/31/2020       Party America
Two Towne Square                                27,610      12/31/2015       Rossetti Assoc, Inc.
Towns of Riverside                                   -                       NAP
88 Third Avenue                                      -                       NAP
Lorden Plaza                                    17,050       1/31/2009       Dollar Tree
Providence at Old Meridian                           -                       NAP
Holiday Inn, Fishermans Wharf                        -                       NAP
Moulton Plaza                                   17,648      10/31/2017       State of CA -  Dept of Motor Vehicles
Fremont Marriott                                     -                       NAP
Alanza Brook Apartments                              -                       NAP
Residence Inn Midtown Atlanta                        -                       NAP
1544 Old Alabama Road and
900 Holcomb Road
1544 Old Alabama Road                                -                       NAP
900 Holcomb Road                                     -                       NAP
Louisville Medical Office Portfolio
Gray Street Medical Office Plaza                14,547       9/1/2010        Neurosurgical Institute
Audubon Medical Plaza West                      10,505       12/1/2014       Norton Hospitals (Sublease: Louisville Oncology)
Audubon Medical Plaza East                       5,562       6/1/2010        Community Medical Associates
Aliso Viejo 20                                       -                       NAP
Paradise 24                                          -                       NAP
Anderson Station                                34,000      10/31/2015       Ross Stores
Tequa Festival Marketplace                       5,057       2/28/2013       Hunt Spa Holdings, LLC
6200 Oak Tree Boulevard                         59,364       1/31/2010       T-Mobile USA
Grant & Geary Center                            13,135       1/31/2013       Sasaki Associates
Oak Park Shopping Center                         5,775       2/28/2011       Coldwell Banker
107 Tom Starling Road                          230,126       9/14/2006       NAP
Residence Inn by Marriott-                           -                       NAP
Princeton, NJ
Medinah Temple                                   7,700       3/31/2015       Design Within Reach, Inc
Price Self Storage - National                        -                       NAP
Padonia Shopping Center                         14,691      11/30/2007       Rite Aid of Maryland, Inc.
Pleasant Hill                                   21,150       4/30/2016       Basset Furniture Industries, Inc.
Homewood Suites - Del Mar                            -                       NAP
289 Greenwich Avenue                             6,050       9/30/2009       B.C.P. Securities LLC
American River Office                           27,602       11/1/2011       John Bronson Insurance
Fairfax Office Building                         22,485      10/31/2013       Reckitt Benckiser
Andersen Fiesta                                 12,000       1/31/2011       Peter Piper Pizza
Silver Creek Portfolio II
1005 East Spruce Street                          4,500       6/30/2007       American Mattress
912 U.S. Highway 12                              3,600       7/31/2007       The Memory Vault LLC
2002 South Pleasant Street                       6,035       4/30/2011       NAP
2405 West 7th Street                             5,649      11/14/2006       NAP
3907 Beinville Road                              3,645       1/1/2011        Star Cleaners
2200 North Wayne Street                          4,164       1/1/2008        Americal General Financial
2050 Walton Drive                                3,600      11/30/2006       Check Please of Jackson
771 Lost Creek Boulevard                         1,446       8/7/2008        Great Clips
5441 South 24th Street                           2,508      10/21/2008       NAP
Hilton Garden Inn - Las Vegas                        -                       NAP
Chandler Santan South                           13,140      12/31/2010       Mattress Firm
Mayfaire Community Center                        3,751       5/31/2011       Bike Cyclers
(Harris Teeter)
Mercado del Rancho                              10,042       4/1/2009        FedEx Kinko's
Brookhollow Two                                 16,868       12/1/2012       Cacharel Restaurant
Camelback Village Center                         7,136       4/16/2008       Blockbuster Video
Alpine Valley Center                            14,804       2/6/2010        Dollar Tree
Wyndham Union Station Hotel                          -                       NAP
Cortaro Plaza                                    8,800       7/30/2011       Texas T-Bone
Hotel Los Gatos                                      -                       NAP
The Moorings                                         -                       NAP
Palm Plaza                                           -                       NAP
Chicago Industrial Portfolio
1812 West Hubbard                               13,500       1/31/2011       El Paso Imports
7200 Leamington                                      -                       NAP
Shops at World Golf Village                     12,131       2/29/2012       Murray Bros. Caddy Shack
Lackland Self Storage                                -                       NAP
Comfort Suites Manassas                              -                       NAP
Townplace Suites by                                  -                       NAP
Marriott, Campbell
Centra Point Portfolio
Centra Point Building 2                          9,150      10/31/2011       DWG
Centra Point Building 8                              -                       NAP
Centra Point Building 4                          6,121       5/31/2011       First American Title Company
Centra Point Building 3                          6,409      10/31/2010       Kafoury, Armstrong, Ferguson & Gardner
Hoffman Village Shopping Center                  4,289       9/30/2015       Clover Tanning
Alexian Brothers
Medical Office Portfolio
Alexian Brothers II MOB                              -                       NAP
Alexian Brothers I MOB                           1,946       7/31/2010       Felix Tam, MD
Energy Park Corporate Center                    40,449       7/31/2012       NAP
Mesquite Village                                     -                       NAP
Plaza Towers                                         -                       NAP
Water Tower Place                                8,840      11/30/2009       Cadd Engineering
The Marketplace                                 25,776       1/31/2020       Goody's Family Clothing Inc.
Arcadia Villa Apartments                             -                       NAP
Promenade Building                               5,001       7/31/2007       Quantal International
Lancaster Plaza                                  6,450       3/31/2009       Family Fashion
Ebensburg Plaza                                 30,000      10/31/2009       Penn Highlands Community College
Best Western - Charleston                            -                       NAP
New Center Parking Decks                             -                       NAP
Balmoral Centre                                 13,797       1/31/2016       Ribitwer & Sabbota, LLP
Snyder Warehouse                                13,300       2/28/2007       Broward Kitchens and Bath Inc.
Galtier Plaza                                   23,414      12/31/2014       MBI Publishing Co., LLC
Hilltop Village                                  2,234      11/30/2008       Pizza Hut
LA Fitness, Beaverton                                -                       NAP
Biltmore Shopping Plaza                          3,540       9/30/2007       Fun Time Billards and Restaurant Corp.
North 101 Business Park                         24,200      12/31/2011       DAL Machine
Manchester Theater                                   -                       NAP
Southboro Executive Place                       11,518       4/1/2010        Bohler Engineering
Hopewell Shopping Center                        12,000       1/31/2010       Rite Aid
Meadows Apartments                                   -                       NAP
Colony at Piper Glen I & II                     10,074       4/30/2012       Dynacast
Heritage Place                                   6,863      11/30/2013       University of Illinios
Somerset Apartments                                  -                       NAP
Hiram Square                                     4,900      11/30/2010       Mellow Mushroom
Commerce Center                                  2,660       7/31/2014       All Sports Coney
Southlake Village Retail Center                  4,410       5/31/2009       Baby Central
201 Providence Road                              2,464       6/30/2006       NAP
Eastern HIlls Center                             2,623       3/31/2013       Mealmakers
Grove Towers                                    10,523       1/1/2010        Phillips Architecture
425 Ashley Ridge Boulevard                       6,753       1/31/2008       Power & Grace School
85 East Colorado Boulevard                       3,185      12/31/2008       Turboflo Engineers
Keswick Apartments                                   -                       NAP
Hampton Inn - Palm Desert                            -                       NAP
Six Quebec                                       3,335       3/31/2011       Pizza Day
Hill Country Crossing                            3,000       9/30/2008       Hill Country Dental Specialist
Martin Crossing                                  3,600       8/31/2008       Nostalgic Sports and Games
Fair Hope                                        2,482      11/30/2008       Tokoro
Day Hill Village Shoppes                         4,182       9/30/2012       Adelman Travel
Supercenter Exchange                             5,000       10/5/2015       Sherwin Williams
Beach Park Walgreens                                 -                       NAP
Mercedes Plaza                                   4,000       7/31/2009       Prestige Cleaners
4790 Sugarloaf Parkway                           7,583      10/31/2011       NAP
Augusta Business Center                          3,000       4/30/2008       Shannon's
Lakeside Office Building                         8,300       8/31/2010       CNS Healthcare
South Wayne Center                               7,000       3/31/2010       Orkin, Inc.
Rhett at Remount                                 8,640      12/31/2006       Holliday Amusement, Inc.
Milestone South Retail Center                    2,752       6/30/2020       Radio Shack
Central Texas Marketplace                        1,600       12/1/2010       Avon
Westlake Office Center                          11,700       3/22/2007       RCG Indiana, LLC
Trenton Shopping Center                          1,800       4/12/2007       Paris Nails
Tire Kingdom                                         -                       NAP
Parkway Village                                  1,200      12/31/2009       Fantastic Sams
460 West Ontario Street                          2,024      12/31/2010       Joy Cleaners (a.k.a. Ontario Cleaners)


                                                           Third
                                           Third          Largest
                                          Largest          Tenant                                                     Phase II
                                           Tenant          Lease               Engineering            Phase I        Performed
              Property Name               Sq. Ft.        Expiration            Report Date              Date           (Y/N)
------------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio
Westgate Marketplace                        40,151        1/1/2013              2/13/2006            2/13/2006           No
Market At First Colony                       7,040       10/1/2008              2/13/2006            2/17/2006          Yes
Village At Blanco                            3,585        2/1/2010              2/10/2006            2/10/2006           No
Copperfield Crossing                        14,500       7/31/2008              2/10/2006            2/14/2006           No
Mason Park                                  13,973        1/1/2010              2/10/2006            2/10/2006           No
Bandera Festival                            23,460       3/31/2009              2/10/2006            2/10/2006           No
Grogan's Mill                                5,415        4/1/2012              2/17/2006            2/17/2006           No
Creekside Plaza Shopping Center              5,110       6/30/2010              2/10/2006            2/10/2006           No
Southlake Village                            4,393       4/30/2009              2/10/2006            2/10/2006           No
Townsend Square                             10,250       4/30/2007              2/10/2006            2/13/2006          Yes
Highland Square                              4,421       2/23/2011              2/16/2006            2/10/2006           No
Forestwood                                   2,940        9/1/2009              2/14/2006            2/16/2006          Yes
Steeplechase                                 4,900        4/1/2007              2/14/2006            2/14/2006           No
Spring Shadows                               5,000        6/1/2013              2/13/2006            2/13/2006           No
Mission Bend                                 7,560        1/1/2008              2/13/2006            2/13/2006           No
Sterling Plaza                               8,033       3/30/2007              2/10/2006            2/10/2006           No
Parkwood                                     6,548        2/1/2008              2/10/2006            2/10/2006           No
Village By The Park                          7,554       11/30/2007             2/10/2006            2/10/2006           No
Barker Cypress                               1,500       9/30/2008              2/10/2006            2/10/2006           No
Benchmark Crossing                           4,543       12/31/2013             2/10/2006            2/13/2006           No
DeSoto Shopping Center                       2,000       4/30/2009              2/10/2006            2/10/2006          Yes
Beechcrest                                   4,100       12/31/2007             2/10/2006            2/10/2006           No
Richwood                                     4,001        1/1/2011              2/10/2006            2/10/2006           No
Colony Plaza                                 2,060        4/1/2007              2/10/2006            2/13/2006           No
Melbourne Plaza                              4,617       7/31/2006              2/10/2006            2/10/2006          Yes
Minyard's                                        -                              2/10/2006            2/10/2006           No
Green Oaks                                   3,531       7/31/2007              2/10/2006            2/14/2006           No
Kroger's Bissonnet                           1,400       7/21/2006              2/10/2006            2/13/2006           No
Wurzbach                                     1,668       11/30/2010             2/10/2006            2/10/2006           No
One New York Plaza                         381,549       2/29/2024               4/7/2006             4/7/2006           No
JP Morgan International                          -                               3/7/2006             3/7/2006           No
Plaza I & II
55 Corporate Drive                               -                              5/20/2005             4/6/2005           No
350 Madison Avenue                          73,450       3/31/2016              2/14/2006            2/28/2006           No
Portals I                                    5,027       12/31/2009              5/5/2006             5/4/2006           No
Pacific Center                              29,802        7/9/2010              12/27/2005           4/12/2006           No
Montehiedra Town Center                     52,460       1/31/2014              4/21/2006             6/1/2006           No
The Strip                                   90,854       12/1/2016              3/15/2006            3/16/2006           No
Johnson Medical Office Portfolio
Sacred Heart MOB                                 -                              5/24/2006            5/19/2006           No
Shelby Physicians Center                    13,637        1/1/2013              5/24/2006            11/16/2005          No
Cullman MOB I                                5,283        8/1/2014              5/24/2006            11/17/2005          No
Physicians Medical Plaza                     9,901        2/1/2011              5/24/2006            11/16/2005          No
Cullman MOB II                               9,440        8/1/2012              5/24/2006            11/17/2005          No
Wesley Medical Plaza                         2,195       10/1/2015              5/24/2006            11/15/2005          No
Emerald Coast Physicians Plaza               4,797        8/1/2018              5/24/2006            11/16/2005          No
Coosa Valley Medical Plaza                       -                              5/24/2006            11/15/2005          No
Kingsport Medical Office Plaza               8,947        8/1/2014              5/24/2006            5/19/2006           No
Carolina Medical Plaza                       5,215        6/1/2010              5/24/2006            11/16/2005          No
The Women's Pavilion                             -                              5/24/2006            11/16/2005          No
Coastal Carolina Medical Plaza               3,201        1/1/2015              5/24/2006            11/14/2005          No
Family Medicine South                            -                              5/24/2006            11/16/2005          No
West Oaks Mall                              26,185       1/31/2014              4/10/2006            4/10/2006           No
The Hilton Minneapolis                           -                              4/12/2006             2/1/2006           No
The Mall at Turtle Creek                    24,997       3/31/2013              5/31/2006            4/27/2006           No
JQH Hotel Portfolio B2
Dallas Embassy Suites                            -                              10/6/2005            10/6/2005           No
Sacramento Holiday Inn                           -                              10/6/2005            10/6/2005           No
Charlotte Renaissance                            -                              10/6/2005            10/6/2005           No
Montgomery Embassy Suites                        -                              10/6/2005            10/6/2005           No
Columbia Embassy Suites                          -                              10/6/2005            10/6/2005           No
Jefferson City Capitol Plaza                     -                              10/6/2005            10/6/2005          Yes
Coral Springs Marriott                           -                              10/6/2005            10/6/2005           No
Cedar Rapids Marriott                            -                              10/6/2005            10/6/2005           No
Nemours Building                            30,501       12/31/2012             3/29/2006            3/31/2006           No
John Marshall II                                 -                              4/18/2006            4/14/2006           No
Mount Kemble Corporate Center               37,846        2/1/2008              4/19/2006            4/21/2006           No
The Hotel on Rivington                           -                               3/7/2006            3/14/2006           No
Corporate Center                            15,190       10/31/2011             12/13/2005           12/21/2005          No
Citadel Crossing                            36,416       2/28/2007              12/8/2005            12/8/2005           No
331 North Maple Drive                            -                              3/23/2006            3/24/2006           No
Buckhead Crossing                           24,000        4/1/2012              3/31/2006            4/10/2006           No
Bass Pro Shops                                   -                                                   12/13/2005          No
131 Spring Street                            6,000        1/1/2015               4/4/2006            5/25/2006           No
Mohawk Hills Apartments                          -                              5/22/2006            5/24/2006           No
3 Gannett Drive                             10,677       6/30/2011               3/8/2006             3/7/2006           No
Glenwood Meadows                            14,652       12/28/2015             3/13/2006            3/23/2006           No
Santan Gateway                              12,184       1/31/2016               4/3/2006            3/24/2006           No
Two Towne Square                            16,973       2/28/2009              2/15/2006            4/12/2006           No
Towns of Riverside                               -                              11/29/2005           12/2/2005           No
88 Third Avenue                                  -                              12/13/2005           12/13/2005          No
Lorden Plaza                                 7,501       1/31/2011               4/4/2006            4/26/2006           No
Providence at Old Meridian                       -                              5/15/2006            5/22/2006           No
Holiday Inn, Fishermans Wharf                    -                              12/23/2005           12/23/2005          No
Moulton Plaza                               13,324       6/30/2012              4/10/2006            4/10/2006           No
Fremont Marriott                                 -                              9/21/2005            9/21/2005           No
Alanza Brook Apartments                          -                              12/9/2005            12/8/2005           No
Residence Inn Midtown Atlanta                    -                              2/15/2006            2/16/2006           No
1544 Old Alabama Road and
900 Holcomb Road
1544 Old Alabama Road                            -                              5/23/2006            5/23/2006           No
900 Holcomb Road                                 -                              5/23/2006            5/23/2006           No
Louisville Medical Office Portfolio
Gray Street Medical Office Plaza             9,321       12/31/2010              3/6/2006             3/9/2006           No
Audubon Medical Plaza West                   7,694        6/1/2015               3/6/2006             3/9/2006           No
Audubon Medical Plaza East                   4,225        1/1/2010               3/6/2006             3/9/2006           No
Aliso Viejo 20                                   -                              1/26/2006            2/15/2006           No
Paradise 24                                      -                               2/1/2006            1/19/2006           No
Anderson Station                            30,187       1/31/2012              12/14/2005           12/15/2005          No
Tequa Festival Marketplace                   4,528       9/30/2011              3/16/2006             5/5/2006           No
6200 Oak Tree Boulevard                     27,977       10/31/2012              2/3/2006             2/3/2006           No
Grant & Geary Center                        12,537       8/31/2012              10/10/2005            5/2/2006           No
Oak Park Shopping Center                     4,533       10/31/2007             4/12/2006            4/12/2006           No
107 Tom Starling Road                            -                               5/5/2006             5/5/2006           No
Residence Inn by Marriott-                       -                              5/31/2006            5/31/2006           No
Princeton, NJ
Medinah Temple                               6,600       1/31/2015              10/14/2005           10/13/2005          No
Price Self Storage - National                    -                               1/4/2006             1/6/2006           No
Padonia Shopping Center                     13,640       1/14/2010              3/24/2006            3/24/2006           No
Pleasant Hill                               18,402       4/30/2016              1/10/2006            1/10/2006           No
Homewood Suites - Del Mar                        -                              2/14/2006            2/19/2006           No
289 Greenwich Avenue                         3,744       5/31/2010               2/1/2006            1/30/2006           No
American River Office                       27,053       10/1/2017              4/10/2006            4/10/2006           No
Fairfax Office Building                     15,099       12/31/2010             3/14/2006            3/14/2006           No
Andersen Fiesta                             10,000        3/1/2015              4/13/2006            4/13/2006           No
Silver Creek Portfolio II
1005 East Spruce Street                      4,000       8/31/2010              11/22/2005           11/22/2005          No
912 U.S. Highway 12                          2,706       6/30/2007              11/22/2005           11/22/2005          No
2002 South Pleasant Street                       -                              11/22/2005           11/22/2005          No
2405 West 7th Street                             -                              11/21/2005           11/22/2005          No
3907 Beinville Road                          2,279          MTM                 11/22/2005           11/22/2005          No
2200 North Wayne Street                      1,400       8/26/2007              11/22/2005           11/22/2005          No
2050 Walton Drive                            1,192       10/31/2006             11/22/2005           11/22/2005          No
771 Lost Creek Boulevard                     1,400        7/4/2008              11/22/2005           11/22/2005          No
5441 South 24th Street                           -                              11/22/2005           11/22/2005          No
Hilton Garden Inn - Las Vegas                    -                              4/14/2006            4/14/2006           No
Chandler Santan South                        6,160       10/31/2010              4/3/2006            3/24/2006           No
Mayfaire Community Center                    3,210       3/15/2011              4/28/2006            4/28/2006           No
(Harris Teeter)
Mercado del Rancho                           6,208       12/1/2007              4/17/2006            3/31/2006           No
Brookhollow Two                             12,704       10/1/2008              2/23/2006            2/24/2006           No
Camelback Village Center                     4,559       8/31/2007               4/7/2006            3/31/2006           No
Alpine Valley Center                         9,810       10/31/2010              3/3/2006            3/21/2006           No
Wyndham Union Station Hotel                      -                              8/11/2005            8/11/2005           No
Cortaro Plaza                                8,023       4/30/2014              4/13/2006            4/13/2006           No
Hotel Los Gatos                                  -                               2/2/2006             2/2/2006           No
The Moorings                                     -                              11/11/2005           11/11/2005          No
Palm Plaza                                       -                              8/24/2005            8/24/2005           No
Chicago Industrial Portfolio
1812 West Hubbard                           12,000       12/31/2008             9/14/2005            9/14/2005           No
7200 Leamington                                  -                               8/8/2005            8/15/2005           No
Shops at World Golf Village                  8,707       6/29/2013              1/10/2006            1/19/2006           No
Lackland Self Storage                            -                              1/31/2006             2/2/2006           No
Comfort Suites Manassas                          -                              2/22/2006            2/22/2006           No
Townplace Suites by                              -                               4/6/2006             4/6/2006           No
Marriott, Campbell
Centra Point Portfolio
Centra Point Building 2                      8,196       7/31/2010              7/27/2005            7/27/2005           No
Centra Point Building 8                          -                              3/17/2006            3/17/2006           No
Centra Point Building 4                      5,586       12/31/2009             7/27/2005            7/27/2005           No
Centra Point Building 3                      6,279       9/30/2010              7/27/2005            7/27/2005           No
Hoffman Village Shopping Center              2,428       4/30/2010               5/3/2006             5/3/2006           No
Alexian Brothers
Medical Office Portfolio
Alexian Brothers II MOB                          -                              3/22/2006            3/23/2006           No
Alexian Brothers I MOB                       1,760       4/30/2007              3/22/2006            3/22/2006           No
Energy Park Corporate Center                     -                              1/24/2006            2/27/2006           No
Mesquite Village                                 -                              3/10/2006            3/27/2006           No
Plaza Towers                                     -                              2/15/2006            5/11/2006           No
Water Tower Place                            6,725       12/31/2006             9/16/2005            10/17/2005          No
The Marketplace                             18,000       1/31/2009              3/22/2006            3/22/2006           No
Arcadia Villa Apartments                         -                               2/1/2006             2/2/2006           No
Promenade Building                           4,336       1/31/2008               2/1/2006             2/1/2006           No
Lancaster Plaza                              6,388       5/31/2010              4/10/2006            4/10/2006           No
Ebensburg Plaza                             24,651       1/31/2020              7/18/2005            7/18/2005           No
Best Western - Charleston                        -                              4/20/2006            4/20/2006           No
New Center Parking Decks                         -                              11/17/2005           11/17/2005          No
Balmoral Centre                              1,843       5/31/2011              12/27/2005           1/23/2006           No
Snyder Warehouse                             7,000       12/31/2009              4/3/2006            4/28/2006           No
Galtier Plaza                               14,070       4/30/2008              4/19/2006            3/22/2006           No
Hilltop Village                              1,682       1/10/2010              3/22/2006             4/4/2006           No
LA Fitness, Beaverton                            -                              4/20/2006            4/20/2006           No
Biltmore Shopping Plaza                      3,280       3/31/2013              1/11/2006            1/11/2006           No
North 101 Business Park                     10,000       3/31/2020              4/28/2006            5/18/2006           No
Manchester Theater                               -                              1/17/2006            1/20/2006           No
Southboro Executive Place                    9,490        5/1/2007              11/28/2005           11/23/2005          No
Hopewell Shopping Center                    10,000       9/30/2010              10/21/2005           10/21/2005         Yes
Meadows Apartments                               -                               2/9/2006            2/22/2006           No
Colony at Piper Glen I & II                  4,183       12/31/2006             4/14/2006            4/12/2006           No
Heritage Place                               6,196       8/13/2010              3/17/2006            4/10/2006           No
Somerset Apartments                              -                              3/13/2006            3/15/2006           No
Hiram Square                                 4,200       10/31/2010             1/18/2006            1/18/2006           No
Commerce Center                              2,660       2/28/2010               3/9/2006            3/24/2006           No
Southlake Village Retail Center              2,712          MTM                  5/5/2005             5/4/2005           No
201 Providence Road                              -                              4/14/2006            4/14/2006           No
Eastern HIlls Center                         2,169       12/31/2010              5/2/2006             5/1/2006           No
Grove Towers                                 8,080        1/1/2009               2/1/2006             2/7/2006           No
425 Ashley Ridge Boulevard                   5,981       9/30/2013              4/18/2006            4/17/2006           No
85 East Colorado Boulevard                   2,061       7/31/2007               3/1/2006            2/27/2006           No
Keswick Apartments                               -                               4/6/2006            4/13/2006           No
Hampton Inn - Palm Desert                        -                               4/4/2006             4/4/2006           No
Six Quebec                                   1,510       2/13/2011              3/14/2006             4/3/2006           No
Hill Country Crossing                        2,137       9/30/2009              2/13/2006            2/28/2006           No
Martin Crossing                              2,447       9/30/2007               2/1/2006             3/6/2006           No
Fair Hope                                    2,210       11/30/2007             1/17/2006            1/18/2006           No
Day Hill Village Shoppes                     3,650       12/31/2007              3/3/2006            3/24/2006           No
Supercenter Exchange                         5,000        6/1/2010              11/3/2005            10/24/2005          No
Beach Park Walgreens                             -                              1/24/2006             9/9/2005           No
Mercedes Plaza                               4,000       8/31/2009               2/7/2006             4/7/2006           No
4790 Sugarloaf Parkway                           -                              11/15/2005           11/22/2005          No
Augusta Business Center                      2,500       12/31/2007             2/20/2006            3/17/2006           No
Lakeside Office Building                     6,878        5/1/2011              1/12/2006            1/23/2006           No
South Wayne Center                           3,648       8/31/2008              3/10/2006            3/14/2006           No
Rhett at Remount                             4,240       3/22/2008               9/1/2005             9/1/2005           No
Milestone South Retail Center                2,391       12/1/2010              8/30/2005             9/7/2005           No
Central Texas Marketplace                    1,200        7/1/2010               1/5/2006            1/13/2006           No
Westlake Office Center                       5,265       9/30/2009              2/28/2006             3/3/2006           No
Trenton Shopping Center                      1,200       8/31/2006               6/3/2005             6/3/2005           No
Tire Kingdom                                     -                              4/17/2006            4/17/2006           No
Parkway Village                              1,150       3/21/2012              4/11/2006             5/8/2006           No
460 West Ontario Street                        761       5/18/2020              4/25/2005            5/19/2005           No




                                                                         Seismic              Earthquake            Terrorism
                                             Phase II                    Report               Insurance             Insurance
              Property Name                    Date         PML %         Date              Required (Y/N)       Required (Y/N)
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                                                                       No                   Yes
Westgate Marketplace                                                                              No                   Yes
Market At First Colony                       4/6/2006                                             No                   Yes
Village At Blanco                                                                                 No                   Yes
Copperfield Crossing                                                                              No                   Yes
Mason Park                                                                                        No                   Yes
Bandera Festival                                                                                  No                   Yes
Grogan's Mill                                                                                     No                   Yes
Creekside Plaza Shopping Center                                                                   No                   Yes
Southlake Village                                                                                 No                   Yes
Townsend Square                              4/6/2006                                             No                   Yes
Highland Square                                                                                   No                   Yes
Forestwood                                   4/6/2006                                             No                   Yes
Steeplechase                                                                                      No                   Yes
Spring Shadows                                                                                    No                   Yes
Mission Bend                                                                                      No                   Yes
Sterling Plaza                                                                                    No                   Yes
Parkwood                                                                                          No                   Yes
Village By The Park                                                                               No                   Yes
Barker Cypress                                                                                    No                   Yes
Benchmark Crossing                                                                                No                   Yes
DeSoto Shopping Center                       4/6/2006                                             No                   Yes
Beechcrest                                                                                        No                   Yes
Richwood                                                                                          No                   Yes
Colony Plaza                                                                                      No                   Yes
Melbourne Plaza                              4/6/2006                                             No                   Yes
Minyard's                                                                                         No                   Yes
Green Oaks                                                                                        No                   Yes
Kroger's Bissonnet                                                                                No                   Yes
Wurzbach                                                                                          No                   Yes
One New York Plaza                                                                                No                   Yes
JP Morgan International                                                                           No                   Yes
Plaza I & II
55 Corporate Drive                                                                                No                   Yes
350 Madison Avenue                                                                                No                   Yes
Portals I                                                                                         No                   Yes
Pacific Center                                                16        3/15/2006                 No                   Yes
Montehiedra Town Center                                       16        4/23/2006                 No                   Yes
The Strip                                                                                         No                   Yes
Johnson Medical Office Portfolio                                                                  No
Sacred Heart MOB                                                                                  No                   Yes
Shelby Physicians Center                                                                          No                   Yes
Cullman MOB I                                                                                     No                   Yes
Physicians Medical Plaza                                                                          No                   Yes
Cullman MOB II                                                                                    No                   Yes
Wesley Medical Plaza                                                                              No                   Yes
Emerald Coast Physicians Plaza                                                                    No                   Yes
Coosa Valley Medical Plaza                                                                        No                   Yes
Kingsport Medical Office Plaza                                                                    No                   Yes
Carolina Medical Plaza                                                                            No                   Yes
The Women's Pavilion                                                                              No                   Yes
Coastal Carolina Medical Plaza                                                                    No                   Yes
Family Medicine South                                                                             No                   Yes
West Oaks Mall                                                                                    No                   Yes
The Hilton Minneapolis                                                                            No                   Yes
The Mall at Turtle Creek                                      12        5/31/2006                 No                   Yes
JQH Hotel Portfolio B2                                                                            No                   Yes
Dallas Embassy Suites                                                                             No                   Yes
Sacramento Holiday Inn                                        14        9/6/2005                  No                   Yes
Charlotte Renaissance                                                                             No                   Yes
Montgomery Embassy Suites                                                                         No                   Yes
Columbia Embassy Suites                                                                           No                   Yes
Jefferson City Capitol Plaza                 11/3/2005                                            No                   Yes
Coral Springs Marriott                                                                            No                   Yes
Cedar Rapids Marriott                                                                             No                   Yes
Nemours Building                                                                                  No                   Yes
John Marshall II                                                                                  No                   Yes
Mount Kemble Corporate Center                                                                     No                   Yes
The Hotel on Rivington                                                                            No                   Yes
Corporate Center                                                                                  No                   Yes
Citadel Crossing                                                                                  No                   Yes
331 North Maple Drive                                         13        3/23/2006                 No                   Yes
Buckhead Crossing                                                                                 No                   Yes
Bass Pro Shops                                                12        4/26/2006                 No                   Yes
131 Spring Street                                                                                 No                   Yes
Mohawk Hills Apartments                                                                           No                   Yes
3 Gannett Drive                                                                                   No                   Yes
Glenwood Meadows                                                                                  No                   Yes
Santan Gateway                                                                                    No                   Yes
Two Towne Square                                                                                  No                   Yes
Towns of Riverside                                                                                No                   Yes
88 Third Avenue                                                                                   No                   Yes
Lorden Plaza                                                                                      No                   Yes
Providence at Old Meridian                                                                        No                   Yes
Holiday Inn, Fishermans Wharf                                 16       12/23/2005                 No                   Yes
Moulton Plaza                                                 15        4/4/2006                  No                   Yes
Fremont Marriott                                              18        9/21/2005                 No                   Yes
Alanza Brook Apartments                                                                           No                   Yes
Residence Inn Midtown Atlanta                                                                     No                   Yes
1544 Old Alabama Road and                                                                         No
900 Holcomb Road
1544 Old Alabama Road                                                                             No                   Yes
900 Holcomb Road                                                                                  No                   Yes
Louisville Medical Office Portfolio                                                               No                   Yes
Gray Street Medical Office Plaza                                                                  No                   Yes
Audubon Medical Plaza West                                                                        No                   Yes
Audubon Medical Plaza East                                                                        No                   Yes
Aliso Viejo 20                                              18, 19      2/10/2006                 No                   Yes
Paradise 24                                                                                       No                   Yes
Anderson Station                                                                                  No                   Yes
Tequa Festival Marketplace                                                                        No                   Yes
6200 Oak Tree Boulevard                                                                           No                   Yes
Grant & Geary Center                                          18       10/12/2005                 No                   Yes
Oak Park Shopping Center                                      15        4/12/2006                 No                   Yes
107 Tom Starling Road                                                                             No                   Yes
Residence Inn by Marriott-                                                                        No                   Yes
Princeton, NJ
Medinah Temple                                                                                    No                   Yes
Price Self Storage - National                                 15        1/4/2006                  No                   Yes
Padonia Shopping Center                                                                           No                   Yes
Pleasant Hill                                                 17        1/10/2005                 No                   Yes
Homewood Suites - Del Mar                                     15        2/14/2006                 No                   Yes
289 Greenwich Avenue                                                                              No                   Yes
American River Office                                         13        4/10/2006                 No                   Yes
Fairfax Office Building                                                                           No                   Yes
Andersen Fiesta                                                                                   No                   Yes
Silver Creek Portfolio II                                                                         No
1005 East Spruce Street                                                                           No                   Yes
912 U.S. Highway 12                                                                               No                   Yes
2002 South Pleasant Street                                                                        No                   Yes
2405 West 7th Street                                                                              No                   Yes
3907 Beinville Road                                                                               No                   Yes
2200 North Wayne Street                                                                           No                   Yes
2050 Walton Drive                                                                                 No                   Yes
771 Lost Creek Boulevard                                                                          No                   Yes
5441 South 24th Street                                                                            No                   Yes
Hilton Garden Inn - Las Vegas                                                                     No                   Yes
Chandler Santan South                                                                             No                   Yes
Mayfaire Community Center                                                                         No                   Yes
(Harris Teeter)
Mercado del Rancho                                                                                No                   Yes
Brookhollow Two                                                                                   No                   Yes
Camelback Village Center                                                                          No                   Yes
Alpine Valley Center                                          14        4/7/2006                  No                   Yes
Wyndham Union Station Hotel                                                                       No                   Yes
Cortaro Plaza                                                                                     No                   Yes
Hotel Los Gatos                                               15        2/2/2006                  No                   Yes
The Moorings                                                                                      No                   Yes
Palm Plaza                                                                                        No                   Yes
Chicago Industrial Portfolio                                                                      No
1812 West Hubbard                                                                                 No                   Yes
7200 Leamington                                                                                   No                   Yes
Shops at World Golf Village                                                                       No                   Yes
Lackland Self Storage                                                                             No                   Yes
Comfort Suites Manassas                                                                           No                   Yes
Townplace Suites by                                           14        4/4/2006                  No                   Yes
Marriott, Campbell
Centra Point Portfolio                                                                            No
Centra Point Building 2                                                                           No                   Yes
Centra Point Building 8                                                                           No                   Yes
Centra Point Building 4                                                                           No                   Yes
Centra Point Building 3                                                                           No                   Yes
Hoffman Village Shopping Center                                                                   No                   Yes
Alexian Brothers                                                                                  No                   Yes
Medical Office Portfolio
Alexian Brothers II MOB                                       18        3/28/2006                 No                   Yes
Alexian Brothers I MOB                                        13        3/22/2006                 No                   Yes
Energy Park Corporate Center                                                                      No                   Yes
Mesquite Village                                                                                  No                   Yes
Plaza Towers                                                                                      No                   Yes
Water Tower Place                                                                                 No                   Yes
The Marketplace                                                                                   No                   Yes
Arcadia Villa Apartments                                                                          No                   Yes
Promenade Building                                            18        2/1/2006                  No                   Yes
Lancaster Plaza                                               15        4/10/2006                 No                   Yes
Ebensburg Plaza                                                                                   No                   Yes
Best Western - Charleston                                                                         No                   Yes
New Center Parking Decks                                                                          No                   Yes
Balmoral Centre                                                                                   No                   Yes
Snyder Warehouse                                                                                  No                   Yes
Galtier Plaza                                                                                     No                   Yes
Hilltop Village                                                                                   No                   Yes
LA Fitness, Beaverton                                         9         4/20/2006                 No                   Yes
Biltmore Shopping Plaza                                                                           No                   Yes
North 101 Business Park                                                                           No                   Yes
Manchester Theater                                                                                No                   Yes
Southboro Executive Place                                                                         No                   Yes
Hopewell Shopping Center                     1/3/2006                                             No                   Yes
Meadows Apartments                                                                                No                   Yes
Colony at Piper Glen I & II                                                                       No                   Yes
Heritage Place                                                                                    No                   Yes
Somerset Apartments                                                                               No                   Yes
Hiram Square                                                                                      No                   Yes
Commerce Center                                                                                   No                   Yes
Southlake Village Retail Center                                                                   No                   Yes
201 Providence Road                                                                               No                   Yes
Eastern HIlls Center                                                                              No                   Yes
Grove Towers                                                                                      No                   Yes
425 Ashley Ridge Boulevard                                                                        No                   Yes
85 East Colorado Boulevard                                    18        3/2/2006                  No                   Yes
Keswick Apartments                                                                                No                   Yes
Hampton Inn - Palm Desert                                     17        4/4/2006                  No                   Yes
Six Quebec                                                                                        No                   Yes
Hill Country Crossing                                                                             No                   Yes
Martin Crossing                                                                                   No                   Yes
Fair Hope                                                     19        1/17/2006                 No                   Yes
Day Hill Village Shoppes                                                                          No                   Yes
Supercenter Exchange                                                                              No                   Yes
Beach Park Walgreens                                                                              No                   Yes
Mercedes Plaza                                                                                    No                   Yes
4790 Sugarloaf Parkway                                                                            No                   Yes
Augusta Business Center                                                                           No                   Yes
Lakeside Office Building                                                                          No                   Yes
South Wayne Center                                                                                No                   Yes
Rhett at Remount                                                                                  No                   Yes
Milestone South Retail Center                                                                     No                   Yes
Central Texas Marketplace                                                                         No                   Yes
Westlake Office Center                                                                            No                   Yes
Trenton Shopping Center                                                                           No                   Yes
Tire Kingdom                                                                                      No                   Yes
Parkway Village                                                                                   No                   Yes
460 West Ontario Street                                                                           No                   Yes



                                                                                        Ground       Ground
                                                                                        Lease        Lease
                                                  Ownership               Ground       Payment     Expiration         2004 NOI
              Property Name                        Interest            Lease (Y/N)     (Annual)       Date              Date
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                                                                                          12/31/2004
Westgate Marketplace                              Fee Simple                No                                       12/31/2004
Market At First Colony                            Fee Simple                No                                       12/31/2004
Village At Blanco                                 Fee Simple                No                                       12/31/2004
Copperfield Crossing                              Fee Simple                No                                       12/31/2004
Mason Park                                        Fee Simple                No                                       12/31/2004
Bandera Festival                                  Fee Simple                No                                       12/31/2004
Grogan's Mill                                     Fee Simple                No                                       12/31/2004
Creekside Plaza Shopping Center                   Fee Simple                No                                       12/31/2004
Southlake Village                                 Fee Simple                No                                       12/31/2004
Townsend Square                                   Fee Simple                No                                       12/31/2004
Highland Square                                   Fee Simple                No                                       12/31/2004
Forestwood                                        Fee Simple                No                                       12/31/2004
Steeplechase                                      Fee Simple                No                                       12/31/2004
Spring Shadows                                    Fee Simple                No                                       12/31/2004
Mission Bend                                      Fee Simple                No                                       12/31/2004
Sterling Plaza                                    Fee Simple                No                                       12/31/2004
Parkwood                                          Fee Simple                No                                       12/31/2004
Village By The Park                               Fee Simple                No                                       12/31/2004
Barker Cypress                                    Fee Simple                No                                       12/31/2004
Benchmark Crossing                                Fee Simple                No                                       12/31/2004
DeSoto Shopping Center                            Fee Simple                No                                       12/31/2004
Beechcrest                                        Fee Simple                No                                       12/31/2004
Richwood                                          Fee Simple                No                                       12/31/2004
Colony Plaza                                      Fee Simple                No                                       12/31/2004
Melbourne Plaza                                   Fee Simple                No                                       12/31/2004
Minyard's                                         Fee Simple                No                                       12/31/2004
Green Oaks                                        Fee Simple                No                                       12/31/2004
Kroger's Bissonnet                                Fee Simple                No                                       12/31/2004
Wurzbach                                          Fee Simple                No                                       12/31/2004
One New York Plaza                                Fee Simple                No                                       12/31/2004
JP Morgan International                           Fee Simple                No                                       12/31/2004
Plaza I & II
55 Corporate Drive                                Fee Simple                No
350 Madison Avenue                                Fee Simple                No                                       12/31/2004
Portals I                                         Fee Simple                No
Pacific Center                                    Fee Simple                No                                       12/31/2004
Montehiedra Town Center                           Fee Simple                No                                       12/31/2004
The Strip                                         Fee Simple                No                                       12/31/2004
Johnson Medical Office Portfolio                                                                                     12/31/2004
Sacred Heart MOB                                  Leasehold                Yes          $58,729     8/1/2050         12/31/2004
Shelby Physicians Center                          Leasehold                Yes           $5,701    3/28/2054         12/31/2004
Cullman MOB I                                     Leasehold                Yes           $1,200    2/28/2093         12/31/2004
Physicians Medical Plaza                          Fee Simple                No                                       12/31/2004
Cullman MOB II                                    Leasehold                Yes          $11,661     1/2/2096         12/31/2004
Wesley Medical Plaza                              Leasehold                Yes           $4,557    2/19/2102         12/31/2004
Emerald Coast Physicians Plaza                    Leasehold                Yes         $314,757    11/1/2078         12/31/2004
Coosa Valley Medical Plaza                        Leasehold                Yes           $2,824    4/13/2049         12/31/2004
Kingsport Medical Office Plaza                    Leasehold                Yes          $62,700    4/27/2070         12/31/2004
Carolina Medical Plaza                            Fee Simple                No                                       12/31/2004
The Women's Pavilion                              Leasehold                Yes          $37,500    12/20/2057        12/31/2004
Coastal Carolina Medical Plaza                    Leasehold                Yes             $901    3/18/2064
Family Medicine South                             Leasehold                Yes           $5,500    11/15/2023        12/31/2004
West Oaks Mall                                    Fee Simple                No                                       12/31/2004
The Hilton Minneapolis                            Leasehold                Yes        4,272,000    10/31/2091        12/31/2004
The Mall at Turtle Creek                          Fee Simple                No
JQH Hotel Portfolio B2                                                                                               12/31/2004
Dallas Embassy Suites                             Fee Simple                No                                       12/31/2004
Sacramento Holiday Inn                            Fee Simple                No                                       12/31/2004
Charlotte Renaissance                             Fee Simple                No                                       12/31/2004
Montgomery Embassy Suites                         Fee Simple                No                                       12/31/2004
Columbia Embassy Suites                           Fee Simple                No                                       12/31/2004
Jefferson City Capitol Plaza                      Fee Simple                No                                       12/31/2004
Coral Springs Marriott                            Fee Simple                No                                       12/31/2004
Cedar Rapids Marriott                             Fee Simple                No                                       12/31/2004
Nemours Building                                  Leasehold                Yes               $1    2/15/2098
John Marshall II                                  Fee Simple                No                                       12/31/2004
Mount Kemble Corporate Center                     Fee Simple                No                                       12/31/2004
The Hotel on Rivington                            Fee Simple                No
Corporate Center                                  Leasehold                Yes         $825,000    3/31/2105         12/31/2004
Citadel Crossing                                  Fee Simple                No                                       12/31/2004
331 North Maple Drive                             Fee Simple                No
Buckhead Crossing                                 Fee Simple                No                                       12/31/2004
Bass Pro Shops                                    Fee Simple                No
131 Spring Street                                 Fee Simple                No                                       12/31/2004
Mohawk Hills Apartments                           Fee Simple                No                                       12/31/2004
3 Gannett Drive                                   Fee Simple                No                                       12/31/2004
Glenwood Meadows                                  Fee Simple                No
Santan Gateway                                    Fee Simple                No
Two Towne Square                                  Fee Simple                No
Towns of Riverside                                Fee Simple                No                                       12/31/2004
88 Third Avenue                                   Fee Simple                No                                       12/31/2004
Lorden Plaza                                      Fee Simple                No                                       12/31/2004
Providence at Old Meridian                        Fee Simple                No                                       12/31/2004
Holiday Inn, Fishermans Wharf                     Fee Simple                No                                       12/31/2004
Moulton Plaza                                     Fee Simple                No                                       12/31/2004
Fremont Marriott                                  Fee Simple                No                                       12/31/2004
Alanza Brook Apartments                           Fee Simple                No
Residence Inn Midtown Atlanta                     Fee Simple                No                                       12/31/2004
1544 Old Alabama Road and                                                                                            12/31/2004
900 Holcomb Road
1544 Old Alabama Road                             Fee Simple                No                                       12/31/2004
900 Holcomb Road                                  Fee Simple                No
Louisville Medical Office Portfolio                                                                                  12/31/2004
Gray Street Medical Office Plaza                  Fee Simple                No                                       12/31/2004
Audubon Medical Plaza West                        Fee Simple                No
Audubon Medical Plaza East                        Fee Simple                No                                       12/31/2004
Aliso Viejo 20                                    Fee Simple                No
Paradise 24                                       Fee Simple                No
Anderson Station                                  Fee Simple                No                                       12/31/2004
Tequa Festival Marketplace                        Fee Simple                No
6200 Oak Tree Boulevard                           Fee Simple                No                                       12/31/2004
Grant & Geary Center                              Leasehold                Yes         $280,000     1/1/2013         11/30/2004
Oak Park Shopping Center                          Fee Simple                No                                       12/31/2004
107 Tom Starling Road                             Fee Simple                No                                       12/31/2004
Residence Inn by Marriott-                        Fee Simple                No
Princeton, NJ
Medinah Temple                                    Fee Simple                No
Price Self Storage - National                     Fee Simple                No
Padonia Shopping Center                           Fee Simple                No                                       12/31/2004
Pleasant Hill                                     Fee Simple                No
Homewood Suites - Del Mar                         Fee Simple                No
289 Greenwich Avenue                              Fee Simple                No                                       12/31/2004
American River Office                             Fee Simple                No                                       12/31/2004
Fairfax Office Building                           Fee Simple                No                                       12/31/2004
Andersen Fiesta                                   Fee Simple                No                                       12/31/2004
Silver Creek Portfolio II                                                                                            12/31/2004
1005 East Spruce Street                           Fee Simple                No                                       12/31/2004
912 U.S. Highway 12                               Fee Simple                No                                       12/31/2004
2002 South Pleasant Street                        Fee Simple                No                                       12/31/2004
2405 West 7th Street                              Fee Simple                No                                       12/31/2004
3907 Beinville Road                               Fee Simple                No                                       12/31/2004
2200 North Wayne Street                           Fee Simple                No                                       12/31/2004
2050 Walton Drive                                 Fee Simple                No                                       12/31/2004
771 Lost Creek Boulevard                          Fee Simple                No                                       12/31/2004
5441 South 24th Street                            Fee Simple                No                                       12/31/2004
Hilton Garden Inn - Las Vegas                     Fee Simple                No
Chandler Santan South                             Fee Simple                No
Mayfaire Community Center                         Fee Simple                No
(Harris Teeter)
Mercado del Rancho                                Fee Simple                No                                       12/31/2004
Brookhollow Two                                   Fee Simple                No                                       12/31/2004
Camelback Village Center                          Fee Simple                No                                       12/31/2004
Alpine Valley Center                        Fee Simple / Leasehold         Yes          $48,000     9/1/2022
Wyndham Union Station Hotel                       Leasehold                Yes          $60,000    10/29/2035        12/31/2004
Cortaro Plaza                                     Fee Simple                No                                       12/31/2004
Hotel Los Gatos                                   Fee Simple                No                                       12/31/2004
The Moorings                                      Fee Simple                No                                       12/31/2004
Palm Plaza                                        Fee Simple                No                                       12/31/2004
Chicago Industrial Portfolio                                                                                         12/31/2004
1812 West Hubbard                                 Fee Simple                No                                       12/31/2004
7200 Leamington                                   Fee Simple                No                                       12/31/2004
Shops at World Golf Village                       Fee Simple                No                                       12/31/2004
Lackland Self Storage                             Fee Simple                No                                       12/31/2004
Comfort Suites Manassas                           Fee Simple                No                                       12/31/2004
Townplace Suites by                               Fee Simple                No
Marriott, Campbell
Centra Point Portfolio
Centra Point Building 2                           Fee Simple                No
Centra Point Building 8                           Fee Simple                No
Centra Point Building 4                           Fee Simple                No
Centra Point Building 3                           Fee Simple                No
Hoffman Village Shopping Center                   Fee Simple                No
Alexian Brothers                                                                                                     12/31/2004
Medical Office Portfolio
Alexian Brothers II MOB                           Leasehold                Yes               $1     7/1/2099         12/31/2004
Alexian Brothers I MOB                            Leasehold                Yes               $1     7/1/2099         12/31/2004
Energy Park Corporate Center                      Fee Simple                No                                       12/31/2004
Mesquite Village                                  Fee Simple                No                                       12/31/2004
Plaza Towers                                      Fee Simple                No                                       12/31/2004
Water Tower Place                                 Fee Simple                No
The Marketplace                                   Fee Simple                No                                       12/31/2004
Arcadia Villa Apartments                          Fee Simple                No                                       12/31/2004
Promenade Building                                Fee Simple                No                                       12/31/2004
Lancaster Plaza                                   Fee Simple                No                                       12/31/2004
Ebensburg Plaza                                   Fee Simple                No                                       12/31/2004
Best Western - Charleston                   Fee Simple / Leasehold         Yes          $72,000    4/19/2011         12/31/2004
New Center Parking Decks                          Fee Simple                No
Balmoral Centre                                   Fee Simple                No
Snyder Warehouse                                  Fee Simple                No                                       12/31/2004
Galtier Plaza                                     Fee Simple                No                                       12/31/2004
Hilltop Village                                   Fee Simple                No                                       12/31/2004
LA Fitness, Beaverton                             Fee Simple                No
Biltmore Shopping Plaza                           Fee Simple                No                                       12/31/2004
North 101 Business Park                           Fee Simple                No                                       12/31/2004
Manchester Theater                                Fee Simple                No                                       12/31/2004
Southboro Executive Place                         Fee Simple                No                                       12/31/2004
Hopewell Shopping Center                          Fee Simple                No                                       12/31/2004
Meadows Apartments                                Fee Simple                No                                       12/31/2004
Colony at Piper Glen I & II                       Fee Simple                No                                       12/31/2004
Heritage Place                              Fee Simple / Leasehold         Yes               $1    3/20/2012         12/31/2004
Somerset Apartments                               Fee Simple                No                                       12/31/2004
Hiram Square                                      Fee Simple                No
Commerce Center                                   Fee Simple                No
Southlake Village Retail Center                   Fee Simple                No                                       12/31/2004
201 Providence Road                               Fee Simple                No                                       12/31/2004
Eastern HIlls Center                              Fee Simple                No
Grove Towers                                      Fee Simple                No                                       12/31/2004
425 Ashley Ridge Boulevard                        Fee Simple                No                                       12/31/2004
85 East Colorado Boulevard                        Fee Simple                No                                       12/31/2004
Keswick Apartments                                Fee Simple                No                                       12/31/2004
Hampton Inn - Palm Desert                         Fee Simple                No                                       12/31/2004
Six Quebec                                        Fee Simple                No
Hill Country Crossing                             Fee Simple                No
Martin Crossing                                   Fee Simple                No
Fair Hope                                         Fee Simple                No                                       12/31/2004
Day Hill Village Shoppes                          Fee Simple                No                                       12/31/2004
Supercenter Exchange                              Fee Simple                No
Beach Park Walgreens                              Fee Simple                No
Mercedes Plaza                                    Leasehold                Yes         $135,000     9/9/2018         12/31/2004
4790 Sugarloaf Parkway                            Fee Simple                No                                       12/31/2004
Augusta Business Center                           Fee Simple                No                                       12/31/2004
Lakeside Office Building                          Fee Simple                No                                       12/31/2004
South Wayne Center                                Fee Simple                No                                       12/31/2004
Rhett at Remount                                  Fee Simple                No                                       12/31/2004
Milestone South Retail Center                     Fee Simple                No
Central Texas Marketplace                         Fee Simple                No
Westlake Office Center                            Fee Simple                No                                       12/31/2004
Trenton Shopping Center                           Fee Simple                No                                       12/31/2004
Tire Kingdom                                      Fee Simple                No
Parkway Village                                   Fee Simple                No
460 West Ontario Street                           Fee Simple                No                                       12/31/2004




                                                                                              Partial              Partial
                                                           2005 NOI                          Year Date            Year # of
              Property Name               2004 NOI           Date           2005 NOI       (if past 2005)           months
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio               $25,122,915     12/31/2005       $27,876,416          NAV                  NAV
Westgate Marketplace                       $1,927,989     12/31/2005        $3,850,745          NAV                  NAV
Market At First Colony                     $1,435,425     12/31/2005        $1,661,493          NAV                  NAV
Village At Blanco                          $1,761,918     12/31/2005        $1,648,961          NAV                  NAV
Copperfield Crossing                       $1,050,704     12/31/2005        $1,514,930          NAV                  NAV
Mason Park                                 $1,266,941     12/31/2005        $1,365,475          NAV                  NAV
Bandera Festival                           $1,223,909     12/31/2005        $1,081,626          NAV                  NAV
Grogan's Mill                              $1,343,608     12/31/2005        $1,354,360          NAV                  NAV
Creekside Plaza Shopping Center              $860,967     12/31/2005        $1,114,137          NAV                  NAV
Southlake Village                          $1,049,126     12/31/2005        $1,157,812          NAV                  NAV
Townsend Square                              $954,360     12/31/2005          $936,395          NAV                  NAV
Highland Square                            $1,001,556     12/31/2005          $980,739          NAV                  NAV
Forestwood                                   $936,661     12/31/2005          $908,921          NAV                  NAV
Steeplechase                               $1,084,643     12/31/2005        $1,016,188          NAV                  NAV
Spring Shadows                               $885,237     12/31/2005          $917,418          NAV                  NAV
Mission Bend                                 $984,090     12/31/2005          $870,568          NAV                  NAV
Sterling Plaza                               $777,288     12/31/2005          $787,414          NAV                  NAV
Parkwood                                     $996,032     12/31/2005          $895,704          NAV                  NAV
Village By The Park                          $667,340     12/31/2005          $561,558          NAV                  NAV
Barker Cypress                               $713,680     12/31/2005          $636,765          NAV                  NAV
Benchmark Crossing                           $628,557     12/31/2005          $645,470          NAV                  NAV
DeSoto Shopping Center                        $86,714     12/31/2005          $641,619          NAV                  NAV
Beechcrest                                   $853,760     12/31/2005          $731,587          NAV                  NAV
Richwood                                     $438,904     12/31/2005          $586,835          NAV                  NAV
Colony Plaza                                 $481,669     12/31/2005          $453,867          NAV                  NAV
Melbourne Plaza                              $450,688     12/31/2005          $434,790          NAV                  NAV
Minyard's                                    $378,025     12/31/2005          $380,167          NAV                  NAV
Green Oaks                                   $554,593     12/31/2005          $425,509          NAV                  NAV
Kroger's Bissonnet                           $160,150     12/31/2005          $145,092          NAV                  NAV
Wurzbach                                     $168,380     12/31/2005          $170,271          NAV                  NAV
One New York Plaza                        $38,687,537     12/31/2005       $38,860,213          NAV                  NAV
JP Morgan International                   $14,032,553     12/31/2005       $12,701,936          NAV                  NAV
Plaza I & II
55 Corporate Drive                                 $0                               $0          NAV                  NAV
350 Madison Avenue                        $13,767,208     12/31/2005       $12,259,113          NAV                  NAV
Portals I                                          $0     12/31/2005       $12,421,735          NAV                  NAV
Pacific Center                             $6,787,741     12/31/2005        $6,142,571          NAV                  NAV
Montehiedra Town Center                    $8,839,285     12/31/2005        $8,811,485       3/31/2006                12
The Strip                                  $7,280,104     12/31/2005        $7,298,957          NAV                  NAV
Johnson Medical Office Portfolio           $8,811,684     12/31/2005       $10,183,238          NAV                  NAV
Sacred Heart MOB                           $1,722,863     12/31/2005        $1,772,067          NAV                  NAV
Shelby Physicians Center                   $1,057,495     12/31/2005        $1,147,931          NAV                  NAV
Cullman MOB I                                $896,700     12/31/2005          $945,920          NAV                  NAV
Physicians Medical Plaza                     $880,547     12/31/2005          $890,419          NAV                  NAV
Cullman MOB II                               $777,010     12/31/2005          $935,291          NAV                  NAV
Wesley Medical Plaza                         $586,464     12/31/2005          $782,656          NAV                  NAV
Emerald Coast Physicians Plaza               $703,703     12/31/2005          $724,593          NAV                  NAV
Coosa Valley Medical Plaza                   $611,107     12/31/2005          $592,046          NAV                  NAV
Kingsport Medical Office Plaza               $229,338     12/31/2005          $604,297          NAV                  NAV
Carolina Medical Plaza                       $599,203     12/31/2005          $661,955          NAV                  NAV
The Women's Pavilion                         $490,160     12/31/2005          $468,216          NAV                  NAV
Coastal Carolina Medical Plaza                     $0     12/31/2005          $400,614          NAV                  NAV
Family Medicine South                        $257,094     12/31/2005          $257,233          NAV                  NAV
West Oaks Mall                             $6,278,220     12/31/2005        $6,912,482          NAV                  NAV
The Hilton Minneapolis                    $10,164,327     12/31/2005        $9,691,656          NAV                  NAV
The Mall at Turtle Creek                           $0                               $0          NAV                  NAV
JQH Hotel Portfolio B2                    $26,717,398     12/31/2005       $28,171,224          NAV                  NAV
Dallas Embassy Suites                      $7,867,411     12/31/2005        $8,142,906          NAV                  NAV
Sacramento Holiday Inn                     $4,805,118     12/31/2005        $3,773,027          NAV                  NAV
Charlotte Renaissance                      $3,060,335     12/31/2005        $3,494,770          NAV                  NAV
Montgomery Embassy Suites                  $3,224,329     12/31/2005        $3,651,549          NAV                  NAV
Columbia Embassy Suites                    $3,260,196     12/31/2005        $3,161,763          NAV                  NAV
Jefferson City Capitol Plaza               $1,720,802     12/31/2005        $2,045,845          NAV                  NAV
Coral Springs Marriott                     $1,220,923     12/31/2005        $1,791,896          NAV                  NAV
Cedar Rapids Marriott                      $1,558,284     12/31/2005        $2,109,468          NAV                  NAV
Nemours Building                                   $0     12/31/2005        $3,899,575       2/28/2006                12
John Marshall II                           $3,734,054     12/31/2005        $4,142,273          NAV                  NAV
Mount Kemble Corporate Center              $2,246,716     12/31/2005        $3,199,144          NAV                  NAV
The Hotel on Rivington                             $0     12/31/2005        $3,334,413       1/31/2006                12
Corporate Center                           $3,451,843     12/31/2005        $3,626,451          NAV                  NAV
Citadel Crossing                           $3,019,517     12/31/2005        $3,014,681          NAV                  NAV
331 North Maple Drive                              $0     12/31/2005          $292,230          NAV                  NAV
Buckhead Crossing                          $3,360,252     12/31/2005        $3,272,375          NAV                  NAV
Bass Pro Shops                                     $0                               $0          NAV                  NAV
131 Spring Street                          $2,044,007     12/31/2005        $1,471,824          NAV                  NAV
Mohawk Hills Apartments                    $2,017,132     12/31/2005        $2,067,435       3/31/2006                12
3 Gannett Drive                            $2,412,211     12/31/2005        $2,028,490          NAV                  NAV
Glenwood Meadows                                   $0                               $0          NAP                  NAP
Santan Gateway                                     $0                               $0          NAP                  NAP
Two Towne Square                                   $0     12/31/2005          $570,125          NAV                  NAV
Towns of Riverside                         $2,262,331     12/31/2005        $2,477,210          NAV                  NAV
88 Third Avenue                            $1,575,984     11/30/2005        $1,779,887          NAV                  NAV
Lorden Plaza                               $2,027,025     12/31/2005        $2,027,865          NAV                  NAV
Providence at Old Meridian                 $1,586,960     12/31/2005        $1,576,114       3/31/2006                12
Holiday Inn, Fishermans Wharf              $1,201,294     12/31/2005        $2,043,295       4/30/2006                12
Moulton Plaza                              $1,769,983     12/31/2005        $1,959,392       3/31/2006                12
Fremont Marriott                             $368,408     12/31/2005          $934,435       3/31/2006                12
Alanza Brook Apartments                            $0     12/31/2005        $1,673,067          NAV                  NAV
Residence Inn Midtown Atlanta              $1,664,705     12/31/2005        $2,122,233       2/28/2006                12
1544 Old Alabama Road and                  $1,331,385     12/31/2005        $1,512,375       4/30/2006                10
900 Holcomb Road
1544 Old Alabama Road                      $1,331,385     12/31/2005        $1,320,686          NAV                  NAV
900 Holcomb Road                                   $0     12/31/2005          $191,689       4/30/2006                10
Louisville Medical Office Portfolio        $1,796,383     12/31/2005        $2,870,739          NAV                  NAV
Gray Street Medical Office Plaza           $1,195,798     12/31/2005        $1,206,605          NAV                  NAV
Audubon Medical Plaza West                         $0     12/31/2005          $972,824          NAV                  NAV
Audubon Medical Plaza East                   $600,585     12/31/2005          $691,311          NAV                  NAV
Aliso Viejo 20                                     $0                               $0          NAV                  NAV
Paradise 24                                        $0                               $0          NAV                  NAV
Anderson Station                           $1,795,776                               $0       2/28/2006                12
Tequa Festival Marketplace                         $0     12/31/2005          $511,866          NAV                  NAV
6200 Oak Tree Boulevard                    $1,884,218     12/31/2005        $2,324,224          NAV                  NAV
Grant & Geary Center                       $1,975,815     12/31/2005        $2,030,081       3/31/2006                12
Oak Park Shopping Center                   $1,524,137     12/31/2005        $1,900,372          NAV                  NAV
107 Tom Starling Road                      $2,479,001     12/31/2005        $2,516,704          NAV                  NAV
Residence Inn by Marriott-                         $0     12/31/2005        $1,421,320       2/28/2006                10
Princeton, NJ
Medinah Temple                                     $0                               $0          NAV                  NAV
Price Self Storage - National                      $0     12/31/2005        $1,324,227          NAV                  NAV
Padonia Shopping Center                    $1,363,079     12/31/2005        $1,271,351          NAV                  NAV
Pleasant Hill                                      $0                               $0          NAV                  NAV
Homewood Suites - Del Mar                          $0                                        3/31/2006                12
289 Greenwich Avenue                       $1,320,424     12/31/2005        $1,169,320          NAV                  NAV
American River Office                      $1,545,232     12/31/2005        $1,607,938       2/28/2006                12
Fairfax Office Building                      $671,028     12/31/2005        $1,246,480          NAV                  NAV
Andersen Fiesta                            $1,215,695     12/31/2005        $1,443,109          NAV                  NAV
Silver Creek Portfolio II                    $862,530     12/31/2005        $1,248,527          NAV                  NAV
1005 East Spruce Street                      $161,322     12/31/2005          $163,452          NAV                  NAV
912 U.S. Highway 12                          $124,590     12/31/2005          $201,382          NAV                  NAV
2002 South Pleasant Street                    $94,766     12/31/2005          $152,547          NAV                  NAV
2405 West 7th Street                          $92,159     12/31/2005          $144,218          NAV                  NAV
3907 Beinville Road                           $87,210     12/31/2005          $138,972          NAV                  NAV
2200 North Wayne Street                       $67,883     12/31/2005          $131,955          NAV                  NAV
2050 Walton Drive                             $79,858     12/31/2005          $132,807          NAV                  NAV
771 Lost Creek Boulevard                      $73,232     12/31/2005          $123,525          NAV                  NAV
5441 South 24th Street                        $81,510     12/31/2005           $59,669          NAV                  NAV
Hilton Garden Inn - Las Vegas                      $0     12/31/2005        $1,183,208       4/30/2006                12
Chandler Santan South                              $0                               $0          NAP                  NAP
Mayfaire Community Center                          $0                               $0          NAV                  NAV
(Harris Teeter)
Mercado del Rancho                         $1,299,666     12/31/2005        $1,411,331          NAV                  NAV
Brookhollow Two                            $1,118,934     12/31/2005        $1,092,372          NAV                  NAV
Camelback Village Center                   $1,291,605     12/31/2005        $1,462,140          NAV                  NAV
Alpine Valley Center                               $0                               $0       12/31/2005               12
Wyndham Union Station Hotel                  $881,072     12/31/2005        $1,153,572       3/31/2006                12
Cortaro Plaza                                $824,625     12/31/2005        $1,136,873          NAV                  NAV
Hotel Los Gatos                            $1,145,615     12/31/2005        $1,406,364          NAV                  NAV
The Moorings                                 $956,529     12/31/2005          $992,243          NAV                  NAV
Palm Plaza                                   $855,271     10/31/2005        $1,135,233       2/28/2006                12
Chicago Industrial Portfolio                 $757,351                         $769,952          NAV                  NAV
1812 West Hubbard                            $162,833     10/31/2005          $345,818          NAV                  NAV
7200 Leamington                              $594,518     12/31/2005          $424,134          NAV                  NAV
Shops at World Golf Village                  $824,943     12/31/2005          $870,886          NAV                  NAV
Lackland Self Storage                        $502,280     12/31/2005          $649,550          NAV                  NAV
Comfort Suites Manassas                    $1,078,887     12/31/2005        $1,177,339       3/31/2006                12
Townplace Suites by                                $0                               $0          NAV                  NAV
Marriott, Campbell
Centra Point Portfolio                             $0     12/31/2005          $688,350          NAV                  NAV
Centra Point Building 2                            $0     12/31/2005          $184,881          NAV                  NAV
Centra Point Building 8                            $0                               $0          NAV                  NAV
Centra Point Building 4                            $0     12/31/2005          $299,566          NAV                  NAV
Centra Point Building 3                            $0     12/31/2005          $203,903          NAV                  NAV
Hoffman Village Shopping Center                    $0     12/31/2005          $577,554          NAV                  NAV
Alexian Brothers                           $1,306,588     12/31/2005        $1,502,926          NAV                  NAV
Medical Office Portfolio
Alexian Brothers II MOB                      $822,018     12/31/2005        $1,016,728          NAV                  NAV
Alexian Brothers I MOB                       $484,570     12/31/2005          $486,198          NAV                  NAV
Energy Park Corporate Center                 $410,492     12/31/2005          $279,229          NAV                  NAV
Mesquite Village                             $724,422     12/31/2005          $686,809       2/28/2006                12
Plaza Towers                                 $944,407     12/31/2005          $961,820          NAV                  NAV
Water Tower Place                                  $0                               $0       12/31/2005               12
The Marketplace                              $612,351     12/31/2005          $745,243          NAV                  NAV
Arcadia Villa Apartments                     $571,523     12/31/2005          $606,170          NAV                  NAV
Promenade Building                           $835,861     12/31/2005          $808,055          NAV                  NAV
Lancaster Plaza                              $680,292     12/31/2005          $751,285          NAV                  NAV
Ebensburg Plaza                              $505,626     8/31/2005           $586,378       2/28/2006                12
Best Western - Charleston                    $673,592     12/31/2005          $758,947          NAV                  NAV
New Center Parking Decks                           $0     12/31/2005          $897,114          NAV                  NAV
Balmoral Centre                                    $0                               $0          NAP                  NAP
Snyder Warehouse                             $487,352     12/31/2005          $499,783          NAV                  NAV
Galtier Plaza                                $650,052     12/31/2005          $512,372          NAV                  NAV
Hilltop Village                              $533,899     12/31/2005          $946,885          NAV                  NAV
LA Fitness, Beaverton                              $0                               $0          NAV                  NAV
Biltmore Shopping Plaza                    $1,233,221     11/30/2005        $1,300,052          NAV                  NAV
North 101 Business Park                      $561,479     12/31/2005          $661,076       12/31/2005               12
Manchester Theater                           $662,716     12/31/2005          $591,844          NAV                  NAV
Southboro Executive Place                    $873,011     12/31/2005          $592,089       2/28/2006                12
Hopewell Shopping Center                     $690,497     12/31/2005          $708,894          NAV                  NAV
Meadows Apartments                           $530,320     12/31/2005          $537,869          NAV                  NAV
                                                          (6 Months
                                                         Annualized)
Colony at Piper Glen I & II                  $515,918     12/31/2005          $651,680          NAV                  NAV
Heritage Place                             $1,202,250     12/31/2005        $1,235,559          NAV                  NAV
Somerset Apartments                          $697,282     12/31/2005          $698,578       2/28/2006                12
Hiram Square                                       $0                               $0          NAP                  NAP
Commerce Center                                    $0     12/31/2005          $457,466       3/31/2006                12
Southlake Village Retail Center              $579,126     12/31/2005          $507,331          NAV                  NAV
201 Providence Road                          $487,840     12/31/2005          $494,954          NAV                  NAV
Eastern HIlls Center                               $0                               $0          NAV                  NAV
Grove Towers                                 $594,344     12/31/2005          $566,638          NAV                  NAV
425 Ashley Ridge Boulevard                   $408,128     12/31/2005          $461,122          NAV                  NAV
85 East Colorado Boulevard                   $210,944     12/31/2005          $425,941          NAV                  NAV
Keswick Apartments                            $87,222     12/31/2005          $371,348          NAV                  NAV
Hampton Inn - Palm Desert                    $679,599     12/31/2005          $728,351          NAV                  NAV
Six Quebec                                         $0                               $0          NAV                  NAV
Hill Country Crossing                              $0     12/31/2005          $406,545          NAV                  NAV
Martin Crossing                                    $0     12/31/2005          $380,696          NAV                  NAV
Fair Hope                                    $301,944     12/31/2005          $363,902          NAV                  NAV
Day Hill Village Shoppes                     $444,139     12/31/2005          $420,424          NAV                  NAV
Supercenter Exchange                               $0                               $0          NAP                  NAP
Beach Park Walgreens                               $0                               $0          NAP                  NAP
Mercedes Plaza                               $313,764     12/31/2005          $346,502          NAV                  NAV
4790 Sugarloaf Parkway                       $338,585                               $0       10/31/2005               10
Augusta Business Center                      $361,340     12/31/2005          $394,412          NAV                  NAV
Lakeside Office Building                     $185,503     12/31/2005           $49,578          NAV                  NAV
South Wayne Center                           $252,514     12/31/2005          $300,235          NAV                  NAV
Rhett at Remount                             $271,575     12/31/2005          $301,787          NAV                  NAV
Milestone South Retail Center                      $0                               $0          NAP                  NAP
Central Texas Marketplace                          $0                               $0          NAP                  NAP
Westlake Office Center                       $264,573     12/31/2005          $247,648          NAV                  NAV
Trenton Shopping Center                      $202,407     12/31/2005          $203,434          NAV                  NAV
Tire Kingdom                                       $0     12/31/2005          $102,283          NAV                  NAV
Parkway Village                                    $0     12/31/2005           $92,687          NAV                  NAV
460 West Ontario Street                      $129,640     12/31/2005           $53,216       2/28/2006                12




                                             Partial
                                              Year               Partial        Underwritten      Underwritten      Underwritten
              Property Name                Description          Year NOI           Revenue           Expenses            NOI
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio               Not Available            NAV           $40,358,146       $12,174,094       $28,184,052
Westgate Marketplace                      Not Available            NAV            $4,407,075        $1,126,051        $3,281,024
Market At First Colony                    Not Available            NAV            $2,198,998          $527,220        $1,671,778
Village At Blanco                         Not Available            NAV            $2,502,188          $791,884        $1,710,304
Copperfield Crossing                      Not Available            NAV            $2,125,431          $512,820        $1,612,611
Mason Park                                Not Available            NAV            $2,090,502          $657,738        $1,432,764
Bandera Festival                          Not Available            NAV            $2,129,895          $699,240        $1,430,655
Grogan's Mill                             Not Available            NAV            $1,682,149          $334,613        $1,347,536
Creekside Plaza Shopping Center           Not Available            NAV            $1,940,748          $737,256        $1,203,492
Southlake Village                         Not Available            NAV            $1,913,679          $782,287        $1,131,392
Townsend Square                           Not Available            NAV            $1,505,553          $474,862        $1,030,691
Highland Square                           Not Available            NAV            $1,463,211          $328,727        $1,134,484
Forestwood                                Not Available            NAV            $1,174,400          $309,883          $864,517
Steeplechase                              Not Available            NAV            $1,417,893          $439,465          $978,428
Spring Shadows                            Not Available            NAV            $1,325,338          $432,733          $892,604
Mission Bend                              Not Available            NAV            $1,266,324          $448,115          $818,209
Sterling Plaza                            Not Available            NAV            $1,194,376          $357,154          $837,222
Parkwood                                  Not Available            NAV            $1,155,358          $423,690          $731,668
Village By The Park                       Not Available            NAV            $1,063,803          $301,243          $762,559
Barker Cypress                            Not Available            NAV              $953,281          $306,702          $646,578
Benchmark Crossing                        Not Available            NAV            $1,025,755          $279,042          $746,713
DeSoto Shopping Center                    Not Available            NAV            $1,043,013          $416,939          $626,074
Beechcrest                                Not Available            NAV            $1,007,448          $331,525          $675,922
Richwood                                  Not Available            NAV              $939,004          $321,376          $617,628
Colony Plaza                              Not Available            NAV              $677,585          $165,586          $511,999
Melbourne Plaza                           Not Available            NAV              $728,878          $254,688          $474,190
Minyard's                                 Not Available            NAV              $401,586           $12,058          $389,528
Green Oaks                                Not Available            NAV              $625,110          $278,406          $346,704
Kroger's Bissonnet                        Not Available            NAV              $217,740          $116,427          $101,313
Wurzbach                                  Not Available            NAV              $181,827            $6,363          $175,464
One New York Plaza                        Not Available            NAV           $79,703,778       $35,949,548       $43,754,230
JP Morgan International                   Not Available            NAV           $19,975,974        $4,819,842       $15,156,132
Plaza I & II
55 Corporate Drive                        Not Available            NAV           $17,660,218          $176,602       $17,483,616
350 Madison Avenue                        Not Available            NAV           $23,847,542        $9,058,724       $14,788,818
Portals I                                 Not Available            NAV           $23,385,921        $8,771,496       $14,614,425
Pacific Center                            Not Available            NAV           $13,073,145        $4,403,016        $8,670,129
Montehiedra Town Center                    Trailing 12         $9,027,883        $14,875,445        $4,115,081       $10,760,364
The Strip                                 Not Available            NAV           $10,220,470        $2,317,075        $7,903,395
Johnson Medical Office Portfolio          Not Available            NAV           $15,109,542        $5,081,726       $10,027,816
Sacred Heart MOB                          Not Available            NAV            $2,769,262        $1,052,877        $1,716,385
Shelby Physicians Center                  Not Available            NAV            $1,514,424          $379,336        $1,135,087
Cullman MOB I                             Not Available            NAV            $1,294,351          $329,930          $964,420
Physicians Medical Plaza                  Not Available            NAV            $1,397,099          $523,079          $874,021
Cullman MOB II                            Not Available            NAV            $1,253,796          $348,426          $905,371
Wesley Medical Plaza                      Not Available            NAV            $1,154,109          $373,748          $780,361
Emerald Coast Physicians Plaza            Not Available            NAV            $1,069,661          $346,227          $723,434
Coosa Valley Medical Plaza                Not Available            NAV              $772,477          $207,657          $564,820
Kingsport Medical Office Plaza            Not Available            NAV            $1,106,757          $428,617          $678,140
Carolina Medical Plaza                    Not Available            NAV              $848,755          $272,162          $576,593
The Women's Pavilion                      Not Available            NAV              $896,293          $426,371          $469,922
Coastal Carolina Medical Plaza            Not Available            NAV              $679,808          $288,385          $391,423
Family Medicine South                     Not Available            NAV              $352,750          $104,914          $247,836
West Oaks Mall                            Not Available            NAV           $12,353,677        $4,991,170        $7,362,507
The Hilton Minneapolis                    Not Available            NAV           $41,740,448       $32,667,983        $9,072,465
The Mall at Turtle Creek                  Not Available            NAV            $9,363,652        $2,460,900        $6,902,752
JQH Hotel Portfolio B2                    Not Available            NAV           $97,294,291       $68,950,670       $28,343,620
Dallas Embassy Suites                     Not Available            NAV           $21,676,947       $13,518,002        $8,158,944
Sacramento Holiday Inn                    Not Available            NAV           $12,427,547        $8,614,483        $3,813,063
Charlotte Renaissance                     Not Available            NAV           $12,967,657        $9,439,801        $3,527,857
Montgomery Embassy Suites                 Not Available            NAV           $10,767,249        $7,111,869        $3,655,379
Columbia Embassy Suites                   Not Available            NAV           $11,323,621        $8,174,318        $3,149,303
Jefferson City Capitol Plaza              Not Available            NAV            $7,203,662        $5,339,320        $1,864,341
Coral Springs Marriott                    Not Available            NAV           $10,854,644        $8,865,202        $1,989,443
Cedar Rapids Marriott                     Not Available            NAV           $10,072,964        $7,887,673        $2,185,290
Nemours Building                           Trailing 12         $3,985,334         $9,386,119        $3,352,467        $6,033,652
John Marshall II                          Not Available            NAV            $7,057,492        $2,320,697        $4,736,795
Mount Kemble Corporate Center             Not Available            NAV            $6,744,566        $2,556,329        $4,188,237
The Hotel on Rivington                     Trailing 12         $3,311,473        $20,149,595       $14,633,478        $5,516,118
Corporate Center                          Not Available            NAV            $8,006,432        $4,179,439        $3,826,993
Citadel Crossing                          Not Available            NAV            $5,081,856        $1,395,367        $3,686,489
331 North Maple Drive                     Not Available            NAV            $4,320,432        $1,207,792        $3,112,640
Buckhead Crossing                         Not Available            NAV            $4,353,844          $973,873        $3,379,971
Bass Pro Shops                            Not Available            NAV            $4,212,450          $965,396        $3,247,054
131 Spring Street                         Not Available            NAV            $3,669,579          $870,172        $2,799,407
Mohawk Hills Apartments                    Trailing 12         $2,167,863         $4,674,161        $2,191,322        $2,482,839
3 Gannett Drive                           Not Available            NAV            $4,507,374        $1,907,108        $2,600,266
Glenwood Meadows                         Not Applicable            NAP            $3,030,792          $470,044        $2,560,747
Santan Gateway                           Not Applicable            NAP            $3,130,797          $712,658        $2,418,139
Two Towne Square                          Not Available            NAV            $3,976,220        $1,456,668        $2,519,552
Towns of Riverside                        Not Available            NAV            $4,582,832        $1,950,016        $2,632,816
88 Third Avenue                           Not Available            NAV            $3,070,494          $697,432        $2,373,062
Lorden Plaza                              Not Available            NAV            $2,800,943          $738,650        $2,062,293
Providence at Old Meridian                 Trailing 12         $1,699,981         $3,262,356        $1,307,188        $1,955,168
Holiday Inn, Fishermans Wharf              Trailing 12         $2,431,758         $9,800,993        $7,100,933        $2,700,060
Moulton Plaza                              Trailing 12         $2,540,079         $2,828,148          $624,396        $2,203,752
Fremont Marriott                           Trailing 12         $1,304,066        $17,103,898       $14,122,714        $2,981,184
Alanza Brook Apartments                   Not Available            NAV            $3,726,016        $1,619,214        $2,106,802
Residence Inn Midtown Atlanta              Trailing 12         $2,194,896         $6,227,001        $3,696,956        $2,530,045
1544 Old Alabama Road and                  Trailing 12          $369,433          $2,827,626          $685,959        $2,141,667
900 Holcomb Road
1544 Old Alabama Road                     Not Available            NAV            $2,270,534          $531,781        $1,738,753
900 Holcomb Road                           Trailing 12          $369,433            $557,092          $154,178          $402,914
Louisville Medical Office Portfolio       Not Available            NAV            $5,164,620        $2,172,557        $2,992,063
Gray Street Medical Office Plaza          Not Available            NAV            $2,232,405          $955,640        $1,276,764
Audubon Medical Plaza West                Not Available            NAV            $1,632,934          $603,214        $1,029,720
Audubon Medical Plaza East                Not Available            NAV            $1,299,281          $613,703          $685,579
Aliso Viejo 20                            Not Available            NAV            $2,756,162          $409,565        $2,346,597
Paradise 24                               Not Available            NAV            $2,851,594          $535,412        $2,316,182
Anderson Station                           Trailing 12         $1,916,166         $2,551,158          $548,697        $2,002,461
Tequa Festival Marketplace                Not Available            NAV            $2,260,588          $397,308        $1,863,280
6200 Oak Tree Boulevard                   Not Available            NAV            $4,069,378        $1,622,411        $2,446,967
Grant & Geary Center                       Trailing 12         $2,234,951         $4,485,009        $2,003,726        $2,481,283
Oak Park Shopping Center                  Not Available            NAV            $2,568,294          $707,233        $1,861,061
107 Tom Starling Road                     Not Available            NAV            $2,671,690          $476,508        $2,195,182
Residence Inn by Marriott-             Trailing 10 months      $1,544,646         $4,443,000        $2,454,498        $1,988,502
Princeton, NJ
Medinah Temple                            Not Available            NAV            $2,479,377          $621,399        $1,857,978
Price Self Storage - National             Not Available            NAV            $2,608,942          $898,709        $1,710,233
Padonia Shopping Center                   Not Available            NAV            $2,216,349          $543,532        $1,672,817
Pleasant Hill                             Not Available            NAV            $1,868,465          $317,146        $1,551,319
Homewood Suites - Del Mar                  Trailing 12         $1,233,374         $4,452,282        $2,585,818        $1,866,464
289 Greenwich Avenue                      Not Available            NAV            $1,787,427          $320,795        $1,466,632
American River Office                      Trailing 12         $1,612,662         $2,583,228        $1,060,103        $1,523,125
Fairfax Office Building                   Not Available            NAV            $2,377,495          $836,448        $1,541,047
Andersen Fiesta                           Not Available            NAV            $2,015,982          $600,619        $1,415,362
Silver Creek Portfolio II                 Not Available            NAV            $1,628,696          $324,527        $1,304,169
1005 East Spruce Street                   Not Available            NAV              $286,169           $61,304          $224,865
912 U.S. Highway 12                       Not Available            NAV              $263,329           $62,130          $201,199
2002 South Pleasant Street                Not Available            NAV              $178,473           $29,830          $148,643
2405 West 7th Street                      Not Available            NAV              $168,762           $25,572          $143,190
3907 Beinville Road                       Not Available            NAV              $175,118           $32,659          $142,459
2200 North Wayne Street                   Not Available            NAV              $158,580           $22,407          $136,173
2050 Walton Drive                         Not Available            NAV              $161,297           $27,320          $133,977
771 Lost Creek Boulevard                  Not Available            NAV              $169,511           $45,346          $124,165
5441 South 24th Street                    Not Available            NAV               $67,457           $17,959           $49,498
Hilton Garden Inn - Las Vegas              Trailing 12         $1,418,041         $5,751,203        $3,870,977        $1,880,226
Chandler Santan South                    Not Applicable            NAP            $1,589,585          $349,763        $1,239,822
Mayfaire Community Center                 Not Available            NAV            $1,576,817          $329,177        $1,247,640
(Harris Teeter)
Mercado del Rancho                        Not Available            NAV            $1,847,300          $436,445        $1,410,855
Brookhollow Two                           Not Available            NAV            $2,862,721        $1,466,113        $1,396,609
Camelback Village Center                  Not Available            NAV            $1,827,331          $437,173        $1,390,158
Alpine Valley Center                       Trailing 12          $694,729          $1,570,728          $329,889        $1,240,840
Wyndham Union Station Hotel                Trailing 12          $933,454          $7,557,128        $5,926,280        $1,630,848
Cortaro Plaza                             Not Available            NAV            $1,535,484          $473,120        $1,062,364
Hotel Los Gatos                           Not Available            NAV            $5,120,293        $3,393,977        $1,726,316
The Moorings                              Not Available            NAV            $2,013,985        $1,039,202          $974,783
Palm Plaza                                 Trailing 12         $1,133,690         $3,451,202        $2,113,952        $1,337,250
Chicago Industrial Portfolio              Not Available            NAV            $2,385,545          $880,186        $1,505,359
1812 West Hubbard                         Not Available            NAV              $920,113          $334,392          $585,721
7200 Leamington                           Not Available            NAV            $1,465,432          $545,794          $919,638
Shops at World Golf Village               Not Available            NAV            $1,649,320          $403,519        $1,245,801
Lackland Self Storage                     Not Available            NAV            $1,993,874          $787,024        $1,206,850
Comfort Suites Manassas                    Trailing 12         $1,194,581         $3,534,222        $2,295,750        $1,238,472
Townplace Suites by                       Not Available            NAV            $2,595,812        $1,407,511        $1,188,301
Marriott, Campbell
Centra Point Portfolio                    Not Available            NAV            $4,752,427          $914,520        $3,837,907
Centra Point Building 2                   Not Available            NAV            $1,485,669          $269,572        $1,216,097
Centra Point Building 8                   Not Available            NAV            $1,087,352          $222,741          $864,611
Centra Point Building 4                   Not Available            NAV            $1,131,820          $212,590          $919,230
Centra Point Building 3                   Not Available            NAV            $1,047,586          $209,617          $837,969
Hoffman Village Shopping Center           Not Available            NAV            $1,082,986          $227,332          $855,654
Alexian Brothers                          Not Available            NAV            $1,981,434          $613,405        $1,368,030
Medical Office Portfolio
Alexian Brothers II MOB                   Not Available            NAV            $1,106,777          $236,871          $869,906
Alexian Brothers I MOB                    Not Available            NAV              $874,657          $376,534          $498,123
Energy Park Corporate Center              Not Available            NAV            $1,238,027          $433,921          $804,106
Mesquite Village                           Trailing 12          $697,377          $1,851,784        $1,035,687          $816,097
Plaza Towers                              Not Available            NAV            $2,065,334        $1,061,683        $1,003,651
Water Tower Place                          Trailing 12          $804,317          $1,076,440          $380,005          $696,435
The Marketplace                           Not Available            NAV            $1,117,301          $241,264          $876,037
Arcadia Villa Apartments                  Not Available            NAV            $1,405,324          $650,753          $754,571
Promenade Building                        Not Available            NAV            $1,230,724          $490,736          $739,988
Lancaster Plaza                           Not Available            NAV            $1,202,119          $432,207          $769,912
Ebensburg Plaza                            Trailing 12          $630,734          $1,113,042          $378,435          $734,607
Best Western - Charleston                 Not Available            NAV            $3,363,207        $1,988,974        $1,374,233
New Center Parking Decks                  Not Available            NAV            $1,740,145          $907,695          $832,450
Balmoral Centre                          Not Applicable            NAP              $993,200          $315,897          $677,303
Snyder Warehouse                          Not Available            NAV              $836,509          $201,107          $635,402
Galtier Plaza                             Not Available            NAV            $2,980,061        $2,127,565          $852,496
Hilltop Village                           Not Available            NAV            $1,299,183          $571,918          $727,265
LA Fitness, Beaverton                     Not Available            NAV              $740,050           $14,801          $725,249
Biltmore Shopping Plaza                   Not Available            NAV            $1,224,191          $485,306          $738,885
North 101 Business Park                    Trailing 12          $661,076          $1,088,352          $401,306          $687,046
Manchester Theater                        Not Available            NAV              $873,671           $17,473          $856,198
Southboro Executive Place                  Trailing 12          $605,347          $1,123,023          $491,963          $631,060
Hopewell Shopping Center                  Not Available            NAV            $1,038,760          $337,647          $701,112
Meadows Apartments                        Not Available            NAV              $765,258          $246,094          $519,164
Colony at Piper Glen I & II               Not Available            NAV              $968,074          $349,490          $618,584
Heritage Place                            Not Available            NAV            $1,663,042          $629,098        $1,033,944
Somerset Apartments                        Trailing 12          $689,645          $1,014,754          $359,402          $655,352
Hiram Square                             Not Applicable            NAP              $607,054           $99,805          $507,249
Commerce Center                            Trailing 12          $483,351            $531,608          $117,876          $413,733
Southlake Village Retail Center           Not Available            NAV              $683,132          $194,849          $488,283
201 Providence Road                       Not Available            NAV              $701,675          $233,573          $468,102
Eastern HIlls Center                      Not Available            NAV              $584,095          $106,973          $477,122
Grove Towers                              Not Available            NAV            $1,318,805          $711,221          $607,584
425 Ashley Ridge Boulevard                Not Available            NAV              $754,976          $240,258          $514,718
85 East Colorado Boulevard                Not Available            NAV              $683,074          $205,792          $477,282
Keswick Apartments                        Not Available            NAV              $939,152          $560,268          $378,884
Hampton Inn - Palm Desert                 Not Available            NAV            $2,247,278        $1,451,944          $795,334
Six Quebec                                Not Available            NAV              $622,793          $257,616          $365,177
Hill Country Crossing                     Not Available            NAV              $495,899          $120,209          $375,690
Martin Crossing                           Not Available            NAV              $582,987          $118,414          $464,573
Fair Hope                                 Not Available            NAV              $568,133          $189,204          $378,929
Day Hill Village Shoppes                  Not Available            NAV              $558,459          $164,283          $394,176
Supercenter Exchange                     Not Applicable            NAP              $369,386           $74,250          $295,136
Beach Park Walgreens                     Not Applicable            NAP              $305,689            $9,171          $296,519
Mercedes Plaza                            Not Available            NAV              $578,820          $299,547          $279,273
4790 Sugarloaf Parkway                     Annualized           $324,245            $403,678           $99,997          $303,681
Augusta Business Center                   Not Available            NAV              $533,315          $133,496          $399,819
Lakeside Office Building                  Not Available            NAV              $564,220          $185,489          $378,731
South Wayne Center                        Not Available            NAV              $420,644          $154,346          $266,298
Rhett at Remount                          Not Available            NAV              $376,670          $101,584          $275,086
Milestone South Retail Center            Not Applicable            NAP              $306,388          $101,269          $205,120
Central Texas Marketplace                Not Applicable            NAP              $244,207           $76,076          $168,131
Westlake Office Center                    Not Available            NAV              $428,470          $219,550          $208,920
Trenton Shopping Center                   Not Available            NAV              $260,494           $50,523          $209,971
Tire Kingdom                              Not Available            NAV              $141,461            $4,244          $137,217
Parkway Village                           Not Available            NAV              $160,246           $30,600          $129,646
460 West Ontario Street                    Annualized           $138,696            $177,719           $40,609          $137,110




                                                            Underwritten       Underwritten       Underwritten
                                         Underwritten        Replacement           TI/LC               Other         Underwritten
              Property Name                NOI DSCR            Reserve            Reserve             Reserve             NCF
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                   1.55             $559,664         $1,255,870                  $0        $26,368,518
Westgate Marketplace                                            $60,141           $119,928                  $0         $3,100,955
Market At First Colony                                          $21,461            $68,319                  $0         $1,581,998
Village At Blanco                                               $21,665            $59,362                  $0         $1,629,277
Copperfield Crossing                                            $26,797            $70,738                  $0         $1,515,076
Mason Park                                                      $32,010            $73,948                  $0         $1,326,805
Bandera Festival                                                $39,088            $79,317                  $0         $1,312,251
Grogan's Mill                                                   $23,703            $53,069                  $0         $1,270,764
Creekside Plaza Shopping Center                                 $20,693            $46,351                  $0         $1,136,448
Southlake Village                                               $23,618            $50,133                  $0         $1,057,640
Townsend Square                                                 $28,847            $58,889                  $0           $942,955
Highland Square                                                 $12,834            $48,258                  $0         $1,073,391
Forestwood                                                      $17,752            $35,521                  $0           $811,243
Steeplechase                                                    $21,031            $41,681                  $0           $915,716
Spring Shadows                                                  $21,399            $39,526                  $0           $831,679
Mission Bend                                                    $26,315            $48,648                  $0           $743,246
Sterling Plaza                                                  $13,153            $37,406                  $0           $786,662
Parkwood                                                        $16,318            $39,956                  $0           $675,394
Village By The Park                                              $8,905            $31,524                  $0           $722,130
Barker Cypress                                                  $13,389            $27,826                  $0           $605,363
Benchmark Crossing                                              $11,677            $27,688                  $0           $707,348
DeSoto Shopping Center                                          $13,818            $23,434                  $0           $588,821
Beechcrest                                                      $18,129            $30,268                  $0           $627,525
Richwood                                                        $10,974            $32,214                  $0           $574,439
Colony Plaza                                                     $5,303            $20,926                  $0           $485,771
Melbourne Plaza                                                  $9,503            $26,669                  $0           $438,017
Minyard's                                                       $13,059            $15,542                  $0           $360,927
Green Oaks                                                      $13,018            $26,506                  $0           $307,179
Kroger's Bissonnet                                               $3,108             $8,319                  $0            $89,885
Wurzbach                                                        $11,954            $13,898                  $0           $149,611
One New York Plaza                            1.48             $725,066         $2,136,734                  $0        $40,892,430
JP Morgan International                       1.33              $75,685                 $0                  $0        $15,080,447
Plaza I & II
55 Corporate Drive                            1.58             $133,941                 $0                  $0        $17,349,675
350 Madison Avenue                            1.45              $72,940           $383,927                  $0        $14,331,951
Portals I                                     1.54              $95,195           $883,179                  $0        $13,636,052
Pacific Center                                1.23              $21,948                 $0                  $0         $8,648,181
Montehiedra Town Center                       1.46              $97,179           $223,777                  $0        $10,439,408
The Strip                                     1.21              $74,348           $131,378                  $0         $7,697,668
Johnson Medical Office Portfolio              1.79              $78,760           $471,789                  $0         $9,477,268
Sacred Heart MOB                                                $16,381            $88,254                  $0         $1,611,749
Shelby Physicians Center                                         $7,323            $51,178                  $0         $1,076,588
Cullman MOB I                                                    $8,048            $49,006                  $0           $907,367
Physicians Medical Plaza                                         $7,170            $40,881                  $0           $825,970
Cullman MOB II                                                   $7,128            $40,086                  $0           $858,156
Wesley Medical Plaza                                             $4,188            $22,461                  $0           $753,712
Emerald Coast Physicians Plaza                                   $5,560            $30,169                  $0           $687,705
Coosa Valley Medical Plaza                                       $4,277            $25,407                  $0           $535,135
Kingsport Medical Office Plaza                                   $5,665            $32,888                  $0           $639,587
Carolina Medical Plaza                                           $4,047            $40,779                  $0           $531,768
The Women's Pavilion                                             $4,760            $27,457                  $0           $437,706
Coastal Carolina Medical Plaza                                   $2,757            $14,885                  $0           $373,781
Family Medicine South                                            $1,455             $8,337                  $0           $238,044
West Oaks Mall                                1.10              $75,975                 $0                  $0         $7,286,531
The Hilton Minneapolis                        1.75           $1,669,618                 $0                  $0         $7,402,847
The Mall at Turtle Creek                      1.12              $47,089           $156,962                  $0         $6,698,701
JQH Hotel Portfolio B2                        1.73           $3,891,772                 $0                  $0        $24,451,849
Dallas Embassy Suites                                          $867,078                 $0                  $0         $7,291,867
Sacramento Holiday Inn                                         $497,102                 $0                  $0         $3,315,961
Charlotte Renaissance                                          $518,706                 $0                  $0         $3,009,150
Montgomery Embassy Suites                                      $430,690                 $0                  $0         $3,224,689
Columbia Embassy Suites                                        $452,945                 $0                  $0         $2,696,358
Jefferson City Capitol Plaza                                   $288,146                 $0                  $0         $1,576,194
Coral Springs Marriott                                         $434,186                 $0                  $0         $1,555,257
Cedar Rapids Marriott                                          $402,919                 $0                  $0         $1,782,371
Nemours Building                              1.23              $80,004                 $0                  $0         $5,953,647
John Marshall II                              1.24              $44,598                 $0                  $0         $4,692,197
Mount Kemble Corporate Center                 1.51              $45,572           $170,895                  $0         $3,971,770
The Hotel on Rivington                        1.86             $604,488                 $0                  $0         $4,911,630
Corporate Center                              1.36              $34,269                 $0                  $0         $3,792,723
Citadel Crossing                              1.41             $113,172           $270,629                  $0         $3,302,688
331 North Maple Drive                         1.26              $16,515            $24,773                  $0         $3,071,352
Buckhead Crossing                             1.80              $39,937           $107,338                  $0         $3,232,696
Bass Pro Shops                                1.40              $27,750                 $0                  $0         $3,219,304
131 Spring Street                             1.26               $9,100            $30,000                  $0         $2,760,307
Mohawk Hills Apartments                       1.29             $141,000                 $0                  $0         $2,341,839
3 Gannett Drive                               1.24              $29,010           $102,871                  $0         $2,468,385
Glenwood Meadows                              1.29              $12,706            $70,191                  $0         $2,477,850
Santan Gateway                                1.25              $12,315            $72,031                  $0         $2,333,793
Two Towne Square                              1.22              $27,305            $84,232                  $0         $2,408,015
Towns of Riverside                            1.39                   $0                 $0                  $0         $2,632,816
88 Third Avenue                               1.22              $19,404                 $0                  $0         $2,353,657
Lorden Plaza                                  1.34              $21,871            $39,000                  $0         $2,001,422
Providence at Old Meridian                    1.26              $66,000                 $0                  $0         $1,889,168
Holiday Inn, Fishermans Wharf                 1.47             $392,040                 $0                  $0         $2,308,020
Moulton Plaza                                 1.28              $20,038           $115,094                  $0         $2,068,620
Fremont Marriott                              1.70             $684,156                 $0                  $0         $2,297,028
Alanza Brook Apartments                       1.35                   $0                 $0                  $0         $2,106,802
Residence Inn Midtown Atlanta                 1.36             $220,134                 $0                  $0         $2,309,911
1544 Old Alabama Road and                     1.08              $18,000                 $0                  $0         $2,123,667
900 Holcomb Road
1544 Old Alabama Road                                           $14,000                 $0                  $0         $1,724,753
900 Holcomb Road                                                 $4,000                 $0                  $0           $398,914
Louisville Medical Office Portfolio           1.94              $44,672           $212,552                  $0         $2,734,839
Gray Street Medical Office Plaza                                $17,399            $78,433                  $0         $1,180,932
Audubon Medical Plaza West                                       $8,670            $58,745                  $0           $962,305
Audubon Medical Plaza East                                      $18,603            $75,373                  $0           $591,603
Aliso Viejo 20                                1.40              $14,784                 $0                  $0         $2,331,814
Paradise 24                                   1.38              $14,475                 $0                  $0         $2,301,708
Anderson Station                              1.32              $36,549           $120,911                  $0         $1,845,001
Tequa Festival Marketplace                    1.17               $8,129             $8,129                  $0         $1,847,022
6200 Oak Tree Boulevard                       1.70              $46,822           $182,389            -$20,000         $2,237,756
Grant & Geary Center                          1.71              $24,229                 $0            $121,146         $2,335,908
Oak Park Shopping Center                      1.32              $14,866            $61,611                  $0         $1,784,585
107 Tom Starling Road                         1.51              $92,598           $130,502                  $0         $1,972,082
Residence Inn by Marriott-                    1.48             $177,720                 $0                  $0         $1,810,782
Princeton, NJ
Medinah Temple                                1.33              $10,000            $73,030                  $0         $1,774,948
Price Self Storage - National                 1.25              $12,550                 $0                  $0         $1,697,683
Padonia Shopping Center                       1.25              $17,431            $58,103                  $0         $1,597,284
Pleasant Hill                                 1.28              $10,468            $53,578                  $0         $1,487,273
Homewood Suites - Del Mar                     1.42             $178,091                 $0                  $0         $1,688,373
289 Greenwich Avenue                          1.22               $8,179            $36,852                  $0         $1,421,601
American River Office                         1.25              $19,490           $103,358                  $0         $1,400,277
Fairfax Office Building                       1.32              $22,322           $114,732            -$30,000         $1,433,993
Andersen Fiesta                               1.21              $11,745            $40,782                  $0         $1,362,836
Silver Creek Portfolio II                     1.27              $19,163            $63,272                  $0         $1,221,733
1005 East Spruce Street                                          $3,584            $11,946                  $0           $209,335
912 U.S. Highway 12                                              $2,768             $9,226                  $0           $189,205
2002 South Pleasant Street                                       $2,105             $7,018                  $0           $139,520
2405 West 7th Street                                             $2,047             $6,825                  $0           $134,318
3907 Beinville Road                                              $1,937             $6,458                  $0           $134,064
2200 North Wayne Street                                          $1,509             $5,032                  $0           $129,632
2050 Walton Drive                                                $1,774             $5,914                  $0           $126,289
771 Lost Creek Boulevard                                         $1,627             $5,423                  $0           $117,115
5441 South 24th Street                                           $1,811             $5,432                  $0            $42,255
Hilton Garden Inn - Las Vegas                 1.55             $230,048                 $0                  $0         $1,650,178
Chandler Santan South                         1.26               $5,704            $46,662                  $0         $1,187,456
Mayfaire Community Center                     1.21               $7,097            $18,832                  $0         $1,221,711
(Harris Teeter)
Mercado del Rancho                            1.48              $26,852            $49,224                  $0         $1,334,779
Brookhollow Two                               1.38              $29,060           $159,507                  $0         $1,208,042
Camelback Village Center                      1.49              $21,572            $53,696                  $0         $1,314,890
Alpine Valley Center                          1.41               $9,116            $42,506                  $0         $1,189,218
Wyndham Union Station Hotel                   1.49             $302,285                 $0                  $0         $1,328,563
Cortaro Plaza                                 1.21              $16,429            $39,837                  $0         $1,006,098
Hotel Los Gatos                               1.76             $196,322                 $0                  $0         $1,529,994
The Moorings                                  1.20                   $0                 $0                  $0           $974,783
Palm Plaza                                    1.58             $138,000                 $0                  $0         $1,199,250
Chicago Industrial Portfolio                  1.65              $48,412           $110,344                  $0         $1,346,603
1812 West Hubbard                                               $17,337            $60,874                  $0           $507,510
7200 Leamington                                                 $31,075            $49,470                  $0           $839,093
Shops at World Golf Village                   1.73              $12,799            $46,389                  $0         $1,186,613
Lackland Self Storage                         1.38              $11,436                 $0                  $0         $1,195,414
Comfort Suites Manassas                       1.50             $141,369                 $0                  $0         $1,097,103
Townplace Suites by                           1.49             $103,832                 $0                  $0         $1,084,469
Marriott, Campbell
Centra Point Portfolio                        1.47              $39,981           $217,909                  $0         $3,580,018
Centra Point Building 2                                         $11,268            $71,315                  $0         $1,133,514
Centra Point Building 8                                         $10,000            $35,532                  $0           $819,079
Centra Point Building 4                                          $9,356            $56,836                  $0           $853,038
Centra Point Building 3                                          $9,356            $54,226                  $0           $774,387
Hoffman Village Shopping Center               1.23               $7,234            $12,000                  $0           $836,420
Alexian Brothers                              2.46              $21,592            $99,908                  $0         $1,246,530
Medical Office Portfolio
Alexian Brothers II MOB                                          $5,955            $54,017                  $0           $809,934
Alexian Brothers I MOB                                          $15,637            $45,891                  $0           $436,596
Energy Park Corporate Center                  1.29              $10,036            $45,976                  $0           $748,094
Mesquite Village                              1.33              $66,000                 $0                  $0           $750,097
Plaza Towers                                  1.42                   $0                 $0                  $0         $1,003,651
Water Tower Place                             1.48              $11,300            $57,071                  $0           $628,064
The Marketplace                               1.33              $32,545            $49,351            -$10,000           $804,141
Arcadia Villa Apartments                      1.26              $42,250                 $0                  $0           $712,321
Promenade Building                            1.35               $9,813            $59,710                  $0           $670,466
Lancaster Plaza                               1.33               $5,920            $38,589                  $0           $725,403
Ebensburg Plaza                               1.29              $18,695            $46,894            -$20,000           $689,018
Best Western - Charleston                     2.04             $134,528                 $0                  $0         $1,239,705
New Center Parking Decks                      1.41              $59,299                 $0                  $0           $773,151
Balmoral Centre                               1.45               $6,900            $28,814                  $0           $641,589
Snyder Warehouse                              1.13               $7,523                 $0                  $0           $627,878
Galtier Plaza                                 1.51              $53,985                 $0                  $0           $798,511
Hilltop Village                               1.72              $22,461            $25,678                  $0           $679,125
LA Fitness, Beaverton                         1.42               $6,150                 $0                  $0           $719,099
Biltmore Shopping Plaza                       1.48              $11,727            $34,324                  $0           $692,834
North 101 Business Park                       1.34              $11,963            $54,491                  $0           $620,592
Manchester Theater                            1.47               $4,754             $5,000                  $0           $846,444
Southboro Executive Place                     1.33              $14,152            $70,762            -$57,142           $603,288
Hopewell Shopping Center                      1.55              $22,014            $64,667                  $0           $614,431
Meadows Apartments                            1.28              $30,960                 $0                  $0           $488,204
Colony at Piper Glen I & II                   1.45               $9,097            $45,483            -$20,000           $584,004
Heritage Place                                3.15              $26,678            $96,283                  $0           $910,982
Somerset Apartments                           1.64              $39,936                 $0                  $0           $615,416
Hiram Square                                  1.33               $2,774            $31,347                  $0           $473,128
Commerce Center                               1.37               $2,998            $16,578                  $0           $394,157
Southlake Village Retail Center               1.41               $9,655            $27,748                  $0           $450,880
201 Providence Road                           1.35               $6,519            $13,038                  $0           $448,545
Eastern HIlls Center                          1.31               $2,630            $13,445                  $0           $461,047
Grove Towers                                  2.22              $23,029           $100,494                  $0           $484,061
425 Ashley Ridge Boulevard                    1.48               $6,961            $35,000                  $0           $472,757
85 East Colorado Boulevard                    1.58               $2,879            $26,812                  $0           $447,591
Keswick Apartments                            1.42              $36,000                 $0                  $0           $342,884
Hampton Inn - Palm Desert                     2.29              $89,891                 $0                  $0           $705,443
Six Quebec                                    1.34               $2,096            $18,215                  $0           $344,866
Hill Country Crossing                         1.32               $2,964            $21,334                  $0           $351,393
Martin Crossing                               2.12               $2,396            $20,576                  $0           $441,601
Fair Hope                                     1.43               $4,519            $33,420                  $0           $340,990
Day Hill Village Shoppes                      1.62               $9,977            $20,293                  $0           $363,906
Supercenter Exchange                          1.30               $3,191            $17,294                  $0           $274,650
Beach Park Walgreens                          1.59               $1,456                 $0                  $0           $295,063
Mercedes Plaza                                1.33               $3,915            $18,665                  $0           $256,693
4790 Sugarloaf Parkway                        1.40               $1,756            $19,227                  $0           $282,698
Augusta Business Center                       1.48              $22,708            $39,285                  $0           $337,826
Lakeside Office Building                      2.01               $9,822            $32,393                  $0           $336,516
South Wayne Center                            1.51               $8,880            $25,157                  $0           $232,261
Rhett at Remount                              1.67               $9,804                 $0                  $0           $265,283
Milestone South Retail Center                 1.24               $1,103             $4,899                  $0           $199,117
Central Texas Marketplace                     1.21               $1,180             $4,137                  $0           $162,813
Westlake Office Center                        1.44               $4,389            $27,617                  $0           $176,914
Trenton Shopping Center                       1.61               $7,636             $1,739                  $0           $200,596
Tire Kingdom                                  1.13                 $649                 $0                  $0           $136,568
Parkway Village                               1.30               $1,230             $3,973                  $0           $124,443
460 West Ontario Street                       1.51                 $812             $5,145                  $0           $131,153




                                                             Ongoing           Ongoing             Upfront           Ongoing
                                        Underwritten         RE Tax           Insurance          Replacement       Replacement
              Property Name               NCF DSCR           Reserve           Reserve             Reserve           Reserve
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                   1.45                 $0                $0                   $0                $0
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                            1.39                 $0                $0                   $0                $0
JP Morgan International                       1.33                 $0           $24,463             $228,352                $0
Plaza I & II
55 Corporate Drive                            1.57                 $0                $0                   $0                $0
350 Madison Avenue                            1.40           $300,000           $50,000                   $0            $5,870
Portals I                                     1.44           $286,118            $8,939                   $0                $0
Pacific Center                                1.22           $143,606           $26,561           $5,000,000            $9,145
Montehiedra Town Center                       1.42                 $0                $0                   $0                $0
The Strip                                     1.18                 $0                $0                   $0                $0
Johnson Medical Office Portfolio              1.69                 $0                $0                   $0                $0
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                1.09           $142,000           $18,750                   $0            $8,442
The Hilton Minneapolis                        1.43           $379,924           $23,540                   $0          $182,348
The Mall at Turtle Creek                      1.09            $45,617           $12,322                   $0            $3,924
JQH Hotel Portfolio B2                        1.49                 $0                $0                   $0                $0
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                              1.21            $48,316            $6,066             $120,400            $8,451
John Marshall II                              1.23            $60,650            $3,530                   $0            $3,720
Mount Kemble Corporate Center                 1.44            $64,132            $5,425                   $0            $2,848
The Hotel on Rivington                        1.66            $57,768           $15,125              $29,909           $29,909
Corporate Center                              1.35            $78,443           $31,478           $1,200,000            $5,711
Citadel Crossing                              1.26            $37,838            $5,881               $9,431            $9,431
331 North Maple Drive                         1.24            $30,785            $4,042                   $0            $1,376
Buckhead Crossing                             1.72                 $0                $0                   $0                $0
Bass Pro Shops                                1.39            $42,917                $0                   $0                $0
131 Spring Street                             1.24            $46,000            $2,300                   $0            $1,100
Mohawk Hills Apartments                       1.22            $32,617            $8,333                   $0           $11,750
3 Gannett Drive                               1.18            $61,400            $4,500                   $0            $2,686
Glenwood Meadows                              1.25             $8,482                $0               $2,257            $2,257
Santan Gateway                                1.21             $1,029            $2,680               $1,026            $1,026
Two Towne Square                              1.16            $44,598            $1,680                   $0            $2,275
Towns of Riverside                            1.39            $72,088            $7,331           $1,090,000                $0
88 Third Avenue                               1.21            $10,568            $6,073               $1,617            $2,500
Lorden Plaza                                  1.30            $34,020            $4,190                   $0                $0
Providence at Old Meridian                    1.22            $25,750            $5,417                   $0            $4,125
Holiday Inn, Fishermans Wharf                 1.26            $31,833           $11,296             $175,462           $29,711
Moulton Plaza                                 1.21            $18,423            $2,426               $3,340            $1,670
Fremont Marriott                              1.31            $60,398           $19,082             $402,169                $0
Alanza Brook Apartments                       1.35            $26,360            $7,027             $840,000                $0
Residence Inn Midtown Atlanta                 1.24            $28,550            $4,212             $250,000           $20,000
1544 Old Alabama Road and                     1.07            $17,083            $2,003               $1,500            $1,500
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio           1.77                 $0                $0                   $0                $0
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                1.39                 $0                $0                   $0                $0
Paradise 24                                   1.37                 $0                $0                   $0                $0
Anderson Station                              1.22            $23,656            $5,478              $36,549                $0
Tequa Festival Marketplace                    1.16             $4,994            $4,602                   $0              $677
6200 Oak Tree Boulevard                       1.55            $18,150            $3,333                   $0           $46,821
Grant & Geary Center                          1.61            $20,883            $2,377               $2,019            $2,019
Oak Park Shopping Center                      1.27            $18,548            $1,726               $1,239            $1,239
107 Tom Starling Road                         1.35            $17,465            $6,631                   $0                $0
Residence Inn by Marriott-                    1.35            $56,852            $7,346              $10,600           $11,000
Princeton, NJ
Medinah Temple                                1.27            $20,233                $0                   $0              $923
Price Self Storage - National                 1.25             $7,401            $1,569               $1,046            $1,046
Padonia Shopping Center                       1.19            $15,250            $2,960              $59,553            $1,453
Pleasant Hill                                 1.23            $11,062            $2,349                   $0              $872
Homewood Suites - Del Mar                     1.28             $8,703            $4,742               $7,420            $7,420
289 Greenwich Avenue                          1.18            $10,010            $1,110                   $0              $542
American River Office                         1.15            $16,733            $1,667               $1,624            $1,624
Fairfax Office Building                       1.22            $13,595            $3,100                   $0                $0
Andersen Fiesta                               1.17            $26,751            $1,564                 $979              $979
Silver Creek Portfolio II                     1.19            $13,820            $2,903                   $0            $1,597
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                 1.36             $8,417            $7,719           $2,742,593            $7,797
Chandler Santan South                         1.21             $9,581            $1,625                 $475              $475
Mayfaire Community Center                     1.18             $8,870            $1,478                   $0              $591
(Harris Teeter)
Mercado del Rancho                            1.40            $13,862              $742               $1,119            $1,119
Brookhollow Two                               1.19                 $0                $0                   $0                $0
Camelback Village Center                      1.41            $12,111              $533                 $963              $963
Alpine Valley Center                          1.36             $6,155                $0                 $760              $760
Wyndham Union Station Hotel                   1.21             $8,951            $6,014           $4,000,000                $0
Cortaro Plaza                                 1.14            $19,668            $1,779               $1,369            $1,369
Hotel Los Gatos                               1.56            $16,665            $5,908              $14,830           $15,594
The Moorings                                  1.20            $26,872            $4,655             $572,850                $0
Palm Plaza                                    1.42            $10,702           $10,120                   $0           $11,500
Chicago Industrial Portfolio                  1.48            $52,843            $3,625                   $0            $5,329
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                   1.65            $10,142            $3,852               $1,067            $1,067
Lackland Self Storage                         1.36            $28,074            $1,877                   $0                $0
Comfort Suites Manassas                       1.33             $6,513            $2,651              $11,388           $11,388
Townplace Suites by                           1.36            $12,929            $3,005              $17,305            $8,653
Marriott, Campbell
Centra Point Portfolio                        1.37            $12,847            $4,538                   $0            $2,498
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center               1.20                 $0                $0                   $0            $1,207
Alexian Brothers                              2.24                 $0                $0                   $0                $0
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                  1.20            $27,328            $1,311                   $0                $0
Mesquite Village                              1.22            $19,841                $0                   $0            $6,534
Plaza Towers                                  1.42            $24,989            $7,038                   $0                $0
Water Tower Place                             1.34            $19,560            $1,016                 $942              $942
The Marketplace                               1.22             $5,776            $2,991              $37,607            $2,034
Arcadia Villa Apartments                      1.19             $6,588            $3,521                   $0            $3,521
Promenade Building                            1.22            $12,358            $3,199                 $818              $818
Lancaster Plaza                               1.25             $7,330            $1,267                 $493              $493
Ebensburg Plaza                               1.21            $12,141            $2,247                   $0            $1,558
Best Western - Charleston                     1.84                 $0                $0                   $0                $0
New Center Parking Decks                      1.31            $26,082                $0              $14,825            $4,942
Balmoral Centre                               1.37             $9,447              $824                   $0                $0
Snyder Warehouse                              1.12             $7,025            $4,208                   $0            $1,254
Galtier Plaza                                 1.42            $17,349            $4,741           $1,278,000            $4,525
Hilltop Village                               1.60                 $0                $0                   $0                $0
LA Fitness, Beaverton                         1.41                 $0                $0                   $0              $513
Biltmore Shopping Plaza                       1.39            $18,608           $11,554               $2,100            $2,766
North 101 Business Park                       1.21            $22,986              $946                   $0                $0
Manchester Theater                            1.45                 $0                $0                   $0                $0
Southboro Executive Place                     1.27             $7,925            $1,130             $197,192            $1,179
Hopewell Shopping Center                      1.35            $15,546                $0               $1,835            $1,835
Meadows Apartments                            1.21             $3,175            $2,891               $2,688            $2,688
Colony at Piper Glen I & II                   1.37             $6,987              $770                   $0              $569
Heritage Place                                2.78                 $0                $0                   $0                $0
Somerset Apartments                           1.54             $3,843            $3,232               $3,328            $3,328
Hiram Square                                  1.24             $1,093              $877                   $0                $0
Commerce Center                               1.30             $4,070              $984                 $250              $250
Southlake Village Retail Center               1.30             $4,847            $1,154               $1,893              $947
201 Providence Road                           1.30             $4,789              $644                   $0              $543
Eastern HIlls Center                          1.27             $1,853              $731                   $0              $219
Grove Towers                                  1.77             $8,885            $1,084               $1,919            $1,919
425 Ashley Ridge Boulevard                    1.36            $10,685              $824                   $0              $580
85 East Colorado Boulevard                    1.49             $6,303              $458               $2,625              $256
Keswick Apartments                            1.28             $6,664            $3,343                   $0                $0
Hampton Inn - Palm Desert                     2.04             $5,215            $1,507              $13,947            $6,974
Six Quebec                                    1.27             $1,757              $507                 $175              $175
Hill Country Crossing                         1.23             $4,784              $587                 $247              $247
Martin Crossing                               2.01                 $0                $0                   $0                $0
Fair Hope                                     1.29             $3,667              $726                 $298              $298
Day Hill Village Shoppes                      1.49             $4,333              $495               $2,719            $1,012
Supercenter Exchange                          1.21             $2,969              $483                 $266              $266
Beach Park Walgreens                          1.58                 $0                $0                   $0                $0
Mercedes Plaza                                1.22             $5,044            $1,043                 $326              $326
4790 Sugarloaf Parkway                        1.31             $2,018              $174                 $146              $146
Augusta Business Center                       1.25             $3,245              $737               $1,904            $1,904
Lakeside Office Building                      1.78             $4,118              $868                 $819              $819
South Wayne Center                            1.32             $7,156              $865               $2,220              $740
Rhett at Remount                              1.61             $1,624            $1,180               $2,771              $924
Milestone South Retail Center                 1.20                 $0                $0                   $0                $0
Central Texas Marketplace                     1.17             $2,950              $375                  $98               $98
Westlake Office Center                        1.22                 $0              $367                 $366              $366
Trenton Shopping Center                       1.54             $1,341              $470               $2,158              $719
Tire Kingdom                                  1.12                 $0                $0                   $0                $0
Parkway Village                               1.25             $1,160              $261                 $308              $103
460 West Ontario Street                       1.45             $3,358              $742                 $135               $45




                                                             Upfront                  Ongoing                 Upfront
                                                              TI/LC                    TI/LC                 Deferred
              Property Name                                  Reserve                  Reserve           Maintenance Reserve
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                                 $2,100,000                    $0                        $0
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                                                  $0                    $0                        $0
JP Morgan International                                             $0                    $0                        $0
Plaza I & II
55 Corporate Drive                                                  $0                    $0                        $0
350 Madison Avenue                                          $2,000,000               $29,350                        $0
Portals I                                                   $2,500,000                    $0                   $47,500
Pacific Center                                              $4,400,000                    $0                        $0
Montehiedra Town Center                                             $0                    $0                        $0
The Strip                                                           $0                    $0                  $139,063
Johnson Medical Office Portfolio                                    $0                    $0                        $0
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                                              $2,000,000                    $0                        $0
The Hilton Minneapolis                                              $0                    $0                        $0
The Mall at Turtle Creek                                   $10,416,000               $15,696                  $194,000
JQH Hotel Portfolio B2                                              $0                    $0                        $0
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                                              $353,770               $19,647                        $0
John Marshall II                                                    $0                    $0                        $0
Mount Kemble Corporate Center                               $2,000,000                    $0                        $0
The Hotel on Rivington                                              $0                    $0                        $0
Corporate Center                                            $5,700,000                    $0                  $487,521
Citadel Crossing                                            $3,000,000               $22,552                        $0
331 North Maple Drive                                       $3,239,660                    $0                        $0
Buckhead Crossing                                                   $0                    $0                        $0
Bass Pro Shops                                                      $0                    $0                        $0
131 Spring Street                                             $150,000                $2,500                        $0
Mohawk Hills Apartments                                             $0                    $0                        $0
3 Gannett Drive                                             $1,690,506               $13,430                   $27,688
Glenwood Meadows                                                    $0                    $0                        $0
Santan Gateway                                                  $5,644                $5,644                        $0
Two Towne Square                                                    $0               $12,135                      $250
Towns of Riverside                                                  $0                    $0                        $0
88 Third Avenue                                             $2,055,000                    $0                        $0
Lorden Plaza                                                        $0                    $0                  $208,125
Providence at Old Meridian                                          $0                    $0                        $0
Holiday Inn, Fishermans Wharf                                       $0                    $0                        $0
Moulton Plaza                                                 $410,182                $9,591                    $1,500
Fremont Marriott                                                    $0                    $0                        $0
Alanza Brook Apartments                                             $0                    $0                        $0
Residence Inn Midtown Atlanta                                       $0                    $0                        $0
1544 Old Alabama Road and                                           $0                    $0                        $0
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio                                 $0                    $0                        $0
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                                                      $0                    $0                        $0
Paradise 24                                                         $0                    $0                        $0
Anderson Station                                                    $0                $5,176                   $28,125
Tequa Festival Marketplace                                  $1,183,166                $3,387                        $0
6200 Oak Tree Boulevard                                       $200,000               $14,632                        $0
Grant & Geary Center                                                $0                    $0                        $0
Oak Park Shopping Center                                            $0                    $0                        $0
107 Tom Starling Road                                         $700,000                    $0                    $6,875
Residence Inn by Marriott-                                          $0                    $0                        $0
Princeton, NJ
Medinah Temple                                                      $0                $4,613                        $0
Price Self Storage - National                                       $0                    $0                        $0
Padonia Shopping Center                                       $229,842                $4,842                   $62,188
Pleasant Hill                                                       $0                    $0                        $0
Homewood Suites - Del Mar                                           $0                    $0                        $0
289 Greenwich Avenue                                                $0                $2,167                        $0
American River Office                                          $19,667               $19,667                        $0
Fairfax Office Building                                       $300,000                    $0                        $0
Andersen Fiesta                                                     $0                    $0                        $0
Silver Creek Portfolio II                                           $0                $7,985                        $0
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas                                       $0                    $0                        $0
Chandler Santan South                                           $3,887                $3,887                        $0
Mayfaire Community Center                                           $0                $1,774                        $0
(Harris Teeter)
Mercado del Rancho                                                  $0                    $0                        $0
Brookhollow Two                                                     $0                    $0                        $0
Camelback Village Center                                            $0                    $0                        $0
Alpine Valley Center                                              $648                  $648                        $0
Wyndham Union Station Hotel                                         $0                    $0                        $0
Cortaro Plaza                                                       $0                    $0                        $0
Hotel Los Gatos                                                     $0                    $0                        $0
The Moorings                                                        $0                    $0                        $0
Palm Plaza                                                          $0                    $0                        $0
Chicago Industrial Portfolio                                   $10,660                $5,330                  $732,550
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                                     $1,200                $1,200                        $0
Lackland Self Storage                                               $0                    $0                        $0
Comfort Suites Manassas                                             $0                    $0                        $0
Townplace Suites by                                                 $0                    $0                        $0
Marriott, Campbell
Centra Point Portfolio                                              $0               $12,492                        $0
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center                                     $0                $1,000                        $0
Alexian Brothers                                                    $0                    $0                        $0
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center                                        $0                    $0                        $0
Mesquite Village                                                    $0                    $0                   $69,748
Plaza Towers                                                        $0                    $0                        $0
Water Tower Place                                               $3,333                $3,333                        $0
The Marketplace                                               $594,000               $19,176                   $48,000
Arcadia Villa Apartments                                            $0                    $0                   $77,000
Promenade Building                                              $4,166                $4,166                        $0
Lancaster Plaza                                                     $0                    $0                        $0
Ebensburg Plaza                                               $100,000                $5,193                    $6,544
Best Western - Charleston                                           $0                    $0                   $53,250
New Center Parking Decks                                            $0                    $0                        $0
Balmoral Centre                                                 $4,167                $4,167                        $0
Snyder Warehouse                                              $200,000                    $0                   $59,150
Galtier Plaza                                               $1,352,500                    $0                   $40,000
Hilltop Village                                                     $0                    $0                        $0
LA Fitness, Beaverton                                               $0                    $0                        $0
Biltmore Shopping Plaza                                             $0                $2,000                        $0
North 101 Business Park                                       $100,000                $4,167                        $0
Manchester Theater                                                  $0                  $833                        $0
Southboro Executive Place                                     $400,000                    $0                        $0
Hopewell Shopping Center                                      $100,000                    $0                        $0
Meadows Apartments                                                  $0                    $0                   $18,000
Colony at Piper Glen I & II                                   $200,000                $3,750                        $0
Heritage Place                                                      $0                    $0                        $0
Somerset Apartments                                                 $0                    $0                        $0
Hiram Square                                                    $2,083                $2,083                        $0
Commerce Center                                                     $0                    $0                        $0
Southlake Village Retail Center                                 $6,691                $3,345                        $0
201 Providence Road                                           $200,000                    $0                        $0
Eastern HIlls Center                                                $0                $1,096                        $0
Grove Towers                                                        $0                    $0                        $0
425 Ashley Ridge Boulevard                                          $0                $2,917                        $0
85 East Colorado Boulevard                                      $1,291                $1,040                        $0
Keswick Apartments                                                  $0                    $0                        $0
Hampton Inn - Palm Desert                                           $0                    $0                        $0
Six Quebec                                                      $1,250                $1,250                        $0
Hill Country Crossing                                          $65,000                    $0                        $0
Martin Crossing                                                     $0                    $0                        $0
Fair Hope                                                       $1,291                $1,291                        $0
Day Hill Village Shoppes                                            $0                    $0                        $0
Supercenter Exchange                                            $1,000                $1,000                        $0
Beach Park Walgreens                                                $0                    $0                        $0
Mercedes Plaza                                                  $1,687                $1,687                        $0
4790 Sugarloaf Parkway                                              $0                    $0                        $0
Augusta Business Center                                             $0                    $0                   $96,375
Lakeside Office Building                                        $1,000                $1,000                        $0
South Wayne Center                                              $2,492                $2,492                   $34,316
Rhett at Remount                                              $105,322                $1,254                        $0
Milestone South Retail Center                                       $0                    $0                        $0
Central Texas Marketplace                                           $0                    $0                        $0
Westlake Office Center                                              $0                    $0                   $90,000
Trenton Shopping Center                                             $0                $1,079                        $0
Tire Kingdom                                                        $0                    $0                        $0
Parkway Village                                                     $0                  $370                        $0
460 West Ontario Street                                             $0                  $498                        $0






              Property Name                                                   Borrower Name
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio                EQYInvest Owner I, Ltd., LLP,
                                           EQYInvest Owner II, Ltd., LLP,
                                           EQYInvest Beechcrest Owner, Ltd., LLP,
                                           EQYInvest Grogans Owner, Ltd., LLP,
                                           EQYInvest Green Oaks Owner, Ltd., LLP,
                                           EQYInvest First Colony Owner, Ltd., LLP,
                                           EQYInvest Forestwood Owner, Ltd., LLP,
                                           EQYInvest Townsend Owner, Ltd., LLP
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza                         Trizechahn One NY Plaza LLC
JP Morgan International                    70 Washington Street LP; DCW Holdings LP;
Plaza I & II                               LaShawn LP; 70 Wash LP; 30 Main LP
55 Corporate Drive                         GKK 55 Corporate LLC, GKK 55 Corporate II LLC,
                                           SLG 55 Corporate LLC and SLG 55 Corporate II LLC
350 Madison Avenue                         350 Madison Properties LLC
Portals I                                  Parcel 49B Limited Partnership
Pacific Center                             MAGUIRE PROPERTIES-PACIFIC CENTER, LLC
Montehiedra Town Center                    Vornado Montehiedra Acquisition L.P.
The Strip                                  The Strip Delaware LLC
Johnson Medical Office Portfolio           HCP Carolina Medical Plaza MOB, LLC, Coastal Carolina MOB, LLC,
                                           HCP Coosa MOB, LLC, Cullman POB Partners I, LLC,
                                           Cullman POB II, LLC, Emerald Coast MOB, LLC,
                                           HCP Family Medicine South MOB, LLC, Hattiesburg Med Building, LLC,
                                           Huntsville MOB, LLC, Kingsport MOB, LLC, HCP Shelby MOB, LLC,
                                           SHHMOB Pensacola, LLC and Crestview Med Building, LLC
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall                             IP of A West Oaks Mall, LP
The Hilton Minneapolis                     1001 Marquette, L.L.C.
The Mall at Turtle Creek                   Mall at Turtle Creek, LLC
JQH Hotel Portfolio B2                     Atrium Finance I, LP
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                           BPG Office Partners VIII LLC
John Marshall II                           JMII Circle, LLC and JMII Ford, LLC
Mount Kemble Corporate Center              Brickman Mt. Kemble LLC
The Hotel on Rivington                     The Downtown LLC
Corporate Center                           Cabot East Broward 2 LLC; Cabot East Broward 3 LLC;
                                           Cabot East Broward 4 LLC; Cabot East Broward 5 LLC;
                                           Cabot East Broward 6 LLC; Cabot East Broward 7 LLC;
                                           Cabot East Broward 8 LLC; Cabot East Broward 9 LLC;
                                           Cabot East Broward 10 LLC; Cabot East Broward 11 LLC;
                                           Cabot East Broward 12 LLC; Cabot East Broward 13 LLC;
                                           Cabot East Broward 14 LLC; Cabot East Broward 15 LLC;
                                           Cabot East Broward 16 LLC; Cabot East Broward 17 LLC;
                                           Cabot East Broward 18 LLC; Cabot East Broward 19 LLC;
                                           Cabot East Broward 20 LLC; Cabot East Broward 21 LLC;
                                           Cabot East Broward 22 LLC; Cabot East Broward 23 LLC;
                                           Cabot East Broward 24 LLC; Cabot East Broward  25 LLC;
                                           Cabot East Broward 26 LLC; Cabot East Broward  27 LLC;
                                           Cabot East Broward 28 LLC; Cabot East Broward 29 LLC;
                                           Cabot East Broward 30 LLC; Cabot East Broward 31 LLC;
                                           Cabot East Broward 32 LLC; Cabot East Broward 33 LLC;
                                           Cabot East Broward 34 LLC; Cabot East Broward 35 LLC;
                                           Cabot East Broward 1 LLC
Citadel Crossing                           Citadel Crossing Associates
331 North Maple Drive                      331 North Maple Drive Plaza LLC
Buckhead Crossing                          MCW-RC GA-Buckhead Crossing, LLC
Bass Pro Shops                             Rancho BP, LLC
131 Spring Street                          Willspring Holdings LLC
Mohawk Hills Apartments                    Mohawk Associates, LLC
3 Gannett Drive                            Dryland Gannett 3, LLC
Glenwood Meadows                           Weingarten Miller Glenwood, LLC
Santan Gateway                             Blackhawk Santan North LLC, Oak Park Santan North LLC
                                           and Santan North Investors LLC
Two Towne Square                           Two Towne Square, LLC
Towns of Riverside                         PASSCO Towns of Riverside S, LP and
                                           PASSCO Towns of Riverside H, LP
88 Third Avenue                            88 Third Ave., LLC
Lorden Plaza                               Lorden Associates, L.P.
Providence at Old Meridian                 Providence Housing Partners, LLC
Holiday Inn, Fishermans Wharf              DI2, LLC
Moulton Plaza                              Moulton Plaza SPE, LLC; Laguna Woods, SPE
Fremont Marriott                           RPD Fremont Hotel, LLC
Alanza Brook Apartments                    Passco Alanza Brook S, LP; Passco Alanza Brook H, LP
Residence Inn Midtown Atlanta              Nesbitt Atlanta Venture Property LLC
1544 Old Alabama Road and                  Rubicon Investments, LLC
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio        HCP Louisville, Inc.
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                             EPT Aliso Viejo, Inc.
Paradise 24                                EPT Davie, Inc.
Anderson Station                           SCI Anderson Station Fund, LLC; SCI Anderson Station Fund 1, LLC;
                                           SCI Anderson Station Fund 2, LLC; SCI Anderson Station Fund 3, LLC;
                                           SCI Anderson Station Fund 4, LLC; SCI Anderson Station Fund 5, LLC;
                                           SCI Anderson Station Fund 6, LLC; SCI Anderson Station Fund 7, LLC;
                                           SCI Anderson Station Fund 9, LLC; SCI Anderson Station Fund 10, LLC;
                                           SCI Anderson Station Fund 15, LLC; SCI Anderson Station Fund 16, LLC;
                                           SCI Anderson Station Fund 19, LLC; SCI Anderson Station Fund 11, LLC;
                                           SCI Anderson Station Fund 12, LLC; SCI Anderson Station Fund 8, LLC;
                                           SCI Anderson Station Fund 13, LLC; SCI Anderson Station Fund 14, LLC;
                                           SCI Anderson Station Fund 17, LLC; SCI Anderson Station Fund 18, LLC;
                                           SCI Anderson Station Fund 20, LLC; SCI Anderson Station Fund 21, LLC;
                                           SCI Anderson Station Fund 22, LLC; SCI Anderson Station Fund 23, LLC;
                                           SCI Anderson Station Fund 24, LLC; SCI Anderson Station Fund 25, LLC;
                                           SCI Anderson Station Fund 26, LLC; SCI Anderson Station Fund 27, LLC;
                                           SCI Anderson Station Fund 28, LLC; SCI And
Tequa Festival Marketplace                 14360 Valerio Street Apartments LLC; Wendorff Willowcreek Investments, LLC
6200 Oak Tree Boulevard                    JDI Oak Tree Holdings, LLC
Grant & Geary Center                       G & G Partners, L.P.
Oak Park Shopping Center                   New Oak Park LLC, Calton Oak Park LLC, Ellington Oak Park LLC,
                                           Sunrise Center, LLC, New Alma Elliot Investors, LLC, Khan-Alma Elliot, LLC
107 Tom Starling Road                      MAC I-95, LLC
Residence Inn by Marriott-                 CHDA Title LLC
Princeton, NJ
Medinah Temple                             Tree Studios, LLC and Medinah Holdings, LLC
Price Self Storage - National              PSS National Boulevard, LLC
Padonia Shopping Center                    61 East Padonia, LLC
Pleasant Hill                              SPI P Hill Associates, LP
Homewood Suites - Del Mar                  Suites L.P.
289 Greenwich Avenue                       Willcon Holdings LLC
American River Office                      McCuen American River Drive Investors LP
Fairfax Office Building                    REVA Fairfax, LLC
Andersen Fiesta                            Andersen Investors LLC
Silver Creek Portfolio II                  Coldwater Portfolio Partners II, LLC
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas              Sunway Nevada LLC
Chandler Santan South                      Blackhawk Santan South LLC, Oak Park Santan South LLC
                                           and Santan South Investors LLC
Mayfaire Community Center                  MF 2, LLC
(Harris Teeter)
Mercado del Rancho                         Shea & 92nd Opco LLC
Brookhollow Two                            Brookhollow II Holdings LP
Camelback Village Center                   Camelback & 44th Opco LLC
Alpine Valley Center                       Weingarten/Miller/American Fork LLC
Wyndham Union Station Hotel                Nashville Union Station Hotel, LLC
Cortaro Plaza                              Cortaro Investors LLC
Hotel Los Gatos                            Los Gatos Hotel Corporation
The Moorings                               Passco Moorings S, LP; Passco Moorings H, LP
Palm Plaza                                 Bray & Gillespie XXIV, LLC
Chicago Industrial Portfolio               1812 Overture II, LLC; 7200 Leamington, LLC
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                MW Golf Properties, LLC
Lackland Self Storage                      Mini U Storage North Bergen RE, LLC
Comfort Suites Manassas                    BPG Hotel Partners VI, LLC
Townplace Suites by                        Campbell Suites Group, LLC
Marriott, Campbell
Centra Point Portfolio                     Centra Point Phase II LLC; Centra Point Phase IV LLC
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center            Hoffman Village Phase I Retail Investors, LLC
Alexian Brothers                           Medical Office Buildings of California, LLC
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center               1240 Energy Lane, LLC, Energy Park Exchange LLC
                                           and 2424 Chicago Avenue, LLC
Mesquite Village                           Mesquite-Texas Associates Limited Partnership
Plaza Towers                               Plaza Towers Hotel, L.P.
Water Tower Place                          Summit Acquisitions, LLC
The Marketplace                            The Market Place LLC
Arcadia Villa Apartments                   Arcadia Villa, LLC
Promenade Building                         Seagate Promenade Associates, LLC
Lancaster Plaza                            Foothills Apartments, LLC and Cottage Bay LLC
Ebensburg Plaza                            Gemini Boynton Beach S, LLC; Gemini Ebensburg Plaza 1, LLC;
                                           Gemini Ebensburg Plaza 2, LLC; Gemini Ebensburg Plaza 3, LLC;
                                           Gemini Ebensburg Plaza 4, LLC; Gemini Ebensburg Plaza 5, LLC;
                                           Gemini Ebensburg Plaza 6, LLC; Gemini Ebensburg Plaza 8, LLC;
                                           Gemini Ebensburg Plaza 9, LLC; Gemini Ebensburg Plaza 10, LLC;
                                           Gemini Ebensburg Plaza 11, LLC; Gemini Ebensburg Plaza 12, LLC;
                                           Gemini Ebensburg Plaza 13, LLC; Gemini Ebensburg Plaza 7, LLC;
                                           Gemini Ebensburg Plaza 15, LLC; Gemini Ebensburg Plaza 14, LLC;
                                           Gemini Ebensburg Plaza 17, LLC; Gemini Ebensburg Plaza 16, LLC;
                                           Gemini Ebensburg Plaza 18, LLC; Gemini Ebensburg Plaza 19, LLC
Best Western - Charleston                  Charleston Hotel Owners LLC
New Center Parking Decks                   New Center Parking Decks Ventures, L.L.C.
Balmoral Centre                            Maedot, LLC
Snyder Warehouse                           G&R Snyder Ltd., LLP
Galtier Plaza                              NEA Galtier, LLC
Hilltop Village                            MCW-RC III Hilltop Village, LLC
LA Fitness, Beaverton                      CHC Properties 44, LLC
Biltmore Shopping Plaza                    Biltmore 87 Court Plaza, LLC
North 101 Business Park                    North 101 (II), LLC
Manchester Theater                         Lyle Cinemas, LLC
Southboro Executive Place                  Meritage-Southborough Holdings LLC
Hopewell Shopping Center                   The Schreiber Co. - Hopewell Shopping Center
Meadows Apartments                         PMP Properties, L.L.C.
Colony at Piper Glen I & II                Colony at Piper Glen, LLC
Heritage Place                             Heritage Place Associates, LLC
Somerset Apartments                        MIP Somerset, L.L.C.
Hiram Square                               Candler Hiram, LLC
Commerce Center                            Commerce Township Associates LLC
Southlake Village Retail Center            Fairway-Southlake, LLC
201 Providence Road                        201 Providence, LLC
Eastern HIlls Center                       Victory Eastern, LLC and Kaufman Eastern B, LLC
Grove Towers                               GT Company Limited Partnership
425 Ashley Ridge Boulevard                 Sealy 425 Ashley Ridge, L.L.C.
85 East Colorado Boulevard                 Edgewood Old Pasadena, LLC
Keswick Apartments                         KF Keswick, LLC
Hampton Inn - Palm Desert                  Dutt Hospitality Group, Inc.
Six Quebec                                 7Quebec, LLC
Hill Country Crossing                      JDL Texas Ventures, Ltd.
Martin Crossing                            TKC LXX, LLC
Fair Hope                                  Fair Hope, LLC
Day Hill Village Shoppes                   555 Day Hill, LLC
Supercenter Exchange                       Timber Albert Lea Properties, L.P.
Beach Park Walgreens                       RAP Beach Park, LLC
Mercedes Plaza                             Shops at Boca II, LLC
4790 Sugarloaf Parkway                     Sena Realty, LLC
Augusta Business Center                    Bailey-Field Investment Co., LLC
Lakeside Office Building                   Weston Professional & Medical Executive Offices, Inc.
South Wayne Center                         South Wayne Center Parcels 1234, LLC
Rhett at Remount                           Rhett at Remount Investors, LLC
Milestone South Retail Center              Second Holding LLC
Central Texas Marketplace                  Rancho SP, LLC and Joan S. Weiss, as Trustee of the Joan S. Weiss Separate
                                           Property Trust UDT 9/7/00
Westlake Office Center                     Boyce Trust Properties 2350, LLC, Boyce Trust Properties 3649, LLC
                                           and Boyce Trust Properties 3650, LLC
Trenton Shopping Center                    ZP No. 163, L.P.
Tire Kingdom                               TK Bradenton, LLC
Parkway Village                            Ayers-Blackfoot, LLC; FARB-Blackfoot, LLC
460 West Ontario Street                    Kingsbury Park Retail, LLC




                                                                        Utilities                                 Studio
                                               Related                   Paid by                    # of           Avg.
              Property Name                    Sponsor                   Tenant                   Studios          Rents
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza
JP Morgan International
Plaza I & II
55 Corporate Drive
350 Madison Avenue
Portals I
Pacific Center
Montehiedra Town Center
The Strip
Johnson Medical Office Portfolio           R-001
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall
The Hilton Minneapolis
The Mall at Turtle Creek
JQH Hotel Portfolio B2
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building                           R-003
John Marshall II
Mount Kemble Corporate Center
The Hotel on Rivington
Corporate Center
Citadel Crossing                           R-005
331 North Maple Drive
Buckhead Crossing                          R-008
Bass Pro Shops
131 Spring Street
Mohawk Hills Apartments                                    Electric, Gas, Water, Sewage                     0              $0
3 Gannett Drive
Glenwood Meadows                           R-007
Santan Gateway                             R-002
Two Towne Square
Towns of Riverside                         R-004           Electric, Water                                  0              $0
88 Third Avenue
Lorden Plaza
Providence at Old Meridian                                 Electric, Water, Sewer                           0              $0
Holiday Inn, Fishermans Wharf
Moulton Plaza
Fremont Marriott
Alanza Brook Apartments                    R-004           Electric                                         0              $0
Residence Inn Midtown Atlanta              R-005
1544 Old Alabama Road and
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio        R-001
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20                             R-006
Paradise 24                                R-006
Anderson Station
Tequa Festival Marketplace                 R-009
6200 Oak Tree Boulevard
Grant & Geary Center
Oak Park Shopping Center                   R-002
107 Tom Starling Road
Residence Inn by Marriott-
Princeton, NJ
Medinah Temple
Price Self Storage - National
Padonia Shopping Center
Pleasant Hill
Homewood Suites - Del Mar
289 Greenwich Avenue
American River Office
Fairfax Office Building
Andersen Fiesta                            R-002
Silver Creek Portfolio II
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas
Chandler Santan South                      R-002
Mayfaire Community Center                  R-010
(Harris Teeter)
Mercado del Rancho                         R-008
Brookhollow Two
Camelback Village Center                   R-008
Alpine Valley Center                       R-007
Wyndham Union Station Hotel
Cortaro Plaza                              R-002
Hotel Los Gatos
The Moorings                               R-004           Electric, Water, Sewer, Trash                    0              $0
Palm Plaza
Chicago Industrial Portfolio
1812 West Hubbard
7200 Leamington
Shops at World Golf Village                R-011
Lackland Self Storage
Comfort Suites Manassas                    R-003
Townplace Suites by
Marriott, Campbell
Centra Point Portfolio
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center
Alexian Brothers                           R-001
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center
Mesquite Village                                           Electric, Water                                  0              $0
Plaza Towers
Water Tower Place
The Marketplace
Arcadia Villa Apartments                                   Gas/Electric/Water/Sewer                        11            $559
Promenade Building
Lancaster Plaza                            R-002
Ebensburg Plaza
Best Western - Charleston
New Center Parking Decks
Balmoral Centre
Snyder Warehouse
Galtier Plaza
Hilltop Village                            R-008
LA Fitness, Beaverton
Biltmore Shopping Plaza
North 101 Business Park
Manchester Theater
Southboro Executive Place
Hopewell Shopping Center
Meadows Apartments                                         Electric/Water/Sewer                             0              $0
Colony at Piper Glen I & II                R-012
Heritage Place
Somerset Apartments                                        Electric                                         0              $0
Hiram Square
Commerce Center
Southlake Village Retail Center
201 Providence Road                        R-012
Eastern HIlls Center                       R-009
Grove Towers                               R-013
425 Ashley Ridge Boulevard
85 East Colorado Boulevard                 R-014
Keswick Apartments                         R-013           Electric/Water/Sewer                             0              $0
Hampton Inn - Palm Desert
Six Quebec
Hill Country Crossing
Martin Crossing
Fair Hope                                  R-014
Day Hill Village Shoppes
Supercenter Exchange
Beach Park Walgreens
Mercedes Plaza
4790 Sugarloaf Parkway
Augusta Business Center
Lakeside Office Building                   R-011
South Wayne Center
Rhett at Remount
Milestone South Retail Center
Central Texas Marketplace
Westlake Office Center
Trenton Shopping Center                    R-010
Tire Kingdom
Parkway Village
460 West Ontario Street



                                                                 One                             Two
                                              # of One         Bedroom        # of Two         Bedroom       # of Three
                                               Bedroom          Avg.           Bedroom          Avg.           Bedroom
              Property Name                     Units           Rents           Units           Rents           Units
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza
JP Morgan International
Plaza I & II
55 Corporate Drive
350 Madison Avenue
Portals I
Pacific Center
Montehiedra Town Center
The Strip
Johnson Medical Office Portfolio
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall
The Hilton Minneapolis
The Mall at Turtle Creek
JQH Hotel Portfolio B2
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building
John Marshall II
Mount Kemble Corporate Center
The Hotel on Rivington
Corporate Center
Citadel Crossing
331 North Maple Drive
Buckhead Crossing
Bass Pro Shops
131 Spring Street
Mohawk Hills Apartments                                133            $658             235            $813             196
3 Gannett Drive
Glenwood Meadows
Santan Gateway
Two Towne Square
Towns of Riverside                                     224            $765             176          $1,163              36
88 Third Avenue
Lorden Plaza
Providence at Old Meridian                             153            $834             151          $1,221              26
Holiday Inn, Fishermans Wharf
Moulton Plaza
Fremont Marriott
Alanza Brook Apartments                                144            $876             144          $1,195              48
Residence Inn Midtown Atlanta
1544 Old Alabama Road and
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20
Paradise 24
Anderson Station
Tequa Festival Marketplace
6200 Oak Tree Boulevard
Grant & Geary Center
Oak Park Shopping Center
107 Tom Starling Road
Residence Inn by Marriott-
Princeton, NJ
Medinah Temple
Price Self Storage - National
Padonia Shopping Center
Pleasant Hill
Homewood Suites - Del Mar
289 Greenwich Avenue
American River Office
Fairfax Office Building
Andersen Fiesta
Silver Creek Portfolio II
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas
Chandler Santan South
Mayfaire Community Center
(Harris Teeter)
Mercado del Rancho
Brookhollow Two
Camelback Village Center
Alpine Valley Center
Wyndham Union Station Hotel
Cortaro Plaza
Hotel Los Gatos
The Moorings                                           153            $868              48          $1,215               0
Palm Plaza
Chicago Industrial Portfolio
1812 West Hubbard
7200 Leamington
Shops at World Golf Village
Lackland Self Storage
Comfort Suites Manassas
Townplace Suites by
Marriott, Campbell
Centra Point Portfolio
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center
Alexian Brothers
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center
Mesquite Village                                       144            $602             120            $773               0
Plaza Towers
Water Tower Place
The Marketplace
Arcadia Villa Apartments                               102            $687              56            $829               0
Promenade Building
Lancaster Plaza
Ebensburg Plaza
Best Western - Charleston
New Center Parking Decks
Balmoral Centre
Snyder Warehouse
Galtier Plaza
Hilltop Village
LA Fitness, Beaverton
Biltmore Shopping Plaza
North 101 Business Park
Manchester Theater
Southboro Executive Place
Hopewell Shopping Center
Meadows Apartments                                       0              $0             129            $512               0
Colony at Piper Glen I & II
Heritage Place
Somerset Apartments                                     96            $410              96            $500               0
Hiram Square
Commerce Center
Southlake Village Retail Center
201 Providence Road
Eastern HIlls Center
Grove Towers
425 Ashley Ridge Boulevard
85 East Colorado Boulevard
Keswick Apartments                                      24            $415             138            $516              18
Hampton Inn - Palm Desert
Six Quebec
Hill Country Crossing
Martin Crossing
Fair Hope
Day Hill Village Shoppes
Supercenter Exchange
Beach Park Walgreens
Mercedes Plaza
4790 Sugarloaf Parkway
Augusta Business Center
Lakeside Office Building
South Wayne Center
Rhett at Remount
Milestone South Retail Center
Central Texas Marketplace
Westlake Office Center
Trenton Shopping Center
Tire Kingdom
Parkway Village
460 West Ontario Street



                                         Three                           Four                            Five
                                        Bedroom        # of Four        Bedroom        # of Five        Bedroom       Number
                                         Avg.           Bedroom          Avg.           Bedroom          Avg.           of
              Property Name              Rents           Units           Rents           Units           Rents       Elevators
-----------------------------------------------------------------------------------------------------------------------------------
Investcorp Retail Portfolio
Westgate Marketplace
Market At First Colony
Village At Blanco
Copperfield Crossing
Mason Park
Bandera Festival
Grogan's Mill
Creekside Plaza Shopping Center
Southlake Village
Townsend Square
Highland Square
Forestwood
Steeplechase
Spring Shadows
Mission Bend
Sterling Plaza
Parkwood
Village By The Park
Barker Cypress
Benchmark Crossing
DeSoto Shopping Center
Beechcrest
Richwood
Colony Plaza
Melbourne Plaza
Minyard's
Green Oaks
Kroger's Bissonnet
Wurzbach
One New York Plaza
JP Morgan International
Plaza I & II
55 Corporate Drive
350 Madison Avenue
Portals I
Pacific Center
Montehiedra Town Center
The Strip
Johnson Medical Office Portfolio
Sacred Heart MOB
Shelby Physicians Center
Cullman MOB I
Physicians Medical Plaza
Cullman MOB II
Wesley Medical Plaza
Emerald Coast Physicians Plaza
Coosa Valley Medical Plaza
Kingsport Medical Office Plaza
Carolina Medical Plaza
The Women's Pavilion
Coastal Carolina Medical Plaza
Family Medicine South
West Oaks Mall
The Hilton Minneapolis
The Mall at Turtle Creek
JQH Hotel Portfolio B2
Dallas Embassy Suites
Sacramento Holiday Inn
Charlotte Renaissance
Montgomery Embassy Suites
Columbia Embassy Suites
Jefferson City Capitol Plaza
Coral Springs Marriott
Cedar Rapids Marriott
Nemours Building
John Marshall II
Mount Kemble Corporate Center
The Hotel on Rivington
Corporate Center
Citadel Crossing
331 North Maple Drive
Buckhead Crossing
Bass Pro Shops
131 Spring Street
Mohawk Hills Apartments                        $953               0              $0               0              $0             0
3 Gannett Drive
Glenwood Meadows
Santan Gateway
Two Towne Square
Towns of Riverside                           $1,450               0              $0               0              $0             0
88 Third Avenue
Lorden Plaza
Providence at Old Meridian                   $1,601               0              $0               0              $0             0
Holiday Inn, Fishermans Wharf
Moulton Plaza
Fremont Marriott
Alanza Brook Apartments                      $1,405               0              $0               0              $0             0
Residence Inn Midtown Atlanta
1544 Old Alabama Road and
900 Holcomb Road
1544 Old Alabama Road
900 Holcomb Road
Louisville Medical Office Portfolio
Gray Street Medical Office Plaza
Audubon Medical Plaza West
Audubon Medical Plaza East
Aliso Viejo 20
Paradise 24
Anderson Station
Tequa Festival Marketplace
6200 Oak Tree Boulevard
Grant & Geary Center
Oak Park Shopping Center
107 Tom Starling Road
Residence Inn by Marriott-
Princeton, NJ
Medinah Temple
Price Self Storage - National
Padonia Shopping Center
Pleasant Hill
Homewood Suites - Del Mar
289 Greenwich Avenue
American River Office
Fairfax Office Building
Andersen Fiesta
Silver Creek Portfolio II
1005 East Spruce Street
912 U.S. Highway 12
2002 South Pleasant Street
2405 West 7th Street
3907 Beinville Road
2200 North Wayne Street
2050 Walton Drive
771 Lost Creek Boulevard
5441 South 24th Street
Hilton Garden Inn - Las Vegas
Chandler Santan South
Mayfaire Community Center
(Harris Teeter)
Mercado del Rancho
Brookhollow Two
Camelback Village Center
Alpine Valley Center
Wyndham Union Station Hotel
Cortaro Plaza
Hotel Los Gatos
The Moorings                                     $0               0              $0               0              $0             3
Palm Plaza
Chicago Industrial Portfolio
1812 West Hubbard
7200 Leamington
Shops at World Golf Village
Lackland Self Storage
Comfort Suites Manassas
Townplace Suites by
Marriott, Campbell
Centra Point Portfolio
Centra Point Building 2
Centra Point Building 8
Centra Point Building 4
Centra Point Building 3
Hoffman Village Shopping Center
Alexian Brothers
Medical Office Portfolio
Alexian Brothers II MOB
Alexian Brothers I MOB
Energy Park Corporate Center
Mesquite Village                                 $0               0              $0               0              $0             0
Plaza Towers
Water Tower Place
The Marketplace
Arcadia Villa Apartments                         $0               0              $0               0              $0             0
Promenade Building
Lancaster Plaza
Ebensburg Plaza
Best Western - Charleston
New Center Parking Decks
Balmoral Centre
Snyder Warehouse
Galtier Plaza
Hilltop Village
LA Fitness, Beaverton
Biltmore Shopping Plaza
North 101 Business Park
Manchester Theater
Southboro Executive Place
Hopewell Shopping Center
Meadows Apartments                               $0               0              $0               0              $0             0
Colony at Piper Glen I & II
Heritage Place
Somerset Apartments                              $0               0              $0               0              $0             0
Hiram Square
Commerce Center
Southlake Village Retail Center
201 Providence Road
Eastern HIlls Center
Grove Towers
425 Ashley Ridge Boulevard
85 East Colorado Boulevard
Keswick Apartments                             $689               0              $0               0              $0             0
Hampton Inn - Palm Desert
Six Quebec
Hill Country Crossing
Martin Crossing
Fair Hope
Day Hill Village Shoppes
Supercenter Exchange
Beach Park Walgreens
Mercedes Plaza
4790 Sugarloaf Parkway
Augusta Business Center
Lakeside Office Building
South Wayne Center
Rhett at Remount
Milestone South Retail Center
Central Texas Marketplace
Westlake Office Center
Trenton Shopping Center
Tire Kingdom
Parkway Village
460 West Ontario Street

1     The Open Period is inclusive of the Maturity Date

2 The underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit are calculated including the Investcorp Retail Portfolio floating rate companion loan. The annual debt service and the monthly debt service on the Investcorp Retail Portfolio loan are calculated using a LIBOR assumption of 5.18%.

3 The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

4 Randall's at Mission Bend is currently dark, but still paying rent and is secured by the credit of Safeway (BBB / Baa2 / BBB-), its parent company.

5 Walgreens and Randall's at Beechcrest are currently dark, but both are still paying rent.

6 For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust.

7 For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

8 The 388 month Original Amortization term is approximate. Amortization for the loan is based on a custom schedule. See Annex A-2 for actual amortization schedule.

9 The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in August 2006 thru the payment in July 2007. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in August 2006 through the payment in July 2007.

10    Borrowing entity utilizes a tenant-in-common structure

11 Prepayments of the loan shall be permitted in whole (but not in part) on any business day that is not more than 120 days prior to the scheduled maturity date; provided that any prepayment under this clause shall be accompanied by all interest accrued on the amount prepaid plus, if such prepayment does not occur on a payment date, the amount of interest that would have accrued thereon if the loan had remained outstanding through the end of the interest accrual period in which such prepayment occurs.

12 Any time after the earlier of two years after a securitization or May 31, 2009, Borrower has the right to obtain a release of one or more of the Properties through either a Partial Defeasance or by prepayment with a yield maintenance premium. Defeasance or Yield Maintenance is also allowed on the entire loan beginning on August 6, 2008.

13 The 507 month Original Amortization term is approximate. Amortization for the loan is based on $70,000,000 interest only and $16,000,000 amortizing on a 300 month schedule. See Annex A-3 for actual amortization schedule.

14 Interest rate equals 4.350% through February 5, 2007; 4.475% through February 5, 2008; 4.600% through February 5, 2009; 4.725% through February 5, 2010; 4.975% through February 5, 2011; 5.225% through February 5, 2012;
      5.350% through February 5, 2013; and 5.475% thereafter.

15 Underwritten NCF is based upon the appraiser's 2009 stabilized projections.

16 Interest rate equals 4.350% through March 5, 2007; 4.475% through March 5, 2008; 4.600% through March 5, 2009; 4.725% through March 5, 2010; 4.975%
      through March 5, 2011; 5.225% through March 5, 2012; 5.35% through March 5, 2013; and 5.475% thereafter.

17    Interest rate equals 7.75% through July 5, 2009 and 7.965% thereafter

18 The 285 month Original Amortization term is approximate. Amortization is based on a custom schedule whereby all projected excess cash flow is used toward loan paydown. Any excess cash flow not assigned to amortization will be swept and held as additional collateral, only to be drawn upon by the sponsor for approved property capital expenditures. There will be a minimum of $4,500,000 ($50.11 psf) of amortization over the loan term. See Annex A-4 for actual amortization schedule.

19 The Cut-off Date LTV is calculated net the $2,000,000 letter of credit that has been pledged to the lender

20 The Monthly Payment is a calculated average of the future principal and interest payments for the 12-month period beginning with the payment in August 2009 thru the payment in July 2010. The Annual Debt Service is the sum of the scheduled principal and interest for the same period. The Underwritten NOI DSCR and Underwritten NCF DSCR are based on the required amortization schedule and interest payments for the 12-month period beginning with the payment in August 2009 through the payment in July 2010.

21 Underwritten NCF includes a mark-to-market of the rent of one tenant, Lynnen's (2,000 sf) to a gross rental rate at a "market" rate of $45 psf.

22 The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in January 2007 upon the completion of $2.73 million expansion adding 27 rooms (for a total of 155 rooms). A $2.73 million renovation reserve and $2 million stabilization reserve is currently held in a reserve account with the servicer.

23 Any time after the earlier of two years after a securitization or April 24, 2009, Borrower has the right to obtain a release of the portion of the Collateral covered by a ground lease through either a Partial Defeasance of the $1,720,000 the Lender attributes to the leasehold property or by prepayment of $1,720,000 with a yield maintenance premium of not less than $17,200 (1% of the amount prepaid). Defeasance is also allowed on the entire loan on or after August 6, 2008.

24 Underwritten NCF is based on the average of the Sponsor's 2006 budget and the appraiser's 2007 stabilized projections, as the property was constructed in 2002 and still in it's initial ramp-up period. The revenue-per-available-room in the property's competitive market has increased at a compound annual rate of 16.8% between 2001 and 2005. The property is one of the newest hotels within it's competitive market.

25 Interest rate equals 4.395% through February 5, 2007; 4.520% through February 5, 2008; 4.645% through February 5, 2009; 4.770% through February 5, 2010; 5.020% through February 5, 2011; 5.270% through February 5, 2012;
      5.395% through February 5, 2013; and 5.52% thereafter.

26 Underwritten NCF projects an increase in rental income and vacancy from 83.3% to 90.0%, which is in-line with the property's submarket, according to the appraisal. The sponsor entered into a three-year master lease at an annual contract rent of $115,000. The master lease shall be terminated upon achievement of either underwritten net cash flow of $935,000 or occupancy of 90%.

27 The Cut-Off Date LTV, DSCR and loan per square foot/unit figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

28 The Appraisal Value reflects the stabilized appraisal value with stabilization that is expected to occur in August 2007 upon the completion of a $4 million renovation and reflagging to a Best Western. A $4 million renovation reserve is currently held in a reserve account with the servicer.

                                    ANNEX A-2

           JP Morgan International Plaza I & II Amortization Schedule


Period      Date       Balance ($)     Principal ($)    Interest ($)   Debt Service ($)
-------   ---------   --------------   --------------   ------------   ----------------
0         4/6/2006    194,250,000.00
1         5/6/2006    194,250,000.00             0.00     799,662.50         799,662.50
2         6/6/2006    194,211,041.64        38,958.36     826,317.92         865,276.28
3         7/6/2006    194,060,178.27       150,863.37     799,502.12         950,365.49
4         8/6/2006    193,942,663.50       117,514.77     825,510.44         943,025.21
5         9/6/2006    193,824,597.22       118,066.28     825,010.54         943,076.82
6         10/6/2006   193,671,978.76       152,618.47     797,911.26         950,529.73
7         11/6/2006   193,552,642.14       119,336.62     823,859.08         943,195.69
8         12/6/2006   193,398,788.54       153,853.60     796,791.71         950,645.31
9         1/6/2007    193,278,169.83       120,618.71     822,696.96         943,315.67
10        2/6/2007    193,156,985.05       121,184.78     822,183.86         943,368.64
11        3/6/2007    192,933,540.45       223,444.60     742,152.06         965,596.66
12        4/6/2007    192,810,738.30       122,802.15     820,717.84         943,519.99
13        5/6/2007    192,653,515.22       157,223.08     793,737.54         950,960.62
14        6/6/2007    192,529,398.90       124,116.32     819,526.65         943,642.97
15        7/6/2007    192,370,898.07       158,500.83     792,579.36         951,080.19
16        8/6/2007    192,245,455.42       125,442.66     818,324.43         943,767.09
17        9/6/2007    192,119,424.05       126,031.37     817,790.81         943,822.18
18        10/6/2007   191,959,061.25       160,362.80     790,891.63         951,254.42
19        11/6/2007   191,831,685.82       127,375.43     816,572.52         943,947.95
20        12/6/2007   191,670,016.21       161,669.61     789,707.11         951,376.71
21        1/6/2008    191,541,284.27       128,731.94     815,342.95         944,074.89
22        2/6/2008    191,411,948.19       129,336.08     814,795.34         944,131.42
23        3/6/2008    191,110,672.41       301,275.78     761,713.21       1,062,988.99
24        4/6/2008    190,875,248.44       235,423.98     812,963.57       1,048,387.54
25        5/6/2008    190,605,168.00       270,080.44     785,769.77       1,055,850.21
26        6/6/2008    190,367,371.66       237,796.34     810,813.21       1,048,609.55
27        7/6/2008    190,094,984.62       272,387.04     783,679.01       1,056,066.06
28        8/6/2008    189,854,793.96       240,190.66     808,642.94       1,048,833.60
29        9/6/2008    189,613,476.07       241,317.89     807,621.20       1,048,939.08
30        10/6/2008   189,337,665.09       275,810.99     780,575.48       1,056,386.46
31        11/6/2008   189,093,920.28       243,744.80     805,421.39       1,049,166.19
32        12/6/2008   188,815,749.65       278,170.64     778,436.64       1,056,607.27
33        1/6/2009    188,569,555.47       246,194.18     803,201.22       1,049,395.40
34        2/6/2009    188,322,205.89       247,349.58     802,153.94       1,049,503.52
35        3/6/2009    187,974,200.19       348,005.70     723,575.76       1,071,581.46
36        4/6/2009    187,724,056.57       250,143.62     799,621.36       1,049,764.98
37        5/6/2009    187,439,664.47       284,392.10     772,797.37       1,057,189.47
38        6/6/2009    187,187,012.25       252,652.22     797,347.51       1,049,999.73
39        7/6/2009    186,900,181.07       286,831.18     770,586.53       1,057,417.71
40        8/6/2009    186,644,997.02       255,184.05     795,052.60       1,050,236.65
41        9/6/2009    186,388,615.38       256,381.64     793,967.08       1,050,348.72
42        10/6/2009   186,098,158.15       290,457.23     767,299.80       1,057,757.03
43        11/6/2009   185,839,210.17       258,947.99     791,640.89       1,050,588.87
44        12/6/2009   185,546,257.72       292,952.44     765,038.08       1,057,990.53
45        1/6/2010    185,284,719.64       261,538.09     789,293.16       1,050,831.25
46        2/6/2010    185,021,954.14       262,765.50     788,180.61       1,050,946.11
47        3/6/2010    184,659,959.04       361,995.10     710,895.46       1,072,890.56
48        4/6/2010    184,394,261.50       265,697.54     785,522.95       1,051,220.48
49        5/6/2010    184,094,746.58       299,514.92     759,089.71       1,058,604.63
50        6/6/2010    183,826,396.47       268,350.11     783,118.60       1,051,468.71
51        7/6/2010    183,524,302.50       302,093.97     756,752.00       1,058,845.97
52        8/6/2010    183,253,275.27       271,027.23     780,691.99       1,051,719.23
53        9/6/2010    182,980,976.09       272,299.18     779,539.07       1,051,838.25
54        10/6/2010   182,675,042.50       305,933.59     753,271.68       1,059,205.28


                                      A-2-1


Period      Date       Balance ($)     Principal ($)    Interest ($)   Debt Service ($)
-------   ---------   --------------   --------------   ------------   ----------------
55        11/6/2010   182,400,029.64       275,012.86     777,079.33       1,052,092.19
56        12/6/2010   182,091,457.58       308,572.06     750,880.12       1,059,452.18
57        1/6/2011    181,813,705.93       277,751.66     774,596.83       1,052,348.48
58        2/6/2011    181,602,431.02       211,274.91     773,415.30         984,690.21
59        3/6/2011    181,293,721.19       308,709.83     697,756.90       1,006,466.73
60        4/6/2011    181,080,005.96       213,715.23     771,203.35         984,918.57
61        5/6/2011    180,833,219.05       246,786.91     745,446.02         992,232.94
62        6/6/2011    180,617,342.66       215,876.39     769,244.42         985,120.81
63        7/6/2011    180,368,454.49       248,888.18     743,541.39         992,429.57
64        8/6/2011    180,150,396.93       218,057.55     767,267.36         985,324.92
65        9/6/2011    179,931,316.02       219,080.91     766,339.77         985,420.68
66        10/6/2011   179,679,312.14       252,003.88     740,717.25         992,721.13
67        11/6/2011   179,458,020.41       221,291.74     764,335.83         985,627.57
68        12/6/2011   179,203,866.97       254,153.43     738,768.85         992,922.28
69        1/6/2012    178,980,343.95       223,523.03     762,313.34         985,836.37
70        2/6/2012    178,755,771.91       224,572.03     761,362.50         985,934.53
71        3/6/2012    178,466,712.26       289,059.66     711,348.66       1,000,408.32
72        4/6/2012    178,239,729.72       226,982.54     759,177.56         986,160.10
73        5/6/2012    177,980,043.22       259,686.50     733,753.55         993,440.05
74        6/6/2012    177,750,776.72       229,266.50     757,107.33         986,373.83
75        7/6/2012    177,488,869.56       261,907.16     731,740.70         993,647.86
76        8/6/2012    177,257,297.95       231,571.61     755,017.93         986,589.54
77        9/6/2012    177,024,639.57       232,658.38     754,032.85         986,691.23
78        10/6/2012   176,759,434.53       265,205.04     728,751.43         993,956.47
79        11/6/2012   176,524,439.64       234,994.89     751,914.99         986,909.88
80        12/6/2012   176,394,626.89       129,812.76     726,692.28         856,505.03
81        1/6/2013    176,295,583.96        99,042.93     750,363.14         849,406.07
82        2/6/2013    176,196,076.22        99,507.74     749,941.83         849,449.57
83        3/6/2013    175,899,750.68       296,325.54     676,984.48         973,310.02
84        4/6/2013    175,696,022.48       203,728.20     748,257.99         951,986.19
85        5/6/2013    175,460,084.54       235,937.94     723,281.96         959,219.90
86        6/6/2013    175,254,292.96       205,791.58     746,387.70         952,179.28
87        7/6/2013    175,016,348.83       237,944.13     721,463.51         959,407.64
88        8/6/2013    174,808,474.78       207,874.05     744,500.10         952,374.16
89        9/6/2013    174,527,637.86       280,836.92     743,615.83       1,024,452.75
90        10/6/2013   174,214,406.21       313,231.65     718,472.11       1,031,703.76
91        11/6/2013   173,930,781.29       283,624.91     741,088.73       1,024,713.64
92        12/6/2013   173,614,838.91       315,942.38     716,015.05       1,031,957.43
93        1/6/2014    173,328,400.20       286,438.72     738,538.23       1,024,976.95
94        2/6/2014    173,040,617.21       287,782.99     737,319.76       1,025,102.75
95        3/6/2014    172,658,928.73       381,688.48     664,860.50       1,046,548.98
96        4/6/2014    172,368,003.87       290,924.86     734,471.90       1,025,396.76
97        5/6/2014    172,044,963.88       323,039.99     709,581.62       1,032,621.61
98        6/6/2014    171,751,157.65       293,806.23     731,860.16       1,025,666.39
99        7/6/2014    171,425,316.15       325,841.50     707,042.27       1,032,883.77
100       8/6/2014    171,128,601.88       296,714.27     729,224.25       1,025,938.52
101       9/6/2014    170,830,495.11       298,106.77     727,962.06       1,026,068.82
102       10/6/2014   170,500,472.27       330,022.84     703,252.20       1,033,275.05
103       11/6/2014   170,199,417.66       301,054.61     725,290.06       1,026,344.68
104       12/6/2014   169,866,528.67       332,888.99     700,654.27       1,033,543.26
105       1/6/2015    169,562,498.92       304,029.75     722,593.34       1,026,623.08
106       2/6/2015    169,257,042.35       305,456.57     721,300.03       1,026,756.60
107       3/6/2015    168,859,315.72       397,726.63     650,323.17       1,048,049.80
108       4/6/2015    168,550,559.07       308,756.65     718,308.77       1,027,065.42
109       5/6/2015    168,210,181.51       340,377.55     693,866.47       1,034,244.02
110       6/6/2015    167,898,378.44       311,803.07     715,547.42       1,027,350.50
111       7/6/2015    167,555,038.90       343,339.54     691,181.66       1,034,521.20
112       8/6/2015    167,240,161.20       314,877.70     712,760.52       1,027,638.21
113       9/6/2015    166,923,805.77       316,355.43     711,421.06       1,027,776.50
114       10/6/2015   166,576,040.04       347,765.73     687,169.67       1,034,935.39



                                      A-2-2


Period      Date       Balance ($)     Principal ($)    Interest ($)   Debt Service ($)
-------   ---------   --------------   --------------   ------------   ----------------
115       11/6/2015   166,256,567.85       319,472.19     708,595.97       1,028,068.16
116       12/6/2015   165,905,771.75       350,796.10     684,422.87       1,035,218.97
117       1/6/2016    165,583,153.95       322,617.80     705,744.72       1,028,362.52
118       2/6/2016    165,259,022.09       324,131.86     704,372.34       1,028,504.20
119       3/6/2016    164,874,021.89       385,000.21     657,639.10       1,042,639.30
120       4/6/2016    164,546,562.03       327,459.86     701,355.77       1,028,815.63
121       5/6/2016    164,187,999.66       358,562.37     677,383.35       1,035,945.72
122       6/6/2016    163,857,320.26       330,679.40     698,437.51       1,029,116.91
Balloon   6/6/2016                --   163,857,320.26             --     163,857,320.26



                                      A-2-3

                                    ANNEX A-3

                      West Oaks Mall Amortization Schedule


Period      Date       Balance ($)     Principal ($)    Interest ($)   Debt Service ($)
-------   ---------   --------------   --------------   ------------   ----------------
0         7/6/2006     86,000,000.00
1         8/6/2006     85,984,891.81        15,108.19     550,973.33         566,081.52
2         9/6/2006     85,969,686.83        15,204.98     550,876.54         566,081.52
3         10/6/2006    85,951,084.04        18,602.80     533,012.06         551,614.85
4         11/6/2006    85,935,662.46        15,421.58     550,659.95         566,081.52
5         12/6/2006    85,916,848.72        18,813.75     532,801.11         551,614.85
6         1/6/2007     85,901,207.81        15,640.91     550,440.61         566,081.52
7         2/6/2007     85,885,466.69        15,741.12     550,340.40         566,081.52
8         3/6/2007     85,859,775.74        25,690.95     496,990.57         522,681.52
9         4/6/2007     85,843,769.18        16,006.56     550,074.96         566,081.52
10        5/6/2007     85,824,385.69        19,383.48     532,231.37         551,614.85
11        6/6/2007     85,808,152.40        16,233.29     549,848.23         566,081.52
12        7/6/2007     85,788,548.10        19,604.31     532,010.54         551,614.85
13        8/6/2007     85,772,085.21        16,462.89     549,618.63         566,081.52
14        9/6/2007     85,755,516.85        16,568.36     549,513.16         566,081.52
15        10/6/2007    85,735,586.20        19,930.65     531,684.20         551,614.85
16        11/6/2007    85,718,784.00        16,802.20     549,279.32         566,081.52
17        12/6/2007    85,698,625.60        20,158.39     531,456.46         551,614.85
18        1/6/2008     85,681,586.61        17,038.99     549,042.53         566,081.52
19        2/6/2008     85,664,438.46        17,148.16     548,933.36         566,081.52
20        3/6/2008     85,640,705.80        23,732.65     513,415.53         537,148.19
21        4/6/2008     85,623,295.74        17,410.07     548,671.46         566,081.52
22        5/6/2008     85,602,545.32        20,750.42     530,864.43         551,614.85
23        6/6/2008     85,584,890.77        17,654.55     548,426.97         566,081.52
24        7/6/2008     85,563,902.24        20,988.53     530,626.32         551,614.85
25        8/6/2008     85,546,000.12        17,902.12     548,179.40         566,081.52
26        9/6/2008     85,527,983.31        18,016.81     548,064.71         566,081.52
27        10/6/2008    85,506,641.95        21,341.36     530,273.50         551,614.85
28        11/6/2008    85,488,372.98        18,268.97     547,812.55         566,081.52
29        12/6/2008    85,466,786.04        21,586.94     530,027.91         551,614.85
30        1/6/2009     85,448,261.73        18,524.31     547,557.21         566,081.52
31        2/6/2009     85,429,618.74        18,642.99     547,438.53         566,081.52
32        3/6/2009     85,401,289.95        28,328.79     494,352.73         522,681.52
33        4/6/2009     85,382,346.02        18,943.92     547,137.60         566,081.52
34        5/6/2009     85,360,101.71        22,244.31     529,370.55         551,614.85
35        6/6/2009     85,340,893.91        19,207.80     546,873.72         566,081.52
36        7/6/2009     85,318,392.60        22,501.31     529,113.54         551,614.85
37        8/6/2009     85,298,917.58        19,475.02     546,606.50         566,081.52
38        9/6/2009     85,279,317.79        19,599.79     546,481.73         566,081.52
39        10/6/2009    85,256,434.71        22,883.08     528,731.77         551,614.85
40        11/6/2009    85,236,562.75        19,871.96     546,209.56         566,081.52
41        12/6/2009    85,213,414.58        23,148.16     528,466.69         551,614.85
42        1/6/2010     85,193,267.00        20,147.58     545,933.94         566,081.52
43        2/6/2010     85,172,990.35        20,276.66     545,804.86         566,081.52
44        3/6/2010     85,143,176.53        29,813.82     492,867.70         522,681.52
45        4/6/2010     85,122,578.96        20,597.57     545,483.95         566,081.52
46        5/6/2010     85,098,724.10        23,854.86     527,759.99         551,614.85
47        6/6/2010     85,077,841.74        20,882.36     545,199.16         566,081.52
48        7/6/2010     85,053,709.50        24,132.24     527,482.62         551,614.85
49        8/6/2010     85,032,538.75        21,170.75     544,910.77         566,081.52
50        9/6/2010     85,011,232.36        21,306.39     544,775.13         566,081.52
51        10/6/2010    84,986,687.14        24,545.21     527,069.64         551,614.85
52        11/6/2010    84,965,087.00        21,600.14     544,481.38         566,081.52
53        12/6/2010    84,940,255.68        24,831.31     526,783.54         551,614.85
54        1/6/2011     84,918,358.07        21,897.62     544,183.90         566,081.52



                                      A-3-1


Period      Date       Balance ($)     Principal ($)    Interest ($)   Debt Service ($)
-------   ---------   --------------   --------------   ------------   ----------------
55        2/6/2011     84,896,320.16        22,037.91     544,043.61         566,081.52
56        3/6/2011     84,864,905.35        31,414.81     491,266.71         522,681.52
57        4/6/2011     84,842,524.99        22,380.36     543,701.16         566,081.52
58        5/6/2011     84,816,933.79        25,591.20     526,023.65         551,614.85
59        6/6/2011     84,794,246.09        22,687.70     543,393.82         566,081.52
60        7/6/2011     84,768,355.56        25,890.53     525,724.33         551,614.85
61        8/6/2011     84,745,356.64        22,998.92     543,082.60         566,081.52
62        9/6/2011     84,722,210.37        23,146.27     542,935.25         566,081.52
63        10/6/2011    84,695,873.22        26,337.15     525,277.70         551,614.85
64        11/6/2011    84,672,409.93        23,463.29     542,618.23         566,081.52
65        12/6/2011    84,645,764.02        26,645.91     524,968.94         551,614.85
66        1/6/2012     84,621,979.69        23,784.33     542,297.19         566,081.52
67        2/6/2012     84,598,042.99        23,936.70     542,144.82         566,081.52
68        3/6/2012     84,567,919.07        30,123.92     507,024.27         537,148.19
69        4/6/2012     84,543,636.02        24,283.05     541,798.47         566,081.52
70        5/6/2012     84,516,191.71        27,444.31     524,170.54         551,614.85
71        6/6/2012     84,491,577.26        24,614.45     541,467.07         566,081.52
72        7/6/2012     84,463,810.18        27,767.07     523,847.78         551,614.85
73        8/6/2012     84,438,860.14        24,950.04     541,131.48         566,081.52
74        9/6/2012     84,413,750.25        25,109.89     540,971.63         566,081.52
75        10/6/2012    84,385,500.65        28,249.60     523,365.25         551,614.85
76        11/6/2012    84,360,048.90        25,451.75     540,629.77         566,081.52
77        12/6/2012    84,331,466.35        28,582.55     523,032.30         551,614.85
78        1/6/2013     84,305,668.42        25,797.93     540,283.59         566,081.52
79        2/6/2013     84,279,705.22        25,963.20     540,118.32         566,081.52
80        3/6/2013     84,244,722.26        34,982.96     487,698.56         522,681.52
81        4/6/2013     84,218,368.59        26,353.67     539,727.85         566,081.52
82        5/6/2013     84,188,907.62        29,460.97     522,153.89         551,614.85
83        6/6/2013     84,162,196.37        26,711.25     539,370.27         566,081.52
84        7/6/2013     84,132,387.13        29,809.24     521,805.62         551,614.85
Balloon   7/6/2013                --    84,132,387.13             --      84,132,387.13



                                      A-3-2

                                    ANNEX A-4

           1544 Old Alabama and 900 Holcomb Road Amortization Schedule


Period      Date       Balance ($)     Principal ($)    Interest ($)   Debt Service ($)
-------   ---------   --------------   --------------   ------------   ----------------
0         7/6/2006     22,500,000.00
1         8/6/2006     22,485,229.12        14,770.88     150,156.25         164,927.13
2         9/6/2006     22,470,458.25        14,770.88     150,057.67         164,828.55
3         10/6/2006    22,455,687.37        14,770.88     145,121.71         159,892.58
4         11/6/2006    22,440,916.50        14,770.88     149,860.52         164,631.40
5         12/6/2006    22,426,145.62        14,770.88     144,930.92         159,701.79
6         1/6/2007     22,411,374.75        14,770.88     149,663.37         164,434.25
7         2/6/2007     22,396,603.87        14,770.88     149,564.80         164,335.67
8         3/6/2007     22,381,833.00        14,770.88     135,001.75         149,772.63
9         4/6/2007     22,367,062.12        14,770.88     149,367.65         164,138.52
10        5/6/2007     22,352,291.25        14,770.88     144,453.94         159,224.82
11        6/6/2007     22,337,520.37        14,770.88     149,170.50         163,941.37
12        7/6/2007     22,322,749.50        14,770.88     144,263.15         159,034.03
13        8/6/2007     22,306,781.09        15,968.41     148,973.35         164,941.76
14        9/6/2007     22,290,812.67        15,968.41     148,866.78         164,835.20
15        10/6/2007    22,274,844.26        15,968.41     143,961.50         159,929.91
16        11/6/2007    22,258,875.85        15,968.41     148,653.65         164,622.06
17        12/6/2007    22,242,907.43        15,968.41     143,755.24         159,723.65
18        1/6/2008     22,226,939.02        15,968.41     148,440.51         164,408.93
19        2/6/2008     22,210,970.61        15,968.41     148,333.95         164,302.36
20        3/6/2008     22,195,002.19        15,968.41     138,664.32         154,632.74
21        4/6/2008     22,179,033.78        15,968.41     148,120.81         164,089.23
22        5/6/2008     22,163,065.37        15,968.41     143,239.59         159,208.01
23        6/6/2008     22,147,096.95        15,968.41     147,907.68         163,876.09
24        7/6/2008     22,131,128.54        15,968.41     143,033.33         159,001.75
25        8/6/2008     22,113,865.50        17,263.04     147,694.55         164,957.59
26        9/6/2008     22,096,602.46        17,263.04     147,579.34         164,842.38
27        10/6/2008    22,079,339.42        17,263.04     142,707.22         159,970.27
28        11/6/2008    22,062,076.38        17,263.04     147,348.92         164,611.97
29        12/6/2008    22,044,813.34        17,263.04     142,484.24         159,747.28
30        1/6/2009     22,027,550.29        17,263.04     147,118.51         164,381.55
31        2/6/2009     22,010,287.25        17,263.04     147,003.30         164,266.35
32        3/6/2009     21,993,024.21        17,263.04     132,673.12         149,936.16
33        4/6/2009     21,975,761.17        17,263.04     146,772.89         164,035.93
34        5/6/2009     21,958,498.13        17,263.04     141,926.79         159,189.83
35        6/6/2009     21,941,235.09        17,263.04     146,542.48         163,805.52
36        7/6/2009     21,923,972.05        17,263.04     141,703.81         158,966.85
37        8/6/2009     21,905,309.42        18,662.63     150,371.04         169,033.67
38        9/6/2009     21,886,646.79        18,662.63     150,243.04         168,905.67
39        10/6/2009    21,867,984.16        18,662.63     145,272.62         163,935.25
40        11/6/2009    21,849,321.53        18,662.63     149,987.04         168,649.67
41        12/6/2009    21,830,658.90        18,662.63     145,024.87         163,687.50
42        1/6/2010     21,811,996.27        18,662.63     149,731.03         168,393.66
43        2/6/2010     21,793,333.64        18,662.63     149,603.03         168,265.66
44        3/6/2010     21,774,671.01        18,662.63     135,009.70         153,672.33
45        4/6/2010     21,756,008.38        18,662.63     149,347.02         168,009.65
46        5/6/2010     21,737,345.75        18,662.63     144,405.51         163,068.14
47        6/6/2010     21,718,683.12        18,662.63     149,091.02         167,753.65
48        7/6/2010     21,700,020.49        18,662.63     144,157.76         162,820.39
49        8/6/2010     21,675,054.41        24,966.08     148,835.02         173,801.10
50        9/6/2010     21,650,088.32        24,966.08     148,663.78         173,629.86
51        10/6/2010    21,625,122.24        24,966.08     143,702.46         168,668.55
52        11/6/2010    21,600,156.15        24,966.08     148,321.31         173,287.39
53        12/6/2010    21,575,190.07        24,966.08     143,371.04         168,337.12
54        1/6/2011     21,550,223.98        24,966.08     147,978.83         172,944.92



                                      A-4-1


Period      Date       Balance ($)     Principal ($)    Interest ($)   Debt Service ($)
-------   ---------   --------------   --------------   ------------   ----------------
55        2/6/2011     21,525,257.90        24,966.08     147,807.60         172,773.68
56        3/6/2011     21,500,291.81        24,966.08     133,348.97         158,315.06
57        4/6/2011     21,475,325.73        24,966.08     147,465.13         172,431.21
58        5/6/2011     21,450,359.64        24,966.08     142,542.47         167,508.56
59        6/6/2011     21,425,393.56        24,966.08     147,122.65         172,088.74
60        7/6/2011     21,400,427.47        24,966.08     142,211.05         167,177.13
61        8/6/2011     21,366,358.14        34,069.33     146,780.18         180,849.51
62        9/6/2011     21,332,288.81        34,069.33     146,546.51         180,615.84
63        10/6/2011    21,298,219.47        34,069.33     141,593.07         175,662.40
64        11/6/2011    21,264,150.14        34,069.33     146,079.16         180,148.50
65        12/6/2011    21,230,080.81        34,069.33     141,140.80         175,210.13
66        1/6/2012     21,196,011.48        34,069.33     145,611.82         179,681.15
67        2/6/2012     21,161,942.14        34,069.33     145,378.14         179,447.48
68        3/6/2012     21,127,872.81        34,069.33     135,780.31         169,849.64
69        4/6/2012     21,093,803.48        34,069.33     144,910.80         178,980.13
70        5/6/2012     21,059,734.14        34,069.33     140,010.12         174,079.45
71        6/6/2012     21,025,664.81        34,069.33     144,443.45         178,512.78
72        7/6/2012     20,991,595.48        34,069.33     139,557.85         173,627.18
73        8/6/2012     20,947,397.01        44,198.47     143,976.11         188,174.57
74        9/6/2012     20,903,198.54        44,198.47     143,672.96         187,871.43
75        10/6/2012    20,859,000.07        44,198.47     138,744.98         182,943.45
76        11/6/2012    20,814,801.60        44,198.47     143,066.67         187,265.14
77        12/6/2012    20,770,603.13        44,198.47     138,158.25         182,356.71
78        1/6/2013     20,726,404.67        44,198.47     142,460.37         186,658.84
79        2/6/2013     20,682,206.20        44,198.47     142,157.23         186,355.70
80        3/6/2013     20,638,007.73        44,198.47     128,126.27         172,324.74
81        4/6/2013     20,593,809.26        44,198.47     141,550.94         185,749.40
82        5/6/2013     20,549,610.79        44,198.47     136,691.41         180,889.88
83        6/6/2013     20,505,412.32        44,198.47     140,944.64         185,143.11
84        7/6/2013     20,461,213.85        44,198.47     136,104.67         180,303.14
85        8/6/2013     20,405,765.53        55,448.32     140,338.35         195,786.67
86        9/6/2013     20,350,317.21        55,448.32     139,958.04         195,406.37
87        10/6/2013    20,294,868.89        55,448.32     135,075.23         190,523.55
88        11/6/2013    20,239,420.57        55,448.32     139,197.43         194,645.75
89        12/6/2013    20,183,972.25        55,448.32     134,339.15         189,787.48
90        1/6/2014     20,128,523.93        55,448.32     138,436.82         193,885.14
91        2/6/2014     20,073,075.60        55,448.32     138,056.51         193,504.83
92        3/6/2014     20,017,627.28        55,448.32     124,352.70         179,801.02
93        4/6/2014     19,962,178.96        55,448.32     137,295.90         192,744.22
94        5/6/2014     19,906,730.64        55,448.32     132,498.96         187,947.28
95        6/6/2014     19,851,282.32        55,448.32     136,535.29         191,983.61
96        7/6/2014     19,795,834.00        55,448.32     131,762.89         187,211.21
97        8/6/2014     19,727,912.12        67,921.88     135,774.68         203,696.55
98        9/6/2014     19,659,990.25        67,921.88     135,308.82         203,230.69
99        10/6/2014    19,592,068.37        67,921.88     130,493.19         198,415.06
100       11/6/2014    19,524,146.50        67,921.88     134,377.10         202,298.97
101       12/6/2014    19,456,224.62        67,921.88     129,591.52         197,513.40
102       1/6/2015     19,388,302.74        67,921.88     133,445.38         201,367.26
103       2/6/2015     19,320,380.87        67,921.88     132,979.52         200,901.40
104       3/6/2015     19,252,458.99        67,921.88     119,689.76         187,611.64
105       4/6/2015     19,184,537.12        67,921.88     132,047.80         199,969.68
106       5/6/2015     19,116,615.24        67,921.88     127,337.37         195,259.24
107       6/6/2015     19,048,693.37        67,921.88     131,116.08         199,037.96
108       7/6/2015     18,980,771.49        67,921.88     126,435.70         194,357.58
109       8/6/2015     18,899,040.53        81,730.96     130,184.37         211,915.32
110       9/6/2015     18,817,309.58        81,730.96     129,623.79         211,354.75
111       10/6/2015    18,735,578.62        81,730.96     124,899.89         206,630.85
112       11/6/2015    18,653,847.66        81,730.96     128,502.65         210,233.61
113       12/6/2015    18,572,116.70        81,730.96     123,814.91         205,545.87
114       1/6/2016     18,490,385.75        81,730.96     127,381.51         209,112.46



                                      A-4-2


Period      Date       Balance ($)     Principal ($)    Interest ($)   Debt Service ($)
-------   ---------   --------------   --------------   ------------   ----------------
115       2/6/2016     18,408,654.79        81,730.96     126,820.93         208,551.89
116       3/6/2016     18,326,923.83        81,730.96     118,114.53         199,845.49
117       4/6/2016     18,245,192.87        81,730.96     125,699.79         207,430.75
118       5/6/2016     18,163,461.92        81,730.96     121,102.47         202,833.43
119       6/6/2016     18,081,730.96        81,730.96     124,578.64         206,309.60
120       7/6/2016     18,000,000.00        81,730.96     120,017.49         201,748.45
Balloon   7/6/2016                --    18,000,000.00             --      18,000,000.00



                                      A-4-3

                                     ANNEX B

                      Structural and Collateral Term Sheet

                                       GG7

                      Structural and Collateral Term Sheet
                          $3,327,238,000 (approximate)

                   Greenwich Capital Commercial Funding Corp.,
                                  As Depositor

         Commercial Mortgage Pass-Through Certificates, Series 2006-GG7

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                       Sponsors and Mortgage Loan Sellers

                           Midland Loan Services, Inc.
                                 Master Servicer

                               LNR Partners, Inc.
                                Special Servicer

                                  June 23, 2006

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

   Goldman, Sachs & Co.                             [RBS GREENWICH CAPITAL LOGO]

                          Co-Lead Bookrunning Managers

Bear, Stearns & Co. Inc.                                     Merrill Lynch & Co.
Morgan Stanley                                               Wachovia Securities

GCCFC 2006-GG7

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

                              OFFERED CERTIFICATES
                                                           Approx. %                             Assumed
                                               Approx.    of Cut-off   Weighted                   Final
                               Certificate     Credit        Date      Average     Principal     Payment    Rate
  Class       S&P    Moody's     Balance       Support(1)   Balance     Life(2)    Window(2)     Date(2)    Type
  -----       ---    -------     -------       ----------   -------     -------    ---------     -------    ----

  A-1(3)      AAA     Aaa     $100,000,000       30.000%     2.769%     3.32    08/06 - 12/10   12/10       (6)

  A-2(3)      AAA     Aaa     $260,782,000       30.000%     7.221%     4.79    12/10 - 11/11   11/11       (6)

  A-3(3)      AAA     Aaa     $101,915,000       30.000%     2.822%     6.87    09/12 - 07/13   07/13       (6)

 A-AB(3)      AAA     Aaa     $125,000,000       30.000%     3.461%     7.44    11/11 - 09/15   09/15       (6)

  A-4(3)      AAA     Aaa    $1,845,339,000      30.000%    51.094%     9.67    09/15 - 06/16   06/16       (6)

 A-1-A(3)     AAA     Aaa      $95,123,000       30.000%     2.634%     9.39    08/06 - 06/16   06/16       (6)

   A-M        AAA     Aaa     $361,165,000       20.000%    10.000%     9.91    06/16 - 06/16   06/16       (6)

   A-J        AAA     Aaa     $261,845,000       12.750%     7.250%     9.92    06/16 - 07/16   07/16       (6)

    B         AA+     Aa1      $27,088,000       12.000%     0.750%     9.99    07/16 - 07/16   07/16       (6)

    C         AA      Aa2      $54,175,000       10.500%     1.500%     9.99    07/16 - 07/16   07/16       (6)

    D         AA-     Aa3      $27,087,000        9.750%     0.750%     9.99    07/16 - 07/16   07/16       (6)

    E         A+       A1      $22,573,000        9.125%     0.625%     9.99    07/16 - 07/16   07/16       (6)

    F          A       A2      $45,146,000        7.875%      1.250%     9.99    07/16 - 07/16   07/16       (6)


                            NON-OFFERED CERTIFICATES

                                                            Approx. %                             Assumed
                                                Approx.    of Cut-off   Weighted                   Final
                                Certificate     Credit        Date      Average     Principal     Payment    Rate
   Class      S&P    Moody's      Balance       Support(1)   Balance     Life(2)    Window(2)     Date(2)     Type
   -----      ---    -------      -------       ----------   -------     -------    ---------     -------     ----

   G(4)        A-      A3       $31,602,000       7.000%     0.875%       9.99    07/16 -  07/16  07/16     (6)

   H(4)       BBB+    Baa1      $45,145,000       5.750%     1.250%       9.99    07/16 -  07/16  07/16     (6)

   J(4)       BBB     Baa2      $40,632,000       4.625%     1.125%       9.99    07/16 -  07/16  07/16     (6)

   K(4)       BBB-    Baa3      $36,116,000       3.625%     1.000%       9.99    07/16 -  07/16  07/16     (6)

   L(4)       BB+      Ba1      $13,544,000       3.250%     0.375%       9.99    07/16 -  07/16  07/16     (6)

   M(4)        BB      Ba2      $18,058,000       2.750%     0.500%       9.99    07/16 -  07/16  07/16     (6)

   N(4)       BB-      Ba3      $18,058,000       2.250%     0.500%       9.99    07/16 -  07/16  07/16     (6)

   O(4)        B+      B1        $4,515,000       2.125%     0.125%       9.99    07/16 -  07/16  07/16     (6)

   P(4)        B       B2       $13,544,000       1.750%     0.375%       9.99    07/16 -  07/16  07/16     (6)
   Q(4)                B3
               B-                $9,029,000       1.500%     0.250%       9.99    07/16 -  07/16  07/16     (6)
   S(4)                NR
               NR               $54,175,137       0.000%     1.500%       9.99    07/16 -  07/16  07/16     (6)
 X(4, (5))    AAA      Aaa    $3,611,656,137       N/A         N/A         N/A         N/A        07/1      (5)

-------------------------------------------

(1) The credit support for the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates is expressed in the aggregate.

(2) As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "Yield and Maturity Considerations--Yield Considerations" in the prospectus supplement.

(3) For purposes of making distributions on the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub pools, sub-pool 1 and sub-pool 2. Sub-pool 1 will consist of 26 mortgage loans, representing approximately 97.4% of the initial mortgage pool balance and includes all mortgage loans other than 8 of the mortgage loans secured by multifamily properties. Sub-pool 2 will consist of 8 mortgage loans, representing 2.6% of the initial mortgage pool balance and includes all but 2 of the mortgage loans that are secured by multifamily properties.

(4) Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(5) The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates as described in the prospectus supplement. The interest rate applicable to each component of the class X certificates for each payment date will be as specified in the prospectus supplement.

(6) For any distribution date, the pass-through rates on the class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

GENERAL CHARACTERISTICS(1)

                                                                     Total Pool       Sub-Pool 1        Sub-Pool 2
                                                                     ----------       ----------        ----------
Initial mortgage pool balance.................................... $3,611,656,138  $3,516,533,007       $95,123,131
Number of mortgage loans.........................................           134              126                 8
Number of mortgaged properties...................................           197              189                 8
Percentage of investment grade shadow rated loans(2).............          5.5%             5.7%              0.0%
Percentage of pari passu loans...................................         14.8%            15.2%              0.0%
Weighted average underwritten debt-service-coverage                       1.36x            1.36x             1.32x
   ratio(3)(4)(5)................................................
Maximum underwritten debt-service-coverage ratio(3)(4)(5)........         2.78x            2.78x             1.54x
Minimum underwritten debt-service-coverage ratio(3)(4)(5)........         1.07x            1.07x             1.19x
Weighted average cut-off date loan-to-value ratio(3)(4)(5).......         71.7%            71.7%             73.3%
Maximum cut-off date loan-to-value ratio(3)(4)(5)................          6.1%            86.1%             85.7%
Minimum cut-off date loan-to-value ratio(3)(4)(5)................         47.4%            47.4%             69.9%
Average cut-off date principal balance...........................   $26,952,658      $27,908,992       $11,890,391
Maximum cut-off date principal balance...........................  $284,400,000     $284,400,000       $27,900,000
Minimum cut-off date principal balance...........................    $1,282,731       $1,282,731        $4,200,000
Weighted average mortgage interest rate(5).......................        5.957%           5.965%            5.657%
Maximum mortgage interest rate...................................        7.965%           7.965%            6.280%
Minimum mortgage interest rate...................................        4.940%           4.940%            5.475%
Percentage of initial pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant
   (certain of such single tenants may have one or more
   sub-tenants at such properties)...............................         17.6%            18.1%              N/A

-------------------------------------------
(1) Unless otherwise noted, the initial mortgage pool balance and all other financial and statistical information provided in this term sheet include the mortgage loans in the trust that are part of a split loan structure and secured by the Investcorp Retail Portfolio properties, the One New York Plaza property, the JP Morgan International Plaza I & II properties, the JQH Hotel Portfolio B2 properties, the Nemours Building property, the Towns of Riverside property, the Lackland Self Storage property and the Centra Portfolio properties (representing approximately 6.9%, 5.5%, 5.4%, 2.1%, 1.6%, 0.8%, 0.3% and 0.3%, respectively, of the initial mortgage pool balance, 7.1%, 5.7%, 5.5%, 2.2%, 1.7%, 0.0%, 0.3% and 0.3%, respectively of the initial sub-pool 1 balance and with respect to the Towns of Riverside mortgage loan, 29.3% of the initial sub-pool 2 balance) but do not include the related pari passu mortgage loans or subordinate mortgage loans that are outside the trust. If any of the mortgage loans is secured by multiple properties, a portion of the principal balance of that mortgage has been allocated to each of those properties as set forth in Annex A to the prospectus supplement. All percentages of initial mortgage pool balances herein are based on allocated loan amounts with respect to mortgage loans secured by multiple properties.

(2) One New York Plaza is an investment grade loan. Moody's and S&P have confirmed that this loan, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade.

(3) For the purpose of calculating underwritten debt-service-coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is outside the trust if those pari passu loans have been funded, and
     (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

(4) With respect to the following mortgage loans, these calculations exclude earnouts, escrows or performance guarantees in the following amounts: Water Tower Place ($1,496,000), Balmoral Centre ($1,225,000), Commerce Centre ($677,431) and Six Quebec ($345,000).

(5) With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama and 900 Holcomb Road properties and The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest rates throughout the life of such loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).

                                 PROPERTY TYPES

                  Number of          Aggregate        % of Initial                          Wtd. Avg.
                  Mortgaged        Cut-off Date       Mortgage Pool                      Cut-off Date LTV
Property Type     Properties     Principal Balance       Balance       Wtd. Avg. DSCR         Ratio
-------------   --------------   -----------------    -------------    --------------    ----------------
Office                      62      $1,725,100,105             47.8%            1.39x               69.6%
Retail                      93       1,256,778,232             34.8              1.31                74.9
Hospitality                 24         399,324,890             11.1              1.43                70.3
Multifamily                 10         150,123,131              4.2              1.28                72.6
Industrial                   5          43,215,720              1.2              1.32                72.2
Self-Storage                 2          29,503,909              0.8              1.29                77.1
Other                        1           7,610,152              0.2              1.31                74.2
                --------------   -----------------    -------------    --------------    ----------------
                           197      $3,611,656,138            100.0%             1.36x              71.7%
                ==============   =================    =============

                               PROPERTY LOCATIONS

                       Number of                             % of Initial                  Wtd. Avg.
                       Mortgaged      Aggregate Cut-off      Mortgage Pool    Wtd. Avg.   Cut-off Date
Property Location      Properties   Date Principal Balance      Balance         DSCR       LTV Ratio
--------------------   ----------   ----------------------   -------------    ---------   ------------
Texas                          39             $640,603,903            17.7%        1.35x          74.8%
New York                        6              506,050,000            14.0         1.38           61.3
California                     23              464,453,592            12.9         1.32           72.8
New Jersey                      4              264,100,000             7.3         1.52           76.6
District of Columbia            1              155,000,000             4.3         1.44           66.0
Florida                        12              140,421,901             3.9         1.46           69.7
Arizona                         8              125,990,000             3.5         1.23           72.7
Minnesota                       7              121,919,971             3.4         1.38           75.9
Puerto Rico                     1              120,000,000             3.3         1.42           79.5
Ohio                            3              113,985,145             3.2         1.24           79.4
Other States (1)               93              959,131,627            26.6         1.33           72.0
                       ----------   ----------------------   -------------    ---------   ------------
                              197           $3,611,656,138           100.0%        1.36x          71.7%
                       ==========   ======================   =============

-------------------------------------------
(1) Includes 29 states.

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                   Aggregate Cut-off Date           % of Initial
Range of Cut-off Date Balances ($)   Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
----------------------------------   ------------------------         -----------------        ---------------------
     Less than 2,500,001                         9                       $16,838,285                     0.5%
     2,500,001 - 5,000,000                      20                        78,716,160                     2.2
     5,000,001 - 7,500,000                      14                        91,267,418                     2.5
     7,500,001 - 10,000,000                     16                       136,140,077                     3.8
     10,000,001 - 15,000,000                    16                       199,539,024                     5.5
     15,000,001 - 20,000,000                    14                       248,844,282                     6.9
     20,000,001 - 25,000,000                    12                       269,717,203                     7.5
     25,000,001 - 50,000,000                    17                       539,225,000                    14.9
     50,000,001 - 75,000,000                     2                       112,900,000                     3.1
     75,000,001 - 100,000,000                    6                       509,808,510                    14.1
     100,000,001 - 150,000,000                   2                       241,200,000                     6.7
     150,000,001 - 200,000,000                   5                       919,060,178                    25.4
     200,000,001 - 250,000,000                   1                       248,400,000                     6.9
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The average Cut-off Date principal balance is $26,952,658.

                                 MORTGAGE RATES

                                                                   Aggregate Cut-off Date           % of Initial
    Range of Mortgage Rates (%)      Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    ---------------------------      ------------------------         -----------------        ---------------------
          Less than 5.249                        2                   $   202,582,427                     5.6%
           5.250 - 5.499                         6                       148,343,787                     4.1
           5.500 - 5.749                        26                     1,051,019,283                    29.1
           5.750 - 5.999                        32                       623,661,774                    17.3
           6.000 - 6.249                        31                       943,439,614                    26.1
           6.250 - 6.499                        18                       226,016,474                     6.3
           6.500 - 6.749                         8                       155,956,129                     4.3
           6.750 - 6.999                         2                        24,469,652                     0.7
           7.000 - 7.249                         4                        45,966,997                     1.3
           7.250 - 7.499                         3                       109,100,000                     3.0
           7.500 - 7.749                         1                        58,600,000                     1.6
           7.750 - 7.999                         1                        22,500,000                     0.6
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average mortgage rate is 5.957%. With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama and 900 Holcomb Road properties and The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest interest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).

                          DEBT-SERVICE-COVERAGE RATIOS

                                                                   Aggregate Cut-off Date           % of Initial
          Range of DSCRs             Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
          --------------             ------------------------         -----------------        ---------------------
          Less than 1.10                         3                      $189,250,000                     5.2%
           1.10 - 1.1999                        18                       331,635,788                     9.2
           1.20 - 1.2999                        46                       821,741,005                    22.8
           1.30 - 1.3999                        28                       775,166,828                    21.5
           1.40 - 1.4999                        18                       995,432,860                    27.6
           1.50 - 1.7499                        13                       438,421,113                    12.1
           1.75 - 1.9999                         4                        37,338,893                     1.0
           2.00 - 2.4999                         3                        17,169,652                     0.5
           2.75 - 2.9999                         1                         5,500,000                     0.2
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average debt-service-coverage ratio is 1.36x. With respect to the mortgage loans secured by the Towns of Riverside property, the Alanza Brook Apartments property, the 1544 Old Alabama and 900 Holcomb Road properties and The Moorings property, which have interest rates that step up during the term of the mortgage loan, information with respect to the interest rates on the mortgage loans (including without limitation for purposes of calculating the weighted average mortgage interest rates and debt service coverage ratios) is presented in this term sheet as if the mortgage loans pay at their highest interest rates throughout the life of such mortgage loans (5.475%, 5.475%, 7.965% and 5.520%, respectively).


                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

             Range of                                              Aggregate Cut-off Date           % of Initial
    Cut-off Date LTV Ratios (%)      Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    ---------------------------      ------------------------         -----------------        ---------------------
          Less than 55.00                        6                      $281,219,652                     7.8%
           55.01 - 60.00                         6                        54,456,101                     1.5
           60.01 - 65.00                         9                       203,789,110                     5.6
           65.01 - 70.00                        29                       744,904,195                    20.6
           70.01 - 75.00                        34                       700,635,972                    19.4
           75.01 - 80.00                        43                     1,453,716,107                    40.3
           80.01 - 85.00                         4                       135,725,000                     3.8
           85.01 - 90.00                         3                        37,210,000                     1.0
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average cut-off date loan-to-value ratio is 71.7%.

                               AMORTIZATION TYPES

                                                                   Aggregate Cut-off Date           % of Initial
         Amortization Type           Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
         -----------------           ------------------------         -----------------        ---------------------
Interest Only, Then Amortizing                  76                    $1,555,543,000                     43.1%
Interest Only                                   21                     1,401,569,000                     38.8
Amortizing                                      36                       627,544,138                     17.4
Interest Only, Then Amortizing,
   Then Hyperamortizing                          1                        27,000,000                      0.7
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                    100.0%
                                     ========================         =================        =====================

                           ORIGINAL TERMS TO MATURITY

             Range of                                              Aggregate Cut-off Date           % of Initial
Original Terms to Maturity (months)  Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
-----------------------------------  ------------------------         -----------------        ---------------------
              0 - 60                            10                      $271,265,237                     7.5%
              61 - 96                            5                       117,200,000                     3.2
             109 - 122                         119                     3,223,190,900                    89.2
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                   100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average original term to maturity is 114 months.

                           REMAINING TERMS TO MATURITY

        Range of Remaining                                         Aggregate Cut-off Date           % of Initial
    Terms to Maturity (months)       Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    --------------------------       ------------------------         -----------------        ---------------------
              0 - 60                            10                      $271,265,237                      7.5%
              61 - 96                            5                       117,200,000                      3.2
             97 - 108                            2                         6,216,035                      0.2
             109 - 120                         117                     3,216,974,865                     89.1
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                    100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average remaining term to maturity is 112 months.

                           ORIGINAL AMORTIZATION TERMS

         Range of Original                                         Aggregate Cut-off Date           % of Initial
    Amortization Terms (months)      Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    ---------------------------      ------------------------         -----------------        ---------------------
           Interest Only                        21                    $1,401,569,000                     38.8%
             151 - 240                           2                         4,414,807                      0.1
             241 - 360                         109                     1,925,612,152                     53.3
             361 - 503                           2                       280,060,178                      7.8
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                    100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average original amortization term is 358 months.

                       REMAINING STATED AMORTIZATION TERMS

        Range of Remaining                                         Aggregate Cut-off Date           % of Initial
    Amortization Terms (months)      Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
    ---------------------------      ------------------------         -----------------        ---------------------
           Interest Only                        21                    $1,401,569,000                     38.8%
             151 - 240                           2                         4,414,807                      0.1
             241 - 360                         109                     1,925,612,152                     53.3
             361 - 503                           2                       280,060,178                      7.8
                                     ------------------------         -----------------        ---------------------
                                               134                    $3,611,656,138                    100.0%
                                     ========================         =================        =====================

-------------------------------------------
The weighted average remaining amortization term is 357 months.

                                    LOCKBOXES

                                                                   Aggregate Cut-off Date           % of Initial
           Lockbox Type              Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
           ------------              ------------------------         -----------------        ---------------------
               Hard                             52                     $2,624,580,118                   72.7%
               Soft                              7                       $227,803,909                    6.3%
             Springing                           1                        $92,328,510                    2.6%

                                  ESCROW TYPES

                                                                   Aggregate Cut-off Date           % of Initial
          Escrow Type(1)             Number of Mortgage Loans         Principal Balance        Mortgage Pool Balance
          --------------             ------------------------         -----------------        ---------------------
TI/LC(2)                                        64                    $1,669,131,145                    55.2%
Real Estate Tax                                111                    $2,422,777,080                    67.1%
Insurance                                      107                    $2,421,293,043                    67.0%
Replacement Reserve                            101                    $2,132,727,258                    59.1%

-------------------------------------------
(1)  Includes initial and ongoing reserves and escrows.
(2) The statistical information for the TI/LC Reserve percentage of initial mortgage pool balance does not include mortgage loans secured by hospitality, multifamily, self-storage or other (parking) properties.


                          PREPAYMENT PROVISION SUMMARY

                                          Number of Mortgage   Aggregate Cut-off Date       % of Initial
Prepayment Type                                 Loans            Principal Balance      Mortgage Pool Balance
---------------------------------------   ------------------   ----------------------   ---------------------
Lockout/Defeasance                                       115           $3,278,118,665                    90.8%
Lockout/Defeasance or Yield Maintenance                    5              159,375,374                     4.4
Lockout/Greater of Percentage or Yield                    12              141,822,098                     3.9
Maintenance
Greater of YM and Declining Fee                            2               32,340,000                     0.9
                                          ------------------   ----------------------   ---------------------
                                                         134           $3,611,656,138                   100.0%
                                          ==================   ======================   =====================


                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 1

                                          Number of Mortgage   Aggregate Cut-off Date      % of Initial
Prepayment Type                                 Loans            Principal Balance      Sub-Pool 1 Balance
---------------------------------------   ------------------   ----------------------   ------------------
Lockout/Defeasance                                       108           $3,191,335,534                 90.8%
Lockout/Defeasance or Yield Maintenance                    5              159,375,374                  4.5
Lockout/Greater of Percentage or Yield                    12              141,822,098                  4.0
Maintenance
Greater of YM and Declining Fee                            1               24,000,000                  0.7
                                          ------------------   ----------------------   ------------------
                                                         134           $3,516,533,007                100.0%
                                          ==================   ======================   ==================


                   PREPAYMENT PROVISION SUMMARY FOR SUB-POOL 2

                                  Number of Mortgage   Aggregate Cut-off Date      % of Initial
Prepayment Type                         Loans            Principal Balance      Sub-Pool 2 Balance
-------------------------------   ------------------   ----------------------   ------------------
Lockout/Defeasance                                 7              $86,783,131                 91.2%
Greater of YM and Declining Fee                    1                8,340,000                  8.8
-------------------------------   ------------------   ----------------------   ------------------
                                                   8              $95,123,131                100.0%
-------------------------------   ==================   ======================   ==================


                        MORTGAGE POOL PREPAYMENT PROFILE

                                                         % of
                                      Aggregate       Remaining     % of Remaining
                                      Beginning     Mortgage Pool    Mortgage Pool
                                     Principal         Balance         Balance -     % of Remaining
                    Months Since       Balance        -Lockout/          Yield        Mortgage Pool
   Date             Cut-off Date    (millions)(1)   Defeasance(2)   Maintenance(3)   Balance - Open        % Total
-----------         ------------    -------------   -------------   --------------   --------------        -------
August 2006                 1         $3,612              99.1%           0.9%              0.0%            100.0%
August 2007                13         $3,605              99.1%           0.9%              0.0%            100.0%
August 2008                25         $3,595              91.5%           8.5%              0.0%            100.0%
August 2009                37         $3,579              91.5%           8.5%              0.0%            100.0%
August 2010                49         $3,557              91.1%           7.9%              1.0%            100.0%
August 2011                61         $3,266              92.1%           7.6%              0.2%            100.0%
August 2012                73         $3,231              92.0%           7.7%              0.4%            100.0%
August 2013                85         $3,095              92.0%           8.0%              0.0%            100.0%
August 2014                97         $3,062              92.0%           8.0%              0.0%            100.0%
August 2015               109         $3,021              89.4%           8.0%              2.6%            100.0%
August 2016               121             $0               0.0%           0.0%              0.0%              0.0%

-------------------------------------------
(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Includes the mortgage loan secured by the Alpine Valley Center property, representing approximately 0.3% of the initial mortgage pool balance and 0.4% of the initial Sub-Pool 1 Balance, which provides for a lockout period followed by a period where defeasance is allowed and in addition, in connection with a partial release of the mortgaged property, provides for partial defeasance or partial prepayment with the payment of a yield maintenance premium.
(3) Includes (a) twelve mortgage loans that provide for prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, (b) five mortgage loans that provide for defeasance or prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, and (c) two mortgage loans that provide for prepayment with the payment of the greater of a fee that declines to zero over the life of the mortgage loan and a yield maintenance premium.

                          SUB-POOL 1 PREPAYMENT PROFILE

                                                         % of
                                      Aggregate       Remaining     % of Remaining
                                      Beginning       Sub-Pool 1      Sub-Pool 1
                                     Principal         Balance         Balance -      % of Remaining
                    Months Since       Balance        -Lockout/          Yield         Sub-Pool 1
    Date            Cut-off Date    (millions)(1)   Defeasance(2)   Maintenance(3)   Balance - Open      % Total
-----------         ------------    -------------   -------------   --------------   --------------      -------
August 2006                 1         $3,517              99.3%           0.7%              0.0%          100.0%
August 2007                13         $3,510              99.3%           0.7%              0.0%          100.0%
August 2008                25         $3,500              91.5%           8.5%              0.0%          100.0%
August 2009                37         $3,484              91.5%           8.5%              0.0%          100.0%
August 2010                49         $3,462              91.1%           7.9%              1.0%          100.0%
August 2011                61         $3,172              92.2%           7.6%              0.2%          100.0%
August 2012                73         $3,137              92.0%           7.6%              0.4%          100.0%
August 2013                85         $3,006              92.1%           7.9%              0.0%          100.0%
August 2014                97         $2,974              92.0%           8.0%              0.0%          100.0%
August 2015               109         $2,935              89.3%           8.0%              2.7%          100.0%
August 2016               121             $0               0.0%           0.0%              0.0%            0.0%

-------------------------------------------
(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Includes the mortgage loan secured by the Alpine Valley Center property, representing approximately 0.3% of the initial mortgage pool balance and 0.4% of the initial Sub Pool 1 Balance, which provides for a lockout period followed by a period where defeasance is allowed and in addition, in connection with a partial release of the mortgaged property, provides for partial defeasance or partial prepayment with the payment of a yield maintenance premium.
(3) Includes (a) twelve mortgage loans that provide for prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, (b) five mortgage loans that provide for defeasance or prepayment with the payment of the greater of a specified percentage and a yield maintenance premium, and (c) one mortgage loans that provide for prepayment with the payment of the greater of a fee that declines to zero over the life of the mortgage loan and a yield maintenance premium.

                          SUB-POOL 2 PREPAYMENT PROFILE

                                                         % of
                                      Aggregate       Remaining     % of Remaining
                                      Beginning       Sub-Pool 2      Sub-Pool 2
                                      Principal         Balance        Balance -     % of Remaining
                    Months Since       Balance        -Lockout/          Yield         Sub-Pool 1
      Date          Cut-off Date    (millions)(1)     Defeasance    Maintenance(2)   Balance - Open      % Total
------------        ------------    -------------     ----------    --------------   --------------      -------
August 2006                 1            $95              91.2%           8.8%              0.0%          100.0%
August 2007                13            $95              91.2%           8.8%              0.0%          100.0%
August 2008                25            $95              91.2%           8.8%              0.0%          100.0%
August 2009                37            $95              91.3%           8.7%              0.0%          100.0%
August 2010                49            $95              91.4%           8.6%              0.0%          100.0%
August 2011                61            $94              91.5%           8.5%              0.0%          100.0%
August 2012                73            $94              91.6%           8.4%              0.0%          100.0%
August 2013                85            $89              91.3%           8.7%              0.0%          100.0%
August 2014                97            $88              91.3%           8.7%              0.0%          100.0%
August 2015               109            $86              91.3%           8.7%              0.0%          100.0%
August 2016               121             $0               0.0%           0.0%              0.0%            0.0%

-------------------------------------------
(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity and that all earnout amounts were released to the borrower. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement.
(2) Includes one mortgage loan that provides for prepayment with the payment of the greater of a fee that declines to zero over the life of the mortgage loan and a yield maintenance premium.

GCCFC 2006-GG7

TRANSACTION TERMS
-----------------------------------------------------------------------------------------------

Issue Type................... Sequential Pay REMIC

Cut-off Date................. All mortgage loan characteristics are based on balances as of the relevant cut-off date after application of all payments due on or before that date (whether or not received).  The cut-off date for each mortgage loan that pays in July 2006 will be its payment date in July.  The cut-off date for any other mortgage loan will be July 6, 2006.  All percentages presented herein are approximate.

Mortgage Pool................ The mortgage pool consists of 134 mortgage loans with an aggregate cut-off date balance of $3,611,656,138 subject to a variance of +/- 5%.  The mortgage loans are secured by 197 mortgaged real properties located throughout 37 states,
                              Washington, D.C. and Puerto Rico.  For purposes of making
                              distributions on the class A-1, class A-2, class A-3,
                              class A-AB, class A-4 and class A-1-A certificates, the pool of mortgage loans will be deemed to consist of two distinct sub pools, sub-pool 1 and sub-pool 2.  Sub-pool 1 will consist of
                              126 mortgage loans, representing approximately 97.4% of the initial mortgage pool balance and includes all mortgage loans other than 8 of the mortgage loans secured by multifamily
                              properties.  Sub-pool 2 will consist of 8 mortgage loans,
                              representing 2.6% of the initial mortgage pool balance and includes all but 2 of the mortgage loans that are secured by multifamily properties.

Depositor.................... Greenwich Capital Commercial Funding Corp.

Mortgage Loan Sellers and
  Sponsors................... Greenwich Capital Financial Products, Inc. and
                              Goldman Sachs Mortgage Company

Underwriters................. Goldman, Sachs & Co. and Greenwich Capital
                              Markets, Inc. as Co-Lead Bookrunning Managers

                              Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated, Morgan Stanley & Co. Incorporated and Wachovia
                              Capital Markets, LLC, as Co-Managers

Trustee...................... LaSalle Bank National Association

Master Servicer.............. Midland Loan Services, Inc.

Special Servicer............. LNR Partners, Inc.

Rating Agencies.............. Moody's Investors Service, Inc. and Standard and Poor's Ratings
                              Services, a division of The McGraw-Hill Companies, Inc.

Denominations................ $25,000 minimum for the offered certificates.

Closing Date................. On or about July 12, 2006.

Settlement Terms............. Book-entry through DTC for all offered certificates.

Determination Date........... The sixth day of each month, or if such sixth day is not a business day, the next succeeding business day.

Payment Date................. The tenth day of each month, or if such tenth day is not a business day, the next succeeding business day, provided that the payment date will be at least four business days following the determination date.

Interest Distributions....... Each class of offered certificates will be entitled on each payment date to interest accrued at its
                              pass-through rate for such payment date on the
                              outstanding certificate balance of such class during the
                              prior calendar month. Interest on the offered
                              certificates will be calculated on the basis of twelve
                              30-day months and a 360-day year. Generally, interest
                              will be distributed concurrently on each payment date to
                              the class A-1, class A-2, class A-3, class A-AB, class
                              A-4, class A-1-A and class X certificates in the manner
                              set forth in the previous sentence, as follows: (a) to
                              the extent of available funds attributable to mortgage
                              loans in sub-pool 1 and/or sub-pool 2, to the class X
                              certificates, (b) to the extent of available funds
                              attributable to mortgage loans in sub-pool 1, to the
                              class A-1, class A-2, class A-3, class A-AB and class
                              A-4 certificates and (c) to the extent of available
                              funds attributable to the mortgage loans in sub-pool 2,
                              to the class A-1-A certificates, in each case up to the
                              amount such class is entitled. If interest related to
                              either sub-pool 1 or sub-pool 2 is insufficient to pay
                              interest on class A-1, class A-2, class A-3, class A-AB,
                              class A-4, class A-1-A and class X certificates in the
                              manner set forth in the previous sentence, interest
                              related to the entire mortgage pool will be used to pay
                              interest on those certificates on a pro rata basis.
                              After the class A-1, class A-2, class A-3, class A-AB,
                              class A-4, class A-1-A and class X certificates are paid
                              all amounts to which they are entitled, interest will be
                              distributed, to the extent of available funds related to
                              the entire mortgage pool, to the class A-M through class
                              S certificates in sequential order of class designations.

Principal Distributions...... Generally, distributions of principal received with respect to the mortgage loans in sub-pool 1 will be
                              distributed on each payment date, to the extent of
                              available funds, to the class A-AB certificates in
                              reduction of their certificate balance to the planned
                              certificate balance for such payment date, then to the
                              class A-1, class A-2, class A-3, class A-AB and class
                              A-4 certificates, in that order, until the certificate
                              balance of each class has been reduced to zero, and then
                              to the class A-1-A certificates until their certificate
                              balance is reduced to zero. Generally, distributions of
                              principal with respect to the mortgage loans in sub-pool
                              2 will be distributed on each payment date, to the
                              extent of available funds, to the class A-1-A
                              certificates until their certificate balance is reduced
                              to zero, then to the class A-AB certificates in
                              reduction of their certificate balance to the planned
                              certificate balance for such payment date and then to
                              the class A-1, class A-2, class A-3, class A-AB and
                              class A-4 certificates, in that order, until the
                              certificate balance of each class has been reduced to
                              zero. After the class A-1, class A-2, class A-3, class
                              A-AB, class A-4 and class A-1-A certificates are paid
                              all principal amounts to which they are entitled, the
                              remaining available funds for the entire mortgage pool
                              will be distributed to the class A-M through class S
                              certificates sequentially until the certificate balance
                              of each class is reduced to zero. If, due to losses, the
                              certificate balances of the class A-M through class S
                              certificates are reduced to zero, payments of principal
                              to the class A-1, class A-2, class A-3, class A-AB,
                              class A-4 and class A-1-A certificates will be made on a
                              pro rata basis.

Losses....................... Realized losses and additional trust fund expenses, if any, will be allocated to the class
                              S, class Q, class P, class O, class N, class M,
                              class L, class K, class J, class H, class G, class
                              F, class E, class D, class C, class B, class A-J
                              and class A-M certificates, in that order, and
                              then, pro rata, to the class A-1, class A-2, class
                              A-3, class A-AB, class A-4 and class A-1-A
                              certificates.

Prepayment Premiums and
  Yield Maintenance Charges.. Any prepayment premiums or yield maintenance charges collected will be distributed to certificateholders on
                              the payment date following the collection period in
                              which the prepayment occurred. On each payment date, the
                              holders of any class of offered certificates and class
                              G, class H, class J and class K certificates that are
                              then entitled to principal distributions will be
                              entitled to a portion of prepayment premiums or yield
                              maintenance charges in an amount equal to the product of
                              (a) the amount of the prepayment premiums or yield
                              maintenance charges net of workout fees and liquidation
                              fees payable from the relevant mortgage loan, multiplied
                              by (b) a fraction, the numerator of which is equal to
                              the excess, if any, of the pass-through rate for that
                              class of certificates over the relevant discount rate,
                              and the denominator of which is equal to the excess, if
                              any, of the mortgage interest rate of the prepaid
                              mortgage loan over the relevant discount rate,
                              multiplied by (c) (A) with respect to any class A-1,
                              class A-2, class A-3, class A-AB, class A-4 and class
                              A-1-A certificates, a fraction, the numerator of which
                              is equal to the amount of principal from the sub-pool of
                              which the mortgage loan is a part payable to that class
                              of certificates on that payment date, and the
                              denominator of which is the portion of the Total
                              Principal Payment Amount from the sub-pool of which the
                              mortgage loan is a part for that payment date, and (B)
                              with respect to any class A-M, class A-J, class B, class
                              C, class D, class E, class F, class G, class H, class J
                              and class K certificates, a fraction, the numerator of
                              which is equal to the amount of principal payable to
                              that class of certificates on that payment date, and the
                              denominator of which is the Total Principal Payment
                              Amount for that payment date.

                              The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class X certificates.

Advances..................... The master servicer and, if it fails to do so, the trustee and, if it fails to do so, the fiscal
                              agent, will be obligated to make P&I advances and
                              servicing advances, including delinquent property
                              taxes and insurance, but only to the extent that
                              such advances are deemed recoverable and in the
                              case of P&I advances, subject to appraisal
                              reductions that may occur. For some of the
                              mortgage loans that are part of a split loan
                              structure, the master servicer or special servicer
                              of another securitization may make servicing
                              advances for the loans included in our trust.

Appraisal Reductions......... An appraisal reduction generally will be created in the amount, if any, by which the principal balance of a
                              required appraisal loan (plus other amounts overdue or
                              advanced in connection with such loan) exceeds 90% of
                              the appraised value of the related mortgaged property
                              plus certain escrows and reserves (including letters of
                              credit) held with respect to the mortgage loan. As a
                              result of calculating an appraisal reduction amount for
                              a given mortgage loan, the interest portion of any P&I
                              advance for such loan will be reduced, which will have
                              the effect of reducing the amount of interest available
                              for distribution to the certificates in reverse
                              alphabetical order of the classes. A required appraisal
                              loan will cease to be a required appraisal loan when the
                              related mortgage loan has been brought current for at
                              least three consecutive months and no other
                              circumstances exist which would cause such mortgage loan
                              to be a required appraisal loan.

Optional Termination......... The depositor, master servicer, the special servicer and certain certificateholders will have the option to
                              terminate the trust, in whole but not in part, and
                              purchase the remaining assets of the trust on or after
                              the payment date on which the stated principal balance
                              of the mortgage loans then outstanding is less than 1.0%
                              of the initial mortgage pool balance. Such purchase
                              price will generally be at a price equal to the unpaid
                              aggregate principal balance of the mortgage loans (or
                              fair market value in the case of REO Properties), plus
                              accrued and unpaid interest and certain other additional
                              trust fund expenses, as described in the prospectus
                              supplement. In addition, after the certificate balance
                              of the class A-1 through class F certificates has been
                              reduced to zero, the trust may also be terminated, if
                              all of the remaining series 2006-GG7 certificates
                              (excluding class R-I, class R-II and class V) are held
                              by a single certificateholder. At that time, the single
                              certificateholder may exchange all of the then
                              outstanding series 2006-GG7 certificates (excluding
                              class R-I, class R-II and class V) for the mortgage
                              loans remaining in the trust.

Controlling Class............ The holders of the most subordinate class of series 2006-GG7 certificates then outstanding, other than the class X,
                              class R-I, class R-II and class V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance will be the controlling class;
                              provided, however, with respect to certain issues related to the mortgage loans that are part of a split structure, the holder of the majority interest of the related subordinated or pari passu companion loan may have certain rights to direct the special servicer with respect to servicing matters or replace the special servicer, as described in the prospectus supplement.

Tenants...................... References in this term sheet to the rating of a tenant may refer to the rating of a parent of the
                              actual tenant and the rated entity may not be a
                              party to that lease or guarantee the lease.

ERISA........................ The offered certificates are expected to be ERISA eligible.

SMMEA........................ The class A-1, class A-2, class A-3, class A-AB, class A-4, class A-1-A, class A-M, class A-J,
                              class B, class C and class D certificates are
                              expected to be "mortgage-related securities" for
                              the purposes of SMMEA so long as they remain rated
                              in one of the two highest rating categories by a
                              nationally recognized statistical rating
                              organization.

None of the offered certificates or the mortgage loans included in the trust are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

                           Ten Largest Mortgage Loans

                                                                    % of
                                                     Cut-off      Initial                                            Cut-Off
                                      Mortgaged        Date       Mortgage             Property     Loan              Date
                                         Real       Principal       Pool     Property    Size    Balance Per           LTV
Loan Name                             Properties     Balance      Balance      Type      (SF)      SF/Room    DSCR    Ratio
------------------------------------  ----------  --------------  --------   --------  --------  -----------  -----  -------
Investcorp Retail Portfolio                   29    $248,400,000       6.9%   Retail   2,798,308     $111.57  1.45x     76.9%
One New York Plaza                             1     200,000,000       5.5    Office   2,416,887     $165.50  1.39x     50.0%
JP Morgan International Plaza I & II           1     194,060,178       5.4    Office    756,851      $256.40  1.33x     72.4%
55 Corporate Drive                             1     190,000,000       5.3    Office    669,704      $283.71  1.57x     76.0%
350 Madison Avenue                             1     180,000,000       5.0    Office    383,927      $468.84  1.40x     69.2%
Portals I                                      1     155,000,000       4.3    Office    475,975      $325.65  1.44x     66.0%
Pacific Center                                 1     121,200,000       3.4    Office    438,960      $276.11  1.22x     78.2%
Montehiedra Town Center                        1     120,000,000       3.3    Retail    540,490      $222.02  1.42x     79.5%
The Strip                                      1      92,328,510       2.6    Retail    782,611      $117.97  1.18x     79.4%
Johnson Medical Office Portfolio              13      91,730,000       2.5    Office    787,586      $116.47  1.69x     64.2%
                                      ----------  --------------  --------                                    -----  -------
                                              50  $1,592,718,688      44.1%                                   1.41x     70.6%
                                      ==========  ==============  ========

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - INVESTCORP RETAIL PORTFOLIO
--------------------------------------------------------------------------------

                 Property Information                                      Mortgage Loan Information
Number of Mortgaged Real Properties                 29       Originator                                           GSCMC
Location (City/State)                   Various, Texas       Cut-off Date Principal Balance                $248,400,000
Property Type                                   Retail       Cut-off Date Principal Balance PSF/Unit            $111.57
Size (sf)                                    2,798,308       Percentage of Initial Mortgage Pool Balance           6.9%
Percentage Leased as of February 1, 2006         92.8%       Number of Mortgage Loans                                 1
Year Built                                     Various       Type of Security                                Fee Simple
Appraisal Value                           $406,100,000       Mortgage Rate                                       5.734%
Underwritten Occupancy                           92.6%       Original Term to Maturity (Months)                     119
Underwritten Revenues                      $40,358,146       Original Amortization Term (Months)          Interest Only
Underwritten Total Expenses                $12,174,094       Cut-off Date LTV Ratio(1)                            76.9%
Underwritten Net Operating Income (NOI)    $28,184,052       LTV Ratio at Maturity(1)                             75.6%
Underwritten Net Cash Flow (NCF)           $26,368,518       Underwritten DSCR on NOI(1)                          1.55x
                                                             Underwritten DSCR on NCF(1)                          1.45x

(1) The Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten DSCR on NOI and Underwritten DSCR on NCF are calculated based on the Investcorp Retail Portfolio Whole Loan. The annual debt service on the Investcorp Retail Portfolio Companion Loan is calculated using a LIBOR assumption of 5.18%.

o The Loan. The mortgage loan (the "Investcorp Retail Portfolio Loan") is evidenced by a single fixed rate note and is secured by six first mortgages encumbering 29 retail properties located in Texas (the "Investcorp Retail Portfolio Properties"). The Investcorp Retail Portfolio Loan was originated on April 25, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Investcorp Retail Portfolio Loan represents approximately 6.9% of the initial mortgage pool balance, had an original principal balance of $248,400,000, has an outstanding principal balance as of the cut-off date of $248,400,000 and has an interest rate of 5.734%. The fixed rate note evidencing the Investcorp Retail Portfolio Loan is divided into two components, a senior fixed rate component, having an initial principal balance of $125,400,000 (the "Senior Investcorp Fixed Rate Component"), and a subordinate fixed rate component, having an initial principal balance of $123,000,000 (the "Subordinate Investcorp Fixed Rate Component"). The Senior Investcorp Fixed Rate Component is pari passu with the Investcorp Retail Portfolio Companion Loan. The proceeds from the Investcorp Retail Portfolio Loan, together with the Investcorp Retail Portfolio Companion Loan, were used to finance the acquisition of the Investcorp Retail Portfolio Properties.

      The Investcorp Retail Portfolio Loan is the fixed rate portion of a whole mortgage loan with an original principal amount of $312,200,000 (the "Investcorp Retail Portfolio Whole Loan"). The companion loan to the Investcorp Retail Portfolio Loan is a floating rate loan evidenced by a separate floating rate note with an interest rate of LIBOR + 0.60% per annum and an outstanding principal balance as of the cut-off date of $63,800,000 (the "Investcorp Retail Portfolio Companion Loan"). The maturity date of the Investcorp Retail Portfolio Companion Loan is initially the payment date in April 2008 subject to three one-year extension options. The Investcorp Retail Portfolio Companion Loan will not be an asset of the trust. The Investcorp Retail Portfolio Loan and the Investcorp Retail Portfolio Companion Loan (collectively, the "Investcorp Retail Portfolio Loan Group") are governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the Mortgage Pool-Split Loan Structure" and will be serviced pursuant to the terms of the 2006-GG7 pooling and servicing agreement.

      Amounts received in respect of interest on the Investcorp Retail Portfolio Whole Loan during an event of default will be applied first to the Senior Investcorp Fixed Rate Component and the Investcorp Retail Portfolio Companion Loan, pro-rata and on a pari passu basis in proportion to the respective amounts of interest then due and payable, and second to the Subordinate Investcorp Fixed Rate Component. Amounts received in respect of principal on the Investcorp Retail Portfolio Whole Loan during an event of default, the net proceeds of the collateral securing the Investcorp Retail Portfolio Whole Loan, the net proceeds of casualty and title insurance policies and awards from condemnation will be applied first to the reduction of the principal balance of the Senior Investcorp Fixed Rate Component and the principal balance of the Investcorp Retail Portfolio Companion Loan, pro-rata and on a pari passu basis in proportion to their respective then outstanding principal balances, and then to the reduction of the principal balance of the Subordinate Investcorp Fixed Rate Component. Losses on the Investcorp Retail Portfolio Whole Loan shall be allocated initially to the Subordinate Investcorp Fixed Rate Component. Any loss in excess of the Subordinate Investcorp Fixed Rate Component balance, which is initially $123,000,000, shall be allocated to the Senior Investcorp Fixed Rate Component and the Investcorp Retail Portfolio Companion Loan pro-rata based on the then outstanding balances on the Senior Investcorp Fixed Rate Component and the Investcorp Retail Portfolio Companion Loan.

-------------------------------------------------------------------------------
                                     |         Investcorp Retail
    Senior Investcorp Fixed          |       Portfolio Companion
     Rate Component                  |    Loan (floating rate note)
        $125,400,000                 |           $63,800,000
       Rate = 5.734%                 |         Rate = LIBOR = .60%
-------------------------------------------------------------------------------

                  Subordinate Investcorp Fixed Rate Component
                                  $123,000,000
                                 Rate = 5.734%

-------------------------------------------------------------------------------

      The Investcorp Retail Portfolio Loan has an initial term of 119 months and has a remaining term of 117 months. The scheduled maturity date is the payment date in April 2016. Voluntary prepayment of the Investcorp Retail Portfolio Loan is prohibited until the payment date in January 2016. Defeasance and release of one or more of the Investcorp Retail Portfolio Properties are permitted with respect to the Investcorp Retail Portfolio Loan as described under "Defeasance and Release of Properties" below.

o The Properties. The Investcorp Retail Portfolio Properties consist of 29 retail properties. The Investcorp Retail Portfolio Properties are located in the three largest metropolitan areas in Texas, with 15 shopping centers located in Houston (approximately 1,575,241 sf), 11 shopping centers in Dallas (approximately 859,533 sf) and 3 shopping centers in San Antonio (approximately 363,534 sf).

      Westgate Marketplace is an approximately 300,707 sf grocery-anchored retail property. The Westgate Marketplace Property is located within the northeast quadrant of Interstate 10 and Fry Road and lies within the Southwest submarket of Houston. Built in 2000, the property is approximately 97.9% occupied with 25 tenants including Kohl's, HEB Grocery, and Oshman's Sporting Goods. According to the appraisal, the Westgate Marketplace Property's five-mile trade area has an average household income of approximately $86,900 and a population of approximately 138,845.

      Market at First Colony is an approximately 107,301 sf grocery, shadow-anchored retail property. The Market at First Colony Property is located at the northeast corner of Williams Trace Boulevard and State Highway 6 South. Built in 1988, the property is approximately 96.5% occupied with 34 tenants including Kroger, T.J. Maxx and Sprint. According to the appraisal, the Market at First Colony Property's five-mile trade area has an average household income of approximately $99,445 and a population of approximately 179,676.

      Village at Blanco is an approximately 108,325 sf grocery-anchored retail property. The Village at Blanco Property is located on the south side feeder road of Loop 1604 at Blanco Road, approximately two miles west of McAllister Freeway, in the North Central sector of San Antonio, Texas. Built in 2000, the property is approximately 100.0% occupied with 16 tenants including HEB Grocery, Hollywood Video and Sprint PCS. According to the appraisal, the Village at Blanco Property's five-mile trade area has an average household income of approximately $94,428 and a population of approximately 149,233.

      The following table presents certain information relating to the Investcorp Retail Portfolio Properties:


                                                       Whole Loan
                                         Allocated      Allocated     Year
     Property Name           City       Loan Amount    Loan Amount     Built   Square Feet   Occupancy    Anchor(s)
----------------------    -----------  ------------   ------------    -----    ----------    ---------   ------------
Westgate Marketplace      Houston      $32,276,644    $40,566,700      2000      300,707        97.9%    HEB Grocery,
                                                                                                         Office Max,
                                                                                                         Kohl's
Market At First Colony    Sugar Land    16,107,570     20,244,700      1988      107,301        96.5%    Kroger, T.J.
                                                                                                         Maxx
Village At Blanco         San Antonio   15,538,049     19,528,900      2000      108,325       100.0%    HEB Grocery
Copperfield Crossing      Houston       14,263,268     17,926,700      1987      133,985        97.1%
Mason Park                Katy          12,603,237     15,840,300      1985      160,047        96.9%    Kroger
Bandera Festival          San Antonio   11,896,228     14,951,700      1989      195,438        93.6%    Beall's
Grogan's Mill(1)          Spring        11,681,086     14,681,300      1986      118,517        95.2%    Randall's
                                                                                                         (Subleased)
Creekside Plaza           Arlington     10,543,713     13,251,800      1996      103,464       100.0%    Kroger
Shopping Center
Southlake Village         Southlake     10,521,116     13,223,400      1996      118,092        87.1%    Kroger
Townsend Square           DeSoto         8,730,043     10,972,300      1985      144,234        84.5%    Beall's
Highland Square           Sugar Land     8,545,612     10,740,500      1982       64,171        99.7%
Forestwood                Spring         8,361,182     10,508,700      1993       88,760        93.4%    Kroger
Steeplechase              Houston        8,299,679     10,431,400      1985      105,152        89.0%    Randall's
Spring Shadows            Houston        7,992,322     10,045,100      1998      106,995        94.9%    HEB Grocery
Mission Bend(2)           Houston        7,316,024      9,195,100      1979      131,575        78.3%    Randall's
                                                                                                         (Dark)
Sterling Plaza            Irving         6,824,157      8,576,900      1968       65,765        94.1%
Parkwood                  Plano          6,721,519      8,447,900      1985       81,590        76.1%
Village By The Park       Arlington      6,060,578      7,617,200      1989       44,523       100.0%
Barker Cypress            Houston        6,041,244      7,592,900      1999       66,945        85.0%    HEB Grocery
Benchmark Crossing        Houston        5,963,430      7,495,100      1986       58,384       100.0%    Bally's Total
                                                                                                         Fitness
DeSoto Shopping Center    DeSoto         5,594,649      7,031,600      1996       69,090       100.0%    Randall's
Beechcrest(3)             Houston        5,348,716      6,722,500      1981       90,647       100.0%    Walgreens
                                                                                                         (Dark),
                                                                                                         Randall's
                                                                                                         (Dark)
Richwood                  Richardson     4,918,352      6,181,600      1985       54,871        90.4%
Colony Plaza              Missouri       3,811,691      4,790,700      1997       26,513       100.0%
                          City

Melbourne Plaza           Hurst          3,750,267      4,713,500      1983       47,517        90.0%
Minyard's                 Dallas         3,073,970      3,863,500      1970       65,295       100.0%    Minyards
Green Oaks                Arlington      2,889,540      3,631,700      1983       65,092        60.0%
Kroger's Bissonnet        Houston        1,541,003      1,936,800      1999       15,542        57.7%
Wurzbach                  San Antonio    1,185,111      1,489,500      1979       59,771       100.0%
                                       ------------   ------------             ----------    ---------
Total / Average
Portfolio                              $248,400,000   $312,200,000             2,798,308        92.8%
                                       ============   ============             ==========    =========

(1) Randall's at Grogan's Mill is currently subleasing their space to various tenants.
(2) Randall's at Mission Bend is currently dark, but still paying rent and is secured by the credit of Safeway (BBB / Baa2 / BBB-), its parent company.
(3) Walgreens and Randall's at Beechcrest are currently dark, but both are still paying rent.

      The following table presents certain information relating to the major tenants at the Investcorp Retail Portfolio Properties:

         Ten Largest Tenants Based on Annualized Underwritten Base Rent


                             Credit Rating                                    % of Total   Annualized
                                (Fitch /                         Annualized   Annualized   Underwritten
                             Moody's / S&P)    Tenant     % of   Underwritten Underwritten  Base Rent   Sales   Lease
       Tenant Name                (1)           NRSF      NRSF    Base Rent    Base Rent   (per NRSF)   PSF(2)  Expiration
       -----------                ---           ----      ----    ---------    ---------   ----------   ------  ----------
HEB Grocery
  Village at Blanco           NR / NR / NR     74,627      2.7%   $955,226        3.2%        $12.80    $872   4/1/2015
  Barker Cypress                               41,320      1.5     443,777        1.5         $10.74    $441   1/31/2014
  Spring Shadows                               65,161      2.3     394,876        1.3          $6.06    $431   4/30/2023
  Westgate Marketplace                         77,507      2.8     981,511        3.3         $12.66    $552   12/1/2015
                                                ----      ----    ---------    ---------   ----------
  HEB Total/Average                            258,615     9.2%  $2,775,389       9.2%        $10.73

Randall's(3)
                              BBB / Baa2 /                                                                     11/15/2021
  DeSoto Shopping Center           BBB-        58,960      2.1%   $495,680        1.6%         $8.41    $255
  Beechcrest(3)                                40,345      1.4     267,084        0.9          $6.62           6/24/2016
  Grogan's Mill                                56,558      2.0     424,185        1.4          $7.50           6/24/2016
  Mission Bend(3)                              46,112      1.6     289,122        1.0          $6.27           6/1/2016
  Steeplechase                                 56,208      2.0     451,350        1.5          $8.03           6/1/2016
                                                 ----      ----    ---------    ---------   ----------
 Randall's Total/Average                      258,183     9.2%  $1,927,421       6.4%         $7.47

Kroger
                              BBB / Baa2 /                                                                     11/1/2021
  Creekside Plaza                  BBB-        60,932      2.2%   $511,219        1.7%         $8.39    $322
  Southlake Village                            60,932      2.2     495,986        1.6          $8.14    $283   10/31/2021
  Forestwood                                   59,334      2.1     542,906        1.8          $9.15    $404   7/31/2013
                                                ----      ----    ---------    ---------   ----------

  Kroger Total/Average                         181,198     6.5%  $1,550,112       5.1%         $8.55

Blockbuster
  DeSoto Shopping Center      NR / NR / NR     5,180       0.2%    $86,402        0.3%        $16.68           2/28/2011
  Richwood                                     6,000       0.2     111,000        0.4         $18.50           3/1/2009
  Southlake Village                            6,050       0.2     111,986        0.4         $18.51           1/1/2007
  Bandera Festival                             6,000       0.2      88,200        0.3         $14.70           7/31/2007
  Forestwood                                   2,940       0.1      52,567        0.2         $17.88           9/1/2009
  Grogan's Mill                                5,415       0.2      81,225        0.3         $15.00           4/1/2012

                                                ----      ----    ---------    ---------   ----------
  Blockbuster
      Total/Average                            31,585      1.1%   $531,380        1.8%        $16.82

PetCo
  Village by the Park         NR / NR / NR     9,263       0.3%   $164,418        0.5%        $17.75           8/31/2008
  Grogan's Mill                                13,286      0.5     198,493        0.7         $14.94    $149   4/30/2007
  Mason Park                                   13,973      0.5     104,378        0.3          $7.47           1/1/2010
                                                ----      ----    ---------    ---------   ----------
  PetCo Total/Average                          36,522      1.3%   $467,289        1.6%        $12.79

24-Hour Fitness
  Copperfield Crossing        NR / NR / B      31,000      1.1%   $423,460        1.4%        $13.66           10/15/2019

Oshman's Sporting Goods
  Westgate Marketplace        NR / NR / NR     40,151      1.4%   $421,586        1.4%        $10.50           1/1/2013

Hollywood Video
  Creekside Plaza             NR / NR / NR     7,500       0.3%   $142,800        0.5%        $19.04           11/22/2007
  Parkwood                                     8,000       0.3     150,000        0.5         $18.75           12/1/2007
  Village at Blanco                            5,600       0.2     123,200        0.4         $22.00           1/1/2010
                                                ----      ----    ---------    ---------   ----------
 Hollywood Video
      Total/Average                            21,100      0.8%   $416,000        1.4%        $19.72

Beall's
  Townsend Square             NR / NR / NR     30,090      1.1%   $218,153        0.7%         $7.25    $111   1/31/2012
  Bandera Festival                             30,000      1.1     180,000        0.6          $6.00     $54   1/31/2013
                                                ----      ----    ---------    ---------   ----------
 Beall's Total/Average                        60,090      2.1%   $398,153        1.3%         $6.63

Kohl's
  Westgate Marketplace       A / A3 / BBB+     88,242      3.2%    395,324        1.3%         $4.48           1/1/2023

                                                ----      ----    ---------    ---------   ----------
Ten Largest Tenants                            1,006,686  36.0%  $9,306,114      30.9%         $9.24

Remaining Tenants                              1,589,357  56.8   20,834,545      69.1         $13.11
Vacant                                         202,265     7.2           0        0.0          $0.00
                                                ----      ----    ---------    ---------   ----------
Total/Wtd. Avg. All
Tenants                                        2,798,308 100.0%  $30,140,659    100.0%        $11.61
                                                ====      ====    =========    =========   ==========

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2) All Sales PSF figures represent year end 2005 figures, except for HEB Grocery, whose sales figures are as of year end 2004.
(3) Randall's at Grogan's Mill is currently subleasing their space. Randall's spaces at Mission Bend and Beechcrest, representing one lease expiring on 6/1/2016 (46,112 sf) and one lease expiring on 6/24/2016 (40,345 sf)
      respectively, are dark; however, both tenants are currently paying rent and the Randall's at Mission Bend is secured by the credit of Safeway (BBB / Baa2 / BBB-), its parent company.

      The following table presents certain information relating to the lease rollover schedule at the Investcorp Retail Portfolio Properties:

                          Lease Expiration Schedule(1)


                                                                                        % of Total       Annualized
                                                                       Annualized       Annualized      Underwritten
   Year ending        Expiring        % of Total       Cumulative     Underwritten     Underwritten      Base Rent
  December 31,          NRSF             NRSF        of Total NRSF      Base Rent        Base Rent       (per NRSF)
  ------------          ----             ----        -------------      ---------        ---------       ----------
2006                  195,360              7.0%            7.0%      $2,820,360             9.4%            $14.44
2007                  321,499             11.5            18.5%       4,759,797            15.8             $14.81
2008                  321,887             11.5            30.0%       4,494,835            14.9             $13.96
2009                  247,277              8.8            38.8%       3,291,767            10.9             $13.31
2010                  205,711              7.4            46.2%       2,165,751             7.2             $10.53
2011                  117,682              4.2            50.4%       1,669,654             5.5             $14.19
2012                   90,688              3.2            53.6%       1,173,379             3.9             $12.94
2013                  149,797              5.4            59.0%       1,582,411             5.3             $10.56
2014                   54,160              1.9            60.9%         675,744             2.2             $12.48
2015                  198,355              7.1            68.0%       2,176,535             7.2             $10.97
2016 & Thereafter     693,628             24.8            92.8%       5,330,425            17.7              $7.68
Vacant                202,265              7.2           100.0%               0             0.0              $0.00
                        ----             ----                           ---------        ---------       ----------
Total/Wtd. Avg.     2,798,308            100.0%                      $30,140,659          100.0%            $11.61
                        ----             ----                           ---------        ---------       ----------

(1)   Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrowers are EQYInvest Beechcrest Owner, Ltd., LLP, EQYInvest Grogans Owner, Ltd., LLP, EQYInvest Green Oaks Owner, Ltd., LLP, EQYInvest First Colony Owner, Ltd., LLP, EQYInvest Forestwood Owner, Ltd., LLP, EQYInvest Owner I, Ltd., LLP, EQYInvest Owner II, Ltd., LLP and EQYInvest Townsend Owner, Ltd., LLP, each a single-purpose, single-asset entity. Legal counsel to the borrowers has delivered a non-consolidation opinion in connection with the origination of the Investcorp Retail Portfolio Loan. Investcorp Properties Limited and EQY Texas Capital II LLC are the guarantors of the non-recourse carve-outs of the Investcorp Retail Portfolio Loan.

o Escrows. At origination, the borrowers deposited $2,100,000 into a reserve account for tenant improvements and leasing commissions and $471,557 into a reserve account for unfunded obligations at the properties. In addition, the borrowers also deposited $500,000 into a reserve account in respect of environmental remediation costs at the Market at First Colony, Forestwood and Townsend Square Properties (the "Investcorp Retail Portfolio DCRP Properties" each an "Investcorp Retail Portfolio DCRP Property"). The loan documents provide for monthly escrows of capital expenditures, real estate taxes and insurance during the occurrence of an Investcorp Retail Portfolio Trigger Period. An "Investcorp Retail Portfolio Trigger Period" means the period commencing as of the first business day after the end of any fiscal quarter in which the net operating income of the Investcorp Retail Portfolio Properties (excluding any properties which have been released during such period) for the prior twelve-month period is less than 85% of the net operating income at origination ($28,724,060) and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net operating income of the Investcorp Retail Portfolio Properties (in each case, excluding any properties which have been released during such period) for the prior twelve-month period is greater than 85% of the net operating income at origination.

o Lockbox and Cash Management. The Investcorp Retail Portfolio Loan requires a hard lockbox, which is already in place. The loan documents require that all cash revenues and other monies received by the borrowers or the property manager (other than tenant security deposits required to be held in escrow accounts) be deposited into the cash management account under the control of the lender within one business day after receipt and that the borrowers instruct all tenants to send rents directly to the cash management account. Provided no event of default, Investcorp Retail Portfolio Trigger Period or Investcorp Retail Portfolio Environmental Reserve Cash Trap Period is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents and all other amounts then due to the lender will be remitted to an account specified by the borrowers. An "Investcorp Retail Portfolio Environmental Reserve Cash Trap Period" means the period, if any, from (x) the first business day after the six-month anniversary of origination, if more than one of the Investcorp Retail Portfolio DCRP Properties has failed to satisfy the Investcorp Retail Portfolio DCRP Requirement, until (y) the date which is the earlier to occur of (i) the date, after the six-month anniversary of origination, on which the amount contained in the reserve account maintained for environmental remediation costs at the Investcorp Retail Portfolio DCRP Properties, together with the amount of any letter of credit delivered by the borrowers to the lender in accordance with the loan documents, equals the then-applicable amount which must be on deposit in such reserve account or (ii) the first date on which each of the Investcorp Retail Portfolio DCRP Properties satisfies the Investcorp Retail Portfolio DCRP Requirement. The "Investcorp Retail Portfolio DCRP Requirement" means, with respect to an Investcorp Retail Portfolio DCRP Property, (i) that such Investcorp Retail Portfolio DCRP Property is accepted into the Texas Dry Cleaner Remediation Program pursuant to Chapter 374 of the Texas Health & Safety Code or a similar program administered by the Texas Commission on Environmental Quality that is reasonably acceptable to the lender or (ii) that such Investcorp Retail Portfolio DCRP Property is refused admission into, is terminated from or otherwise exits the Texas Dry Cleaner Remediation Program, in each case with the written agreement of the Texas Commission on Environmental Quality that (1) no corrective action is necessary, a release has not occurred or is insufficient to require cleanup or corrective action or no contamination exists, and (2) no further regulatory or other action is warranted. During the continuance of an event of default under the Investcorp Retail Portfolio Loan, the lender may apply any funds in the cash management account to the obligations of the borrowers under the Investcorp Retail Portfolio Loan in such order of priority as the lender may determine.

o Property Management. The Investcorp Retail Portfolio Properties are currently managed by EQY Realty & Management Texas LP, an affiliate of the borrowers, pursuant to a management agreement. The management agreement has an initial term of fifteen years and is subject to automatic one-year extensions upon expiration of the initial term. The property manager is entitled to a monthly management fee equal to 5% of base rent (including percentage rent, if any) of the Investcorp Retail Portfolio Properties for the first three years of the term of the management agreement and thereafter, the property manager is entitled to 4% of base rent (including percentage rent, if any) of the Investcorp Retail Portfolio Properties. In addition, the property manager of the Investcorp Retail Portfolio Properties is currently entitled to compensation for the first year of the term of the management agreement in an amount equal to $320,000 and for each successive year of the term of the management agreement, an annual amount equal to $320,000, as adjusted at a rate equal to the greater of
      (i) three percent (3%) per annum or (ii) the annual increase in the Consumer Price Index for all Urban Consumers, U.S. City Average, All Items, published by the United States Department of Commerce (base year 1982-84=100), or any successor index. The lender may require the borrowers to replace the property manager if an event of default under the Investcorp Retail Portfolio Loan has occurred, the property manager becomes insolvent, upon a material default by the property manager under the property management agreement, or if the current manager ceases to be controlled and majority owned by Equity One, Inc. or its successor by merger, acquisition of substantially all of its assets, or a similar transaction.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Terrorism Insurance. The loan documents require that the all risk insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to no less than $25,000,000 (subject to reasonable increase by lender if any additional real property that is not an Investcorp Retail Portfolio Property is ever covered under the same blanket policy) as well as business interruption covering the 12 month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). The borrowers must maintain such coverage if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the Investcorp Retail Portfolio Properties or is otherwise available for an annual premium of $187,500 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $187,500 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of $187,500 or less, as is acceptable to lender in its reasonable discretion). The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

o Defeasance and Release of the Properties. Provided that no event of default or material monetary default has occurred and is then continuing, the borrowers may obtain the release of one or more of the Investcorp Retail Portfolio Properties by either (x) making a prepayment of all or a portion of the Investcorp Retail Portfolio Companion Loan in an amount equal to 110% of the applicable allocated loan amount of the property(ies) so released or (y) after the Investcorp Retail Portfolio Companion Loan has been reduced to zero and after the earlier to occur of three years after origination or two years after securitization of both the Investcorp Retail Portfolio Loan and Investcorp Retail Portfolio Companion Loans, defeasing with direct, non-callable obligations of the United States of America, all or a portion of the Investcorp Retail Portfolio Loan in an amount equal to 110% of the applicable allocated loan amount of the property(ies) so released, subject to the satisfaction of certain requirements set forth in the related loan documents, including, unless the Investcorp Retail Portfolio Companion Loan is prepaid in full and the Investcorp Retail Portfolio Loan is defeased in full, an Investcorp Retail Portfolio DSCR for the 12-month period ending on the fiscal quarter then most recently ended (after giving effect to such prepayment and defeasance) must be at least the greater of (i) 1.23x and (ii) the Investcorp Retail Portfolio DSCR for the 12-month period ending on the fiscal quarter then most recently ended. The debt service coverage ratio for the Investcorp Retail Portfolio Loan (the "Investcorp Retail Portfolio Loan DSCR"), with respect to any 12-month period ending on the last day of a fiscal quarter is equal to the quotient of (i) net cash flow, calculated in a manner set forth in the related loan documents, for such 12-month period (less any portion attributable to the release of any properties comprising the Investcorp Retail Portfolio during such 12-month period) divided by (ii) the product of (x) the outstanding principal balance of the Investcorp Retail Portfolio Whole Loan, minus the portion of the Investcorp Retail Portfolio Loan which has been defeased, in each case as of the last day of such 12-month period, times (y) the weighted average of the Investcorp Retail Portfolio Loan constant of 6.991% and the Investcorp Retail Portfolio Companion Loan constant of 6.692%, based on the respective outstanding principal balances of the fixed rate note evidencing the Investcorp Retail Portfolio Loan and the floating rate note evidencing the Investcorp Retail Portfolio Companion Loan (excluding that portion of the outstanding principal balance of the Investcorp Retail Portfolio Loan evidenced by a defeased fixed rate note having a principal balance equal to the defeased portion of the Investcorp Retail Portfolio
      Loan).

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - ONE NEW YORK PLAZA
--------------------------------------------------------------------------------

                  Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                     1      Originator                                       GSCMC
Location (City/State)                  New York, New York      Cut-off Date Principal Balance            $200,000,000
Property Type                                      Office      Cut-off Date Principal Balance PSF/Unit        $165.50
Size (sf)                                       2,416,887      Percentage of Initial Mortgage Pool Balance       5.5%
Percentage Leased as of January  27, 2006           95.4%      Number of Mortgage Loans                             1
Year Built/Year Renovated                       1970/1994      Type of Security                            Fee Simple
Appraisal Value                              $800,000,000      Mortgage Rate                                  5.4995%
Underwritten Occupancy                              95.4%      Original Term to Maturity (Months)                 120
Underwritten Revenues                         $79,703,778      Original Amortization Term (Months)         36 IO; 300
                                                                                                           thereafter
Underwritten Total Expenses                   $35,949,548      Cut-off Date LTV Ratio(1)                        50.0%
Underwritten Net Operating Income (NOI)       $43,754,230      LTV Ratio at Maturity(1)                         42.4%
Underwritten Net Cash Flow (NCF)              $40,892,430      Underwritten DSCR on NOI(1)                      1.48x
                                                               Underwritten DSCR on NCF(1)                      1.39x
                                                               Shadow Rating(2)                          "Baa2"/"BBB"

(1) The Underwritten DSCR on NOI, the Underwritten DSCR on NCF, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity are calculated based on the One New York Plaza Whole Loan.
(2) Moody's and S&P have confirmed that the One New York Plaza Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "Baa2" by Moody's and "BBB" by S&P.

o The Loan. The mortgage loan (the "One New York Plaza Loan") is a pari passu portion of a whole mortgage loan (the "One New York Plaza Whole Loan") evidenced by two notes in the aggregate original principal amount of $400,000,000 and is secured by an office building located in New York, New York (the "One New York Plaza Property"). The One New York Whole Loan was jointly originated 50% by Goldman Sachs Commercial Mortgage Capital, L.P. and 50% by Lehman Brothers Bank FSB. The One New York Plaza Loan was subsequently purchased by Goldman Sachs Mortgage Company. The One New York Plaza Loan represents approximately 5.5% of the initial mortgage pool balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of $200,000,000, and an interest rate of 5.4995%. The proceeds of the One New York Plaza Whole Loan were primarily used to refinance existing debt on the One New York Plaza Property.

      The companion loan to the One New York Plaza Loan is evidenced by a separate pari passu note with an interest rate of 5.4995% and a principal balance as of the cut-off date of $200,000,000 (the "One New York Plaza Companion Loan"). The One New York Plaza Companion Loan will not be an asset of the trust. The One New York Plaza Loan and the One New York Plaza Companion Loan are governed by an intercreditor and servicing agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of a pooling and servicing agreement entered into in connection with the LB-UBS Commercial Mortgage Trust 2006-C4 Commercial Mortgage Pass-Through Certificates, Series 2006-C4. The holder of the One New York Plaza Loan has the right, which is expected to be exercised by the controlling class of the GG7 trust, to replace the special servicer of the One New York Plaza Loan under the 2006-C4 pooling and servicing agreement.

      The One New York Plaza Loan had an initial term of 120 months and has a remaining term of 116 months. The loan requires payments of interest only for 36 months, and thereafter requires payments of principal and interest until maturity, based on a 300-month amortization schedule. The scheduled maturity date is the payment date in March 2016. Voluntary prepayment of the One New York Plaza Loan is prohibited prior to the payment date in December 2015. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the date on which both the One New York Plaza Loan and the One New York Plaza Companion Loan have each been securitized.

o The Property. The One New York Plaza Property is a 50-story, approximately 2,416,887 sf class-A office building located on an approximately 111,382 sf parcel of land at One Water Street, in downtown Manhattan. The One New York Plaza Property consists of an on-site retail concourse, which includes restaurants, shops and over 2,000,000 sf of net rentable office space. The One New York Plaza Property is the southernmost of all skyscrapers in Manhattan, located at the intersection of Water Street and Whitehall Street, and offers access to local transportation infrastructure (13 local subway lines, public/private bus lines, ferry services, and a heliport).

      The One New York Plaza Property is currently approximately 95.4% occupied by nationally recognized tenants in the financial services and legal industries such as Wachovia Securities (1,308,666 sf), Goldman Sachs (559,049 sf) and Fried, Frank, Harris, Shriver & Jacobson (381,549 sf). Built in 1970, a $140,000,000 renovation of the One New York Plaza Property was completed in 1994.

      The following table presents certain information relating to the major tenants at the One New York Plaza Property:

           Largest Tenants Based On Annualized Underwritten Base Rent

                                    Credit                                        % of Total   Annualized
                                    Rating                          Annualized    Annualized   Underwritten
                                 (Fitch/Moody's/ Tenant     % of    Underwritten Underwritten   Base Rent      Lease
          Tenant Name               S&P)(1)       NRSF      NRSF     Base Rent    Base Rent    (per NRSF)   Expiration
          -----------               -------       ----      ----     ---------    ---------    ----------   ----------
Wachovia Securities               AA-/Aa3/A+    1,308,666    54.1%  $21,571,051      40.6%        $16.48    12/31/2014
Goldman Sachs(2)                  AA-/Aa3/A+     559,049     23.1   18,191,412       34.3         $32.54     9/30/2009
                                                                                                                 &
                                                                                                            12/31/2010
Fried Frank                        NR/NR/NR      381,549     15.9   11,590,035       21.8         $30.38     2/29/2024
Smith Barney                      AA+/Aa1/AA-     25,408      1.1      749,536        1.4         $29.50     4/30/2008
                                                  ----      ----     ---------    ---------    ----------
Total Largest Tenants                           2,274,672    94.1%  $52,102,034      98.1%        $31.61(3)
Other Tenants                                     30,704      1.3    1,001,665        1.9         $32.62
Vacant Space                                     111,511      4.6            0        0.0          $0.00
                                                  ----      ----     ---------    ---------    ----------
Total/Wtd. Avg. All Tenants                     2,416,887   100.0%  $53,103,699     100.0%        $31.64(3)
                                                  ====      ====     =========    =========    ==========

-------------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2) Goldman Sachs has two leases, one with 518,121 sf expiring on 9/30/2009 and one lease with 40,928 sf expiring on 12/31/2010.

(3) Annualized Underwritten Base Rent (per NRSF) total figures exclude Wachovia Securities which pays rent on a triple net basis.

      The following table presents certain information relating to the lease rollover schedule at One New York Plaza Property:

                          Lease Expiration Schedule(1)

                                                                                         % of Total      Annualized
                                                                          Annualized     Annualized     Underwritten
     Year Ending                          % of Total    Cumulative of    Underwritten   Underwritten     Base Rent
     December 31,       Expiring NRSF        NRSF         Total NRSF      Base Rent       Base Rent      (per NRSF)
     ------------       -------------        ----         ----------      ---------       ---------      ----------
2006                          2,482           0.1%             0.1%        $76,512             0.1%        $30.83
2007                          3,610           0.1              0.3%        141,101             0.3         $39.09
2008                         26,542           1.1              1.4%        802,426             1.5         $30.23
2009                        519,509          21.5             22.8%     15,861,823            29.9         $30.53
2010                         47,811           2.0             24.8%      2,569,839             4.8         $53.75
2011                             50           0.0             24.8%              0             0.0          $0.00
2012                              0           0.0             24.8%              0             0.0          $0.00
2013                          1,360           0.1             24.9%         43,520             0.1         $32.00
2014                      1,321,605          54.7             79.6%     21,991,569            41.4         $16.64
2015                            749           0.0             79.6%         26,874             0.1         $35.88
2016 and thereafter         381,658          15.8             95.4%     11,590,035            21.8         $30.37
Vacant                      111,511           4.6            100.0%              0             0.0          $0.00
                        -------------        ----                         ---------       ---------      ----------
Total/Wtd. Avg.           2,416,887         100.0%                      $53,103,699          100.0%        $23.03
                        =============        ====                         =========       =========      ==========

      (1) Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrower is Trizechahn One NY Plaza LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One New York Plaza Loan. Trizechahn One NY Plaza LLC is indirectly owned by Trizec Properties, Inc. Trizec Properties, Inc. is a publicly-traded real estate investment trust that owns and/or manages approximately 40 million sf of office property concentrated in the metropolitan areas of seven major U.S. markets. On June 5, 2006, Brookfield Properties Corp. and The Blackstone Group announced their acquisition of Trizec Properties, Inc., along with Trizec Canada Inc., for approximately $8.9 billion. There is no guarantor of the non-recourse carve-outs under the One New York Plaza Loan.

o Escrows. At origination, the loan documents required the borrower to deposit $14,926,488 into a reserve account for certain unfunded obligations at the One New York Plaza Property. In addition, the borrower deposited $7,374,632 in a reserve account for taxes (the "Unassessed Tax Funds") to be disbursed with respect to those portions of the One New York Plaza Property (the "Unassessed Property") which are currently not assessed for taxes for the 2004-05 and 2005-06 tax years. In the event that the City of New York fails to correctly calculate and bill the borrower for real estate taxes with respect all or any portion of the Unassessed Property within six (6) months from origination, the borrower may replace the Unassessed Tax Funds with a qualified letter of credit and/or guaranty (or any combination thereof). The borrower is also required to make deposits (a) on each month commencing on January 6, 2008 and continuing for the next nineteen (19) succeeding months thereafter, an amount equal to $1,000,000 (the "Goldman Reserve Fund"), until such time that the amount of the Goldman Reserve Fund is equal to $20,000,000 for costs of tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Goldman Sachs and (b) on each month commencing on December 6, 2010 and continuing for the next forty-seven (47) succeeding months thereafter, an amount equal to $1,000,000 (the "Wachovia Reserve Fund"), until such time that the amount of the Wachovia Reserve Fund is equal to $48,000,000 for costs of tenant improvements or work allowances, leasing commissions and other costs associated with the space currently leased to Wachovia. In lieu of all or any portion of the cash deposits required for the Goldman Reserve Fund and the Wachovia Reserve Fund, the borrower may satisfy its obligations by delivering to lender a qualified letter of credit and/or a guarantee from a qualified equity holder; provided, however, that such guarantor has a minimum cash liquidity capacity on its balance sheet equal to 2:1 of the amount being guaranteed. Certain tax, insurance and capital expenditure reserves are required during a One New York Plaza Cash Sweep Period (as defined below).

o Lock Box and Cash Management. The One New York Plaza Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a One New York Plaza Cash Sweep Period is in effect. During a One New York Plaza Cash Sweep Period, upon the direction of the lender, funds in the lockbox will be disbursed to a cash management account pursuant to the terms of a cash management agreement. Unless an event of default under the loan documents has occurred, all amounts after the payment of the monthly debt service amount and any required reserves will be released to the borrower. After the occurrence of an event of default, all amounts in the cash management account will be held as additional collateral for the One New York Plaza Loan. A "One New York Plaza Cash Sweep Period" means any period during the continuance of an event of default under the One New York Plaza Loan and/or any period commencing as of the end of any fiscal quarter in which actual net cash flow for the previous fiscal year is less than $35,000,000 and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net cash flow is equal to or greater than $35,000,000.

o Property Management. The initial property manager is the borrower or the direct employees or consultants of an affiliate of the borrower pursuant to the loan documents. The lender has the right to require the borrower to replace any new manager if a monetary event of default has occurred and is continuing, such manager has commenced a bankruptcy action, and/or such manager is in default under the related management agreement beyond any applicable notice and cure period.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Terrorism Insurance. The loan documents require the One New York Plaza Property to be insured against acts of terrorism as part of the borrower's "all-risk" or "special perils" and business income coverage or a standing alone policy, provided, however, that coverage is required to be in an amount ("Minimum Coverage Amount") at least equal to the lesser of (i) the outstanding principal balance of the One New York Plaza Whole Loan or (ii) the sum of the business income insurance equal to 100% of the projected gross income from the One New York Plaza Property for a period of twenty-four (24) months from the date that the One New York Plaza Property is repaired or replaced and operations are resumed plus 100% of the full replacement cost of the One New York Plaza Property. The borrower may also provide insurance under a blanket policy so long as it provides for a deductible of not greater than $250,000 and such coverage is in an amount equal to the Minimum Coverage Amount. Notwithstanding the foregoing, in no event will the borrower be required to pay annual premiums for insurance covering terrorism losses in excess of $1,300,000. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JP MORGAN INTERNATIONAL PLAZA I & II
--------------------------------------------------------------------------------


                 Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                  1       Originator                                         GCFP
Location (City/State)                  Farmers Branch,       Cut-off Date Principal Balance             $194,060,178
                                                 Texas
Property Type                                   Office       Cut-off Date Principal Balance PSF/Unit         $256.40
Size (sf)                                      756,851       Percentage of Initial Mortgage Pool Balance        5.4%
Percentage Leased as of June 1, 2006            100.0%       Number of Mortgage Loans                              1
Year Built/Year Renovated                    1999/2002       Type of Security                             Fee Simple
Appraisal Value                           $268,000,000       Mortgage Rate                                    4.940%
Underwritten Occupancy                          100.0%       Original Term to Maturity (Months)                  122
Underwritten Revenues                      $19,975,974       Original Amortization Term (Months)          Custom (1)
Underwritten Total Expenses                 $4,819,842       Cut-off Date LTV Ratio                            72.4%
Underwritten Net Operating Income (NOI)    $15,156,132       LTV Ratio at Maturity                             61.1%
Underwritten Net Cash Flow (NCF)           $15,080,447       Underwritten DSCR on NOI                          1.33x
                                                             Underwritten DSCR on NCF                          1.33x

(1) Amortization on the JP Morgan International Plaza I & II Trust Loan is based on a custom schedule which results in a loan balance at maturity approximately equivalent to that using a 388-month amortization schedule.

o The Loan. The mortgage loan (the "JP Morgan International Plaza I & II Trust Loan") is evidenced by a single note and is secured by a first mortgage encumbering a 756,851 sf class-A office building located in Farmers Branch, Texas (the "JP Morgan International Plaza I & II Property"). The JP Morgan International Plaza I & II Trust Loan represents approximately 5.4% of the initial mortgage pool balance. The JP Morgan International Plaza I & II Trust Loan was originated on March 20, 2006, has an original principal balance of $194,250,000 and a principal balance as of the cut-off date of $194,060,178, and an interest rate of 4.940% per annum. The DSCR and LTV on the JP Morgan International Plaza Trust Loan are 1.33x and 72.4%, respectively. The proceeds of the JP Morgan International Plaza I & II Trust Loan facilitated the acquisition of the JP Morgan International Plaza I & II Property for a purchase price of $263 million. Including reserves, escrows and costs of approximately $1.2 million, the borrower invested approximately $29.2 million in the project at origination.

      The JP Morgan International Plaza I & II Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $225,000,000. The companion loan to the JP Morgan International Plaza I & II Trust Loan is evidenced by a separate note with an original principal balance and a principal balance as of the cut-off date of $30,750,000 (the "JP Morgan International Plaza I & II Subordinate Companion Loan"). The interest rate of the JP Morgan International Plaza I & II Subordinate Companion Loan is based on a custom monthly schedule and ranges from approximately 8.17% to 8.67%. The JP Morgan International Plaza I & II Subordinate Companion Loan is not an asset of the trust. The JP Morgan International Plaza I & II Trust Loan and the JP Morgan International Plaza I & II Subordinate Companion Loan (collectively, the "JP Morgan International Plaza I & II Loan Group") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the 2005-GG7 pooling and servicing agreement. The DSCR and LTV on the JP Morgan International Plaza I & II Loan Group are 1.07x and 83.9%, respectively.

      The JP Morgan International Plaza I & II Trust Loan has an initial term of 122 months and a remaining term of 119 months. Amortization payments are based on a custom schedule, which schedule adjusts for increases in rent and decreases for potential partial termination options. The anticipated balloon balance of the JP Morgan International Plaza I & II Trust Loan is $163,857,320 ($216.50 psf). All excess cash after interest and amortization payments and all required monthly payments and operating expenses will be held as additional cash collateral for the benefit of the JP Morgan International Plaza I & II Trust Loan. It is anticipated that up to $8.39 million of cash may be accumulated in the cash collateral account if JPMC does not exercise any of its partial termination options. The scheduled maturity date is June 6, 2016. Voluntary prepayment of the JP Morgan International Plaza I & II Trust Loan is prohibited prior to the payment date of March 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or other approved non-callable government securities is permitted from August 6, 2008.

      The JP Morgan International Plaza I & II Subordinate Companion Loan was purchased at origination by 111 Debt Acquisition LLC, an affiliate of Newkirk Realty Trust. All interest payments to the JP Morgan International Plaza I & II Subordinate Companion Loan will cease in the event the JP Morgan International Plaza I & II Loan Group is not repaid in full at maturity.

o The Property. The JP Morgan International Plaza I & II Property consists of two Class-A office buildings containing a total of 756,851 sf and two parking garages with a total of 4,539 spaces located in north suburban Dallas in the municipality of Farmers Branch, Texas. The 13 and 15-story buildings were constructed to institutional standards in terms of design, interior finishes, efficiency and construction. The buildings feature average floor plates of approximately 27,000 sf and ceiling heights of 9'6". Each building has a two-story marble and granite lobby. The overall complex also includes a third, 351,248-sf building which is not part of the collateral. There is an approximate one-acre plaza in the middle of the three buildings that features a reflecting pond and cascading fountains. Additional amenities include a childcare center, cafeteria and conference center.

      The subject buildings, constructed in 1999 and 2002, are 100% leased until February 28, 2018 by JPMorgan Chase Bank N.A. ("JPMC") (AA-/Aa2/A+), a subsidiary of JPMorgan Chase & Co. (A+/Aa3/A+). The buildings house (i) JPMC's World Wide Security Services division, which has $10.2 trillion in assets under management, and services $6.7 trillion in debt and $250 billion in equities worldwide and (ii) JPMC's Paymentech subsidiary, which processes 13.1 billion transactions annually with more than $500 billion in annual bankcard volume in the U.S. and Canada. JPMC currently subleases a portion of the space in Tower II under two long-term subleases. JPMC has not been released from any of its obligations under the leases as a result of these subleases. Fannie Mae leases floors 8 through 13 (approximately 164,272 sf) from JPMC until February 28, 2018 (coterminous), and is in full occupancy of its space with approximately 548 employees. The current sublease rent is $20.00 psf (gross plus electricity charges and increases over base year operating expense and taxes), with $1.00 psf increases in November 2008 and November 2013. JPM-CEO Partners, LTD subleases the 14th floor (28,047 sf) under a second sublease, with a May 2015 expiration and a rental rate that mirrors the prime lease.

      The leases provide JPMC with certain limited termination options. JPMC has the option to terminate one floor in Tower I effective January 31, 2011 with notice by April 30, 2010 and payment of a termination fee of $16.09 psf. JPMC also has the right to terminate up to two floors in Tower II, effective as of November 30, 2012, with notice by February 28, 2012 and payment of a termination fee equal to $16.32 psf.

      As of June 1, 2006, the JP Morgan International Plaza I & II Property was 100.0% leased.

      The following table presents certain information relating to the major office tenants at the JP Morgan International Plaza I & II Property:


                  Largest Tenants Based on Annualized Base Rent

                               Credit                          Annualized    % of Total     Annualized
                               Rating                         Underwritten  Annualized    Underwritten
                            (Fitch/Moody's/  Tenant   % of        Base      Underwritten   Base Rent        Lease
       Tenant Name             S&P)(1)       NRSF      NRSF      Rent(2)     Base Rent    (per NRSF)(2)   Expiration
       -----------             -------       ----      ----      -------     ---------    -------------   ----------
JPMorgan Chase Bank N.A.     AA-/Aa2/A+     756,851   100.0%   $15,150,698     100.0%        $20.02       2/28/2018
Vacant Space                                      0     0.0           N/A         N/A          N/A
                                             ----      ----      -------     ---------    -------------   ----------
Total/Wtd. Avg. All
   Tenants                                  756,851   100.0%   $15,150,698     100.0%        $20.02
                                             ====      ====      =======     =========    =============   ==========

(1) Certain ratings are those of a related company whether or not the related company guarantees the lease.

(2)   Based on average rental rates over the loan term.

      The following table presents certain information relating to the office lease rollover schedule at the JP Morgan International Plaza I & II
      Property:


                          Lease Expiration Schedule(1)

                                                                                        % of Total       Annualized
                                                                       Annualized       Annualized      Underwritten
   Year Ending                                       Cumulative of    Underwritten     Underwritten      Base Rent
  December 31,      Expiring NRSF   % of Total NRSF    Total NRSF     Base Rent(2)       Base Rent     (per NRSF)(2)
  ------------      -------------   ---------------    ----------     ------------       ---------     -------------
2006                        0             0.0%             0.0%                 $0          0.0%             $0.00
2007                        0             0.0              0.0%                  0          0.0              $0.00
2008                        0             0.0              0.0%                  0          0.0              $0.00
2009                        0             0.0              0.0%                  0          0.0              $0.00
2010                        0             0.0              0.0%                  0          0.0              $0.00
2011                        0             0.0              0.0%                  0          0.0              $0.00
2012                        0             0.0              0.0%                  0          0.0              $0.00
2013                        0             0.0              0.0%                  0          0.0              $0.00
2014                        0             0.0              0.0%                  0          0.0              $0.00
2015                        0             0.0              0.0%                  0          0.0              $0.00
2016 & Thereafter     756,851           100.0            100.0%         15,150,698        100.0             $20.02
Vacant                      0             0.0            100.0%                N/A          N/A               N/A
                    -------------   ---------------                   ------------       ---------     -------------
Total/Wtd. Avg.       756,851           100.0%                         $15,150,698        100.0%            $20.02
                    =============   ===============                   ============       =========     =============

(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Based on average rental rates over the loan term.

o The Borrower. The borrowers are five tenant-in-common, special-purpose, bankruptcy remote entities: 70 Washington Street LP, a Texas limited partnership; DCW Holdings LP, a Texas limited partnership; LaShawn LP, a Texas limited partnership; 70 Wash LP, a Texas limited partnership; and 30 Main LP, a Texas limited partnership. Each of the five entities has an independent director. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the JP Morgan International Plaza I & II Loan Group. 70 Washington Street LP owns 40.80% of the property, DCW Holdings LP owns 34.39% of the property, LaShawn LP owns 11.00% of the property, 70 Wash LP owns 8.32% of the property and 30 Main LP owns 5.49% of the property. The general partner of each of the five borrowing entities is controlled by either David Walentas, or Jane Walentas, as an individual or trustee. David Walentas has a 40.6% overall ownership interest, and Jane Walentas controls 59.0% of the ownership interests. David Walentas, founder of Two Trees Management Company, guaranteed the non-recourse carveouts of the JP Morgan International Plaza I & II Loan Group. Two Trees Management Company is a New York-based real estate development firm that has developed, owned and managed more than $1 billion in real estate since its founding in 1968. Two Trees currently owns more the 4 million square feet of commercial, industrial and residential real estate. As of December 31, 2005, Mr. Walentas reported a net worth of $256.6 million and liquidity of $41.9 million. Mr. Walentas has been actively involved in real estate investment, ownership and management for nearly 35 years.

o Escrows. The loan documents provide for certain escrows of insurance premiums. Real estate tax escrows are suspended so long as the lease with JPMorgan Chase Bank N.A. is in effect. Replacement reserves were funded through required payments of $147,867.68 on May 6, 2006 and $80,484.32 on June 6, 2006. Additional replacement reserve escrows are suspended so long as the lease with JPMorgan Chase Bank N.A. is in effect. No ongoing tenant improvement and leasing commission reserve deposits are required; however, the borrower is required to deposit any lease termination payments or other payments received on account of lease defaults or lease terminations into a tenant improvement and leasing commission reserve. All excess cash flow after payment of debt service and all monthly reserve payments and operating expenses will be retained in a cash collateral account for the benefit of the JP Morgan International Plaza I & II Trust Loan.

o Lock Box and Cash Management. The loan requires a hard lock box, which is already in place. The loan documents require that all rents received by (or on behalf of) the borrower be deposited into a lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. Throughout the term of the JP Morgan International Plaza I & II Loan Group, any excess amounts in the lender controlled account (after the payment of debt service on the JP Morgan International Plaza I & II Loan Group and all monthly reserve payments and operating expenses) will be retained in a cash collateral account for the benefit of the JP Morgan International Plaza I & II Trust Loan.

o Property Management. The JP Morgan International Plaza I & II Property is managed by Fortis Property Group. The property manager receives a fee of 1% of total revenues. The lender may replace the property manager (i) if an event of default is continuing under the JP Morgan International Plaza I & II Loan Group, (ii) if the property manager is in default under the management agreement, (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager, or (iv) lender notifies borrower that it is dissatisfied, in its reasonable discretion, with the employee or employees primarily responsible for the "on site" management and operation of the JP Morgan International Plaza I & II Property .

o Mezzanine or Subordinate Indebtedness. FPG JPM Investor, LLC, an affiliate of the seller and the property manager of the JP Morgan International Plaza I & II Property, originated at closing a $10,000,000 mezzanine loan to DCW Holdings LLC, Lashawn LLC, 70 Wash LLC, 30 Main LLC and 70 Washington Street LLC (collectively the "Mezzanine Borrower"), each of which owns 100% of the general (indirectly) and limited partnership (directly) interests in one of the JP Morgan International Plaza I & II Loan Group borrowers. The mezzanine loan is coterminous with the JP Morgan International Plaza I & II Loan Group. As of the cut-off date, the principal balance of the mezzanine loan is $10,000,000, and the interest rate is 6.0%. Payments under the mezzanine loan will accrue but not be payable while the JP Morgan International Plaza I & II Loan Group is outstanding. Lender and FPG JPM Investor, LLC entered into a Subordination of Debt Agreement whereby the mezzanine loan is unconditionally at a standstill subordinate to all rights, remedies, terms and covenants in the JP Morgan International Plaza I & II Loan Group documents. All payments under due under the mezzanine loan are subordinate to any and all payments required under the JP Morgan International Plaza I & II Loan Group.

o Terrorism Insurance. The JP Morgan International Plaza I & II Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the JP Morgan International Plaza I & II Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the JP Morgan International Plaza I & II Property, subject to a premium cap equal to 150% of the aggregate insurance premiums payable with respect to all required insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 55 CORPORATE DRIVE
--------------------------------------------------------------------------------


                  Property Information                                      Mortgage Loan Information
Number of Mortgaged Real Properties                     1     Originator                                       GSCMC
Location (City/State)                    Bridgewater, New     Cut-off Date Principal Balance            $190,000,000
                                                   Jersey
Property Type                                      Office     Cut-off Date Principal Balance PSF/Unit        $283.71
Size (sf)                                         669,704     Percentage of Initial Mortgage Pool Balance       5.3%
Percentage Leased as of May 31, 2006               100.0%     Number of Mortgage Loans                             1
Year Built                                           1987     Type of Security                            Fee Simple
Appraisal Value                              $250,000,000     Mortgage Rate                                  5.7465%
Underwritten Occupancy                               100%     Original Term to Maturity (Months)                 114
Underwritten Revenues                         $17,660,218     Original Amortization Term (Months)      Interest Only
Underwritten Total Expenses                      $176,602     Cut-off Date LTV Ratio                           76.0%
Underwritten Net Operating Income (NOI)       $17,483,616     LTV Ratio at Maturity                            76.0%
Underwritten Net Cash Flow (NCF)              $17,349,675     Underwritten DSCR on NOI                         1.58x
                                                              Underwritten DSCR on NCF                         1.57x

o The Loan. The mortgage loan (the "55 Corporate Drive Loan") is evidenced by a note in the original principal amount of $190,000,000 and is secured by a first mortgage encumbering an office building in Bridgewater, New Jersey (the "55 Corporate Drive Property"), which is part of a commercial condominium development. The 55 Corporate Drive Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The 55 Corporate Drive Loan was originated on June 6, 2006 and represents approximately 5.3% of the initial mortgage pool balance. The note evidencing the 55 Corporate Drive Loan had an original principal balance and has a principal balance as of the cut-off date of $190,000,000 and an interest rate of 5.7465%. The proceeds of the 55 Corporate Drive Loan were used to acquire the 55 Corporate Drive Property.

      The 55 Corporate Drive Loan had an initial term of 114 months and has a remaining term of 113 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in December 2015. Voluntary prepayment of the 55 Corporate Drive Loan is prohibited until the payment date in October 2015. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o The Property. The 55 Corporate Drive Property is a class A office building located in Bridgewater, New Jersey and is comprised of several units of a commercial condominium development. The 55 Corporate Drive Property was constructed in 1987 and is located on a 149-acre campus, with three existing interconnected buildings totaling approximately 669,704 sf. The 55 Corporate Drive Property is currently 100.0% occupied by Sanofi-Aventis U.S. Inc ("Aventis"), a subsidiary of Sanofi-Aventis, which is rated AA-/A1/AA- by Fitch, Moody's and S&P, respectively. Aventis has entered into a long term lease agreement which will expire in April 2023. Sanofi-Aventis has provided a guarantee for up to $250,000,000 to cover the payment of rent under the lease. In the event Aventis should default on its rent payments, the amount of the guaranty will be reduced dollar-for-dollar as Sanofi-Aventis makes payments under the guaranty to cover the rent due under the lease.

      The following table presents certain information relating to the major tenant at the 55 Corporate Drive Property:

           Largest Tenants Based on Annualized Underwritten Base Rent


                                                                               % of Total     Annualized
                                                                Annualized     Annualized    Underwritten
                         Credit Rating                 % of    Underwritten   Underwritten      Base Rent    Lease
    Tenant Name      (Fitch/Moody's/S&P)(1)   NRSF      NRSF    Base Rent (2)    Base Rent    ($ per NRSF)  Expiration
    -----------      ----------------------   ----      ----    -------------    ---------    ------------  ----------
Aventis, Inc.             AA-/A1/AA-        669,704   100.0%   $16,072,896        100.0%        $24.00     4/30/2023
                                              ----      ----    -------------    ---------    ------------
Total All Tenants                           669,704   100.0%   $16,072,896        100.0%        $24.00
                                              ====      ====    =============    =========    ============

(1) Ratings are those of the parent company, sanofi-aventis who has guaranteed the lease payments over the term of the lease.
(2) Taking into account the following free rent periods: Building III free rent period from November 2005 through October 2007, Building I-II free rent period from June 2006 through April 2008.

o The Borrower. The borrower consists of four tenants-in-common, GKK 55 Corporate LLC, SLG 55 Corporate LLC, GKK 55 Corporate II LLC and SLG 55 Corporate II LLC, each of which is a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion with respect to each tenant-in-common in connection with the origination of the 55 Corporate Drive Loan. The borrower of the 55 Corporate Drive Loan is indirectly owned by SL Green Realty Corp. and Gramercy Capital Corp. SL Green Realty Corp. is in the business of owning, managing, and leasing, acquiring and repositioning office properties and currently owns 29 buildings comprising over 17 million square feet in midtown Manhattan. Gramercy Capital Corp. is a commercial real estate finance company organized as a real estate investment trust that invests primarily in office and retail properties in the New York metropolitan area. SL Green Realty Corp. and Gramercy Capital Corp. are joint and several guarantors of the non-recourse carve-outs and certain environmental obligations under the 55 Corporate Drive Loan.

o Escrows. At origination, the borrower deposited $44,198,193 into a reserve account to cover certain tenant improvements, leasing commissions and other unfunded obligations at the 55 Corporate Drive Property. In addition, the borrower deposited $18,638,137 into a reserve account to cover debt service during free rent periods under the Aventis lease. During the continuance of a 55 Corporate Drive Cash Trap Period, the loan documents provide for monthly escrows of real estate taxes, insurance, capital expenditures and tenant improvement allowances and leasing commissions. In addition, during an event of default under the 55 Corporate Drive loan documents, or an event of default by Aventis under its lease, all amounts remaining after the payment of debt service on the 55 Corporate Drive Loan, the funding of reserves, the payment of debt service on any mezzanine loan and the payment of budgeted operating expenses will be reserved as additional collateral for the 55 Corporate Drive Loan. A "55 Corporate Drive Cash Trap Period" means (i) at any time the guarantor of the Aventis lease is rated by one or more of the rating agencies, any period during which the guarantor of the Aventis lease is not rated BBB- or higher by at least one such rating agency, (ii) at any time the guarantor of the Aventis lease is not rated by any of the rating agencies, any period during which the net worth of the guarantor of the Aventis lease is less than $1.25 billion, or (iii) any period during which the guaranty of the Aventis lease is no longer in full force and effect as determined by a court of competent jurisdiction or reasonably agreed by the borrower.

o Lock Box and Cash Management. The 55 Corporate Drive Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that there is no event of default under the 55 Corporate Drive Loan and no event of default by Aventis under its lease, all funds in the lockbox account will be remitted to an account specified by the borrower, unless a 55 Corporate Drive Cash Trap Period is ongoing, in which case, only those amounts in excess of the reserves required during a 55 Corporate Drive Cash Trap Period will be so remitted. During the continuance of an event of default under the 55 Corporate Drive Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the 55 Corporate Drive Loan in such order of priority as the lender may determine.

o Property Management. The 55 Corporate Drive Property is currently managed by S.L. Green Management Corp., an affiliate of the borrower, pursuant to a management agreement. Under the 55 Corporate Drive loan documents, the property manager's fee cannot exceed 4% of the revenues from the 55 Corporate Drive Property. The lender may require the borrower to cease managing the property or replace the property manager, as the case may be, if an event of default under the 55 Corporate Drive Loan has occurred. In addition, the lender may require the borrower to replace the property manager if the property manager becomes insolvent or upon a material default by the property manager under the property management agreement.

o Mezzanine or Subordinate Indebtedness. The loan documents permit, among other things, (a) the pledge of direct or indirect equity interests in the borrower in connection with 55 Corporate Drive Permitted Mezzanine Debt,
      (b) the pledge of indirect interests in the borrower to secure debt that is fully recourse to Gramercy Capital Corp. or its affiliate, GKK Capital L.P., and secured by a significant amount of collateral in addition to the indirect equity interests in borrower so pledged, and (c) the pledge of direct or indirect equity interests in, and the rights to distributions from, certain permitted equityholders of the borrower, or issuance by such equityholders of preferred equity. "55 Corporate Drive Permitted Mezzanine Debt" means indebtedness of a direct or indirect owner of the borrower that is secured by a pledge of the direct or indirect equity interests in the borrower; provided that, among other things, (i) such indebtedness is not in excess of $25,000,000 (ii) the 55 Corporate Drive Property meets certain performance requirements, including among others that: (A) the aggregate loan-to-value ratio of the 55 Corporate Drive Loan and the mezzanine loan is not in excess of 90%, and (B) the aggregate debt-service-coverage-ratio of the 55 Corporate Drive Loan and the mezzanine loan for the immediately preceding twelve month period ending on the last day of a fiscal quarter is not less than 1.10x.

o Terrorism Insurance. The 55 Corporate Drive loan documents provide that borrower's insurance obligations will be satisfied if Aventis has obtained the insurance required under its lease or is self-insuring in accordance with its lease. Self-insurance by Aventis is subject to the requirement that that the Aventis lease continue to be guaranteed by Sanofi-Aventis and that Sanofi-Aventis maintains a credit rating of BBB or higher (or if not rated, maintains a net worth of at least $1 billion). Aventis is required to maintain terrorism insurance, whether via self-insurance or through the purchase of a third-party policy, at any time that owners or mortgagees of similarly situated buildings typically require such coverage. As of the closing of the 55 Corporate Drive Loan, Aventis was providing insurance for acts of terrorism under its self-insurance program. In the event that Aventis does not provide the insurance it is required to provide pursuant to its lease, the borrower is required to provide the insurance coverage required by lender under the 55 Corporate Drive loan documents. Such insurance includes an all risk insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 55 Corporate Drive Property as well as business interruption insurance covering the 18-month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). Under the circumstances in which the borrower is required to purchase such policies, it must maintain such coverage only if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the 55 Corporate Drive Property or is otherwise available for an annual premium of $175,000 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $175,000 or less, then the borrower is required to obtain the amount of terrorism coverage available for an annual premium of $175,000 or less, as is acceptable to lender in its reasonable discretion). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

o Condominium. The 55 Corporate Drive Property is comprised of Units I, II and III of a commercial condominium know as the 55 Corporate Drive Condominium, which was established pursuant to a declaration filed in November 2005. At origination, there were no units other than the units owned by the borrower. There is an adjacent parcel that is subject to the condominium declaration, but is not collateral for the loan, that if developed as an additional condominium unit would entitle the owner of such unit to appoint one or more members to the condominium board and share certain common elements. At origination, the condominium board consisted of two members, both of whom were appointed by the borrower.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - 350 MADISON AVENUE
--------------------------------------------------------------------------------


                  Property Information                                        Mortgage Loan Information
Number of Mortgaged Real Properties                     1      Originator                                         GCFP
Location (City/State)                  New York, New York      Cut-off Date Principal Balance             $180,000,000
Property Type                                      Office      Cut-off Date Principal Balance PSF/Unit         $468.84
Size (sf)                                         383,927      Percentage of Initial Mortgage Pool Balance        5.0%
Percentage Leased as of June 1, 2006                99.2%      Number of Mortgage Loans                              1
Year Built/Year Renovated                       1924/2001      Type of Security                             Fee Simple
Appraisal Value                              $260,000,000      Mortgage Rate                                    5.600%
Underwritten Occupancy                              96.7%      Original Term to Maturity (Months)                  120
Underwritten Revenues                        $ 23,847,542      Original Amortization Term (Months)       Interest Only
Underwritten Total Expenses                   $ 9,058,724      Cut-off Date LTV Ratio                            69.2%
Underwritten Net Operating Income (NOI)      $ 14,788,818      LTV Ratio at Maturity                             69.2%
Underwritten Net Cash Flow (NCF)             $ 14,331,951      Underwritten DSCR on NOI                          1.45x
                                                               Underwritten DSCR on NCF                          1.40x

o The Loan. The mortgage loan (the "350 Madison Avenue Loan") is evidenced by a single note and is secured by first mortgages encumbering a 383,927 sf class-A office building located in New York, New York (the "350 Madison Avenue Property"). The 350 Madison Avenue Loan represents approximately 5.0% of the initial mortgage pool balance. The 350 Madison Avenue Loan was originated on February 1, 2006, has an original principal balance and a principal balance as of the cut-off date of $180,000,000, and an interest rate of 5.600% per annum. The DSCR and LTV on the 350 Madison Avenue Loan are 1.40x and 69.2%, respectively. The borrower contributed approximately $10.4 million of equity at closing which, together with the proceeds of the 350 Madison Avenue Loan, was used to refinance existing debt totaling $184.5 million, fund reserves, and pay closing costs. The current sponsors acquired the 350 Madison Avenue Property on February 7, 2005 for a total cost of approximately $202.6 million including reserves and closing costs. Including the additional costs of the subject loan, their basis in the 350 Madison Avenue Property is $208.6 million.

      The 350 Madison Avenue Loan has an initial term of 120 months and a remaining term of 115 months. The loan requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2016. Voluntary prepayment of the 350 Madison Avenue Loan is prohibited prior to the payment date of November 6, 2015 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from August 6, 2008.

o The Property. The 350 Madison Avenue Property is a 25-story, 383,927 sf class-A office building (including a 21,952 sf, 4-story annex building) located on the southwest corner of Madison Avenue and 45th Street in New York, New York. The collateral includes the main office tower at 350 Madison Avenue (361,975 sf) and a 4-story annex building at 10-12 East 45th Street (21,952 sf) connected to the tower with access to the Paul Stuart retail space via interior corridors. Built in 1924, the brick and steel building features floor plates of 6,500 to 22,000 square feet. As the building does not directly abut the neighboring buildings, floors benefit from windows on all sides, providing natural light to all areas of the floor plates. Located two blocks from Grand Central station, the building enjoys easy commuter access as well as many retail and dining amenities. A prior ownership group purchased the property from Conde Nast Publications in July 1999. At the time of the sale, Conde Nast occupied all of the space in the building, except for the retail component. Between 1999 and 2001, the prior owner completed a $40 million renovation program to reposition the building as a Class A, multi-tenant office tower taking advantage of its location. The renovation included replacement or upgrades of all major mechanical systems and creating a new lobby designed by the architecture firm of Skidmore, Owings, and Merrill. The newly renovated space was then leased as a multi-tenant building. The 76,903 sf Paul Stuart retail space has not been renovated.

      As of June 1, 2006, the 350 Madison Avenue Property was 99.2% leased to 13 office tenants and one retail tenant. The four largest tenants lease 69.5% of the building. The three largest office tenants utilize the property as their New York headquarters. Paul Stuart, an international retailer of upscale clothing, has been a tenant in the 350 Madison Avenue Property since 1965 and currently leases 76,903 sf through September 2014. 50,000 sf of Paul Stuart's space is prime retail space with frontage on both Madison Avenue and 45th Street. According to an appraisal by Cushman & Wakefield dated October 1, 2005, Paul Stuart's current annual rent is approximately $6 million below market levels, but there can be no assurance that such rents can ever be achieved..

      The 350 Madison Avenue Borrower (as defined below) and Kensico Properties ("Kensico"), an affiliate of the sponsors, have entered into a master lease for 28,175 sf located on the 16th and 17th floors at a rent of $54.66 per square foot per annum for a term of 4 years from the closing date (expiring February 6, 2010). The obligation under this master lease is guaranteed by the loan sponsors to a maximum liability of $4,288,333.33. Such liability shall be reduced dollar for dollar by rents paid by rents paid by Kensico under the master lease and by any rents received by any replacement leases on the master leased space. This master leased space represents 7.3% of the total rentable square footage of the building. The space was previously leased by a tenant that never took occupancy and subsequently filed for bankruptcy. The tenant security deposit was used by the owner to pay rents until it was depleted. The master lease was required by lender as a closing condition for a prior mortgage loan secured by the 350 Madison Avenue Property.

      The 350 Madison Avenue Property was granted a property tax abatement under the Industrial and Commercial Incentive Plan ("ICIP") between 2001 and 2012 due to the increase in the value of improvements as a result of past renovations. Property taxes on the exemption base of $10.44 million are 100% exempt for the first 8 years through 2008, then the exemption is phased-out 20% per year for the following 4 years, at which time the abatement ends. Based on the current tax rate of 11.674%, the abatement equals approximately $1.2 million.

      The following table presents certain information relating to some of the largest tenants at the 350 Madison Avenue Property:

                                               Largest Tenants Based on Annualized Base Rent

                               Credit                                         % of Total     Annualized
                               Rating                          Annualized     Annualized     Underwritten
                            (Fitch/Moody's/  Tenant    % of     Underwritten   Underwritten   Base Rent
          Tenant Name          S&P)(1)        NRSF     NRSF     Base Rent      Base Rent     (per NRSF)   Lease Expiration
          -----------          -------        ----     ----     ---------      ---------     ----------   ----------------
   BT North America              A-/NR/A-     81,915    21.3%   $4,914,900       25.1%       $60.00       2/28/2013
   C.E. Unterberg Towbin         NR/NR/NR     73,450    19.1     3,464,500       17.7        $47.17       3/31/2016
   Paul Stuart                   NR/NR/NR     76,903    20.0     2,585,801       13.2        $33.62       9/30/2014
   Citco Fund Services (USA,
      Inc.)                      NR/NR/NR     34,700     9.0     2,131,158       10.9        $61.42       10/31/2011
   Master Lease (Kensico
      Properties N.V. Inc.)      NR/NR/NR     28,175     7.3     1,540,000        7.9        $54.66        2/6/2010
                                              ----     ----     ---------      ---------     ----------
   Total Largest Tenants                      295,143   76.9%   $14,636,359      74.8%       $49.59
   Other Tenants                              85,540    22.3     4,924,203       25.2        $57.57
   Vacant Space                                3,244     0.8
                                              ----     ----     ---------      ---------     ----------
   Total/Wtd. Avg. All
      Tenants                                 383,927  100.0%   $19,560,562     100.0%       $51.38
                                              ====     ====     =========      =========     ==========

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at 350 Madison Avenue Property:


                          Lease Expiration Schedule(1)

                                                                                       % of Total       Annualized
                                                                       Annualized      Annualized      Underwritten
     Year Ending                      % of Total     Cumulative of    Underwritten    Underwritten      Base Rent
     December 31,    Expiring NRSF       NRSF         Total NRSF       Base Rent        Base Rent       (per NRSF)
     ------------    -------------       ----         ----------       ---------        ---------       ----------
   2006                       0           0.0%             0.0%                $0          0.0%             $0.00
   2007                       0           0.0              0.0%                 0          0.0              $0.00
   2008                   9,075           2.4              2.4%           435,600          2.2             $48.00
   2009                       0           0.0              2.4%                 0          0.0              $0.00
   2010                  28,175           7.3              9.7%         1,540,000          7.9             $54.66
   2011                 105,628          27.5             37.2%         6,610,761         33.8             $62.59
   2012                       0           0.0             37.2%                 0          0.0              $0.00
   2013                  81,915          21.3             58.6%         4,914,900         25.1             $60.00
   2014                  76,903          20.0             78.6%         2,585,801         13.2             $33.62
   2015                       0           0.0             78.6%                 0          0.0              $0.00
   2016 &
      Thereafter         78,987          20.6             99.2%         3,473,500         17.8             $43.98
   Vacant                 3,244           0.8            100.0%               N/A         N/A                N/A
                     -------------       ----                          ---------        ---------       ----------
   Total/Wtd. Avg.      383,927         100.0%                        $19,560,562        100.0%            $51.38
                     =============       ====                          =========        =========       ==========

(1)   Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrower is 350 Madison Properties LLC (the "350 Madison Avenue Borrower"), a single asset, single-member, special purpose, bankruptcy remote Delaware limited liability company with an independent director. Legal counsel to the borrower delivered a non consolidation opinion in connection with the origination of the 350 Madison Avenue Loan. Nabil and Fouad Chartouni (the "350 Madison Avenue Loan Sponsors") each indirectly own 50% of the 350 Madison Avenue Borrower. The 350 Madison Avenue Loan has the standard non-recourse carveout obligations and joint and several guaranties of those obligations have been provided by the 350 Madison Avenue Sponsors. In addition, the 350 Madison Avenue Sponsors provided a guaranty pursuant to which $5,000,000 of the cost of the replacing the facade of the building and the completion of the replacement was guarantied. The 350 Madison Avenue Borrower is obligated to complete such improvements within the first five years of the loan term using its own funds and not funds from the 350 Madison Avenue Loan reserve accounts.

      Since 1979, the 350 Madison Avenue Sponsors have conducted their property investment and operations through multiple, wholly owned entities. The Chartouni's have developed and invested in real estate projects in the U.S., Europe and Asia. They have or continue to directly or indirectly own and operate properties in New York City, including at 366 Madison Avenue, 509 Madison Avenue, 11 East 44th Street, and The Lowell Hotel. Additionally, they have invested in development parcels on Long Island and Connecticut, The L'Ermitage Hotel in Beverly Hills, and Credicom, a publicly traded European property company which owned, among other investments, The Richemond Hotel in Geneva and The Amanresort Chain in Asia.

o Escrows and Reserves. The 350 Madison Avenue Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The funds in such account will be used to pay for taxes and insurance premiums. The 350 Madison Avenue Borrower is required to make monthly contributions into the account in an amount equal to 1/12th of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Capital Expense Reserve: The 350 Madison Avenue Borrower is required to deposit $5,870 per month ($70,440 per year) into this reserve account. Funds in this reserve shall be used for approved capital expenses at the 350 Madison Avenue Property.

      Rollover Reserve: The 350 Madison Avenue Borrower is required to deposit $29,350 per month ($352,200 per year) into this reserve account. Also, any lease termination payment shall be paid into this reserve account. Funds in this reserve shall be used for approved tenant improvement and leasing commission costs at the 350 Madison Avenue Property.

      Master Lease Space Rollover Reserve: At closing, $2,000,000 was deposited with the lender into an upfront master lease space rollover reserve to be used for certain tenant improvement and leasing commission costs associated with the re-leasing of the former Vennworks space (28,175 sf on the 15th and 16th floors) described under "--The Property" above.

      Special Rollover Reserve: During a "Lease Sweep Period" (hereafter defined), an amount equal to the lesser of all excess cash and the amount necessary to terminate the Lease Sweep Period in question shall be deposited into this account to pay for approved leasing expenses to re-tenant the applicable leased space. In addition, the Down Time Funds (defined below) on deposit in this account may be used to fund debt service or operating expense shortfalls on any given payment date. A "Lease Sweep Period" is a period which commences (1) 12 months prior to the expiration of the BT North America lease or C.E. Unterberg, Towbin lease, (2) if either lease is not renewed, (3) if either lease is terminated or surrendered, (4) if a monetary or material non-monetary default under either lease occurs beyond any applicable notice and cure period; or (5) if either tenant is the subject of an insolvency proceeding; and terminates upon the earliest to occur of the following:
      (A) when an amount equal to the sum of (x) fifty percent (50%) of the then-escalated annual rent under the subject lease for the year immediately prior to the commencement of the subject Lease Sweep Period (the "Down-Time Funds") plus (y) $40.00 per square foot of space demised under the subject lease or, in the event of a partial termination or surrender, the affected portion of such lease (the "TILC Funds" and together with the Down-Time Funds, the "Lease Sweep Amount") has accumulated in the Special Rollover Reserve account and the Rollover Reserve account; (B) when all of the space demised under the subject lease has been fully leased pursuant to acceptable replacement lease(s) and all approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (C) for a Lease Sweep Period commencing as described in clauses (1), (2) or (3) above, when the subject lease is extended or renewed and funds in an amount equal to expressly identifiable and quantifiable contractual obligations of the borrower have accumulated in the Special Rollover Reserve account and Rollover Reserve account to pay for all tenant improvement costs and leasing commissions (if any) in connection with such renewal or extension,
      (D) for a Lease Sweep Period commencing as described in clause (4) above, when the subject default has been cured; (E) for a Lease Sweep Period commencing as described in clause (5) above, when the applicable insolvency proceeding has terminated or the applicable lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender; or (F) when an irrevocable letter of credit with a face amount equal to the Lease Sweep Amount has been delivered to the lender.

o Lock Box and Cash Management. The 350 Madison Avenue Loan requires a hard lock box, which was put in place at closing. The loan documents require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt and that the borrower instruct all tenants to send rents directly to the lockbox account. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Unless a Lease Sweep Period is continuing, all available cash after payment of debt service, operating expenses and required reserves is remitted to the borrower.

o Property Management. The 350 Madison Avenue Property is managed by 350 Management LLC (the "350 Madison Avenue Manager"), a Delaware limited liability company that is affiliated with the borrower. The 350 Madison Avenue Manager has contracted out property management pursuant to a sub-management agreement to Monday Properties Services, LLC, an un-related, third-party company that is an affiliate of Monday Properties. Monday Properties manages a portfolio of 17 properties consisting of over 7 million sf, and has managed the 350 Madison Avenue Property for six years. The lender may replace the property manager if (i) an Event of Default is continuing under the loan documents or (ii) the 350 Madison Avenue Manager is in material default under the management agreement, or
      (iii) upon the gross negligence, malfeasance or willful misconduct of the 350 Madison Avenue Manager. 350 Madison Avenue Manager receives an annual management fee of 3.5% of the gross revenues from the operation of the 350 Madison Avenue Property. The approved management fee between the 350 Madison Avenue Borrower and the 350 Madison Avenue Manager is capped at
      (i) 1% of gross revenue of the property if the manager is an affiliate of the 350 Madison Avenue Borrower or 350 Madison Avenue Sponsors or (ii) 2% of gross revenue of the property if either (a) the manager is a third-party, un-affiliated company or (b) the manager is an affiliate of the 350 Madison Avenue Borrower or 350 Madison Avenue Sponsors and such affiliated manager sub-contracts all day-to-day operation and leasing obligations under the management agreement to a third-party, un-affiliated manager. The 350 Madison Avenue Borrower is permitted to pay management fees in excess of such cap from its own funds. The current sub-management agreement fee is $300,000 per year subject to 3% per year increases.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Terrorism Insurance. The 350 Madison Avenue Property is insured against acts of terrorism as part of its "all-risk" property coverage. The 350 Madison Avenue Loan documents require the 350 Madison Avenue Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 350 Madison Avenue Property, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the 350 Madison Avenue Property, subject to a premium cap equal to 125% of the aggregate insurance premiums payable with respect to all required property insurance coverage for the last policy year in which coverage for terrorism was included as part of an all-risk policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PORTALS I
--------------------------------------------------------------------------------


                   Property Information                                      Mortgage Loan Information
Number of Mortgaged Real Properties                    1   Originator                                            GSCMC
Location (City/State)                     Washington, DC   Cut-off Date Principal Balance                 $155,000,000
Property Type                                     Office   Cut-off Date Principal Balance PSF/Unit             $325.65
Size (sf)                                        475,975   Percentage of Initial Mortgage Pool Balance            4.3%
Percentage Leased as of June 6, 2006               93.4%   Number of Mortgage Loans                                  1
Year Built                                          1992   Type of Security                                 Fee Simple
Appraisal Value                             $235,000,000   Mortgage Rate                                        6.033%
Underwritten Occupancy                             93.4%   Original Term to Maturity (Months)                      121
Underwritten Revenues                        $23,385,921   Original Amortization Term (Months)           Interest Only
Underwritten Total Expenses                   $8,771,496   Cut-off Date LTV Ratio                                66.0%
Underwritten Net Operating Income (NOI)      $14,614,425   LTV Ratio at Maturity                                 66.0%
Underwritten Net Cash Flow (NCF)             $13,636,052   Underwritten DSCR on NOI                              1.54x
                                                           Underwritten DSCR on NCF                              1.44x


o The Loan. The mortgage loan (the "Portals I Loan") is evidenced by a note in the original principal amount of $155,000,000 and is secured by a first mortgage encumbering an office building in Washington, DC (the "Portals I Property"). The Portals I Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The Portals I Loan was originated on June 6, 2006 and represents approximately 4.3% of the initial mortgage pool balance. The note evidencing the Portals I Loan had an original principal balance and has a principal balance as of the cut-off date of $155,000,000 and an interest rate of 6.033%. The proceeds of the Portals I Loan were used to refinance existing debt on the Portals I Property

      The Portals I Loan had an initial term of 121 months and has a remaining term of 120 months. The loan requires payments of interest only during the term of the loan. The scheduled maturity date is the payment date in July 2016. Voluntary prepayment of the Portals I Loan is prohibited until the payment date in March 2016. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o The Property. The Portals I Property is a 9-story, 475,975 sf class-A office building (including 20,648 sf of retail space), located in Washington, DC. The building contains a 261,500 sf below grade parking garage that is leased to Central Parking. The Portals I Property was completed in 1992 as the first phase of the larger mixed-use development that now includes a 450-room Mandarin Oriental Hotel that opened in 2004, Portals II which is the headquarters of the FCC and the Portals III office building. As of June 6, 2006, the Portals I Property was approximately 93.4% occupied, with 18 tenants.

      The largest leases, representing approximately 89.0% of the building, are with Carefirst BlueCross BlueShield and various U.S. Government agencies. The following table presents certain information relating to the major tenants at the Portals I Property:

           Largest Tenants Based on Annualized Underwritten Base Rent


                       Credit Rating                        Annualized    % of Total Annualized       Annualized
                      (Fitch/Moody's/             % of     Underwritten     Underwritten Base      Underwritten Base     Lease
Tenant Name               S&P)(1)        NRSF     NRSF      Base Rent             Rent              Rent (per NRSF)    Expiration
-------------------   ---------------   -------   -----    ------------   ---------------------    -----------------   ----------
Carefirst BlueCross
BlueShield             NR / NR / NR      94,889    19.9%     $4,388,663                    23.0%              $46.25   4/30/2011
GSA (FCC)              NR / NR / AAA     73,600    15.5       3,236,600                    17.0               $43.98   10/31/2012
GSA (USDA)             NR / NR / AAA     56,590    11.9       2,575,050                    13.5               $45.50   12/31/2011
GSA (USDA)             NR / NR / AAA     60,354    12.7       2,540,337                    13.3               $42.09   10/15/2008
GSA (HHS)              NR / NR / AAA     55,100    11.6       2,256,903                    11.8               $40.96   11/30/2009
GSA (HUD)              NR / NR / AAA     43,500     9.1       1,823,151                     9.6               $41.91   7/26/2012
GSA (FAA)              NR / NR / AAA     39,494     8.3       1,609,387                     8.4               $40.75   7/26/2012
                                        -------   -----    ------------   ---------------------    -----------------
Total Largest
Tenants                                 423,527    89.0%    $18,430,091                    96.6%              $43.52
Remaining Tenants                        21,112     4.4         648,982                     3.4               $30.74
Vacant Spaces                            31,336     6.6               0                     0.0                $0.00
                                        -------   -----    ------------   ---------------------    -----------------
Total/Wtd. Avg.
All Tenants                             475,975   100.0%    $19,079,073                   100.0%              $42.91
                                        =======   =====    ============   =====================    =================


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Portals I Property:

                          Lease Expiration Schedule (1)


                                                                                         % of Total       Annualized
                                                                       Annualized        Annualized      Underwritten
                           Expiring         % of       Cumulative     Underwritten   Underwritten Base    Base Rent
Year Ending December 31,     NRSF        Total NRSF   of Total NRSF     Base Rent           Rent          (per NRSF)
------------------------   -----------   ----------   -------------   ------------   -----------------   -----------
2006                             3,695       0.8%         0.8%            $138,581          0.7%            $37.51
2007                             4,460       0.9          1.7%             217,355          1.1             $48.73
2008                            63,954      13.4         15.1%           2,716,269         14.2             $42.47
2009                            63,427      13.3         28.5%           2,324,516         12.2             $36.65
2010                                 0       0.0         28.5%                   0          0.0              $0.00
2011                           151,479      31.8         60.3%           6,963,713         36.5             $45.97
2012                           156,594      32.9         93.2%           6,669,138         35.0             $42.59
2013                                 0       0.0         93.2%                   0          0.0              $0.00
2014                             1,030       0.2         93.4%              49,502          0.3             $48.06
2015                                 0       0.0         93.4%                   0          0.0              $0.00
2016 & Thereafter                    0       0.0         93.4%                   0          0.0              $0.00
Vacant                          31,336       6.6        100.0%                   0          0.0              $0.00
                           -----------   ----------                   ------------   -----------------   -----------
Total/Wtd. Avg.                475,975     100.0%                      $19,079,073        100.0%            $42.91
                           ===========   ==========                   ============   =================   ===========


(1)   Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrower is Parcel 49b Limited Partnership, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Portals I Loan. The borrower of the Portals I Loan is indirectly owned by Tower Associates, Inc. and Portals Development Associates Limited Partnership, an affiliate of Republic Properties Corporation. Republic Properties Corporation is a Washington, DC based, privately owned, real estate investment, management and development company focusing on institutional quality real estate. Portals Development Associates Limited Partnership is the guarantor of the non-recourse carve-outs and certain environmental obligations under the Portals I Loan.

o Escrows. At origination, the borrower deposited $2,500,000 into a reserve account to cover certain tenant improvements and leasing commissions at the Portals I Property and $47,500 into a reserve account to cover certain deferred maintenance conditions at the Portals I Property. The loan documents provide for monthly escrows for real estate taxes and insurance and, for a two-year period commencing on January 1, 2009, monthly escrows for certain tenant improvements and leasing commissions. In addition, during the continuance of a Portals I Cash Trap Period, the loan documents require the reserve of all amounts on deposit in the cash management account as additional collateral for the Portals I Loan, after the payment of debt service and budgeted operating expenses and the funding of required monthly escrows for real estate taxes, insurance, capital expenditures, tenant improvement allowances and leasing commissions. A "Portals I Cash Trap Period" means any period commencing as of the end of any fiscal quarter in which the net operating income of the Portals I Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of any two consecutive fiscal quarters in which the net operating income of the Portals I Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination.

o Lock Box and Cash Management. The Portals I Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day that there is no event of default under the Portals I Loan and no Portals I Cash Trap Period is ongoing, all funds in the lockbox account in excess of debt service, all other amounts due lender and all reserves required under the loan documents will be remitted to an account specified by the borrower. During the continuance of an event of default under the Portals I Loan, the lender may apply any funds in the lockbox account to the obligations of the borrower under the Portals I Loan in such order of priority as the lender may determine.

o Property Management. The Portals I Property is currently managed by Portals Development Associates Limited Partnership, an affiliate of the borrower, pursuant to a management agreement. Under the loan documents, the property manager's fee cannot exceed 4% of the revenues from the Portals I Property. The lender may require the borrower to replace the property manager if an event of default under the Portals I Loan has occurred or the property manager becomes insolvent, or upon a material default by the property manager under the property management agreement.

o Terrorism Insurance. The loan documents require that the all risk insurance policies required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Portals I Property as well as business interruption insurance covering the 18 month period from the occurrence of a casualty (plus an extended period of indemnity for 12 months after restoration). The borrower must maintain such coverage if it is then being obtained by prudent owners of real estate in the United States of a similar type and quality and in a similar location to the Portals I Property or is otherwise available for an annual premium of $175,000 or less (or if prudent owners are not maintaining such coverage or if such coverage is not available for an annual premium of $175,000 or less, then the borrowers are required to obtain the amount of terrorism coverage available for an annual premium of $175,000 or less, as is acceptable to lender in its reasonable discretion). The borrowers are permitted to maintain such terrorism coverage through a blanket policy. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - PACIFIC CENTER
--------------------------------------------------------------------------------


                      Property Information                                            Mortgage Loan Information
Number of Mortgaged Real Properties                           1   Originator                                             GCFP
Location (City/State)                     San Diego, California   Cut-off Date Principal Balance                 $121,200,000
Property Type                                            Office   Cut-off Date Principal Balance PSF/Unit             $276.11
Size (sf)                                               438,960   Percentage of Initial Mortgage Pool Balance            3.4%
Percentage Leased as of May 30, 2006                      88.8%   Number of Mortgage Loans                                  1
Year Built/Year Renovated                             1986/2002   Type of Security                                 Fee Simple
Appraisal Value                                    $155,000,000   Mortgage Rate                                       5.7594%
Underwritten Occupancy                                    88.8%   Original Term to Maturity (Months)                      120
Underwritten Revenues                               $13,073,145   Original Amortization Term (Months)           Interest Only
Underwritten Total Expenses                          $4,403,016   Cut-off Date LTV Ratio                                78.2%
Underwritten Net Operating Income (NOI)              $8,670,129   LTV Ratio at Maturity                                 78.2%
Underwritten Net Cash Flow (NCF)                     $8,648,181   Underwritten DSCR on NOI                              1.23x
                                                                  Underwritten DSCR on NCF                              1.22x


o The Loan. The mortgage loan (the "Pacific Center Loan") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 1455 Frazee Road and 1615 Murray Canyon Road in San Diego, California (the "Pacific Center Property"). The Pacific Center Loan represents approximately 3.4% of the initial mortgage pool balance. The Pacific Center Loan was originated on April 19, 2006, has an original principal balance and a principal balance as of the cut-off date of $121,200,000, and an interest rate of 5.7594% per annum. The DSCR and LTV on the Pacific Center Loan are 1.22x and 78.2%, respectively. The proceeds of the Pacific Center Loan were used to return acquisition capital to the direct and indirect owners of the borrower.

      The Pacific Center Loan has an initial term of 120 months and a remaining term of 118 months. The Pacific Center Loan requires payments of interest only for the entire term. The scheduled maturity date is May 6, 2016. Voluntary prepayment of the Pacific Center Loan is prohibited prior to the payment date of February 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted from August 6, 2008.

o The Property. The Pacific Center Property is comprised of two ten-story office towers and a six-level parking garage located on 6.37-acres in San Diego, California. The first tower was constructed in 1986 and consists of 220,757-sf. The second tower was built in 1988 and consists of 218,203 sf. The parking structure and surface parking field located between the two towers, contain 1,249 stalls and 172 surface parking spaces, yielding 1,421 stalls. In aggregate, the Pacific Center Property is comprised of 438,960 sf with average floor plates of approximately 22,000 sf.

      The largest tenant at the Pacific Center Property is Booz Allen & Hamilton, occupying approximately 112,524 sf and 25.6% of the property. Of that space, 51,553 sf expire in May, 2007, 25,724 sf expire in December, 2007, 22,322 sf expire in May, 2009, and 12,925 sf expire in April, 2011. The second largest tenant is Maxim Systems, occupying 34,307 sf and 7.8% of the Pacific Center Property under a lease expiring in February, 2012. The third largest tenant is CACI Technologies, Inc., occupying 29,802 sf and 6.8% of the Pacific Center Property under a lease expiring in July, 2010.

      As of May 30, 2006, the property is approximately 88.8% leased.

      The following table presents certain information relating to some of the largest tenants at the Pacific Center Property:

                  Largest Tenants Based on Annualized Base Rent


                                   Credit Rating                                        Annualized Underwritten
     Tenant Name               (Fitch/Moody's/S&P)(1)      Tenant NRSF     % of NRSF          Base Rent
-----------------------------  ----------------------   ----------------   ----------   -----------------------
Booz Allen & Hamilton                 NR/NR/NR                   112,524        25.6%         $3,237,272
Maxim Systems                         NR/NR/NR                    34,307         7.8             955,107
CACI Technologies, Inc               NR/Ba2/BB                    29,802         6.8             847,569
URS Corporation                      NR/Ba1/BB+                   27,869         6.3             846,880
BRAC - GSA Navy Base Realign        AAA/Aaa/AAA                   22,335         5.1             630,455
HRA Medical Mgmt                      NR/NR/NR                    19,207         4.4             546,247
Total Largest Tenants                                            246,044        56.1           7,063,529
Remaining Tenants                                                143,728        32.7           4,199,428
Vacant Space                                                      49,188        11.2                   0
                                                        ----------------   ----------   -----------------------
Total/Wtd. Avg. All Tenants                                      438,960       100.0%        $11,262,957
                                                        ================   ==========   =======================


                               % of Total Annualized    Annualized Underwritten Base
     Tenant Name               Underwritten Base Rent          Rent (per NRSF)         Lease Expiration
-----------------------------  ----------------------   ----------------------------   ----------------
Booz Allen & Hamilton                   28.7%                      $28.77                  Various(2)
Maxim Systems                            8.5                       $27.84                  2/28/2012
CACI Technologies, Inc                   7.5                       $28.44                   7/9/2010
URS Corporation                          7.5                       $30.39                  9/30/2010
BRAC - GSA Navy Base Realign             5.6                       $28.23                  8/15/2015
HRA Medical Mgmt                         4.8                       $28.44                  5/31/2010
Total Largest Tenants                   62.7                       $28.71
Remaining Tenants                       37.3                       $29.22
Vacant Space                             0.0                        $0.00
                               ----------------------   ----------------------------
Total/Wtd. Avg. All Tenants            100.0%                      $28.90
                               ======================   ============================


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   51,553 sf expires on 5/31/2007, 25,724 sf expires 12/31/2007, 22,322 sf expires 5/31/2009 and 12,925 sf expires 4/30/2011.

      The following table presents certain information relating to the lease rollover schedule at the Pacific Center Property:

                          Lease Expiration Schedule(1)


                                                                                        Annualized Underwritten
Year Ending December 31,   Expiring NRSF   % of Total NRSF   Cumulative of Total NRSF          Base Rent
------------------------   -------------   ---------------   ------------------------   -----------------------
2006                          26,738             6.1%                   6.1%                           $791,784
2007                         116,939            26.6                   32.7%                          3,301,620
2008                          32,826             7.5                   40.2%                            997,020
2009                          24,996             5.7                   45.9%                            718,649
2010                          99,743            22.7                   68.6%                          2,937,718
2011                          28,062             6.4                   75.0%                            819,497
2012                          34,307             7.8                   82.8%                            955,107
2013                               0             0.0                   82.8%                                  0
2014                               0             0.0                   82.8%                                  0
2015                          26,161             6.0                   88.8%                            741,562
2016 & Thereafter                  0             0.0                   88.8%                                  0
Vacant                        49,188            11.2                  100.0%                                N/A
                           -------------   ---------------                               ----------------------
Total/Wtd. Avg.              438,960           100.0%                                               $11,262,957
                           =============   ===============                               ======================


                           % of Total Annualized    Annualized Underwritten Base
Year Ending December 31,   Underwritten Base Rent          Rent (per NRSF)
------------------------   ----------------------   ----------------------------
2006                               7.0%                         $29.61
2007                              29.3                          $28.23
2008                               8.9                          $30.37
2009                               6.4                          $28.75
2010                              26.1                          $29.45
2011                               7.3                          $29.20
2012                               8.5                          $27.84
2013                               0.0                           $0.00
2014                               0.0                           $0.00
2015                               6.6                          $28.35
2016 & Thereafter                  0.0                           $0.00
Vacant                             N/A                            N/A
                           ----------------------   ----------------------------
Total/Wtd. Avg.                  100.0%                         $28.90
                           ======================   ============================


(1)   Calculated based on approximate square footage occupied by each tenant.

o The Borrower. The borrower is Maguire Properties-Pacific Center, LLC (the "Pacific Center Borrower"), a special-purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the Pacific Center Borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Center Loan. The sponsor of the Pacific Center Borrower is Maguire Properties, Inc. ("MPI"), a publicly traded REIT, with a market capitalization of $1.47 billion as of May 30, 2006. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI, is an experienced real estate investor. MPI currently owns a portfolio comprised of whole or partial interests in 23 properties (69 buildings) with approximately 15.4 million net rentable sf, one 350-room hotel with 266,000 sf and structured parking (on- and off-site) totaling 10 million sf, and surface parking, which in total accommodates over 32,500 vehicles. MPI also owns undeveloped land that can support up to 7.3 million sf of office, retail, and residential uses and an additional 3.6 million sf of structure parking. In 1965, Robert F. Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market. Over its 41-year history, Maguire Partners established a successful record of developing visible class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including Wells Fargo Tower, US Bank Tower, Gas Company Tower, and KPMG Tower. The borrower sponsor's operating partner, Maguire Properties, L.P. ("MPLP") guaranteed the non-recourse carveouts of the Pacific Center Loan.

o Escrows. The loan documents provide for certain escrows of real estate taxes and insurance premiums. At closing, the Pacific Center Borrower made an initial deposit in an amount equal to $5,000,000 into a capital reserve to be used for common area upgrades. In addition to the foregoing, the Pacific Center Borrower will make monthly ongoing deposits into the capital reserve in an amount initially equal to $9,145, which amount will only need to be deposited on payment dates when the capital reserve is below $500,000. Additionally, at closing, the Pacific Center Borrower made an initial deposit in an amount equal to $4,400,000 into a tenant improvements and leasing commissions reserve. In addition to the foregoing, the Pacific Center Borrower will make monthly ongoing deposits in an amount initially equal to $45,725 commencing on the earlier to occur of (i) May 6, 2009 or (ii) the first payment date following the date that the funds in the such reserve have been reduced to $1,000,000; provided, however, the Pacific Center Borrower will only be obligated to make such monthly payment into the tenant improvement and leasing commissions reserve on any payment date on which the aggregate amount then on deposit in the reserve (excluding any lease termination payments) is below $2,500,000.

o Lock Box and Cash Management. The loan requires a hard lock box, which is already in place. The loan documents require the Pacific Center Borrower to direct tenants to pay their rents directly to a lender controlled hard lock box. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt and that funds deposited in the lender-controlled account be swept on a daily basis into the Pacific Center Borrower's operating account unless an event of default is continuing or the debt service coverage ratio is less than 1.05x (a "DSCR Cash Management Period"). In the event that a DSCR Cash Management Period is continuing, the Pacific Center Borrower has the right to post a letter of credit in an amount equal to the portion of the then-outstanding principal of the loan such that the debt service coverage ratio of at least 1.05x would be maintained on the loan after repayment of the amount of such letter of credit. If an event of default is continuing or during a DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to pay debt service, operating expenses and any required reserves under the loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt. Additionally, if a DSCR Cash Management Period is continuing for two consecutive calendar quarters, lender may use the additional cash collateral to purchase defeasance eligible collateral and apply the proceeds of such collateral to pay a portion of the monthly payments due under the Pacific Center Loan each month.

o Property Management. MPLP, an affiliate of the Pacific Center Borrower, is the property manager for the Pacific Center Property. The lender may replace the property manager if (i) an event of default occurs and not cured, (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the loan is not repaid or (iv) the property manager defaults under the property management agreement. Thereafter, the Pacific Center Borrower may not enter into any agreement relating to the management of the Pacific Center Property without the express written consent of lender and the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Pacific Center Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o Mezzanine or Subordinate Indebtedness. There is currently no mezzanine or subordinate indebtedness. The loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the Pacific Center Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, so long as the indirect interests in the Pacific Center Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that
      (i) no default has occurred and remains uncured and (ii) the lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o Terrorism Insurance. The loan documents require the Pacific Center Borrower to maintain terrorism insurance. The Pacific Center Property has terrorism coverage as part of its sponsor's blanket all-risk property coverage. The loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from Pacific Center Borrower's comprehensive all risk insurance policy or business income coverage, the borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("Terrorism Acts"), at the borrower's option, either (A) in an amount not less than $360,000,000 on an aggregate basis covering the Pacific Center Property and all other properties owned by MPLP or its affiliates as of the closing date of the Pacific Center Loan and providing for a deductible not exceeding $1,000,000 or (B) in a total amount not less than $410,000,000 on an aggregate basis covering the Pacific Center Property and all other properties owned by MPLP or its affiliates as of the closing date of the Pacific Center Loan and providing for a deductible of not in excess of 5% of the full replacement value of the Pacific Center Property; in either case, provided that the endorsement or policy is (x) in form and substance reasonably satisfactory to lender; and (y) non-cancelable (to the extent such non-cancelable insurance is available in the marketplace) (insurance meeting such requirements being referred to herein as "Full Coverage"). Notwithstanding the requirements stated above, in the event that Full Coverage is not available at a cost of 200% of the aggregate amount of the "all risk" insurance premiums payable with respect to the Pacific Center Property and all other properties owned by MPLP or its affiliates for the last policy year adjusted annually by the Consumer Price Index (such amount, the "Terrorism Insurance Cap"), then Pacific Center Borrower is required to purchase insurance covering Terrorism Acts at the Pacific Center Property in an amount equal to the greatest amount of coverage obtainable at a per annum cost of the Terrorism Insurance Cap. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - MONTEHIEDRA TOWN CENTER
--------------------------------------------------------------------------------


                       Property Information                                        Mortgage Loan Information
Number of Mortgaged Real Properties                           1   Originator                                            GSCMC
Location (City/State)                     San Juan, Puerto Rico   Cut-off Date Principal Balance                 $120,000,000
Property Type                                            Retail   Cut-off Date Principal Balance PSF/Unit             $222.02
Size (sf)                                               540,490   Percentage of Initial Mortgage Pool Balance            3.3%
Percentage Leased as of May 15, 2006                      98.3%   Number of Mortgage Loans                                  1
Year Built                                                 1994   Type of Security                                 Fee Simple
Appraisal Value                                    $151,000,000   Mortgage Rate                                        6.040%
Underwritten Occupancy                                    98.3%   Original Term to Maturity (Months)                      120
Underwritten Revenues                               $14,875,445   Original Amortization Term (Months)           Interest Only
Underwritten Total Expenses                          $4,115,081   Cut-off Date LTV Ratio                                79.5%
Underwritten Net Operating Income (NOI)             $10,760,364   LTV Ratio at Maturity                                 79.5%
Underwritten Net Cash Flow (NCF)                    $10,439,408   Underwritten DSCR on NOI                              1.46x
                                                                  Underwritten DSCR on NCF                              1.42x


o The Loan. The mortgage loan (the "Montehiedra Town Center Loan") is evidenced by a note in the original principal amount of $120,000,000 and is secured by first mortgages encumbering one regional shopping center with five anchors located in San Juan, Puerto Rico (the "Montehiedra Town Center Property"). The Montehiedra Town Center Loan was originated on June 9, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Montehiedra Town Center Loan had an original principal balance and has an outstanding principal balance as of the cut-off date of $120,000,000 and an interest rate of 6.04%. The Montehiedra Town Center Loan represents approximately 3.3% of the initial mortgage pool balance. The proceeds of the Montehiedra Town Center Loan were used to refinance existing debt on the Montehiedra Town Center Property.

      The Montehiedra Town Center Loan had an initial term of 120 months and has a remaining term of 120 months. The loan documents require payments of interest only during the term of the loan. The scheduled maturity date is the payment date in July 2016. Voluntary prepayment of the Montehiedra Town Center Property Loan is prohibited prior to March 8, 2016. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date (or, if the Montehiedra Pari Passu Advance has been made the defeasance lockout period, at the option of the holder of the Montehiedra Pari Passu Advance, will extend until after the first payment date following the earlier to occur of the third anniversary of the origination of the Montehiedra Pari Passu Advance and the second anniversary of the securitization of both the Montehiedra Pari Passu Advance and the Montehiedra Town Center Loan). See "--Future Montehiedra Pari Passu Advance" below.

o The Property. The Montehiedra Town Center Property is an approximately 540,490 sf regional shopping center with five anchors and approximately 85 in-line retail shops and restaurants. The Montehiedra Town Center Property opened in 1994 and is located in San Juan, Puerto Rico. The San Juan, Guaynabo, and Trujilo municipalities of the greater San Juan metropolitan area make up the Montehiedra Town Center Property's primary trade area. In these three respective municipalities there are more than 500,000 residents. The San Juan metropolitan area, as a whole, has the highest population density and the highest income distribution on the island.

      The Montehiedra Town Center Property is anchored by K-Mart (approximately 135,333 sf), The Home Depot (approximately 110,241 sf), Marshalls (approximately 52,460 sf), Caribbean Theaters (approximately 50,000 sf) and Tiendas Capri (approximately 32,634 sf). The Montehiedra Town Center Property's in-line space totals approximately 159,822 sf with approximately 85 in-line tenants.

      The Montehiedra Town Center Property is approximately 98.3% leased (including the anchor spaces), with actual occupancy as of May 15, 2006 of approximately 96.9% with a variety of local and national tenants. Macaroni Grill, Footlocker, Bostonian, and GNC are among the retailers occupying the in-line space at the Montehiedra Town Center Property. Sales psf for mall shop tenants (with less than 10,000 sf) is approximately $420 based upon March 2006 T-12 Sales. Occupancy costs based on underwritten rent and recoveries at this sales level would be approximately 11.3% for such tenants.

      The following table presents certain information relating to the major tenants at the Montehiedra Town Center Property.

      Ten Largest Retail Tenants Based On Annualized Underwritten Base Rent


                                                                                           Annualized            % of Total
                                                                                          Underwritten    Annualized Underwritten
Tenant Name                  Credit Rating (Fitch/MIS/S&P)(1)   Tenant NRSF   % of NRSF    Base Rent             Base Rent
--------------------------   --------------------------------   -----------   ---------   -------------   -----------------------
K-Mart                                  BB/NR/BB+                   135,333      25.0%       $1,455,389           14.2%
The Home Depot                          AA/Aa3/AA                   110,241      20.4         1,261,157           12.3
Marshalls                                NR/A3/A                     52,460       9.7           944,280            9.2
Tiendas Capri                           NR/NR/NR                     32,634       6.0           489,510            4.8
Caribbean Theatres (2)                  NR/NR/NR                     50,000       9.3           402,500            3.9
Romano's Macaroni Grill(3)            BBB+/Baa2/BBB                   7,000       1.3           168,000            1.6
Marianne                                NR/NR/NR                      5,385       1.0           161,550            1.6
Chili's Grill and Bar                 BBB+/Baa2/BBB                   6,370       1.2           153,100            1.5
Pacific Sunwear                         NR/NR/NR                      4,374       0.8           144,342            1.4
Johnny Rockets (4)                      NR/NR/NR                      2,538       0.5           129,637            1.3
                                                                -----------   ---------   -------------   -----------------------
Ten Largest Tenants                                                 406,335      75.2%       $5,309,465           51.9%
Remaining Tenants                                                   124,764      23.1         4,916,102           48.1
Vacant Spaces                                                         9,391       1.7                 0            0.0
                                                                -----------   ---------   -------------   -----------------------
Total Tenants                                                       540,490     100.0%      $10,225,567          100.0%
                                                                ===========   =========   =============   =======================


                              Annualized
                             Underwritten
                              Base Rent
Tenant Name                  ($ per NRSF)   Lease Expiration
--------------------------   -------------  ----------------
K-Mart                         $10.75          4/30/2023
The Home Depot                 $11.44          4/30/2023
Marshalls                      $18.00          1/31/2014
Tiendas Capri                  $15.00          8/31/2015
Caribbean Theatres (2)          $8.05          4/30/2021
Romano's Macaroni Grill(3)     $24.00          11/3/2026
Marianne                       $30.00          3/31/2016
Chili's Grill and Bar          $24.03          6/30/2024
Pacific Sunwear                $33.00          12/31/2012
Johnny Rockets (4)             $51.08          6/30/2016
                             -------------
Ten Largest Tenants            $13.07
Remaining Tenants              $39.40
Vacant Spaces                   $0.00
                             -------------
Total Tenants                  $19.25
                             =============


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2) Caribbean Theatres is paying ground rent of $402,500 per annum. The improvements are not part of the collateral.

(3)   Tenant has executed a lease, but has not yet taken occupancy.

(4) This lease is currently out for signature, but has not been executed. We cannot assure you that it will in fact be executed.

      The following table presents certain information relating to the lease rollover schedule at the Montehiedra Town Center Property:

                          Lease Expiration Schedule (1)


                                                                                     % of Total     Annualized
                                                                      Annualized     Annualized    Underwritten
                            Expiring       % of      Cumulative of   Underwritten   Underwritten    Base Rent
Year Ending December 31,   Owned NRSF   Total NRSF     Total NRSF      Base Rent      Base Rent    ($ per NRSF)
------------------------   ----------   ----------   -------------   ------------   ------------   ------------
2006                          21,715        4.0%           4.0%          $792,998         7.8%        $36.52
2007                          18,607        3.4            7.5%           481,695         4.7         $25.89
2008                           4,587        0.8            8.3%           203,510         2.0         $44.37
2009                           6,661        1.2            9.5%           340,825         3.3         $51.17
2010                          14,060        2.6           12.1%           554,416         5.4         $39.43
2011                           2,458        0.5           12.6%            83,572         0.8         $34.00
2012                           9,329        1.7           14.3%           315,842         3.1         $33.86
2013                           3,397        0.6           15.0%           133,540         1.3         $39.31
2014                          64,194       11.9           26.8%         1,392,052        13.6         $21.69
2015                          51,792        9.6           36.4%         1,325,753        13.0         $25.60
2016 and Thereafter (2)      334,299       61.9           98.3%         4,601,364        45.0         $13.76
Vacant                         9,391        1.7          100.0%                 0         0.0          $0.00
Total                        540,490      100.0%                      $10,225,567       100.0%        $19.25


(1)   Calculated based on approximate square footage occupied by each tenant.

(2) Includes $402,500 of ground rent that Caribbean Theatres is paying on 50,000 sf.

o The Borrower. The borrower is Vornado Montehiedra Acquisition L.P., a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Montehiedra Town Center Loan. The borrower under the Montehiedra Town Center Loan is indirectly owned by Vornado Realty L.P. Vornado Realty L.P. is the indemnitor of certain environmental obligations under the Montehiedra Town Center Loan.

o Escrows. The loan documents provide for certain escrows of real estate taxes, insurance, capital expenditures, tenant improvement allowances and leasing commissions and any tenant lease termination payments received by the borrower to be funded during a Montehiedra Cash Trap Period. A "Montehiedra Cash Trap Period" means any period commencing as of the end of any fiscal quarter in which the net operating income of the Montehiedra Town Center Property for the prior twelve-month period is less than 85% of the net operating income at origination and terminating as of the end of the second consecutive fiscal quarter in which the net operating income of the Montehiedra Town Center Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination; provided, however, that if a Montehiedra Cash Trap Period would be in effect, the borrower may deliver to the lender a guarantee of Vornado Realty, L.P. (if, among other requirements, its net worth remains at least $500,000,000 at all times the guarantee is in place) or a letter of credit in an amount equal to the difference between 85% of the net operating income at origination and net operating income at the conclusion of the twelve-month period. In that case, no Montehiedra Cash Trap Period will be deemed to have commenced.

o Lock Box and Cash Management. The Montehiedra Town Center Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Montehiedra Cash Trap Period or event of default under the loan documents exists. During a Montehiedra Cash Trap Period if no event of default has occurred and is continuing, amounts in the lockbox account will be applied to pay any required reserves, to pay the scheduled monthly debt service payment and all other amounts due under the Montehiedra Town Center Loan, to pay to the borrower all budgeted expenses (and capping the fees paid to the manager at 4% of operating income) and then to the borrower.

o Property Management. The Montehiedra Town Center Property is currently managed by Berenson Associates, Inc., a Massachusetts corporation, pursuant to a management agreement. The property manager is entitled to a management fee of 4% of the rental income for the Montehiedra Town Center Property. In addition, the property manager is entitled to a leasing commission of $1 per rentable square foot for any leasing transaction of 10,000 sf or more, plus certain travel expenses. The lender has the right to require the borrower to replace the manager if a monetary event of default has occurred and is continuing, upon manager becoming insolvent and during the continuance of any material default on the part of manager under the related management agreement beyond any applicable notice and cure period.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Future Montehiedra Pari Passu Advance. The borrower is permitted under the loan documents at any time on or prior to June 9, 2011 to receive an additional pari passu advance (the "Montehiedra Pari Passu Advance") from any qualified institutional lender (the "Pari Passu Advance Lender") which will be evidenced by a note and secured by a mortgage on the existing collateral and future planned expansion improvements at the borrower's option, within the main "mall" portion of the Montehiedra Town Center Property and on approximately 4.1 acres of land adjacent thereto or on one of two adjacent parcels (the "Expansion Improvements"). The Montehiedra Pari Passu Advance will be in an aggregate amount equal to the lesser of
      (i) $35,000,000 and (ii) nine (9) times the expected increase (based on executed leases) in net operating income as a result of the Expansion Improvements (or a lesser amount requested by borrower). The Montehiedra Pari Passu Advance is required to be pari passu in right of payment with the Montehiedra Town Center Loan.

      The Montehiedra Pari Passu Advance is required to have a fixed rate of interest and be coterminous with the Montehiedra Town Center Loan. The Pari Passu Advance Lender is required to enter into a co-lender agreement with the lender that is reasonably acceptable to the lender and the Pari Passu Advance Lender in their respective good faith business judgment, which provides, among other things, for pro rata payments and acceptable control and cooperation provisions; it being understood that control of servicing, consents, approvals, foreclosure, workout and/or other disposition and/or realization of the Montehiedra Town Center Loan must be vested in the holder of the Montehiedra Town Center Loan.

      The borrower's right to receive the Montehiedra Pari Passu Advance is subject to, among others, the satisfaction of the following conditions:
      (a) no event of default shall have occurred and be continuing on the funding date of the Montehiedra Pari Passu Advance, (b) the borrower has delivered evidence reasonably satisfactory to the lender that all of the Expansion Improvements have been constructed, improved and completed in compliance with all applicable legal requirements, (c) the lender has received estoppel letters from tenants occupying, in the aggregate, not less than 75% of the aggregate rentable square feet in the Expansion Improvements and paying, in the aggregate, not less than 75% of the rent generated pursuant to leases for the Expansion Improvements, (d) at the time of the Montehiedra Pari Passu Advance, the debt service coverage ratio for the Expansion Parcel is not less than 1.60x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (e) the debt service coverage ratio for the Montehiedra Town Center Property (including the Expansion Parcel) is not less than 1.50x (however, if this condition is not satisfied but all other conditions are satisfied, then the amount of the Montehiedra Pari Passu Advance will be reduced to the maximum amount satisfying this condition), (f) the Montehiedra Pari Passu Advance does not exceed 75% of the appraised value of the Expansion Parcel and improvements, and (g) aggregate loan-to-value ratio of the Montehiedra Town Center Loan and the Montehiedra Pari Passu Advance does not exceed 79%.

o Terrorism Insurance. The loan documents require the borrowers to maintain "all-risk" insurance, providing coverage for terrorism in an amount equal to the full replacement cost of the Montehiedra Town Center Property as well as business interruption insurance covering the 24-month period from the occurrence of a casualty until restoration (plus an extended period of indemnity for 12 months after restoration). The borrower must maintain such coverage to the extent that such coverage is commercially available for an annual premium of $50,000 or less (or such coverage as is available for such amount and acceptable to the lender). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - THE STRIP
--------------------------------------------------------------------------------


                     Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                        1   Originator                                          GSCMC
Location (City/State)                     North Canton, Ohio   Cut-off Date Principal Balance                $92,328,510
Property Type                                         Retail   Cut-off Date Principal Balance PSF/Unit           $117.97
Size (sf)                                            782,611   Percentage of Initial Mortgage Pool Balance          2.6%
Percentage Leased as of March 31, 2006                  100%   Number of Mortgage Loans                                1
Year Built                                         1996-2003   Type of Security                               Fee Simple
Appraisal Value                                 $116,300,000   Mortgage Rate                                     5.8390%
Underwritten Occupancy                                 96.8%   Original Term to Maturity (Months)                    120
Underwritten Revenues                            $10,220,470   Original Amortization Term (Months)                   360
Underwritten Total Expenses                       $2,317,075   Cut-off Date LTV Ratio                              79.4%
Underwritten Net Operating Income (NOI)           $7,903,395   LTV Ratio at Maturity                               67.2%
Underwritten Net Cash Flow (NCF)                  $7,697,668   Underwritten DSCR on NOI                            1.21x
                                                               Underwritten DSCR on NCF                            1.18x


o The Loan. The mortgage loan ("The Strip Loan") is evidenced by a note in the original principal amount of $92,600,000 and is secured by a first mortgage encumbering a class A anchored retail center located in North Canton, Ohio ("The Strip Property"). The Strip Loan was originated by Goldman Sachs Commercial Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs Mortgage Company. The Strip Loan was originated on April 5, 2006 and represents approximately 2.6% of the initial mortgage pool balance. The note evidencing The Strip Loan had an original balance of $92,600,000, has an outstanding principal balance as of the cut-off date of $92,328,510 and an interest rate of 5.839%. The proceeds of The Strip Loan were used to refinance existing debt on The Strip Property.

      The Strip Loan has an initial term of 120 months and has a remaining term of 117 months. The Strip Loan amortizes based on a 360-month amortization schedule. The scheduled maturity date is the payment date in April 2016. Voluntary prepayment of The Strip Loan is prohibited until the payment date in October 2015. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o The Property. The Strip Property is a 782,611 sf anchored retail center located in North Canton, Ohio. The Strip Property was constructed by Robert Stark in 1996-2003 and covers approximately 96 acres. The Strip Property is 100% occupied with major tenants including Wal-Mart (149,429
      sf), Lowe's (130,497 sf), Giant Eagle (90,854 sf) and approximately 30 other nationally recognized big box retailers including Best Buy, Borders and Bed, Bath & Beyond. For year end 2005, sales for Bed, Bath & Beyond and Marshalls are $253 psf and $180 psf respectively. Occupancy costs at this sales level would be approximately 6.5% and 9.4% for Bed, Bath & Beyond and Marshalls, respectively. For year end 2005, sales for Old Navy were $562 psf with occupancy costs of approximately 3.6%. For trailing twelve months as of November 2005, sales for Giant Eagle were $352 psf with occupancy costs of approximately 3.6%. For year end 2005, sales for Cinemark were $442,974 per screen. The Strip Property is 14 miles south of the Akron CBD and four miles north of the Canton CBD. According to the appraisal, the Canton-Massillon MSA has a population of 408,707 and there are approximately 106,247 people within a 5-mile radius of The Strip Property. The average household income within the 5-mile radius is approximately $73,784.

      The following table presents certain information relating to the major tenants at The Strip Property:

      Ten Largest Retail Tenants Based On Annualized Underwritten Base Rent


                                                                                     Annualized        % of Total
                              Credit Rating (Fitch/Moody's/   Tenant                Underwritten  Annualized Underwritten
Tenant Name                              S&P) (1)              NRSF     % of NRSF   Base Rent          Base Rent
---------------------------   -----------------------------   -------   ---------   ------------  -----------------------
Cinemark USA (Tinseltown)              NR/Caa1/B+              66,338       8.5%        $916,791         10.7%
Giant Eagle                             NR/NR/NR               90,854      11.6          844,942          9.9
Best Buy Stores                      BBB+/Baa2/BBB             42,496       5.4          808,699          9.5
Wal-Mart                               AA/Aa2/AA              149,429      19.1          763,582          8.9
Lowe's                                  A+/A2/A+              130,497      16.7          759,493          8.9
Borders                                 NR/NR/NR               30,000       3.8          549,900          6.4
Bed, Bath & Beyond                     NR/NR/BBB               40,000       5.1          484,000          5.7
Marshalls                               NR/A3/A                32,946       4.2          441,476          5.2
Sofa Express                            NR/NR/NR               26,625       3.4          371,951          4.3
Babies R Us                           CCC/Caa2/B-              42,296       5.4          359,939          4.2
                                                              -------   ---------   ------------  -----------------------
Ten Largest Owned Tenants                                     651,481      83.2%      $6,300,773         73.6%
Remaining Owned Tenants(2)                                    131,130      16.8        2,254,393         26.4
Vacant Spaces (Owned Space)                                         0       0.0                0          0.0
                                                              -------   ---------   ------------  -----------------------
Total All Owned Tenants(2)                                    782,611     100.0%      $8,555,166        100.0%
                                                              =======   =========   ============  =======================


                               Annualized
                              Underwritten
                               Base Rent
Tenant Name                    (per NRSF)   Lease Expiration
---------------------------   ------------  ----------------
Cinemark USA (Tinseltown)       $13.82          8/1/2017
Giant Eagle                      $9.30          12/1/2016
Best Buy Stores                 $19.03          1/1/2021
Wal-Mart                         $5.11         10/25/2016
Lowe's                           $5.82          11/1/2016
Borders                         $18.33          10/1/2011
Bed, Bath & Beyond              $12.10          2/1/2012
Marshalls                       $13.40          11/1/2009
Sofa Express                    $13.97          7/1/2007
Babies R Us                      $8.51          11/1/2011
                              ------------
Ten Largest Owned Tenants        $9.67
Remaining Owned Tenants(2)      $17.19
Vacant Spaces (Owned Space)      $0.00
                              ------------
Total All Owned Tenants(2)      $10.93
                              ============


(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Includes ground rent attributable to eight ground leases.

      The following table presents certain information relating to the lease rollover schedule at The Strip Property:

                          Lease Expiration Schedule (1)


                                                                                    % of Total     Annualized
                                                                     Annualized     Annualized    Underwritten
                           Expiring       % of      Cumulative of   Underwritten   Underwritten    Base Rent
Year Ending December 31,     NRSF      Total NRSF    Total NRSF     Base Rent(2)     Base Rent     (per NRSF)
------------------------   ---------   ----------   -------------   ------------   ------------   ------------
2006                               0      0.0%           0.0%                 $0        0.0%           $0.00
2007                          55,445      7.1            7.1%            986,248       11.5           $17.79
2008                          25,000      3.2           10.3%            323,000        3.8           $12.92
2009                          37,531      4.8           15.1%            690,184        8.1           $18.39
2010                           6,700      0.9           15.9%            115,709        1.4           $17.27
2011                          72,296      9.2           25.2%            909,839       10.6           $12.58
2012                          47,500      6.1           31.2%            634,000        7.4           $13.35
2013                           9,500      1.2           32.5%            198,125        2.3           $20.86
2014                               0      0.0           32.5%                  0        0.0            $0.00
2015                               0      0.0           32.5%                  0        0.0            $0.00
2016 & thereafter            528,639     67.5          100.0%          4,698,061       54.9            $8.89
Vacant                             0      0.0          100.0%                  0        0.0            $0.00
                           ---------   ----------                   ------------   ------------   ------------
Total                        782,611    100.0%                        $8,555,166      100.0%          $10.93
                           =========   ==========                   ============   ============   ============


(1)   Calculated based on approximate square footage occupied by each tenant.

(2)   Includes ground rent attributable to eight ground leases.

o The Borrower. The borrower is The Strip Delaware LLC, a single-purpose, single-asset entity. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of The Strip Loan. The borrower is indirectly owned by 540 Investment Company Limited Partnership ("540 Partnership") and Stark Family Holdings, LLC ("Stark"), which are the guarantors of the non-recourse carve-outs under The Strip Loan.

o Escrows. At origination, the borrower deposited $388,361 into a lease escrow reserve account in connection with a dispute between tenant Giant Eagle and the borrower regarding historical reimbursement charges. The reserve will be released when the lender receives, among other things, a letter of estoppel from Giant Eagle that the dispute has been settled and resolved. In addition, the loan documents provide for certain escrows for certain replacements or repairs to The Strip Property required to be made by the borrower, when such replacements or repairs are not made within the specified repair period. The loan documents also provide for certain escrows of taxes and insurance if the borrower fails to deliver evidence of payment of the taxes and insurance and tenant termination fees if such fees are paid in connection with the cancellation or termination of any lease.

o Lock Box and Cash Management. The Strip Loan contains a springing lock box. Upon the occurrence of a Strip Lockbox Event, the borrower will be required to (a) direct the tenants to pay their rents directly to a lender-controlled lockbox account and (b) deposit all operating income paid to or received directly by the borrower (other than tenant security deposits required to be held in escrow accounts) into the lockbox account within one business day after receipt. Unless an event of default under the loan documents has occurred, all funds in the lockbox account after payment of the monthly debt service payment, any required reserves and budgeted operating expense will be swept to a borrower controlled account. After the occurrence and during the continuation of an event of default, all amounts in the lockbox account will be held as additional collateral for The Strip Loan. A "Strip Lockbox Event" means (i) an event of default under the loan documents, (ii) a KeyBank Event or (iii) the commencement of a Strip Sweep Period. A "KeyBank Event" is (A) the existence of an event of default under certain loan agreements between the 540 Partnership and Stark and KeyBank National Association ("KeyBank"), under which they have each pledged their right to economic distributions from their respective subsidiary, and (B) a change of control of Stark or 540 Partnership wholly or partly in satisfaction of their respective KeyBank loan to any person other than KeyBank or any other institutional lender and the new controlling person of either Stark or 540 Partnership has not obtained approval by the lender. A "Strip Sweep Period" is a period from and after the 1st day of the quarter following the quarter during which the net operating income was less than $6,567,695 on an annualized basis, until the last day of the 2nd of any two consecutive quarters thereafter during each of which quarter the net operating income was equal to or greater than $6,567,695 on an annualized basis.

o Property Management. The Strip Property is currently managed by Robert L. Stark Enterprises, Inc., an affiliate of the borrower, pursuant to a management agreement. The lender may cause The Strip Borrower to terminate the management agreement during the continuance of an event of default under the loan documents, within ninety (90) days after lender has acquired title to the property through foreclosure or other similar transaction, during the continuance of a default by manager under the management agreement if the default would result in a material adverse effect on the value of the property, or in the event of certain insolvency events with respect to the manager. The contractual management fee is equal to 5% of the gross amount of payments due as base rent, overage rent or percentage rent, together with all monies derived from the parking facilities of The Strip Property. In addition, the leasing fee for all leases of 20,000 sf or less is 6% of the first $1,500,000 of fixed minimum rent and 4% thereafter required to be paid pursuant to each such lease; for all leases between 20,000 and 50,000 sf, the leasing fee is $4.00 psf; and for all leases in excess of 50,000 sf, the leasing fee is $3.50 psf.

o Mezzanine or Subordinate Indebtedness. Not permitted. However, each of Stark and 540 Partnership have revolving loans with KeyBank. Neither Stark nor 540 Partnership are permitted to pledge their interests in the borrower to secure this debt.

o Terrorism Insurance. The loan documents require that the commercial property and business income and extra expense insurance policies required to be maintained by borrower provide coverage for perils of terrorism and acts of terrorism in an amount equal to 100% of the replacement cost of The Strip Property and 100% of the projected gross income from The Strip Property for a period of 18 months, plus an extended period of indemnity for 18 months after restoration. The borrower is permitted to maintain such coverage through a blanket policy provided the blanket policy in each case provides not less than the protection that would be provided under separate policies covering only The Strip Property. See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

GCCFC 2006-GG7

TEN LARGEST MORTGAGE LOANS - JOHNSON MEDICAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------


                   Property Information                                       Mortgage Loan Information
Number of Mortgaged Real Properties                     13      Originator                                      GSCMC
Location (City/State)                              Various      Cut-off Date Principal Balance            $91,730,000
Property Type                                       Office      Cut-off Date Principal Balance PSF/Unit       $116.47
Size (sf)                                          787,586      Percentage of Initial Mortgage Pool Balance      2.5%
Percentage Leased as of May 23, 2006                  100%      Number of Mortgage Loans                            1
Year Built                                         Various      Type of Security                 Fee Simple/Leasehold
Appraisal Value                               $142,801,000      Mortgage Rate                                   6.02%
Underwritten Occupancy                               95.0%      Original Term to Maturity (Months)                120
Underwritten Revenues                          $15,109,542      Original Amortization Term (Months)     Interest Only
Underwritten Total Expenses                     $5,081,726      Cut-off Date LTV Ratio                          64.2%
Underwritten Net Operating Income (NOI)        $10,027,816      LTV Ratio at Maturity                           64.2%
Underwritten Net Cash Flow (NCF)                $9,477,268      Underwritten DSCR on NOI                        1.79x
                                                                Underwritten DSCR on NCF                        1.69x

o The Loan. The mortgage loan (the "Johnson Medical Office Portfolio Loan") is evidenced by a note in the original principal amount of $91,730,000 and is secured by first mortgages encumbering thirteen medical office properties located in five states (the "Johnson Medical Office Portfolio Properties"). The Johnson Medical Office Portfolio Loan was originated on May 31, 2006 by Goldman Sachs Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company. The Johnson Medical Office Portfolio Loan had an original principal balance and has a principal balance as of the cut-off date of $91,730,000 and an interest rate of 6.02%. The Johnson Medical Office Portfolio Loan represents approximately 2.5% of the initial mortgage pool balance. The proceeds of the Johnson Medical Office Portfolio Loan were used to refinance existing debt on the Johnson Medical Office Portfolio Properties.

      The Johnson Medical Office Portfolio Loan has an initial term of 120 months and has a remaining term of 119 months. The loan documents require payments of interest only during the term of the loan. The scheduled maturity date is the payment date in June 2016. Voluntary prepayment, in whole or in part, of the Johnson Medical Office Portfolio Loan is prohibited prior to the second anniversary of the securitization closing date, but permitted thereafter subject to a yield maintenance charge. Defeasance, in whole or in part, with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at any time after the payment date in August 2008. See "Release of Collateral" below. Voluntary prepayment without payment of a yield maintenance charge or prepayment penalties permitted on each payment date after March 6, 2016.

o The Properties. The Johnson Medical Office Portfolio Properties consist of thirteen medical office properties located in five states Below is a description of the three largest loan properties by allocated loan amount.

      Sacred Heart Medical Office. Sacred Heart MOB is a Class A medical office building, consisting of 163,813 sf. Sacred Heart MOB serves as Sacred Heart Hospital's lobby, conference space and physicians offices. Sacred Heart Hospital was established in 1915 and is the dominant health care provider in Pensacola.

      Shelby Physicians Center. Shelby Physicians Center is a Class A medical office building consisting of 73,226 sf. The Shelby Physicians Center is primarily leased to the Baptist Health System. The System's major use in the building is an outpatient surgery center. The remaining portion of the building is leased to four physicians, with specialties including surgical, ENT and Urology.

      Cullman Medical Office I. Cullman Medical Office I is a Class A medical office building consisting of 80,478 sf. Cullman Medical Office I is primarily leased to Cullman Regional Medical Center. Cullman Regional Medical Center maintains an approximate 72% market share in its primary service area. The remaining portion of the building is home to the Cullman Pain Center, with specialties including primary care, surgery, pediatrics, ENT and a Urology group. Cullman Regional Medical Center is part of the Baptist Health System.

      The following table presents certain information relating to the Johnson Medical Office Portfolio Properties.

                                                  Allocated                                                     Ground    Fully
                                                   Loan     Year  Square              System       Ownership     Lease     Extended
     Property Name          City     State        Amount    Built Feet  Occupancy   Affiliation     Interest    Expiry     Expiry
     -------------          ----     -----        ------    ----- ----  ---------   -----------     --------    ------     ------
Sacred Heart MOB        Pensacola    Florida    $17,280,000 1999 163,813 100.0%     Ascension        Leasehold 8/1/2050   8/1/2060
Shelby Physicians       Alabaster    Alabama     9,300,000  2003 73,226  100.0      Baptist          Leasehold 3/28/2054 3/28/2074
Center
Cullman MOB I           Cullman      Alabama     9,110,000  1993 80,478  100.0      Baptist Health   Leasehold 2/28/2093 2/28/2093
                                                                                    System
Physicians Medical      Crestview    Florida     8,636,000  2001 71,704  100.0      Community        Fee          N/A       N/A
Plaza                                                                               Health Systems   Simple
Cullman MOB II          Cullman      Alabama     8,632,000  1997 71,280  100.0      Baptist Health   Leasehold 1/2/2096   1/2/2096
                                                                                    System
Wesley Medical Plaza    Hattiesburg              7,406,000  2003 41,884  100.0      Triad Hospitals  Leasehold 2/19/2102 2/19/2102
                                     Mississipi                                     Inc.
Emerald Coast           Destin       Florida     6,840,000  2003 55,602  100.0      Ascension        Leasehold 11/1/2078 11/1/2088
Physicians Plaza
Coosa Valley Medical    Sylacauga    Alabama     5,440,000  1999 42,774  100.0      Baptist Health   Leasehold 4/13/2049 4/13/2059
Plaza                                                                               System
Kingsport Medical       Kingsport    Tennessee   5,242,000  2004 56,648  100.0      Wellmont Health  Leasehold 4/27/2070 4/27/2090
Office Plaza                                                                        System
Carolina Medical Plaza  Columbia     South       4,300,000  2000 40,466  100.0      Palmetto Health  Fee          N/A       N/A
                                     Carolina                                       Alliance         Simple
The Women's Pavilion    Huntsville   Alabama     4,234,000  2003 47,596  100.0      Huntsville                 12/20/2057 12/20/2067
                                                                                    Healthcare       Leasehold
                                                                                    Authority        (Condo)
Coastal Carolina        Hardeeville  South       3,330,000  2004 27,565  100.0      Lifepoint        Leasehold 3/18/2064  3/18/2094
Medical Plaza                        Carolina                                       Hospitals, Inc.
Family Medicine South   Pelham       Alabama     1,980,000  1999 14,550  100.0      Tenet            Leasehold 11/15/2023 11/15/2043
                                                  ------          ----  ---------
Total / Average                                $91,730,000      787,586  100.0%
   Portfolio
                                                  ======          ====  =========

      The following table presents certain information relating to the major tenants at the Johnson Medical Office Portfolio Properties:

      Ten Largest Retail Tenants Based On Annualized Underwritten Base Rent

                                                                                    % of Total   Annualized
                                 Credit Rating                         Annualized   Annualized  Underwritten
                              (Fitch/Moody's/S&P)  Tenant      % of    Underwritten  Underwritten  Base Rent     Lease
        Tenant Name                   (1)            NRSF      NRSF     Base Rent    Base Rent   ($ per NRSF)  Expiration
        -----------                   ---            ----      ----     ---------   ---------   ------------  ----------
Baptist Health System              NR/NR/NR         90,289      11.5%  $1,639,654      13.6%       $18.16          (2)
Sacred Heart Hospital              NR/NR/NR        114,060      14.5    1,260,621      10.4        $11.05          (3)
Cullman Regional Medical
   Center                           NR/NR/NR         88,693      11.3    1,244,467      10.3        $14.03          (4)
Nemours Children -
   Pensacola                       NR/NR/NR         76,817       9.8      949,458       7.9        $12.36        3/1/2015
Hattiesburg Ambulatory
   Surgery                         NR/NR/NR         14,258       1.8      434,014       3.6        $30.44       11/1/2018
Huntsville Hospital                NR/NR/NR         34,358       4.4      416,623       3.4        $12.13      11/30/2018
Wesley Health Systems             BB-/B2/BB         27,626       3.5      407,233       3.4        $14.74       10/1/2015
Crestview Hospital
   Corporation                    NR/NR/BB-         17,650      2.2       340,998       2.8        $19.32       3/1/2013
Holston Medical Group              NR/NR/NR         22,936       2.9      339,912       2.8        $14.82       8/1/2014
Cullman Internal Medicine          NR/NR/NR         15,210       1.9      316,520       2.6        $20.81       8/1/2012
                                                     ----      ----     ---------   ---------   ------------
Ten Largest Tenants                                501,897      63.7%  $7,349,498      60.8%       $14.64
   Remaining Tenants                               285,689      36.3    4,741,319      39.2        $16.60
   Vacant                                                0       0.0            0       0.0         $0.00
                                                     ----      ----     ---------   ---------   ------------
Total All Tenants                                  787,586     100.0% $12,090,817   100.0%       $15.35
                                                     ====      ====     =========   =========   ============

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2) Baptist Health System has five leases with two leases expiring on 1/14/2013 (27,613 sf), one lease expiring on 1/31/2015 (42,774 sf), one lease expiring on 5/31/2015 (1,612 sf) and one lease expiring on 1/14/2018 (18,290 sf).
(3) Sacred Heart Hospital has nine leases with one lease expiring on 5/31/2008 (2,538 sf), three leases expiring on 3/1/2015 (9,454 sf), one lease expiring on 4/1/2015 (972 sf), one lease expiring on 5/14/2015 (1,685 sf), one lease expiring on 6/1/2015 (86,996 sf), one lease expiring on 9/1/2015 (7,618 sf) and one lease expiring on 8/1/2018 (4,797 sf).
(4) Cullman Regional has seven leases with one lease that is month-to-month (664 sf), one lease expiring on 4/1/2008 (7,094 sf), two leases expiring on 8/1/2009 (7,468 sf), one lease expiring on 8/1/2012 (4,602 sf), one lease expiring on 2/1/2015 (40,981 sf) and one lease expiring on 4/1/2023 (27,884 sf).

      The following table presents certain information relating to the lease rollover schedule at the Johnson Medical Office Portfolio Properties:


                          Lease Expiration Schedule (1)

                                                                                                        Annualized
                                                                                       % of Total      Underwritten
                                                    Cumulative       Annualized        Annualized      Base Rent ($
                           Expiring    % of Total        of          Underwritten      Underwritten          per
Year ending December 31,      NRSF        NRSF       Total NRSF       Base Rent         Base Rent           NRSF)
------------------------      ----        ----       ----------       ---------         ---------           -----
2006                          664          0.1%          0.1%           $13,293             0.1%            $20.02
2007                        3,986          0.5           0.6%            93,406             0.8             $23.43
2008                       12,432          1.6           2.2%           231,067             1.9             $18.59
2009                       41,931          5.3           7.5%           823,691             6.8             $19.64
2010                       40,466          5.1          12.6%           823,305             6.8             $20.35
2011                       54,054          6.9          19.5%           658,378             5.4             $12.18
2012                       36,302          4.6          24.1%           755,445             6.2             $20.81
2013                       91,200         11.6          35.7%         1,790,134            14.8             $19.63
2014                       67,876          8.6          44.3%           955,952             7.9             $14.08
2015                      303,379         38.5          82.8%         3,732,930            30.9             $12.30
2016 & Thereafter         135,296         17.2         100.0%         2,213,217            18.3             $16.36
Vacant                          0          0.0         100.0%                 0             0.0              $0.00
                              ----        ----                        ---------         ---------           -----
Total                     787,586        100.0%                     $12,090,817           100.0%            $15.35
                              ====        ====                        =========         =========           =====

(1)   Calculated based on approximate square footage occupied by each tenant.

      Each of the Johnson Medical Office Portfolio Properties is leased in whole or in part by the affiliated hospital (the "Master Leased Space"). The Master Leased Space accounts for approximately 64.4% of the total net rentable square footage of the Johnson Medical Office Portfolio Properties. The Master Leased Space may be wholly or partially occupied by the hospital itself, partially sub-leased to affiliated health care providers, and/or partially held vacant for future medical users deemed complementary to the hospital operation by the affiliated hospital in its sole discretion. The borrowers have no approval rights with respect to sub-leases entered into by the hospital for the Master Leased Space, and the borrowers are not provided with copies of any such lease agreements. However, the hospital is obligated to pay rent on the full amount of the Master Leased Space through the respective lease term regardless of the specific uses or levels of occupancy of the Master Leased Space.

o The Borrowers. The borrowers are HCP Carolina Medical Plaza MOB LLC, Coastal Carolina MOB LLC, HCP Coosa MOB LLC, Cullman POB Partners I LLC, Cullman POB II LLC, Emerald Coast MOB LLC, HCP Family Medicine South MOB LLC, Hattiesburg Med Building LLC, Huntsville MOB LLC, Kingsport MOB LLC, HCP Shelby MOB LLC, SHHMOB Pensacola LLC and Crestview Med Building LLC, each a single-purpose, single-asset entity. Legal counsel to the borrowers have delivered a non-consolidation opinion in connection with the origination of the Johnson Medical Office Portfolio Loan. The borrowers under the Johnson Medical Office Portfolio Loan are 85% directly owned by Health Care Property Investors Inc. and 15% directly owned by Johnson Development, L.L.C. Health Care Property Investors Inc. is the guarantor of the non-recourse carve-outs under the Johnson Medical Office Portfolio Loan.

o Escrows. The loan documents provide for certain springing escrows for certain replacements or repairs to the Johnson Medical Office Portfolio Properties required to be made by the borrowers, when such replacements or repairs are not made within the specified repair period. The loan documents also provide for certain springing escrows of real estate taxes and insurance if the borrower fails to deliver evidence of payment thereof and an escrow for tenant cancellation or termination fees received.

o Lock Box and Cash Management. The Johnson Medical Office Portfolio Loan requires a hard lock box, which is already in place. The loan documents require the borrowers to direct tenants to pay their rents directly to such lender controlled hard lockbox, which amounts are then swept into a borrower-controlled account, unless a Johnson Sweep Period or event of default under the loan documents exists. Upon the occurrence of an event of default under the loan documents or a Johnson Sweep Period, all funds in the lockbox account each month will be applied to pay the lockbox bank fees, the scheduled monthly debt service, all required reserves, one-twelfth of each annual ground lease payment, all budgeted operating expenses and capital expenditures into an account from which the borrower is permitted to withdraw unless an event of default has occurred, and then to a reserve account that the borrower is permitted to withdraw from unless an event of default has occurred. A "Johnson Sweep Period" means any period during the continuance of an event of default under the Johnson Medical Office Portfolio Loan and/or any period commencing as of the end of any fiscal quarter in which the net operating income for the previous fiscal quarter is less than $8,523,643.60 (85% of the adjusted net operating income) and terminating as of the last day of the first subsequent occurrence of two consecutive fiscal quarters in which the net operating income is equal to or greater than $8,523,643.60 (85% of the adjusted net operating income).

o Property Management. The Johnson Medical Office Portfolio Properties are currently managed by Johnson Development, L.L.C., an Alabama limited liability company, pursuant to a management agreement. Under the loan documents, the property manager's fee for each of the Johnson Medical Office Portfolio Properties ranges from 4% to 5% of gross rental income for each such Johnson Medical Office Portfolio Property. The lender has the right to require the borrowers to replace any new manager if a monetary event of default has occurred and is continuing, the occurrence of certain insolvency events with respect to the manager, and/or such manager is in default under the related management agreement beyond any applicable notice and cure period. The property manager has subordinated its rights and fee to the liens of the mortgages.

o Ground Leases. Ten of the thirteen properties (83.7% by allocated loan amount) are located on hospital campuses and eleven of the Johnson Medical Office Portfolio Properties (85.9% by allocated loan amount) are interests in the improvements only. These eleven properties are subject to ground leases as provided in the above table. Including all extensions, no ground lease expires before 2043. Each ground lease imposes certain use restrictions, generally limiting activities that directly compete with the affiliated hospitals and ensuring that the properties continue to be utilized as professional medical office facilities.

o Release of Collateral. The Johnson Medical Office Portfolio Loan permits the release of any or all of the properties after the second anniversary of the securitization closing date, subject to the satisfaction of certain conditions, including, among others: (i)(a) either the prepayment of the related allocated loan amount for the related property to be released together with the applicable yield maintenance charge or (b) the delivery of defeasance collateral in an amount sufficient to make all scheduled payments on the defeased note in the amount of the allocated loan amount for the mortgaged property being released; (ii) in the case of a prepayment as set forth in clause (i)(a), the debt-service coverage ratio for the trailing 12-month period, after giving effect to the partial prepayment, is equal to the greater of 1.69x and the debt-service coverage ratio for the Johnson Medical Office Portfolio Loan, giving effect to the partial prepayment and (iii) in the case of a defeasance as set forth in clause (i)(b), the rating agencies have confirmed that the partial defeasance will not result in the reduction, withdrawal or qualification of the then current ratings on the certificates.

o     Mezzanine or Subordinate Indebtedness. Not permitted.

o Terrorism Insurance. The borrower is required to obtain coverage for terrorism (either as part of its "all-risk" policy or as a separate policy) in an amount equal to 100% of the full replacement cost of the Johnson Medical Office Portfolio Properties and 12 months of projected gross income from the Johnson Medical Office Portfolio Properties plus a 12-month period after restoration until ordinary course operations have resumed to the extent such coverage (a) is then being required to be obtained by institutional lenders holding mortgage liens on properties of similar type and quality and in a similar location to the Johnson Medical Office Portfolio Properties, or (b) is otherwise available for an annual premium of (or the amount of coverage that can be purchased for) a specified premium for each property, which, in the aggregate, is $20,042, as adjusted annually based on the Consumer Price Index (and taking into account any governmental credits or subsidies). See "Risk Factors--Risks Related to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" in the Prospectus Supplement.

--------------------------------------------------------------------------------
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File no. 333-131400) for the offering to which the communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Greenwich Capital Markets, Inc., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-273-4485.

Goldman Sachs                                              RBS Greenwich Capital

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C

                          Mortgage Pool Characteristics

                               Annex C-Total Pool


PROPERTY TYPES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgaged   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Property Type                     Properties    Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Office                               62        1,725,100,105       47.8%       1.39      69.6%      65.3%         117       5.822%
Retail                               93        1,256,778,232       34.8%       1.31      74.9%      70.2%         113       6.046%
Hospitality                          24          399,324,890       11.1%       1.43      70.3%      63.9%          90       6.216%
Multifamily                          10          150,123,131        4.2%       1.28      72.6%      69.5%          94       5.871%
Industrial                            5           43,215,720        1.2%       1.32      72.2%      65.6%         109       6.286%
Self-Storage                          2           29,503,909        0.8%       1.29      77.1%      68.3%         116       6.468%
Other                                 1            7,610,152        0.2%       1.31      74.2%      57.9%         113       5.910%
                                  --------------------------------------------------------------------------------------------------
                                    197        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY LOCATIONS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgaged   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Property State                    Properties    Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Texas                                39          640,603,903       17.7%       1.34      74.8%      69.7%         113       5.705%
New York                              6          506,050,000       14.0%       1.38      61.3%      56.1%         116       5.700%
California                           23          464,453,592       12.9%       1.32      72.8%      67.3%         112       6.000%
New Jersey                            4          264,100,000        7.3%       1.52      76.6%      75.8%         115       5.881%
District of Columbia                  1          155,000,000        4.3%       1.44      66.0%      66.0%         120       6.033%
Florida                              12          140,421,901        3.9%       1.46      69.7%      63.1%         112       5.868%
Arizona                               8          125,990,000        3.5%       1.23      72.7%      67.8%         119       5.962%
Minnesota                             7          121,919,971        3.4%       1.38      75.9%      73.4%          76       6.090%
Puerto Rico                           1          120,000,000        3.3%       1.42      79.5%      79.5%         120       6.040%
Ohio                                  3          113,985,145        3.2%       1.24      79.4%      68.0%         116       5.861%
Other States (1)                    (93)         959,131,627       26.6%       (1.33)    72.0%      66.7%         (107)     6.244%
                                  --------------------------------------------------------------------------------------------------
                                    197        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
(1) Includes 29 states


CUT-OFF DATE PRINCIPAL BALANCES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Cut-off                  Mortgage   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Date Balances ($)                   Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
   Less than 2,500,001                9           16,838,285        0.5%       1.33      70.9%      60.6%         115       5.986%
  2,500,001 - 5,000,000              20           78,716,160        2.2%       1.43      70.5%      62.4%         115       5.971%
  5,000,001 - 7,500,000              14           91,267,418        2.5%       1.44      71.4%      63.4%         115       6.028%
 7,500,001 - 10,000,000              16          136,140,077        3.8%       1.38      69.7%      62.7%         113       6.077%
 10,000,001 - 15,000,000             16          199,539,024        5.5%       1.34      71.4%      65.0%         104       6.287%
 15,000,001 - 20,000,000             14          248,844,282        6.9%       1.27      75.2%      68.1%         115       6.161%
 20,000,001 - 25,000,000             12          269,717,203        7.5%       1.32      71.3%      64.6%         106       6.172%
 25,000,001 - 50,000,000             17          539,225,000       14.9%       1.33      71.5%      67.0%         108       5.988%
 50,000,001 - 75,000,000              2          112,900,000        3.1%       1.22      73.1%      67.5%         119       6.684%
75,000,001 - 100,000,000              6          509,808,510       14.1%       1.33      74.6%      69.7%         101       6.254%
100,000,001 - 150,000,000             2          241,200,000        6.7%       1.32      78.8%      78.8%         119       5.899%
150,000,001 - 200,000,000             5          919,060,178       25.4%       1.42      66.6%      62.5%         116       5.542%
200,000,001 - 250,000,000             1          248,400,000        6.9%       1.45      76.9%      75.6%         117       5.734%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The average Cut-off Date principal balance is $26,952,658


MORTGAGE RATES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Range of Mortgage Rates (%)         Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than 5.249                       2          202,582,427        5.6%       1.33      72.4%      61.4%         119       4.953%
5.250 - 5.499                         6          148,343,787        4.1%       1.45      69.4%      61.7%         113       5.469%
5.500 - 5.749                        26        1,051,019,283       29.1%       1.44      68.5%      65.4%         116       5.647%
5.750 - 5.999                        32          623,661,774       17.3%       1.30      74.4%      68.1%         117       5.827%
6.000 - 6.249                        31          943,439,614       26.1%       1.40      71.5%      68.3%         107       6.089%
6.250 - 6.499                        18          226,016,474        6.3%       1.24      74.5%      67.4%         111       6.346%
6.500 - 6.749                         8          155,956,129        4.3%       1.17      77.8%      73.4%         104       6.573%
6.750 - 6.999                         2           24,469,652        0.7%       1.31      72.3%      67.1%         119       6.807%
7.000 - 7.249                         4           45,966,997        1.3%       1.52      64.1%      60.1%          78       7.181%
7.250 - 7.499                         3          109,100,000        3.0%       1.13      78.1%      75.7%          86       7.421%
7.500 - 7.749                         1           58,600,000        1.6%       1.21      71.9%      65.8%         119       7.512%
7.750 - 7.999                         1           22,500,000        0.6%       1.07      83.3%      73.2%         120       7.965%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Mortgage Rate is 5.957%.


DEBT SERVICE COVERAGE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Range of DSCRs                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than 1.10                        3          189,250,000        5.2%       1.09      79.8%      75.8%         103       7.117%
1.10 - 1.1999                        18          331,635,788        9.2%       1.17      77.5%      69.8%         115       6.112%
1.20 - 1.2999                        46          821,741,005       22.8%       1.23      74.2%      69.2%         108       6.115%
1.30 - 1.3999                        28          775,166,828       21.5%       1.36      66.0%      57.6%         115       5.584%
1.40 - 1.4999                        18          995,432,860       27.6%       1.43      72.7%      71.0%         111       5.869%
1.50 - 1.7499                        13          438,421,113       12.1%       1.62      69.7%      67.0%         114       5.886%
1.75 - 1.9999                         4           37,338,893        1.0%       1.78      55.3%      51.5%         106       6.038%
2.00 - 2.4999                         3           17,169,652        0.5%       2.14      50.7%      48.1%         118       6.098%
2.75 - 2.9999                         1            5,500,000        0.2%       2.78      47.4%      47.4%         119       5.880%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Debt Service Coverage Ratio is 1.36x.


CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Cut-off Date             Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
LTV ratios (%)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than 55.00                       6          281,219,652        7.8%       1.52      50.6%      42.8%         116       5.660%
55.01 - 60.00                         6           54,456,101        1.5%       1.54      58.9%      52.3%          97       6.276%
60.01 - 65.00                         9          203,789,110        5.6%       1.61      64.2%      60.9%         118       5.930%
65.01 - 70.00                        29          744,904,195       20.6%       1.38      68.0%      64.5%         111       5.897%
70.01 - 75.00                        34          700,635,972       19.4%       1.28      72.6%      65.2%         112       5.813%
75.01 - 80.00                        43        1,453,716,107       40.3%       1.34      77.6%      74.3%         110       6.037%
80.01 - 85.00                         4          135,725,000        3.8%       1.13      80.8%      74.6%         119       6.658%
85.01 - 90.00                         3           37,210,000        1.0%       1.22      85.8%      79.4%          88       6.088%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Cut-off Date LTV Ratio is 71.7%.


MATURITY DATE LOAN-TO-VALUE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Maturity Date            Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
LTV ratios (%)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than 55.00                      15          368,121,453       10.2%       1.50      53.7%      44.6%         117       5.730%
55.01 - 60.00                        12          164,037,425        4.5%       1.48      66.2%      57.6%         108       6.037%
60.01 - 65.00                        32          607,122,840       16.8%       1.41      69.4%      62.3%         118       5.632%
65.01 - 70.00                        43        1,086,699,420       30.1%       1.30      72.1%      67.5%         111       5.994%
70.01 - 75.00                        19          313,815,000        8.7%       1.25      77.7%      71.9%         110       6.339%
75.01 - 80.00                        12        1,056,350,000       29.2%       1.37      77.9%      76.8%         108       6.050%
85.01 - 90.00                         1           15,510,000        0.4%       1.19      86.1%      86.1%          58       6.520%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Maturity Date LTV Ratio is 67.0%.


ORIGINAL TERMS TO MATURITY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Original Terms           Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
to Maturity (months)                Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
         0 - 60                      10          271,265,237        7.5%       1.33      73.5%      72.3%          56       6.310%
        61 - 96                       5          117,200,000        3.2%       1.17      76.8%      74.0%          81       7.285%
       109 - 122                    119        3,223,190,900       89.2%       1.37      71.4%      66.3%         117       5.878%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average original term to maturity is 114 months.


REMAINING TERMS TO MATURITY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Remaining Terms          Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
to Maturity (months)                Loans      Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
         0 - 60                      10          271,265,237        7.5%       1.33      73.5%      72.3%          56       6.310%
        61 - 96                       5          117,200,000        3.2%       1.17      76.8%      74.0%          81       7.285%
        97 - 108                      2            6,216,035        0.2%       1.33      77.4%      65.9%         107       5.684%
       109 - 120                    117        3,216,974,865       89.1%       1.37      71.4%      66.3%         117       5.879%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average remaining term to maturity is 112 months.


SEASONING
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Seasoning (months)                  Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
0 - 12                              132        3,605,440,103       99.8%       1.36      71.7%      67.0%         112       5.957%
13 - 24                               2            6,216,035        0.2%       1.33      77.4%      65.9%         107       5.684%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average seasoning is 3 months.


ORIGINAL AMORTIZATION TERMS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Original Amortization    Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Terms (months)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                        21        1,401,569,000       38.8%       1.46      73.3%      73.0%         111       5.867%
151 - 240                             2            4,414,807        0.1%       1.21      67.0%      44.7%         118       6.341%
241 - 360                           109        1,925,612,152       53.3%       1.31      70.3%      62.9%         113       6.057%
361 - 507                             2          280,060,178        7.8%       1.25      74.2%      65.9%         108       5.708%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average original amortization term is 358 months.


REMAINING STATED AMORTIZATION TERMS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Remaining Amortization   Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Terms )months)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                        21        1,401,569,000       38.8%       1.46      73.3%      73.0%         111       5.867%
151 - 240                             2            4,414,807        0.1%       1.21      67.0%      44.7%         118       6.341%
241 - 360                           109        1,925,612,152       53.3%       1.31      70.3%      62.9%         113       6.057%
361 - 507                             2          280,060,178        7.8%       1.25      74.2%      65.9%         108       5.708%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average remaining amortization term is 357 months.


AMORTIZATION TYPES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Amortization Type                   Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only, Then Amortizing       76        1,555,543,000       43.1%       1.31      69.3%      62.9%         113       6.054%
Interest Only                        21        1,401,569,000       38.8%       1.46      73.3%      73.0%         111       5.867%
Amortizing                           36          627,544,138       17.4%       1.29      73.9%      63.8%         110       5.912%
Interest Only, Then Amortizing,
  Then HyperAmortizing                1           27,000,000        0.7%       1.21      80.1%      73.0%         116       6.040%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------


LOCKBOXES

                                                                   % of
                                                Aggregate        Initial
                                  Number of      Cut-off         Mortgage
                                  Mortgage    Date Principal       Pool
Lockbox Type                        Loans       Balance ($)      Balance
-----------------------------------------------------------------------------
      Hard                           52        2,624,580,118      72.7%
      Soft                            7          227,803,909       6.3%
   Springing                          1           92,328,510       2.6%
-----------------------------------------------------------------------------


ESCROW TYPES

                                                                   % of
                                                Aggregate        Initial
                                  Number of      Cut-off         Mortgage
                                  Mortgage    Date Principal       Pool
Escrow Type (1)                     Loans       Balance ($)      Balance
-----------------------------------------------------------------------------
TI/LC (2)                            64        1,669,131,145      55.2%
Real Estate Tax                     111        2,422,777,080      67.1%
Insurance                           107        2,421,293,043      67.0%
Replacement Reserve                 101        2,132,727,258      59.1%
-----------------------------------------------------------------------------

(1) Includes initial and ongoing reserves and escrows

(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, parking, or self-storage properties.


PREPAYMENT PROVISION SUMMARY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
                                    Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
Prepayment Type
------------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                  115        3,278,118,665       90.8%       1.34      72.3%      67.4%         112       5.950%

Lockout/Defeasance or Yield
 Maintenance                          5          159,375,374        4.4%       1.66      64.5%      63.0%         119       5.922%
Lockout/Greater of Percentage or
 Yield Maintenance                   12          141,822,098        3.9%       1.42      66.9%      62.3%          95       6.115%
Greater of YM and Declining Fee       2           32,340,000        0.9%       1.28      72.3%      68.8%          68       6.108%
                                  --------------------------------------------------------------------------------------------------
                                    134        3,611,656,138      100.0%       1.36      71.7%      67.0%         112       5.957%
------------------------------------------------------------------------------------------------------------------------------------

                               Annex C-Sub Pool 1


PROPERTY TYPES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgaged   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Property Type                     Properties    Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Office                               62        1,725,100,105       49.1%       1.39      69.6%      65.3%         117       5.822%
Retail                               93        1,256,778,232       35.7%       1.31      74.9%      70.2%         113       6.046%
Hospitality                          24          399,324,890       11.4%       1.43      70.3%      63.9%          90       6.216%
Multifamily                           2           55,000,000        1.6%       1.22      71.3%      71.3%          60       6.241%
Industrial                            5           43,215,720        1.2%       1.32      72.2%      65.6%         109       6.286%
Self-Storage                          2           29,503,909        0.8%       1.29      77.1%      68.3%         116       6.468%
Other                                 1            7,610,152        0.2%       1.31      74.2%      57.9%         113       5.910%
                                  --------------------------------------------------------------------------------------------------
                                    189        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY LOCATIONS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgaged   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Property State                    Properties    Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Texas                                35          569,203,903       16.2%       1.35      75.3%      69.9%         112       5.726%
New York                              6          506,050,000       14.4%       1.38      61.3%      56.1%         116       5.700%
California                           23          464,453,592       13.2%       1.32      72.8%      67.3%         112       6.000%
New Jersey                            4          264,100,000        7.5%       1.52      76.6%      75.8%         115       5.881%
District of Columbia                  1          155,000,000        4.4%       1.44      66.0%      66.0%         120       6.033%
Florida                              12          140,421,901        4.0%       1.46      69.7%      63.1%         112       5.868%
Minnesota                             7          121,919,971        3.5%       1.38      75.9%      73.4%          76       6.090%
Puerto Rico                           1          120,000,000        3.4%       1.42      79.5%      79.5%         120       6.040%
Arizona                               7          117,650,000        3.3%       1.23      72.4%      67.7%         119       5.962%
Ohio                                  3          113,985,145        3.2%       1.24      79.4%      68.0%         116       5.861%
Other States (1)                    (90)         943,748,496       26.8%       (1.33)    71.9%      66.6%         (107)     6.247%
                                  --------------------------------------------------------------------------------------------------
                                    189        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
(1) Includes 28 states


CUT-OFF DATE PRINCIPAL BALANCES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Cut-off                  Mortgage   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Date Balances ($)                   Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
   Less than 2,500,001                9           16,838,285        0.5%       1.33      70.9%      60.6%         115       5.986%
  2,500,001 - 5,000,000              19           74,516,160        2.1%       1.44      69.7%      61.8%         117       5.953%
  5,000,001 - 7,500,000              12           80,084,287        2.3%       1.45      70.3%      62.6%         114       6.036%
 7,500,001 - 10,000,000              14          119,200,077        3.4%       1.40      68.6%      61.6%         113       6.096%
 10,000,001 - 15,000,000             15          187,639,024        5.3%       1.34      71.4%      64.8%         104       6.336%
 15,000,001 - 20,000,000             14          248,844,282        7.1%       1.27      75.2%      68.1%         115       6.161%
 20,000,001 - 25,000,000             11          246,717,203        7.0%       1.32      71.3%      64.3%         105       6.237%
 25,000,001 - 50,000,000             16          511,325,000       14.5%       1.33      71.6%      67.0%         107       6.016%
 50,000,001 - 75,000,000              2          112,900,000        3.2%       1.22      73.1%      67.5%         119       6.684%
75,000,001 - 100,000,000              6          509,808,510       14.5%       1.33      74.6%      69.7%         101       6.254%
100,000,001 - 150,000,000             2          241,200,000        6.9%       1.32      78.8%      78.8%         119       5.899%
150,000,001 - 200,000,000             5          919,060,178       26.1%       1.42      66.6%      62.5%         116       5.542%
200,000,001 - 250,000,000             1          248,400,000        7.1%       1.45      76.9%      75.6%         117       5.734%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The average Cut-off Date principal balance is $27,908,992


MORTGAGE RATES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Range of Mortgage Rates (%)         Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than 5.249                       2          202,582,427        5.8%       1.33      72.4%      61.4%         119       4.953%
 5.250 - 5.499                        4           97,443,787        2.8%       1.49      69.0%      58.8%         112       5.465%
 5.500 - 5.749                       25        1,039,119,283       29.5%       1.45      68.4%      65.4%         116       5.648%
 5.750 - 5.999                       29          601,013,643       17.1%       1.30      74.3%      68.1%         117       5.823%
 6.000 - 6.249                       30          937,964,614       26.7%       1.40      71.4%      68.3%         107       6.089%
 6.250 - 6.499                       17          221,816,474        6.3%       1.24      74.3%      67.4%         111       6.348%
 6.500 - 6.749                        8          155,956,129        4.4%       1.17      77.8%      73.4%         104       6.573%
 6.750 - 6.999                        2           24,469,652        0.7%       1.31      72.3%      67.1%         119       6.807%
 7.000 - 7.249                        4           45,966,997        1.3%       1.52      64.1%      60.1%          78       7.181%
 7.250 - 7.499                        3          109,100,000        3.1%       1.13      78.1%      75.7%          86       7.421%
 7.500 - 7.749                        1           58,600,000        1.7%       1.21      71.9%      65.8%         119       7.512%
 7.750 - 7.999                        1           22,500,000        0.6%       1.07      83.3%      73.2%         120       7.965%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Mortgage Rate is 5.965%.


DEBT SERVICE COVERAGE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Range of DSCRs                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than 1.10                        3          189,250,000        5.4%       1.09      79.8%      75.8%         103       7.117%
 1.10 - 1.1999                       16          311,395,788        8.9%       1.17      77.8%      69.9%         115       6.139%
 1.20 - 1.2999                       43          803,232,874       22.8%       1.23      74.1%      69.2%         108       6.118%
 1.30 - 1.3999                       26          724,266,828       20.6%       1.35      65.7%      56.9%         115       5.591%
 1.40 - 1.4999                       18          995,432,860       28.3%       1.43      72.7%      71.0%         111       5.869%
 1.50 - 1.7499                       12          432,946,113       12.3%       1.62      69.6%      67.0%         114       5.883%
 1.75 - 1.9999                        4           37,338,893        1.1%       1.78      55.3%      51.5%         106       6.038%
 2.00 - 2.4999                        3           17,169,652        0.5%       2.14      50.7%      48.1%         118       6.098%
 2.75 - 2.9999                        1            5,500,000        0.2%       2.78      47.4%      47.4%         119       5.880%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Debt Service Coverage Ratio is 1.36x.


CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Cut-off Date             Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
LTV ratios (%)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than 55.00                       6          281,219,652        8.0%       1.52      50.6%      42.8%         116       5.660%
 55.01 - 60.00                        6           54,456,101        1.5%       1.54      58.9%      52.3%          97       6.276%
 60.01 - 65.00                        9          203,789,110        5.8%       1.61      64.2%      60.9%         118       5.930%
 65.01 - 70.00                       28          717,004,195       20.4%       1.38      68.0%      64.4%         110       5.913%
 70.01 - 75.00                       32          665,735,972       18.9%       1.28      72.8%      65.1%         112       5.830%
 75.01 - 80.00                       40        1,431,067,976       40.7%       1.34      77.6%      74.4%         110       6.039%
 80.01 - 85.00                        3          130,250,000        3.7%       1.11      80.8%      74.7%         119       6.681%
 85.01 - 90.00                        2           33,010,000        0.9%       1.21      85.8%      80.3%          89       6.063%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Cut-off Date LTV Ratio is 71.7%.


MATURITY DATE LOAN-TO-VALUE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Maturity Date            Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
LTV ratios (%)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Less than 55.00                      15          368,121,453       10.5%       1.50      53.7%      44.6%         117       5.730%
 55.01 - 60.00                       12          164,037,425        4.7%       1.48      66.2%      57.6%         108       6.037%
 60.01 - 65.00                       32          607,122,840       17.3%       1.41      69.4%      62.3%         118       5.632%
 65.01 - 70.00                       38        1,009,851,289       28.7%       1.29      72.1%      67.6%         111       6.027%
 70.01 - 75.00                       16          295,540,000        8.4%       1.25      77.5%      71.9%         110       6.356%
 75.01 - 80.00                       12        1,056,350,000       30.0%       1.37      77.9%      76.8%         108       6.050%
 85.01 - 90.00                        1           15,510,000        0.4%       1.19      86.1%      86.1%          58       6.520%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Maturity Date LTV Ratio is 67.0%.


ORIGINAL TERMS TO MATURITY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Original Terms           Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
to Maturity (months)                Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  0 - 60                             10          271,265,237        7.7%       1.33      73.5%      72.3%          56       6.310%
 61 - 96                              4          113,000,000        3.2%       1.17      76.5%      74.1%          81       7.322%
109 - 122                           112        3,132,267,769       89.1%       1.37      71.4%      66.3%         117       5.886%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average original term to maturity is 114 months.


REMAINING TERMS TO MATURITY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Remaining Terms          Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
to Maturity (months)                Loans      Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
  0 - 60                             10          271,265,237        7.7%       1.33      73.5%      72.3%          56       6.310%
 61 - 96                              4          113,000,000        3.2%       1.17      76.5%      74.1%          81       7.322%
 97 - 108                             2            6,216,035        0.2%       1.33      77.4%      65.9%         107       5.684%
109 - 120                           110        3,126,051,735       88.9%       1.37      71.3%      66.3%         117       5.886%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average remaining term to maturity is 111 months.


SEASONING
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Seasoning (months)                  Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
 0 - 12                             124        3,510,316,972       99.8%       1.36      71.7%      67.0%         111       5.965%
13 - 24                               2            6,216,035        0.2%       1.33      77.4%      65.9%         107       5.684%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average seasoning is 2 months.


ORIGINAL AMORTIZATION TERMS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Original Amortization    Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Terms (months)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                        20        1,397,369,000       39.7%       1.46      73.2%      73.0%         111       5.865%
151 - 240                             2            4,414,807        0.1%       1.21      67.0%      44.7%         118       6.341%
241 - 360                           102        1,834,689,021       52.2%       1.31      70.1%      62.7%         112       6.078%
361 - 507                             2          280,060,178        8.0%       1.25      74.2%      65.9%         108       5.708%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average original amortization term is 357 months.


REMAINING STATED AMORTIZATION TERMS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Remaining Amortization   Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Terms )months)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                        20        1,397,369,000       39.7%       1.46      73.2%      73.0%         111       5.865%
151 - 240                             2            4,414,807        0.1%       1.21      67.0%      44.7%         118       6.341%
241 - 360                           102        1,834,689,021       52.2%       1.31      70.1%      62.7%         112       6.078%
361 - 507                             2          280,060,178        8.0%       1.25      74.2%      65.9%         108       5.708%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average remaining amortization term is 357 months.


AMORTIZATION TYPES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Amortization Type                   Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only, Then Amortizing        70        1,470,328,000       41.8%       1.30      69.2%      62.6%         113       6.080%
Interest Only                         20        1,397,369,000       39.7%       1.46      73.2%      73.0%         111       5.865%
Amortizing                            35          621,836,007       17.7%       1.29      73.9%      63.8%         110       5.912%
Interest Only, Then Amortizing,
  Then HyperAmortizing                 1           27,000,000        0.8%       1.21      80.1%      73.0%         116       6.040%
                                  --------------------------------------------------------------------------------------------------
                                     126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------


LOCKBOXES

                                                                   % of
                                                Aggregate        Initial
                                  Number of      Cut-off         Mortgage
                                  Mortgage    Date Principal       Pool
Lockbox Type                        Loans       Balance ($)      Balance
-----------------------------------------------------------------------------
      Hard                          51         2,612,680,118      74.3%
      Soft                           5           176,903,909      5.0%
   Springing                         1            92,328,510      2.6%
-----------------------------------------------------------------------------


ESCROW TYPES

                                                                   % of
                                                Aggregate        Initial
                                  Number of      Cut-off         Mortgage
                                  Mortgage    Date Principal       Pool
Escrow Type (1)                     Loans       Balance ($)      Balance
-----------------------------------------------------------------------------
TI/LC (2)                            64        1,669,131,145      55.2%
Real Estate Tax                     103        2,327,653,949      66.2%
Insurance                            99        2,326,169,912      66.1%
Replacement Reserve                  94        2,041,804,127      58.1%
-----------------------------------------------------------------------------

(1) Includes initial and ongoing reserves and escrows

(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, parking, or self-storage properties.


PREPAYMENT PROVISION SUMMARY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
                                    Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
Prepayment Type
------------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance                  108        3,191,335,534       90.8%       1.34      72.3%      67.4%         112       5.959%

Lockout/Defeasance or Yield
 Maintenance                          5          159,375,374        4.5%       1.66      64.5%      63.0%         119       5.922%
Lockout/Greater of Percentage or
 Yield Maintenance                   12          141,822,098        4.0%       1.42      66.9%      62.3%          95       6.115%
Greater of YM and Declining Fee       1           24,000,000        0.7%       1.31      70.6%      69.0%          51       6.160%
                                  --------------------------------------------------------------------------------------------------
                                    126        3,516,533,007      100.0%       1.36      71.7%      67.0%         111       5.965%
------------------------------------------------------------------------------------------------------------------------------------

                               Annex C-Sub Pool 2


PROPERTY TYPES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgaged   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Property Type                     Properties    Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                           8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY LOCATIONS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgaged   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Property State                    Properties    Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Texas                                 4           71,400,000       75.1%       1.32      71.1%      68.0%         116       5.536%
Arizona                               1            8,340,000        8.8%       1.19      77.2%      68.4%         117       5.960%
Tennessee                             1            5,708,131        6.0%       1.21      79.0%      66.9%         116       5.830%
Kansas                                1            5,475,000        5.8%       1.54      80.0%      72.5%         119       6.110%
North Carolina                        1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------


CUT-OFF DATE PRINCIPAL BALANCES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Cut-off                  Mortgage   Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Date Balances ($)                   Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
 2,500,001 - 5,000,000                1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
 5,000,001 - 7,500,000                2           11,183,131       11.8%       1.37      79.5%      69.7%         117       5.967%
7,500,001 - 10,000,000                2           16,940,000       17.8%       1.21      77.7%      70.8%         117       5.940%
10,000,001 - 15,000,000               1           11,900,000       12.5%       1.20      70.6%      67.8%         115       5.520%
20,000,001 - 25,000,000               1           23,000,000       24.2%       1.35      70.3%      67.4%         116       5.475%
25,000,001 - 50,000,000               1           27,900,000       29.3%       1.39      69.9%      67.1%         115       5.475%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The average Cut-off Date principal balance is $11,890,391


MORTGAGE RATES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Range of Mortgage Rates (%)         Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
5.250 - 5.499                         2           50,900,000       53.5%       1.37      70.1%      67.2%         115       5.475%
5.500 - 5.749                         1           11,900,000       12.5%       1.20      70.6%      67.8%         115       5.520%
5.750 - 5.999                         3           22,648,131       23.8%       1.21      78.0%      69.8%         117       5.912%
6.000 - 6.249                         1            5,475,000        5.8%       1.54      80.0%      72.5%         119       6.110%
6.250 - 6.499                         1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Mortgage Rate is 5.657%.


DEBT SERVICE COVERAGE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Range of DSCRs                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
1.10 - 1.1999                         2           20,240,000       21.3%       1.20      73.3%      68.0%         116       5.701%
1.20 - 1.2999                         3           18,508,131       19.5%       1.23      80.1%      71.0%         109       5.974%
1.30 - 1.3999                         2           50,900,000       53.5%       1.37      70.1%      67.2%         115       5.475%
1.50 - 1.7499                         1            5,475,000        5.8%       1.54      80.0%      72.5%         119       6.110%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Debt Service Coverage Ratio is 1.32x.


CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Cut-off Date             Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
LTV ratios (%)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
65.01 - 70.00                         1           27,900,000       29.3%       1.39      69.9%      67.1%         115       5.475%
70.01 - 75.00                         2           34,900,000       36.7%       1.30      70.4%      67.6%         116       5.490%
75.01 - 80.00                         3           22,648,131       23.8%       1.21      78.0%      69.8%         117       5.912%
80.01 - 85.00                         1            5,475,000        5.8%       1.54      80.0%      72.5%         119       6.110%
85.01 - 90.00                         1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Cut-off Date LTV Ratio is 73.3%.


MATURITY DATE LOAN-TO-VALUE RATIOS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Maturity Date            Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
LTV ratios (%)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
65.01 - 70.00                         5           76,848,131       80.8%       1.31      71.6%      67.4%         116       5.561%
70.01 - 75.00                         3           18,275,000       19.2%       1.33      80.5%      72.7%         110       6.060%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Maturity Date LTV Ratio is 68.5%.


ORIGINAL TERMS TO MATURITY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Original Terms           Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
to Maturity (months)                Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
 61 - 96                              1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
109 - 122                             7           90,923,131       95.6%       1.32      72.7%      68.3%         116       5.628%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average original term to maturity is 118 months.


REMAINING TERMS TO MATURITY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Remaining Terms          Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
to Maturity (months)                Loans      Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
 61 - 96                              1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
109 - 120                             7           90,923,131       95.6%       1.32      72.7%      68.3%         116       5.628%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average remaining term to maturity is 114 months.


SEASONING
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Seasoning (months)                  Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
0 - 12                                8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average seasoning is 4 months.


ORIGINAL AMORTIZATION TERMS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Original Amortization    Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Terms (months)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                         1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
  241 - 360                           7           90,923,131       95.6%       1.32      72.7%      68.3%         116       5.628%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average original amortization term is 360 months.


REMAINING STATED AMORTIZATION TERMS
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
Range of Remaining Amortization   Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Terms )months)                      Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only                         1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
  241 - 360                           7           90,923,131       95.6%       1.32      72.7%      68.3%         116       5.628%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average remaining amortization term is 360 months.


AMORTIZATION TYPES
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
Amortization Type                   Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest Only, Then Amortizing        6           85,215,000       89.6%       1.33      72.3%      68.4%         116       5.614%
        Interest Only                 1            4,200,000        4.4%       1.28      85.7%      72.4%          82       6.280%
         Amortizing                   1            5,708,131        6.0%       1.21      79.0%      66.9%         116       5.830%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------


LOCKBOXES

                                                                   % of
                                                Aggregate        Initial
                                  Number of      Cut-off         Mortgage
                                  Mortgage    Date Principal       Pool
Lockbox Type                        Loans       Balance ($)      Balance
-----------------------------------------------------------------------------
Hard                                 1          11,900,000         12.5%
Soft                                 2          50,900,000         53.5%
-----------------------------------------------------------------------------


ESCROW TYPES

                                                                   % of
                                                Aggregate        Initial
                                  Number of      Cut-off         Mortgage
                                  Mortgage    Date Principal       Pool
Escrow Type (1)                     Loans       Balance ($)      Balance
-----------------------------------------------------------------------------
Real Estate Tax                      8          95,123,131         100.0%
Insurance                            8          95,123,131         100.0%
Replacement Reserve                  7          90,923,131          95.6%
-----------------------------------------------------------------------------
(1) Includes initial and ongoing reserves and escrows



PREPAYMENT PROVISION SUMMARY
                                                                                         Wtd.                   Wtd.
                                                                   % of                  Avg.                   Avg.
                                                Aggregate        Initial               Cut-off    Wtd. Avg.   Remaining
                                  Number of      Cut-off         Mortgage      Wtd.      Date     Maturity     Term to     Wtd. Avg.
                                  Mortgage    Date Principal       Pool        Avg.      LTV        Date      Maturity     Mortgage
                                    Loans       Balance ($)      Balance       DSCR      Ratio    LTV Ratio    (months)      Rate
Prepayment Type
------------------------------------------------------------------------------------------------------------------------------------
       Lockout/Defeasance             7           86,783,131       91.2%       1.33      72.9%      68.5%         114       5.628%
Greater of YM and Declining Fee       1            8,340,000        8.8%       1.19      77.2%      68.4%         117       5.960%
                                  --------------------------------------------------------------------------------------------------
                                      8           95,123,131      100.0%       1.32      73.3%      68.5%         114       5.657%
------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX D

                                Decrement Tables

      Percentages of the Closing Date Certificate Balance of the Class A-1
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                         93        93        93        93        93
July 10, 2008                         84        84        84        84        84
July 10, 2009                         68        68        68        68        68
July 10, 2010                         45        44        43        41        11
July 10, 2011                          0         0         0         0         0
Weighted Average Life in Years      3.32      3.31      3.30      3.29      3.22

      Percentages of the Closing Date Certificate Balance of the Class A-2
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                          6         6         6         5         3
July 10, 2012                          0         0         0         0         0
Weighted Average Life in Years      4.79      4.78      4.77      4.76      4.61

      Percentages of the Closing Date Certificate Balance of the Class A-3
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100        99        99        89
July 10, 2013                          0         0         0         0         0
Weighted Average Life in Years      6.87      6.86      6.85      6.84      6.70

      Percentages of the Closing Date Certificate Balance of the Class A-AB
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                         85        85        85        85        85
July 10, 2013                         62        62        62        62        62
July 10, 2014                         36        36        36        36        36
July 10, 2015                          5         0         0         0         0
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      7.44      7.43      7.42      7.41      7.40

      Percentages of the Closing Date Certificate Balance of the Class A-4
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100       100       100       100
July 10, 2013                        100       100       100       100       100
July 10, 2014                        100       100       100       100       100
July 10, 2015                        100       100       100        99        96
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.67      9.65      9.63      9.60      9.41

     Percentages of the Closing Date Certificate Balance of the Class A-1-A
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                         99        99        99        99        99
July 10, 2011                         99        99        99        99        99
July 10, 2012                         99        99        99        99        99
July 10, 2013                         94        94        94        94        94
July 10, 2014                         92        92        92        92        92
July 10, 2015                         91        91        91        91        91
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.39      9.37      9.36      9.33      9.15

      Percentages of the Closing Date Certificate Balance of the Class A-M
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100       100       100       100
July 10, 2013                        100       100       100       100       100
July 10, 2014                        100       100       100       100       100
July 10, 2015                        100       100       100       100       100
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.91      9.91      9.89      9.86      9.66

      Percentages of the Closing Date Certificate Balance of the Class A-J
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100       100       100       100
July 10, 2013                        100       100       100       100       100
July 10, 2014                        100       100       100       100       100
July 10, 2015                        100       100       100       100       100
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.92      9.91      9.91      9.91      9.66

       Percentages of the Closing Date Certificate Balance of the Class B
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100       100       100       100
July 10, 2013                        100       100       100       100       100
July 10, 2014                        100       100       100       100       100
July 10, 2015                        100       100       100       100       100
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.99      9.94      9.91      9.91      9.66

       Percentages of the Closing Date Certificate Balance of the Class C
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100       100       100       100
July 10, 2013                        100       100       100       100       100
July 10, 2014                        100       100       100       100       100
July 10, 2015                        100       100       100       100       100
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.99      9.99      9.93      9.91      9.66

       Percentages of the Closing Date Certificate Balance of the Class D
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100       100       100       100
July 10, 2013                        100       100       100       100       100
July 10, 2014                        100       100       100       100       100
July 10, 2015                        100       100       100       100       100
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.99      9.99      9.99      9.91      9.66

       Percentages of the Closing Date Certificate Balance of the Class E
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100       100       100       100
July 10, 2013                        100       100       100       100       100
July 10, 2014                        100       100       100       100       100
July 10, 2015                        100       100       100       100       100
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.99      9.99      9.99      9.91      9.66

       Percentages of the Closing Date Certificate Balance of the Class F
                                  Certificates

                                        0% CPR During Lockout, Defeasance
                                              and Yield Maintenance
                                           Otherwise at Indicated CPR
                                  ----------------------------------------------
Payment Date                      0 CPR    25 CPR    50 CPR    75 CPR    100 CPR
-------------------------------   ------   -------   -------   -------   -------
Initial Date                         100       100       100       100       100
July 10, 2007                        100       100       100       100       100
July 10, 2008                        100       100       100       100       100
July 10, 2009                        100       100       100       100       100
July 10, 2010                        100       100       100       100       100
July 10, 2011                        100       100       100       100       100
July 10, 2012                        100       100       100       100       100
July 10, 2013                        100       100       100       100       100
July 10, 2014                        100       100       100       100       100
July 10, 2015                        100       100       100       100       100
July 10, 2016                          0         0         0         0         0
Weighted Average Life in Years      9.99      9.99      9.99      9.99      9.66

                                     ANNEX E

                         Form of Payment Date Statement


                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7


[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
135 S. LaSalle Street Suite 1625                      Prior Payment:         N/A
Chicago, IL 60603                                     Next Payment:    12-Sep-06
USA                                                   Record Date:     31-Jul-06

                                 ABN AMRO Acct:

Administrator:                                         Analyst:
Daniel Laz 312.992.2191                                Patrick Gong 714.259.6253
daniel.laz@abnamro.com                                  patrick.gong@abnamro.com

                       Reporting Package Table of Contents

Issue Id:                            SAMPGCCF
Monthly Data File Name: SAMPGCCF_200608_3.ZIP

                                                                       Page(s)
                                                                       -------
Statements to Certificateholders                                       Page 2
Cash Recon                                                             Page 3
Bond Interest Reconciliation                                           Page 4
Bond Interest Reconciliation                                           Page 5
Shortfall Summary Report                                               Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary                      Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                 Page 8
Mortgage Loan Characteristics                                          Page 9-11
Delinquent Loan Detail                                                 Page 12
Loan Level Detail                                                      Page 13
Realized Loss Detail                                                   Page 14
Collateral Realized Loss                                               Page 15
Appraisal Reduction Detail                                             Page 16
Material Breaches Detail                                               Page 17
Historical Collateral Prepayment                                       Page 18
Specially Serviced (Part I) - Loan Detail                              Page 19
Specially Serviced (Part II) - Servicer Comments                       Page 20
Summary of Loan Maturity Extensions                                    Page 21
Rating Information                                                     Page 22
Other Related Information                                              Page 23


Closing Date:               12-Jul-2006


First Payment Date:


Rated Final Payment Date:

Determination Date:

         Trust Collection Period


                           Parties to the Transaction

                                 Depositor Greenwich Capital Commercial
                                           Funding Corp.

                           Master Servicer Midland Loan Services, Inc.

                             Rating Agency Moody's Investors Service,
                                           Inc./Standard & Poor's Ratings
                                           Services

                          Special Servicer LNR Partners, Inc.

                                   Trustee ABN AMRO LaSalle Bank N.A.

                               Underwriter Bear Stearns & Co. Inc./Goldman
                                           Sachs & Co/Greenwich Capital
                                           Markets, Inc./Merrill Lynch,
                                           Pierce, Fenner & Smith
                                           Incorporated/Morgan Stanley & Co.
                                           Incorporated/Wachovia Capital
                                           Markets, LLC


       Information is available for this issue from the following sources

LaSalle Web Site                                                www.etrustee.net

Servicer Website                                               www.midlandls.com

LaSalle Factor Line                                               (800) 246-5761

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06


                                 ABN AMRO Acct:

           Original       Opening    Principal    Principal       Negative      Closing     Interest      Interest    Pass-Through
Class   Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance    Payment (2)   Adjustment       Rate

CUSIP                                                                                                                 Next Rate (3)
-----   --------------   ---------   ---------   ------------   ------------   ---------   -----------   ----------   -------------


Total

                                                                Total P&I Payment

Notes:

(1)   N denotes notional balance not included in total

(2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment

(3)   Estimated

*     Denotes Controlling Class

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7


[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                           Cash Reconciliation Summary


                      Interest Summary

Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
                                                            --------------------
Total                                                                       0.00
                                                            --------------------
Unscheduled Interest:
                                                            --------------------

Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
                                                            --------------------
Total                                                                       0.00
                                                            --------------------
Less Fees Paid to Servicer                                                  0.00
Less Fee Strips Paid by Servicer                                            0.00
                                                            --------------------
Less Fees & Expenses Paid By/To Servicer                                    0.00
                                                            --------------------

Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
                                                            --------------------
Total Unscheduled Fees & Expenses                                           0.00
                                                            --------------------
Total Interest Due Trust                                                    0.00
                                                            --------------------
Less Fees & Expenses Paid By/To Trust

Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
                                                            --------------------
Total                                                                       0.00
                                                            --------------------

                                Principal Summary

Scheduled Principal:

Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
                                                            --------------------
Scheduled Principal                                                         0.00
                                                            --------------------

Unscheduled Principal:

Curtailments                                                                0.00
Advanced Scheduled Principal                                                0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
                                                            --------------------
Total Unscheduled Principal                                                 0.00
                                                            --------------------
Remittance Principal                                                        0.00
                                                            --------------------
Remittance P&I Due Trust                                                    0.00
                                                            --------------------
Remittance P&I Due Certs                                                    0.00
                                                            --------------------

                              Pool Balance Summary

                                                             Balance     Count
                                                            ---------   --------
Beginning Pool                                                  0.00         0
Scheduled Principal                                             0.00         0
Unscheduled Principal                                           0.00         0
Deferred Interest                                               0.00         0
Liquidations                                                    0.00         0
Repurchases                                                     0.00         0
                                                            ---------   --------
Ending Pool                                                     0.00         0
                                                            ---------   --------


                           Servicing Advance Summary
                                                                   Amount
                                                                   ------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding

                              Servicing Fee Summary

Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
                                                            --------------------
Total Servicing Fees                                                        0.00
                                                            --------------------

                               Cap Lease Accretion

                                                            --------------------
Accretion Amt                                                               0.00
Distributable Interest                                                      0.00
Distributable Principal                                                     0.00
                                                            --------------------



                                  PPIS Summary

Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
                                                            --------------------
PPIS Reducing Scheduled Interest                                            0.00
                                                            --------------------
PPIS Reducing Servicing Fee                                                 0.00
                                                            --------------------
PPIS Due Certificate                                                        0.00
                                                            --------------------

                   Advance Summary (Advance Made by Servicer)

                                                            Principal   Interest
                                                            ---------   --------
Prior Outstanding                                               0.00        0.00
Plus Current Period                                             0.00        0.00
Less Recovered                                                  0.00        0.00
Less Non Recovered                                              0.00        0.00
                                                            ---------   --------
Ending Outstanding                                              0.00        0.00
                                                            ---------   --------

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                       Bond Interest Reconciliation Detail

                                                                                                          Current    Remaining
           Accrual                    Accrued       Total         Total     Distributable   Interest      Period    Outstanding
        -------------   Pass Thru   Certificate   Interest      Interest     Certificate     Payment     Shortfall   Interest
Class   Method   Days     Rate       Interest     Additions    Deductions      Interest      Amount      Recovery    Shorfalls
-----   ------   ----   ---------   -----------   ---------    ----------   -------------   --------     --------   -----------

-----   ------   ----   ---------   -----------   ---------    ----------   -------------   --------     --------   -----------


                 Credit
                 Support
        --------------------------
Class    Original      Current (1)
-----   --------------------------

-----   ----------     -----------


(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                       Bond Interest Reconciliation Detail


                                                               Additions
                              ----------------------------------------------------------------------------
          Prior     Current                                                                      Other
        Interest   Interest   Prior Interest    Interest Accrual   Prepayment      Yield        Interest
Class   Due Date   Due Date   Shortfalls Due   on Prior Shortfall   Premiums    Maintenance   Proceeds (1)
-----   --------   ---------  --------------   ------------------  ----------   -----------   ------------


-----   --------   ---------  --------------   ------------------  ----------   -----------   ------------




                      Deductions
          ---------------------------------
                      Deferred &              Distributable   Interest
          Allocable   Accretion    Interest    Certificate    Payment
Class       PPIS       Interest    Loss/Exp   Interest (2)     Amount
-----     ---------   ----------   --------   -------------   --------


-----     ---------   ----------   --------   -------------   --------


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's Distributable Interest.

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06


                                 ABN AMRO Acct:

                          Interest Adjustments Summary




Shortfall Allocated to the Bonds:
-----------------------------------------------------------

Net Prepayment Int. Shortfalls Allocated to the Bonds                  0.00

Special Servicing Fees                                                 0.00

Workout Fees                                                           0.00

Liquidation Fees                                                       0.00

Legal Fees                                                             0.00

Misc. Fees & Expenses Paid by/to Servicer                              0.00

Interest Paid to Servicer on Outstanding Advances                      0.00

ASER Interest Advance Reduction                                        0.00

Interest Not Advanced (Current Period)                                 0.00

Recoup of Prior Advances by Servicer                                   0.00

Servicing Fees Paid Servicer on Loans Not Advanced                     0.00

Misc. Fees & Expenses Paid by Trust                                    0.00

Shortfall Due to Rate Modification                                     0.00

Other Interest Loss                                                    0.00
                                                      ---------------------
Total Shortfall Allocated to the Bonds                                 0.00
                                                      =====================



Excess Allocated to the Bonds:
-----------------------------------------------------------

Other Interest Proceeds Due the Bonds                                  0.00

Prepayment Interest Excess Due the Bonds                               0.00

Interest Income                                                        0.00

Yield Maintenance Penalties Due the Bonds                              0.00

Prepayment Penalties Due the Bonds                                     0.00

Recovered ASER Interest Due the Bonds                                  0.00

Recovered Interest Due the Bonds                                       0.00

ARD Excess Interest                                                    0.00
                                                      ---------------------
Total Excess Allocated to the Bonds                                    0.00
                                                      =====================




              Aggregate Interest Adjustment Allocated to the Bonds
---------------------------------------------------------------------------
Total Excess Allocated to the Bonds                                    0.00

Less Total Shortfall Allocated to the Bonds                            0.00
                                                      ---------------------
Total Interest Adjustment to the Bonds                                 0.00
                                                      =====================

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

          Asset Backed Facts ~ 15 Month Historical Loan Status Summary

                                    Delinquency Aging Categories                                Special Event Categories (1)
              -------------------------------------------------------------------------  -------------------------------------------
                 Delinq         Delinq         Delinq                                                     Specially
                 1 Month       2 Months       3+ Months     Foreclosure        REO       Modifications    Serviced      Bankruptcy
Distribution  -------------  -------------  -------------  -------------  -------------  -------------  -------------  -------------
    Date       #    Balance   #    Balance   #    Balance   #    Balance   #    Balance   #    Balance   #    Balance   #    Balance
------------  ----  -------  ----  -------  ----  -------  ----  -------  ----  -------  ----  -------  ----  -------  ----  -------




`
(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

          Asset Backed Facts ~ 15 Month Historical Payoff/Loss Summary

                     Ending                                    Appraisal    Liquidations     Realized     Remaining        Curr
                    Pool (1)     Payoffs (2)    Penalties     Reduct. (2)       (2)         Losses (2)       Term      Weighted Avg.
 Distribution    -------------  -------------  ------------  -------------  -------------  ------------  ------------  -------------
     Date         #    Balance   #    Balance   #    Amount   #    Balance   #    Balance   #    Amount      Life      Coupon  Remit
---------------  ----  -------  ----  -------  ----  ------  ----  -------  ----  -------  ----  ------  ------------  ------  -----





                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                          Mortgage Loan Characteristics



                       Distribution of Principal Balances

                                                                           Weighted Average
                                          # of    Scheduled    % of      --------------------
Current Scheduled Balances                Loans    Balance    Balance    Term   Coupon   DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----
Average Scheduled Balance
Maximum Scheduled Balance                     (9,999,999,999)
Minimum Scheduled Balance                      9,999,999,999

                Distribution of Remaining Term (Fully Amortizing)

                                                                           Weighted Average
                                          # of    Scheduled    % of      --------------------
Fully Amortizing Mortgage Loans           Loans    Balance    Balance    Term   Coupon   DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----

                     Distribution of Mortgage Interest Rates

                                                                           Weighted Average
                                          # of    Scheduled    % of      --------------------
Current Mortgage Interest Rate            Loans    Balance    Balance    Term   Coupon   DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----
Minimum Mortgage Interest Rate ,900.000%
Maximum Mortgage Interest Rate ,900.000%

                    Distribution of Remaining Term (Balloon)

                                                                             Weighted Average
                                          # of    Scheduled    % of      ------------------------
Balloon Mortgage Loans                    Loans    Balance    Balance    Term   Coupon   PFY DSCR
---------------------------------------   -----   ---------   -------    ----   ------   --------




---------------------------------------   -----   ---------   -------    ----   ------   --------
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   --------

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                          Mortgage Loan Characteristics



                           Distribution of DSCR (PFY)

                                          # of    Scheduled    % of
Debt Service Coverage Ratio               Loans    Balance    Balance    WAMM    WAC     PFY DSCR
---------------------------------------   -----   ---------   -------    ----   ------   --------

---------------------------------------   -----   ---------   -------    ----   ------   --------
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   --------
Maximum DSCR        0.000
Minimum DSCR        0.000


                          Distribution of DSCR (Cutoff)

                                          # of    Scheduled    % of
Debt Service Coverage Ratio               Loans    Balance    Balance    WAMM    WAC     PFY DSCR
---------------------------------------   -----   ---------   -------    ----   ------   --------

---------------------------------------   -----   ---------   -------    ----   ------   --------
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   --------
Maximum DSCR        0.00
Minimum DSCR        0.00

                             Geographic Distribution

                                          # of    Scheduled    % of
Geographic Location                       Loans    Balance    Balance    WAMM    WAC     PFY DSCR
---------------------------------------   -----   ---------   -------    ----   ------   --------

---------------------------------------   -----   ---------   -------    ----   ------   --------
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   --------

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                          Mortgage Loan Characteristics


                         Distribution of Property Types

                                          # of    Scheduled    % of
Property Types                            Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----


                        Distribution of Amortization Type

                                          # of    Scheduled    % of
Amortization Type                         Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----


                         Distribution of Loan Seasoning

                                          # of    Scheduled    % of
Number of Years                           Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----

---------------------------------------   -----   ---------   -------    ----   ------   ----
                                              0           0      0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----


                       Distribution of Year Loans Maturing

                                          # of    Scheduled    % of
Year                                      Loans    Balance    Balance    WAMM    WAC     DSCR
---------------------------------------   -----   ---------   -------    ----   ------   ----
2006                                        0         0        0.00%      0     0.00%    0.00
2007                                        0         0        0.00%      0     0.00%    0.00
2008                                        0         0        0.00%      0     0.00%    0.00
2009                                        0         0        0.00%      0     0.00%    0.00
2010                                        0         0        0.00%      0     0.00%    0.00
2011                                        0         0        0.00%      0     0.00%    0.00
2012                                        0         0        0.00%      0     0.00%    0.00
2013                                        0         0        0.00%      0     0.00%    0.00
2014                                        0         0        0.00%      0     0.00%    0.00
2015                                        0         0        0.00%      0     0.00%    0.00
2016                                        0         0        0.00%      0     0.00%    0.00
2017 & Longer                               0         0        0.00%      0     0.00%    0.00




---------------------------------------   -----   ---------   -------    ----   ------   ----
                                            0         0        0.00%
---------------------------------------   -----   ---------   -------    ----   ------   ----

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                             Delinquent Loan Detail

                Paid                 Outstanding   Out. Property                        Special
 Disclosure     Thru   Current P&I       P&I        Protection      Loan Status         Servicer      Foreclosure   Bankruptcy  REO
  Control #     Date     Advance     Advances**      Advances         Code (1)       Transfer Date       Date          Date     Date
-------------   ----   -----------   -----------   -------------   --------------    -------------   -----------   ----------   ----







Total

A.    In Grace Period

B.    Late Payment but < 1 month delinq

1.    delinq. 1 month

2.    delinq. 2 months

3.    delinq. 3 + months

4.    Performing Matured Balloon

5.    Non Performing Matured Balloon

7.    Foreclosure

9.    REO

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7


[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                                Loan Level Detail

                                                  Operating               Ending
Disclosure           Property   Maturity   PFY    Statement     Geo.     Principal   Note   Scheduled   Prepayment
Control #    Group     Type       Date     DSCR     Date      Location    Balance    Rate      P&I        Amount
----------   -----   --------   --------   ----   ---------   --------   ---------   ----   ---------   ----------

----------   -----   --------   --------   ----   ---------   --------   ---------   ----   ---------   ----------


                           Loan
Disclosure   Prepayment   Status
Control #       Date      Code(1)
----------   ----------   -------

----------   ----------   -------

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:

A.    in Grace Period

B.    late Payment but < 1 month delinq

1.    Delinquent 1 month

2.    Delinquent 2 months

3.    Delinquent 3+ months

4.    Performing Matured Balloon                7.    Foreclosure

5.    Non Performing Matured Balloon            9.    REO

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7


[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                              Realized Loss Detail

                                                                              Gross                                 Net
                                                                            Proceeds                             Proceeds
                                                       Beginning            as a % of   Aggregate       Net       as a %
                     Disclosure  Appraisal  Appraisal  Scheduled   Gross      Sched    Liquidation  Liquidation  of Sched.  Realized
      Period         Control #     Date       Value     Balance   Proceeds  Principal  Expenses *    Proceeds     Balance     Loss
-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------

-------------------  ----------  ---------  ---------  ---------  --------  ---------  -----------  -----------  ---------  --------
Current Total

Cumulative

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06


                                 ABN AMRO Acct:

                  Bond/Collateral Realized Loss Reconciliation



                                                                                                       Interest
                          Beginning                                                                   (Shortages)/
                        Balance of the    Aggregate      Prior Realized       Amounts Covered by    Excesses applied
Prospectus                 Loan at      Realized Loss    Loss Applied to    Overcollateralization     to Realized
    ID        Period     Liquidation      on Loans        Certificates        and other Credit           Losses

                                                                A                     B                     C
=====================================================================================================================

Cumulative




                                            Additional                                                     (Recoveries)/
                    Modification           (Recoveries)/       Current Realized      Recoveries of         Realized Loss
Prospectus     Adjustments/Appraisal    Expenses applied to     Loss Applied to     Realized Losses          Applied to
ID              Reduction Adjustment      Realized Losses       Certififcates*        paid as Cash      Certificate Interest

                        D                       E
============================================================================================================================

Cumulative


*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E


Description of Fields
---------------------

         A                 Prior Realized Loss Applied to Certificates

         B Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

         C Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

         D Adjustments that are based on principal haircut or future interest foregone due to modification

         E Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                           Appraisal Reduction Detail


                                                                                 Remaining Term
 Disclosure    Appraisal  Scheduled   ARA    Current P&I        Note  Maturity  ----------------  Property    Geographic
  Control #    Red. Date   Balance   Amount    Advance    ASER  Rate    Date          Life          Type       Location
-------------  ---------  ---------  ------  -----------  ----  ----  --------  ----------------  --------  -------------

-------------  ---------  ---------  ------  -----------  ----  ----  --------  ----------------  --------  -------------




                       Appraisal
 Disclosure           -----------
  Control #     DSCR  Value  Date
-------------   ----  -----  ----

-------------   ----  -----  ----

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06


                                 ABN AMRO Acct:

              Material Breaches and Material Document Defect Detail


                   Ending        Material
                  Principal       Breach
Disclosure         Balance         Date         Material Breach and Material Document Defect
Control #                                                        Description

------------------------------------------    -----------------------------------------------





Material breaches of pool asset representation or warranties or transaction covenants.

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

                  Historical Collateral Level Prepayment Report

Disclosure   Payoff    Initial            Payoff   Penalty   Prepayment   Maturity   Property   Geographic
Control #    Period    Balance     Type   Amount   Amount       Date        Date       Type      Location
----------   ------   ----------   ----   ------   -------   ----------   --------   --------   ----------




                                Current

                                Cumulative

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7

[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

            Specially Serviced (Part I) ~ Loan Detail (End of Period)

               Servicing                                                         Remaining Term
 Disclosure       Xfer      Loan Status         Balance        Note   Maturity   --------------   Property     Geo.
  Control #       Date       Code (1)     Scheduled   Actual   Rate     Date          Life          Type     Location
------------   ---------    -----------   ---------   ------   ----   --------   --------------   --------   --------



------------   ---------    -----------   ---------   ------   ----   --------   --------------   --------   --------




 Disclosure                                 NOI
  Control #       NOI         DSCR         Date
------------   ---------    ---------    ---------
               Not Avail    Not Avail    Not Avail



------------   ---------    ---------    ---------

(1)   Legend:

A.    P&I Adv - in Grace Period

B.    P&I Adv - < 1 month delinq.

1.    P&I Adv - delinquent 1 month

2.    P&I Adv - delinquent 2 months

3.    P&I Adv - delinquent 3+ months

4.    Mat. Balloon/Assumed P&I

5.    Non Performing Mat. Balloon

7.    Foreclosure

9.    REO

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7


[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06

                                 ABN AMRO Acct:

          Specially Serviced Loan Detail (Part II) ~ Servicer Comments

Disclosure   Resolution
Control #     Strategy                           Comments
----------   ----------   ------------------------------------------------------

----------   ----------   ------------------------------------------------------

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7


[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06


                                 ABN AMRO Acct:

                           Maturity Extension Summary


Loans which have had their Maturity Dates extended
         Number of Loans:                                                               0
         Stated Principal Balance outstanding:                                       0.00
         Weighted Average Extension Period:                                             0

Loans in the process of having their Maturity Dates extended
         Number of Loans:                                                               0
         Stated Principal Balance outstanding:                                       0.00
         Weighted Average Extension Period:                                             0


Loans in the process of having their Maturity Dates further extended
         Number of Loans:                                                               0
         Cutoff Principal Balance:                                                   0.00
         Weighted Average Extension Period:                                             0


Loans paid-off that did experience Maturity Date extensions
         Number of Loans:                                                               0
         Cutoff Principal Balance:                                                   0.00
         Weighted Average Extension Period:                                             0


Loans paid-off that did not experience Maturity Date extensions
         Number of Loans:                                                               0
         Cutoff Principal Balance:                                                   0.00

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7


[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06


                                 ABN AMRO Acct:

                               Rating Information


                             Original Ratings                 Rating Change/Change Date(1)

 Class    CUSIP      Fitch         Moody's         S&P     Fitch          Moody's           S&P
-----------------  -------------------------------------  ---------------------------------------


-----------------  -------------------------------------  ---------------------------------------



NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                   Greenwich Capital Commerical Funding Corp.
                       Commercial Mortgage Trust 2006-GG7
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2006-GG7


[LOGO] LaSalle Bank
       ABN AMRO                                       Statement Date:  11-Aug-06
                                                      Payment Date:    11-Aug-06
                                                      Prior Payment:         N/A
                                                      Next Payment:    12-Sep-06
                                                      Record Date:     31-Jul-06


                                 ABN AMRO Acct:

                                     Legend

--------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.




--------------------------------------------------------------------------------

                                     ANNEX F

                      Class A-AB Planned Principal Balance

Period   Month of Payment Date    Balance ($)
------   ---------------------   --------------
     1        August 2006        125,000,000.00
     2      September 2006       125,000,000.00
     3       October 2006        125,000,000.00
     4       November 2006       125,000,000.00
     5       December 2006       125,000,000.00
     6       January 2007        125,000,000.00
     7       February 2007       125,000,000.00
     8        March 2007         125,000,000.00
     9        April 2007         125,000,000.00
    10         May 2007          125,000,000.00
    11         June 2007         125,000,000.00
    12         July 2007         125,000,000.00
    13        August 2007        125,000,000.00
    14      September 2007       125,000,000.00
    15       October 2007        125,000,000.00
    16       November 2007       125,000,000.00
    17       December 2007       125,000,000.00
    18       January 2008        125,000,000.00
    19       February 2008       125,000,000.00
    20        March 2008         125,000,000.00
    21        April 2008         125,000,000.00
    22         May 2008          125,000,000.00
    23         June 2008         125,000,000.00
    24         July 2008         125,000,000.00
    25        August 2008        125,000,000.00
    26      September 2008       125,000,000.00
    27       October 2008        125,000,000.00
    28       November 2008       125,000,000.00
    29       December 2008       125,000,000.00
    30       January 2009        125,000,000.00
    31       February 2009       125,000,000.00
    32        March 2009         125,000,000.00
    33        April 2009         125,000,000.00
    34         May 2009          125,000,000.00
    35         June 2009         125,000,000.00
    36         July 2009         125,000,000.00
    37        August 2009        125,000,000.00
    38      September 2009       125,000,000.00
    39       October 2009        125,000,000.00
    40       November 2009       125,000,000.00
    41       December 2009       125,000,000.00
    42       January 2010        125,000,000.00
    43       February 2010       125,000,000.00
    44        March 2010         125,000,000.00
    45        April 2010         125,000,000.00
    46         May 2010          125,000,000.00
    47         June 2010         125,000,000.00
    48         July 2010         125,000,000.00
    49        August 2010        125,000,000.00
    50      September 2010       125,000,000.00
    51       October 2010        125,000,000.00
    52       November 2010       125,000,000.00
    53       December 2010       125,000,000.00
    54       January 2011        125,000,000.00
    55       February 2011       125,000,000.00

Period   Month of Payment Date    Balance ($)
------   ---------------------   --------------
    56        March 2011         125,000,000.00
    57        April 2011         125,000,000.00
    58         May 2011          125,000,000.00
    59         June 2011         125,000,000.00
    60         July 2011         125,000,000.00
    61        August 2011        125,000,000.00
    62      September 2011       125,000,000.00
    63       October 2011        125,000,000.00
    64       November 2011       124,999,158.38
    65       December 2011       122,557,749.24
    66       January 2012        120,406,203.01
    67       February 2012       118,243,871.18
    68        March 2012         115,468,585.17
    69        April 2012         113,281,396.63
    70         May 2012          110,782,988.76
    71         June 2012         108,572,251.14
    72         July 2012         106,050,936.83
    73        August 2012        103,806,282.46
    74      September 2012       101,550,416.36
    75       October 2012         99,005,494.67
    76       November 2012        96,743,829.60
    77       December 2012        94,313,327.01
    78       January 2013         92,165,833.20
    79       February 2013        89,996,702.01
    80        March 2013          86,824,600.14
    81        April 2013          84,526,248.15
    82         May 2013           81,920,720.78
    83         June 2013          79,588,424.72
    84         July 2013          76,947,097.35
    85        August 2013         74,605,711.34
    86      September 2013        72,180,723.78
    87       October 2013         69,451,336.24
    88       November 2013        67,000,755.32
    89       December 2013        64,246,473.60
    90       January 2014         61,770,041.63
    91       February 2014        59,281,335.66
    92        March 2014          55,909,325.18
    93        April 2014          53,391,386.96
    94         May 2014           50,571,587.81
    95         June 2014          48,027,119.86
    96         July 2014          45,181,515.70
    97        August 2014         42,597,777.28
    98      September 2014        40,001,280.51
    99       October 2014         37,104,728.14
   100       November 2014        34,481,036.21
   101       December 2014        31,558,031.55
   102       January 2015         28,906,870.51
   103       February 2015        26,242,606.95
   104        March 2015          22,710,069.00
   105        April 2015          20,014,984.34
   106         May 2015           17,022,536.96
   107         June 2015           9,006,952.34
   108         July 2015           5,998,519.66
   109        August 2015          1,666,002.41
   110      September 2015                 0.00

                                     ANNEX G

          Global Clearance, Settlement and Tax Documentation Procedures

      Except in limited circumstances, the globally offered Commercial Mortgage Trust 2006-GG7, Commercial Mortgage Pass-Through Certificates, Series 2006-GG7, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1-A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including July 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including July 1, 2006) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

      1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

      2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                  (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                  (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                  (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                  (ii) certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                  (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

      5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

      o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                   PROSPECTUS

            Greenwich Capital Commercial Funding Corp., the Depositor
             Mortgage Pass-Through Certificates, Issuable in Series
                          by Separate Issuing Entities

   Our name is Greenwich Capital Commercial Funding Corp., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

         The Offered Certificates:                      The Trust Assets
The offered certificates will be issuable   The assets of each of our trusts will
in series.  Each series of offered          include--
certificates will--
                                            o     mortgage loans secured by first and
o     have its own series designation,            junior liens on, or security
                                                  interests in, various interests in
o     consist of one or more classes with         commercial and multifamily real
      various payment characteristics,            properties,

o     evidence beneficial ownership         o     mortgage-backed securities that
      interests in a separate issuing             directly or indirectly evidence
      entity that is a trust established          interests in, or are directly or
      by us, and                                  indirectly secured by, those types
                                                  of mortgage loans, or
o     be payable solely out of the related
      trust assets.                         o     some combination of those types of
                                                  mortgage loans and mortgage-backed
The applicable prospectus supplement may          securities.
provide that a governmental agency or
instrumentality will insure or guarantee    Trust assets may also include letters of
payment on the offered certificates.        credit, surety bonds, insurance policies,
Otherwise, payments on the offered          guarantees, reserve funds, guaranteed
certificates will not be guaranteed or      investment contracts, interest rate
insured by anyone.  Neither we nor any of   exchange agreements, interest rate cap,
our affiliates are responsible for making   collar or floor agreements and currency
payments on the offered certificates if     exchange agreements.
collections on the related trust assets
are insufficient.

   In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 14 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is April 28, 2006.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS........iii
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..........................iii
SUMMARY OF PROSPECTUS........................................................1
RISK FACTORS................................................................14
CAPITALIZED TERMS USED IN THIS PROSPECTUS...................................38
DESCRIPTION OF THE TRUST ASSETS.............................................39
YIELD AND MATURITY CONSIDERATIONS...........................................69
GREENWICH CAPITAL COMMERCIAL FUNDING CORP...................................76
THE SPONSOR.................................................................77
DESCRIPTION OF THE CERTIFICATES.............................................81
DESCRIPTION OF THE GOVERNING DOCUMENTS......................................94
DESCRIPTION OF CREDIT SUPPORT..............................................105
LEGAL ASPECTS OF MORTGAGE LOANS............................................108
FEDERAL INCOME TAX CONSEQUENCES............................................123
STATE AND OTHER TAX CONSEQUENCES...........................................165
CERTAIN ERISA CONSIDERATIONS...............................................166
LEGAL INVESTMENT...........................................................170
USE OF PROCEEDS............................................................173
METHOD OF DISTRIBUTION.....................................................173
LEGAL MATTERS..............................................................174
RATING.....................................................................174
GLOSSARY...................................................................175

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

   When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state or other jurisdiction where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

   We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K), and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

   In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Paul D. Stevelman, Esq., or by telephone at (203) 625-2700.

                              SUMMARY OF PROSPECTUS

   This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

Who We Are................... Our name is Greenwich Capital Commercial Funding
                              Corp., the depositor with respect to each series of offered certificates. We are a limited purpose Delaware corporation. Our principal offices are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Our main telephone number is
                              (203) 625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of Scotland Group plc and an affiliate of Greenwich Capital Financial Products, Inc., a sponsor and one of the mortgage loan sellers, and of Greenwich Capital Markets, Inc., one of the underwriters. See "Greenwich Capital Commercial Funding Corp."

The Sponsors................. Unless we state otherwise in the related prospectus supplement, Greenwich Capital Financial Products, Inc., which is our affiliate, will be a sponsor with respect to each series of offered certificates. Greenwich Capital Financial Products, Inc. maintains an office at 600 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700. If and to the extent that there are other sponsors with respect to any series of offered certificates, we will identify each of those sponsors and include relevant information with respect thereto in the related prospectus supplement. See "The Sponsor."

The Securities Being Offered. The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                              Each series of offered certificates will evidence beneficial ownership interests in a separate issuing entity that is a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates
  May Be Issued
  with Other Certificates.... We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.

The Governing Documents...... In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                              o the issuance of each series of offered
                                certificates,

                              o the creation of and transfer of assets to the
                                related trust, and

                              o the servicing and administration of those assets.

                              The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the separate issuing entity that is a trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                              If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                              o one or more master servicers that will generally
                                be responsible for performing customary
                                servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                              o one or more special servicers that will
                                generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                              One or more primary servicers may also be a party to the governing document(s). The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any of our trusts.

                              If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                              In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."

Characteristics of the
  Mortgage Assets............ The trust assets with respect to any series of offered certificates will, in general, include mortgage loans and/or interests in mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                              o rental, cooperatively-owned, condominium or
                                condominium conversion buildings with multiple dwelling units;

                              o retail properties related to the sale of
                                consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                              o office buildings;

                              o hospitality properties;

                              o casino properties;

                              o health care-related facilities;

                              o industrial facilities;

                              o warehouse facilities, mini-warehouse facilities
                                and self-storage facilities;

                              o restaurants, taverns and other establishments
                                involved in the food and beverage industry;

                              o manufactured housing communities, mobile home
                                parks and recreational vehicle parks;

                              o recreational and resort properties;

                              o arenas and stadiums;

                              o churches and other religious facilities;

                              o parking lots and garages;

                              o mixed use properties;

                              o other income-producing properties; and/or

                              o unimproved land.

                              The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                              o may provide for the accrual of interest at a
                                mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                              o may provide for the accrual of interest at a
                                mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                              o may provide for no accrual of interest;

                              o may provide for level payments to stated
                                maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                              o may be fully amortizing or, alternatively, may
                                be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                              o may permit the negative amortization or deferral
                                of accrued interest;

                              o may prohibit some or all voluntary prepayments
                                or require payment of a premium, fee or charge in connection with those prepayments;

                              o may permit defeasance and the release of real
                                property collateral in connection with that defeasance;

                              o may provide for payments of principal, interest
                                or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                              o may have two or more component parts, each
                                having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                              Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                              We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See "The Sponsor." We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by balance.

                              Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure repayment of the mortgage loans underlying a series of offered certificates. Otherwise, repayment of such mortgage loans will not be guaranteed by anyone. See "Description of the Trust Assets--Mortgage Loans."

                              The trust assets with respect to any series of offered certificates may also include:

                              o mortgage pass-through certificates,
                                collateralized mortgage obligations or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

                              o certificates insured or guaranteed by Freddie
                                Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality;

                              provided that, each mortgage-backed security will evidence an interest in, or will be secured by a pledge of, multifamily and/or commercial mortgage loans.

                              We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

                              o neither the issuer of the mortgage-backed
                                security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

                              o neither the issuer of the mortgage-backed
                                security nor any of its affiliates is an affiliate of us, the sponsor, issuing entity or underwriter of the related series of securities to be issued; and

                              o we would be free to publicly resell the
                                mortgage-backed security without registration.

                              See "Description of the Trust
                              Assets--Mortgage-Backed Securities."

                              In addition to the asset classes described above in this "Characteristics of the Mortgage Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

                              If 10% or more of the pool assets in the aggregate are or will be located in any one state, we will describe in the related prospectus supplement any economic or other factors specific to such state that may materially impact those pool assets or the cash flows from those pool assets.

                              We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                              In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Substitution, Acquisition and
  Removal of
  Mortgage Assets............ If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

                              If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                              o cash that would be applied to pay down the
                                principal balances of certificates of that series; and/or

                              o other mortgage loans or mortgage-backed
                                securities that--

                                1. conform to the description of mortgage assets
                                   in this prospectus, and

                                2. satisfy the criteria set forth in the related
                                   prospectus supplement.

                              If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that-

                                1. conform to the description of mortgage assets
                                   in this prospectus, and

                                2. satisfy the criteria set forth in the related
                                   prospectus supplement.

                              If so specified in the related prospectus supplement, if any mortgage loan in the specified trust fund becomes delinquent as to any balloon payment or becomes a certain number of days delinquent as specified in the related prospectus supplement as to any other monthly debt service payment (in each case without giving effect to any applicable grace period) or becomes a specially serviced mortgage loan as a result of any non monetary event of default, then the related directing certificateholder, the special servicer or any other person specified in the related prospectus supplement may have the right, at its option, to purchase that underlying mortgage loan from the trust fund at the price and on the terms described in the related prospectus supplement.

                              No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                              Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

                              If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things,
                              (i) the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets.

Characteristics of
  the Offered Certificates... An offered certificate may entitle the holder to receive:

                              o a stated principal amount;

                              o interest on a principal balance or notional
                                amount, at a fixed, variable or adjustable pass-through rate;

                              o specified, fixed or variable portions of the
                                interest, principal or other amounts received on the related mortgage assets;

                              o payments of principal, with disproportionate,
                                nominal or no payments of interest;

                              o payments of interest, with disproportionate,
                                nominal or no payments of principal;

                              o payments of interest or principal that commence
                                only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                              o payments of principal to be made, from time to
                                time or for designated periods, at a rate that is--

                                1. faster and, in some cases, substantially
                                   faster, or

                                2. slower and, in some cases, substantially
                                   slower,

                              than the rate at which payments or other collections of principal are received on the related mortgage assets;

                              o payments of principal to be made, subject to
                                available funds, based on a specified principal payment schedule or other methodology; or

                              o payments of all or part of the prepayment or
                                repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                              Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                              A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                              We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See "Description of the Certificates."

Credit Support and
  Reinvestment, Interest Rate
  and Currency Related
  Protection for
  the Offered Certificates... Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                              o guaranteed investment contracts in accordance
                                with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                              o interest rate exchange agreements, or interest
                                rate cap, collar or floor agreements; or

                              o currency exchange agreements.

                              We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                              See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

Advances with Respect
  to the Mortgage Assets..... If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                              o delinquent scheduled payments of principal
                                and/or interest, other than balloon payments,

                              o property protection expenses,

                              o other servicing expenses, or

                              o any other items specified in the related
                                prospectus supplement.

                              Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                              If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional Termination......... We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word "callable." In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                              o all the mortgage assets in any particular trust,
                                thereby resulting in a termination of the trust, or

                              o that portion of the mortgage assets in any
                                particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                              See "Description of the Certificates--Termination" in this prospectus.

Federal Income Tax
  Consequences............... Any class of offered certificates will constitute or evidence ownership of:

                              o regular interests or residual interests in a
                                real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code; or

                              o interests in a grantor trust under Subpart E of
                                Part I of Subchapter J of the Internal Revenue Code.

                              See "Federal Income Tax Consequences."

Certain ERISA
  Considerations............. If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "Certain ERISA Considerations."

Legal Investment............. If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

   You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

   The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

   We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

   We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

   Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

   If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

   The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

   The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

   The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

   o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

   o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

   o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

   o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

   If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

   The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

   Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

   When making an investment decision, you should consider, among other things--

   o the payment priorities of the respective classes of the certificates of the same series,

   o the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

   o the characteristics and quality of the mortgage loans in the related trust.

   The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

   Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

   Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

   The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

   In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

   o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

   o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

   The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

   The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

   o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

   o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

   The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

   Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

   The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

   o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

   o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

   We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

   Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

   Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

   Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment. Additionally, the right of the master servicer or special servicer, as applicable, to receive interest on delinquency advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on delinquency advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

   If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

   Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

   If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

   See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

   There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

   o  the fair market value and condition of the underlying real property;

   o  the level of interest rates;

   o  the borrower's equity in the underlying real property;

   o  the borrower's financial condition;

   o  the operating history and occupancy level of the underlying real property;

   o  changes in zoning and tax laws;

   o  changes in competition in the relevant area;

   o  changes in rental rates in the relevant area;

   o  reductions in government assistance/rent subsidy programs;

   o  changes in governmental regulation and fiscal policy;

   o  prevailing general and regional economic conditions;

   o  the state of the fixed income and mortgage markets;

   o the existence of any subordinate or mezzanine debt related to the property; and

   o the availability of credit for multifamily rental or commercial properties.

   See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

   Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

   The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance

   Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

   o the sufficiency of the net operating income of the applicable real property;

   o  the market value of the applicable real property at or prior to maturity;
      and

   o the ability of the related borrower to refinance or sell the applicable real property.

   In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

   The related prospectus supplement may specify that the mortgage loans underlying your offered certificates will be insured or guaranteed by a governmental entity or private mortgage insurer. Otherwise, such mortgage loans will not be insured or guaranteed by anyone.

   The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

   Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

   o  the age, design and construction quality of the property;

   o perceptions regarding the safety, convenience and attractiveness of the property;

   o  the characteristics of the neighborhood where the property is located;

   o  the proximity and attractiveness of competing properties;

   o  the existence and construction of competing properties;

   o  the adequacy of the property's management and maintenance;

   o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

   o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

   o  demographic factors;

   o  customer tastes and preferences;

   o  retroactive changes in building codes;

   o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

   o dependence upon a single tenant or a concentration of tenants in a particular business or industry;

   o  the diversity of tenants and their industries;

   o  consumer confidence;

   o  changes or continued weakness in specific industry segments; and

   o  public perception of safety for customers and clients.

   Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

   o an increase in interest rates, real estate taxes and other operating expenses;

   o an increase in the capital expenditures needed to maintain the property or make improvements;

   o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

   o  an increase in vacancy rates;

   o  a decline in rental rates as leases are renewed or replaced; and

   o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

   The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

   o  the length of tenant leases;

   o  the creditworthiness of tenants;

   o  the rental rates at which leases are renewed or replaced;

   o  the percentage of total property expenses in relation to revenue;

   o  the ratio of fixed operating expenses to those that vary with revenues;
      and

   o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

   The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

   o to pay for maintenance and other operating expenses associated with the property;

   o  to fund repairs, replacements and capital improvements at the property;
      and

   o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

   Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

   o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

   o  an increase in tenant payment defaults;

   o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

   o an increase in the capital expenditures needed to maintain the property or to make improvements; and

   o  a decline in the financial condition of a major or sole tenant.

   Various factors that will affect the operation and value of a commercial property include:

   o  the business operated by the tenants;

   o  the creditworthiness of the tenants; and

   o  the number of tenants.

   Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

   o  the financial effect of the absence of rental income may be severe;

   o  more time may be required to re-lease the space; and

   o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

   An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

   Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

   o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

   o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

   The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

   If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

   Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

   o  changes in interest rates;

   o  the availability of refinancing sources;

   o  changes in governmental regulations, licensing or fiscal policy;

   o  changes in zoning or tax laws; and

   o  potential environmental or other legal liabilities.

   Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

   o  responding to changes in the local market;

   o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

   o  operating the property and providing building services;

   o  managing operating expenses; and

   o ensuring that maintenance and capital improvements are carried out in a timely fashion.

   Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

   By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

   o  maintain or improve occupancy rates, business and cash flow,

   o  reduce operating and repair costs, and

   o  preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property. Additionally, in the case of some of the mortgage loans underlying the offered certificates, the related managers and borrowers may experience conflicts of interest in the management of the related real properties as a result of, among other things, affiliations between the borrower and the manager or the ownership or management of other real properties by the borrower or manager.

   Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

   Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

   o  rental rates;

   o  location;

   o  type of business or services and amenities offered; and

   o  nature and condition of the particular property.

   The profitability and value of an income-producing property may be adversely affected by a comparable property that:

   o  offers lower rents,

   o  has lower operating costs,

   o  offers a more favorable location, or

   o  offers better facilities.

   Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

   Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

   o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

   o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

   o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

   o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

   o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

   o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

   o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

   o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

   Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

   A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

   o  the operation of all of the related real properties, and

   o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

   Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

   If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

   o any adverse economic developments that occur in the locale, state or region where the properties are located;

   o  changes in the real estate market where the properties are located;

   o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

   o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

   The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

   If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

   In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans

   Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

   Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt or to otherwise incur additional subordinate debt. In addition, some or all of the mortgage loans included in one of our trusts may permit the owner of the related borrower to pledge its equity interests in such borrower as security for mezzanine debt.

   Even if a mortgage loan prohibits further encumbrance of the related real property or the incurrence of additional subordinate or mezzanine debt, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt or its parent from incurring mezzanine debt.

   When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans or are mezzanine loans not directly secured by the mortgaged property), the trust is subjected to additional risks. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

   Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

   Certain mortgage loans included in our trusts are each part of a loan group or split loan structure that includes one or more additional mortgaged loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "DESCRIPTION OF THE TRUST ASSETS--Mortgage Loans--Loan Groups." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan group, or a group of holders of non-trust mortgage loans in a subject loan group (acting together), may be granted various rights and powers that affect the mortgage loan in that loan group that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan group, and/or (d) the right to replace the applicable special servicer (without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholder for so doing.

   In addition, certain of mortgage loans included in our trusts that are part of a loan group will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan group. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans That Are Part of a Loan Group."

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

   Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

   In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

   A bankruptcy court also may:

   o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

   o  reduce monthly payments due under a mortgage loan;

   o  change the rate of interest due on a mortgage loan; or

   o  otherwise alter a mortgage loan's repayment schedule.

   Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

   Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

   As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

   In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

   As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

   One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

   o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

   o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

   These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

   There can be no assurance--

   o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

   o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

   o that the results of the environmental testing were accurately evaluated in all cases;

   o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

   o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

   Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

   In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

   o  tenants at the property, such as gasoline stations or dry cleaners,

   o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

   o  activities of third parties not related to borrowers.

   Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

   The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

   o agents or employees of the lender are deemed to have participated in the management of the borrower, or

   o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

   Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

   o any condition on the property that causes exposure to lead-based paint, and

   o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

   Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

   Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

   o  the bankrupt party--

      1. was insolvent at the time of granting the lien,

      2. was rendered insolvent by the granting of the lien,

      3. was left with inadequate capital, or

      4. was not able to pay its debts as they matured; and

   o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

   Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

   Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

   o  the related real property, or

   o  a majority ownership interest in the related borrower.

   We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

   The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

   o  the default is deemed to be immaterial,

   o  the exercise of those remedies would be inequitable or unjust, or

   o  the circumstances would render the acceleration unconscionable.

   Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

   Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of securities (which may include direct, non-callable United States government securities) and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

   o  war,

   o  revolution,

   o  governmental actions,

   o  floods and other water-related causes,

   o  earth movement, including earthquakes, landslides and mudflows,

   o  wet or dry rot,

   o  vermin, and

   o  domestic animals.

   Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

   In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

   In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

   Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

   The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

   In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

   Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation May Adversely Affect a Borrower's Ability to Repay its Mortgage Loan

   The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

   o  breach of contract involving a tenant, a supplier or other party;

   o  negligence resulting in a personal injury, or

   o  responsibility for an environmental problem.

   Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

   Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

   You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

   Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

   o  generally will not be reduced by losses from other activities,

   o for a tax-exempt holder, will be treated as unrelated business taxable income, and

   o for a foreign holder, will not qualify for any exemption from withholding tax.

   Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

   o  individuals,

   o  estates,

   o  trusts beneficially owned by any individual or estate, and

   o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

   In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

   See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

Problems With Book-Entry Registration

   Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

   o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

   o you may have only limited access to information regarding your offered certificates;

   o you may suffer delays in the receipt of payments on your offered certificates; and

   o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

   See "Description of the Certificates--Book-Entry Registration."

Potential Conflicts of Interest Can Affect a Person's Performance

   The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

   In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

   In servicing the mortgage loans in any of our trusts, the related master servicer, primary servicer, sub-servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

   Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

   In addition, one of our affiliates may purchase certificates evidencing interests in one or more of the trusts.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

   From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

General

   We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund and the certificates of each series will be backed by the assets of the related trust fund. The assets of the trust will primarily consist of:

   o  various types of multifamily and/or commercial mortgage loans;

   o pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

   o a combination of mortgage loans and mortgage-backed securities of the types described above.

   In addition to the asset classes described above in this "Description of the Trust Assets" section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The Originators of the Mortgage Loans

   We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be Greenwich Capital Financial Products, Inc. or another one of our affiliates. See "The Sponsor." We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by aggregate principal balance.

   We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

   Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. If so specified the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure those mortgage assets. Otherwise, these mortgage assets will not be guaranteed or insured by anyone.

Mortgage Loans

   General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

   o rental, cooperatively-owned condominium or condominium conversion buildings with multiple dwelling units;

   o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

   o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

   o  office properties;

   o hospitality properties, such as hotels, motels and other lodging facilities;

   o  casino properties;

   o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

   o  industrial properties;

   o warehouse facilities, mini-warehouse facilities and self-storage facilities;

   o restaurants, taverns and other establishments involved in the food and beverage industry;

   o manufactured housing communities, mobile home parks and recreational vehicle parks;

   o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

   o  arenas and stadiums;

   o  churches and other religious facilities;

   o  parking lots and garages;

   o  mixed use properties;

   o  other income-producing properties; and

   o  unimproved land.

   The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

   o a fee interest or estate, which consists of ownership of the property for an indefinite period,

   o an estate for years, which consists of ownership of the property for a specified period of years,

   o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

   o  shares in a cooperative corporation which owns the property, or

   o  any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

   Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

   If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

   o first, to the payment of court costs and fees in connection with the foreclosure,

   o  second, to the payment of real estate taxes, and

   o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

   If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued; provided, however, that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In those cases, we will describe in the related prospectus supplement--

   o  the period of the delinquency,

   o  any forbearance arrangement then in effect,

   o  the condition of the related real property, and

   o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

   Loan Groups. Certain of the mortgage loans included in one of our trust funds may be part of a loan group. A loan group will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan group is evidenced by a separate promissory note. The aggregate debt represented by the entire loan group, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan group are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan group. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan group. "RISK FACTORS--With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgage Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

   A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

   Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

   o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

   o  the types of services offered at the property;

   o  the location of the property;

   o the characteristics of the surrounding neighborhood, which may change over time;

   o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

   o  the ability of management to provide adequate maintenance and insurance;

   o  the property's reputation;

   o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

   o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

   o  the ability of management to respond to competition;

   o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

   o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

   o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

   o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

   o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

   o the extent to which increases in operating costs may be passed through to tenants.

   Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

   Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

   o  require written leases;

   o  require good cause for eviction;

   o  require disclosure of fees;

   o  prohibit unreasonable rules;

   o  prohibit retaliatory evictions;

   o  prohibit restrictions on a resident's choice of unit vendors;

   o  limit the bases on which a landlord may increase rent; or

   o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

   Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

   o  fixed percentages,

   o  percentages of increases in the consumer price index,

   o  increases set or approved by a governmental agency, or

   o  increases determined through mediation or binding arbitration.

   In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

   Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

   Condominium Properties. Some mortgage loans underlying the offered certificates will be secured by--

   o the related borrower's interest in multiple units in a residential condominium project, and

   o  the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

   The management and operation of a condominium is generally controlled by the board of members representing the owners of the condominium units. Generally, the consent of a majority of the voting board members is required for any action of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including the following:

   o  providing for maintenance and repair of the general common elements;

   o determination and collection of general common charges (which may include insurance premiums, working capital, operating reserves and replacement reserve funds);

   o  employment of personnel; maintaining bank accounts;

   o  adopting rules and regulations relating to general common elements;

   o  obtaining insurance; and

   o  repairing and restoring the property after a casualty.

   Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board generally has the right to control the use of casualty proceeds. Additionally, the condominium board determines the budget and the amount of the common area charges and assessments due from unit owners. The condominium board has discretion to make decisions affecting the entire mortgaged property. Thus, decisions made by the condominium board including common area charges and assessments to be paid by the unit owners, insurance to be maintained on the building and many other decisions affecting the maintenance of the mortgaged property will have a significant impact on the related mortgaged property. Although the condominium board must act in accordance with state and local laws relating to condominium units, there can be no assurance that the condominium board will always act in the best interests of the related borrower and the related mortgaged property.

   Condominium Conversion Properties. The payment of interest and the repayment of a mortgage loan secured by a condominium conversion property will depend upon the ability of the related borrower to sell condominium units, and on the pace and price at which condominium units are sold. Since most condominium conversion properties require some level of construction and re-development before condominium units may be sold (although condominium units may be "pre-sold" prior to completion of construction), the success of a condominium conversion property may also be affected by the amount of time and money required to complete the construction and re-development phase of the project.

   Unlike some operating properties, which may have a history of operating results that may be analyzed, each condominium conversion project is unique and must be evaluated based on its likelihood for success rather than its operating history. Accordingly, information regarding debt service coverage ratio with respect to such property may not presented in the prospectus supplement. The success of a condominium conversion project will be influenced by many of the same factors that affect operating properties, as well as by:

   o the construction, re-development and conversion experience of the parties involved;

   o the time to completion of, and potential cost of, construction and re-development;

   o cost over-runs experienced in the construction phase of the project and the adequacy and reliability of funding for construction costs;

   o the existence of a "completion guarantee" from a credit-worthy entity guaranteeing the completion of the construction phase of the property;

   o the adequacy of reserves for debt service and other property expenses during the construction phase of the project;

   o regulatory and other obstacles encountered in the condominium conversion process;

   o the number of pre-sold condominium units and the percentage of such units that are purchased by "speculators" who are purchasing such units for re-sale (because such re-sales could potentially compete with sales of un-sold condominium units); and

   o the "absorption rate" of condominium units of the price, quality and character of the subject units in the markets where the condominium conversion property is located; and the developer's track record in successfully completing and marketing similar projects.

   Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

   A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

   o  mortgage loan payments,

   o  real property taxes,

   o  maintenance expenses, and

   o  other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

   A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

   o  maintenance payments from the tenant/shareholders, and

   o any rental income from units or commercial space that the cooperative corporation might control.

   A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

   In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

   Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

   Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

   o  shopping centers,

   o  factory outlet centers,

   o  malls,

   o  automotive sales and service centers,

   o  consumer oriented businesses,

   o  department stores,

   o  grocery stores,

   o  convenience stores,

   o  specialty shops,

   o  gas stations,

   o  movie theaters,

   o  fitness centers,

   o  bowling alleys,

   o  salons, and

   o  dry cleaners.

   Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

   o  lower rents;

   o  grant a potential tenant a free rent or reduced rent period;

   o  improve the condition of the property generally; or

   o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

   A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

   o  competition from other retail properties;

   o perceptions regarding the safety, convenience and attractiveness of the property;

   o  perceptions regarding the safety of the surrounding area;

   o  demographics of the surrounding area;

   o  the strength and stability of the local, regional and national economies;

   o  traffic patterns and access to major thoroughfares;

   o  the visibility of the property;

   o  availability of parking;

   o  the particular mixture of the goods and services offered at the property;

   o  customer tastes, preferences and spending patterns; and

   o  the drawing power of other tenants.

   The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

   Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

   The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

   Various factors will adversely affect the economic performance of an anchored retail property, including:

   o  an anchor tenant's failure to renew its lease;

   o  termination of an anchor tenant's lease;

   o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

   o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

   o  a loss of an anchor tenant's ability to attract shoppers.

   Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

   o  factory outlet centers;

   o  discount shopping centers and clubs;

   o  catalogue retailers;

   o  television shopping networks and programs;

   o  internet web sites; and

   o  telemarketing.

   Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

   Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

   Office Properties. Factors affecting the value and operation of an office property include:

   o the number and quality of the tenants, particularly significant tenants, at the property;

   o the physical attributes of the building in relation to competing buildings;

   o the location of the property with respect to the central business district or population centers;

   o demographic trends within the metropolitan area to move away from or towards the central business district;

   o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

   o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

   o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

   o  the quality and philosophy of building management;

   o  access to mass transportation; and

   o  changes in zoning laws.

   Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

   Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

   o  rental rates;

   o the building's age, condition and design, including floor sizes and layout;

   o  access to public transportation and availability of parking; and

   o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

   The cost of refitting office space for a new tenant is often higher than for other property types.

   The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

   o  the cost and quality of labor;

   o  tax incentives; and

   o  quality of life matters, such as schools and cultural amenities.

   The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

   Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

   o  full service hotels;

   o  resort hotels with many amenities;

   o  limited service hotels;

   o  hotels and motels associated with national or regional franchise chains;

   o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

   o  other lodging facilities.

   Factors affecting the economic performance of a hospitality property include:

   o the location of the property and its proximity to major population centers or attractions;

   o  the seasonal nature of business at the property;

   o  the level of room rates relative to those charged by competitors;

   o  quality and perception of the franchise affiliation;

   o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

   o  the existence or construction of competing hospitality properties;

   o  nature and quality of the services and facilities;

   o  financial strength and capabilities of the owner and operator;

   o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

   o increases in operating costs, which may not be offset by increased room rates;

   o the property's dependence on business and commercial travelers and tourism; and

   o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

   Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

   Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

   The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

   o  the continued existence and financial strength of the franchisor;

   o  the public perception of the franchise service mark; and

   o  the duration of the franchise licensing agreement.

   The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

   Casino Properties. Factors affecting the economic performance of a casino property include:

   o location, including proximity to or easy access from major population centers;

   o  appearance;

   o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

   o  the existence or construction of competing casinos;

   o  dependence on tourism; and

   o  local or state governmental regulation.

   Competition among major casinos may involve attracting patrons by--

   o providing alternate forms of entertainment, such as performers and sporting events, and

   o  offering low-priced or free food and lodging.

   Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

   Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

   The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

   Any jurisdiction that currently allows legalized gambling could pass legislation banning it.

   The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

   Health Care-Related Properties. Health-care related properties include

   o  hospitals;

   o  skilled nursing facilities;

   o  nursing homes;

   o  congregate care facilities; and

   o  in some cases, assisted living centers and housing for seniors.

   Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

   o  statutory and regulatory changes;

   o  retroactive rate adjustments;

   o  administrative rulings;

   o  policy interpretations;

   o  delays by fiscal intermediaries; and

   o  government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

   Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

   o  federal and state licensing requirements;

   o  facility inspections;

   o  rate setting;

   o  reimbursement policies; and

   o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

   Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

   Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

   Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

   The value and operation of an industrial property depends on:

   o the location of the property, the desirability of which in a particular instance may depend on--

      1. availability of labor services,

      2. proximity to supply sources and customers, and

      3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

   o the building design of the property, the desirability of which in a particular instance may depend on--

      1. ceiling heights,

      2. column spacing,

      3. number and depth of loading bays,

      4. divisibility,

      5. floor loading capacities,

      6. truck turning radius,

      7. overall functionality, and

      8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

   o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

   Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

   Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

   Successful operation of a warehouse, mini-warehouse or self storage property depends on--

   o  building design,

   o  location and visibility,

   o  tenant privacy,

   o  efficient access to the property,

   o proximity to potential users, including apartment complexes or commercial users,

   o  services provided at the property, such as security,

   o  age and appearance of the improvements, and

   o  quality of management.

   Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

   o competition from facilities having businesses similar to a particular restaurant or tavern;

   o perceptions by prospective customers of safety, convenience, services and attractiveness;

   o  the cost, quality and availability of food and beverage products;

   o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

   o  changes in demographics, consumer habits and traffic patterns;

   o  the ability to provide or contract for capable management; and

   o retroactive changes to building codes, similar ordinances and other legal requirements.

   Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

   The food and beverage service industry is highly competitive. The principal means of competition are--

   o  market segment,

   o  product,

   o  price,

   o  value,

   o  quality,

   o  service,

   o  convenience,

   o  location, and

   o  the nature and condition of the restaurant facility.

   A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

   o  lower operating costs,

   o  more favorable locations,

   o  more effective marketing,

   o  more efficient operations, or

   o  better facilities.

   The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

   Factors affecting the success of a regionally- or nationally-known chain restaurant include:

   o actions and omissions of any franchisor, including management practices that--

      1. adversely affect the nature of the business, or

      2. require renovation, refurbishment, expansion or other expenditures;

   o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

   o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

   Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

   Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

   Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

   Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

   o  location of the manufactured housing property;

   o  the number of comparable competing properties in the local market;

   o  the age, appearance and reputation of the property;

   o  the quality of management; and

   o  the types of facilities and services it provides.

   Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

   o  multifamily rental properties,

   o  cooperatively-owned apartment buildings,

   o  condominium complexes, and

   o  single-family residential developments.

   Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

   Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

   Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

   o  fixed percentages,

   o  percentages of increases in the consumer price index,

   o  increases set or approved by a governmental agency, or

   o  increases determined through mediation or binding arbitration.

   In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the home site. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

   Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

   o  the location and appearance of the property;

   o  the appeal of the recreational activities offered;

   o the existence or construction of competing properties, whether are not they offer the same activities;

   o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

   o  geographic location and dependence on tourism;

   o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

   o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

   o  sensitivity to weather and climate changes; and

   o  local, regional and national economic conditions.

   A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

   Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

   Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

   Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

   o  sporting events;

   o  musical events;

   o  theatrical events;

   o  animal shows; and/or

   o  circuses.

   The ability to attract patrons is dependent on, among others, the following factors:

   o  the appeal of the particular event;

   o  the cost of admission;

   o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

   o  perceptions by prospective patrons of the safety of the surrounding area;
      and

   o  the alternative forms of entertainment available in the particular locale.

   In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

   Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

   Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

   Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

   o  the number of rentable parking spaces and rates charged;

   o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

   o  the amount of alternative parking spaces in the area;

   o  the availability of mass transit; and

   o the perceptions of the safety, convenience and services of the lot or garage.

   Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

   o  its location,

   o  its size,

   o  the surrounding neighborhood, and

   o  local zoning laws.

   Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

   o  the successful operation of the property, and

   o  its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

   The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

   o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

   o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

   The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

   o  make the loan payments on the related mortgage loan,

   o  cover operating expenses, and

   o  fund capital improvements at any given time.

   Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

   o  some health care-related facilities,

   o  hotels and motels,

   o  recreational vehicle parks, and

   o mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

   o  warehouses,

   o  retail stores,

   o  office buildings, and

   o  industrial facilities.

   Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

   Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

   o  increases in energy costs and labor costs;

   o  increases in interest rates and real estate tax rates; and

   o  changes in governmental rules, regulations and fiscal policies.

   Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

   Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

   o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

   o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

   A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

   o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

   o the lender has greater protection against loss on liquidation following a borrower default.

   Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

   o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

   o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

   o the income capitalization method, which takes into account the property's projected net cash flow; or

   o  a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example,

   o it is often difficult to find truly comparable properties that have recently been sold;

   o the replacement cost of a property may have little to do with its current market value; and

   o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

   If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

   The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

   We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

   See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

   Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

   o  an original term to maturity of not more than approximately 40 years; and

   o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

   A mortgage loan included in one of our trusts may also include terms that:

   o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

   o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

   o  provide for no accrual of interest;

   o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

   o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

   o  permit the negative amortization or deferral of accrued interest;

   o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

   o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

   Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

   o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

   o the type or types of property that provide security for repayment of the mortgage loans;

   o the earliest and latest origination date and maturity date of the mortgage loans;

   o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

   o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

   o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

   o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index;

   o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

   o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

   o the geographic distribution of the properties securing the mortgage loans on a state-by-state (or other jurisdiction) basis.

   If 10% or more of the pool assets are or will be located in any one state, we will describe in the related prospectus supplement any economic or other factors specific to such state that may materially impact those pool assets or the cash flows from those pool assets.

   If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Mortgage-Backed Securities

   The mortgage backed-securities underlying a series of offered certificates may include:

   o mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

   o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

   In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

   We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

   o neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

   o neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, the issuing entity or underwriter of the related series of securities to be issued; and

   o we would be free to publicly resell the mortgage-backed security without registration under that Act.

   We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

   o the initial and outstanding principal amount(s) and type of the securities;

   o  the original and remaining term(s) to stated maturity of the securities;

   o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

   o  the payment characteristics of the securities;

   o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

   o  a description of the related credit support, if any;

   o  the type of mortgage loans underlying the securities;

   o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

   o the terms and conditions for substituting mortgage loans backing the securities; and

   o the characteristics of any agreements or instruments providing interest rate protection to the securities.

   With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

   If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without a material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

   If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, to purchase a defaulted mortgage loan from the trust fund at a price equal to its outstanding principal balance plus accrued interest thereon, or at its fair market value, subject to the conditions specified in that prospectus supplement. In addition, the master servicer or special servicer may be required to sell a defaulted mortgage loan.

   No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

   Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

   If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets. Any prefunding period will not extend for more than one year from the date of issuance of the related certificates and the portion of the proceeds for the related prefunding account will not involve in excess of 50% of the proceeds of the offering of the related certificates.

Undelivered Mortgage Assets

   In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Accounts

   The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Credit Support

   The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

   o the subordination or one or more other classes of certificates of the same series;

   o  a letter of credit;

   o  a surety bond;

   o  an insurance policy;

   o  a guarantee;or

   o  a reserve fund.

   In the related prospectus supplement, we will describe the amount and terms of any credit support benefiting the holders of a class of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related
Protection

   The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

   o  interest rate exchange agreements;

   o  interest rate cap agreements;

   o  interest rate floor agreements;

   o  interest rate collar agreements; or

   o  currency exchange agreements.

   Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. Generally an interest rate collar agreement is a combination of an interest rate cap and interest rate floor agreement. Generally, a currency exchange agreement is a contract between two parties to exchange future payments in one currency for future payments in another currency. In the related prospectus supplement, we will describe any such agreements. If applicable, we will also identify any obligor under the agreements. The Depositor will not include in any trust fund any derivative agreement that could be used to create a non asset-backed product whose payment would be based primarily by reference to something other than the performance of the mortgage assets and other financial assets in the trust fund.

                        YIELD AND MATURITY CONSIDERATIONS

General

      The yield on your offered certificates will depend on--

   o  the price you paid for your offered certificates,

   o  the pass-through rate on your offered certificates,

   o  the amount and timing of payments on your offered certificates.

   The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

   A class of interest-bearing offered certificates may have a fixed, floating, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable, floating or adjustable, the method of determining the pass-through rate. Such interest rates may include, without limitation:

   o a rate based on a specified portion of the interest on some or all of the related mortgage assets;

   o a rate based on the weighted average of the interest rates for some or all of the related mortgage assets;

   o a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series; and/or

   o a rate based on a percentage or combination of any one or more of the foregoing rates.

Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

   If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivatives instrument to alter the payment characteristics of such assets.

Payment Delays

   There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

   The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

   o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

   o  the dates on which any balloon payments are due; and

   o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

   The rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors; accordingly such rate cannot be predicted.

   The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

   o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

   o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

   If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

   If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

   If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

   o be based on the principal balances of some or all of the mortgage assets, or a portion thereof, in the related trust,

   o equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series, or

   o be based on such other formula as may be specified in the related prospectus supplement.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

   o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

   o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

   The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

   o  the availability of mortgage credit;

   o the relative economic vitality of the area in which the related real properties are located;

   o  the quality of management of the related real properties;

   o  the servicing of the mortgage loans;

   o  possible changes in tax laws; and

   o  other opportunities for investment.

In general, those factors that increase--

   o the attractiveness of selling or refinancing a commercial or multifamily property, or

   o  the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

   The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

   o  prepayment lock-out periods, and

   o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

   The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

   o  to convert to a fixed rate loan and thereby lock in that rate, or

   o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

   Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

   o  realize its equity in the property,

   o  meet cash flow needs or

   o  make other investments.

   Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

   We make no representation as to--

   o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

   o  the relative importance of those factors,

   o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

   o  the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

   The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

   The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

   o  scheduled amortization, or

   o  prepayments, including--

      1. voluntary prepayments by borrowers, and

      2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

   Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

   In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

   o the projected weighted average life of each class of those offered certificates with principal balances, and

   o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

   Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

   o  to refinance the loan, or

   o  to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

   o  the bankruptcy of the borrower, or

   o adverse economic conditions in the market where the related real property is located.

   In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

   Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

   o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

   o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

   o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

   Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

   The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

   The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

   During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

   Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

   o  the number of foreclosures with respect to the underlying mortgage loans;
      and

   o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

   Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

   Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

   The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

   o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

   o  the establishment of a priority of payments among classes of certificates.

   If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

   Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

   o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

   o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

   o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

   o  any other amounts described in the related prospectus supplement.

   The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

   We were incorporated in Delaware on November 18, 1999. We were organized, among other things, for the purposes of--

   o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

   o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

   o  forming pools of mortgage loans and mortgage-backed securities; and

   o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Our telephone number is (203) 625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of Scotland Group plc and an affiliate of Greenwich Capital Financial Products, Inc., a sponsor and one of the mortgage loan sellers, and of Greenwich Capital Markets, Inc., one of the underwriters. There can be no assurance that at any particular time we will have any significant assets.

   The depositor will have minimal ongoing duties with respect to the offered certificates and the underlying mortgage loans. The depositor's duties pursuant to the related pooling and servicing agreement include, without limitation, the duty to appoint a successor trustee in the event of the resignation or removal of the trustee, to remove the trustee if requested by at least a majority of certificateholders, to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration, to indemnify the trustee, any similar party and trust fund for any liability, assessment or costs arising from its bad faith, negligence or malfeasance in providing such information, to indemnify the trustee or any similar party against certain securities laws liabilities, and to sign any reports required under the Securities Exchange Act of 1934, as amended, including the required certification under the Sarbanes-Oxley Act of 2002, required to be filed by the trust fund. The depositor is required under the underwriting agreement relating to the series of offered certificates to indemnify the underwriters for certain securities law liabilities.

                                   THE SPONSOR

General

   Greenwich Capital Financial Products, Inc. ("GCFP") is a sponsor of the series of securities offered by this prospectus. GCFP was incorporated in the state of Delaware in 1990. GCFP is a wholly owned subsidiary of Greenwich Capital Holdings, Inc. and an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public limited company incorporated in Scotland which is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. GCFP is also an affiliate of Greenwich Capital Commercial Funding Corp., the depositor, and Greenwich Capital Markets, Inc., the underwriter. The principal offices of GCFP are located at 600 Steamboat Road, Greenwich, Connecticut 06830. The main telephone number of GCFP is (203) 625-2700.

   The prospectus supplement for each series of securities will identify and describe any co-sponsors for the related series.

GCFP's Commercial Mortgage Securitization Program

   GCFP has been engaged in commercial mortgage lending since its formation. The vast majority of mortgage loans originated by GCFP are intended to be either sold through securitization transactions in which GCFP acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that GCFP originates:

            o Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are GCFP's principal loan product and are primarily originated for the purpose of securitization.

            o Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior participation interest in the loan is intended to be securitized.

            o Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by GCFP and are sold in individual loan sale transactions.

   In general, GCFP does not hold the loans it originates until maturity. As of December 31, 2005, GCFP had a portfolio of commercial mortgage loans in excess of $3.3 billion of assets.

   As a sponsor, GCFP originates mortgage loans and, together with other sponsors or mortgage loan sellers, initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. GCFP's role as sponsor also includes engaging third-party service providers such as the servicer, special servicer and trustee, and engaging the rating agencies. In coordination with the underwriters for the related offering, GCFP works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

   Neither GCFP nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, GCFP and/or the depositor contracts with other entities to servicer the mortgage loans in the securitization transactions.

   GCFP commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2005, GCFP was the sponsor of 22 commercial mortgage-backed securitization transactions. Approximately $20.1 billion of the mortgage loans included in those transactions were originated by GCFP. The following table sets forth information with respect to originations and securitizations of fixed rate commercial and multifamily mortgage loans by GCFP for the two years ending on December 31, 2005:

                           Fixed Rate Commercial Loans
--------------------------------------------------------------------------------
                            Total GCFP Fixed Rate      Total GCFP Fixed Rate
                               Loans Originated          Loans Securitized
         Year                  (approximate)              (approximate)
         ----                  -------------              -------------
         2005                   $7.3 billion               $7.0 billion
         2004                   $4.3 billion               $2.7 billion

                     Floating Rate Commercial Mortgage Loans
--------------------------------------------------------------------------------
                            Total GCFP Fixed Rate      Total GCFP Fixed Rate
                               Loans Originated          Loans Securitized
         Year                  (approximate)              (approximate)
         ----                  -------------              -------------
         2005                  $2.0 billion               $0.8 billion
         2004                  $2.4 billion               $0.9 billion

Underwriting Standards

   General. GCFP originates commercial mortgage loans from its headquarters in Greenwich, Connecticut as well as from its origination offices in Los Angeles and Irvine, California, Chicago, Illinois, Atlanta, Georgia and Baltimore, Maryland. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans' originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least two or more members of GCFP's credit committee, depending on the size of the mortgage loan.

   Loans originated by GCFP generally conform to the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. These underwriting criteria are general, and there is no assurance that every loan originated by GCFP will comply in all respects with the guidelines.

   Loan Analysis. Generally, GCFP performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review, money laundering and background checks, third party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property's historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property's historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a staff member of GCFP. The borrower's and property manager's experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

   Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan is greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent direction are required.

   Loan Approval. All mortgage loans must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to commitment for loans with principal balances of $25 million or greater, an investment committee memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

   Property Characteristics. Post-1980 construction is preferred; however, older properties in good repair and having had material renovation performed within the last five years will be considered. The remaining useful life of the mortgaged property should extend at least five years beyond the end of the amortization period.

   Location. Generally, established or emerging markets with a minimum population of 50,000 (25,000 for retail properties), and no population declines since 1980 based upon established census data are preferred. Regional and trade area demographics should be flat to rising. The market should not be dependent on a single employment source or industry.

   Operating History. Operating history is a significant factor in the evaluation of an established mortgaged property, but may be given less weight with respect to mortgage loans on newly constructed or rehabilitated properties. Generally, for established properties, the mortgaged property must be open and have stable occupancy history (or operating performance in the case of retail properties). The mortgaged property should not have experienced material declines in operating performance over the previous two years. Newly-constructed or recently rehabilitated properties which have not reached stabilized occupancy are considered on a case-by-case basis.

   Debt Service Coverage Ratio and LTV Ratio. GCFP's underwriting standards generally mandate minimum debt service coverage ratios and maximum loan to value ratios. An LTV Ratio generally based upon the appraiser's determination of value as well as the value derived using a stressed capitalization rate is considered. The Debt Service Coverage Ratio is based upon the Underwritten Net Cash Flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan to value ratios and amortization periods for the mortgage loans originated by GCFP may vary from these guidelines.

   Escrow Requirements. Generally, GCFP requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by GCFP are as follows:

      o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. GCFP may waive this escrow requirement under certain circumstances.

      o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. GCFP may waive this escrow requirement under certain circumstances.

      o Replacement Reserves--Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus 2 years. GCFP relies on information provided by an independent engineer to make this determination. GCFP may waive this escrow requirement under certain circumstances.

      o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, GCFP generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. GCFP may waive this escrow requirement under certain circumstances.

      o Tenant Improvement/Lease Commissions--In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.]

   Other Factors. Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

                         DESCRIPTION OF THE CERTIFICATES

General

   Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

   A series of certificates consists of all those certificates that--

   o  have the same series designation;

   o  were issued under the same Governing Documents; and

   o  represent beneficial ownership interests in the same trust.

   A class of certificates consists of all those certificates of a particular series that--

   o  have the same class designation; and

   o  have the same payment terms.

   The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

   o a stated principal amount, which will be represented by its principal balance;

   o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

   o specified, fixed or variable portions of the interest, principal or other amounts received on all or certain of the related mortgage assets;

   o payments of principal, with disproportionate, nominal or no payments of interest;

   o payments of interest, with disproportionate, nominal or no payments of principal;

   o payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

   o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

   o payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

   o payments of principal to be made, from time to time or for designated periods, at a rate that is--

      1. faster and, in some cases, substantially faster, or

      2. slower and, in some cases, substantially slower,

      than the rate at which payments or other collections of principal are received on the related mortgage assets;

   o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

   o payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

   o payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

   o payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

   o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

   Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

   A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

   Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

Payments on the Certificates

   General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

   o  the periodic payment date for that series, and

   o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

   All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

   o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

   o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

   In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

   Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

   The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. With respect to any floating rate certificates, interest may be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be a standard index that measures interest in debt transactions, and will not be a commodities or securities index.

   Interest may accrue with respect to any offered certificate on the basis of:

   o  a 360-day year consisting of 12 30-day months,

   o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

   o the actual number of days elapsed during each relevant period in a normal calendar year, or

   o  any other method identified in the related prospectus supplement.

   We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

   Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

   If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

   o based on the principal balances of some or all of the mortgage assets, or a portion thereof, in the related trust,

   o equal to the total principal balances of all, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series, or

   o be based on such other formula as may be specified in the related prospectus supplement.

   Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

   We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

   Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

   The total outstanding principal balance of any class of offered certificates will be reduced by--

   o  payments of principal actually made to the holders of that class, and

   o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

   A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

   We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

   Generally, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

   The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

   o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

   o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

   o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

   o  any other amounts described in the related prospectus supplement.

   We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

Allocation of Losses and Shortfalls

   If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

   o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

   o  by establishing a priority of payments among those classes.

   See "Description of Credit Support."

Advances

   If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

   o delinquent payments of principal and/or interest, other than balloon payments,

   o  property protection expenses,

   o  other servicing expenses, or

   o  any other items specified in the related prospectus supplement.

   If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

   o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

   o any other specific sources identified in the related prospectus supplement.

   If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

   o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

   o at any other times and from any sources as we may describe in the related prospectus supplement.

   If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Incorporation of Certain Documents by Reference; Requests Filed with the SEC

   All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

   The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

      o Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K of the agreements or other documents specified in the related prospectus supplement, if applicable;

      o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time frame specified in Form 8-K related to the type of event;

      o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

      o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

   Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund's specific number, which will be a series number assigned to the file number of the depositor shown above.

   The trustee on behalf of any trust fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Certificateholders

   On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

   o the payments made on that payment date with respect to the applicable class of offered certificates, and

   o  the recent performance of the mortgage assets.

   Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

   o  that calendar year, or

   o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

   If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Voting Rights

   Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

   o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment," or

   o as otherwise specified in this prospectus or in the related prospectus supplement.

   As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination

   The trust for each series of offered certificates will terminate and cease to exist following:

   o the final payment or other liquidation of the last mortgage asset in that trust; and

   o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

   Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word "callable."

   If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

   If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

   In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

Book-Entry Registration

   General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

   DTC, Euroclear and Clearstream. DTC is:

   o  a limited-purpose trust company organized under the New York Banking Law,

   o  a "banking corporation" within the meaning of the New York Banking Law,

   o  a member of the Federal Reserve System,

   o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

   o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

   DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

   It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the

Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

   It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

   Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

   Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

   Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

   Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

   Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

   o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

   o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

   Under a book-entry system, beneficial owners may receive payments after the related payment date.

   The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

   Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

   Issuance of Definitive Certificates. Generally, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

   o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

   o we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

   o after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

   Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates. The related prospectus supplement may specify other events upon which definitive certificates may be issued.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

General

   The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

   If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, primary servicer, sub-servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

   Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

   A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Greenwich Capital Commercial Funding Corp."

Assignment of Mortgage Assets

   At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

   Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

   o  in the case of a mortgage loan--

      1. the address of the related real property,

      2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

      3. the remaining term to maturity,

      4. if the mortgage loan is a balloon loan, the remaining amortization term, and

      5. the outstanding principal balance; and

   o  in the case of a mortgage-backed security--

      1. the outstanding principal balance, and

      2. the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

   We will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

   o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

   o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

   o  in the case of a mortgage loan--

      1. the enforceability of the related mortgage note and mortgage,

      2. the existence of title insurance insuring the lien priority of the related mortgage, and

      3. the payment status of the mortgage loan.

   We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

   The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

   In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

   As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

   Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

   The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

   o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

   o  ensuring that the related real properties are properly insured;

   o  attempting to collect delinquent payments;

   o  supervising foreclosures;

   o  negotiating modifications;

   o responding to borrower requests for partial releases of the encumbered real property, easements, consents to alteration or demolition and similar matters;

   o protecting the interests of certificateholders with respect to senior lienholders;

   o conducting inspections of the related real properties on a periodic or other basis;

   o collecting and evaluating financial statements for the related real properties;

   o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

   o  maintaining servicing records relating to mortgage loans in the trust.

   We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

   o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

   o  mortgage loans as to which there is a material non-monetary default;

   o  mortgage loans as to which the related borrower has--

      1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

      2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

   o real properties acquired as part of the trust with respect to defaulted mortgage loans.

   The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

   A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

   o  make the initial determination of appropriate action,

   o  evaluate the success of corrective action,

   o  develop additional initiatives,

   o  institute foreclosure proceedings and actually foreclose, or

   o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

   A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

   o  performing property inspections and collecting, and

   o  evaluating financial statements.

   A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

   o  continuing to receive payments on the mortgage loan,

   o  making calculations with respect to the mortgage loan, and

   o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

   The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

   The master servicer for your series, or another party specified in the prospectus supplement, will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Group

   Certain of the mortgage loans that are included in one of our trusts will be part of a loan group as described under "Description of the Trust
Assets--Mortgage Loans--Loan Groups." With respect to certain of those mortgage loans, the entire loan group may be serviced under the

Governing Document for our trust and, in that event (a) the servicers under the Governing Document will have to service the loan group with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan group and (b) the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan group, including the mortgage loan in our trust. With respect to other mortgage loans in one of our trusts that are part of a loan group, the entire loan group may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan group and, in that event (a) our servicer and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and (b) the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan group, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

Sub-Servicers

   A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, the master servicer or special servicer will generally remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

   Generally, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

Collection of Payments on Mortgage-Backed Securities

   If a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

   o that mortgage-backed security will be registered in the name of the related trustee or its designee;

   o the related trustee will receive payments on that mortgage-backed security; and

   o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

   No master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

   o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal, qualification or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

   o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

   In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

   With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

   In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

   o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

   o  reckless disregard of those obligations and duties.

   Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

   o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

   o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

   o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

   Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

   o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

   o  either--

      1. that party is specifically required to bear the expense of the action, or

      2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

   However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

   With limited exception, any person or entity--

   o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

   o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

   o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

   The compensation arrangements with respect to any master servicer, special servicer and/or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

   We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

Amendment

   The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1. to cure any ambiguity;

      2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

      3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

      4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

      7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

      8. to otherwise modify or delete existing provisions of the Governing Document.

   However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

   In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

   o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

   o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

   o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

   o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

   o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

   Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

The Trustee

   The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

   The trustee for each series of offered certificates will not--

   o make any representation as to the validity or sufficiency of those certificates, the related Governing Document (other than as to its being a valid obligation of such trustee) or any underlying mortgage asset or related document, or

   o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

   If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Matters Regarding the Trustee

   As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

   The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

   No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

   No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

   No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

   The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

   The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. The trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

   Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

   o the subordination of one or more other classes of certificates of the same series;

   o the use of letters of credit, surety bonds, insurance policies, guarantees or guaranteed investment contracts;

   o  the establishment of one or more reserve funds; or

   o  any combination of the foregoing.

   If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

   If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

   If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

   o  the nature and amount of coverage under that credit support;

   o  any conditions to payment not otherwise described in this prospectus;

   o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

   o  the material provisions relating to that credit support.

   Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

   If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

   If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Letters of Credit

   If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

   If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Insurance or Guarantees with Respect to Mortgage Loans

   The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

Reserve Funds

   If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

   Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

   If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

Cash Flow and Derivatives Agreements

   If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap, collar or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to permit issuance of fixed or floating rate classes of certificates. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. Generally an interest rate collar agreement is a combination of an interest rate cap and interest rate floor agreement. The trust fund may also include currency exchange agreements, which limit the exposure of the trust fund to changes in currency exchange rates. Generally, a currency exchange agreement is a contract between two parties to exchange future payments in one currency for future payments in another currency. The specific provisions of these types of agreements will be described in the related prospectus supplement. The Depositor will not include in any trust fund any cash flow or derivative agreement that could be used to create a security whose payment is not based primarily by reference to the performance of the mortgage assets in the trust fund.

                         LEGAL ASPECTS OF MORTGAGE LOANS

   Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

   The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

   If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

   Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

   o  the terms of the mortgage,

   o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

   o  the knowledge of the parties to the mortgage, and

   o in general, the order of recordation of the mortgage in the appropriate public recording office.

   However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

   There are two parties to a mortgage--

   o a mortgagor, who is the owner of the encumbered interest in the real property, and

   o  a mortgagee, who is the lender.

   In general, the mortgagor is also the borrower.

   In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

   o  the trustor, who is the equivalent of a mortgagor,

   o  the trustee to whom the real property is conveyed, and

   o the beneficiary for whose benefit the conveyance is made, who is the lender.

   Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

   A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

   Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

   The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

   o  the express provisions of the related instrument,

   o  the law of the state in which the real property is located,

   o  various federal laws, and

   o  in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

   The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

   However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

   A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

   In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

   In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

   o  without a hearing or the lender's consent, or

   o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

Personality

   Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

   General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

   Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

   o  judicial foreclosure, involving court proceedings, and

   o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

   Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

   Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

   o all parties having a subordinate interest of record in the real property, and

   o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

   Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

   Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

   o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

   o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

   o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

   o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

      1. a failure to adequately maintain the mortgaged property, or

      2. an impermissible further encumbrance of the mortgaged property.

   Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

   o  upheld the reasonableness of the notice provisions, or

   o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

   In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

   Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

   o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

   o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

   In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

   o  record a notice of default and notice of sale, and

   o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

   Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

   o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

   o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

   As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

   The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

   Rights of Redemption. The purposes of a foreclosure action are--

   o  to enable the lender to realize upon its security, and

   o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

   The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

   The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   One Action Rule. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

   Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

   Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

   o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

   o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

   o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

   Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

   In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir.
2003)) the court ruled with respect
to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

   Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

   Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

Bankruptcy Laws

   Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

   Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

   o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

   o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

   o  extend or shorten the term to maturity of the loan;

   o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

   o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

   Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

   A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

   o  past due rent,

   o  accelerated rent,

   o  damages, or

   o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

   In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

   o  assume the lease and either retain it or assign it to a third party, or

   o  reject the lease.

   If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

   o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

   o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

Environmental Considerations

   General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

   Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

   CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

   o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

   o assumes day-to-day management of operational functions of a mortgaged property.

   The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

   Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

   o impose liability for releases of or exposure to asbestos-containing materials, and

   o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

   Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

   In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

   Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

   Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

   If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

   In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

   Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

Junior Liens; Rights of Holders of Senior Liens

   Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

   In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

   o first, to the payment of court costs and fees in connection with the foreclosure;

   o  second, to real estate taxes;

   o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

   o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

   Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

   o  the borrower may have difficulty servicing and repaying multiple loans;

   o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

   o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

   o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

   o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

   Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

   Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

General

   This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

   o  banks,

   o  insurance companies, and

   o  foreign investors.

   Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

   Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

   o given with respect to events that have occurred at the time the advice is rendered, and

   o  is directly relevant to the determination of an entry on a tax return.

   Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

   The following discussion addresses securities of two general types:

   o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

   o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

   We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

   The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

   The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

   General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

   o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

   o  those offered certificates will represent--

      1. regular interests in the REMIC, or

      2. residual interests in the REMIC.

   Any and all offered certificates representing interests in a REMIC will be either--

   o REMIC regular certificates, representing regular interests in the REMIC, or

   o  REMIC residual certificates, representing residual interests in the REMIC.

   If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

   Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

   o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

   o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

   However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

   In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

   Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in
Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

   The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

   The assets of the REMIC will include, in addition to mortgage loans--

   o collections on mortgage loans held pending payment on the related offered certificates, and

   o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

   It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

   To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

   o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
      Section 7701(a)(19)(C) of the Internal Revenue Code;

   o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

   o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
      Section 856(c)(3)(B) of the Internal Revenue Code.

   Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

   o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

   o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

   o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

      Taxation of Owners of REMIC Regular Certificates.

   General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

   Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under
Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

   The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

   The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

   The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

   Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

   o  a single fixed rate,

   o  a "qualified floating rate,"

   o  an "objective rate,"

   o a combination of a single fixed rate and one or more "qualified floating rates,"

   o a combination of a single fixed rate and one "qualified inverse floating rate," or

   o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

   In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

   Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

   In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

   Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

   o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

   o  a fraction--

      1. the numerator of which is the amount of the payment, and

      2. the denominator of which is the stated redemption price at maturity of the certificate.

   Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

   o  the total amount of the de minimis original issue discount, and

   o  a fraction--

      1. the numerator of which is the amount of the principal payment, and

      2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

   The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

   If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

   As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

   o  the sum of:

      1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

      2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

   o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

   The adjusted issue price of a REMIC regular certificate is:

   o  the issue price of the certificate, increased by

   o the total amount of original issue discount previously accrued on the certificate, reduced by

   o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

   o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

   o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

   o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

   The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

   A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

   o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

   o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

   If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable."

   The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

   The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

   Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

   o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

   o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

   If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

   The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

   Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

   However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

   Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

   o  on the basis of a constant yield method,

   o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

   o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

   The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

   To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

   Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

   Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

   The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

   Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

   o  the purchase price paid for your offered certificate, and

   o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

   If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

   Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

   o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

   o  the loss will be characterized as a short-term capital loss.

   You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

   Taxation of Owners of REMIC Residual Certificates.

   General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

   Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

   A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

   Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

   o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

   o  unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

   o  excess inclusions,

   o  residual interests without significant value, and

   o  noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

   Taxable Income of the REMIC. The taxable income of a REMIC will equal:

   o  the income from the mortgage loans and other assets of the REMIC; plus

   o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

      1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

      2. amortization of any premium on the mortgage loans held by the REMIC,

      3. bad debt losses with respect to the mortgage loans held by the REMIC, and

      4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

   For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

   Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

   A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

   A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

   If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

   As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

   Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

      o  the amount paid for that REMIC residual certificate,

      o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

      o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

   A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

   Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

   A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

   The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

   o  through distributions,

   o  through the deduction of any net losses of the REMIC, or

   o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

   For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

   Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

   Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

   o the daily portions of REMIC taxable income allocable to that certificate, over

   o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

   The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

   o  the issue price of the certificate, increased by

   o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

   o any payments made with respect to the certificate before the beginning of that quarter.

   The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

   Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

   For holders of REMIC residual certificates, excess inclusions:

   o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

   o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

   o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

   Furthermore, for purposes of the alternative minimum tax:

   o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

   o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

   This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

   In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

   o  regulated investment companies,

   o  common trusts, and

   o  some cooperatives.

   The Treasury regulations, however, currently do not address this subject.

   Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

   o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

   o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

   Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

   o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

   o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

   o from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S. Person, and

   o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

   The Treasury has issued final regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

   (1) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

         o the present value of any consideration given to the transferee to acquire the interest,

         o the present value of the expected future distributions on the interest, and

         o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

   (2) o the transferee is a domestic C corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

         o the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

         o the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

   Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

   Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

   We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

   See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

   Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

   Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that have any non-United States persons as partners will be prohibited under the related Governing Documents.

   If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

   o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

   o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

   If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

   If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

   o  an individual,

   o  an estate or trust, or

   o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

   then--

   o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

   o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the

      Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

   In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

   o 3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

   o 80% of the amount of itemized deductions otherwise allowable for such year.

   Such limitations will be phased out beginning in 2006 and eliminated in 2010.

   Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

   o  an individual,

   o  an estate or trust, or

   o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

   The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

   Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

   o  an individual,

   o  an estate or trust, or

   o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

   We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

   Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

   o  the cost of the certificate to that certificateholder, increased by

   o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

   o payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

   The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

   In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

   o  entitle the holder to a specified principal amount,

   o  pay interest at a fixed or variable rate, and

   o  are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

   Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

   o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

   o the amount of ordinary income actually includible in the seller's income prior to that sale.

   In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

   REMIC certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

   A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

   o  reacquires that same REMIC residual certificate,

   o  acquires any other residual interest in a REMIC, or

   o  acquires any similar interest in a taxable mortgage pool, as defined in
      Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

   Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

   o  the disposition of a non-defaulted mortgage loan,

   o the receipt of income from a source other than a mortgage loan or other permitted investments,

   o  the receipt of compensation for services, or

   o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

   It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

   In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

   REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

   Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

   Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

   o  the person has sufficient assets to do so, and

   o the tax arises out of a breach of that person's obligations under the related Governing Document.

   Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

   Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

   o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

   o  the highest marginal federal income tax rate applicable to corporations.

   The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

   The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

   o  events that have occurred up to the time of the transfer,

   o  the prepayment assumption, and

   o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

   The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

   o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

   o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

   o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

   o  the highest marginal federal income tax rate imposed on corporations.

   A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

   o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

   o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

   If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

   In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

   Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

   o the residual interests in the entity are not held by Disqualified Organizations, and

   o the information necessary for the application of the tax described in this prospectus will be made available.

   We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

   Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

   Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

   As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

   o  income,

   o  deductions

   o  gains,

   o  losses, and

   o  classification as a REMIC.

   Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

   Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

   o  corporations,

   o  trusts,

   o  securities dealers, and

   o  various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

   o 30 days after the end of the quarter for which the information was requested, or

   o  two weeks after the receipt of the request.

   Reporting with respect to REMIC residual certificates, including--

   o  income,

   o  excess inclusions,

   o  investment expenses, and

   o  relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

   As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

   Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

   Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31% after 2010 unless the recipient of these payments:

   o is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

   o is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United States person; or

   o can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).

   Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

   o  a foreign person, and

   o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, and nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A "qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

   For these purposes, a foreign person is anyone other than a U.S. Person.

   It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

   It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

   o  owns 10% or more of one or more underlying mortgagors, or

   o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

   Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

   Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

   o  foreign persons, or

   o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

Grantor Trusts

   Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

   A grantor trust certificate may be classified as either of the following types of certificate:

   o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

   o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

      1. interest paid on the mortgage loans constituting the related grantor trust, minus

      2. the sum of:

   o  normal administration fees, and

   o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

   A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

   Characterization of Investments in Grantor Trust Certificates.

   Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

   o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

   o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code; and

   o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

   In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

   Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

   o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

   o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

   o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

   The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Internal Revenue Code.

   Taxation of Owners of Grantor Trust Fractional Interest Certificates

   General. Holders of a particular series of grantor trust fractional interest certificates generally:

   o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

   o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

   Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

   Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

   o Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

   The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

   Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

   The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

   o a class of grantor trust strip certificates is issued as part of the same series, or

   o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

   Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

   o  a master servicer,

   o  a special servicer,

   o  any sub-servicer, or

   o  their respective affiliates.

   If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

   o  the treatment of some stripped bonds as market discount bonds, and

   o  de minimis market discount.

   See "--Market Discount" below.

   Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

   The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

   See "--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

   o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Sales of Grantor Trust Certificates," and

   o the yield of that grantor trust fractional interest certificate to the holder.

   The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

   With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

   Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

   We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

   In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

   In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

   o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

   o a constant yield computed using a representative initial offering price for each class of certificates.

   However, neither we nor any other person will make any representation that--

   o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

   o  the prepayment assumption will not be challenged by the IRS on audit.

   Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

   Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

   o there is no original issue discount or only a de minimis amount of original issue discount, or

   o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

   If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

   o  0.25% of the stated redemption price, and

   o  the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

   In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

   If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

   The original issue discount, if any, on mortgage loans will equal the difference between:

   o  the stated redemption price of the mortgage loans, and

   o  their issue price.

   For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

   The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

   In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

   If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

   A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

   The adjusted issue price of a mortgage loan on any given day equals the sum of:

   o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

   o the daily portions of original issue discount for all days during the accrual period prior to that day.

   The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

   o  the issue price of the mortgage loan, increased by

   o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

   o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

   In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

   o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

   o a constant yield computed using a representative initial offering price for each class of certificates.

   However, neither we nor any other person will make any representation that--

   o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

   o  the prepayment assumption will not be challenged by the IRS on audit.

   Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

   Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

   o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

   o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

   If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

   Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

   o  on the basis of a constant yield method,

   o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

   o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

   Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

   We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

   To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

   Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

   Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

   Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

   o be allocated among the payments of stated redemption price on the mortgage loan, and

   o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

   It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

   Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

   The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

   Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

   o  the price paid for that grantor trust strip certificate by you, and

   o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

   o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

   See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Apply" above.

   As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

   o conditions at the time of the first sale of the grantor trust strip certificate or,

   o with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

   If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

   The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

   o the prepayment assumption we will disclose in the related prospectus supplement, and

   o a constant yield computed using a representative initial offering price for each class of certificates.

   However, neither we nor any other person will make any representation that--

   o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

   o  the prepayment assumption will not be challenged by the IRS on audit.

   We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

   Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

   Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

   o the amount realized on the sale or exchange of a grantor trust certificate, and

   o  its adjusted basis.

   The adjusted basis of a grantor trust certificate generally will equal:

   o  its cost, increased by

   o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

   o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

   As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

   Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

   Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

   The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

   o  entitle the holder to a specified principal amount,

   o  pay interest at a fixed or variable rate, and

   o  are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

   Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

   Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

   o the amount of servicing compensation received by a master servicer or special servicer, and

   o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

   The reporting party will furnish comparable information to the IRS as and when required by law to do so.

   Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

   On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

   o  a custodian of a person's account,

   o  a nominee, and

   o  a broker holding an interest for a customer in street name.

   These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

   Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

   Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

   To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

   Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                        STATE AND OTHER TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code impose various requirements on--

   o  ERISA Plans, and

   o  persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

   Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "Certain ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

   ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

   o  investment prudence and diversification, and

   o  compliance with the investing ERISA Plan's governing the documents.

   Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

   The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

   o  sales, exchanges or leases of property;

   o  loans or other extensions of credit; and

   o  the furnishing of goods and services.

   Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section

502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

   An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      1. those with discretionary authority or control over the assets of the entity,

      2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

   In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

   A fiduciary of an investing ERISA Plan is any person who--

   o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

   o provides investment advice with respect to the assets of that ERISA Plan for a fee.

   If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

   o  deemed to be a fiduciary with respect to the investing ERISA Plan, and

   o  subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

   The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

   In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

   If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

   If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

   o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

   o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

   o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

   o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

   o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

   o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

   We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates.

Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter's Exemption

   It is expected that Greenwich Capital Markets, Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-59 to Greenwich Capital Markets, Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

   o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

   o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Greenwich Capital Markets, Inc. or any person affiliated with Greenwich Capital Markets, Inc., such as particular classes of the offered certificates.

   The related prospectus supplement will state whether PTE 90-59 is or may be available with respect to any offered certificates underwritten by Greenwich Capital Markets, Inc.

Insurance Company General Accounts

   The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

   Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

   Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA.

Consultation With Counsel

   If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

   o  consider your general fiduciary obligations under ERISA, and

   o  consult with your legal counsel as to--

      1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

      2. the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

   An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

   See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

   If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

   o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

   o  whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

   Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

   o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

   o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

   Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

   Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

   o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

   o  federal credit unions may invest in mortgage related securities; and

   o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. ss. 24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.

   The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

   The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

   The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

   All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

   o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

   o  SMMEA has been overridden in any State relevant to you.

                                 USE OF PROCEEDS

   Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

   The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

   We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2. by placements by us with institutional investors through dealers; and

      3. by direct placements by us with institutional investors.

   In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

   If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

   Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

   It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

   o the obligations of the underwriters will be subject to various conditions precedent,

   o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

   o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

   The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

   We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

   Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

                                     RATING

   It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

   o  whether the price paid for those certificates is fair;

   o whether those certificates are a suitable investment for any particular investor;

   o  the tax attributes of those certificates or of the related trust;

   o the yield to maturity or, if they have principal balances, the average life of those certificates;

   o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

   o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

   o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

   o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

   o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

   The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

   "ADA" means the Americans with Disabilities Act of 1990, as amended.

   "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

   "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

   "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

   "Disqualified Organization" means:

   o  the United States,

   o  any State or political subdivision of the United States,

   o  any foreign government,

   o  any international organization,

   o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

   o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

   o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

   "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code.

   "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

   "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

   "Fannie Mae" means the Federal National Mortgage Association.

   "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

   "FDIC" means the Federal Deposit Insurance Corporation.

   "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

   "Freddie Mac" means the Federal Home Loan Mortgage Association.

   "Ginnie Mae" means the Government National Mortgage Association.

   "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

   "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

   "IRS" means the Internal Revenue Service.

   "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

   "NCUA" means the National Credit Union Administration.

   "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

   "OCC" means the Office of the Comptroller of the Currency.

   "OTS" means the Office of Thrift Supervision.

   "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code.

   "Pass-Through Entity" means any:

   o  regulated investment company,

   o  real estate investment trust,

   o  trust,

   o  partnership, or

   o  other entities described in Section 860E(e)(6) of the Internal Revenue
      Code.

   "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

   "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

   "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

   "Relief Act" means the Servicemembers Civil Relief Act, as amended.

   "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

   "SEC" means the Securities and Exchange Commission.

   "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   "SPA" means standard prepayment assumption.

   "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

   "U.S. Person" means:

   o  a citizen or resident of the United States;

   o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

   o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

   o  a trust as to which--

      1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

      2. one or more United States persons have the authority to control all substantial decisions of the trust.

   In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GCCFC 2006-GG7-Annex-A, A-2, A-3, A-4.XLS" and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A and Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================   =======================================
You should rely only on the information contained or incorporated by reference in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

                               TABLE OF CONTENTS

                            Free Writing Prospectus

IMPORTANT NOTICE ABOUT THE OFFERED CERTIFICATES..............................S-5
IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS.......S-5
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS FREE WRITING
    PROSPECTUS...............................................................S-5               $3,327,238,000
EUROPEAN ECONOMIC AREA.......................................................S-6                (Approximate)
UNITED KINGDOM...............................................................S-6
NOTICE TO UNITED KINGDOM INVESTORS...........................................S-7        Greenwich Capital Commercial
SELLING LEGENDS FOR HONG KONG, JAPAN AND SINGAPORE...........................S-7                Funding Corp.
SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-9               (as Depositor)
INTRODUCTION TO THE TRANSACTION..............................................S-9
RISK FACTORS................................................................S-44     Commercial Mortgage Trust 2006-GG7
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT........................S-70             (as Issuing Entity)
FORWARD-LOOKING STATEMENTS..................................................S-70
THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS.........................S-71      Commercial Mortgage Pass-Through
THE DEPOSITOR...............................................................S-78        Certificates, Series 2006-GG7
THE ISSUING ENTITY..........................................................S-78      Class A-1, Class A-2, Class A-3,
THE SERVICERS...............................................................S-79     Class A-AB, Class A-4, Class A-1-A,
THE TRUSTEE.................................................................S-83   Class A-M, Class A-J, Class B, Class C,
DESCRIPTION OF THE MORTGAGE POOL............................................S-87        Class D, Class E and Class F
SERVICING UNDER THE POOLING AND SERVICING AGREEMENT........................S-119
DESCRIPTION OF THE OFFERED CERTIFICATES....................................S-154
YIELD AND MATURITY CONSIDERATIONS..........................................S-177
LEGAL PROCEEDINGS..........................................................S-182
USE OF PROCEEDS............................................................S-182     -----------------------------------
CERTAIN LEGAL ASPECTS......................................................S-182           FREE WRITING PROSPECTUS
FEDERAL INCOME TAX CONSEQUENCES............................................S-184     -----------------------------------
CERTAIN ERISA CONSIDERATIONS...............................................S-186
LEGAL INVESTMENT...........................................................S-189
LEGAL MATTERS..............................................................S-190
RATINGS....................................................................S-190            Goldman, Sachs & Co.
GLOSSARY...................................................................S-192
ANNEX A--Certain Characteristics of the Underlying Mortgage Loans............A-1        [RBS Greenwich Capital Logo]
ANNEX A-2--JP Morgan International Plaza I & II Amortization Schedule......A-2-1
ANNEX A-3--West Oaks Mall Amortization Schedule............................A-3-1          Bear, Stearns & Co. Inc.
ANNEX A-4--1544 Old Alabama and 900 Holcomb Road Amortization Schedule.....A-4-1             Merrill Lynch & Co.
ANNEX B--Structural and Collateral Term Sheet................................B-1               Morgan Stanley
ANNEX C--Mortgage Pool Characteristics.......................................C-1
ANNEX D--Decrement Tables....................................................D-1             Wachovia Securities
ANNEX E--Form of Payment Date Statement......................................E-1
ANNEX F--Class A-AB Planned Principal Balance................................F-1                 June , 2006
ANNEX G--Global Clearance, Settlement and Tax Documentation Procedures.......G-1

                                   Prospectus

Important Notice About the Information Presented in this Prospectus..........iii
Available Information; Incorporation by Reference............................iii
Summary of Prospectus..........................................................1
Risk Factors..................................................................14
Capitalized Terms Used in this Prospectus.....................................38
Description of the Trust Assets...............................................39
Yield and Maturity Considerations.............................................69
Greenwich Capital Commercial Funding Corp.....................................76
The Sponsor...................................................................77
Description of the Certificates...............................................81
Description of the Governing Documents........................................94
Description of Credit Support................................................105
Legal Aspects of Mortgage Loans..............................................108
Federal Income Tax Consequences..............................................123
State and Other Tax Consequences.............................................165
Certain ERISA Considerations.................................................166
Legal Investment.............................................................170
Use of Proceeds..............................................................173
Method of Distribution.......................................................173
Legal Matters................................................................174
Rating.......................................................................174
Glossary.....................................................................175
================================================================================   =======================================
